EXHIBIT 10.7
EXECUTION VERSION

CREDIT AGREEMENT
among
RSC HOLDINGS II, LLC,
RSC HOLDINGS III, LLC,
RENTAL SERVICE CORPORATION,
RENTAL SERVICE CORPORATION OF CANADA LTD.,
EACH OTHER BORROWER PARTY HERETO,
VARIOUS LENDERS,
DEUTSCHE BANK AG, NEW YORK BRANCH,
as U.S. Administrative Agent and U.S. Collateral Agent,
DEUTSCHE BANK AG, CANADA BRANCH,
as Canadian Administrative Agent and Canadian Collateral Agent,
CITICORP NORTH AMERICA, INC.,
as Syndication Agent,
and
BANK OF AMERICA, N.A., LASALLE BUSINESS CREDIT, LLC and
WACHOVIA CAPITAL FINANCE CORPORATION (WESTERN),
as Co-Documentation Agents
Dated as of November 27, 2006

DEUTSCHE BANK SECURITIES INC.,
and
CITIGROUP GLOBAL MARKETS INC.,
as Joint Lead Arrangers and Joint Book Managers

Table of Contents

Section 1. Definitions		2

1.1	Defined Terms	2
1.2	Other Definitional Provisions	54

Section 2. Amount and Terms of Commitments		54

2.1	Initial Term Loans	54
2.2	RCF Commitments	56
2.3	Procedure for Borrowings	62
2.4	Termination or Reduction of Commitments	63
2.5	Swing Line Commitments	63
2.6	Repayment of Loans	66
2.7	Incremental Commitments	67

Section 3. Letters of Credit		71

3.1	L/C Commitment	71
3.2	Procedure for Issuance of Letters of Credit	72
3.3	Fees, Commissions and Other Charges	73
3.4	L/C Participations	74
3.5	Reimbursement Obligation of the Borrowers	75
3.6	Obligations Absolute	76
3.7	L/C Payments	76
3.8	L/C Request	77
3.9	Additional Issuing Lenders	77

Section 4. General Provisions Applicable to Loans and Letters of Credit		77

4.1	Interest Rates and Payment Dates	77
4.2	Conversion and Continuation Options	79
4.3	Minimum Amounts of Sets	80
4.4	Optional and Mandatory Prepayments	80
4.5	Commitment Fees; U.S. Administrative Agent’s Fee; Other Fees	85
4.6	Computation of Interest and Fees	86
4.7	Inability to Determine Interest Rate	90
4.8	Pro Rata Treatment and Payments	91
4.9	Illegality	94
4.10	Requirements of Law	94
4.11	Taxes	96
4.12	Indemnity	100
4.13	Certain Rules Relating to the Payment of Additional Amounts	101
4.14	Controls on Prepayment if Aggregate Outstanding RCF Credit Exceeds Aggregate RCF Commitments	103
4.15	Canadian RCF Lenders	103
4.16	Cash Receipts	104
 i

Tables of Contents
(continued)

Section 5. Representations and Warranties		108

5.1	Financial Condition	108
5.2	No Change; Solvent	109
5.3	Corporate Existence	109
5.4	Corporate Power; Authorization; Consents; Enforceable Obligations	109
5.5	No Legal Bar	110
5.6	No Material Litigation	110
5.7	No Default	110
5.8	Ownership of Property; Liens	110
5.9	Intellectual Property	111
5.10	Compliance With Requirements of Law and Contractual Obligations	111
5.11	Taxes	111
5.12	Federal Regulations	111
5.13	ERISA	111
5.14	Collateral	112
5.15	Investment Company Act; Other Regulations	113
5.16	Subsidiaries	113
5.17	Purpose of Loans	113
5.18	Environmental Matters	113
5.19	True and Correct Disclosure	114
5.20	Delivery of the Recapitalization Agreement	115
5.21	Certain Representations and Warranties Contained in the Recapitalization Agreement	115
5.22	Labor Matters	115
5.23	Special Purpose Corporation	115
5.24	Insurance	116
5.25	Eligible Accounts and Eligible Unbilled Accounts	116
5.26	Eligible Rental Fleet	116
5.27	Eligible Inventory	116
5.28	Anti-Terrorism	116
5.29	Capitalization	116
5.30	Rental Fleet; Business of the Credit Parties	117

Section 6. Conditions Precedent		117

6.1	Conditions to Initial Extension of Credit	117
6.2	Conditions to Each Extension of Credit	123

Section 7. Affirmative Covenants		124

7.1	Financial Statements	124
7.2	Certificates; Other Information	125
7.3	Payment of Obligations	127
7.4	Conduct of Business and Maintenance of Existence	127
7.5	Maintenance of Property; Insurance	127
7.6	Inspection of Property; Books and Records; Discussions	129

Tables of Contents
(continued)

7.7	Notices	130
7.8	Environmental Laws	132
7.9	New Subsidiaries; Additional Security; Further Assurances	132
7.10	Maintenance of New York Process Agent	135

Section 8. Negative Covenants		135

8.1	Financial Condition Covenants	135
8.2	Limitation on Indebtedness	136
8.3	Limitation on Liens	139
8.4	Limitation on Guarantee Obligations	142
8.5	Limitation on Fundamental Changes	144
8.6	Limitation on Sale of Assets	144
8.7	Limitation on Dividends	145
8.8	Limitation on Investments, Loans and Advances	148
8.9	Limitations on Certain Acquisitions	150
8.10	Limitation on Transactions with Affiliates	151
8.11	Limitation on Sale and Leaseback Transactions	153
8.12	Limitation on Dispositions of Collateral	153
8.13	Limitation on Optional Payments and Modifications of Debt Instruments and Other Documents	153
8.14	Limitation on Changes in Fiscal Year	155
8.15	Limitation on Negative Pledge Clauses	155
8.16	Limitation on Lines of Business	155
8.17	Limitations on Currency, Commodity and Other Hedging Transactions	156

Section 9. Events of Default		156

Section 10. The Agents And The Lead Arrangers		161

10.1	Appointment	161
10.2	Delegation of Duties	162
10.3	Exculpatory Provisions	162
10.4	Reliance by Agents	163
10.5	Notice of Default	163
10.6	Acknowledgements and Representations by Lenders	164
10.7	Indemnification	164
10.8	Agents and Lead Arrangers in Their Individual Capacity	165
10.9	Collateral Matters	165
10.10	Successor Agent	166
10.11	Lead Arrangers and Syndication Agent	167
10.12	Swing Line Lender	167
10.13	Withholding Tax	167

Tables of Contents
(continued)

Section 11. Miscellaneous		168

11.1	Amendments and Waivers	168
11.2	Notices	170
11.3	No Waiver; Cumulative Remedies	172
11.4	Survival of Representations and Warranties	172
11.5	Payment of Expenses and Taxes	172
11.6	Successors and Assigns; Participations and Assignments	174
11.7	Adjustments; Set-off; Calculations; Computations	178
11.8	Judgment Currency	179
11.9	Counterparts	179
11.10	Severability	179
11.11	Integration	180
11.12	GOVERNING LAW	180
11.13	Submission To Jurisdiction; Waivers	180
11.14	Acknowledgments	181
11.15	WAIVER OF JURY TRIAL	182
11.16	Confidentiality	182
11.17	USA Patriot Act Notice	182
11.18	INTERCREDITOR AGREEMENT	183
11.19	Special Provisions Regarding Pledges of Capital Stock in, and Promissory Notes Owed by, Persons Not Organized in the U.S. or Canada	183
11.20	Joint and Several Liability; Postponement of Subrogation	184
11.21	Reinstatement	186
11.22	Language	186

Section 12. Holdings Guaranty		186

12.1	Guaranty	186
12.2	Bankruptcy	187
12.3	Nature of Liability	187
12.4	Independent Obligation	188
12.5	Amendments, etc. with respect to the Obligations	188
12.6	Reliance	188
12.7	No Subrogation	189
12.8	Waiver	189
12.9	Payments	190
12.10	Maximum Liability	190
SCHEDULES

A	—	Commitments and Addresses
B	—	Assumed Indebtedness
C	—	Fiscal Periods
D	—	Rental Fleet Locations
4.16(a)	—	DDAs

Tables of Contents
(continued)

4.16(b)	—	Credit Card Arrangements
4.16(c)	—	Blocked Accounts
5.2	—	Material Adverse Effect Disclosure
5.4	—	Consents Required
5.8	—	Real Property
5.9	—	Intellectual Property Claims
5.16	—	Subsidiaries
5.18	—	Environmental Matters
5.24	—	Insurance
6.1(e)	—	Closing Date Adjustments to EBITDA
6.1(g)	—	Lien Searches
8.3(j)	—	Permitted Liens
8.4(a)	—	Permitted Guarantee Obligations
8.6(j)	—	Permitted Asset Sales
8.8(c)	—	Permitted Investments
8.10(v)	—	Permitted Transactions with Affiliates
8.11(b)	—	Sale and Leaseback Real Properties
EXHIBITS

A-1	—	Form of Initial Term Loan Note
A-2	—	Form of Incremental Term Loan Note
A-3	—	Form of RCF Note
A-4	—	Form of Swing Line Note
B	—	Form of Swing Line Loan Participation Certificate
C	—	Form of Incremental Commitment Agreement
D	—	Form of L/C Request
E	—	Form of U.S. Tax Compliance Certificate
F	—	Form of Intercreditor Agreement
G-1	—	Form of Canadian Guarantee Agreement
G-2	—	Form of U.S. Guarantee and Collateral Agreement
G-3	—	Form of Canadian Security Agreement
H	—	Form of Closing Certificate
I	—	Form of Borrowing Certificate
J	—	Form of Borrowing Base Certificate
K	—	Form of Borrower Joinder Agreement
L	—	Form of Intercompany Subordination Provisions
M	—	Form of Assignment and Acceptance
 v

     CREDIT AGREEMENT, dated as of November 27, 2006, among RSC HOLDINGS II, LLC, a Delaware limited liability company (“Holdings”), RSC HOLDINGS III, LLC, a Delaware limited liability company (the “Parent Borrower”), RENTAL SERVICE CORPORATION, an Arizona corporation (“RSC”), RENTAL SERVICE CORPORATION OF CANADA LTD., a corporation incorporated and existing under the laws of the Province of Alberta (“RSC Canada”), the several banks and other financial institutions from time to time parties to this Agreement, DEUTSCHE BANK AG, NEW YORK BRANCH, as U.S. administrative agent and U.S. collateral agent for the Lenders hereunder (in such capacities, respectively, the “U.S. Administrative Agent” and the “U.S. Collateral Agent”), DEUTSCHE BANK AG, CANADA BRANCH, as Canadian administrative agent and Canadian collateral agent for the Lenders hereunder (in such capacities, respectively, the “Canadian Administrative Agent” and the “Canadian Collateral Agent”), CITICORP NORTH AMERICA, INC. (“CNAI”), as syndication agent (in such capacity, the “Syndication Agent”) and BANK OF AMERICA, N.A., LASALLE BUSINESS CREDIT, LLC and WACHOVIA CAPITAL FINANCE CORPORATION (WESTERN), as Co-Documentation Agents. All capitalized terms used herein and defined in subsection 1.1 are used herein as therein defined.
     The parties hereto hereby agree as follows:
W I T N E S S E T H:
     WHEREAS, Holdings and the Parent Borrower are newly-formed companies organized by Atlas Copco North America, Inc., a Delaware corporation (“ACNA”), at the direction of Affiliates of Ripplewood Partners II, L.P. (“Ripplewood”) and Oak Hill Capital Partners II, L.P. (“Oak Hill” and, together with Ripplewood, the “Sponsors” and each a “Sponsor”) or any of their respective Affiliates;
     WHEREAS, as a result of the consummation of the transactions contemplated in the Recapitalization Agreement, dated as of October 6, 2006 (as the same may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof, the “Recapitalization Agreement”), among Atlas Copco AB and Atlas Copco Finance S.à.r.l., as the sellers, RSC Acquisition, LLC, a Delaware limited liability company, RSC Acquisition II, LLC, a Delaware limited liability company, OHCP II RSC, LLC, a Delaware limited liability company, OHCMP II RSC, LLC, a Delaware limited liability company, and OHCP II RSC COI, LLC, a Delaware limited liability company, as the investors, and ACNA, (i) such investors shall acquire (the “Recapitalization”) approximately 85% of the outstanding Capital Stock of ACNA, (ii) ACNA will hold (indirectly) 100% of the Capital Stock of Holdings, (iii) Holdings shall own 100% of the outstanding Capital Stock of the Parent Borrower and (iv) the Parent Borrower shall own 100% of the outstanding Capital Stock of RSC;
     WHEREAS, in connection with the Recapitalization and prior to the Closing Date, ACNA shall have (i) formed RSC Holdings I, LLC, a Delaware limited liability company, (“RSC LLC I”) and contributed to it all of the outstanding stock of RSC, (ii) caused RSC LLC I to form Holdings and contribute to Holdings all of the outstanding stock of RSC and (iii) caused Holdings to form the Parent Borrower and contribute to the Parent Borrower all of the outstanding capital stock of RSC;

     WHEREAS, ACNA will receive a direct or indirect cash investment from the Sponsors and/or one or more Affiliates of either Sponsor and (if so determined by the Sponsors) one or both of the Sellers and/or one or more affiliates of the Sellers and (if so determined by the Sponsors) one or more other investors in an aggregate amount of at least $500,000,000 in accordance with the provisions of the Recapitalization Agreement (the “Equity Financing”);
     WHEREAS, the Parent Borrower and RSC will obtain a second-lien term loan facility (the “Second-Lien Term Facility”), under which the Parent Borrower and RSC shall obtain second-lien term loans (as further defined in subsection 1.1, the “Second-Lien Term Loans”) in an initial aggregate principal amount of $1,130,000,000;
     WHEREAS, the Parent Borrower and RSC will co-issue $620,000,000 in aggregate principal amount of senior unsecured notes; and
     WHEREAS, in order to (i) fund a portion of the Transaction, (ii) pay certain fees and expenses related to the Transaction and (iii) finance the working capital and other business requirements and other general corporate purposes of the Parent Borrower and its Subsidiaries following the consummation of the Transaction, the U.S. Borrowers and the Canadian Borrowers have requested that the Lenders make the Loans and issue and participate in the Letters of Credit provided for herein;
     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree as follows:
     Section 1. Definitions.
     1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:
     “ABR”: for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: “Prime Rate” shall mean the rate of interest per annum publicly announced from time to time by the U.S. Administrative Agent (or another bank of recognized standing reasonably selected by the U.S. Administrative Agent and reasonably satisfactory to the Parent Borrower) as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the U.S. Administrative Agent in connection with extensions of credit to debtors). “Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the U.S. Administrative Agent from three federal funds brokers of recognized standing selected by it. Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

     “ABR Loans”: Loans the rate of interest applicable to which is based upon the ABR or, with respect to Canadian RCF Loans, the Canadian Prime Rate.
     “Acceleration”: as defined in subsection 9(e).
     “Account Debtor”: each Person who is obligated on an Account, chattel paper or a General Intangible.
     “Accounts”: as defined in the UCC or (to the extent governed thereby) the PPSA as in effect from time to time or (to the extent governed by the Civil Code of Québec) defined as all “claims” for the purposes of the Civil Code of Québec; and, with respect to any Person, all such Accounts of such Person, whether now existing or existing in the future, including (a) all accounts receivable of such Person (whether or not specifically listed on schedules furnished to the U.S. Administrative Agent), including all accounts created by or arising from all of such Person’s sales of goods or rendition of services made under any of its trade names, or through any of its divisions, (b) all unpaid rights of such Person (including rescission, replevin, reclamation and stopping in transit) relating to the foregoing or arising therefrom, (c) all rights to any goods represented by any of the foregoing, including returned or repossessed goods, (d) all reserves and credit balances held by such Person with respect to any such accounts receivable of any Obligors, (e) all letters of credit, guarantees or collateral for any of the foregoing and (f) all insurance policies or rights relating to any of the foregoing.
     “ACNA”: as defined in the Recitals hereto.
     “Additional Commitment Lender”: as defined in subsection 2.7.
     “Adjustment Date”: each date after June 30, 2007 that is the second Business Day following receipt by the Lenders of both (a) the financial statements required to be delivered pursuant to subsection 7.1(a) or 7.1(b), as applicable, for the most recently completed fiscal period and (b) the related compliance certificate required to be delivered pursuant to subsection 7.2(b) with respect to such fiscal period.
     “Administrative Agent”: the U.S. Administrative Agent and/or the Canadian Administrative Agent, as the context may require.
     “Affected Loans”: as defined in subsection 4.9.
     “Affected Rate”: as defined in subsection 4.7.
     “Affiliate”: as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 20% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.
     “Agent Advance”: as defined in subsection 2.2(d).

     “Agent Advance Period”: as defined in subsection 2.2(d).
     “Agents”: the collective reference to the U.S. Administrative Agent, the U.S. Collateral Agent, the Canadian Administrative Agent and the Canadian Collateral Agent.
     “Aggregate Canadian RCF Lender Exposure”: the sum of (a) the aggregate principal amount of all Canadian RCF Loans (using the Dollar Equivalent thereof in the case of Canadian RCF Loans denominated in Canadian Dollars) then outstanding and (b) the aggregate amount of all Canadian RCF L/C Obligations (using the Dollar Equivalent thereof in the case of Canadian RCF L/C Obligations denominated in Canadian Dollars) at such time.
     “Aggregate Outstanding RCF Credit”: as to any RCF Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all RCF Loans made by such RCF Lender then outstanding, (b) the aggregate amount equal to such RCF Lender’s U.S. RCF Commitment Percentage or Canadian RCF Commitment Percentage, as applicable, of the U.S. RCF L/C Obligations or the Canadian RCF L/C Obligations, respectively, then outstanding and (c) the aggregate amount equal to such RCF Lender’s U.S. RCF Commitment Percentage, if any, of the Swing Line Loans then outstanding.
     “Aggregate U.S. RCF Lender Exposure”: the sum of (a) the aggregate principal amount of all U.S. RCF Loans then outstanding, (b) the aggregate amount of all U.S. RCF L/C Obligations at such time and (c) the aggregate principal amount of the Swing Line Loans then outstanding.
     “Agreement”: this Credit Agreement, as amended, supplemented, waived or otherwise modified, from time to time.
     “Applicable Margin”: the rate per annum determined as follows: (i) in the case of Initial Term Loans maintained as ABR Loans, 0.75% and in the case of Initial Term Loans maintained as Eurocurrency Loans, 1.75%, (ii) during the period from the Closing Date until the first Adjustment Date, in the case of RCF Loans, maintained as (x) ABR Loans (including Swing Line Loans), 0.75% per annum, (y) Eurocurrency Loans, 1.75% per annum, and (z) Bankers’ Acceptance Loans, 1.75% per annum; and (iii) in the case of any Tranche of Incremental Term Loans, except as otherwise provided in subsection 2.7(e), the respective percentages per annum applicable to the Initial Term Loans set forth in clause (i) above; provided, however, that if agreed otherwise in accordance with subsection 2.7(e), the Applicable Margin for such Incremental Term Loans shall be as provided in the respective Incremental Commitment Agreement pursuant to which such Incremental Term Loans have been provided. The Applicable Margins for (x) RCF Loans (including Swing Line Loans) will be adjusted on each subsequent Adjustment Date to the applicable rate per annum set forth under the heading “Applicable Margin for RCF Loans maintained as ABR Rate ABR Loans and Swing Line Loans”, “Applicable Margin for RCF Loans maintained as Canadian Prime Rate ABR Loans”, or “Applicable Margin for RCF Loans maintained as Eurocurrency Loans and Bankers’ Acceptance Loans”, in each case on the applicable Pricing Grid which corresponds to the Consolidated Leverage Ratio determined from the financial statements and compliance certificate relating to the end of the fiscal quarter immediately preceding such Adjustment Date; provided that in the event that the financial statements required to be delivered pursuant to subsection 7.1(a) or

7.1(b), as applicable, and the related compliance certificate required to be delivered pursuant to subsection 7.2(b), are not delivered when due, then:
     (1) if such financial statements and certificate are delivered after the date such financial statements and certificate were required to be delivered (without giving effect to any applicable cure period) and the Applicable Margin increases from that previously in effect as a result of the delivery of such financial statements, then the Applicable Margin during the period from the date upon which such financial statements were required to be delivered (without giving effect to any applicable cure period) until the date upon which they actually are delivered shall, except as otherwise provided in clause (3) below, be the Applicable Margin as so increased;
     (2) if such financial statements and certificate are delivered after the date such financial statements and certificate were required to be delivered and the Applicable Margin decreases from that previously in effect as a result of the delivery of such financial statements, then such decrease in the Applicable Margin shall not become applicable until the date upon which the financial statements and certificate actually are delivered; and
     (3) if such financial statements and certificate are not delivered prior to the expiration of the applicable cure period, then, effective upon such expiration, for the period from the date upon which such financial statements and certificate were required to be delivered (after the expiration of the applicable cure period) until two Business Days following the date upon which they actually are delivered, the Applicable Margin shall be 1.00% per annum, in the case of ABR Loans, 2.00% per annum, in the case of Eurocurrency Loans and 2.00% per annum, in the case of Bankers’ Acceptance Loans (it being understood that the foregoing shall not limit the rights of the Agents and the Lenders set forth in Section 9).
In addition, at all times while an Event of Default known to the Parent Borrower shall have occurred and be continuing, the Applicable Margin shall not decrease from that previously in effect as a result of the delivery of such financial statements and certificate.
          “Approved Fund”: any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
          “Asset Sale”: any sale, issuance, conveyance, transfer, lease or other disposition (including through a Sale and Leaseback Transaction) (a “Disposition”) by Holdings or any of its Subsidiaries (other than sales of Inventory or Equipment in the ordinary course of business), in one or a series of related transactions, of any real or personal, tangible or intangible, property (including Capital Stock) of Holdings or such Subsidiary to any Person.
          “Assignee”: as defined in subsection 11.6(b).
          “Assignment and Acceptance”: an Assignment and Acceptance, substantially in the form of Exhibit M.

     “Assumed Indebtedness”: existing Indebtedness of the Recapitalized Business identified on Schedule B, which will not be repaid in connection with the Transaction.
     “Availability Reserves”: without duplication of any other reserves or items that are otherwise addressed or excluded through eligibility criteria, such reserves, subject to subsection 2.2(c), as the respective Administrative Agent, in its Permitted Discretion, determines as being appropriate to reflect any impediments to the realization upon the Collateral consisting of Eligible Accounts, Eligible Unbilled Accounts, Eligible Rental Fleet or Eligible Inventory included in the U.S. Borrowing Base or Canadian Borrowing Base (including claims that the Agents determine will need to be satisfied in connection with the realization upon such Collateral).
     “Available Canadian RCF Commitment”: as to any Canadian RCF Lender at any time, an amount equal to the excess, if any, of (a) the lesser of (i) the amount of such Canadian RCF Lender’s Canadian RCF Commitment at such time and (ii) the sum of (A) the amount equal to such Canadian RCF Lender’s Canadian RCF Commitment Percentage of the Canadian Borrowing Base and (B) the amount equal to such Canadian RCF Lender’s Canadian RCF Commitment Percentage of the U.S. Borrowing Base over (b) the sum of (i) the aggregate unpaid principal amount at such time of all Canadian RCF Loans made by such Canadian RCF Lender (or any Non-Canadian Affiliate of such Canadian RCF Lender) and (ii) an amount equal to such Canadian RCF Lender’s Canadian RCF Commitment Percentage of the outstanding Canadian RCF L/C Obligations at such time; collectively, as to all the Canadian RCF Lenders, the “Available Canadian RCF Commitments”.
     “Available RCF Commitment”: without duplication of amounts calculated thereunder, the Available Canadian RCF Commitments and the Available U.S. RCF Commitments.
     “Available U.S. RCF Commitment”: as to any U.S. RCF Lender at any time, an amount equal to the excess, if any, of (a) the lesser of (i) the amount of such U.S. RCF Lender’s U.S. RCF Commitment at such time and (ii) the amount equal to such U.S. RCF Lender’s U.S. RCF Commitment Percentage of the U.S. Borrowing Base over (b) the sum of (i) the aggregate unpaid principal amount at such time of all U.S. RCF Loans made by such U.S. RCF Lender, (ii) the amount equal to such U.S. RCF Lender’s U.S. RCF Commitment Percentage of the aggregate unpaid principal amount at such time of all Swing Line Loans, provided that for purposes of calculating Available RCF Commitments pursuant to subsection 4.5(a) such amount under this clause (ii) shall be zero, (iii) the amount equal to such U.S. RCF Lender’s U.S. RCF Commitment Percentage of the outstanding U.S. RCF L/C Obligations at such time, (iv) the amount equal to such U.S. RCF Lender’s U.S. RCF Commitment Percentage of the amount by which all Extensions of Credit to the Canadian Borrowers exceed the Canadian Borrowing Base, (v) the amount equal to such U.S. RCF Lender’s U.S. RCF Commitment Percentage of the amount of all Canadian RCF Loans made to the U.S. Borrowers and (vi) the amount equal to such U.S. RCF Lender’s U.S. RCF Commitment Percentage of the outstanding Extensions of Credit to Canadian Finco; collectively, as to all the U.S. RCF Lenders, the “Available U.S. RCF Commitments”.

     “Average RCF Loan Utilization”: on each date on which the Commitment Fee is being calculated, the average of the daily quotient of (i) the sum of (x) the Aggregate Canadian RCF Lender Exposure plus (y) the Aggregate U.S. RCF Lender Exposure (excluding any Aggregate U.S. RCF Lender Exposure resulting from any outstanding Swing Line Loans) calculated on each date of the three-month period immediately preceding such date, divided by (ii) the sum of (x) the Total Canadian RCF Commitments plus (y) the Total U.S. RCF Commitments, in each case on each such date.
     “BA Fee”: the amount calculated by multiplying the face amount of each Bankers’ Acceptance accepted by, and each Draft purchased but not accepted by, a Canadian Lender hereunder by the rate for the BA Fee specified in the Pricing Grid, and then multiplying the result by a fraction, the numerator of which is the duration of its term on the basis of the actual number of days to elapse from and including the date of acceptance of a Bankers’ Acceptance, or date of purchase of such Draft, by the Canadian Lender up to but excluding the maturity date of the Bankers’ Acceptance and the denominator of which is 365.
     “B/A Instruments”: collectively, Bankers’ Acceptances, Drafts and Discount Notes and, in the singular, any one of them.
     “BA Proceeds”: in respect of any Bankers’ Acceptance to be accepted by, or any Draft to be purchased but not accepted by, a Canadian Lender hereunder, an amount calculated on the applicable Borrowing Date which is (rounded to the nearest full cent, with one half of one cent being rounded up) equal to the face amount of such Bankers’ Acceptance multiplied by the price, where the price is calculated by dividing one by the sum of one plus the product of (i) the BA Rate applicable thereto expressed as a decimal fraction multiplied by (ii) a fraction, the numerator of which is the term of such Bankers’ Acceptance and the denominator of which is 365, which calculated price will be rounded to the nearest multiple of 0.001%.
     “BA Rate”: with respect to an issue of Bankers’ Acceptances or Drafts in Canadian Dollars with the same maturity date, (a) for a Schedule I Lender, (i) the arithmetic average of the rates applicable to bankers’ acceptances having an identical or comparable term as the proposed Bankers’ Acceptance or Draft displayed and identified as such on the display referred to as the “CDOR Page” (or any display substituted therefor) of Reuter Monitor Money Rates Service as at or about 10:00 A.M. on such day (or, if such day is not a Business Day, as of 10:00 A.M. on the immediately preceding Business Day), or (ii) if such rates do not appear on the CDOR Page at such time and on such date, the rate for such date will be the annual discount rate (rounded upward to the nearest whole multiple of 1/100 of 1%) as of 10:00 A.M. on such day at which such Lender is then offering to purchase Bankers’ Acceptances accepted by it having such specified term (or a term as closely as possible comparable to such specified term), and (b) for a Lender which is not a Schedule I Lender, the lesser of (i) the arithmetic average of the annual discount rates for bankers’ acceptances for such term quoted by such Lender at or about 10:00 A.M. and (ii) the annual discount rate applicable to Bankers’ Acceptances and Drafts as determined for the Schedule I Lender in (a) above for the same Bankers’ Acceptances issue plus 10 basis points.
     “Bankers’ Acceptance”: a Draft drawn by a Canadian Borrower and accepted by a Canadian Lender pursuant to subsection 4.6(c)(iv).

     “Bankers’ Acceptance Loans”: (i) the creation and acceptance of Bankers’ Acceptances; or (ii) the creation and purchase of completed Drafts and the exchange of such Drafts for Discount Notes, in each case as contemplated in subsection 2.2(b) and subsection 4.6(c)(iv).
     “Benefited Lender”: as defined in subsection 11.7(a).
     “Blocked Account Agreement”: as defined in subsection 4.16(c).
     “Blocked Accounts”: as defined in subsection 4.16(c).
     “Board”: the Board of Governors of the Federal Reserve System.
     “Borrower Joinder Agreement”: a Joinder Agreement in the form of Exhibit K.
     “Borrowers”: the U.S. Borrowers, the Canadian Borrowers and from and after such date as when it executes and delivers to the Administrative Agent a Borrower Joinder Agreement, Canadian Finco.
     “Borrowing”: the borrowing of one Type of Loan of a single Tranche by the U.S. Borrowers (on a joint and several basis), the Canadian Borrowers (on a joint and several basis) or Canadian Finco, from all the Lenders having Commitments of the respective Tranche on a given date (or resulting from a conversion or conversions on such date) having in the case of Eurocurrency Loans the same Interest Period and, in the case of Bankers’ Acceptance Loans, the same term to maturity.
     “Borrowing Base”: the U.S. Borrowing Base, the Canadian Borrowing Base and/or the Total Borrowing Base, as the context may require.
     “Borrowing Base Certificate”: as defined in subsection 7.2(f).
     “Borrowing Date”: any Business Day specified in a notice pursuant to subsection 2.3, 2.7 or 3.2 as a date on which the Parent Borrower or any other Borrower requests the Lenders to make Loans hereunder or an Issuing Lender to issue Letters of Credit hereunder.
     “Business Day”: a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York (or, with respect only to Loans made by a Canadian Lender and Letters of Credit issued by an Issuing Lender not located in the City of New York, the location of such Canadian Lender or such Issuing Lender) are authorized or required by law to close, except that, when used in connection with a Eurocurrency Loan, “Business Day” shall mean, in the case of any Eurocurrency Loan in Dollars, any Business Day on which dealings in Dollars between banks may be carried on in London, England and New York, New York.
     “Canadian Administrative Agent”: as defined in the Preamble and shall include any successor to the Canadian Administrative Agent appointed pursuant to subsection 10.10.
     “Canadian Blocked Account”: as defined in subsection 4.16(c).

     “Canadian Borrower Unpaid Drawing”: drawings on Canadian RCF Letters of Credit that have not been reimbursed by the applicable Canadian Borrower.
     “Canadian Borrowers”: RSC Canada and any other entity that becomes a Borrower pursuant to subsection 7.9(c) and which is incorporated or organized in Canada or a province thereof, together with their respective successors and assigns. For the avoidance of doubt, Canadian Finco shall not be a Canadian Borrower for the purposes of this Agreement.
     “Canadian Borrowing Base”: as of any date of determination, the result of, in each case using the Dollar Equivalent of all amounts in Canadian Dollars:
     (a) 85% of the amount of Eligible Canadian Accounts, plus
     (b) 85% of the amount of Eligible Unbilled Accounts owned by the Canadian Loan Parties (not to exceed 50% of the amount calculated under clause (a) above), plus
     (c) (i) 50% of the Value of Eligible Canadian Inventory, or (ii) if the amount calculated pursuant to preceding clause (i) is greater than 5.0% of the Canadian Borrowing Base, the lesser of (A) the amount calculated pursuant to preceding clause (i), and (B) 85% of the Net Orderly Liquidation Value of Eligible Canadian Inventory, plus
     (d) the lesser of:
     (i) 95% times the net book value of the Eligible Canadian Rental Fleet, and
     (ii) 85% times the Net Orderly Liquidation Value of the Eligible Canadian Rental Fleet, minus
     (e) the amount of all Availability Reserves related to the Canadian RC Facility, minus
     (f) the Canadian Borrowers’ and the Qualified Canadian Subsidiary Guarantors’ aggregate exposure under Interest Rate Protection Agreements and Permitted Hedging Arrangements, as reasonably determined by the U.S. Administrative Agent (x) based on the mark-to-market value(s) for such Interest Rate Protection Agreements and Permitted Hedging Agreements (determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Interest Rate Protection Agreements and Permitted Hedging Agreements) or (y) at the U.S. Administrative Agent’s sole discretion, in another manner acceptable to the Parent Borrower.
          “Canadian Collateral Agent”: as defined in the Preamble.
          “Canadian Dollars”: the lawful currency of Canada, as in effect from time to time.

     “Canadian Finco”: a special purpose company having unlimited liability organized under the laws of Canada or a province thereof, 100% of the Capital Stock of which is owned by RSC.
     “Canadian Guarantee Agreement”: collectively, the Canadian Guarantee Agreements to be executed and delivered by each Canadian Loan Party to and in favor of the Canadian Administrative Agent, the Canadian Collateral Agent and the Lenders substantially in the form of Exhibit G-1, as the same may be amended, supplemented, waived or otherwise modified from time to time.
     “Canadian Lender”: (i) each Canadian RCF Lender that is a Canadian Resident listed on Schedule A or the Subsidiary or Affiliate of such Canadian RCF Lender that is a Canadian Resident and that is a Lender listed on Schedule A, and (ii) each additional Person that becomes a Canadian RCF Lender party hereto in accordance with the provisions hereof that is a Canadian Resident. A Canadian Lender shall cease to be a “Canadian Lender” when it has assigned all of its Canadian RCF Commitment in accordance with subsection 11.6 (or its related Canadian RCF Lender has assigned all of its Canadian RCF Commitment pursuant to subsection 11.6). For purposes of this Agreement, the term “Lender” includes each Canadian Lender unless the context otherwise requires.
     “Canadian Loan Parties”: the Canadian Borrowers and each Canadian Subsidiary Guarantor.
     “Canadian Prime Rate”: the greater of (a) rate of interest publicly announced from time to time by the Canadian Administrative Agent as its reference rate of interest for loans made in Canadian Dollars to Canadian customers and designed as its “prime” rate and (b) the average discount rate for one-month Canadian Dollar bankers’ acceptances (expressed for such purposes as a yearly rate per annum) which is shown on the “CDOR Page” (or any substitute) at 10:00 A.M. (Toronto time) on such day (or if not a Business Day, the preceding Business Day), plus 0.75% per annum. Any change in the Canadian Prime Rate due to a change in the Canadian Administrative Agent’s prime rate shall be effective on the effective date of such change in the Canadian Administrative Agent’s prime rate.
     “Canadian Priority Payables”: at any time, with respect to the Canadian Borrowers and Canadian Subsidiary Guarantors:
     (a) the amount past due and owing by such Person, or the accrued amount for which such Person has an obligation to remit to a Governmental Authority or other Person pursuant to any applicable law, rule or regulation, in respect of (i) pension fund obligations; (ii) unemployment insurance; (iii) goods and services taxes, sales taxes, employee income taxes and other taxes payable or to be remitted or withheld; (iv) workers’ compensation; (v) vacation pay; and (vi) other like charges and demands; in each case, in respect of which any Governmental Authority or other Person may claim a security interest, lien, trust or other claim ranking or capable of ranking in priority to or pari passu with one or more of the Liens granted in the Security Documents; and

     (b) the aggregate amount of any other liabilities of such Person (i) in respect of which a trust has been or may be imposed on any Collateral to provide for payment or (ii) which are secured by a security interest, pledge, lien, charge, right or claim on any Collateral, in each case, pursuant to any applicable law, rule or regulation and which trust, security interest, pledge, lien, charge, right or claim ranks or is capable of ranking in priority to or pari passu with one or more of the Liens granted in the Security Documents.
     “Canadian RC Facility”: the revolving credit facility available to the Canadian Borrowers, the U.S. Borrowers and Canadian Finco hereunder pursuant to subsection 2.2(b).
     “Canadian RCF Commitment”: with respect to each Canadian RCF Lender, the commitment of such Canadian RCF Lender hereunder to make Extensions of Credit to the Borrowers in the amount set forth opposite its name on Schedule A hereto or as may subsequently be set forth in the Register from time to time.
     “Canadian RCF Commitment Percentage”: of any Canadian RCF Lender at any time shall be that percentage which is equal to a fraction (expressed as a percentage) the numerator of which is the Canadian RCF Commitment of such Canadian RCF Lender at such time and the denominator of which is the Total Canadian RCF Commitment at such time, provided that if any such determination is to be made after the Total Canadian RCF Commitment (and the related Canadian RCF Commitments of the Lenders) has (or have) terminated, the determination of such percentages shall be made immediately before giving effect to such termination.
     “Canadian RCF Issuing Lender”: as the context may require, (i) DBCB or (ii) any Canadian RCF Lender (and/or any Affiliate of such Canadian RCF Lender designated by it that is a Canadian RCF Lender) which, at the request of a Canadian Borrower and with the consent of the Canadian Administrative Agent (such consent not to be unreasonably withheld or delayed), agrees, in such Canadian RCF Lender’s (or Affiliate’s) sole discretion, to also become a Canadian RCF Issuing Lender for the purpose of issuing Canadian RCF Letters of Credit.
     “Canadian RCF L/C Obligations”: at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Canadian RCF Letters of Credit and (b) the aggregate amount of drawings under Canadian RCF Letters of Credit which have not then been reimbursed pursuant to subsection 3.5(a).
     “Canadian RCF L/C Participants”: the Canadian RCF Lenders (including any Non-Canadian Affiliate, as applicable).
     “Canadian RCF Lender”: each Lender which has a Canadian RCF Commitment (without giving effect to any termination of the Total Canadian RCF Commitment if there are any outstanding Canadian RCF L/C Obligations) or which has (or has any Non-Canadian Affiliate which has) any outstanding Canadian RCF Loans (or a Canadian RCF Commitment Percentage in any then outstanding Canadian RCF L/C Obligations). Unless the context otherwise requires, each reference in this Agreement to a Canadian RCF Lender includes each Canadian RCF Lender and shall include references to any Affiliate of any such Lender

(including any Non-Canadian Affiliate, as applicable) which is acting as a Canadian RCF Lender.
     “Canadian RCF Letters of Credit”: Letters of Credit issued by the Canadian RCF Issuing Lender to, or for the account of, the Borrowers, pursuant to subsection 3.1.
     “Canadian RCF Loan”: as defined in subsection 2.2(b).
     “Canadian Resident”: (a) a person resident in Canada for purposes of the Income Tax Act (Canada) as in effect on the date such Lender becomes a Lender hereunder, (b) an authorized foreign bank which at all times holds all of its interest in any obligations owed by the Canadian Borrowers or Canadian Finco hereunder in the course of its Canadian banking business for purposes of subsection 212(13.3) of the Income Tax Act (Canada) as in effect on the date such Lender becomes a Lender hereunder or (c) any Lender with respect to which payments to such Lender of interest, fees, commission or any other amount payable by any Canadian Borrower or Canadian Finco under the Loan Documents are not subject to any Non-Excluded Taxes imposed by Canada or any political subdivision or taxing authority thereof or therein and that is able to establish to the satisfaction of the Canadian Administrative Agent and the Canadian Borrowers or Canadian Finco that, based on applicable law in effect on the date such Lender becomes a Lender, any such payments to or for the benefit of such Lender are not subject to the withholding or deduction of any such Non-Excluded Taxes.
     “Canadian Secured Parties”: the “Secured Parties” as defined in the Canadian Security Agreement.
     “Canadian Security Agreement”: collectively, the Canadian security agreements to be executed and delivered by each Canadian Loan Party to and in favor of the Canadian Collateral Agent as of the date hereof, substantially in the form of Exhibit G-3 in each case, as the same may be amended, supplemented, waived or otherwise modified from time to time.
     “Canadian Security Documents”: the collective reference to the Canadian Guarantee Agreement, the Canadian Security Agreement and all other similar security documents hereafter delivered to the U.S. Collateral Agent or the Canadian Collateral Agent granting or perfecting a Lien on any asset or assets of any Person to secure the obligations and liabilities of the Canadian Loan Parties hereunder and/or under any of the other Loan Documents or to secure any guarantee of any such obligations and liabilities, including any security documents executed and delivered or caused to be delivered to the U.S. Collateral Agent or the Canadian Collateral Agent pursuant to subsection 7.9(a), 7.9(b) or 7.9(c), in each case, as amended, supplemented, waived or otherwise modified from time to time.
     “Canadian Subsidiary”: each Subsidiary of Parent Borrower that is incorporated or organized under the laws of Canada or any province thereof.
     “Canadian Subsidiary Guarantor”: each Canadian Subsidiary of any Canadian Borrower which executes and delivers the Canadian Guarantee Agreement, in each case, unless and until such time as the respective Canadian Subsidiary Guarantor ceases to constitute a Canadian Subsidiary of the Parent Borrower or is released from all of its obligations under the Canadian Guarantee Agreement in accordance with the terms and provisions thereof.

     “Capital Expenditures”: with respect to any Person for any period, the sum of (a) the aggregate of all expenditures by such Person and its consolidated Subsidiaries during such period (exclusive of expenditures made (i) for investments permitted by subsection 8.8 and (ii) for acquisitions permitted by subsection 8.9) which, in accordance with GAAP, are or should be included in “capital expenditures,” including, any such expenditures made for purchases of Rental Fleet, net of (b) proceeds received by the Parent Borrower or any of its Subsidiaries from Dispositions of (x) property, plant and equipment and (y) Rental Fleet during such period.
     “Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.
     “Cash Equivalents”: (a) securities issued or fully guaranteed or insured by the United States government or Canadian government or any agency or instrumentality thereof, (b) time deposits, certificates of deposit or bankers’ acceptances of (i) any Lender or Affiliate thereof or (ii) any commercial bank having capital and surplus in excess of $500,000,000 and the commercial paper of the holding company of which is rated at least A-2 or the equivalent thereof by Standard & Poor’s Ratings Group (a division of The McGraw Hill Companies Inc.) or any successor rating agency (“S&P”) or at least P-2 or the equivalent thereof by Moody’s Investors Service, Inc. or any successor rating agency (“Moody’s”) (or if at such time neither is issuing ratings, then a comparable rating of such other nationally recognized rating agency as shall be approved by the U.S. Administrative Agent in its reasonable judgment), (c) commercial paper rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s (or if at such time neither is issuing ratings, then a comparable rating of such other nationally recognized rating agency as shall be approved by the U.S. Administrative Agent in its reasonable judgment), (d) investments in money market funds complying with the risk limiting conditions of Rule 2a-7 or any successor rule of the Securities and Exchange Commission under the Investment Company Act, and (e) investments similar to any of the foregoing denominated in foreign currencies approved by the board of directors of the Parent Borrower, in each case provided in clauses (a), (b), (c) and (e) above only, maturing within twelve months after the date of acquisition.
     “CERCLA”: the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C.A. §9601 et seq.
     “CGMI”: Citigroup Global Markets, Inc., in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise. “Change in Law”: as defined in subsection 4.11(a).
     “Change of Control”: the occurrence of any of the following events: (a) at any time prior to the initial registered public offering of Holdings’ or any Parent Entity’s Voting Stock the Permitted Holders shall in the aggregate be the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of (x) so long as Holdings is a Subsidiary of any Parent Entity, Voting Stock having less than 51% of the total voting power of all outstanding

Capital Stock of such Parent Entity (other than a Parent Entity that is a Subsidiary of another Parent Entity) and (y) if Holdings is not a Subsidiary of any Parent Entity, Voting Stock having less than 51% of the total voting power of all outstanding shares of Holdings; (b) on and after the date of the initial registered public offering of Holdings’ or any Parent Entity’s Voting Stock, (i) (x) the Permitted Holders shall in the aggregate be the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of (A) so long as Holdings is a Subsidiary of any Parent Entity, Voting Stock having less than 35% of the total voting power of all outstanding Capital Stock of such Parent Entity (other than a Parent Entity that is a Subsidiary of another Parent Entity) and (B) if Holdings is not a Subsidiary of any Parent Entity, Voting Stock having less than 35% of the total voting power of all outstanding Capital Stock of Holdings and (y) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, shall be the “beneficial owner” of (A) so long as Holdings is a Subsidiary of any Parent Entity, Voting Stock having more than 35% of the total voting power of all outstanding Capital Stock of such Parent Entity (other than a Parent Entity that is a Subsidiary of another Parent Entity) and (B) if Holdings is not a Subsidiary of any Parent Entity, Voting Stock having more than 35% of the total voting power of all outstanding Capital Stock of Holdings or (ii) the Continuing Directors shall cease to constitute a majority of the members of the board of directors of RSC; (c) Holdings shall cease to own, directly or indirectly, 100% of the Capital Stock of the Parent Borrower; provided that the Parent Borrower may, to the extent permitted by subsection 8.5, merge or consolidate with or into another U.S. Borrower; (d) the Parent Borrower shall cease to own, directly or indirectly, 100% of the Capital Stock of RSC; provided that RSC may, to the extent permitted by subsection 8.5, merge or consolidate with or into the Parent Borrower and the Parent Borrower may merge with or into RSC; (e) RSC shall cease to own, directly or indirectly, 100% of the Capital Stock of RSC Canada; provided that RSC Canada may, to the extent permitted by subsection 8.5, merge or consolidate with or into another Canadian Borrower; or (f) a “Change of Control” as defined in the Second-Lien Term Loan Documents and the Senior Note Documents.
     “Chief Executive Office”: with respect to any Person, the location from which such Person manages the main part of its business operations or other affairs.
     “Citigroup”: CNAI, Citibank, N.A., Citicorp USA, Inc., Citicorp North America, Inc. and any other Affiliates designated by any such Person.
     “Closing Date”: the date on which all the conditions precedent set forth in subsection 6.1 shall be satisfied or waived and the Initial Extension of Credit shall have occurred hereunder.
     “CNAI”: as defined in the Recitals hereto.
     “Code”: the Internal Revenue Code of 1986, as amended from time to time.
     “Collateral”: all assets of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.
     “Collateral Agent”: the U.S. Administrative Agent and/or the Canadian Administrative Agent, as the context may require.

     “Collection Bank”: as defined in subsection 4.16(c).
     “Commitment”: as to any Lender, its U.S. RCF Commitment, its Canadian RCF Commitment and its Term Loan Commitment. The original amount of the aggregate Commitments of the RCF Lenders and Term Loan Lenders is $1,700,000,000.
     “Commitment Fee Rate”: during the period from the Closing Date until December 31, 2006, 0.250% per annum. Thereafter, the “Commitment Fee Rate” will be as set forth on the Pricing Grid based upon the Average RCF Loan Utilization calculated by the U.S. Administrative Agent for the respective three-month period for each such period.
     “Commitment Increase”: as defined in subsection 2.7(a).
     “Commitment Increase Date”: as defined in subsection 2.7(c).
     “Commitment Percentage”: of any RCF Lender at any time shall be that percentage which is equal to a fraction (expressed as a percentage) the numerator of which is the aggregate RCF Commitment of such RCF Lender at such time and the denominator of which is the aggregate RCF Commitments at such time, provided that if any such determination is to be made after the RCF Commitments have terminated, the determination of such percentages shall be made immediately before giving effect to such termination.
     “Commitment Period”: the period from and including the Closing Date to but not including the RCF Maturity Date, or such earlier date as the RCF Commitments shall terminate as provided herein.
     “Committed Lenders”: DB, Citigroup and GE.
     “Commonly Controlled Entity”: an entity, whether or not incorporated, which is under common control with Holdings or any of its Subsidiaries within the meaning of Section 4001 of ERISA or is part of a group which includes Holdings or any of its Subsidiaries and which is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Sections 414(m) and (o) of the Code.
     “Company Material Adverse Effect”: any fact, circumstance, change, occurrence or development that has a material adverse effect on the business, assets, liabilities, results of operations or condition (financial or otherwise) of the Recapitalized Business, taken as a whole, but shall exclude any fact, circumstance, change, occurrence or development resulting from or relating to (i) events affecting the North American, European, Asian or global economy or capital or financial markets generally, (ii) changes in conditions in the industries in which the Recapitalized Business operates, (iii) changes in laws, regulations, or GAAP, or in the authoritative interpretations thereof or in regulatory guidance related thereto, (iv) earthquakes or similar catastrophes, or acts of war (whether declared or undeclared), sabotage, terrorism, military action or any escalation or worsening thereof, or (v) other than for purposes of Sections 4.2 and 5.2 of the Recapitalization Agreement, the announcement or performance of the Recapitalization Agreement or the transactions contemplated thereby, unless, in the case of items (i)(iv) above, any such fact, circumstance, change, occurrence or development disproportionately affects the Recapitalized Business, taken as a whole.
     “Conduit Lender”: any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument delivered to the U.S. Administrative Agent (a copy of which shall be provided by the U.S. Administrative Agent to the Parent Borrower on request); provided that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations under this Agreement, including its obligation to fund a Loan if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to any provision of this Agreement, including, without limitation, subsection 4.10, 4.11, 4.12 or 11.5, than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender if such designating Lender had not designated such Conduit Lender hereunder, (b) be deemed to have any Commitment or (c) be so designated if such designation would otherwise increase the costs of any Facility to any Borrower.
     “Confidential Information Memorandum”: that certain Confidential Information Memorandum (Public Version) dated November 6, 2006 and furnished to the Lenders.
     “Consolidated Fixed Charge Coverage Ratio”: as of the last day of any period, the ratio of (a)(i) EBITDA for such period minus (ii) the sum of the unfinanced portion of all Capital Expenditures (excluding any Capital Expenditure made in an amount equal to all or part of the proceeds of (x) any casualty insurance, condemnation or eminent domain or (y) any sale of assets (other than Rental Fleet)) not in the ordinary course of business of Holdings and its consolidated Subsidiaries during such period so long as such proceeds were in fact applied within 12 months following the receipt thereof, to (b) the sum, without duplication, of (i) Debt Service Charges payable in cash by the Parent Borrower and its consolidated Subsidiaries during such period plus (ii) federal, state and foreign income taxes paid in cash by the Parent Borrower and its consolidated Subsidiaries (net of refunds received) for the period of four full fiscal quarters ending on such date plus (iii) cash paid by the Parent Borrower during the relevant period pursuant to any of clauses (f), (i) and (k) of subsection 8.7; provided that upon the date on which any Liquidity Event first occurs, the Consolidated Fixed Charge Coverage Ratio shall be calculated as of end of the most recently completed fiscal quarter of the Parent Borrower for which financial statements shall have been required to be delivered under subsection 7.1(a) or (b).
     “Consolidated Indebtedness”: at the date of determination thereof, an amount equal to all debt of the Parent Borrower and its consolidated Subsidiaries as determined on a consolidated basis and as disclosed on the Parent Borrower’s consolidated balance sheet most recently delivered pursuant to subsection 7.1.
     “Consolidated Interest Expense”: for any period, an amount equal to (a) interest expense (accrued and paid or payable in cash for such period, and in any event excluding any amortization or write off of financing costs) on Indebtedness of the Parent Borrower and its consolidated Subsidiaries for such period minus (b) interest income (accrued and received or receivable in cash for such period) of the Parent Borrower and its consolidated Subsidiaries for such period, in each case determined on a consolidated basis in accordance with GAAP; provided that for purposes of calculating the Consolidated Fixed Charge Coverage Ratio for any period of four fiscal quarters ending prior to December 31, 2007, Consolidated Interest Expense for such period of four fiscal quarters shall be deemed to be (i) in the case of the period ending at the end of the fiscal quarter ending March 31, 2007, Consolidated Interest Expense for such fiscal quarter multiplied by 4, (ii) in the case of the period ending at the end of the fiscal quarter ending June 30, 2007, Consolidated Interest Expense for the period of two fiscal quarters ending at the end of such fiscal quarter multiplied by 2 and (iii) in the case of the period ending at the end of the fiscal quarter ending September 30, 2007, Consolidated Interest Expense for the period of three fiscal quarters ending at the end of such fiscal quarter multiplied by 4/3.
     “Consolidated Leverage Ratio”: as of the last day of any period, the ratio of (a) Consolidated Indebtedness on such day to (b) EBITDA for such period, or the period of four full fiscal quarters most recently ended prior to such date for which financial statements of the Parent Borrower have been required to be delivered under subsection 7.1(a) or (b), respectively; provided that upon the date on which any Liquidity Event first occurs, the Consolidated Leverage Ratio shall be calculated as of the end of the most recently completed fiscal quarter of the Parent Borrower for which financial statements shall have been required to be delivered under subsection 7.1(a) or (b).
     “Consolidated Net Income”: for any period, net income of the Parent Borrower and its consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.
     “Continuing Directors”: the directors of RSC on the Closing Date, after giving effect to the Transaction and the other transactions contemplated thereby, and each other director if, in each case, such other director’s nomination for election to the board of directors of RSC is recommended by at least a majority of the then Continuing Directors or the election of such other director is approved by one or more Permitted Holders.
     “Contractual Obligation”: as to any Person, any provision of any material security issued by such Person or of any material agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
     “Credit Agreement Party”: Holdings and each Borrower.
     "Credit Card Notification”: as defined in subsection 4.16(c).
     “DB”: DBNY, DBCB, DBSI and any other Affiliates of DBSI designated by DBSI.
     “DBCB”: Deutsche Bank AG, Canada Branch, in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.
     “DBCB Account”: as defined in subsection 4.16(d).

     “DBNY”: Deutsche Bank AG, New York Branch, in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.
     “DBNY Account”: as defined in subsection 4.16(d).
     “DBSI”: Deutsche Bank Securities Inc., in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.
     “DDA Notification”: as defined in subsection 4.16(c).
     “DDAs”: any checking or other demand deposit account maintained by the Loan Parties (other than any such account if such account is, or all of the funds and other assets owned by a Loan Party held in such account are, excluded from the Collateral pursuant to any Security Document). All funds in such DDAs shall be conclusively presumed to be Collateral and proceeds of Collateral and the Agents and the Lenders shall have no duty to inquire as to the source of the amounts on deposit in the DDAs, subject to the Security Documents and the Intercreditor Agreement.
     “Debt Financing”: the debt financing transactions contemplated under (a) the Loan Documents, (b) the Second-Lien Term Loan Documents and (c) the Senior Note Documents, and, in each case, including any Interest Rate Protection Agreements related thereto.
     “Debt Service Charges”: for any period, the sum of (a) Consolidated Interest Expense, plus (b) principal payments made or required to be made (after giving effect to any prepayments paid in cash that reduce the amount of such required payments) on account of Indebtedness of the Parent Borrower and its consolidated Subsidiaries, including the full amount of any non-recourse Indebtedness (excluding the obligations hereunder, payments to reimburse any drawings under any commercial letters of credit, and any payments on Indebtedness required to be made on the final maturity date thereof, but including any obligations in respect of Financing Leases), for such period, plus (c) scheduled mandatory payments on account of Disqualified Capital Stock of the Parent Borrower and its consolidated Subsidiaries (whether in the nature of dividends, redemption, repurchase or otherwise) required to be made during such period, in each case determined on a consolidated basis in accordance with GAAP.
     “Default”: any of the events specified in Section 9, whether or not any requirement for the giving of notice (other than, in the case of subsection 9(e), a Default Notice), the lapse of time, or both, or any other condition specified in Section 9, has been satisfied.
     “Default Notice”: as defined in subsection 9(e).
     “Defaulting Lender”: as defined in subsection 4.8(c).
     “Deposit Account”: any deposit account (as such term is defined in Article 9 of the UCC or (to the extent governed thereby) any similar provision of the PPSA).
     “Discount Note”: as defined in subsection 4.6(c)(xi).

     “Disinterested Director”: with respect to any Person and transaction, a member of the board of directors of such Person who does not have any material direct or indirect financial interest in or with respect to such transaction.
     “Disposition”: as defined in the definition of the term “Asset Sale” in this subsection 1.1.
     “Disqualified Capital Stock”: any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) is mandatorily redeemable in whole or in part prior to the Term Loan Maturity Date, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for Indebtedness or any Capital Stock referred to in (a) above prior to the Term Loan Maturity Date, or (c) contains any mandatory repurchase obligation which comes into effect prior to the Term Loan Maturity Date, provided that any Capital Stock that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Stock is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Capital Stock upon the occurrence of a change in control or an asset sale shall not constitute Disqualified Capital Stock.
     “Documentary L/C”: as defined in subsection 3.1(a).
     “Dollar Equivalent”: with respect to the principal amount of any Canadian RCF Loan denominated in Canadian Dollars or the amount of any Canadian RCF Letters of Credit denominated in Canadian Dollars at any date of determination thereof, an amount in Dollars equivalent to such principal amount or such other amount calculated on the basis of the Spot Rate of Exchange.
     “Dollars” and “$”: dollars in lawful currency of the United States of America.
     “Domestic Subsidiary”: any Subsidiary of the Parent Borrower which is not a Foreign Subsidiary.
     “Dominion Event”: the determination by the U.S. Administrative Agent that Available RCF Commitments on any day are less than $170,000,000; provided that the U.S. Administrative Agent has notified the Parent Borrower thereof; and provided, further, that if the occurrence of a Dominion Event shall be due solely to a fluctuation in currency exchange rates occurring within the two Business Day period immediately preceding such occurrence, and one or more of the Borrowers, within two Business Days following receipt of such notice from the U.S. Administrative Agent, repays Loans in an amount such that the Available RCF Commitments following such payment exceeds $170,000,000, a Dominion Event shall be deemed not to have occurred. The occurrence of a Dominion Event shall be deemed continuing notwithstanding that Available RCF Commitments may thereafter exceed the amount set forth in the preceding sentence unless and until the Available RCF Commitments exceed $185,000,000 for 30 consecutive days, in which event a Dominion Event shall no longer be deemed to be continuing; provided that a Dominion Event may not be cured as contemplated by this sentence more than two times in any four fiscal quarter period.
     “Draft”: at any time, either a depository bill within the meaning of the Depository Bills and Notes Act (Canada) or a bill of exchange, within the meaning of the Bills of Exchange Act (Canada), drawn by a Canadian Borrower on a Canadian Lender and bearing such distinguishing letters and numbers as such Canadian Lender may determine, but which at such time has not been completed or accepted by such Canadian Lender.
     “EBITDA”: for any period, the sum of (a) Consolidated Net Income for such period adjusted (i) to exclude the following items (without duplication) of income or expense to the extent that such items are included in the calculation of Consolidated Net Income: (A) Consolidated Interest Expense, (B) any non-cash expenses and charges, (C) total income tax expense, (D) depreciation expense, (E) the expense associated with amortization of intangible and other assets (including amortization or other expense recognition of any costs associated with asset write-ups in accordance with APB Nos. 16 and 17), (F) non-cash provisions for reserves for discontinued operations, (G) any extraordinary, unusual or non-recurring gains or losses or charges or credits, including but not limited to any expenses relating to the Transaction and any non-recurring or extraordinary items paid or accrued during such period relating to deferred compensation owed to any Management Investor that was cancelled, waived or exchanged in connection with the grant to such Management Investor of the right to receive or acquire shares of common stock of Holdings or any other Parent Entity, (H) any gain or loss associated with the sale or write-down of assets (other than Rental Fleet) not in the ordinary course of business, (I) any income or loss accounted for by the equity method of accounting (except in the case of income to the extent of the amount of cash dividends or cash distributions actually paid to the Parent Borrower or any of its Subsidiaries by the entity accounted for by the equity method of accounting) and (J) fees paid to any Sponsor or any Affiliate of any Sponsor for the rendering of management consulting, monitoring or financial advisory services for compensation not to exceed in the aggregate $6,000,000 in any Fiscal Year and (ii) by reducing EBITDA (as otherwise determined above) by the amount of all dividends paid by the Parent Borrower during the relevant period pursuant to any of clauses (c) and (d) of subsection 8.7 (in each case, unless and to the extent (x) the amount paid with such dividends by Holdings or any Parent Entity would not, if the respective expense or other item had been incurred directly by the Parent Borrower, have reduced EBITDA determined in accordance with the foregoing provisions of this definition or (y) such dividend is paid by the Parent Borrower in respect of an expense or other item that has resulted in, or will result in, a reduction of EBITDA, as calculated pursuant to clause (a) above) plus (b) only with respect to determining compliance with subsection 8.1 hereof, any Specified Equity Contribution. For the purposes of calculating EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”), (i) if at any time during such Reference Period (and after the Closing Date) the Parent Borrower or any of its Subsidiaries shall have made any Material Disposition, the EBITDA for such Reference Period shall be reduced by an amount equal to the EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the EBITDA (if negative) attributable thereto for such Reference Period and (ii) if during such Reference Period (and after the Closing Date) the Parent Borrower or any of its Subsidiaries shall have made a Material Acquisition, EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto in accordance with Regulation S-X or in such other manner acceptable to the U.S. Administrative Agent as if such Material Acquisition occurred on the first day of such Reference Period. As used in this definition, “Material Acquisition” means any acquisition of property or series of related acquisitions of property that (x) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (y) involves the payment of consideration by the Parent Borrower or any of its Subsidiaries in excess of $5,000,000; and “Material Disposition” means any Disposition of property or series of related Dispositions of property that (x) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (y) yields gross proceeds to the Parent Borrower or any of its Subsidiaries in excess of $5,000,000; provided that for any applicable periods prior to the Closing Date EBITDA shall be determined in respect to the Recapitalized Business.
          “Eligible Accounts”: those Accounts created by a Qualified Loan Party in the ordinary course of its business, arising out of its sale, lease or rental of goods or rendition of services, that comply in all material respects with each of the representations and warranties respecting Eligible Accounts made in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below. In determining the amount to be included, Eligible Accounts shall be calculated net of customer deposits and unapplied cash. Eligible Accounts shall not include the following:
     (a) Accounts that are unpaid on the date which is 120 days after the date of the original invoice,
     (b) Accounts owed by an Account Debtor (or its Affiliates) where 50% or more of the total amount of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above,
     (c) without duplication, the amount of any credit balances greater than 120 days past their invoice date with respect to any Account,
     (d) Accounts with respect to which the Account Debtor is (i) an Affiliate of any Loan Party (other than a portfolio company of any of the Equity Investors or their respective Affiliates) or (ii) an employee or agent of any Loan Party or any Affiliate of such Loan Party (other than a portfolio company of the Equity Investors or their respective Affiliates),
     (e) Accounts arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional (other than, for the avoidance of doubt, a rental or lease basis),
     (f) Accounts that are not payable in Dollars; provided that Eligible Canadian Accounts may be payable in Canadian Dollars,
     (g) Accounts with respect to which the Account Debtor is a Person other than a Governmental Authority unless: (i) the Account Debtor (A) is a natural person with a billing address in the United States or Canada, (B) maintains its Chief Executive Office in the United States or Canada, or (C) is organized under the laws of the United States, Canada or any state, territory, province or subdivision thereof; or (ii) (A) the Account is supported by an irrevocable letter of credit satisfactory to the U.S. Administrative Agent, in its Permitted Discretion (as to form, substance, and issuer or domestic confirming bank), that has been delivered to the U.S. Administrative Agent and is directly drawable by the U.S. Administrative Agent, or (B) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, satisfactory to the U.S. Administrative Agent, in its Permitted Discretion,
     (h) Accounts with respect to which the Account Debtor is the government of any country or sovereign state other than the United States and Canada, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (i) the Account is supported by an irrevocable letter of credit satisfactory to the U.S. Administrative Agent, in its Permitted Discretion (as to form, substance, and issuer or domestic confirming bank), that has been delivered to the U.S. Administrative Agent and is directly drawable by the U.S. Administrative Agent, or (ii) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, satisfactory to the U.S. Administrative Agent, in its Permitted Discretion,
     (i) Accounts with respect to which the Account Debtor is (i) the federal government of Canada or any department, agency or instrumentality of Canada or (ii) the federal government of the United States or any department, agency or instrumentality of the United States (exclusive, in the case of clause (ii), of Accounts with respect to which the applicable Loan Party has complied, to the reasonable satisfaction of the U.S. Administrative Agent, with the Assignment of Claims Act of 1940 (31 USC Section 3727)),
     (j) Accounts with respect to which the Account Debtor is any state government of the United States or any department, agency, municipality or political subdivision thereof (exclusive, however, of Accounts with respect to which the applicable Loan Party has complied, to the reasonable satisfaction of the U.S. Administrative Agent, with the state law (if any) that is the substantial equivalent of the Assignment of Claims Act of 1940 (31 USC Section 3727)), unless (i) the Account is supported by an irrevocable letter of credit satisfactory to the U.S. Administrative Agent, in its Permitted Discretion (as to form, substance, and issuer or domestic confirming bank), that has been delivered to the U.S. Administrative Agent and is directly drawable by the U.S. Administrative Agent, or (ii) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, satisfactory to the U.S. Administrative Agent, in its Permitted Discretion,
     (k) (i) Accounts with respect to which the Account Debtor is a creditor of any Loan Party or any Subsidiary of a Loan Party, has or has asserted a right of setoff, or has disputed its obligation to pay all or any portion of the Account, to the extent of such claim, right of setoff, or dispute, (ii) Accounts which are subject to a rebate that has been earned but not taken or a chargeback, to the extent of such rebate or chargeback, (iii) Accounts that comprise service charges or finance charges, and (iv) Accounts less than 120 days past the original invoice date related to invoices that have been partially paid,
     (l) Accounts with respect to an Account Debtor whose total obligations owing to the Borrowers exceed 10% of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, however, that, in each case, the amount of Eligible Accounts that are excluded because they exceed the foregoing percentage shall be determined by the U.S. Administrative Agent based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit,
     (m) Accounts with respect to which the Account Debtor is not Solvent, is subject to a proceeding related thereto, has gone out of business, or as to which a Loan Party has received notice of an imminent proceeding related to such Account Debtor not being or alleged not to be Solvent or which proceeding is reasonably likely to result in a material impairment of the financial condition of such Account Debtor,
     (n) Accounts with respect to which the Account Debtor is located in a state, province or jurisdiction (e.g., New Jersey, Minnesota, West Virginia and Canadian provinces) that requires, as a condition to access to the courts of such jurisdiction, that a creditor qualify to transact business, file a business activities report or other report or form, or take one or more other actions, unless the applicable Loan Party has so qualified, filed such reports or forms, or taken such actions (and, in each case, paid any required fees or other charges). The foregoing shall not apply to the extent that the applicable Loan Party may qualify subsequently as a foreign entity authorized to transact business in such state or jurisdiction and gain access to such courts, without incurring any cost or penalty viewed by the U.S. Administrative Agent, in its Permitted Discretion, to be material in amount, and such later qualification cures any access to such courts to enforce payment of such Account (including, for greater certainty, the requirement for a creditor to extra-provincially register in a province or territory of Canada for such purposes),
     (o) Accounts, the collection of which the U.S. Administrative Agent, in its Permitted Discretion, believes to be doubtful by reason of the Account Debtor’s financial condition, upon notice thereof to the Parent Borrower,
     (p) Accounts that are not subject to a valid and perfected first priority Lien in favor of the U.S. Collateral Agent or the Canadian Collateral Agent, as applicable, pursuant to a Security Document (as and to the extent provided therein (it being agreed that in no event shall any Excluded Assets be deemed to be Eligible Accounts hereunder)),
     (q) Accounts with respect to which (i) the goods giving rise to such Account have not been shipped and billed to the Account Debtor, or (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor, or

     (r) Accounts that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by the applicable Loan Party of the subject contract for goods or services.
          “Eligible Canadian Accounts”: the Eligible Accounts owned by the Canadian Borrowers and the Qualified Canadian Subsidiary Guarantors.
          “Eligible Canadian Inventory”: the Eligible Inventory owned by the Canadian Borrowers and the Qualified Canadian Subsidiary Guarantors.
          “Eligible Canadian Rental Fleet”: the Eligible Rental Fleet owned by the Canadian Borrowers and the Qualified Canadian Subsidiary Guarantors.
          “Eligible Inventory”: the gross dollar value (valued at the lower of cost or market value) of the Inventory of the Qualified Loan Parties located in any jurisdiction of the United States or Canada which is readily marketable and is then currently being held for resale in the ordinary course of business and conforms in all material respects to the representations and warranties contained in the Loan Documents, and that are not excluded by virtue of one or more of the excluding criteria set forth below, Eligible Inventory shall not include the following:
     (a) any supplies (other than raw materials), spare parts, shipping materials, goods returned or rejected (except to the extent that such returned or rejected goods continue to conform in all material respects to the representations and warranties contained in the Loan Documents) by customers and goods to be returned to suppliers,
     (b) any Inventory held on consignment,
     (c) any Inventory which has been shipped to a customer, even if on a consignment or “sale or return” basis,
     (d) any Inventory to the extent that a Qualified Loan Party has taken a reserve, but only to the extent of such reserve,
          (e) any Inventory not subject to a valid and perfected first-priority Lien in favor of the U.S. Collateral Agent or the Canadian Collateral Agent, as applicable, pursuant to a Security Document (as and to the extent provided therein (it being understood and agreed that in no event shall any of the Excluded Assets be deemed to be Eligible Inventory hereunder)),
     (f) any Inventory not produced in compliance with the applicable requirements of the Fair Labor Standards Act,
     (g) any fuel, or
     (h) any Inventory classified as “dead and overstock inventory” not already reserved for pursuant to clause (d) above.
          “Eligible Rental Fleet”: Rental Fleet of the Qualified Loan Parties held for renting in the ordinary course of the Loan Parties’ business, that complies in all material respects with each of the representations and warranties respecting Eligible Rental Fleet made in the Loan Documents, and that is not excluded as ineligible by virtue of one or more of the excluding criteria set forth below. In determining the amount to be so included, Rental Fleet shall be valued at the lower of cost or market on a basis consistent with the Loan Parties’ historical accounting practices and shall be net of any unrecorded rebates. An item of Rental Fleet shall not be included in Eligible Rental Fleet if:
     (a) a Loan Party does not have good and valid title thereto,
     (b) it is not either (i) located at one of the locations in the United States or Canada set forth on Schedule D, as the same may be modified from time to time by notice to the U.S. Administrative Agent, or (ii) on lease with a customer in the ordinary course of business and located in the United States or Canada,
     (c) it is not subject to a valid and perfected first priority Lien in favor of the U.S. Collateral Agent or the Canadian Collateral Agent, as applicable, pursuant to a Security Document; (as and to the extent provided therein (it being agreed that in no event shall any Excluded Assets be deemed to be Eligible Rental Fleet hereunder)); provided that this clause (c) will not apply to Rental Fleet represented by a certificate of title (such Rental Fleet being subject to clause (h) below); provided, further, that, it shall not be necessary to identify the Vehicle Identification Numbers with respect to Rental Fleet located in Canada in any PPSA filings as a prerequisite for such Rental Fleet to constitute “Eligible Rental Fleet” hereunder;
     (d) it consists of goods rejected by a Loan Party’s customers,
     (e) it consists of goods that are obsolete, unmerchantable or slow moving,
     (f) it is damaged or defective and (i) is not repairable and (ii) is classified as “outside” shop unless payables are reserved; provided that, this clause (f) will not apply to Rental Fleet that is classified as inside or outside the shop for less than 60 days,
     (g) it is not available to rent to customers of a Loan Party in the ordinary course of business, or
     (h) it is U.S. Rental Fleet represented by a certificate of title unless (i) during the 120-day period following the Closing Date, a Loan Party has delivered the certificate of title for such Rental Fleet to the U.S. Collateral Agent (or its agents) and (ii) to the extent necessary to perfect a security interest in such Rental Fleet, for all periods thereafter, a Loan Party has caused the certificate of title for such Rental Fleet to be registered with the applicable Governmental Authority showing “Deutsche Bank AG, New York Branch, as U.S. Collateral Agent” or “Deutsche Bank AG, Canada Branch, as Canadian Collateral Agent”, as applicable, (or a trustee or agent reasonably acceptable to the U.S. Collateral Agent or Canadian Collateral Agent, as applicable) as the sole lienholder thereon, such that such Rental Fleet is subject to a valid and perfected first priority Lien in favor of the U.S. Collateral Agent or the Canadian Collateral Agent, as applicable (or such certificate of title or the requisite application therefor has been submitted to the applicable Governmental Authority for such registration or for issuance of such certificate of title as so registered).
     “Eligible Unbilled Accounts”: Accounts (which are Eligible Accounts except for their failure to comply with clause (q) of the definition of Eligible Accounts) (a) which have not been billed but for which services have been rendered, (b) which have not been billed solely because either (i) the services were rendered pursuant to a customer agreement which provides for monthly billing at a date other than month-end, or (ii) the services were rendered pursuant to a customer agreement which provides for billing at the completion of the rental term, and such rental term has not yet ended, and (c) which shall be billed not more than 30 days after such Account is first included on the Borrowing Base Certificate or otherwise reported to the U.S. Administrative Agent as Collateral.
     “Eligible U.S. Accounts”: the Eligible Accounts owned by the U.S. Borrowers and the Qualified U.S. Subsidiary Guarantors.
     “Eligible U.S. Inventory”: the Eligible Inventory owned by the U.S. Borrowers and the Qualified U.S. Subsidiary Guarantors.
     “Eligible U.S. Rental Fleet”: the Eligible Rental Fleet owned by the U.S. Borrowers and the Qualified U.S. Subsidiary Guarantors.
     “Environmental Costs”: any and all costs or expenses (including attorney’s and consultant’s fees, investigation and laboratory fees, response costs, court costs and litigation expenses, fines, penalties, damages, settlement payments, judgments and awards), of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way relating to, any actual or alleged violation of, noncompliance with or liability under any Environmental Laws. Environmental Costs include any and all of the foregoing, without regard to whether they arise out of or are related to any past, pending or threatened proceeding of any kind.
     “Environmental Laws”: any and all U.S., Canadian or foreign federal, state, provincial, territorial, foreign, local or municipal laws, rules, orders, enforceable guidelines, orders-in-council, regulations, statutes, ordinances, codes, decrees, and such requirements of any Governmental Authority properly promulgated and having the force and effect of law or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health (as it relates to exposure to Materials of Environmental Concern) or the environment, as have been, or now or at any relevant time hereafter are, in effect.
     “Environmental Permits”: any and all permits, licenses, approvals, registrations, notifications, exemptions and any other authorization required under any Environmental Law.
     “Equipment”: any equipment owned by or leased to the Parent Borrower or any of its Subsidiaries that is revenue earning equipment, or is classified as “revenue earning equipment” in the consolidated financial statements of the Parent Borrower, including any such equipment consisting of (i) backhoes, dozers, excavators, forklifts, loaders, scissors, tractors, trenchers, trucks and trailers or other similar equipment, (ii) construction, industrial, commercial and office equipment, (iii) earthmoving, material handling, compaction, aerial and electrical equipment, (iv) air compressors, pumps and small tools, and (v) other personal property.
     “Equity Financing”: as defined in the Recitals hereto.
     “Equity Investors”: the Sponsors, the Sellers and each other person that has made a direct or indirect equity investment in ACNA on the Closing Date as contemplated in the Recitals hereto.
     “ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time.
     “Eurocurrency Base Rate”: with respect to each day during each Interest Period pertaining to a Eurocurrency Loan, the rate per annum determined by the U.S. Administrative Agent to be the arithmetic mean (rounded to the nearest 1/100th of 1%) of the offered rates for deposits in Dollars with a term comparable to such Interest Period that appears on the Telerate British Bankers Assoc. Interest Settlement Rates Page (as defined below) at approximately 11:00 A.M., London time, on the second full Business Day preceding the first day of such Interest Period; provided, however, that if there shall at any time no longer exist a Telerate British Bankers Assoc. Interest Settlement Rates Page, “Eurocurrency Base Rate” shall mean, with respect to each day during each Interest Period pertaining to a Eurocurrency Loan, the rate per annum equal to the rate at which the U.S. Administrative Agent is offered deposits in Dollars at or about 10:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurocurrency market where the eurocurrency and foreign currency and exchange operations in respect of Dollars are then being conducted for delivery on the first day of such Interest Period for the number of days of such Interest Period and in an amount comparable to the amount of its Eurocurrency Loan to be outstanding during such Interest Period. “Telerate British Bankers Assoc. Interest Settlement Rates Page” shall mean the display designated as Page 3750 on the Telerate System (or such other page as may replace such page on such service for the purpose of displaying the rates at which Dollar deposits are offered by leading banks in the London interbank deposit market).
     “Eurocurrency Loans”: Loans the rate of interest applicable to which is based upon the Eurocurrency Rate.
     “Eurocurrency Rate”: with respect to each day during each Interest Period pertaining to a Eurocurrency Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):
Eurocurrency Base Rate
1.00 -Eurocurrency Reserve Requirements
     “Eurocurrency Reserve Requirements”: for any day as applied to a Eurocurrency Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding

(currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.
     “Event of Default”: any of the events specified in Section 9, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition specified in Section 9, has been satisfied.
     “Exchange Act”: the Securities Exchange Act of 1934, as amended from time to time.
     “Excluded Assets”: as defined in the U.S. Guarantee and Collateral Agreement and the Canadian Security Agreement.
     “Extension of Credit”: as to any Lender, the making of, or, in the case of subsection 2.5(d)(ii), participation in, a Loan by such Lender or the issuance of, or participation in, a Letter of Credit by such Lender.
     “Facility”: each of the Commitments and the Extensions of Credit made thereunder.
     “Federal Funds Effective Rate”: as defined in the definition of the term “ABR” in this subsection 1.1.
     “Financing Lease”: any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.
     “FIRREA”: the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended from time to time.
     “first priority”: means, with respect to any Lien purported to be created in any Collateral pursuant to any Security Document, that such Lien is the most senior Lien to which such Collateral is subject (subject to Permitted Liens).
     “Fiscal Period”: means each fiscal month of Holdings and its Subsidiaries as described on Schedule C.
     “Fiscal Year”: any period of twelve consecutive months ending on December 31 of any calendar year.
     “Foreign Pension Plan”: a registered pension plan which is subject to applicable pension legislation other than ERISA or the Code, which the Parent Borrower or a Subsidiary sponsors or maintains, or to which it makes or is obligated to make contributions.
     “Foreign Plan”: each Foreign Pension Plan, deferred compensation or other retirement or superannuation plan, fund, program, agreement, commitment or arrangement whether oral or written, funded or unfunded, sponsored, established, maintained or contributed to, or required to be contributed to, or with respect to which any liability is borne, outside the

United States of America, by the Parent Borrower or any of its Subsidiaries, other than any such plan, fund, program, agreement or arrangement sponsored by a Governmental Authority.
     “Foreign Subsidiary”: any Subsidiary of the Parent Borrower which is organized and existing under the laws of any jurisdiction outside of the United States of America or that is a Foreign Subsidiary Holdco. For the avoidance of doubt, any Subsidiary of the Parent Borrower which is organized and existing under the laws of Puerto Rico shall be a Foreign Subsidiary.
     “Foreign Subsidiary Holdco”: any Subsidiary of the Parent Borrower, so long as such Subsidiary has no material assets other than securities of one or more Foreign Subsidiaries and Indebtedness issued by such Foreign Subsidiaries (or Subsidiaries thereof), and other assets relating to an ownership interest in any such securities, Indebtedness or Subsidiaries.
     “GAAP”: with respect to subsection 4.4(c) and the covenants contained in subsections 8.1 and 8.2 and all defined terms relating thereto and the defined term “Company Material Adverse Effect”, generally accepted accounting principles in the United States of America in effect on the Closing Date, and, for all other purposes under this Agreement, generally accepted accounting principles in the United States of America in effect from time to time.
     “GE”: General Electric Capital Corporation.
     “General Intangibles”: “general intangibles” (as such term is defined in Article 9 of the UCC or (to the extent governed thereby) any similar provision of the PPSA), including payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trade secrets, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, insurance premium rebates, tax refunds, and tax refund claims, and any and all supporting obligations in respect thereof, and any other personal property other than Accounts, Deposit Accounts, goods, Investment Property, and Negotiable Collateral.
     “Goods”: goods as such term is defined in Article 9 of the UCC or (to the extent governed thereby) any similar provision of the PPSA.
     “Governmental Authority”: any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including the European Union.
     “Guarantee Obligation”: as to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any such obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Parent Borrower in good faith.
     “Guaranteed Creditors”: each Administrative Agent, each Collateral Agent, each Issuing Lender, the Lenders and each party (other than any Loan Party) party to an Interest Rate Protection Agreement or Permitted Hedging Agreement to the extent such party constitutes a Secured Party under the Security Documents.
     “Guarantor Obligations”: as defined in the U.S. Guarantee and Collateral Agreement as though Holdings were a Guarantor thereunder.
     “Guarantors”: the collective reference to Holdings, the U.S. Borrowers (solely with respect to the obligations of the Canadian Borrowers hereunder and under each other Loan Document) and each Subsidiary of the Parent Borrower (other than (a) a Borrower, (b) any Foreign Subsidiary (excluding any Canadian Subsidiary Guarantor) and (c) any Subsidiary of a Foreign Subsidiary (excluding any Canadian Subsidiary Guarantor)), which is from time to time party to the U.S. Guarantee and Collateral Agreement or the Canadian Guarantee Agreement, as applicable; individually, a “Guarantor”.
     “Holdings”: as defined in the Preamble hereto.
     “Immaterial Subsidiary”: any Subsidiary that (i) had less than $5,000,000 of annual revenues and less than $5,000,000 of assets and (ii) has been designated as such by the Parent Borrower in a written notice delivered to the U.S. Administrative Agent (other than any such Subsidiary as to which the Parent Borrower has revoked such designation by written notice to the U.S. Administrative Agent); provided that at no time shall the Immaterial Subsidiaries so designated by the Parent Borrower have annual revenues or assets in excess of $10,000,000 in the aggregate.
     “Incremental Commitment Agreement”: as defined in subsection 2.7(b)(i).
     “Incremental Term Loan”: as defined in subsection 2.1(c).

     “Incremental Term Loan Borrowing Date”: for any Incremental Term Loan, the date specified as such in the respective Incremental Commitment Agreement pursuant to which such Incremental Term Loans are to be made.
     “Incremental Term Loan Commitment”: for each Incremental Term Loan Lender, the commitment of such Incremental Term Loan Lender to make Incremental Term Loans pursuant to subsection 2.7 on a given Incremental Term Loan Borrowing Date, as such commitment (x) is set forth in the respective Incremental Commitment Agreement delivered pursuant to subsection 2.7(b) or (y) may be terminated pursuant to subsections 2.3 or Section 9.
     “Incremental Term Loan Lender”: each Lender with an Incremental Term Loan Commitment or outstanding Incremental Term Loans.
     “Incremental Term Loan Note”: as defined in subsection 2.1(c).
     “Indebtedness”: of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases, (d) all obligations of such Person in respect of letters of credit, bankers’ acceptances or bank guarantees issued or created for the account of such Person, (e) for purposes of subsection 8.2 and subsection 9(e) only, all obligations of such Person in respect of interest rate protection agreements, interest rate futures, interest rate options, interest rate caps and any other interest rate hedge arrangements, and (f) all indebtedness or obligations of the types referred to in the preceding clauses (a) through (e) to the extent secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.
     “Individual Canadian RCF Lender Exposure”: of any Canadian RCF Lender, at any time, the sum of (a) the aggregate principal amount of all Canadian RCF Loans made by such Canadian RCF Lender (using the Dollar Equivalent thereof in the case of any such Canadian RCF Loans denominated in Canadian Dollars) and then outstanding and (b) the sum of such Canadian RCF Lender’s Canadian RCF Commitment Percentage in each then outstanding Canadian RCF Letter of Credit multiplied by the sum of the Stated Amount of the respective Canadian RCF Letters of Credit and any Unpaid Drawings (in each case using the Dollar Equivalent thereof in the case of Canadian RCF Letters of Credit denominated in Canadian Dollars) at such time.
     “Individual Lender Exposure”: of any RCF Lender, at any time, the sum of such Lender’s (a) Individual U.S. RCF Lender Exposure and (b) Individual Canadian RCF Lender Exposure.
     “Individual U.S. RCF Lender Exposure”: of any U.S. RCF Lender, at any time, the sum of (a) the aggregate principal amount of all U.S. RCF Loans made by such U.S. RCF Lender and then outstanding, (b) the sum of such U.S. RCF Lender’s U.S. RCF Commitment Percentage in each then outstanding U.S. RCF Letter of Credit multiplied by the sum of the

Stated Amount of the then outstanding U.S. RCF Letters of Credit and any Unpaid Drawings at such time and (c) such RCF Lender’s U.S. RCF Commitment Percentage of the Swing Line Loans then outstanding.
          “Initial Term Loan”: as defined in subsection 2.1(a).
          “Initial Term Loan Commitment”: with respect to each Term Loan Lender, the commitment of such Term Loan Lender hereunder to make Initial Term Loans to the Parent Borrower and RSC in the principal amount set forth opposite its name on Schedule A hereto. The original aggregate amount of the Initial Term Loan Commitments on the Closing Date is $250,000,000.
          “Initial Term Loan Note”: as defined in subsection 2.1(b).
          “Insolvency”: with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.
          “Insolvent”: pertaining to a condition of Insolvency.
          “Intellectual Property”: all United States and foreign patents, patent applications, trademarks, trademark applications, trade names, copyrights, technology, know-how and processes.
          “Intercreditor Agreement”: the Intercreditor Agreement dated as of the date hereof among the U.S. Collateral Agent, the collateral agent under the Second-Lien Term Loan Credit Agreement, and certain of the Loan Parties, as the same may be amended, modified and/or supplemented from time to time in accordance with the terms thereof.
          “Interest Payment Date”: (a) as to any ABR Loan, the last day of each March, June, September and December to occur while such Loan is outstanding, and the final maturity date of such Loan, (b) as to any Eurocurrency Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any Eurocurrency Loan having an Interest Period longer than three months, (i) each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and (ii) the last day of such Interest Period.
          “Interest Period”: with respect to any Eurocurrency Loan:
     (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurocurrency Loan and ending one, two, three or six months (or nine or twelve months, to the extent agreed to by all Lenders of the respective Tranche of such Loan) thereafter, as selected by the applicable Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and
     (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurocurrency Loan and ending one, two, three or six months (or nine or twelve months, to the extent agreed to by all Lenders of the respective Tranche of such Loan) thereafter, as selected by the applicable Borrower by irrevocable notice to the U.S. Administrative Agent or the Canadian Administrative Agent, as applicable, not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:
     (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;
     (ii) any Interest Period that would otherwise extend beyond the respective Maturity Date for any Loans shall (for all purposes other than subsection 4.12) end on the respective Maturity Date for such Loans;
     (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and
     (iv) the applicable Borrower shall select Interest Periods so as not to require a scheduled payment of any Eurocurrency Loan during an Interest Period for such Loan.
          “Interest Rate Protection Agreement”: any interest rate protection agreement, interest rate future, interest rate option, interest rate cap or collar or other interest rate hedge arrangement in form and substance, and for a term, reasonably satisfactory to the U.S. Administrative Agent, to or under which the Parent Borrower or any of its Subsidiaries is or becomes a party or a beneficiary.
          “Inventory”: inventory as such term is defined in Article 9 of the UCC or (to the extent governed thereby) any similar provision of the PPSA.
          “Investment”: as defined in subsection 8.8.
          “Investment Company Act”: the Investment Company Act of 1940, as amended from time to time.
          “Investment Property”: “investment property” (as such term is defined in Article 9 of the UCC) or (to the extent governed thereby) the PPSA, and any and all supporting obligations in respect thereof.
          “Issuing Lender”: any Canadian RCF Issuing Lender and any U.S. RCF Issuing Lender.
          “Judgment Conversion Date”: as defined in subsection 11.8.

     “Judgment Currency”: as defined in subsection 11.8.
     “L/C Fee Payment Date”: with respect to any Letter of Credit, the last day of each March, June, September and December to occur after the date of issuance thereof to and including the first such day to occur on or after the date of expiry thereof; provided that if any L/C Fee Payment Date would otherwise occur on a day that is not a Business Day, such L/C Fee Payment Date shall be the immediately preceding Business Day.
     “L/C Fees”: as defined in subsection 3.3.
     “L/C Obligations”: the U.S. RCF L/C Obligations and the Canadian RCF L/C Obligations.
     “L/C Participants”: the U.S. RCF L/C Participants and the Canadian RCF L/C Participants.
     “L/C Request”: a letter of credit request in the form of Exhibit D attached hereto or, in such other form as the respective Issuing Lender may specify from time to time, requesting the Issuing Lender to issue a Letter of Credit.
     “Lead Arrangers”: DBSI and CGMI, as Joint Lead Arrangers and Joint Bookrunners.
     “Lenders”: the several banks and other financial institutions from time to time parties to this Agreement together with, in each case, any affiliate of any such bank or financial institution through which such bank or financial institution elects, by notice to the U.S. Administrative Agent or the Canadian Administrative Agent, as applicable, and the Borrowers, to make any Term Loans, RCF Loans, Swing Line Loans or Letters of Credit available to any Borrower, provided that for all purposes of voting or consenting with respect to (a) any amendment, supplementation or modification of any Loan Document, (b) any waiver of any of the requirements of any Loan Document or any Default or Event of Default and its consequences or (c) any other matter as to which a Lender may vote or consent pursuant to subsection 11.1 hereof, the bank or financial institution making such election shall be deemed the “Lender” rather than such affiliate, which shall not be entitled to so vote or consent.
     “Letters of Credit” or “L/Cs”: the U.S. RCF Letters of Credit and the Canadian RCF Letters of Credit.
     “Lien”: any mortgage, pledge, hypothecation, assignment, security deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).
     “Liquidity Event”: the determination by the U.S. Administrative Agent that Available RCF Commitments on any day are less than $170,000,000; provided that the U.S. Administrative Agent has notified the Parent Borrower thereof; and provided, further, that if the occurrence of a Liquidity Event shall be due solely to a fluctuation in currency exchange rates occurring within the two Business Day period immediately preceding such occurrence, and one or more of the Borrowers, within two Business Days following receipt of such notice from the U.S. Administrative Agent, repay Loans in an amount such that the Available RCF Commitments following such payment exceeds $170,000,000, a Liquidity Event shall be deemed not to have occurred. The occurrence of a Liquidity Event shall be deemed continuing notwithstanding that the Available RCF Commitments may thereafter exceed the amount set forth in the preceding sentence unless and until the Available RCF Commitments exceed $170,000,000 for 30 consecutive days, in which event a Liquidity Event shall no longer be deemed to be continuing.
     “Loan”: a Term Loan, RCF Loan or a Swing Line Loan, as the context shall require; collectively, the “Loans”.
     “Loan Documents”: this Agreement, any Notes, any B/A Instruments, the L/C Requests, the Intercreditor Agreement, the U.S. Guarantee and Collateral Agreement, the Canadian Guarantee Agreement, the Canadian Security Agreement, any other Security Documents, any Incremental Commitment Agreement and any Borrower Joinder Agreement, each as amended, supplemented, waived or otherwise modified from time to time.
     “Loan Parties”: Holdings, each Borrower and each other Subsidiary of Holdings that is a party to a Loan Document; individually, a “Loan Party”.
     “Management Investors”: the collective reference to the officers, directors, employees and other members of the management of any Parent Entity, the Parent Borrower or any of their Subsidiaries, or family members or relatives thereof or trusts for the benefit of any of the foregoing, who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, common stock of Holdings or any Parent Entity.
     “Management Subscription Agreements”: one or more stock subscription, stock option, grant or other agreements which have been or may be entered into between Holdings or any Parent Entity and one or more Management Investors (or any of their heirs, successors, assigns, legal representatives or estates), with respect to the issuance to and/or acquisition, ownership and/or disposition by any of such parties of common stock of Holdings or any Parent Entity, or options, warrants, units or other rights in respect of common stock of Holdings or any Parent Entity, any agreements entered into from time to time by transferees of any such stock, options, warrants or other rights in connection with the sale, transfer or reissuance thereof, and any assumptions of any of the foregoing by third parties, as amended, supplemented, waived or otherwise modified from time to time.
     “Mandatory RCF Loan Borrowing”: as defined in subsection 2.5(c).
     “Margin Regulations”: as defined in subsection 6.1(f).
     “Margin Stock”: as defined in Regulation U.
     “Material Adverse Effect”: a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole or (b) the validity or enforceability as to any Loan Party party thereto of this

Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agents, the Collateral Agents and the Lenders under the Loan Documents or with respect to the Collateral comprising the Borrowing Base, in each case taken as a whole.
     “Material Subsidiaries”: Subsidiaries of Holdings constituting, individually or in the aggregate (as if such Subsidiaries constituted a single Subsidiary), a “significant subsidiary” in accordance with Rule 1-02 under Regulation S-X.
     “Materials of Environmental Concern”: any hazardous or toxic substances or materials or wastes defined, listed, or regulated as such in or under, or which may give rise to liability under, any applicable Environmental Law, including gasoline, petroleum (including crude oil or any fraction thereof), petroleum products or by-products, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.
     “Maturity Date”: with respect to the relevant Tranche of Loans, the Term Loan Maturity Date or the RCF Maturity Date, as the case may be.
     “Moody’s”: as defined in the definition of “Cash Equivalents” in this subsection 1.1.
     “Mortgaged Properties”: any real property owned in fee by Holdings or any of its Subsidiaries which is encumbered (or required to be encumbered) by a Mortgage pursuant to the terms hereof.
     “Mortgages”: each of the mortgages, deeds of trust, deeds to secure debt and similar security instruments, if any, executed and delivered by any Loan Party to either Administrative Agent, substantially in a form reasonably satisfactory to the applicable Administrative Agent and the Parent Borrower, as the same may be amended, supplemented, waived or otherwise modified from time to time.
     “Multiemployer Plan”: a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
     “Negotiable Collateral”: letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents, and chattel paper (including electronic chattel paper and tangible chattel paper), and any and all supporting obligations in respect thereof.
     “Net Cash Proceeds”: with respect to any Asset Sale (including any Sale and Leaseback Transaction), any Recovery Event, or the issuance of any debt securities or any borrowings by Holdings or any of its Subsidiaries, an amount equal to the gross proceeds in cash and Cash Equivalents of such Asset Sale, Recovery Event, sale, issuance or borrowing, net of (a) reasonable attorneys’ fees, accountants’ fees, brokerage, consultant and other customary fees, underwriting commissions and other reasonable fees and expenses actually incurred in connection with such Asset Sale, Recovery Event, sale, issuance or borrowing, (b) taxes paid or reasonably estimated to be payable as a result thereof, (c) appropriate amounts provided or to be provided by Holdings or any of its Subsidiaries as a reserve, in accordance with GAAP, with respect to any liabilities associated with such Asset Sale or Recovery Event and retained by Holdings or any such Subsidiary after such Asset Sale or Recovery Event and other appropriate amounts to be used by Holdings or any of its Subsidiaries to discharge or pay on a current basis any other liabilities associated with such Asset Sale or Recovery Event, (d) in the case of an Asset Sale, Recovery Event or Sale and Leaseback Transaction of or involving an asset subject to a Lien securing any Indebtedness, payments made and installment payments required to be made to repay such Indebtedness, including payments in respect of principal, interest and prepayment premiums and penalties, (e) in the case of any Asset Sale, Recovery Event or Sale and Leaseback Transaction of or involving an asset of any Foreign Subsidiary that is not a Loan Party, any amount which may not be applied as provided in subsection 4.4(b) pursuant to any applicable restrictions under the terms of any Indebtedness of any Foreign Subsidiary that is not a Loan Party and (f) in the case of any Asset Sale, any portion of the proceeds thereof attributable to the Disposition of revenue earning equipment as part of such Asset Sale.
     “Net Orderly Liquidation Value”: the orderly liquidation value (net of costs and expenses estimated to be incurred in connection with such liquidation) of the Loan Parties’ Rental Fleet or Eligible Inventory, as the case may be, that is estimated to be recoverable in an orderly liquidation of such Rental Fleet or Eligible Inventory, as the case may be, with such value to be calculated based upon a percentage of the net book value thereof, such percentage to be as determined from time to time by reference to the most recent appraisal completed by a qualified third-party appraisal company (approved by the U.S. Administrative Agent in its Permitted Discretion in consultation with the Parent Borrower) delivered to the U.S. Administrative Agent.
     “New York Process Agent”: as defined in subsection 11.13(b).
     “Non BA Lender”: a Lender that cannot or does not as a matter of policy issue Bankers’ Acceptances.
     “Non-Canadian Affiliate”: an Affiliate or office of a Canadian RCF Lender or Canadian RCF Issuing Lender that is an entity (or office thereof) as shall allow payments by any U.S. Borrower or Canadian Finco made under this Agreement and any Notes with respect to any Extensions of Credit made to such Borrower by such entity or office to be made without withholding of any Non-Excluded Taxes.
     “Non-Consenting Lender”: as defined in subsection 11.1(d).
     “Non-Defaulting Lender”: Any Lender other than a Defaulting Lender.
     “Non-Excluded Taxes”: as defined in subsection 4.11(a).
     “Non-Guarantor Subsidiary”: any Subsidiary of the Parent Borrower that is neither a Borrower nor a Subsidiary Guarantor.
     “Notes”: the collective reference to the Initial Term Loan Notes, the RCF Notes, the Swing Line Note and the Incremental Term Loan Notes (if any).
     “Oak Hill”: as defined in the Recitals hereto.
     “Obligation Currency”: as defined in subsection 11.8.

     “Obligations”: all obligations (including guaranty obligations) of every nature of each Loan Party from time to time owed to the Agents (including former Agents), the Lenders or any of them, under any Loan Document, whether for principal, premium, interest (including interest accruing after the filing of a petition in bankruptcy or a similar proceeding with respect to such Loan Party), fees, expenses, indemnification (including, without limitation, pursuant to subsection 11.5) or otherwise.
     “Obligor”: any purchaser of goods or services or other Person obligated to make payment to the Parent Borrower or any of its Subsidiaries (other than any Subsidiary that is not a Loan Party) in respect of a purchase of such goods or services.
     “Parent Borrower”: as defined in the Preamble hereto.
     “Parent Entity”: Holdings and any other company that is a Subsidiary of either of the Sponsors or their respective Sponsor Affiliates (or, if the Sponsors’ and their respective Sponsor Affiliates’ equity interests were aggregated, that would be a Subsidiary of such Persons acting together) of which Holdings is a Subsidiary.
     “Parent Entity Expenses”: expenses, taxes and other amounts incurred or payable by any Parent Entity in respect of which the Parent Borrower is permitted to make dividends and other payments pursuant to subsection 8.7.
     “Participant”: as defined in subsection 11.6(c).
     “Payment Conditions”: at any time of determination, means that (a) no Default or Event of Default then exists or would arise as a result of making the subject Specified Payment, (b) Available RCF Commitments are no less than $250,000,000 immediately after giving effect to the making of such Specified Payment, (c) immediately after giving effect to the making of such Specified Payment, the Parent Borrower is in compliance with the covenants set forth in subsections 8.1(a) and 8.1(b) as of the end of the most recently ended four fiscal quarter period after giving pro forma effect to such Specified Payment as if such Specified Payment (if applicable to such calculation) had been made as of the first day of such period, whether or not such covenants are otherwise then applicable to the Parent Borrower under such subsections at such time and (d) if the aggregate amount of Specified Payments is greater than $50,000,000 (after giving effect to the then proposed Specified Payment) in the 30-day period preceding (and including) the date of the proposed payment, at least one Business Day prior to making the proposed Specified Payment or any further Specified Payments, the Borrowers shall have delivered projections to the U.S. Administrative Agent reasonably satisfactory to the U.S. Administrative Agent demonstrating that the projected average Available RCF Commitments on the last day of each fiscal month during the six-month period immediately succeeding any such Specified Payment (as determined in good faith by the Parent Borrower and certified by a Responsible Officer) shall be no less than the amount specified in clause (b) of this definition that is applicable to the type of Specified Payment that is proposed to be made, provided that if the aggregate amount of Specified Payments is greater than $50,000,000 (after giving effect to the then proposed Specified Payment) in the 30-day period preceding (and including) the date of the proposed payment, prior to making the proposed Specified Payment or any further Specified Payments, the Parent Borrower shall have delivered to the Administrative Agent one Business

Day prior to the proposed action a certificate executed by a Responsible Officer certifying compliance with the requirements of this clauses (a), (b) and (c) of this definition, and containing the calculations (in reasonable detail) required by preceding clause (b) and (c) hereof.
     “Payment Office”: the office of the U.S. Administrative Agent located at 60 Wall Street, New York, NY 10005 or such other office as the U.S. Administrative Agent may hereafter designate in writing as such to the other parties hereto; provided that in the case of all payments of principal and interest and/or other amounts owing with respect to Canadian RCF Loans, Canadian RCF Letters of Credit or any Incremental Term Loans made to the Canadian Borrowers, “Payment Office” shall mean the office of the Canadian Administrative Agent located at 199 Bay Street, Suite 4700 Commerce Court West, Box 263, Toronto, Ontario, Canada M5L.
     “PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor thereto).
     “Permitted Cure Securities”: common equity securities of Holdings or any Parent Entity, or other equity securities of Holdings or any Parent Entity that do not constitute Disqualified Capital Stock.
     “Permitted Discretion”: the commercially reasonable judgment of the U.S. Administrative Agent or the Canadian Administrative Agent, as applicable, exercised in good faith in accordance with customary business practices for comparable asset-based lending transactions, as to any factor which such Agent reasonably determines: (a) will or reasonably could be expected to adversely affect in any material respect the value of any Eligible Rental Fleet, Eligible Accounts, Eligible Unbilled Accounts or Eligible Inventory, the enforceability or priority of the applicable Agent’s Liens thereon or the amount which any Agent, the Lenders or any Issuing Lender would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Eligible Rental Fleet, Eligible Accounts, Eligible Unbilled Accounts or Eligible Inventory or (b) is evidence that any collateral report or financial information delivered to such Agent by any Person on behalf of the applicable Borrower is incomplete, inaccurate or misleading in any material respect. In exercising such judgment, such Agent may consider, without duplication, such factors already included in or tested by the definition of Eligible Rental Fleet, Eligible Accounts, Eligible Unbilled Accounts or Eligible Inventory, as well as any of the following: (i) changes after the Closing Date in any material respect in demand for, pricing of, or product mix of Rental Fleet; (ii) changes after the Closing Date in any material respect in any concentration of risk with respect to Accounts; and (iii) any other factors arising after the Closing Date that change in any material respect the credit risk of lending to the Borrowers on the security of the Eligible Rental Fleet, Eligible Accounts, Eligible Unbilled Accounts or Eligible Inventory.
     “Permitted Hedging Arrangement”: as defined in subsection 8.17.
     “Permitted Holders”: (a) any of Ripplewood, Oak Hill and any of their respective Affiliates; (b) any investment fund or vehicle managed, sponsored or advised by Ripplewood, Oak Hill or any Affiliate thereof, and any Affiliate of or successor to any such investment fund or vehicle; (c) for purposes of the definition of “Change of Control” only, any Equity Investor

(other than those described in clauses (a) and (b) above) and the Management Investors; provided that any Voting Stock of Holdings or any other Parent Entity, as applicable, held by such Equity Investors and Management Investors (taken together) in excess of 15% of the total voting power of all outstanding Voting Stock of Holdings or the applicable Parent Entity shall be deemed not to be held by a Permitted Holder for the purposes of determining whether a Change of Control has occurred; and (d) any Person while acting in the capacity of an underwriter in connection with a public or private offering of Capital Stock of Holdings or any other Parent Entity, in the case of preceding clauses (a) and (b), other than any of either Sponsor’s portfolio companies or any entity controlled by any such portfolio company.
     “Permitted Liens”: as defined in subsection 8.3.
     “Person”: an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.
     “Plan”: at a particular time, any employee benefit plan which is covered by ERISA and in respect of which Holdings or a Commonly Controlled Entity is an “employer” as defined in Section 3(5) of ERISA.
     “PPSA”: the Personal Property Security Act (Alberta) (or any successor statute) or similar legislation of any other Canadian jurisdiction, including the Civil Code of Québec, the laws of which are required by such legislation to be applied in connection with the issue, perfection, enforcement, opposability, validity or effect of security interests.
     “Pricing Grid”: with respect to (a) RCF Loans and Swing Line Loans:

Applicable
Margin for RCF
	Applicable		Loans
	Margin for RCF	Applicable	Maintained as
	Loans	Margin for RCF	Eurocurrency
	Maintained as	Loans	Loans and
	ABR Rate ABR	Maintained as	Bankers’	Applicable
Consolidated	Loans and Swing	Canadian Prime	Acceptance	Margin for BA
Leverage Ratio	Line Loans	Rate ABR Loans	Loans	Fees
Greater than or equal to 4.50:1.00	1.00%	1.00%	2.00%	2.00%
Greater than or equal to 3.25:1.00 but less than 4.50:1.00	0.75%	0.75%	1.75%	1.75%
Less than 3.25:1.00	0.50%	0.50%	1.50%	1.50%

     Each determination of the Consolidated Leverage Ratio pursuant to the Pricing Grid shall be made in a manner consistent with the determination thereof pursuant to subsection 8.1; and
     (b) RCF Commitments:

Applicable Commitment
Average RCF Loan Utilization	Fee Rate
Equal to or Greater than 50%	0.250%
Less than 50%	0.375%
     “Prime Rate”: as defined in the definition of the term “ABR” in this subsection 1.1.
     “Qualified Canadian Subsidiary Guarantor”: each Canadian Subsidiary Guarantor that is a Wholly Owned Subsidiary of the Parent Borrower.
     “Qualified Loan Parties”: each U.S. Borrower, each Canadian Borrower and each Qualified Subsidiary Guarantor, but in any event shall not include Canadian Finco.
     “Qualified Subsidiary Guarantor”: each Qualified U.S. Subsidiary Guarantor and each Qualified Canadian Subsidiary Guarantor.
     “Qualified U.S. Subsidiary Guarantor”: each U.S. Subsidiary Guarantor that is a Wholly Owned Subsidiary of the Parent Borrower.
     “RCF Commitment Period”: the period from the Closing Date until the date the RCF Commitments terminate hereunder.
     “RCF Commitments”: as to any RCF Lender, its U.S. RCF Commitment and its Canadian RCF Commitment. The original amount of the aggregate RCF Commitments of the RCF Lenders is $1,450,000,000.
     “RCF Lender”: any Lender having an RCF Commitment hereunder and/or a RCF Loan outstanding hereunder.

     “RCF Loan”: each U.S. RCF Loan and each Canadian RCF Loan.
     “RCF Maturity Date”: November 30, 2011.
     “RCF Note”: as defined in subsection 2.2(e).
     “Recapitalization”: as defined in the Recitals hereto.
     “Recapitalization Agreement”: as defined in the Recitals hereto.
     “Recapitalization Documents”: the Recapitalization Agreement and each other document or agreement relating to the Recapitalization as the same may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.
     “Recapitalized Business”: RSC and RSC Canada.
     “Recovery Event”: any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of Holdings or any of its Subsidiaries giving rise to Net Cash Proceeds to Holdings or such Subsidiary, as the case may be, in excess of $10,000,000, to the extent that such settlement or payment does not constitute reimbursement or compensation for amounts previously paid by Holdings or any of its Subsidiaries in respect of such casualty or condemnation.
     “Refinance”: with respect to any then outstanding Indebtedness, the issuance of Indebtedness issued or given in exchange for, or the proceeds of which are used to, extend, refinance, renew, replace, substitute or refund such theretofore outstanding Indebtedness.
     “Refunded Swing Line Loans”: as defined in subsection 2.5(c).
     “Register”: as defined in subsection 11.6(b)(iv).
     “Regulation S-X”: Regulation S-X promulgated by the Securities and Exchange Commission, as in effect on the Closing Date.
     “Regulation T”: Regulation T of the Board as in effect from time to time.
     “Regulation U”: Regulation U of the Board as in effect from time to time.
     “Regulation X”: Regulation X of the Board as in effect from time to time.
     “Reimbursement Obligations”: the obligation of the applicable Borrower to reimburse the applicable Issuing Lender pursuant to subsection 3.5(a) for amounts drawn under the applicable Letters of Credit.
     “Reinvested Amount”: with respect to any Asset Sale permitted by subsection 8.6(h) or Recovery Event, that portion of the Net Cash Proceeds thereof (which portion shall not exceed, with respect to any Asset Sale occurring on or after the Closing Date (but not any Recovery Event), $125,000,000 minus the aggregate Reinvested Amounts with respect to all such Asset Sales on or after the Closing Date) as shall, according to a certificate of a Responsible Officer of the Parent Borrower delivered to the U.S. Administrative Agent within 30 days of such Asset Sale or Recovery Event, be reinvested in the business of the Parent Borrower and its Subsidiaries in a manner consistent with the requirements of subsection 8.16 and the other provisions hereof within 180 days of the receipt of such Net Cash Proceeds with respect to any such Asset Sale or Recovery Event or, if such reinvestment is in a project authorized by the board of directors of RSC or any Parent Entity that will take longer than such 180 days to complete, the period of time necessary to complete such project; provided that (a) if any such certificate of a Responsible Officer is not delivered to the U.S. Administrative Agent on the date of such Asset Sale or Recovery Event, subject to the terms of the Intercreditor Agreement, any Net Cash Proceeds of such Asset Sale or Recovery Event shall be immediately (i) deposited in a cash collateral account established at the applicable Administrative Agent to be held as collateral in favor of such Administrative Agent for the benefit of the applicable Lenders on terms reasonably satisfactory to the U.S. Administrative Agent or the Canadian Administrative Agent, as applicable, and shall remain on deposit in such cash collateral account until such certificate of a Responsible Officer is delivered to the U.S. Administrative Agent or (ii) used to make a prepayment of the RCF Loans in accordance with subsection 4.4(a); provided that, notwithstanding anything in this Agreement to the contrary, (a) no Borrower may request any Extension of Credit under the U.S. RCF Commitments or Canadian RCF Commitments that would reduce the aggregate amount of the Available U.S. RCF Commitments or Available Canadian RCF Commitments, respectively, to an amount that is less than the amount of any such prepayment until such certificate of a Responsible Officer is delivered to the U.S. Administrative Agent and (b) any Net Cash Proceeds not so reinvested by the date required pursuant to the terms of this definition shall be utilized on such day to prepay the Loans pursuant to subsection 4.4(b).
     “Related Taxes”: (x) any taxes, charges or assessments, including but not limited to sales, use, transfer, rental, ad valorem, value-added, stamp, property, consumption, franchise, license, capital, net worth, gross receipts, excise, occupancy, intangibles or similar taxes, charges or assessments (other than federal, state or local taxes measured by income and federal, state or local withholding imposed by any government or other taxing authority on payments made by Holdings or any Parent Entity other than to Holdings or another Parent Entity), required to be paid by Holdings or any Parent Entity by virtue of its being incorporated or having Capital Stock outstanding (but not by virtue of owning stock or other equity interests of any corporation or other entity other than the Parent Borrower, any of its Subsidiaries, Holdings or any Parent Entity), or being a holding company parent of the Parent Borrower, any of its Subsidiaries, Holdings or any Parent Entity or receiving dividends from or other distributions in respect of the Capital Stock of the Parent Borrower, any of its Subsidiaries, Holdings or any Parent Entity, or having guaranteed any obligations of the Parent Borrower or any Subsidiary thereof, or having made any payment in respect of any of the items for which the Parent Borrower or any of its Subsidiaries is permitted to make payments to Holdings or any Parent Entity pursuant to subsection 8.7, or acquiring, developing, maintaining, owning, prosecuting, protecting or defending its Intellectual Property and associated rights (including but not limited to receiving or paying royalties for the use thereof) relating to the business or businesses of the Parent Borrower or any Subsidiary thereof, (y) any taxes as to which ACNA has a right to indemnification pursuant to the Recapitalization Agreement but fails to receive payment of such indemnification owed after diligent efforts to collect such amounts, and any taxes attributable to (i) ACNA’s receipt of, entitlement to, or obligation to make any payment required or contemplated by the Recapitalization Agreement and the exhibits thereto (including the

Indemnification Agreement (as defined in the Recapitalization Agreement)) or (ii) the issuance by ACNA of a Seller Note or (z) any other federal, state, foreign, provincial or local taxes measured by income for which Holdings or any Parent Entity is liable up to an amount not to exceed, with respect to federal taxes, the amount of any such taxes that the Parent Borrower and its Subsidiaries would have been required to pay on a separate company basis, or on a consolidated basis as if the Parent Borrower had filed a consolidated return on behalf of an affiliated group (as defined in Section 1504 of the Code or an analogous provision of state, local or foreign law) of which it was the common parent, or with respect to state and local taxes, the amount of any such taxes that the Parent Borrower and its Subsidiaries would have been required to pay on a separate company basis, or on a combined basis as if the Parent Borrower had filed a combined return on behalf of an affiliated group consisting only of the Parent Borrower and its Subsidiaries.
     “Rental Fleet”: all Equipment owned by or leased to the Parent Borrower or a Subsidiary of a Parent Borrower.
     “Reorganization”: with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.
     “Reportable Event”: any of the events set forth in §4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .22, .23, .25, .27 or .28 of PBGC Reg. Section 4043 or any successor regulation thereto.
     “Required Initial Term Loan Lenders”: for the Term Loan Lenders, the sum of whose outstanding principal of Initial Term Loans as of any date of determination represents greater than 50% of the sum of all outstanding principal of Initial Term Loans.
     “Required Lenders”: Non-Defaulting Lenders, the sum of whose outstanding principal amount of Term Loans (or, if prior to the occurrence of the Closing Date, whose Initial Term Loan Commitments), RCF Commitments (or after the termination thereof, outstanding Individual Lender Exposures) and Incremental Term Loan Commitments as of any date of determination represent greater than 50% of the sum of all outstanding principal of Term Loans (or if prior to the occurrence of the Closing Date, the sum of all Term Loan Commitments) of Non-Defaulting Lenders at such time, all RCF Commitments of all Non-Defaulting Lenders at such time (or, after the termination thereof, the total Individual Lender Exposures of all Non-Defaulting Lenders at such time) and all Incremental Term Loan Commitments of all Non-Defaulting Lenders at such time.
     “Requirement of Law”: as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, statute, ordinance, code, decree, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property or to which such Person or any of its material property is subject, including laws, ordinances and regulations pertaining to zoning, occupancy and subdivision of real properties; provided that the foregoing shall not apply to any non-binding recommendation of any Governmental Authority.

     “Responsible Officer”: as to any Person, any of the following officers of such Person: (a) the chief executive officer or the president of such Person or, with respect to financial matters, the chief financial officer, the treasurer or the controller of such Person, (b) any vice president of such Person or, with respect to financial matters, any assistant treasurer or assistant controller of such Person, who has been designated in writing to the U.S. Administrative Agent as a Responsible Officer by the chief executive officer or president of such Person or, with respect to financial matters, such chief financial officer of such Person, (c) with respect to subsection 7.7 and without limiting the foregoing, the general counsel of such Person and (d)with respect to ERISA matters, the senior vice president — human resources (or substantial equivalent) of such Person.
     “Ripplewood”: as defined in the Recitals.
     “RSC”: as defined in the Preamble hereto.
     “RSC Canada”: as defined in the Preamble hereto.
     “RSC LLC I”: as defined in the Recitals.
     “S&P”: as defined in the definition of the term “Cash Equivalents” in this subsection 1.1.
     “Sale and Leaseback Real Properties”: as defined in subsection 8.11.
     “Sale and Leaseback Transaction”: as defined in subsection 8.11.
     “Schedule I Lender”: a Lender which is a Canadian chartered bank listed on Schedule I of the Bank Act (Canada).
     “Second-Lien Obligations”: all “Obligations” as defined in the Second-Lien Term Loan Credit Agreement, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with subsection 8.13, or replaced from time to time in accordance with subsection 8.13.
     “Second-Lien Term Loan”: as defined in the Recitals, and as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with subsection 8.13, or refinanced or replaced from time to time in accordance with subsection 8.13.
     “Second-Lien Term Loan Credit Agreement”: the Second-Lien Term Loan Agreement, dated as of the date hereof, among Holdings, the Parent Borrower, RSC, the other borrowers party thereto, the several lenders from time to time thereto, DBNY, as Administrative Agent and Collateral Agent, Citicorp North America, Inc., as Syndication Agent, and GE, as Senior Managing Agent and Documentation Agent, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with subsection 8.13.
     “Second-Lien Term Loan Documents”: the “Loan Documents” as defined in the Second-Lien Term Loan Credit Agreement, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with subsection 8.13, or replaced from time to time in accordance with subsection 8.13.
     “Secured Parties”: the reference to the Canadian Secured Parties, the U.S. Secured Parties, or the collective reference thereto, as applicable.
     “Securities Act”: the Securities Act of 1933, as amended from time to time.
     “Security Documents”: the collective reference to the Canadian Security Documents and the U.S. Security Documents.
     “Seller”: Atlas Copco AB, a company organized under the laws of Sweden and Atlas Copco Finance S.à.r.l., a company organized under the laws of Luxembourg.
     “Seller Note”: collectively, one or more promissory notes issued by ACNA (or an Affiliate of ACNA other than a Loan Party or a Subsidiary of a Loan Party) pursuant to the terms of the Recapitalization Agreement.
     “Senior Note Documents”: the Senior Note Indenture, the Senior Notes and each other document or agreement relating to the issuance of the Senior Notes, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof and subsection 8.13.
     “Senior Note Indenture”: the Indenture governing the Senior Notes, dated November 27, 2006, among the Parent Borrower and RSC, as Co-Issuers, the Subsidiary Guarantors from time to time party thereto and Wells Fargo Bank, National Association, as Trustee, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance the terms thereof and with subsection 8.13.
     “Senior Notes”: 9.5% Senior Notes due 2014 of the Parent Borrower and RSC issued on the date hereof, as the same may be exchanged for substantially similar unsecured senior notes, that have been registered under the Securities Act, and as the same or such substantially similar notes may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof and subsection 8.13.
     “Set”: the collective reference to Eurocurrency Loans or Bankers’ Acceptances, as the case may be, of a single Tranche, the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).
     “Single Employer Plan”: any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.
     “Solvent” and “Solvency”: with respect to any Person on a particular date, the condition that, on such date, (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such

Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small amount of capital.
     “Specified Equity Contribution”: any cash equity contribution made to any Parent Entity in exchange for Permitted Cure Securities; provided (a)(i) such cash equity contribution to any Parent Entity and (ii) the contribution of any proceeds therefrom to the Parent Borrower, occur (x) after the Closing Date and (y) on or prior to the date that is 10 days after the date on which financial statements are required to be delivered for a fiscal quarter (or year); (b) the Parent Borrower identifies such equity contribution as a “Specified Equity Contribution”; (c) in each four fiscal quarter period, there shall exist a period of at least two consecutive quarters in respect of which no Specified Equity Contribution shall have been made; and (d) the amount of any Specified Equity Contribution included in the calculation of EBITDA hereunder shall be limited to the amount required to effect compliance with subsection 8.1 hereof.
     “Specified Payment”: (i) any consideration paid to any Person who is not a Loan Party in connection with any merger, consolidation or amalgamation permitted pursuant to subsection 8.5(a), (ii) the fair market value of any assets subject to any sale, lease, transfer or other disposition of any or all of the assets (upon voluntary liquidation or otherwise) of any Subsidiary of Holdings permitted pursuant to subsection 8.5(b) (solely to the extent such sale, lease transfer or other disposition is conducted with a Person who is not a Loan Party or a Subsidiary thereof), (iii) any dividend payment pursuant to subsection 8.7(i), (iv) any Investment pursuant to subsection 8.8(n), (v) any acquisition pursuant to subsection 8.9(c) and (vi) any payment, repurchase or redemption pursuant to subsection 8.13(a).
     “Sponsor Affiliate”: any Affiliate of any Sponsor other than any of such Sponsor’s portfolio companies or any entity controlled by any such portfolio company.
     “Sponsors”: as defined in the Recitals hereto.
     “Spot Rate of Exchange”: (i) with respect to Canadian Dollars (except as provided in clause (ii) below), at any date of determination thereof, the spot rate of exchange in London that appears on the display page applicable to Canadian Dollars on the Telerate System (or such other page as may replace such page for the purpose of displaying the spot rate of exchange in London), provided that if there shall at any time no longer exist such a page, the spot rate of exchange shall be determined by reference to another similar rate publishing service selected by the U.S. Administrative Agent and, if no such similar rate publishing service is available, by reference to the published rate of the U.S. Administrative Agent in effect at such date for similar commercial transactions or (ii) with respect to any Letters of Credit denominated in Canadian Dollars (x) for the purposes of determining the Dollar Equivalent of L/C Obligations and for the calculation of L/C Fees and related commissions, the spot rate of exchange quoted in the Wall Street Journal on the first Business Day of each month (or, if same does not provide rates, by such other means reasonably satisfactory to the U.S. Administrative Agent and the Parent Borrower) and (y) for the purpose of determining the Dollar Equivalent of any Letter of Credit with respect to (A) a demand for payment of any drawing under such Letter of Credit (or any portion thereof) to any L/C Participants pursuant to subsection 3.4(a) or (B) a notice from any Issuing Lender for reimbursement of the Dollar Equivalent of any drawing (or any portion thereof) under such Letter of Credit by the Parent Borrower pursuant to subsection 3.5(a), the market spot rate of exchange quoted by the U.S. Administrative Agent on the date of such drawing or notice, as applicable.
     “Standby Letter of Credit”: as defined in subsection 3.1(a).
     “Stated Amount”: at any time, as to any Letter of Credit, the maximum amount (using the Dollar Equivalent thereof in the case of a Letter of Credit denominated in Canadian Dollars) available to be drawn thereunder (regardless of whether any conditions for drawing could then be met).
     “Subsidiary”: as to any Person, a corporation, partnership, limited liability company or other entity (a) of which shares of stock or other ownership interests having ordinary voting power (other than such stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity are at the time owned by such Person, or (b) the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person and, in the case of this clause (b), which is treated as a consolidated subsidiary for accounting purposes. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Parent Borrower.
     “Subsidiary Guarantor”: each U.S. Subsidiary Guarantor and each Canadian Subsidiary Guarantor.
     “Supermajority Lenders”: Lenders the sum of whose outstanding Commitments (or after the termination of such Commitments, outstanding Individual Lender Exposures) and Term Loans representing at least 66 2/3% of the sum of the aggregate amount of (i) the Total Commitment and (ii) all outstanding Term Loans less the Commitments (or after the termination of such Commitments, the sum of the Individual Lender Exposures) and outstanding Term Loans, in each case of all Defaulting Lenders at such time.
     “Swing Line Commitment”: the Swing Line Lender’s obligation to make Swing Line Loans pursuant to subsection 2.5.
     “Swing Line Lender”: DBNY, in its capacity as provider of the Swing Line Loans.
     “Swing Line Loan Participation Certificate”: a certificate in substantially the form of Exhibit B.
     “Swing Line Loans”: as defined in subsection 2.5(a).
     “Swing Line Note”: as defined in subsection 2.5(b).
     “Syndication Agent”: as defined in the Preamble hereto.

     “Syndication Date”: the date on which the U.S. Administrative Agent, in its sole discretion, advises the Parent Borrower that the primary syndication of the Commitments and Loans has been completed.
     “Tax Sharing Agreement”: that certain Tax Sharing Agreement, dated as of the date hereof, among ACNA, RSC LLC I, Holdings, the Parent Borrower and RSC, as the same may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.
     “Taxes”: as defined in subsection 4.11(a).
     “Term Loan”: as defined in subsection 2.1(c).
     “Term Loan Commitment”: as to any Lender, its Initial Term Loan Commitment or its Incremental Term Loan Commitment, as the case may be.
     “Term Loan Lender”: each Lender which has a Term Loan Commitment or which has any outstanding Term Loans. Unless the context otherwise requires, each reference in this Agreement to a Term Loan Lender includes each Term Loan Lender and shall include references to any Affiliate of any such Lender which is acting as a Term Loan Lender.
     “Term Loan Maturity Date”: November 30, 2012.
     “Term Loans”: as defined in subsection 2.1(c).
     “Total Borrowing Base”: as the date of any determination, the sum of the U.S. Borrowing Base and the Canadian Borrowing Base.
     “Total Canadian RCF Commitment”: at any time, the sum of the Canadian RCF Commitments of all of the Canadian Lenders at such time. The original Total Canadian RCF Commitment is $75,000,000.
     “Total Commitment”: at any time, the sum of the Commitments of each of the Lenders at such time.
     “Total U.S. RCF Commitment”: at any time, the sum of the U.S. RCF Commitments of all of the Lenders at such time. The original Total U.S. RCF Commitment is $1,375,000,000.
     “Tranche”: the respective facility and commitments utilized in making Loans hereunder, with there being three Tranches on the Closing Date; namely, Initial Term Loans, RCF Loans and Swing Line Loans. In addition, any Incremental Term Loans made after the Closing Date shall be made pursuant to the Tranche of Initial Term Loans or, to the extent provided in subsection 2.7(e), an additional Tranche which shall be designated pursuant to the respective Incremental Commitment Agreements therefor in accordance with the relevant requirements specified in Section 2.7.

     “Transaction”: collectively, (i) the entering into of the Loan Documents and the incurrence of Loans on the Closing Date, (ii) the consummation of the Recapitalization, (iii) the issuance of the Senior Notes on the Closing Date, (iv) the incurrence of the Second-Lien Term Loans on the Closing Date and (v) the payment of all fees and expenses in connection with the foregoing.
     “Transaction Documents”: (i) the Loan Documents, (ii) the Recapitalization Documents, (iii) the Senior Note Documents, and (iv) the Second-Lien Term Loan Documents.
     “Transferee”: any Participant or Assignee.
     “Type”: the type of Loan determined based on the currency in which the same is denominated, and the interest option applicable thereto, with there being multiple Types of Loans hereunder, namely ABR Loans and Eurocurrency Loans.
     “UCC”: the Uniform Commercial Code as in effect in the State of New York from time to time.
     “Underfunding”: the excess of the present value of all accrued benefits under a Plan (based on those assumptions used to fund such Plan), determined as of the most recent annual valuation date, over the value of the assets of such Plan allocable to such accrued benefits.
     “Uniform Customs”: the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, or its replacement as issued by the International Chamber of Commerce.
     “Unpaid Drawing”: any Canadian Borrower Unpaid Drawing and any U.S. Borrower Unpaid Drawing.
     “Unpaid Supplier Reserve”: at any time, with respect to the Canadian Borrowers, the amount equal to the percentage applicable to inventory in the calculation of the Canadian Borrowing Base multiplied by the aggregate value of the Eligible Inventory which the Canadian Administrative Agent, acting reasonably and in good faith, considers is or may be subject to a right of a supplier to repossess goods pursuant to Section 81.1 of the Bankruptcy and Insolvency Act (Canada) or any other laws of Canada or any other applicable jurisdiction granting revendication or similar rights to unpaid suppliers, in each case, where such supplier’s right ranks or is capable of ranking in priority to or pari passu with one or more of the Liens granted in the Security Documents.
     “Unutilized RCF Loan Commitment”: with respect to any Lender at any time, an amount equal to the remainder of (x) such Lender’s RCF Commitment as in effect at such time less (y) such Lender’s Individual Lender Exposure at such time (excluding any amounts attributable to Swingline Loans).
     “U.S. Administrative Agent”: as defined in the Preamble hereto and shall include any successor to the U.S. Administrative Agent appointed pursuant to subsection 10.10.

     “U.S. Blocked Account”: as defined in subsection 4.16(c).
     “U.S. Borrower Unpaid Drawing”: drawings on U.S. RCF Letters of Credit that have not been reimbursed by the applicable U.S. Borrower.
     “U.S. Borrowers”: the Parent Borrower, RSC and each other entity that becomes a Borrower pursuant to subsection 7.9(b) and which is incorporated or organized in the United States or any state or territory thereof or the District of Columbia.
     “U.S. Borrowing Base”: as of any date of determination, the result of:
     (a) 85% of the amount of Eligible U.S. Accounts, plus
     (b) 85% of the amount of Eligible Unbilled Accounts owned by the U.S. Loan Parties (not to exceed 50% of the amount calculated under clause (a) above), plus
     (c) (i) 50% of the amount of the Value of Eligible U.S. Inventory, or (ii) if the amount calculated pursuant to preceding clause (i) is greater than 5.0% of the U.S. Borrowing Base, the lesser of (A) the amount calculated pursuant to preceding clause (i), and (B) 85% of the Net Orderly Liquidation Value of Eligible U.S. Inventory, plus
     (d) the lesser of
     (i) 95% times the net book value of the Eligible U.S. Rental Fleet, and
     (ii) 85% times the Net Orderly Liquidation Value of Eligible U.S. Rental Fleet, minus
     (e) the amount of all Availability Reserves related to the U.S. RC Facility, minus
     (f) the U.S. Borrowers’ and the Qualified U.S. Subsidiary Guarantors’ exposure under Interest Rate Protection Agreements and Permitted Hedging Arrangements, as reasonably determined by the U.S. Administrative Agent, (x) based on the mark-to-market value(s) for such Interest Rate Protection Agreements and Permitted Hedging Agreements (determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Interest Rate Protection Agreements and Permitted Hedging Agreements) or (y) at the U.S. Administrative Agent’s sole discretion, in another manner acceptable to the Parent Borrower, minus
     (g) the aggregate principal amount of all outstanding Term Loans at such time.
     “U.S. Collateral Agent”: as defined in the Recitals hereto.
     “U.S. Extender of Credit”: as defined in subsection 4.11(b).

     “U.S. Guarantee and Collateral Agreement”: the U.S. Guarantee and Collateral Agreement delivered to the U.S. Collateral Agent as of the date hereof, substantially in the form of Exhibit G-2, as the same may be amended, supplemented, waived or otherwise modified from time to time.
     “U.S. Loan Parties”: the U.S. Borrowers and each U.S. Subsidiary Guarantor
     “U.S. Mortgaged Property”: each Real Property located in the United States or any State or territory thereof with respect to which a Mortgage is required to be delivered pursuant to the terms of this Agreement.
     “U.S. RC Facility”: the revolving credit facility available to the U.S. Borrowers hereunder pursuant to subsection 2.2(a).
     “U.S. RCF Commitment”: with respect to each U.S. RCF Lender, the commitment of such U.S. RCF Lender hereunder to make Extensions of Credit to the U.S. Borrowers in the amount set forth opposite its name on Schedule A hereto or as may subsequently be set forth in the Register from time to time.
     “U.S. RCF Commitment Percentage”: of any U.S. RCF Lender at any time shall be that percentage which is equal to a fraction (expressed as a percentage) the numerator of which is the U.S. RCF Commitment of such U.S. RCF Credit Lender at such time and the denominator of which is the Total U.S. RCF Commitment at such time, provided that if any such determination is to be made after the Total U.S. RCF Commitment (and the related U.S. RCF Commitments of the Lenders) has (or have) terminated, the determination of such percentages shall be made immediately before giving effect to such termination.
     “U.S. RCF Issuing Lender”: as the context may require, (i) DBNY or (ii) any U.S. RCF Lender, which at the request of the Parent Borrower and with the consent of the U.S. Administrative Agent (such consent not to be unreasonably withheld or delayed), agrees, in such U.S. RCF Lender’s sole discretion, to also become a U.S. RCF Issuing Lender for the purpose of issuing U.S. RCF Letters of Credit.
     “U.S. RCF L/C Obligations”: at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding U.S. RCF Letters of Credit and (b) the aggregate amount of drawings under U.S. RCF Letters of Credit which have not then been reimbursed pursuant to subsection 3.5(a).
     “U.S. RCF L/C Participants”: the U.S. RCF Lenders.
     “U.S. RCF Lender”: each Lender which has a U.S. RCF Commitment (without giving effect to any termination of the Total U.S. RCF Commitment if there are any outstanding U.S. RCF L/C Obligations) or which has any outstanding U.S. RCF Loans (or a U.S. RCF Commitment Percentage in any then outstanding U.S. RCF L/C Obligations). Unless the context otherwise requires, each reference in this Agreement to a U.S. RCF Lender includes each U.S. RCF Lender and shall include references to any Affiliate of any such Lender which is acting as a U.S. RCF Lender.

     “U.S. RCF Letters of Credit”: Letters of Credit issued by the U.S. RCF Issuing Lender to, or for the account of the U.S. Borrowers, pursuant to subsection 3.1.
     “U.S. RCF Loan”: as defined in Subsection 2.2(a).
     “U.S. Rental Fleet”: the Rental Fleet located in the United States of America or the District of Columbia.
     “U.S. Secured Parties”: the “Secured Parties” as defined in the U.S. Guarantee and Collateral Agreement.
     “U.S. Security Documents”: the collective reference to each Mortgage related to any U.S. Mortgaged Property, the U.S. Guarantee and Collateral Agreement and all other similar security documents hereafter delivered to the U.S. Collateral Agent granting or perfecting a Lien on any asset or assets of any Person to secure the obligations and liabilities of the U.S. Loan Parties hereunder and/or under any of the other Loan Documents or to secure any guarantee of any such obligations and liabilities, including any security documents executed and delivered or caused to be delivered to the U.S. Collateral Agent pursuant to subsection 7.9(a), 7.9(b) or 7.9(c), in each case, as amended, supplemented, waived or otherwise modified from time to time.
     “U.S. Subsidiaries Guaranty”: the guaranty of the obligations of the Borrowers under the Loan Documents provided pursuant to the U.S. Guarantee and Collateral Agreement.
     “U.S. Subsidiary Guarantor”: each Domestic Subsidiary of the Parent Borrower which executes and delivers a U.S. Subsidiary Guaranty, in each case, unless and until such time as the respective U.S. Subsidiary Guarantor ceases to constitute a Domestic Subsidiary of the Parent Borrower or is released from all of its obligations under the U.S. Subsidiaries Guaranty in accordance with terms and provisions thereof.
     “U.S. Tax Compliance Certificate”: as defined in subsection 4.11(b)(Y)(iii).
     “Value”: with reference to the value of Inventory, value determined on the basis of the lower of cost or market of such Inventory, with the cost thereof calculated on a first-in, first-out basis, determined in accordance with GAAP.
     “Voting Stock”: shares of Capital Stock entitled to vote generally in the election of directors.
     “Weighted Average Life to Maturity”: when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the then outstanding principal amount of such Indebtedness into (ii) the product obtained by multiplying (x) the amount of each then remaining installment or other required scheduled payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.
     “Wholly Owned Subsidiary”: as to any Person, any Subsidiary of such Person of which such Person owns, directly or indirectly through one or more Wholly Owned Subsidiaries,

all of the Capital Stock of such Subsidiary other than directors qualifying shares or shares held by nominees.
     1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings provided herein when used in any Notes, any other Loan Document or any certificate or other document made or delivered pursuant hereto or thereto.
     (b) As used herein and in any Notes and any other Loan Document, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to Holdings and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.
     (c) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.
     (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
     Section 2. Amount and Terms of Commitments.
     2.1 Initial Term Loans. (a) Subject to the terms and conditions hereof, (a) each Lender holding an Initial Term Loan Commitment severally agrees to make, in a single draw on the Closing Date, one or more term loans to the U.S. Borrowers, on a joint and several basis (each, an “Initial Term Loan” and, collectively the “Initial Term Loans”), which Initial Term Loans:
     (i) shall be denominated in Dollars;
     (ii) shall, at the option of the Parent Borrower, be incurred and maintained as, and/or converted into, ABR Loans or Eurocurrency Loans, provided that except as otherwise specifically provided in subsection 4.9 and 4.10, all Initial Term Loans comprising the same Borrowing shall at all times be of the same Type; and
     (iii) shall be made by each such Lender in an aggregate principal amount which does not exceed the Initial Term Loan Commitment of such Lender.
Once repaid, Initial Term Loans incurred hereunder may not be reborrowed.
     (b) The Parent Borrower agrees that, upon the request to the U.S. Administrative Agent by any Lender made on or prior to the Closing Date or in connection with any assignment pursuant to subsection 11.6(b), in order to evidence such Lender’s Initial Term Loan, the Parent Borrower will execute and deliver to such Lender a promissory note substantially in the form of Exhibit A-1 (each, as amended, supplemented, replaced or otherwise modified from time to time, an “Initial Term Loan Note”), with appropriate insertions therein as to payee, date and principal amount, payable to such Lender and in a principal amount equal to the unpaid principal amount of the applicable Initial Term Loans made (or acquired by assignment pursuant to subsection 11.6(b)) by such Lender to the Parent Borrower. Each Initial Term Loan Note shall be dated the Closing Date (or in the case of an Initial Term Loan Note issued in connection with Initial Term Loans acquired by assignment pursuant to such section 11.6(b), the date of such assignment). Each Initial Term Loan Note shall be payable as provided in subsection 2.6 and provide for the payment of interest in accordance with subsection 4.1.
     (c) Subject to subsection 2.7 and the other terms and conditions hereof, (a) each Lender holding an Incremental Term Loan Commitment severally agrees to make to the U.S. Borrowers, pursuant to a single drawing on the respective Incremental Term Loan Borrowing Date, one or more term loans (each, an “Incremental Term Loan” and, collectively the “Incremental Term Loans”, and, together with the Initial Term Loans, the “Term Loans”), which Incremental Term Loans:
     (i) shall be denominated in Dollars;
     (ii) shall, at the option of the Parent Borrower, be incurred and maintained as, and/or converted into, ABR Loans or Eurocurrency Loans, provided that except as otherwise specifically provided in subsection 4.9 and 4.10, all Incremental Term Loans comprising the same Borrowing shall at all times be of the same Type;
     (iii) shall be made by each such Lender in an aggregate principal amount which does not exceed the Incremental Term Loan Commitment of such Lender; and.
     (iv) shall not be made (and shall not be required to be made) by any Lender to the extent the incurrence thereof (after giving effect to the use of the proceeds thereof on the date of the incurrence thereof to repay any amounts theretofore outstanding pursuant to this Agreement and any repayment of outstanding RCF Loans on such date) would require a mandatory repayment pursuant to subsection 4.4(c)(i).
Once repaid, Incremental Term Loans incurred hereunder may not be reborrowed.
     (d) Each Borrower agrees that, upon the request to the U.S. Administrative Agent by any Lender made on or prior to the Incremental Term Loan Borrowing Date or in connection with any assignment pursuant to subsection 11.6(b), in order to evidence such Lender’s Incremental Term Loan to such Borrower, such Borrower will execute and deliver to such Lender a promissory note substantially in the form of Exhibit A-2 (each, as amended, supplemented, replaced or otherwise modified from time to time, a “Incremental Term Loan Note”), with appropriate insertions therein as to payee, date and principal amount, payable to such Lender and in a principal amount equal to the unpaid principal amount of the applicable Incremental Term Loans made (or acquired by assignment pursuant to subsection 11.6(b)) by such Incremental Term Loan Lender to such Borrower. Each Incremental Term Loan Note shall be dated the Incremental Term Loan Borrowing Date (or in the case of a Term Loan Note issued in connection with Incremental Term Loans acquired by assignment pursuant to such section 11.6(b), the date of such assignment). Each Incremental Term Loan Note shall be payable as provided in subsection 2.6 and provide for the payment of interest in accordance with subsection 4.1.
     (e) Except as otherwise provided in subsection 2.2(f), the aggregate principal amount of Term Loans of all the Lenders shall be payable in consecutive quarterly installments up to and including the Term Loan Maturity Date therefor (subject to repayment as provided in subsection 4.4), on the dates and in the principal amounts, subject to adjustment as set forth below, equal to the respective amounts set forth below (together with all accrued interest thereon) opposite the applicable installment dates (or, if less, the aggregate amount of such Term Loans then outstanding):

Date	Amount
Each March 31, June 30, September 30 and December 31 following the Closing Date ending prior to the Term Loan Maturity Date	(i) $625,000 plus (ii) for each installment date following an Incremental Term Loan Borrowing Date, an amount equal to .25% of the aggregate principal amount of Incremental Term Loans (other than such Incremental Term Loans which may have different scheduled repayments as contemplated in subsection 2.7(e)) borrowed on such Incremental Term Loan Borrowing Date, subject in each case to prepayment as provided in subsection 4.4

Term Loan Maturity Date	all unpaid aggregate principal amounts of any outstanding Term Loans
     (f) In the case of Incremental Term Loans that have different scheduled repayment dates (and amounts) as contemplated in subsection 2.7(e), such Incremental Term Loans shall be payable on the dates and in the amounts set forth in the respective Incremental Commitment Agreement or Agreements relating to such Incremental Term Loans, provided that if any such Incremental Term Loans are subsequently incurred, the amount of the then remaining scheduled installments of such Incremental Term Loans shall be proportionally increased (with the aggregate amount of increases to the then remaining scheduled installments to equal the aggregate principal amount of such new Incremental Term Loans then being incurred).
     2.2 RCF Commitments. (a) Subject to and upon the terms and conditions set forth herein, each Lender with a U.S. RCF Commitment severally agrees to make, at any time during the RCF Commitment Period, a RCF Loan or RCF Loans to the U.S. Borrowers (on a joint and several basis as between the U.S. Borrowers) (each a “U.S. RCF Loan” and, collectively, the “U.S. RCF Loans”), which U.S. RCF Loans:
     (i) shall be denominated in Dollars;
     (ii) shall, at the option of the U.S. Borrowers, be incurred and maintained as, and/or converted into, ABR Loans or Eurocurrency Loans, provided that (A) except as otherwise specifically provided in subsection 4.9 and subsection 4.10, all U.S. RCF Loans comprising the same Borrowing shall at all times be of the same Type, and (B) unless either the Syndication Date has occurred or the U.S. Administrative Agent in its sole discretion agrees otherwise (1) during the first four Business Days following the Closing Date, all U.S. RCF Loans shall be incurred and maintained as ABR Loans and (2) until the date that is 30 days following the fifth Business Day following the Closing Date, all U.S. RCF Loans incurred or maintained as, or converted into, Eurocurrency Loans shall have an Interest Period of one month which commences and ends on the same day;
     (iii) may be repaid and reborrowed in accordance with the provisions hereof;
     (iv) shall not be made (and shall not be required to be made) by any U.S. RCF Lender to the extent the incurrence thereof (after giving effect to the use of the proceeds thereof on the date of the incurrence thereof to repay any amounts theretofore outstanding pursuant to this Agreement) would cause the Individual U.S. RCF Lender Exposure of such U.S. RCF Lender to exceed the amount of its U.S. RCF Commitment at such time;
     (v) shall not be made (and shall not be required to be made) by any U.S. RCF Lender to the extent the incurrence thereof (after giving effect to the use of the proceeds thereof on the date of the incurrence thereof to repay any amounts theretofore outstanding pursuant to this Agreement) would cause the Aggregate U.S. RCF Lender Exposure to exceed the Total U.S. RCF Commitment as then in effect;
     (vi) shall not be made (and shall not be required to be made) by any U.S. RCF Lender to the extent the incurrence thereof (after giving effect to the use of the proceeds thereof on the date of the incurrence thereof to repay any amounts theretofore outstanding pursuant to this Agreement) would cause the Aggregate U.S. RCF Lender Exposure to exceed the difference of (I) the U.S. Borrowing Base at such time (based on the Borrowing Base Certificate last delivered) minus (II) the sum of (A) the aggregate unpaid balance of Extensions of Credit to, or for the account of, the U.S. Borrowers pursuant to the Canadian RC Facility plus (B) the excess of the unpaid balance of Extensions of Credit to, or for the account of, the Canadian Borrowers over the Canadian Borrowing Base plus (C) the aggregate unpaid balance of Extensions of Credit to, or for the account of, Canadian Finco pursuant to the Canadian RC Facility; and
     (vii) shall not be made (and shall not be required to be made) by any U.S. RCF Lender to the extent any such U.S. RCF Loans to be made on any date, individually or in the aggregate, exceed the then Available U.S. RCF Commitments.

     (b) Subject to and upon the terms and conditions set forth herein, each Canadian RCF Lender severally agrees to make (including through a Non-Canadian Affiliate in the case of RCF Loans to the U.S. Borrowers or Canadian Finco), at any time and from time to time during the RCF Commitment Period, a RCF Loan or RCF Loans to (i)the Canadian Borrowers (on a joint and several basis as between the Canadian Borrowers with respect to such RCF Loans made to the Canadian Borrowers), (ii) the U.S. Borrowers (on a joint and several basis as between the U.S. Borrowers with respect to such RCF Loans made to the U.S. Borrowers) and (iii) from and after the date Canadian Finco executes a Borrower Joinder Agreement, Canadian Finco (each of the foregoing, a “Canadian RCF Loan” and, collectively, the “Canadian RCF Loans”); which Canadian RCF Loans:
     (i) in the case of Loans made to the Canadian Borrowers, shall be denominated in Canadian Dollars and in the case of Loans made to the U.S. Borrowers or to Canadian Finco, shall be denominated in U.S. Dollars;
     (ii) shall, in the case of Loans made to the Canadian Borrowers, at the option of the Canadian Borrowers, be incurred and maintained as, and/or converted into, ABR Loans or Bankers’ Acceptance Loans and, in the case of Loans made to the U.S. Borrowers or to Canadian Finco, at the option of the U.S. Borrowers, be incurred and maintained as, and/or converted into, ABR Loans or Eurocurrency Loans, provided in each case that (A) except as otherwise specifically provided in subsection 4.9 and subsection 4.10, all Canadian RCF Loans comprising the same Borrowing shall at all times be of the same Type, and (B) unless either the Syndication Date has occurred or the U.S. Administrative Agent in its sole discretion agrees otherwise (1) during the first four Business Days following the Closing Date, all Canadian RCF Loans shall be incurred and maintained as ABR Loans and (2) until the date that is 30 days following the fifth Business Day following the Closing Date, all Canadian RCF Loans incurred and maintained as, and/or converted into Bankers’ Acceptances Loans or Eurocurrency Loans, as applicable, shall in the case of Eurocurrency Loans have an Interest Period of one month which commences and ends on the same day and in the case of Bankers’ Acceptance Loans, have the same 30 day term to maturity;
     (iii) may be repaid and reborrowed in accordance with the provisions hereof;
     (iv) shall not be made (and shall not be required to be made) by any Canadian RCF Lender to the extent the incurrence thereof (after giving effect to the use of the proceeds thereof on the date of the incurrence thereof to repay any amounts theretofore outstanding pursuant to this Agreement) would cause the Individual Canadian RCF Lender Exposure of such Canadian RCF Lender to exceed the amount of its Canadian RCF Commitment at such time;
     (v) shall not be made (and shall not be required to be made) by any Canadian RCF Lender to the extent the incurrence thereof (after giving effect to the use of the proceeds thereof on the date of the incurrence thereof to repay any amounts theretofore outstanding pursuant to this Agreement) would cause the Aggregate Canadian RCF Lender Exposure to exceed the lesser of (x) the Total Canadian RCF Commitments as then in effect and (y) the sum of (A) the Canadian Borrowing Base at such time plus

(B) the U.S. Borrowing Base (in each case, based on the Borrowing Base Certificate last delivered);
     (vi) shall not be made (and shall not be required to be made) by any Canadian RCF Lender (including through any Non-Canadian Affiliate of any Canadian RCF Lender) to the extent any such Canadian RCF Loans to be made on any date, individually or in the aggregate, exceed the then Available Canadian RCF Commitments;
     (vii) shall not be made (and shall not be required to be made) to any U.S. Borrower to the extent the incurrence thereof (after giving effect to the use of the proceeds thereof on the date of the incurrence thereof to repay any amounts theretofore outstanding pursuant to this Agreement) would cause the aggregate unpaid balance of Extensions of Credit to, or for the account of, any U.S. Borrower to exceed the difference of (x) the U.S. Borrowing Base at such time (based on the Borrowing Base Certificate last delivered) minus (y) the excess of the unpaid balance of Extensions of Credit to, or for the account of, the Canadian Borrowers over the Canadian Borrowing Base at such time (based on the Borrowing Base Certificate last delivered) minus (z) the aggregate amount of unpaid Extensions of Credit to, or for the account of, the Canadian Finco; and
     (viii) shall not be made (and shall not be required to be made) to Canadian Finco to the extent the incurrence thereof (after giving effect to the use of the proceeds thereof on the date of the incurrence thereof to repay any amounts theretofore outstanding pursuant to this Agreement) would cause the aggregate unpaid balance of Extensions of Credit to, or for the account of, Canadian Finco to exceed the difference of (x) the U.S. Borrowing Base at such time (based on the Borrowing Base Certificate last delivered) minus (y) the excess of the unpaid balance of Extensions of Credit to, or for the account of, the Canadian Borrowers over the Canadian Borrowing Base at such time (based on the Borrowing Base Certificate last delivered) minus (z) the aggregate amount of Extensions of Credit to, or for the account of, the U.S. Borrowers.
     (c) Notwithstanding anything to the contrary in subsections 2.2(a) or (b) or elsewhere in this Agreement, the U.S. Administrative Agent and the Canadian Administrative Agent, as applicable, shall have the right to establish Availability Reserves in such amounts, and with respect to such matters, as the U.S. Administrative Agent and the Canadian Administrative Agent, as applicable, in their Permitted Discretion shall deem necessary or appropriate, against the U.S. Borrowing Base and/or the Canadian Borrowing Base, as applicable, including reserves with respect to (i) sums that the respective Borrowers are or will be required to pay (such as taxes (including payroll and sales taxes), assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and have not yet paid (including an Unpaid Supplier Reserve) and (ii) amounts owing by the respective Borrowers or, without duplication, their respective Subsidiaries to any Person to the extent secured by a Lien on, or trust over, any of the Collateral, which Lien or trust, in the Permitted Discretion of the U.S. Administrative Agent or the Canadian Administrative Agent is capable of ranking senior in priority to or pari passu with one or more of the Liens granted in the Security Documents (such as Canadian Priority Payables, Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers (including in respect of an Unpaid Supplier Reserve), or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral; provided that the such applicable Agent shall have provided the applicable Borrower at least ten Business Days’ prior written notice of any such establishment; and provided, further, except in respect of taxes, Unpaid Supplier Reserves and Canadian Priority Payables, that such Agent may only establish an Availability Reserve after the date hereof based on an event, condition or other circumstance arising after the Closing Date or based on facts not known to such Agent as of the Closing Date. The amount of any Availability Reserve established by such Agent shall have a reasonable relationship to the event, condition or other matter that is the basis for the Availability Reserve. Upon delivery of such notice, such Agent shall be available to discuss the proposed Availability Reserve, and the applicable Borrower may take such action as may be required so that the event, condition or matter that is the basis for such Availability Reserve or increase no longer exists, in a manner and to the extent reasonably satisfactory to the applicable Agent in the exercise of its Permitted Discretion. In no event shall such notice and opportunity limit the right of the applicable Agent to establish such Availability Reserve, unless such Agent shall have determined in its Permitted Discretion that the event, condition or other matter that is the basis for such new Availability Reserve no longer exists or has otherwise been adequately addressed by the applicable Borrower. Notwithstanding anything herein to the contrary, Availability Reserves shall not duplicate eligibility criteria contained in the definition of “Eligible Accounts”, “Eligible Rental Fleet”, “Eligible Inventory” or “Eligible Unbilled Accounts” and vice versa, or reserves or criteria deducted in computing the net book value of Eligible Rental Fleet or Eligible Inventory or the Net Orderly Liquidation Value of Eligible Rental Fleet or Eligible Inventory and vice versa. In addition to the foregoing, the U.S. Administrative Agent and the Canadian Administrative Agent shall have the right, subject to subsection 7.6, to have the Loan Parties’ Rental Fleet and/or Eligible Inventory reappraised by Rouse Asset Services or another qualified appraisal company selected by the U.S. Administrative Agent or the Canadian Administrative Agent (in consultation with the Parent Borrower) from time to time after the Closing Date for the purpose of re-determining the Net Orderly Liquidation Value of the Eligible Rental Fleet and/or Eligible Inventory, as the case may be, and, as a result, re-determining the U.S. Borrowing Base and/or the Canadian Borrowing Base, as the case may be.
     (d) In the event the U.S. Borrowers are, or the Canadian Borrowers are, as applicable, unable to comply with (i) the Borrowing Base limitations set forth in subsections 2.2(a) and/or (b), as the case may be, or (ii) the conditions precedent to the making of RCF Loans or the issuance of Letters of Credit set forth in subsection 6.2, (x) the U.S. RCF Lenders hereby authorize the U.S. Administrative Agent, for the account of the U.S. RCF Lenders, to make U.S. RCF Loans to the U.S. Borrowers and (y) the Canadian RCF Lenders authorize the Canadian Administrative Agent, for the account of the Canadian RCF Lenders, to make Canadian RCF Loans to the Borrowers (other than Canadian Finco), which, in each case, may only be made as ABR Loans (each, an “Agent Advance”) for a period commencing on the date the U.S. Administrative Agent first receives a notice of Borrowing requesting an Agent Advance until the earliest of (i) the 30th Business Day after such date, (ii) the date the respective Borrowers or Borrower are again able to comply with the Borrowing Base limitations and the conditions precedent to the making of RCF Loans and issuance of Letters of Credit, or obtains an amendment or waiver with respect thereto and (iii) the date the Required Lenders instruct the U.S. Administrative Agent and the Canadian Administrative Agent to cease making Agent Advances (in each case, the “Agent Advance Period”). Neither the U.S. Administrative Agent nor the Canadian Administrative Agent shall make any Agent Advance to the extent that at such time the amount of such Agent Advance (A) in the case of Agent Advances made to the Canadian Borrowers, (I) when added to the aggregate outstanding amount of all other Agent Advances made to the Canadian Borrowers at such time, would exceed the lesser of (i) 5% of the Total Canadian RCF Commitments as then in effect and (ii) the difference of (1) the sum of (a) the Canadian Borrowing Base at such time plus (b) the U.S. Borrowing Base at such time (in each case, based on the Borrowing Base Certificate last delivered) minus (2) the sum of (a) the aggregate unpaid balance of Extensions of Credit to, or for the account of, the Canadian Borrowers, (b) the aggregate unpaid balance of Extensions of Credit to, or for the account of, the U.S. Borrowers and (c) the aggregate unpaid balance of Extensions of Credit to, or for the account of, Canadian Finco or (II) when added to the Aggregate Canadian RCF Lender Exposure as then in effect (immediately prior to the incurrence of such Agent Advance), would exceed the Total Canadian RCF Loan Commitment at such time, or (B) in the case of Agent Advances made to the U.S. Borrowers, (I) when added to the aggregate outstanding amount of all other Agent Advances made to the U.S. Borrowers at such time, would exceed 5% of the U.S. Borrowing Base at such time (based on the Borrowing Base Certificate last delivered) or (II) when added to the Aggregate U.S. RCF Lender Exposure as then in effect (immediately prior to the incurrence of such Agent Advance), (1) would exceed the Total U.S. RCF Commitment at such time or (2) when added to the Aggregate Canadian RCF Lender Exposure as then in effect (immediately prior to such Agent Advance) would exceed the sum of (a) the Canadian Borrowing Base at such time plus (b) the U.S. Borrowing Base at such time (in each case, based on the Borrowing Base Certificate last delivered). It is understood and agreed that, subject to the requirements set forth above, Agent Advances may be made by the U.S. Administrative Agent or the Canadian Administrative Agent in their respective discretion to the extent the U.S. Administrative Agent or the Canadian Administrative Agent deems such Agent Advances necessary or desirable (x) to preserve and protect the applicable Collateral, or any portion thereof, (y) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other obligations of the Loan Parties hereunder and under the other Loan Documents or (z) to pay any other amount chargeable to or required to be paid by the Borrowers pursuant to the terms of this Agreement, including payments of reimbursable expenses and other sums payable under the Loan Documents, and that the Borrowers shall have no right to require that any Agent Advances be made.
     (e) Each Borrower agrees that, upon the request to the U.S. Administrative Agent by any RCF Lender made on or prior to the Closing Date or in connection with any assignment pursuant to subsection 11.6(b), in order to evidence such Lender’s RCF Loans to such Borrower, such Borrower will execute and deliver to such Lender a promissory note substantially in the form of Exhibit A-3, with appropriate insertions as to payee, date and principal amount (each, as amended, supplemented, replaced or otherwise modified from time to time, a “RCF Note”), payable to such Lender and in a principal amount equal to the aggregate unpaid principal amount of all RCF Loans made by such RCF Lender to such Borrower. Each RCF Note shall (i) be dated the Closing Date (or in the case of an RCF Note issued in connection with RCF Commitments (and related RCF Loans) acquired by assignment pursuant to such subsection 11.6(b), the date of such assignment), (ii) be stated to mature on the RCF Maturity Date and (iii) provide for the payment of interest in accordance with subsection 4.1.
     (f) Notwithstanding anything to the contrary contained herein, the parties acknowledge and agree that (i) the Canadian Borrowers shall not be jointly or jointly and severally liable with (A) the U.S. Borrowers or (B) Canadian Finco for any liabilities or obligations of (A) the U.S. Borrowers or (B) Canadian Finco hereunder and (ii) the U.S. Borrowers shall not be jointly or jointly and severally liable with the Canadian Borrowers for any liabilities or obligations of the Canadian Borrowers hereunder (although it is acknowledged and agreed by the parties hereto that the U.S. Borrowers shall provide a guarantee in respect of the obligations of the Canadian Borrowers pursuant to the U.S. Guaranty and Collateral Agreement).
     2.3 Procedure for Borrowings. Whenever the Borrowers borrow Loans under this Agreement, the applicable Borrower shall give the U.S. Administrative Agent or the Canadian Administrative Agent, as applicable, irrevocable notice (which notice must be received by the U.S. Administrative Agent prior to (a) 12:30 P.M., New York City time, at least three Business Days prior to the requested Borrowing Date, if all or any part of the requested Loans are to be initially Eurocurrency Loans or Bankers’ Acceptance Loans or (b) 11:00 a.m., New York City time (1) at least one Business Day prior to the requested Borrowing Date for Term Loans maintained as ABR Loans and (2) on the requested Borrowing Date, for any other ABR Loans) specifying (i) the identity of the Borrower or Borrowers, (ii) the amount to be borrowed, (iii) the requested Borrowing Date, (iv) whether the borrowing is to be of Eurocurrency Loans or Bankers’ Acceptance Loans, ABR Loans or a combination thereof, (v) if the borrowing is to be entirely or partly of Eurocurrency Loans or Bankers’ Acceptance Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor and (vi) if the borrowing is to be entirely or partly Bankers’ Acceptance Loans, the length of the term thereof in accordance with subsection 4.6(c). Each borrowing shall be in an amount equal to (x) in the case of ABR Loans, except any ABR Loan to be used solely to pay a like amount of outstanding Reimbursement Obligations or Swing Line Loans, an integral multiple of $1,000,000 (or, if the Commitments then available (as calculated in accordance with subsections 2.1(a) and (b)) are less than $1,000,000, such lesser amount) and (y) in the case of Eurocurrency Loans, the principal amount thereof (or in the case of Bankers’ Acceptance Loans, the Dollar Equivalent of the principal amount thereof) equal to $5,000,000 (or, in the case of Loans made to the Canadian Borrowers, Cdn$5,000,000) or a whole multiple of $1,000,000 (or, in the case of Loans made to the Canadian Borrowers, Cdn$ 1,000,000) in excess thereof. Upon receipt of any such notice from a Borrower, the U.S. Administrative Agent or the Canadian Administrative Agent, as applicable, shall promptly notify each applicable Lender thereof. Subject to the satisfaction of the applicable conditions precedent specified in Section 6 (and subject to compliance with Section 4.6(c) in the case of Bankers’ Acceptance Loans), each applicable Lender will make the amount of its pro rata share of each borrowing of Loans available to the U.S. Administrative Agent or the Canadian Administrative Agent, as applicable, for the account of the Borrower or Borrowers identified in such notice at the office of the U.S. Administrative Agent or the Canadian Administrative Agent, as applicable, specified in subsection 11.2 prior to 12:30 P.M. (or 11:00 A.M., in the case of the initial borrowing hereunder), New York City time, or at such other office of the U.S. Administrative Agent or the Canadian Administrative Agent, as applicable, or at such other time as to which the U.S. Administrative Agent or the Canadian Administrative Agent, as applicable, shall notify such Borrower or Borrowers reasonably in advance of the Borrowing Date with respect thereto, on the Borrowing Date requested by such Borrower or Borrowers in Dollars or Canadian Dollars and in funds immediately available to the U.S. Administrative Agent or the Canadian Administrative Agent, as applicable. In relation to Banker’s Acceptance Loans, the Canadian Administrative Agent shall credit to the applicable

Canadian Borrower’s account on the applicable Borrowing Date the BA Proceeds less the applicable BA Fee with respect to each B/A Instrument purchased by a Lender on that Borrowing Date. Such borrowing will then be made available to the Borrower or Borrowers identified in such notice by the U.S. Administrative Agent or the Canadian Administrative Agent, as applicable, crediting the account of such Borrower or Borrowers on the books of such office with the aggregate of the amounts made available to the U.S. Administrative Agent or the Canadian Administrative Agent, as applicable, by the applicable Lenders and in like funds as received by the U.S. Administrative Agent or the Canadian Administrative Agent, as applicable.
     2.4 Termination or Reduction of Commitments. The Parent Borrower (on behalf of itself and each other Borrower) shall have the right, upon not less than three Business Days’ notice to the U.S. Administrative Agent (which will promptly notify the Lenders thereof), to terminate (x) the U.S. RCF Commitments, Canadian RCF Commitments or, from time to time, to reduce the amount of the U.S. RCF Commitments or Canadian RCF Commitments; provided that any such notice of termination delivered by the Parent Borrower in connection with a repayment of all outstanding Obligations may state that such notice is conditioned upon the occurrence or non-occurrence of any event specified therein (including the effectiveness of other credit facilities), in which case such notice may be revoked by the Parent Borrower (by written notice to the U.S. Administrative Agent on or prior to the specified effective date) if such condition is not satisfied; provided further that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the RCF Loans and Swing Line Loans made on the effective date thereof, the aggregate principal amount of the RCF Loans and Swing Line Loans then outstanding (including in the case of RCF Loans then outstanding in any Canadian Dollars, the Dollar Equivalent of the aggregate principal amount thereof), when added to the sum of the then outstanding L/C Obligations, would exceed the RCF Commitments then in effect and/or (y) any Incremental Term Loan Commitments. Any such reduction shall be in an amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and shall reduce permanently the applicable Commitments then in effect.
     2.5 Swing Line Commitments. (a) Subject to the terms and conditions hereof, the Swing Line Lender agrees to make swing line loans (individually, a “Swing Line Loan”; collectively, the “Swing Line Loans”) to any of the U.S. Borrowers from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed $25,000,000, provided that at no time may the sum of the then outstanding Swing Line Loans, U.S. RCF Loans and L/C Obligations exceed the lesser of (1) the U.S. RCF Commitments then in effect and (2) the difference of (I) the U.S. Borrowing Base then in effect (based on the most recently delivered Borrowing Base Certificate) minus (II) the sum of (A) the excess of the unpaid balance of Extensions of Credit made to or for the account of, the Canadian Borrowers over the Canadian Borrowing Base (based on the most recently delivered Borrowing Base Certificate), (B) the aggregate unpaid balance of Extensions of Credit to, or for the account of, the U.S. Borrowers pursuant to the Canadian RC Facility (it being understood and agreed that the U.S. Administrative Agent shall calculate the Dollar Equivalent of the then outstanding Canadian RCF Loans denominated in Canadian Dollars on the date the notice of borrowing of Swing Line Loans is given for purposes of determining compliance with this subsection) and (C) the aggregate unpaid balance of Extensions of Credit to, or for the benefit of, Canadian Finco. Amounts borrowed by any U.S. Borrower under this subsection 2.5 may be repaid and, to but excluding the RCF Maturity Date, reborrowed. All Swing Line Loans made to any U.S.

Borrower shall be made in Dollars as ABR Loans and shall not be entitled to be converted into Eurocurrency Loans. The Parent Borrower (on behalf of itself or any other Borrower as the case may be) shall give the Swing Line Lender irrevocable notice (which notice must be received by the Swing Line Lender prior to 12:00 Noon, New York City time, on the requested Borrowing Date specifying (1) the identity of the Borrower and (2) the amount of the requested Swing Line Loan. The proceeds of the Swing Line Loans will be made available by the Swing Line Lender to the Borrower identified in such notice at an office of the Swing Line Lender by crediting the account of such Borrower at such office with such proceeds in Dollars.
     (b) Each Borrower agrees that, upon the request to the U.S. Administrative Agent by the Swing Line Lender made on or prior to the Closing Date or in connection with any assignment pursuant to subsection 11.6(b), in order to evidence the Swing Line Loans to such Borrower, such Borrower will execute and deliver to the Swing Line Lender a promissory note substantially in the form of Exhibit A-4, with appropriate insertions (as the same may be amended, supplemented, replaced or otherwise modified from time to time, the “Swing Line Note”), payable to the Swing Line Lender and representing the obligation of such Borrower to pay the amount of the Swing Line Commitment or, if less, the unpaid principal amount of the Swing Line Loans made to such Borrower, with interest thereon as prescribed in subsection 4.1. The Swing Line Note shall (i) be dated the Closing Date, (ii) be stated to mature on the RCF Maturity Date and (iii) provide for the payment of interest in accordance with subsection 4.1.
     (c) The Swing Line Lender, at any time in its sole and absolute discretion may, and, at any time as there shall be a Swing Line Loan outstanding for more than seven Business Days or when an Event of Default under subsection 9(f) has occurred, the Swing Line Lender shall, on behalf of the U.S. Borrower to which the Swing Line Loan has been made (which hereby irrevocably directs and authorizes such Swing Line Lender to act on its behalf), request (provided that such request shall be deemed to have been automatically made upon the occurrence of an Event of Default under subsection 9(f)) each U.S. RCF Lender, including the Swing Line Lender to make a U.S. RCF Loan as an ABR Loan in an amount equal to such U.S. RCF Lender’s U.S. RCF Commitment Percentage of the principal amount of all Swing Line Loans made in Dollars (each, a “Mandatory RCF Loan Borrowing”) in an amount equal to such U.S. RCF Lender’s U.S. RCF Commitment Percentage of the principal amount of all of the Swing Line Loans (collectively, the “Refunded Swing Line Loans”) outstanding on the date such notice is given; provided that the provisions of this subsection shall not affect the obligations of any U.S. Borrower to prepay Swing Line Loans in accordance with the provisions of subsection 4.4(d). Unless the U.S. RCF Commitments shall have expired or terminated (in which event the procedures of paragraph (d) of this subsection 2.4 shall apply), each U.S. RCF Lender hereby agrees to make the proceeds of its U.S. RCF Loan (including any Eurocurrency Loan) available to the U.S. Administrative Agent for the account of the Swing Line Lender at the office of the U.S. Administrative Agent prior to 12:00 Noon, New York City time, in funds immediately available on the Business Day next succeeding the date such notice is given notwithstanding (i) that the amount of the Mandatory RCF Loan Borrowing may not comply with the minimum amount for RCF Loans otherwise required hereunder, (ii) whether any conditions specified in subsection 6.2 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory RCF Loan Borrowing and (v) the amount of the U.S. RCF Commitment of such, or any other, U.S. RCF Lender at such time. The proceeds of such U.S. RCF Loans shall be immediately applied to repay the Refunded Swing Line Loans.

     (d) If the U.S. RCF Commitments shall expire or terminate at any time while Swing Line Loans are outstanding, each U.S. RCF Lender shall, at the option of the Swing Line Lender, exercised reasonably, either (i) notwithstanding the expiration or termination of the U.S. RCF Commitments, make a U.S. RCF Loan as an ABR Loan (which U.S. RCF Loan shall be deemed a “U.S. RCF Loan” for all purposes of this Agreement and the other Loan Documents) or (ii) purchase an undivided participating interest in such Swing Line Loans, in either case in an amount equal to such U.S. RCF Lender’s U.S. RCF Commitment Percentage (determined on the date of, and immediately prior to, expiration or termination of the U.S. RCF Commitments) of the aggregate principal amount of such Swing Line Loans; provided, that in the event that any Mandatory RCF Loan Borrowing cannot for any reason be made on the date otherwise required above (including as a result of the commencement of a proceeding under any domestic or foreign bankruptcy, reorganization, dissolution, insolvency, receivership, administration or liquidation or similar law with respect to any Borrower), then each U.S. RCF Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory RCF Loan Borrowing would otherwise have occurred, but adjusted for any payments received from such Borrower on or after such date and prior to such purchase) from the Swing Line Lender such participations in such outstanding Swing Line Loans as shall be necessary to cause such U.S. RCF Lenders to share in such Swing Line Loans ratably based upon their respective U.S. RCF Commitment Percentages, provided, further, that (x) all interest payable on the Swing Line Loans shall be for the account of the Swing Line Lender until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing U.S. RCF Lender shall be required to pay the Swing Line Lender interest on the principal amount of the participation purchased for each day from and including the day upon which the Mandatory RCF Loan Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate otherwise applicable to U.S. RCF Loans made as ABR Loans. Each U.S. RCF Lender will make the proceeds of any U.S. RCF Loan made pursuant to the immediately preceding sentence available to the U.S. Administrative Agent for the account of the Swing Line Lender at the office of the U.S. Administrative Agent prior to 12:00 Noon, New York City time, in funds immediately available on the Business Day next succeeding the date on which the U.S. RCF Commitments expire or terminate, in Dollars. The proceeds of such U.S. RCF Loans shall be immediately applied to repay the Swing Line Loans outstanding on the date of termination or expiration of the U.S. RCF Commitments. In the event that the U.S. RCF Lenders purchase undivided participating interests pursuant to the first sentence of this paragraph (d), each U.S. RCF Lender shall immediately transfer to the Swing Line Lender, in immediately available funds and in the currency in which such Swing Line Loans were made, the amount of its participation and upon receipt thereof the Swing Line Lender will deliver to such U.S. RCF Lender a Swing Line Loan Participation Certificate dated the date of receipt of such funds and in such amount.
     (e) Whenever, at any time after the Swing Line Lender has received from any U.S. RCF Lender such U.S. RCF Lender’s participating interest in a Swing Line Loan, the Swing Line Lender receives any payment on account thereof (whether directly from the Parent Borrower or any other Borrower in respect of such Swing Line Loan or otherwise, including proceeds of Collateral applied thereto by the Swing Line Lender), or any payment of interest on account thereof, the Swing Line Lender will, if such payment is received prior to 1:00 P.M., New York City time, on a Business Day, distribute to such U.S. RCF Lender its pro rata share thereof prior to the end of such Business Day and otherwise, the Swing Line Lender will distribute such payment on the next succeeding Business Day (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such U.S. RCF Lender’s participating interest was outstanding and funded); provided, however, that in the event that such payment received by the Swing Line Lender is required to be returned, such U.S. RCF Lender will return to the Swing Line Lender any portion thereof previously distributed by the Swing Line Lender to it.
     (f) Each U.S. RCF Lender’s obligation to make the U.S. RCF Loans and to purchase participating interests with respect to Swing Line Loans in accordance with subsections 2.5(c) and 2.5(d) shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (i) any set-off, counterclaim, recoupment, defense or other right that such U.S. RCF Lender or any of the Borrowers may have against the Swing Line Lender, any of the Borrowers or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default; (iii) any adverse change in condition (financial or otherwise) of any of the Borrowers; (iv) any breach of this Agreement or any other Loan Document by any of the Borrowers, any other Loan Party or any other U.S. RCF Lender; (v) any inability of any of the Borrowers to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which such U.S. RCF Loan is to be made or participating interest is to be purchased or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.
     2.6 Repayment of Loans. (a) (1) Each U.S. Borrower hereby unconditionally promises to pay to the U.S. Administrative Agent (in the currency in which such Loan is denominated) for the account of: (i) each Term Loan Lender the then unpaid principal amount of each Term Loan of such Lender made to such Borrower, on the Term Loan Maturity Date (or such earlier date on which the Term Loans become due and payable pursuant to Section 9); (ii) each U.S. RCF Lender or each Canadian RCF Lender, as applicable, the then unpaid principal amount of each RCF Loan of such Lender made to such U.S. Borrower, on the RCF Maturity Date (or such earlier date on which the RCF Loans become due and payable pursuant to Section 9); and (iii) the Swing Line Lender, the then unpaid principal amount of the Swing Line Loans made to such U.S. Borrower, on the RCF Maturity Date (or such earlier date on which the Swing Line Loans become due and payable pursuant to Section 9). Each U.S. Borrower hereby further agrees to pay interest (which payments shall be in the same currency in which the respective Loan referred to above is denominated) on the unpaid principal amount of such Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 4.1.
     (2) For the avoidance of doubt it is acknowledged and agreed by the parties hereto, that RSC, as co-obligor of any Loan made to another U.S. Borrower, hereby unconditionally promises to pay to the U.S. Administrative Agent (in the currency in which such Loan is denominated) any amount required to be paid by such U.S. Borrower pursuant to Section 2.6(a)(1) or any other provision to this Agreement. Any reference to a Loan being made to a U.S. Borrower shall be treated as also having been made to RSC as co-obligor.
     (b) Each Canadian Borrower hereby unconditionally promises to pay to the Canadian Administrative Agent (in Canadian Dollars) for the account of each Canadian RCF

Lender, the then unpaid principal or face amount, as the case may be, of each Canadian RCF Loan of such Lender made to such Borrower, on the RCF Maturity Date (or such earlier date on which the Canadian RCF Loans become due and payable pursuant to Section 9). Each Canadian Borrower hereby further agrees to pay interest (which payments shall be in the same currency in which the respective Loan referred to above is denominated) on the unpaid principal amount of such Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 4.1.
     (c) From and after the date Canadian Finco executes a Borrower Joinder Agreement, Canadian Finco unconditionally promises to pay to the Canadian Administrative Agent (in Dollars), for the account of each Lender, the then unpaid principal amount of each Loan of such Lender made to Canadian Finco, on the respective Maturity Date (or such earlier date on which the Loans become due and payable pursuant to Section 9). From and after the date Canadian Finco executes a Borrower Joinder Agreement, Canadian Finco further agrees to pay interest (in Dollars) on the unpaid principal amount of such Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 4.1.
     (d) Each Lender (including the Swing Line Lender) shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of each of the Borrowers to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.
     (e) The U.S. Administrative Agent shall maintain the Register pursuant to subsection 11.6(b), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder, the Type thereof, the Borrowers to which such Loan is made, each Interest Period, if any, applicable thereto and whether such Loans are Term Loans, U.S. RCF Loans, Canadian RCF Loans or Swing Line Loans, (ii) the amount of any principal or interest due and payable or to become due and payable from each of the Borrowers to each applicable Lender hereunder and (iii) both the amount of any sum received by the U.S. Administrative Agent and the Canadian Administrative Agent hereunder from each of the Borrowers and each applicable Lender’s share thereof.
     (f) The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 2.6(e) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of each of the Borrowers therein recorded; provided, however, that the failure of any Lender or the U.S. Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of any Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.
     2.7 Incremental Commitments. (a) So long as the Syndication Date has occurred and no Default or Event of Default exists or would arise therefrom, (i) the Canadian Borrowers shall have the right, at any time and from time to time after the Closing Date, to request an increase of the aggregate of the then outstanding Canadian RCF Commitments by an amount not to exceed in the aggregate (A) $200,000,000 minus (B) the amount of any increases in the RCF Commitments and any Incremental Term Loan Commitments provided to the U.S. Borrowers and/or Canadian Finco pursuant to this subsection 2.7 after the Closing Date, (ii) the U.S. Borrowers shall have the right, at any time and from time to time after the Closing Date, to request (x) an increase of the aggregate of the then outstanding U.S. RCF Commitments by an amount not to exceed in the aggregate (A) $200,000,000 minus (B) the amount of any increases in the RCF Commitments and any Incremental Term Loan Commitments provided to the U.S. Borrowers and/or Canadian Finco made pursuant to this subsection 2.7 after the Closing Date and (y) the Lenders to provide Incremental Term Loan Commitments to the U.S. Borrowers in an amount not to exceed in the aggregate (A) $200,000,000 minus (B) the amount of any increases in the RCF Commitments and any Incremental Term Loan Commitment provided pursuant to this subsection 2.7 after the Closing Date and (iii) Canadian Finco shall have the right, at any time and from time to time after the date on which Canadian Finco executes and delivers a Borrower Joinder Agreement, to request the Lenders to provide Incremental Term Loan Commitments to Canadian Finco in an amount not to exceed in the aggregate the lesser of (I) $75,000,000 and (II) (A) $200,000,000 minus (B) the amount of any increases in the RCF Commitments and any Incremental Term Loan Commitment provided to the U.S. Borrowers and/or Canadian Finco pursuant to this subsection 2.7 after the Closing Date. For the avoidance of doubt, the aggregate increase of all RCF Commitments and all Incremental Term Loan Commitments obtained by the Borrowers under this subsection 2.7 shall not exceed $200,000,000. Any such requested increase shall be first made to all applicable existing Lenders on a pro rata basis. To the extent that such existing Lenders decline to increase their Commitments or to provide Incremental Term Loan Commitments, or decline to increase their Commitments or to provide Incremental Term Loan Commitments to the amount requested by the respective Borrower or Borrowers, the U.S. Administrative Agent, in consultation with the Parent Borrower, will use commercially reasonable efforts to arrange for other Persons to become Canadian RCF Lenders or U.S. RCF Lenders, or to provide Incremental Term Loan Commitments, as applicable, hereunder and to issue commitments in an amount equal to the amount of the increase in the Total Canadian RCF Commitment requested by the Canadian Borrowers or the Total U.S. RCF Commitment or the Incremental Term Loan Commitments requested by the U.S. Borrowers or Canadian Finco, as the case may be, and not accepted by the existing Lenders (each such increase by either means, a “Commitment Increase,” and each Person issuing, or Lender increasing, its Commitment, an “Additional Commitment Lender”), provided, however, that (i) no Lender shall be obligated to provide a Commitment Increase as a result of any such request by any Borrower and (ii) any Additional Commitment Lender which is not an existing Lender shall be subject to the approval of, (X) in the case of the U.S. RC Facility, the U.S. Administrative Agent, the U.S. RCF Issuing Lender and the U.S. Borrowers, (Y) in the case of the Canadian RC Facility, the Canadian Administrative Agent, the Canadian RCF Issuing Lender and the Canadian Borrowers (each such approval not to be unreasonably withheld) and (Z) in the case of any such Additional Commitment Lender providing an Incremental Term Loan Commitment, the U.S. Administrative Agent and the Parent Borrower and (iii) each Additional Commitment Lender which is a Canadian RCF Lender shall be in compliance with the provisions of subsection 4.15. Each Commitment Increase shall be in a minimum aggregate amount of at least $25,000,000 and in integral multiples of $25,000,000 in excess thereof.
          (b) No Commitment Increase shall become effective unless and until each of the following conditions have been satisfied:

     (i) the applicable Borrowers, the U.S. Administrative Agent, and any Additional Commitment Lender shall have executed and delivered an incremental commitment agreement in substantially the form of Exhibit C hereto (“Incremental Commitment Agreement”) pursuant to which the respective additional Commitments or Incremental Term Loan Commitments shall be provided;
     (ii) the applicable Borrowers shall have paid such fees and other compensation to the Additional Commitment Lenders and to the U.S. Administrative Agent or the Canadian Administrative Agent, as applicable, as the applicable Borrowers and such Additional Commitment Lenders shall agree;
     (iii) the applicable Borrowers, if requested by the respective Administrative Agent, shall deliver to the U.S. Administrative Agent or the Canadian Administrative Agent, as applicable, and the Lenders an opinion or opinions, in form and substance reasonably satisfactory to the U.S. Administrative Agent or the Canadian Administrative Agent, as applicable, from counsel to the applicable Borrowers reasonably satisfactory to the U.S. Administrative Agent or the Canadian Administrative Agent, as applicable, and dated such date;
     (iv) an RCF Note or Incremental Term Loan Note, as applicable (to the extent requested), will be issued at the applicable Borrowers’ expense, to each such Additional Commitment Lender, to be in conformity with requirements of subsection 2.1(d) or 2.2(e), as the case may be (with appropriate modification), to the extent necessary to reflect the new Commitment of each Additional Commitment Lender; and
     (v) the applicable Borrowers and Additional Commitment Lender shall have delivered such other instruments, documents and agreements as the U.S. Administrative Agent or the Canadian Administrative Agent, as applicable, may reasonably have requested in order to effectuate the documentation of the foregoing.
          (c) The U.S. Administrative Agent shall promptly notify each Lender as to the effectiveness of each Commitment Increase (with each date of such effectiveness being referred to herein as a “Commitment Increase Date”), and at such time (i) the Commitments under, and for all purposes of, this Agreement shall be increased by the aggregate amount of such Commitment Increases, (ii) Schedule A shall be deemed modified, without further action, to reflect the revised U.S. RCF Commitments and U.S. RCF Commitment Percentages of the U.S. RCF Lenders or Canadian RCF Commitments and Canadian RCF Commitment Percentages of the Canadian RCF Lenders and (iii) this Agreement shall be deemed amended, without further action, to the extent necessary to reflect such increased Commitments.
          (d) All Incremental Term Loans incurred by the U.S. Borrowers shall constitute part of, and be added to, the Tranche of Initial Term Loans and shall:
     (i) have the same Maturity Date and the same Weighted Average Life to Maturity as the Tranche of Initial Term Loans, and shall bear interest at the same rates (i.e., have the same Applicable Margins) applicable to the Initial Term Loans, and

     (ii) have the same scheduled repayment dates as then remain with respect to the Initial Term Loans (with the amount of each scheduled repayment applicable to such new Incremental Term Loans to be the same (on a proportionate basis) as is theretofore applicable to the Initial Term Loans, thereby increasing the amount of each then remaining scheduled repayment.
          (e) All Incremental Term Loans incurred by Canadian Finco shall constitute a new Tranche of Term Loans, provided that all such Incremental Term Loans shall:
     (i) except as may be agreed to by the respective Incremental Term Loan Lenders providing such Incremental Term Loans and the Administrative Agent (acting reasonably), have the same Maturity Date and the same Weighted Average Life to Maturity as the Tranche of Initial Term Loans, shall bear interest at the same rates (i.e., have the same Applicable Margins) applicable to the Initial Term Loans, and shall have the same scheduled repayment dates as then remain with respect to the Initial Term Loans, and
     (ii) shall not be subject to the mandatory prepayment provisions contained in subsection 4.4(b).
          (f) In connection with each incurrence of Incremental Term Loans pursuant to subsection 2.1(c) that will be added to (and from a part of) the Initial Term Loans, the Lenders and the Borrowers hereby agree that, notwithstanding anything to the contrary contained in this Agreement, the Borrowers and the Administrative Agent may take all such actions as may be necessary to ensure that all Lenders with outstanding Initial Term Loans continue to participate in each Borrowing of outstanding Initial Term Loans (after giving effect to the incurrence of Incremental Term Loans pursuant to subsection 2.1(c)) on a pro rata basis, including by adding the Incremental Term Loans to be so incurred to the then outstanding Borrowings of Initial Term Loans on pro rata basis even though as a result thereof such new Incremental Term Loan (to the extent required to be maintained as Eurocurrency Loans), may effectively have a shorter Interest Period than the outstanding Borrowings of Initial Term Loans and it is hereby agreed that (x) to the extent any the outstanding Borrowings of Initial Term Loans that are maintained as Eurocurrency Loans are affected as a result thereof, any costs of the type described in subsection 4.12 incurred by such Lenders in connection therewith shall be for the account of the applicable Borrowers or (y) to the extent the Incremental Term Loans to be so incurred are added to the then outstanding Borrowings of Initial Term Loans which are maintained as Eurocurrency Loans, the Lenders that have made such additional Incremental Term Loans shall be entitled to receive an effective interest rate on such additional Incremental Term Loans as is equal to the Eurocurrency Rate as in effect two Business Days prior to the incurrence of such additional Incremental Term Loans plus the then Applicable Margin for Initial Term Loans until the end of the respective Interest Period or Interest Periods with respect thereto.
          (g) In connection with the Commitment Increases hereunder, the Lenders and the Borrowers agree that, notwithstanding anything to the contrary in this Agreement, (i) the applicable Borrowers shall, in coordination with the U.S. Administrative Agent, (x) repay applicable outstanding RCF Loans of certain Lenders, and obtain applicable RCF Loans from certain other Lenders (including the Additional Commitment Lenders), or (y) take such other actions as reasonably may be required by the U.S. Administrative Agent, in each case to the extent necessary so that the Lenders effectively participate in each of the outstanding U.S. RCF or Canadian RCF Loans, as applicable, pro rata on the basis of their U.S. RCF Commitment Percentages or Canadian RCF Commitment Percentages, as applicable (determined after giving effect to any increase in the RCF Commitments pursuant to this subsection 2.7), and (ii) the applicable Borrowers shall pay to the Lenders any costs of the type referred to in subsection 4.12 in connection with any repayment and/or RCF Loans required pursuant to preceding clause (i). Without limiting the obligations of the Borrowers provided for in this subsection 2.7, the U.S. Administrative Agent and the Lenders agree that they will use their best efforts to attempt to minimize the costs of the type referred to in subsection 4.12 which the Borrowers would otherwise occur in connection with the implementation of an increase in the U.S. RCF Commitments or the Canadian RCF Commitments.
          (h) Each Lender hereby covenants and agrees to enter into any technical amendments necessary in connection with the provision of Commitment Increases hereunder in accordance with the provisions of this subsection 2.7 and the respective Incremental Commitment Agreement, provided that such amendment shall be strictly limited to the provisions necessary to incorporate the appropriate provisions for such Commitment Increase.
          Section 3. Letters of Credit.
          3.1 L/C Commitment. (a) Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the other RCF Lenders set forth in subsection 3.4(a), agrees to issue Letters of Credit for the account of the applicable Borrower (other than Canadian Finco) on any Business Day during the Commitment Period but in no event later than the 30th day prior to the RCF Maturity Date in such form as may be approved from time to time by the respective Issuing Lender; provided that no Letter of Credit shall be issued if, after giving effect to such issuance, (i) (A) aggregate Canadian RCF L/C Obligations shall exceed $15,000,000 or (B) the aggregate Extensions of Credit to the U.S. Borrowers, the Canadian Borrowers or any Borrower would exceed the applicable limitations set forth in subsection 2.2 or 2.5 (it being understood and agreed that the U.S. Administrative Agent or the Canadian Administrative Agent shall calculate the Dollar Equivalent of the then outstanding RCF Loans in Canadian Dollars on the date on which the applicable Borrower has requested that the applicable Issuing Lender issue a Letter of Credit for purposes of determining compliance with this clause (i)), (ii) the L/C Obligations in respect of Letters of Credit would exceed $400,000,000 or (iii) the Aggregate Outstanding RCF Credit of all the RCF Lenders would exceed the RCF Commitments of all the RCF Lenders then in effect. Each Letter of Credit shall (i) be denominated in Dollars or Canadian Dollars, as requested by the applicable Borrower, and shall be either (A) a standby letter of credit issued to support obligations of the Parent Borrower or any of its Subsidiaries (other than Canadian Finco), contingent or otherwise, which finance or otherwise arise in connection with the working capital and business needs of the Parent Borrower and its Subsidiaries incurred in the ordinary course of business (a “Standby Letter of Credit”), or (B) a commercial letter of credit in respect of the purchase of goods or services by the Parent Borrower or any of its Subsidiaries (other than Canadian Finco) in the ordinary course of business (a “Documentary L/C”), and (ii) unless otherwise agreed by the U.S. Administrative Agent or the Canadian Administrative Agent, as applicable, expire no later than the earlier of (I) (A) one year after its date of issuance and (B) the 10th day prior to the RCF Maturity Date, in the case of Standby Letters of Credit (subject, if requested by the applicable Borrower and agreed to by the Issuing Lender, to auto-renewals for successive periods not exceeding one year and ending prior to the 10th day prior to the RCF Maturity Date), or (II) (A) 180 days after its date of issuance and (B) the 30th day prior to the RCF Maturity Date, in the case of Documentary L/Cs. Each Letter of Credit issued by the U.S. RCF Issuing Lender shall be deemed to constitute a utilization of the U.S. RCF Commitments and each Letter of Credit issued by the Canadian RCF Issuing Lender shall be deemed to constitute a utilization of the Canadian RCF Commitments, and shall be participated in (as more fully described in following subsection 3.4) by the U.S. RCF Lenders or the Canadian RCF Lenders, as applicable, in accordance with their respective U.S. RCF Commitment Percentages or Canadian RCF Commitment Percentages, as applicable. All Letters of Credit issued under the U.S. RC Facility shall be denominated in Dollars and shall be issued for the account of the applicable U.S. Borrower. All Letters of Credit issued under the Canadian RC Facility shall be denominated in Canadian Dollars requested by the applicable Borrower and shall be issued for the account of the applicable Borrower.
          (b) Unless otherwise agreed by the applicable Issuing Lender and the Parent Borrower, each Letter of Credit shall be subject to the Uniform Customs, and, to the extent not inconsistent therewith, the laws of the State of New York. All Letters of Credit shall be issued payable on a sight basis only.
          (c) No Issuing Lender shall at any time issue any Letter of Credit hereunder if such issuance would conflict with, or cause such Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.
          (d) Notwithstanding anything contained in Section 3, no Issuing Lender shall at any time issue any Letter of Credit for the account of Canadian Finco.
          3.2 Procedure for Issuance of Letters of Credit. (a) The applicable U.S. Borrower or Canadian Borrower may from time to time request during the Commitment Period but in no event later than the 30th day prior to the RCF Maturity Date that an Issuing Lender issue a Letter of Credit by delivering to such Issuing Lender and the U.S. Administrative Agent or the Canadian Administrative Agent, as applicable, at their respective addresses for notices specified herein, an L/C Request therefor substantially in the form Exhibit D hereto (completed to the reasonable satisfaction of such Issuing Lender), and such other certificates, documents and other papers and information as such Issuing Lender may reasonably request. Each L/C Request shall specify that the requested Letter of Credit is to be denominated in Dollars or, in the case of Letters of Credit issued for the account of the Canadian Borrowers, Canadian Dollars. Upon receipt of any L/C Request, such Issuing Lender will process such L/C Request and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall an Issuing Lender be required, unless otherwise agreed to by such Issuing Lender, to issue any Letter of Credit earlier than three Business Days after its receipt of the L/C Request therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by such Issuing Lender and the applicable U.S. Borrower or Canadian Borrower. The applicable Issuing Lender shall furnish a copy of such Letter of Credit to the applicable U.S. Borrower or Canadian Borrower promptly following the issuance thereof. Promptly after the issuance or amendment of any Standby Letter of Credit, the applicable Issuing Lender shall notify the applicable U.S. Borrower or Canadian Borrower and the U.S. Administrative Agent or the Canadian Administrative Agent, as applicable, in writing, of such issuance or amendment and such notice shall be accompanied by a copy of such issuance or amendment. Upon receipt of such notice, the U.S. Administrative Agent or the Canadian Administrative Agent, as applicable, shall promptly notify the applicable Lenders, in writing, of such issuance or amendment, and if so requested by a Lender, the U.S. Administrative Agent or the Canadian Administrative Agent, as applicable, shall provide to such Lender copies of such issuance or amendment. With regards to Documentary L/Cs, the Issuing Lender shall on the first Business Day of each week provide the U.S. Administrative Agent or the Canadian Administrative Agent, as applicable, by facsimile, with a report detailing the aggregate daily outstanding Documentary L/Cs during the previous week.
          (b) The making of each request for a Letter of Credit by any U.S. Borrower or Canadian Borrower shall be deemed to be a representation and warranty by such Borrower that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, subsection 3.1. Unless the respective Issuing Lender has received notice from the Required Lenders before it issues a Letter of Credit that one or more of the applicable conditions specified in Section 6.2 are not then satisfied, or that the issuance of such Letter of Credit would violate subsection 3.1, then such Issuing Lender may issue the requested Letter of Credit for the account of the applicable Borrower in accordance with such Issuing Lender’s usual and customary practices.
          3.3 Fees, Commissions and Other Charges. (a) Each U.S. Borrower and Canadian Borrower agrees to pay to the U.S. Administrative Agent or the Canadian Administrative Agent, as applicable, a letter of credit commission with respect to each Letter of Credit issued by such Issuing Lender on its behalf, computed for the period from and including the date of issuance of such Letter of Credit through to the expiration date of such Letter of Credit at a rate per annum equal to the Applicable Margin then in effect for Eurocurrency Loans that are RCF Loans calculated on the basis of a 360 day year of the aggregate amount available to be drawn under such Letter of Credit during such period, payable quarterly in arrears on each L/C Fee Payment Date with respect to such Letter of Credit and on the RCF Maturity Date or such earlier date as the RCF Commitments shall terminate as provided herein. Such commission shall be payable to the U.S. Administrative Agent or the Canadian Administrative Agent, as applicable, for the account of the applicable RCF Lenders to be shared ratably among them in accordance with their respective U.S. RCF Commitment Percentages or Canadian RCF Commitment Percentages. Each U.S. Borrower and Canadian Borrower shall pay to the relevant Issuing Lender a fee equal to 1/4 of 1% per annum (but in no event less than $500 per annum for each Letter of Credit issued on its behalf) of the aggregate amount available to be drawn under such Letter of Credit, payable quarterly in arrears on each L/C Fee Payment Date with respect to such Letter of Credit and on the RCF Maturity Date or such other date as the RCF Commitments shall terminate. Such commissions and fees shall be nonrefundable. Such fees and commissions shall be payable in Dollars (or, in the case of Letters of Credit issued for the account of the Canadian Borrowers, Canadian Dollars).
          (b) In addition to the foregoing commissions and fees, each U.S. Borrower and Canadian Borrower agrees to pay or reimburse the applicable Issuing Lender for such normal and customary costs and expenses as are incurred or charged by such Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit issued by such Issuing Lender on its behalf.
          (c) The U.S. Administrative Agent and the Canadian Administrative Agent shall, promptly following any receipt thereof, distribute to the applicable Issuing Lender and the applicable L/C Participants all commissions and fees received by such Agent for their respective accounts pursuant to this subsection 3.3.
          3.4 L/C Participations. (a) Each Issuing Lender irrevocably agrees to grant and hereby grants to each U.S. RCF L/C Participant or Canadian RCF L/C Participant, as applicable, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the applicable Issuing Lender, without recourse or warranty, on the terms and conditions hereinafter stated, for such L/C Participant’s own account and risk an undivided interest equal to such L/C Participant’s U.S. RCF Commitment Percentage or Canadian RCF Commitment Percentage, as applicable, (determined on the date of issuance of the relevant Letter of Credit) in such Issuing Lender’s obligations and rights under each Letter of Credit issued or continued hereunder, the amount of each draft paid by such Issuing Lender thereunder and the obligations of the applicable Borrowers under this Agreement with respect thereto (although L/C Fees and related commissions shall be payable directly to the U.S. Administrative Agent or the Canadian Administrative Agent, as applicable, for the account of the applicable Issuing Lender and L/C Participants, as provided in subsection 3.3 and the L/C Participants shall have no right to receive any portion of any facing fees with respect to any such Letters of Credit) and any security therefor or guaranty pertaining thereto. Each L/C Participant unconditionally and irrevocably agrees with such Issuing Lender that, if a draft is paid under any Letter of Credit for which such Issuing Lender is not reimbursed in full by the applicable Borrower in respect of such Letter of Credit in accordance with subsection 3.5(a), such L/C Participant shall pay to such Issuing Lender upon demand at such Issuing Lender’s address for notices specified herein an amount equal to such L/C Participant’s U.S. RCF Commitment Percentage or Canadian RCF Commitment Percentage, as applicable, of the amount of such draft, or any part thereof, which is not so reimbursed; provided that nothing in this paragraph shall relieve such Issuing Lender of any liability resulting from the gross negligence or willful misconduct (as determined in a final non-appealable decision issued by a court of competent jurisdiction) of such Issuing Lender, or otherwise affect any defense or other right that any L/C Participant may have as a result of such gross negligence or willful misconduct (as so determined). All calculations of an L/C Participant’s U.S. RCF Commitment Percentage and Canadian RCF Commitment Percentage shall be made from time to time by the U.S. Administrative Agent and the Canadian Administrative Agent, respectively, which calculations shall be conclusive absent manifest error.
          (b) If any amount required to be paid by any L/C Participant to an Issuing Lender on demand by such Issuing Lender pursuant to subsection 3.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit is paid to such Issuing Lender within three Business Days after the date such demand is made, such L/C Participant shall pay to such Issuing Lender on demand an amount equal to the product of such amount, times the daily average Federal Funds Effective Rate (or, in the case of a Canadian RCF Lender, the interbank rate customarily charged by the Canadian Administrative Agent)

during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Lender, times a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to subsection 3.4(a) is not in fact made available to such Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, such Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon (with interest based on the Dollar Equivalent of any amounts denominated in Canadian Dollars) calculated from such due date at the rate per annum applicable to RCF Loans maintained as ABR Loans accruing interest at the ABR hereunder. A certificate of an Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this subsection (which shall include calculations of any such amounts in reasonable detail) shall be conclusive in the absence of manifest error.
          (c) Whenever, at any time after an Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with subsection 3.4(a), such Issuing Lender receives any payment related to such Letter of Credit (whether directly from a Borrower in respect of such Letter of Credit or otherwise, including proceeds of Collateral applied thereto by such Issuing Lender), or any payment of interest on account thereof, such Issuing Lender will, if such payment is received prior to 1:00 P.M., New York City time, on a Business Day, distribute to such L/C Participant its pro rata share thereof prior to the end of such Business Day and otherwise such Issuing Lender will distribute such payment on the next succeeding Business Day; provided, however, that in the event that any such payment received by an Issuing Lender shall be required to be returned by such Issuing Lender, such L/C Participant shall return to such Issuing Lender the portion thereof previously distributed by such Issuing Lender to it.
          3.5 Reimbursement Obligation of the Borrowers. (a) Each U.S. Borrower and Canadian Borrower hereby agrees to reimburse each Issuing Lender, upon receipt by such Borrower of notice from the applicable Issuing Lender of the date and amount of a draft presented under any Letter of Credit issued on its behalf and paid by such Issuing Lender, for the amount of such draft so paid and any taxes, fees, charges or other costs or expenses reasonably incurred by such Issuing Lender in connection with such payment. Each such payment shall be made to the applicable Issuing Lender, at its address for notices specified herein in the currency in which such Letter of Credit is denominated and in immediately available funds, on the date on which such Borrower receives such notice, if received prior to 11:00 A.M., New York City time, on a Business Day and otherwise on the next succeeding Business Day.
          (b) Interest shall be payable under this subsection 3.5(b) on any and all amounts owing pursuant to subsection 3.5(a) remaining unpaid (taking the Dollar Equivalent of any amounts denominated in Canadian Dollars, as determined by the Canadian Administrative Agent, as applicable) by the U.S. Borrowers or the Canadian Borrowers, as applicable (i) from the date the draft presented under the affected Letter of Credit is paid to the date on which such applicable Borrower is required to reimburse such amounts pursuant to paragraph (a) above, at the rate which would then be payable on any outstanding ABR Loans that are RCF Loans and (ii) thereafter until payment in full of such amounts, at the rate which would be payable on any outstanding ABR Loans that are RCF Loans which were then overdue.

          3.6 Obligations Absolute. (a) Each of the U.S. Borrowers’ and the Canadian Borrowers’ obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which any such Borrower may have or have had against an Issuing Lender, any L/C Participant or any beneficiary of a Letter of Credit, provided that this paragraph shall not relieve any Issuing Lender or L/C Participant of any liability resulting from the gross negligence or willful misconduct of such Issuing Lender or L/C Participant (as determined in a final non-appealable decision issued by a court of competent jurisdiction), or otherwise affect any defense or other right that any such Borrower may have as a result of any such gross negligence or willful misconduct (as so determined).
          (b) Each U.S. Borrower and Canadian Borrower and each Lender also agree with each Issuing Lender that such Issuing Lender and the L/C Participants shall not be responsible for, and such Borrower’s Reimbursement Obligations under subsection 3.5(a) shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among any Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of any Borrower against any beneficiary of such Letter of Credit or any such transferee, provided that this paragraph shall not relieve any Issuing Lender or L/C Participant of any liability resulting from the gross negligence or willful misconduct of such Issuing Lender or L/C Participant (as determined in a final non-appealable decision issued by a court of competent jurisdiction), or otherwise affect any defense or other right that any Borrower may have as a result of any such gross negligence or willful misconduct (as so determined).
          (c) Neither any Issuing Lender nor any L/C Participant shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by such Person’s gross negligence or willful misconduct (as determined in a final non-appealable decision issued by a court of competent jurisdiction).
          (d) Each U.S. Borrower and Canadian Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct (as determined in a final non-appealable decision issued by a court of competent jurisdiction) and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on each such Borrower and shall not result in any liability of any Issuing Lender or L/C Participant to any Borrower.
          3.7 L/C Payments. If any drafts or document(s) shall be presented for payment under any Letter of Credit, the applicable Issuing Lender shall promptly notify the applicable U.S. Borrower or Canadian Borrower of the date and amount thereof. The responsibility of an Issuing Lender to such Borrower in respect of any Letter of Credit in connection with any drafts or document(s) presented for payment under such Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit, provided that this paragraph shall not relieve such Issuing Lender of any liability resulting from the gross negligence or willful misconduct of such Issuing Lender, or otherwise affect any defense or other right that any Borrower may have as a result of any such gross negligence or willful misconduct (in each case, as determined in a final non-appealable decision issued by a court of competent jurisdiction).
          3.8 L/C Request. To the extent that any provision of any L/C Request related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall control.
          3.9 Additional Issuing Lenders. Any U.S. Borrower or Canadian Borrower may, at any time and from time to time with the consent of the U.S. Administrative Agent or the Canadian Administrative Agent, as applicable (which consent shall not be unreasonably withheld or delayed), and such Lender, designate one or more additional Canadian Lenders or U.S. RCF Lenders, as applicable, to act as an issuing lender under the terms of this Agreement. Any Lender designated as an issuing lender pursuant to this subsection 3.9 shall be deemed to be an “Issuing Lender” (in addition to being a Lender) in respect of Letters of Credit issued or to be issued by such Lender, and, with respect to such Letters of Credit, such term shall thereafter apply to the other Issuing Lender or Issuing Lenders and such Lender.
          Section 4. General Provisions Applicable to Loans and Letters of Credit.
          4.1 Interest Rates and Payment Dates. (a) Each Eurocurrency Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurocurrency Rate determined for such day plus the Applicable Margin in effect for such day. BA Fees payable in respect of each B/A Instrument shall be paid by the Canadian Borrowers at the time of the incurrence (by way of acceptance, purchase or otherwise) of each Bankers’ Acceptance Loan.
          (b) Each ABR Loan (other than a Canadian RCF Loan made to a Canadian Borrower) shall bear interest for each day that it is outstanding at a rate per annum equal to the ABR for such day plus the Applicable Margin in effect for such day and each ABR Loan that is a Canadian RCF Loan made to a Canadian Borrower shall bear interest for each day that it is outstanding at a rate per annum equal to the Canadian Prime Rate in effect for such day plus the Applicable Margin in effect for such day.
          (c) If all or a portion of (i) the principal amount of any Loan, (ii) any interest payable thereon or (iii) any commitment fee, letter of credit commission, letter of credit fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto pursuant to the relevant foregoing provisions of subsections 4.1(a) and (b) plus 2.00%, (y) in the case of overdue interest, the rate that would be otherwise applicable to principal of the related Loan pursuant to the relevant foregoing provisions of subsections 4.1(a) and (b) plus 2.00% and (z) in the case of fees, commissions or other amounts, the rate described in paragraph (b) of this subsection for ABR Loans that are U.S. RCF Loans (or, in the case of any such fees, commissions or other amounts owing by the Canadian Borrowers, the rate described in paragraph (b) of this subsection for ABR Loans that are Canadian RCF Loans) plus 2.00%, in each case from the date of such non-payment until such amount is paid in full (after as well as before judgment).
          (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this subsection shall be payable from time to time on demand.
          (e) It is the intention of the parties hereto to comply strictly with applicable usury laws; accordingly, it is stipulated and agreed that the aggregate of all amounts which constitute interest under applicable usury laws, whether contracted for, charged, taken, reserved, or received, in connection with the indebtedness evidenced by this Agreement or any Notes, or any other document relating or referring hereto or thereto, now or hereafter existing, shall never exceed under any circumstance whatsoever the maximum amount of interest allowed by applicable usury laws.
          (f) Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, solely to the extent that a court of competent jurisdiction finally determines that the calculation or determination of interest or any fee payable by the Canadian Borrowers in respect of their obligations pursuant to this Agreement and the other Loan Documents shall be governed by the laws of any province of Canada or the federal laws of Canada:
     (i) if any provision of this Agreement or of any of the other Loan Documents would obligate the Canadian Borrowers to make any payment of interest or other amount payable to any of the U.S. Administrative Agent, the Canadian Administrative Agent or any Lender under this Agreement or any other Loan Document in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by any of the U.S. Administrative Agent, the Canadian Administrative Agent or any Lender of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)) then, notwithstanding such provisions, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by the U.S. Administrative Agent, the Canadian Administrative Agent or any Lender of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: (1) firstly, by reducing the amount or rate of interest required to be paid to the U.S. Administrative Agent, the Canadian Administrative Agent or any Lender under this subsection 4.1, and (2) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the U.S. Administrative Agent, the Canadian Administrative Agent or any Lender which would constitute “interest” for purposes of Section 347 of the Criminal Code (Canada). Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if the U.S. Administrative Agent, the Canadian Administrative Agent or any Lender shall have received an amount in excess of the maximum permitted by that Section of the Criminal Code (Canada), the Canadian Borrowers shall be entitled, by notice in writing to the applicable U.S. Administrative Agent, Canadian Administrative Agent or Lender, to obtain reimbursement from such party in an amount equal to such excess and, pending such reimbursement, such amount shall be deemed to be an amount payable by the applicable U.S. Administrative Agent, Canadian Administrative Agent or Lender to the Canadian Borrowers. Any amount or rate of interest referred to in this subsection 4.1(f)(i) shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that the applicable loan remains outstanding on the assumption that any charges, fees or expenses that fall within the meaning of “interest” (as defined in the Criminal Code (Canada)) and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Canadian Administrative Agent shall be conclusive for the purposes of such determination; and
     (ii) For purposes of the Interest Act (Canada) and with respect to Canadian Loan Parties only:
     (A) whenever any interest or fee payable by the Canadian Borrowers is calculated using a rate based on a year of 360 days or 365 days, as the case may be, the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate based on a year of 360 days or 365 days, as the case may be, (y) multiplied by the actual number of days in the applicable calendar year in which such rate is to be ascertained and (z) divided by 360 or 365, as the case may be; and
     (B) all calculations of interest payable by the Canadian Borrowers under this Agreement or any other Loan Document are to be made on the basis of the nominal interest rate described herein and therein and not on the basis of effective yearly rates or on any other basis which gives effect to the principle of deemed reinvestment of interest which principle does not apply to any interest calculated under this Agreement or any Loan Document. The parties hereto acknowledge that there is a material difference between the stated nominal interest rates and the effective yearly rates of interest and that they are capable of making the calculations required to determine such effective yearly rates of interest.
          4.2 Conversion and Continuation Options. (a) Subject to subsection 4.2(c), the applicable Borrowers may elect from time to time to convert outstanding (i) Term Loans from Eurocurrency Loans to ABR Loans, (ii) RCF Loans made or outstanding in Dollars from Eurocurrency Loans to ABR Loans and (iii) RCF Loans made or outstanding in Canadian Dollars from Bankers’ Acceptance Loans to ABR Loans, in each case by giving the U.S. Administrative Agent or the Canadian Administrative Agent, as applicable, at least two Business Days’ prior irrevocable notice of such election, provided that any such conversion of Eurocurrency Loans may only be made on the last day of an Interest Period with respect thereto and any conversion of Bankers’ Acceptance Loans may only be made on the maturity date thereof and otherwise in accordance with subsection 4.6(c). The Borrowers may elect from time to time to convert outstanding (i) Term Loans from ABR Loans to Eurocurrency Loans and (ii) RCF Loans made or outstanding in Dollars from ABR Loans to Eurocurrency Loans outstanding in Dollars and, in each case by giving the U.S. Administrative Agent or the Canadian Administrative Agent, as applicable, at least three Business Days’ prior irrevocable notice of such election. Any such notice of conversion to Eurocurrency Loans outstanding in Dollars shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the U.S. Administrative Agent or the Canadian Administrative Agent, as applicable, shall promptly notify each affected Lender thereof. All or any part of outstanding Eurocurrency Loans made or outstanding in Dollars and ABR Loans may be converted as provided herein, provided that (i) (unless the Required Lenders otherwise consent) no Loan may be converted into a Eurocurrency Loan or Bankers’ Acceptance Loan when any Default or Event of Default has occurred and is continuing and, in the case of any Default, the U.S. Administrative Agent has given notice to the applicable Borrower that no such conversions may be made and (ii) no Loan may be converted into a Eurocurrency Loan or Bankers’ Acceptance Loan after the date that is one month prior to the RCF Maturity Date.
          (b) Any Eurocurrency Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the applicable Borrowers giving notice to the U.S. Administrative Agent or the Canadian Administrative Agent, as applicable, at least three Business Days prior to the expiration of the then current Interest Period, of the length of the next Interest Period to be applicable to such Loan, determined in accordance with the applicable provisions of the term “Interest Period” set forth in subsection 1.1, provided that no Eurocurrency Loan may be continued as such (i) (unless the Required Lenders otherwise consent) when any Default or Event of Default has occurred and is continuing and, in the case of any Default, the U.S. Administrative Agent has given notice to the applicable Borrower that no such continuations may be made or (ii) after the date that is one month prior to the Maturity Date therefor and provided, further, that if the applicable Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso, such Eurocurrency Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice of continuation pursuant to this subsection 4.2(b), the U.S. Administrative Agent or the Canadian Administrative Agent, as applicable, shall promptly notify each affected Lender thereof.
          (c) Mandatory and voluntary conversions of Bankers’ Acceptance Loans into ABR Loans, or rollovers of Bankers’ Acceptance Loans shall be made in the circumstances, and to the extent, provided in subsection 4.6(c).
          4.3 Minimum Amounts of Sets. All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods and terms to maturity hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of (i) Eurocurrency Loans comprising a Set shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (ii) Bankers’ Acceptance Loans comprising a Set shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and so that there shall not be more than 15 Sets at any one time outstanding (other than sets comprised of new Term Loans, if any).
          4.4 Optional and Mandatory Prepayments. (a) Each of the Borrowers may at any time and from time to time prepay the Loans made to it (other than Bankers’ Acceptance Loans which may not be prepaid prior to the maturity date of the underlying B/A Instrument) and the Reimbursement Obligations in respect of Letters of Credit issued for its account, in whole or in part, subject to subsection 4.12, without premium or penalty, upon at least three Business Days’ irrevocable notice by the applicable Borrower to the U.S. Administrative Agent or the Canadian Administrative Agent, as applicable (in the case of Eurocurrency Loans outstanding in

Dollars), at least one Business Day’s irrevocable notice by the applicable Borrower to the U.S. Administrative Agent or the Canadian Administrative Agent, as applicable (in the case of (x) ABR Loans other than Swing Line Loans and (y) Reimbursement Obligations) or same-day irrevocable notice by the applicable Borrower to the U.S. Administrative Agent or the Canadian Administrative Agent, as applicable (in the case of Swing Line Loans); provided that, if a notice of prepayment in connection with a repayment of all outstanding Obligations is given in connection with a conditional notice of termination of Commitments as contemplated by subsection 2.4, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with subsection 2.4. Such notice shall specify (A) in the case of any prepayment of Loans, the identity of the prepaying Borrower, the date and amount of prepayment and whether the prepayment is (i) of Term Loans, RCF Loans or Swing Line Loans, or a combination thereof, and (ii) of Eurocurrency Loans, ABR Loans or a combination thereof, and, in each case if a combination thereof, the principal amount allocable to each and (B) in the case of any prepayment of Reimbursement Obligations, the date and amount of prepayment, the identity of the applicable Letter of Credit or Letters of Credit and the amount allocable to each of such Reimbursement Obligations. Upon the receipt of any such notice the U.S. Administrative Agent or the Canadian Administrative Agent, as applicable, shall promptly notify each affected Lender thereof. If any such notice is given, the amount specified in such notice shall (subject to the proviso contained in the third preceding sentence) be due and payable on the date specified therein, together with (if a Eurocurrency Loan is prepaid other than at the end of the Interest Period applicable thereto) any amounts payable pursuant to subsection 4.12 and accrued interest to such date on the amount prepaid. Partial prepayments of the Term Loans pursuant to this subsection shall be applied ratably to each Tranche of Term Loans to reduce the required amortization of such Term Loans pursuant to subsection 2.1(e) as directed by the Parent Borrower. Prepayments of RCF Loans and the Reimbursement Obligations pursuant to this subsection shall (unless the Parent Borrower otherwise directs) be applied, first, to payment of the Swing Line Loans then outstanding, second, to payment of the RCF Loans then outstanding, third, to payment of any Reimbursement Obligations then outstanding and, last, to cash collateralize any outstanding Bankers’ Acceptance Loans or L/C Obligations on terms reasonably satisfactory to the U.S. Administrative Agent; provided, further, that any pro rata calculations required to be made pursuant to this subsection 4.4(a) in respect to any Loan denominated in Canadian Dollars shall be made on a Dollar Equivalent basis. Partial prepayments pursuant to this subsection 4.4(a) shall be in multiples of $1,000,000 (or, in the case of partial prepayments made by the Canadian Borrowers, Cdn$1,000,000), provided that, notwithstanding the foregoing, any Loan may be prepaid in its entirety.
          (b) If on or after the Closing Date (i) the Parent Borrower or any of its Subsidiaries shall incur Indebtedness for borrowed money (other than Indebtedness permitted pursuant to subsection 8.2, except as otherwise specified in subsection 8.2) pursuant to a public offering or private placement or otherwise, (ii) the Parent Borrower or any of its Subsidiaries shall consummate an Asset Sale, (iii) a Recovery Event occurs or (iv) the Parent Borrower or any of its Subsidiaries shall enter into a Sale and Leaseback Transaction, then, in each case, to the extent that and for so long as Available RCF Commitments are less than $250,000,000 immediately after giving effect to such incurrence of Indebtedness, Asset Sale, Recovery Event or Sale and Leaseback Transaction, the relevant Borrowers shall prepay, in accordance with subsection 4.4(e), the Loans (other than Bankers’ Acceptance Loans which may not be prepaid prior to the maturity date of the underlying B/A Instrument or Incremental Term Loans made to

Canadian Finco) and cash collateralize the Bankers’ Acceptance Loans and the L/C Obligations in an amount equal to the lesser of: (A) (x) in the case of the incurrence of any such Indebtedness, 100% of the Net Cash Proceeds thereof; (y) in the case of any such Asset Sale or Recovery Event, 100% of the Net Cash Proceeds thereof minus any Reinvested Amounts; and (z) in the case of any such Sale and Leaseback Transaction, 100% of the Net Cash Proceeds thereof and (B) the amount of such prepayments required in order for Available RCF Commitments to be $250,000,000 or more, in each case with such prepayment to be made on the Business Day following the date of receipt of any such Net Cash Proceeds except that, in the case of clause (y), if any such Net Cash Proceeds are eligible to be reinvested in accordance with the definition of the term “Reinvested Amount” in subsection 1.1 and the Parent Borrower has not elected to reinvest such proceeds (or portion thereof, as the case may be), such prepayment to be made on the earlier of (1) the date on which the certificate of a Responsible Officer of the Parent Borrower to such effect is delivered to the U.S. Administrative Agent in accordance with such definition and (2) the last day of the period within which a certificate setting forth such election is required to be delivered in accordance with such definition). Nothing in this paragraph (b) shall limit the rights of the Agents and the Lenders set forth in Section 9.
          (c) (i) On any day (other than during an Agent Advance Period) on which the Aggregate U.S. RCF Lender Exposure or the unpaid balance of Extensions of Credit to, or for the account of, the U.S. Borrowers exceeds the difference of (A) the U.S. Borrowing Base at such time (based on the Borrowing Base Certificate last delivered) minus (B) the sum of the excess of (x) (1) the Aggregate Canadian RCF Lender Exposure (with respect to the Canadian Borrowers) over (2) the Canadian Borrowing Base at such time (based on the Borrowing Base Certificate last delivered) and (y) the unpaid balance of Extensions of Credit to, or for the account of, Canadian Finco, the U.S. Borrowers shall prepay on such day the principal of outstanding Canadian RCF Loans made to the U.S. Borrowers and, if required, U.S. RCF Loans in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Canadian RCF Loans made to the U.S. Borrowers and U.S. RCF Loans, the aggregate amount of the U.S. RCF L/C Obligations and the Canadian RCF L/C Obligations with respect to the U.S. Borrowers exceeds the difference of (A) the U.S. Borrowing Base at such time (based on the Borrowing Base Certificate last delivered) minus (B) the excess of (1) the Aggregate Canadian RCF Lender Exposure (with respect to the Canadian Borrowers) over (2) the Canadian Borrowing Base at such time (based on the Borrowing Base Certificate last delivered), the U.S. Borrowers shall pay to the U.S. Administrative Agent or the Canadian Administrative Agent, as applicable, at the Payment Office on such day an amount of cash and/or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to such L/C Obligations at such time), such cash and/or Cash Equivalents to be held as security for all obligations of the U.S. Borrowers to the Issuing Lenders and the U.S. RCF Lenders hereunder in a cash collateral account to be established by, and under the sole dominion and control of, the U.S. Administrative Agent.
          (ii) Without duplication of any mandatory prepayment required under subsection 4.4(c)(i) above, on any day (other than during an Agent Advance Period) on which the Aggregate Canadian RCF Lender Exposure with respect to the Canadian Borrowers exceeds the sum of (A) the Canadian Borrowing Base at such time (based on the Borrowing Base Certificate last delivered) plus (B) the excess of (1) the U.S. Borrowing Base (based on the Borrowing Base Certificate last delivered) over (2) the unpaid balance of Extensions of Credit to, or for the account of, the U.S. Borrowers and Canadian Finco, the Canadian Borrowers shall prepay on such day the principal of Canadian RCF Loans made to them (other than Bankers’ Acceptance Loans where the underlying B/A Instruments have not matured) in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Canadian RCF Loans (other than Bankers’ Acceptance Loans where the underlying B/A Instruments have not matured), the aggregate amount of outstanding Bankers’ Acceptance Loans and the Canadian RCF L/C Obligations with respect to the Canadian Borrowers exceeds the sum of (A) the Canadian Borrowing Base at such time (based on the Borrowing Base Certificate last delivered) plus (B) the excess of (1) the U.S. Borrowing Base (based on the Borrowing Base Certificate last delivered) over (2) the unpaid balance of Extensions of Credit to, or for the account of, the U.S. Borrowers and Canadian Finco, the Canadian Borrowers shall pay to the Canadian Administrative Agent at the Payment Office on such day an amount of cash and/or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the sum of the aggregate face amount of the outstanding Bankers’ Acceptance Loans and the amount of the Canadian RCF L/C Obligations at such time), such cash and/or Cash Equivalents to be held as security for all obligations of the Canadian Borrowers to the applicable Issuing Lenders and the Canadian RCF Lenders hereunder in a cash collateral account to be established by, and under the sole dominion and control of, the Canadian Administrative Agent.
          (iii) On any day on which the Aggregate U.S. RCF Lender Exposure exceeds the Total U.S. RCF Commitment at such time, the U.S. Borrowers shall prepay on such day the principal of U.S. RCF Loans in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding U.S. RCF Loans, the aggregate amount of the U.S. RCF L/C Obligations exceeds the Total U.S. RCF Commitment at such time, the U.S. Borrowers shall pay to the U.S. Administrative Agent at the Payment Office on such day an amount of cash and/or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the U.S. RCF L/C Obligations at such time), such cash and/or Cash Equivalents to be held as security for all obligations of the U.S. Borrowers to the applicable Issuing Lenders and the U.S. RCF Lenders hereunder in a cash collateral account to be established by, and under the sole dominion and control of, the U.S. Administrative Agent.
          (iv) On any day on which the Aggregate Canadian RCF Lender Exposure exceeds the Total Canadian RCF Commitment at such time, the Canadian Borrowers and, if applicable, the U.S. Borrowers shall prepay on such day the principal of Canadian RCF Loans (other than Bankers’ Acceptance Loans where the underlying B/A Instruments have not matured), in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Canadian RCF Loans (other than Bankers’ Acceptance Loans where the underlying B/A Instruments have not matured), the Dollar Equivalent of the aggregate amount of the Canadian RCF L/C Obligations and the aggregate face amount of the outstanding Bankers’ Acceptance Loans exceeds the Total Canadian RCF Commitment at such time, the Canadian Borrowers and, if applicable, the U.S. Borrowers shall pay to the Canadian Administrative Agent at the Payment Office on such day an amount of cash and/or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the sum of the aggregate face amount of the outstanding Bankers’ Acceptance Loans and the aggregate amount of the Canadian RCF L/C Obligations at such time), such cash and/or Cash Equivalents to be held as security for all obligations of the Canadian Borrowers or the U.S. Borrowers, as applicable, to the applicable

Issuing Lenders and the Canadian RCF Lenders hereunder in a cash collateral account to be established by, and under the sole dominion and control of, the Canadian Administrative Agent.
          (v) On any day (other than during an Agent Advance Period) on which the unpaid balance of Extensions of Credit to, or for the account of, Canadian Finco exceeds the difference of (A) the U.S. Borrowing Base at such time (based on the Borrowing Base Certificate last delivered) minus (B) the excess of the sum of (x) (1) the Aggregate Canadian RCF Lender Exposure (with respect to the Canadian Borrowers) over (2) the Canadian Borrowing Base at such time (based on the Borrowing Base Certificate last delivered) and (y) the unpaid balance of Extensions of Credit to, or for the account of, the U.S. Borrowers, Canadian Finco shall prepay on such day the principal of outstanding Canadian RCF Loans made to Canadian Finco in an amount equal to such excess.
          (d) The U.S. Borrowers shall prepay all Swing Line Loans then outstanding simultaneously with each borrowing by them of RCF Loans.
          (e) Prepayments pursuant to subsection 4.4(b) shall be applied as follows:
(i)	first, to make any mandatory repayments required pursuant to subsection 4.4(c); provided that, any proceeds received by the Canadian Borrowers or any of their respective Subsidiaries and required to be used for a mandatory prepayment pursuant to Section 4.4(b) shall be applied solely to Canadian RCF Loans outstanding and/or to cash collateralize Bankers’ Acceptance Loans and Canadian RCF L/C Obligations;

(ii)	second, at any time the Available RCF Commitments are less than $250,000,000, to prepay outstanding RCF Loans in an aggregate principal amount necessary to increase the Available RCF Commitments to $250,000,000; provided that, any proceeds received by the Canadian Borrowers or any of their respective Subsidiaries and required to be used for a mandatory prepayment pursuant to Section 4.4(b) shall be applied solely to Canadian RCF Loans outstanding and/or to cash collateralize Bankers’ Acceptance Loans and Canadian RCF L/C Obligations;

(iii)	third, to prepay Term Loans (other than any Incremental Term Loans made to Canadian Finco) then outstanding unless the Required Initial Term Loan Lenders reject the application of such prepayment to outstanding Term Loans;

(iv)	fourth, subject to the provisions of the provisos contained in the last sentence of each of subsection 4.4(c)(i), (ii), (iii) and (iv), to prepay all Term Loans (other than any Incremental Term Loans made to Canadian Finco) and RCF Loans on a pro rata basis; and

(v)	fifth, to repay all remaining obligations payable pursuant to this Agreement.

Notwithstanding anything to the contrary contained in this clause (e), in no event shall prepayments made by the Canadian Borrowers pursuant to subsection 4.4(b) be applied to repay Loans made to the U.S. Borrowers or Canadian Finco.
          (f) For avoidance of doubt, the RCF Commitments shall not be correspondingly reduced by the amount of any prepayments of RCF Loans, payments of Reimbursement Obligations and cash collateralizations of L/C Obligations, in each case, made under subsection 4.4(b) or 4.4(c).
          (g) Notwithstanding the foregoing provisions of this subsection 4.4, if at any time any prepayment of the Loans pursuant to subsection 4.4(a), 4.4(b) or 4.4(c) would result, after giving effect to the procedures set forth in this Agreement, in any Borrower incurring breakage costs under subsection 4.12 as a result of Eurocurrency Loans being prepaid other than on the last day of an Interest Period with respect thereto, then, the relevant Borrower may, so long as no Default or Event of Default shall have occurred and be continuing, in its sole discretion, initially (i) deposit a portion (up to 100%) of the amounts that otherwise would have been paid in respect of such Eurocurrency Loans with the U.S. Administrative Agent (which deposit must be equal in amount to the amount of such Eurocurrency Loans not immediately prepaid), to be held as security for the obligations of such Borrowers to make such prepayment pursuant to a cash collateral agreement to be entered into on terms reasonably satisfactory to the U.S. Administrative Agent with such cash collateral to be directly applied upon the first occurrence thereafter of the last day of an Interest Period with respect to such Eurocurrency Loans (or such earlier date or dates as shall be requested by such Borrower) or (ii) make a prepayment of the RCF Loans in accordance with subsection 4.4(a) with an amount equal to a portion (up to 100%) of the amounts that otherwise would have been paid in respect of such Eurocurrency Loans (which prepayment, together with any deposits pursuant to clause (i) above, must be equal in amount to the amount of such Eurocurrency Loans not immediately prepaid); provided that, notwithstanding anything in this Agreement to the contrary, none of the Borrowers may request any Extension of Credit under the Commitments that would reduce the aggregate amount of the Available RCF Commitments to an amount that is less than the amount of such prepayment until the related portion of such Eurocurrency Loans has been prepaid upon the first occurrence thereafter of the last day of an Interest Period with respect to such Eurocurrency Loans; provided that, in the case of either clause (i) or (ii), such unpaid Eurocurrency Loans shall continue to bear interest in accordance with subsection 4.1 until such unpaid Eurocurrency Loans or the related portion of such Eurocurrency Loans have or has been prepaid.
          4.5 Commitment Fees; U.S. Administrative Agent’s Fee; Other Fees. (a) Each U.S. Borrower agrees to pay to the U.S. Administrative Agent, for the account of each U.S. RCF Lender, and each Canadian Borrower agrees to pay to the Canadian Administrative Agent, for the account of each Canadian RCF Lender, a commitment fee during the RCF Commitment Period, computed at the applicable Commitment Fee Rate on the average daily amount of the Unutilized RCF Loan Commitment of such RCF Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the RCF Maturity Date or such earlier date as the RCF Loan Commitments shall terminate as provided herein, commencing on December 31, 2006.

          (b) The U.S. Borrowers and the Canadian Borrowers agree to pay to the U.S. Administrative Agent or the Canadian Administrative Agent, as applicable, and the Lead Arrangers any fees in the amounts and on the dates previously agreed to in writing by Holdings, any Affiliate of Holdings, the Lead Arrangers and the U.S. Administrative Agent in connection with this Agreement.
          4.6 Computation of Interest and Fees. (a) Interest (other than interest based on the Prime Rate, Canadian Prime Rate or BA Rate) and commitment fees shall be calculated on the basis of a 360 day year for the actual days elapsed; and interest based on the Prime Rate or Canadian Prime Rate shall be calculated on the basis of a 365-day year (or 366-day year, as the case may be) day year for the actual days elapsed. BA Fees shall be calculated on the basis of 365-day year for the actual days elapsed. The U.S. Administrative Agent or the Canadian Administrative Agent, as applicable, shall as soon as practicable notify the Parent Borrower and the affected Lenders of each determination of a Eurocurrency Rate. Any change in the interest rate on a Loan resulting from a change in the ABR, the Canadian Prime Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The U.S. Administrative Agent or the Canadian Administrative Agent, as applicable, shall as soon as practicable notify the Parent Borrower and the affected Lenders of the effective date and the amount of each such change in interest rate.
          (b) Each determination of an interest rate by the U.S. Administrative Agent or the Canadian Administrative Agent, as applicable, pursuant to any provision of this Agreement shall be conclusive and binding on each of the Borrowers and the Lenders in the absence of manifest error. The U.S. Administrative Agent or the Canadian Administrative Agent, as applicable, shall, at the request of the Parent Borrower or any Lender, deliver to the Parent Borrower or such Lender a statement showing in reasonable detail the calculations used by the U.S. Administrative Agent or the Canadian Administrative Agent, as applicable, in determining any interest rate pursuant to subsection 4.1, excluding any Eurocurrency Base Rate which is based upon the Telerate British Bankers Assoc. Interest Settlement Rates Page and any ABR Loan which is based upon the Prime Rate or the Canadian Prime Rate.
          (c) Bankers’ Acceptances.
          (i) Acceptances and Drafts. Each Canadian Lender severally agrees, on the terms and conditions of this Agreement and from time to time on any Business Day prior to the date which is 30 days prior to the RCF Maturity Date (A) in the case of any Canadian Lender which is not a Non BA Lender, to create Bankers’ Acceptances by accepting Drafts and to purchase such Bankers’ Acceptances in accordance with subsection 4.6(c)(iv), and (B) in the case of a Non BA Lender, to purchase completed Drafts (which have not and will not be accepted by such Lender or any other Canadian Lender) in accordance with subsection 4.6(c)(iv).
          (ii) Term. Each Draft presented by a Canadian Borrower shall (A) be in a minimum Face Amount of Cdn $1,000,000 and in an integral multiple of Cdn $100,000, (B) be dated the date of the making of such Bankers’ Acceptance Loan, and (C) mature and be payable by the Canadian Borrower (in common with all other Drafts presented in connection with such Bankers’ Acceptance Loan) on a Business Day which occurs approximately 30, 60, 90 or

180 days (or such longer or shorter period as the Canadian Administrative Agent may agree) at the election of the Canadian Borrower after the Borrowing Date and on or prior to the date which is 30 days prior to the RCF Maturity Date.
          (iii) BA Rate. On each Borrowing Date or other date on which Bankers’ Acceptances are to be accepted, the U.S. Administrative Agent or the Canadian Administrative Agent shall advise the applicable Canadian Borrowers as to such Agent’s determination of the applicable BA Rate for the Bankers’ Acceptance Loans.
          (iv) Purchase. Not later than 12:30 P.M. (New York City time) on an applicable Borrowing Date (or at such other time as to which the Canadian Administrative Agent shall notify the relevant Canadian Borrower reasonably in advance of the Borrowing Date with respect thereto), each Canadian Lender shall complete one or more Drafts in accordance with the notice of Borrowing given in accordance with subsection 2.3(b) and either (x) accept the Drafts and purchase the Bankers’ Acceptances so created for an amount equal to the BA Proceeds less the BA Fee payable with respect to such Drafts, or (y) purchase the Drafts for an amount equal to the BA Proceeds less the BA Fee payable with respect to such Drafts. In each case, upon receipt of the amount equal to the BA Proceeds less the BA Fee payable with respect to such Drafts and upon fulfillment of the conditions set forth in Section 6, as applicable, the Canadian Administrative Agent shall apply such amount as follows: (i) remit to the Canadian Borrower (in the case of the making of a Canadian RCF Loan), (ii) prepay ABR Loans under the Canadian RC Facility (which shall constitute a conversion of the Canadian RCF Loans from ABR Loans to Bankers’ Acceptance Loans) or (iii) pay Bankers’ Acceptance Loans maturing on such date (which shall constitute a continuation of Bankers’ Acceptance Loans to new Bankers’ Acceptance Loans), provided that in the case of any such conversion or continuation of Loans, the Canadian Borrower shall pay to the Canadian Administrative Agent for account of the Canadian Lenders such additional amounts, if any, as shall be necessary to effect the prepayment in full of the respective ABR Loans being prepaid, or the Bankers’ Acceptance Loans maturing, as the case may be, on such date and provided, further, that no Bankers’ Acceptance Loan will be available, upon creation, purchase, conversion or continuation or rollover or otherwise, (i) (unless the Required Lenders otherwise consent) when any Default or Event of Default has occurred and is continuing, and, in the case of any Default, the Canadian Administrative Agent has given notice to the Canadian Borrowers that no such continuations, conversions or rollovers may be made or (ii) after the date which is 30 days prior to the RCF Maturity Date.
          (v) Sale. Each Canadian Lender may from time to time hold, sell, rediscount or otherwise dispose of any or all Bankers’ Acceptances accepted and purchased by it.
          (vi) Power of Attorney for the Execution of Bankers’ Acceptances. To facilitate the availment of the Canadian RC Facility by Bankers’ Acceptance Loans, each Canadian Borrower hereby appoints each Canadian Lender as its attorney to sign and endorse on its behalf, in handwriting or by facsimile or mechanical signature as and when deemed necessary by such Canadian Lender, blank forms of Drafts. In this respect, it is each Canadian Lender’s responsibility to maintain an adequate supply of blank forms of Drafts for acceptance under this Agreement. Each Canadian Borrower recognizes and agrees that all Drafts signed and/or endorsed on its behalf by a Canadian Lender shall bind the applicable Canadian Borrower as fully and effectually as if signed in the handwriting of and duly issued by the proper signing officers of such Canadian Borrower. Each Canadian Lender is hereby authorized to issue such Drafts endorsed in blank in such face amounts as may be determined by such Canadian Lender; provided that the aggregate amount thereof is equal to the aggregate amount of Drafts required to be accepted and purchased by such Canadian Lender. No Canadian Lender shall be liable for any damage, loss or other claim arising by reason of any loss or improper use of any such instrument except the gross negligence or willful misconduct of the Canadian Lender or its officers, employees, agents or representatives (as determined in a final non-appealable decision issued by a court of competent jurisdiction). Each Canadian Lender shall maintain a record with respect to Drafts held by it in blank hereunder, voided by it for any reason, purchased by it hereunder, and cancelled at their respective maturities. Each Canadian Lender agrees to provide such records to any Canadian Borrower at such Canadian Borrower’s expense upon request.
          (vii) Execution. Drafts drawn by any Canadian Borrower to be accepted and/or purchased as Bankers’ Acceptance Loans shall be signed by a duly authorized officer or officers of the applicable Canadian Borrower or by its attorneys. Notwithstanding that any Person whose signature appears on any Draft may no longer be an authorized signatory for the Canadian Borrower at the time of issuance of a B/A Instrument, that signature shall nevertheless be valid and sufficient for all purposes as if the authority had remained in force at the time of issuance and any B/A Instrument so signed shall be binding on such Canadian Borrower.
          (viii) Issuance. The Canadian Administrative Agent promptly following receipt of a notice of a Borrowing, conversion or continuation by way of Bankers’ Acceptance Loans, shall advise the Canadian Lenders of the notice and shall advise each Canadian Lender of the face amount of B/A Instruments to be accepted and/or purchased by it and the applicable term (which shall be identical for all Canadian Lenders). The aggregate face amount of B/A Instruments to be accepted/and or purchased by a Canadian Lender shall be determined by the Canadian Administrative Agent by reference to that Canadian Lender’s Canadian RCF Commitment Percentage of the issue of Bankers’ Acceptance Loans, except that, if the face amount of a B/A Instrument which would otherwise be accepted by a Canadian Lender would not be Cdn$ 100,000, or a whole multiple thereof, the face amount shall be increased or reduced by the U.S. Administrative Agent or the Canadian Administrative Agent in its sole discretion to Cdn$ 1,000, or the nearest whole multiple of that amount, as appropriate; provided that after such issuance, no Canadian Lender shall have aggregate outstanding Canadian RCF Loans in excess of its Canadian RCF Commitment.
          (ix) Rollover. At or before 11:00 A.M. (New York City time) two (2) Business Days before the maturity date of any B/A Instrument, the applicable Canadian Borrower shall give to the Canadian Administrative Agent irrevocable written notice which notice shall specify either (x) that the applicable Canadian Borrower intends to repay the maturing B/A Instrument on the maturity date or (y) that the applicable Canadian Borrower intends to issue B/A Instruments on the maturity date to provide for the payment of the aggregate face amount of the maturing B/A Instrument or (z) that the Canadian Borrower intends to issue new B/A Instruments and pay any additional amounts as may be necessary to effect payment in full of the aggregate face amount of the maturing B/A Instruments. If the applicable Canadian Borrower fails to provide such notice to the Canadian Administrative Agent or fails to repay the maturing B/A Instrument, or if a Default or an Event of Default has occurred and is continuing on such maturity date, the applicable Canadian Borrower’s obligations in respect of the maturing

B/A Instrument shall be deemed to have been converted on the maturity date thereof into an ABR Loan under the Canadian RC Facility in an amount equal to the aggregate face amount of the maturing B/A Instrument which shall bear interest calculated and payable as provided in Section 4. Otherwise, the applicable Canadian Borrower shall provide payment to the Canadian Administrative Agent on behalf of the Canadian Lenders of an amount equal to the aggregate face amount of the B/A Instruments issued by the applicable Canadian Lenders on their maturity date.
          (x) Waiver of Presentment and Other Conditions. Each Canadian Borrower waives presentment for payment and any other defense to payment of any amounts due to a Canadian Lender in respect of a Bankers’ Acceptance or other B/A Instrument purchased by it pursuant to this Agreement which might exist solely by reason of the Bankers’ Acceptance or other B/A Instrument being held, at the maturity thereof, by the Canadian Lender in its own right and each Canadian Borrower agrees not to claim any days of grace if the Canadian Lender as holder sues such Canadian Borrower on the Bankers’ Acceptance or other B/A Instrument for payment of the amount payable by the Canadian Borrower thereunder. Except for the requirement to pay immediately upon acceleration of the Canadian RCF Loans pursuant to Section 9, the applicable Canadian Borrower shall pay to the Canadian Lender that has purchased such B/A Instrument the full face amount of such B/A Instrument on the specified maturity date of a B/A Instrument, and after such payment, the applicable Canadian Borrower shall have no further liability in respect of such B/A and the Canadian Lender shall be entitled to all benefits of, and be responsible for all payments due to third parties under, such B/A Instrument.
          (xi) Discount Notes by Non BA Lenders. Whenever a Canadian Borrower requests a Bankers’ Acceptance Loan, each Canadian Lender which is a Non BA Lender shall, in lieu of accepting a Bankers’ Acceptance, purchase the completed Drafts for an amount equal to the BA Proceeds less the BA Fee payable with respect to such Drafts. The Canadian Borrowers shall, at the request of such Non BA Lender, issue one or more non-interest bearing promissory notes (each a “Discount Note”) denominated in Canadian Dollars payable on the date of maturity of the unaccepted Draft referred to below, in such form as the Canadian Lender may specify and in a principal amount equal to the face amount of, and in exchange for, any unaccepted Drafts which the Non BA Lender has purchased in accordance with subsection 4.6(c)(iv).
          (xii) Terms Applicable to Discount Notes. All terms of this Agreement applicable to Bankers’ Acceptances shall apply equally to Discount Notes with such changes as may in the context be necessary. For greater certainty:
      (A) the term of a Discount Note shall be the same as the term for Bankers’ Acceptances accepted and purchased on the same Borrowing Date in respect of the same Canadian RCF Loan;
      (B) an acceptance fee will be payable in respect of a Discount Note and shall be calculated at the same rate and in the same manner as the BA Fee in respect of a Bankers’ Acceptance;

      (C) the BA Rate applicable to a Discount Note shall be the BA Rate applicable to Bankers’ Acceptances accepted by a Lender other than Schedule I Lender on the same Borrowing Date or other date, as the case may be, in respect of the same RCF Loan; and
      (D) the term “face amount” when used in the context of a Discount Note shall mean and refer to the principal amount of such Discount Note.
          (xiii) Depository Bills and Notes Act (Canada). At the option of any Canadian Lender, Bankers’ Acceptances under this Agreement to be accepted by that Canadian Lender may be issued in the form of depository bills for deposit with The Canadian Depository for Securities Limited pursuant to the Depository Bills and Notes Act (Canada). All depository bills so issued shall be governed by the provisions of this subsection 4.6. Upon the request of any Canadian Lender, the Canadian Borrowers shall provide to such Canadian Lender a power of attorney to complete, sign, endorse and issue B/A Instruments on behalf of the Canadian Borrowers in form and substance reasonably satisfactory to such Canadian Lender.
          (xiv) Payment, Conversion or Renewal of B/A Instruments. On any date on which a Bankers’ Acceptance Loan is created, purchased, converted or continued, the Canadian Administrative Agent shall be entitled to net all amounts payable on such date by the Canadian Administrative Agent to a Canadian Lender against all amounts payable on such date by such Canadian Lender to the Canadian Administrative Agent. Similarly, on any such date each Canadian Borrower hereby authorizes each Canadian Lender to net all amounts payable on such date by such Canadian Lender to the Canadian Administrative Agent for the account of such Canadian Borrower, against all amounts payable on such date by such Canadian Borrower to such Canadian Lender in accordance with the Canadian Administrative Agent’s calculations.
          (xv) Circumstances Making Bankers’ Acceptances Unavailable. If, by reason of circumstances affecting the money market generally, as determined in good faith by the Canadian Administrative Agent acting reasonably and in respect of which the Canadian Administrative Agent shall have given notice to the Canadian Borrowers of the occurrence and particulars thereof, there is no market for Bankers’ Acceptances or Canadian Lenders cannot readily sell bankers’ acceptances or perform their obligations under this Agreement with respect to bankers’ acceptances (i) the right of the Canadian Borrowers to request a Bankers’ Acceptance Loan shall be suspended until the circumstances causing a suspension no longer exist, (ii) any applicable notice of Borrowing which is outstanding shall either: (x) be cancelled and the requested Bankers’ Acceptance Loan shall not be made or (y) the Canadian Administrative Agent may, acting reasonably and taking into account any circumstances then affecting the Canadian Lenders and the availability of Loans, at the direction of the Canadian Borrowers, deem the aforementioned notice of Borrowing, a notice of Borrowing for ABR Loans under the Canadian RC Facility.
          The Canadian Administrative Agent shall promptly notify the Canadian Borrower of the suspension of the Canadian Borrower’s right to request a Bankers’ Acceptance Loan and of the termination of any suspension.
          4.7 Inability to Determine Interest Rate. If prior to the first day of any Interest Period, the U.S. Administrative Agent shall have determined (which determination shall be conclusive and binding upon each of the Borrowers) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurocurrency Rate with respect to any Eurocurrency Loan (the “Affected Rate”) for such Interest Period, the U.S. Administrative Agent shall give telecopy or telephonic notice thereof to the Parent Borrower and the Lenders as soon as practicable thereafter. If such notice is given (a) any Eurocurrency Loans the rate of interest applicable to which is based on the Affected Rate requested to be made on the first day of such Interest Period shall be made as ABR Loans, (b) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurocurrency Loans the rate of interest applicable to which is based upon the Affected Eurocurrency Rate or Affected Rate shall be converted to or continued as ABR Loans and (c) any outstanding Eurocurrency Loans that were to have been converted on the first day of such Interest Period to or continued as Eurocurrency Loans the rate of interest applicable to which is based upon the Affected Rate and that are not otherwise permitted to be converted to or continued as ABR Loans by subsection 4.2 shall, upon demand by the applicable Lenders the Commitment Percentage of which aggregate greater than 50% of such Loans, be immediately repaid by the applicable Borrower on the last day of the then current Interest Period with respect thereto together with accrued interest thereon or otherwise, at the option of the Parent Borrower, shall remain outstanding and bear interest at a rate which reflects, as to each of the RCF Lenders, such RCF Lender’s cost of funding such Eurocurrency Loans as reasonably determined by such Lender, plus the Applicable Margin hereunder. If any such repayment occurs on a day which is not the last day of the then current Interest Period with respect to such Affected Eurocurrency Loan, the applicable Borrower shall pay to each of the applicable Lenders such amounts, if any, as may be required pursuant to subsection 4.12. Until such notice has been withdrawn by the U.S. Administrative Agent, no further Eurocurrency Loans the rate of interest applicable to which is based upon the Affected Rate shall be made or continued as such, nor shall any of the Borrowers have the right to convert ABR Loans to Eurocurrency Loans the rate of interest applicable to which is based upon the Affected Rate.
          4.8 Pro Rata Treatment and Payments. (a) Each borrowing of Loans (other than Swing Line Loans) by any of the applicable Borrowers from the Lenders hereunder shall be made, each payment by any of the Borrowers on account of any commitment fee in respect of any RCF Commitments, as applicable, hereunder shall be allocated by the U.S. Administrative Agent or the Canadian Administrative Agent, as applicable, and any reduction of any RCF Commitments of the Lenders shall be allocated by the U.S. Administrative Agent or the Canadian Administrative Agent, as applicable, pro rata according to the U.S. RCF Commitment Percentage or Canadian RCF Commitment Percentage, as applicable, of the applicable Lenders. Each payment (including each prepayment) by any of the applicable Borrowers on account of principal of (or the face amount of) and interest on any Term Loan, U.S. RCF Loans or Canadian RCF Loans, as applicable, shall be allocated by the U.S. Administrative Agent or the Canadian Administrative Agent, as applicable, pro rata according to the respective outstanding principal (or face) amounts of such Term Loans, U.S. RCF Loans or Canadian RCF Loans, as applicable, then held by the relevant Lenders; provided that in no event shall payments made by the Canadian Borrowers be applied to repay Loans made to the U.S. Borrowers or Canadian Finco. All payments (including prepayments) to be made by any of the Borrowers hereunder, whether on account of principal, interest, fees, Reimbursement Obligations or otherwise, shall be made without set-off or counterclaim and shall be made prior to 1:00 P.M., New York City time, on the due date thereof to the U.S. Administrative Agent or the Canadian Administrative Agent, as

applicable, for the account of the Lenders holding the relevant Loans or the L/C Participants, as the case may be, at the U.S. Administrative Agent’s or the Canadian Administrative Agent’s, as applicable, office specified in subsection 11.2, in Dollars, or, in the case of payments in respect of Canadian RCF Loans and Canadian RCF Letters of Credit denominated in Canadian Dollars, in Canadian Dollars and (whether in Dollars or Canadian Dollars) in immediately available funds. Payments received by the U.S. Administrative Agent or Canadian Administrative Agent, as applicable, after such time shall be deemed to have been received on the next Business Day. The U.S. Administrative Agent or the Canadian Administrative Agent, as applicable, shall distribute such payments to such Lenders, if any such payment is received prior to 1:00 P.M., New York City time, on a Business Day, in like funds as received prior to the end of such Business Day and otherwise the U.S. Administrative Agent or the Canadian Administrative Agent, as applicable, shall distribute such payment to such Lenders on the next succeeding Business Day. If any payment hereunder (other than payments on the Eurocurrency Loans) becomes due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurocurrency Loan becomes due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day (and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.
          (b) Unless the U.S. Administrative Agent or the Canadian Administrative Agent, as the case may be, shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to such Agent, such Agent may assume that such Lender is making such amount available to such Agent, and such Agent may, in reliance upon such assumption, make available to the applicable Borrowers in respect of such borrowing a corresponding amount. If such amount is not made available to the U.S. Administrative Agent or the Canadian Administrative Agent, as the case may be, by the required time on the Borrowing Date therefor, such Lender shall pay to the U.S. Administrative Agent or the Canadian Administrative Agent, as the case may be, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate or the rate customary for settlement of Canadian Dollar interbank obligations, as applicable, and as quoted by the U.S. Administrative Agent or the Canadian Administrative Agent, as the case may be, in each case for the period until such Lender makes such amount immediately available to the U.S. Administrative Agent or the Canadian Administrative Agent, as the case may be. A certificate of the U.S. Administrative Agent or the Canadian Administrative Agent, as the case may be, submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender’s share of such borrowing is not made available to the applicable Agent by such Lender within three Business Days of such Borrowing Date, (x) the applicable Agent shall notify the Parent Borrower of the failure of such Lender to make such amount available to the U.S. Administrative Agent or the Canadian Administrative Agent, as the case may be, and such Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans hereunder on demand from such Borrower and (y) then such Borrower may, without waiving or limiting any rights or remedies it may have against such Lender hereunder or under applicable law or otherwise, (i) borrow a like amount on an unsecured basis from any commercial bank for a period ending on the date upon which such Lender does in fact make such borrowing available, provided that at the time such borrowing is made and at all times while such amount is outstanding such Borrower would be permitted to borrow such amount pursuant to subsection 2.1 and/or (ii) take any action permitted by the following subsection 4.8(c).
      (c) Notwithstanding anything to the contrary contained in this Agreement:
      (i) If at any time a Lender shall not make a Loan required to be made by it hereunder (any such Lender, a “Defaulting Lender”), the Parent Borrower shall have the right to seek one or more Persons reasonably satisfactory to the U.S. Administrative Agent and the Parent Borrower to each become a substitute Lender and assume all or part of the outstanding Loans and/or Commitments of such Defaulting Lender. In such event, the Parent Borrower, the U.S. Administrative Agent and any such substitute Lender shall execute and deliver, and such Defaulting Lender shall thereupon be deemed to have executed and delivered, an appropriately completed Assignment and Acceptance to effect such substitution.
      (ii) In determining the Required Lenders or Supermajority Lenders, any Lender that at the time is a Defaulting Lender (and the Loans and/or Commitment of such Defaulting Lender) shall be excluded and disregarded. No commitment fee shall accrue for the account of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.
      (iii) If at any time any Borrower shall be required to make any payment under any Loan Document to or for the account of a Defaulting Lender, then such Borrower, so long as it is then permitted to borrow RCF Loans hereunder, may set off and otherwise apply its obligation to make such payment against the obligation of such Defaulting Lender to make such Loan. In such event, the amount so set off and otherwise applied shall be deemed to constitute a RCF Loan by such Defaulting Lender made on the date of such set-off and included within any borrowing of RCF Loans as the U.S. Administrative Agent may reasonably determine.
      (iv) If, with respect to any Defaulting Lender, which for the purposes of this subsection 4.8(c)(iv) shall include any Lender that has taken any action or become the subject of any action or proceeding of a type described in subsection 9(f), any Borrower shall be required to pay any amount under any Loan Document to or for the account of such Defaulting Lender, then such Borrower, so long as it is then permitted to borrow RCF Loans hereunder, may satisfy such payment obligation by paying such amount to the U.S. Administrative Agent, or the Canadian Administrative Agent, as applicable, to be (to the extent permitted by applicable law and to the extent not utilized by the U.S. Administrative Agent or the Canadian Administrative Agent, as applicable, to satisfy obligations of the Defaulting Lender owing to it) held by the U.S. Administrative Agent or the Canadian Administrative Agent, as applicable, in escrow pursuant to its standard terms (including as to the earning of interest), and applied (together with any accrued interest) by it from time to time to make any RCF Loans or other payments as and when required to be made by such Defaulting Lender hereunder.
          4.9 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Closing Date shall make it unlawful for any Lender to make or maintain any Eurocurrency Loans or Bankers’ Acceptance Loans as contemplated by this Agreement (“Affected Loans”), (a) such Lender shall promptly give written notice of such circumstances to the Parent Borrower and the U.S. Administrative Agent and the Canadian Administrative Agent (in the case of Bankers’ Acceptance Loans) (which notice shall be withdrawn whenever such circumstances no longer exist), (b) the commitment of such Lender hereunder to make Affected Loans, continue Affected Loans as such and convert an ABR Loan to an Affected Loan shall forthwith be cancelled and, until such time as it shall no longer be unlawful for such Lender to make or maintain such Affected Loans, such Lender shall then have a commitment only to make an ABR Loan (or a Swing Line Loan) when an Affected Loan is requested (to the extent otherwise permitted by subsection 4.2), (c) such Lender’s Loans then outstanding as Affected Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods or, in the case of Bankers’ Acceptance Loans, the maturity dates with respect to such Loans or within such earlier period as required by law (to the extent otherwise permitted by subsection 4.2) and (d) such Lender’s Eurocurrency Loans then outstanding as Affected Loans, if any, not otherwise permitted to be converted to ABR Loans by subsection 4.2 shall, upon notice to the Parent Borrower, be prepaid with accrued interest thereon on the last day of the then current Interest Period with respect thereto (or such earlier date as may be required by any such Requirement of Law). If any such conversion or prepayment of an Affected Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the applicable Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 4.12.
          4.10 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof applicable to any Lender, or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Closing Date (or, if later, the date on which such Lender becomes a Lender):
      (i) shall subject such Lender to any tax of any kind whatsoever with respect to any Letter of Credit, any L/C Request, or any Eurocurrency Loans, Bankers’ Acceptance Loans made or maintained by it or its obligation to make or maintain Eurocurrency Loans or Bankers’ Acceptance Loans, or change the basis of taxation of payments to such Lender in respect thereof, in each case, except for Non-Excluded Taxes and taxes measured by or imposed upon the overall net income, branch profit taxes or franchise taxes, or taxes measured by or imposed upon overall capital or net worth (in the case of such capital or net worth taxes imposed in lieu of net income taxes), of such Lender or its applicable lending office, branch, or any affiliate thereof;
      (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurocurrency Rate or BA Rate, as the case may be, hereunder; or
          (iii) shall impose on such Lender any other condition (excluding any tax of any kind whatsoever);
and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurocurrency Loans or Bankers’ Acceptance Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the Parent Borrower from such Lender, through the U.S. Administrative Agent, in accordance herewith, the applicable Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable with respect to such Eurocurrency Loans or Bankers’ Acceptance Loans, or Letters of Credit, provided that, in any such case, such Borrower may elect to convert the Eurocurrency Loans or Bankers’ Acceptance Loans made by such Lender hereunder to ABR Loans by giving the U.S. Administrative Agent at least one Business Day’s notice of such election, in which case such Borrower shall promptly pay to such Lender, upon demand, without duplication, amounts theretofore required to be paid to such Lender pursuant to this subsection 4.10(a) and such amounts, if any, as may be required pursuant to subsection 4.12. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall provide prompt notice thereof to the Parent Borrower, through the U.S. Administrative Agent, certifying (x) that one of the events described in this paragraph (a) has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by such Lender and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender, through the U.S. Administrative Agent, to the Parent Borrower shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
          (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority, in each case, made subsequent to the Closing Date, does or shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of such Lender’s obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within ten Business Days after submission by such Lender to the Parent Borrower (with a copy to the U.S. Administrative Agent) of a written request therefor certifying (x) that one of the events described in this paragraph (b) has occurred and describing in reasonable detail the nature of such event, (y) as to the reduction of the rate of return on capital resulting from such event and (z) as to the additional amount or amounts demanded by such Lender or corporation and a reasonably detailed explanation of the calculation thereof, the applicable Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or corporation for such reduction. Such a certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender, through the U.S. Administrative Agent, to the Parent Borrower shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
          (c) Notwithstanding anything to the contrary in this subsection 4.10, no Borrower shall be required to pay any amount with respect to any additional cost or reduction specified in paragraph (a) or paragraph (b) above, to the extent such additional cost or reduction is attributable, directly or indirectly, to the application of, compliance with or implementation of specific capital adequacy requirements or new methods of calculating capital adequacy, including any part or “pillar” (including Pillar 2 (“Supervisory Review Process”)), of the International Convergence of Capital Measurement Standards: a Revised Framework, published by the Basel Committee on Banking Supervision in June 2004, or any implementation, adoption (whether voluntary or compulsory) thereof, whether by an EC Directive or the FSA Integrated Prudential Sourcebook or any other law or regulation, or otherwise.
          4.11 Taxes. (a) Except as provided below in this subsection or as required by law, all payments made by each of the Borrowers and the Agents under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (“Taxes”), excluding Taxes measured by or imposed upon the overall net income of any Agent or Lender or its applicable lending office, or any branch or affiliate thereof, and all franchise Taxes, branch Taxes, Taxes on doing business or Taxes measured by or imposed upon the overall capital or net worth of any such Agent or Lender or its applicable lending office, or any branch or affiliate thereof, in each case imposed: (i) by the jurisdiction under the laws of which such Agent or Lender, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof; or (ii) by reason of any connection between the jurisdiction imposing such Tax and such Agent or Lender, applicable lending office, branch or affiliate other than a connection arising solely from such Agent or Lender having executed, delivered or performed its obligations under, or received payment under or enforced, this Agreement or any Notes. If any such non-excluded Taxes (“Non-Excluded Taxes”) are required to be withheld from any amounts payable by any Borrower or any Agent to the U.S. Administrative Agent, the Canadian Administrative Agent or any Lender hereunder or under any Notes, the amounts payable by such Borrower shall be increased to the extent necessary to yield to the U.S. Administrative Agent, the Canadian Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided, however, that each of the Borrowers shall be entitled to deduct and withhold, and the Borrowers shall not be required to indemnify for, any Non-Excluded Taxes, and any such amounts payable by any Borrower or any Agent to, or for the account of, any such Agent or Lender shall not be increased (x) if such Agent or Lender fails to comply with the requirements of paragraphs (b) or (c) of this subsection or subsection 4.15 hereof (provided that while such failure shall limit the indemnity obligation of the Borrowers pursuant to this subsection 4.11, such failure shall not be treated as a breach of this Agreement for any other purpose) or (y) with respect to any Non-Excluded Taxes imposed in connection with the payment of any fees paid under this Agreement unless such Non-Excluded Taxes are imposed as a result of a change in treaty, law or regulation that occurred after such Agent becomes an Agent hereunder or such Lender becomes a Lender hereunder (or, if such Agent or Lender is a non-U.S. intermediary or flow-through entity for U.S. federal income tax purposes, after the relevant beneficiary or member of such Agent or Lender became such a beneficiary or member, if later) (such change, at such time, a “Change in Law”) or (z) with respect to any Non-Excluded Taxes imposed by the United States or any state or political subdivision thereof, unless such Non-Excluded Taxes are imposed as a result of a Change in Law. Whenever any Non-Excluded Taxes are payable by any of the Borrowers, as promptly as possible thereafter the applicable Borrower shall send to the U.S. Administrative Agent or the Canadian Administrative Agent, as applicable, for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by such Borrower showing payment thereof. If any U.S. Borrower or any Canadian Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the U.S. Administrative Agent or the Canadian Administrative Agent, as applicable, the required receipts or other required documentary evidence, the U.S. Borrowers (in the case of any failure by a U.S. Borrower), on a joint and several basis, and the Canadian Borrowers (in the case of any failure by a Canadian Borrower), on a joint and several basis, shall indemnify the U.S. Administrative Agent, the Canadian Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the U.S. Administrative Agent, the Canadian Administrative Agent or any Lender as a result of any such failure. The agreements in this subsection 4.11 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
          (b) Each Agent (other than the Canadian Administrative Agent and the Canadian Collateral Agent), and each Lender that stands ready to make, makes or holds any Extension of Credit to any U.S. Borrower (which shall include for the purposes of this clause (b), Canadian Finco) (a “U.S. Extender of Credit”), in each case that is not incorporated under the laws of the United States of America or a state thereof shall:
      (X) (i) on or before the date of any payment by any of the U.S. Borrowers under this Agreement or any Notes to, or for the account of, such Agent or Lender, deliver to the U.S. Borrowers and the U.S. Administrative Agent (A) two duly completed copies of United States Internal Revenue Service Form W-8BEN (certifying that it is a resident of the applicable country within the meaning of the income tax treaty between the United States and that country) or Form W-8ECI, or successor applicable form, as the case may be, in each case certifying that it is entitled to receive all payments under this Agreement and any Notes without deduction or withholding of any United States federal income taxes, (B) in the case of DBNY, also deliver two duly completed copies of Internal Revenue Service Form W-8IMY certifying that it is a “U.S. branch” and that the payments it receives for the account of others are not effectively connected with the conduct of its trade or business in the United States and that it is using such form as evidence of its agreement with the U.S. Borrowers to be treated as a U.S. person with respect to such payments (and the U.S. Borrowers and DBNY agree to so treat DBNY as a U.S. person with respect to such payments), with the effect that the U.S. Borrowers can make payments to DBNY without deduction or withholding of any Taxes imposed by the

      United States and (C) such other forms, documentation or certifications, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax with respect to payments under this Agreement and any Notes;
      (ii) deliver to the U.S. Borrowers and the U.S. Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form or certificate previously delivered by it to the U.S. Borrowers; and
      (iii) obtain such extensions of time for filing and completing such forms or certifications as may reasonably be requested by any U.S. Borrower or the U.S. Administrative Agent; or
      (Y) in the case of any such Lender that is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code and is claiming the so-called “portfolio interest exemption”,
      (i) represent to the U.S. Borrowers and the U.S. Administrative Agent that it is not a bank within the meaning of Section 881(c)(3)(A) of the Code;
      (ii) deliver to the U.S. Borrowers on or before the date of any payment by any of the U.S. Borrowers, with a copy to the U.S. Administrative Agent, (A) two certificates substantially in the form of Exhibit E (any such certificate a “U.S. Tax Compliance Certificate”) and (B) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN, or successor applicable form, certifying to such Lender’s legal entitlement at the date of such form to an exemption from U.S. withholding tax under the provisions of Section 871(h) or Section 881(c) of the Code with respect to payments to be made under this Agreement and any Notes (and shall also deliver to the U.S. Borrowers and the U.S. Administrative Agent two further copies of such form or certificate on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form or certificate and, if necessary, obtain any extensions of time reasonably requested by any U.S. Borrower or the U.S. Administrative Agent for filing and completing such forms or certificates); and
      (iii) deliver, to the extent legally entitled to do so, upon reasonable request by any U.S. Borrower, to the U.S. Borrowers and the U.S. Administrative Agent such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Agreement and any Notes, provided that in determining the reasonableness of a request under this clause (ii) such Lender shall be entitled to consider the cost (to the extent unreimbursed by any of the Borrowers) which would be imposed on such Lender of complying with such request; or
      (Z) in the case of any such Lender that is a non-U.S. intermediary or flow-through entity for U.S. federal income tax purposes,

      (i) on or before the date of any payment by any of the U.S. Borrowers under this Agreement or any Notes to, or for the account of, such Lender, deliver to the U.S. Borrowers and the U.S. Administrative Agent two accurate and complete original signed copies of Internal Revenue Service Form W-8IMY and, if any beneficiary or member of such Lender is claiming the so-called “portfolio interest exemption”, (I) represent to the U.S. Borrowers and the U.S. Administrative Agent that such Lender is not a bank within the meaning of Section 881(c)(3)(A) of the Code, and (II) also deliver to the U.S. Borrowers and the U.S. Administrative Agent two U.S. Tax Compliance Certificates certifying to such Lender’s legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Code with respect to payments to be made under this Agreement and any Notes; and
      (A) with respect to each beneficiary or member of such Lender that is not claiming the so-called “portfolio interest exemption”, also deliver to the U.S. Borrower and the U.S. Administrative Agent (I) two duly completed copies of United States Internal Revenue Service Form W-8BEN (certifying that such beneficiary or member is a resident of the applicable country within the meaning of the income tax treaty between the United States and that country), Form W-8ECI or Form W-9, or successor applicable form, as the case may be, in each case so that each such beneficiary or member is entitled to receive all payments under this Agreement and any Notes without deduction or withholding of any United States federal income taxes and (II) such other forms, documentation or certifications, as the case may be, certifying that each such beneficiary or member is entitled to an exemption from United States backup withholding tax with respect to all payments under this Agreement and any Notes; and
      (B) with respect to each beneficiary or member of such Lender that is claiming the so-called “portfolio interest exemption”, (I) represent to the U.S. Borrowers and the U.S. Administrative Agent that such beneficiary or member is not a bank within the meaning of Section 881(c)(3)(A) of the Code, and (II) also deliver to the U.S. Borrowers and the U.S. Administrative Agent two U.S. Tax Compliance Certificates from each beneficiary or member and two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN, or successor applicable form, certifying to such beneficiary’s or member’s legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 871(h) or Section 881(c) of the Code with respect to payments to be made under this Agreement and any Notes;
      (ii) deliver to the U.S. Borrowers and the U.S. Administrative Agent two further copies of any such forms, certificates or certifications referred to above on or before the date any such form, certificate or certification expires or becomes obsolete, or any beneficiary or member changes, and after the occurrence of any event requiring a change in the most recently provided form, certificate or certification and obtain such extensions of time reasonably requested by any U.S. Borrower or the U.S. Administrative Agent for filing and completing such forms, certificates or certifications; and
      (iii) deliver, to the extent legally entitled to do so, upon reasonable request by any U.S. Borrower, to the U.S. Borrowers and the U.S. Administrative Agent such other forms as may be reasonably required in order to establish the legal entitlement of such

Lender (or beneficiary or member) to an exemption from withholding with respect to payments under this Agreement and any Notes, provided that in determining the reasonableness of a request under this clause (iii) such Lender shall be entitled to consider the cost (to the extent unreimbursed by any of the Borrowers) which would be imposed on such Lender (or beneficiary or member) of complying with such request;
unless in any such case any change in treaty, law or regulation has occurred after the date such Person becomes a Lender hereunder (or a beneficiary or member in the circumstances described in clause (Z) above, if later) which renders all such forms inapplicable or which would prevent such Lender (or such beneficiary or member) from duly completing and delivering any such form with respect to it and such Lender so advises the Parent Borrower and the U.S. Administrative Agent.
          (c) Each Agent and each U.S. Extender of Credit, in each case that is organized under the laws of the United States of America or a state thereof, shall on or before the date of any payment by any of the U.S. Borrowers under this Agreement or any Notes to, or for the account of, such Agent or U.S. Extender of Credit, deliver to the U.S. Borrowers (which shall include for the purposes of this clause (c), Canadian Finco) and the U.S. Administrative Agent two duly completed copies of Internal Revenue Service Form W-9, or successor form, certifying that such Agent or U.S. Extender of Credit is a United States Person (within the meaning of Section 7701(a)(30) of the Internal Revenue Code) and that such Agent or U.S. Extender of Credit is entitled to a complete exemption from United States backup withholding tax.
          4.12 Indemnity. Each U.S. Borrower jointly and severally agrees to indemnify each Lender in respect of Extensions of Credit made, or requested to be made, to the U.S. Borrowers, each Canadian Borrower jointly and severally agrees to indemnify each Canadian RCF Lender in respect of Extensions of Credit made, or requested to be made, to the Canadian Borrowers and Canadian Finco agrees to indemnify each Lender in respect of Extensions of Credit made to it, and, in each case, to hold each such Lender harmless from any loss or expense which such Lender may sustain or incur (other than through such Lender’s gross negligence or willful misconduct (as determined in a final non-appealable decision issued by a court of competent jurisdiction)) as a consequence of (a) default by such Borrower in making a borrowing of, conversion into or continuation of Eurocurrency Loans or Bankers’ Acceptance Loans after the Parent Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by such Borrower in making any prepayment or conversion of Eurocurrency Loans or Bankers’ Acceptance Loans after the respective Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a payment or prepayment (or the purchase pursuant to subsection 4.13(d)(i)) of Eurocurrency Loans or Bankers’ Acceptance Loans or the conversion of Eurocurrency Loans or Bankers’ Acceptance Loans on a day which is not the last day of an Interest Period or maturity date, as applicable, with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest (or in the case of Bankers’ Acceptance Loans, yield) which would have accrued on the amount so prepaid, or converted, or not so borrowed, converted or continued, for the period from the date of such prepayment or conversion or of such failure to borrow, convert or continue to the last day of the applicable Interest Period or maturity date, as applicable (or, in the case of a failure to borrow, convert or continue, the Interest Period or the term of the B/A Instrument, as the case may be, that would have commenced on the date of such failure), in each case at the applicable rate of interest or BA Rate, as applicable, for such Eurocurrency Loans or Bankers’ Acceptance Loans, as applicable, provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest or, in the case of Bankers’ Acceptance Loans, yield (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurocurrency market or by issuing bankers’ acceptances for a comparable period, as the case may be. If any Lender becomes entitled to claim any amounts under the indemnity contained in this subsection 4.12, it shall provide prompt notice thereof to the Parent Borrower, through the U.S. Administrative Agent, certifying (x) that one of the events described in clause (a), (b) or (c) has occurred and describing in reasonable detail the nature of such event, (y) as to the loss or expense sustained or incurred by such Lender as a consequence thereof and (z) as to the amount for which such Lender seeks indemnification hereunder and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any indemnification pursuant to this subsection submitted by such Lender, through the U.S. Administrative Agent, to the Parent Borrower shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
          4.13 Certain Rules Relating to the Payment of Additional Amounts. (a) Upon the request, and at the expense of the applicable Borrower, each Lender to which any of the Borrowers is required to pay any additional amount pursuant to subsection 4.10 or 4.11, and any Participant in respect of whose participation such payment is required, shall reasonably afford such Borrower the opportunity to contest, and reasonably cooperate with such Borrower in contesting, the imposition of any Tax giving rise to such payment; provided that (i) such Lender shall not be required to afford such Borrower the opportunity to so contest unless such Borrower shall have confirmed in writing to such Lender its obligation to pay such amounts pursuant to this Agreement and (ii) such Borrower shall reimburse such Lender for its reasonable attorneys’ and accountants’ fees and disbursements incurred in so cooperating with such Borrower in contesting the imposition of such Tax; provided, however, that notwithstanding the foregoing no Lender shall be required to afford any Borrower the opportunity to contest, or cooperate with such Borrower in contesting, the imposition of any Taxes, if such Lender in its sole discretion in good faith determines that to do so would have an adverse effect on it.
          (b) If a Lender changes its applicable lending office (other than (i) pursuant to paragraph (c) below or (ii) after an Event of Default under subsection 9(a) or (f) has occurred and is continuing) and the effect of such change, as of the date of such change, would be to cause any of the Borrowers to become obligated to pay any additional amount under subsection 4.10 or 4.11, such Borrower shall not be obligated to pay such additional amount.
          (c) If a condition or an event occurs which would, or would upon the passage of time or giving of notice, result in the payment of any additional amount to any Lender by any of the Borrowers pursuant to subsection 4.10 or 4.11, such Lender shall promptly notify the applicable Borrower and the U.S. Administrative Agent and shall take such steps as may reasonably be available to it to mitigate the effects of such condition or event (which shall include efforts to rebook the Loans held by such Lender at another lending office, or through another branch or an affiliate, of such Lender); provided that such Lender shall not be required to take any step that, in its reasonable judgment, would be materially disadvantageous to its business or operations or would require it to incur additional costs (unless the Parent Borrower agrees to reimburse such Lender for the reasonable incremental out-of-pocket costs thereof).
          (d) If any of the Borrowers shall become obligated to pay additional amounts pursuant to subsection 4.10 or 4.11 and any affected Lender shall not have promptly taken steps necessary to avoid the need for payments under subsection 4.10 or 4.11, the applicable Borrower shall have the right, for so long as such obligation remains, (i) with the assistance of the U.S. Administrative Agent, to seek one or more substitute Lenders reasonably satisfactory to the U.S. Administrative Agent and such Borrower to purchase the affected Loan, in whole or in part, at an aggregate price no less than such Loan’s (other than a Bankers’ Acceptance Loan) principal amount plus accrued interest, in the case of any Bankers’ Acceptance Loan, to provide cash collateral in an amount equal to the face amount of each affected Bankers’ Acceptance Loan pursuant to arrangements satisfactory to the affected Lender, and, in each case, assume the affected obligations under this Agreement, or (ii) so long as no Default or Event of Default then exists or will exist immediately after giving effect to the respective prepayment, upon at least four Business Days’ irrevocable notice to the U.S. Administrative Agent (and, if applicable, the Canadian Administrative Agent), to prepay the affected Loan (other than a Bankers’ Acceptance Loan), in whole or in part, without premium or penalty, except as otherwise provided in subsections 4.6(a) and 4.12 in the case of any Bankers’ Acceptance Loan, to provide cash collateral in an amount equal to the face amount of each affected Bankers’ Acceptance Loan pursuant to arrangements satisfactory to the affected Lender. In the case of the substitution of a Lender, the Parent Borrower (and any other applicable Borrower), the U.S. Administrative Agent, the affected Lender, and any substitute Lender shall execute and deliver an appropriately completed Assignment and Acceptance pursuant to subsection 11.6(b) to effect the assignment of rights to, and the assumption of obligations by, the substitute Lender; provided that any fees required to be paid by subsection 11.6(b) in connection with such assignment shall be paid by such Borrower or the substitute Lender. In the case of a prepayment of an affected Loan, the amount specified in the notice shall be due and payable on the date specified therein, together with any accrued interest to such date on the amount prepaid. In the case of each of the substitution of a Lender and of the prepayment of an affected Loan, the applicable Borrower shall first pay the affected Lender any additional amounts owing under subsections 4.10 and 4.11 (as well as any commitment fees and other amounts then due and owing to such Lender, including any amounts under this subsection 4.13) prior to such substitution or prepayment.
          (e) If any Agent or any Lender receives a refund directly attributable to taxes for which any of the Borrowers has made additional payments pursuant to subsection 4.10(a) or 4.11(a), such Agent or such Lender, as the case may be, shall promptly pay such refund (together with any interest with respect thereto received from the relevant taxing authority, but net of any reasonable cost incurred in connection therewith) to such Borrower; provided, however, that such Borrower agrees promptly to return such refund (together with any interest with respect thereto due to the relevant taxing authority) (free of all Non-Excluded Taxes) to such Agent or the applicable Lender, as the case may be, upon receipt of a notice that such refund is required to be repaid to the relevant taxing authority.
          (f) The obligations of any Agent, Lender or Participant under this subsection 4.13 shall survive the termination of this Agreement and the payment of the Loans and all amounts payable hereunder.

          4.14 Controls on Prepayment if Aggregate Outstanding RCF Credit Exceeds Aggregate RCF Commitments. (a) In addition to the provisions set forth in subsection 4.4(c), the Parent Borrower will implement and maintain internal controls to monitor the borrowings and repayments of Loans by the Borrowers and the issuance of and drawings under Letters of Credit, with the object of (A) preventing any request for an Extension of Credit that would result in (i) the Aggregate Outstanding RCF Credit with respect to all of the RCF Lenders (including the Swing Line Lender) being in excess of the aggregate RCF Commitments then in effect or (ii) any other circumstance under which an Extension of Credit would not be permitted pursuant to subsection 2.2(a) and (b) and of (B) promptly identifying any circumstance where, by reason of changes in exchange rates, the Aggregate Outstanding RCF Credit with respect to all of the RCF Lenders (including the Swing Line Lender) exceeds the aggregate RCF Commitments then in effect.
          (b) The (i) U.S. Administrative Agent will calculate the Aggregate Outstanding RCF Credit with respect to all of (A) the RCF Lenders and (B) the U.S. RCF Lenders (in each case, including the Swing Line Lender) and (ii) Canadian Administrative Agent will calculate the Aggregate Outstanding RCF Credit with respect to the Canadian RCF Lenders, in each case, from time to time, and in any event not less frequently than once during each calendar week. In making such calculations, the U.S. Administrative Agent will rely on the information most recently received by it from the Swing Line Lender in respect of outstanding Swing Line Loans, from the Issuing Lenders in respect of outstanding L/C Obligations and from the Canadian Administrative Agent in respect of the Aggregate Outstanding RCF Credit with respect to the Canadian RCF Lenders.
          4.15 Canadian RCF Lenders. (a) The Canadian Administrative Agent, the Canadian Collateral Agent and any Lender that holds any commitment or makes or holds any Extension of Credit to any Canadian Borrower (such Lender, a “Canadian Extender of Credit”) will at all times be a Canadian Resident. Each Lender making an Extension of Credit to Canadian Finco (other than an Extension of Credit with respect to which Canadian Finco represents that interest payments made pursuant to such a Loan shall be exempt from Canadian withholding taxation without regard to the residence of the Lender) will at all times, be a Canadian Resident that complies with subsection 4.11(b) or (c) with respect to such Extension of Credit to Canadian Finco.
          (b) A Canadian RCF Lender may change its Affiliate acting as Canadian Lender hereunder but only pursuant to an assignment in form and substance reasonably satisfactory to the U.S. Administrative Agent and the Canadian Administrative Agent (with the consent of the U.S. Administrative Agent and the Canadian Administrative Agent and each Canadian Issuing Lender and the Parent Borrower or the Canadian Borrowers), where the respective assignee represents and warrants that it is an Affiliate of the respective Canadian RCF Lender and represents and warrants that it is a Canadian Resident and will act directly as a Canadian Lender with respect to the Canadian RCF Commitment of the respective Canadian RCF Lender.
          (c) Each Non-Canadian Affiliate will at all times comply with the provisions of subsection 4.11(b) or 4.11(c), as applicable.

          4.16 Cash Receipts. (a) Annexed hereto as Schedule 4.16(a), as the same may be modified from time to time by notice to the U.S. Administrative Agent, is a schedule of all DDAs that are maintained by the Loan Parties, which schedule includes, with respect to each depository (i) the name and address of such depository; (ii) the account number(s) maintained with such depository; and (iii) a contact person at such depository.
          (b) Annexed hereto as Schedule 4.16(b), as the same may be modified from time to time by notice to the U.S. Administrative Agent, is a list describing all arrangements to which any Loan Party is a party with respect to the payment to such Loan Party of the proceeds of all credit card charges for sales of goods or services by such Loan Party.
          (c) Each Loan Party shall (i) deliver to the U.S. Administrative Agent or, if such Loan Party is a Canadian Loan Party, the Canadian Administrative Agent, notifications in form reasonably satisfactory to the U.S. Administrative Agent or the Canadian Administrative Agent, as the case may be, which have been executed on behalf of such Loan Party and addressed to such Loan Party’s credit card clearinghouses and processors, in form reasonably satisfactory to the U.S. Administrative Agent or the Canadian Administrative Agent, as the case may be (each, a “Credit Card Notification”), (ii) deliver to the U.S. Administrative Agent or, if such Loan Party is a Canadian Loan Party, the Canadian Administrative Agent, notifications executed on behalf of the Borrowers to each depository institution with which any DDA is maintained, in form reasonably satisfactory to the U.S. Administrative Agent or the Canadian Administrative Agent, as the case may be, of the U.S. Administrative Agent’s (or, in the case of any Loan Party that is a Canadian Loan Party, the Canadian Administrative Agent’s) interest in such DDA (each, a “DDA Notification”), (iii) instruct each depository institution for a DDA to cause all amounts on deposit and available at the close of each Business Day in such DDA to be swept to one of the Loan Parties’ concentration accounts no less frequently than on a daily basis, such instructions to be irrevocable unless otherwise agreed to in writing by the U.S. Administrative Agent or the Canadian Administrative Agent, as the case may be, (iv) enter into a blocked account agreement (each, a “Blocked Account Agreement”), in form reasonably satisfactory to the U.S. Administrative Agent or the Canadian Administrative Agent, as the case may be, with the U.S. Administrative Agent or the Canadian Administrative Agent, as the case may be, and any bank with which such Loan Party maintains a concentration account into which the DDAs (other than proceeds excluded from the Collateral pursuant to any Security Document) are swept (each such account of a Loan Party other than a Canadian Loan Party, a “U.S. Blocked Account”, each such account of a Canadian Loan Party, a “Canadian Blocked Account” and all such accounts, collectively, the “Blocked Accounts”), covering each such concentration account maintained with such bank, which concentration accounts as of the Closing Date are listed on Schedule 4.16(c) annexed hereto and (v) instruct all Account Debtors of such Loan Party that remit payments of Accounts of such Account Debtor regularly by check pursuant to arrangements with such Loan Party to remit all such payments (other than Accounts or payment thereof excluded from the Collateral pursuant to any Security Document) to the applicable “P.O. Boxes” or “Lockbox Addresses” with respect to the applicable DDA or concentration account, which remittances shall be collected by the applicable bank (each, a “Collection Bank”) and deposited in the applicable DDA or concentration account. All amounts received by the Parent Borrower, any of its Domestic or Canadian Subsidiaries that is a Loan Party and any Collection Bank in respect of any Account, in addition to all other cash received from any other source, shall upon receipt of such amount or cash (other than any such amount or cash excluded from the

Collateral pursuant to any Security Document) be deposited into a DDA or concentration account. Each Loan Party agrees that it will not cause proceeds of such DDAs to be otherwise redirected.
          (d) Each Credit Card Notification and Blocked Account Agreement shall require, after the occurrence and during the continuance of an Event or Default or a Dominion Event, automatic clearing house or wire transfer no less frequently than once per Business Day (unless the Commitments have been terminated and the obligations hereunder and under the other Loan Documents have been paid in full), of all available cash balances and cash receipts, including the then contents or then entire ledger balance of each U.S. Blocked Account net of such minimum balance (not to exceed $10,000 per account), if any, required by the bank at which such U.S. Blocked Account is maintained to an account maintained by the U.S. Administrative Agent at DBNY (the “DBNY Account”) and of each Canadian Blocked Account net of such minimum balance (not to exceed $10,000 per account), if any, required by the bank at which such Canadian Blocked Account is maintained to an account maintained by the Canadian Administrative Agent at DBCB (the “DBCB Account”). Each Loan Party agrees that it will not cause any credit card proceeds or proceeds of any Blocked Account to be otherwise redirected.
          (e) (i) All collected amounts received in the DBNY Account shall be distributed and applied on a daily basis in the following order (in each case, to the extent the U.S. Administrative Agent has actual knowledge of the amounts owing or outstanding as described below and any applications otherwise described in following clauses (x) and (y), and after giving effect to the application of any such amounts (x) otherwise required to be applied pursuant to subsections 4.4(b) or (y) constituting proceeds from any Collateral otherwise required to be applied pursuant to the terms of the respective Security Document): (1) first, to the payment (on a ratable basis) of any outstanding expenses actually due and payable to the U.S. Administrative Agent, the U.S. Collateral Agent, and, to the extent allocable to Canadian RCF Loans made to the U.S. Borrowers, the Canadian Administrative Agent and/or the Canadian Collateral Agent under any of the Loan Documents and to repay or prepay outstanding U.S. RCF Loans advanced by the U.S. Administrative Agent and Canadian RCF Loans made to the U.S. Borrowers by the Canadian Administrative Agent on behalf of the applicable Lenders hereunder; (2) second, to the extent all amounts referred to in preceding clause (1) have been paid in full, to pay (on a ratable basis) all outstanding expenses actually due and payable to each Term Loan Lender under any of the Loan Documents, (3) third, to the extent all amounts referred to in preceding clauses (1) and (2) have been paid in full, to pay (on a ratable basis) all outstanding expenses actually due and payable to each U.S. Issuing Lender under any of the Loan Documents and to repay all outstanding U.S. Borrower Unpaid Drawings and all interest thereon; (4) fourth, to the extent all amounts referred to in preceding clauses (1) through (3), inclusive, have been paid in full, to pay (on a ratable basis) all accrued and unpaid interest actually due and payable on the U.S. RCF Loans made to the U.S. Borrowers and Canadian RCF Loans made to the U.S. Borrowers and Canadian Finco and all accrued and unpaid Fees actually due and payable to the U.S. Administrative Agent and the Canadian Administrative Agent, the U.S. Issuing Lenders and the RCF Lenders under any of the Loan Documents; (5) fifth, to the extent all amounts referred to in preceding clauses (1) through (4), inclusive, have been paid in full, to repay (on a ratable basis) the outstanding principal of U.S. RCF Loans made to the U.S. Borrowers and Canadian RCF Loans made to the U.S. Borrowers (whether or not then due and payable), (6) sixth, to the extent all amounts referred to in preceding clauses (1) through (5), inclusive, have been paid in full, to pay (on a ratable basis) all outstanding obligations of the U.S. Borrowers then due and payable to the U.S. Administrative Agent, the U.S. Collateral Agent, the Canadian Administrative Agent, the Canadian Collateral Agent and the RCF Lenders under this Agreement and (6) seventh, to the extent all amounts referred to in preceding clauses (1) through (6), inclusive, have been paid in full, to pay (on a ratable basis) all other outstanding obligations of the U.S. Borrowers then due and payable to the U.S. Administrative Agent, the U.S. Collateral Agent, the Canadian Administrative Agent, the Canadian Collateral Agent and the RCF Lenders under any of the Loan Documents.
          (ii) All collected amounts held in the DBCB Account shall be distributed and applied on a daily basis in the following order (in each case, to the extent the Canadian Administrative Agent has actual knowledge of the amounts owing or outstanding as described below and any applications otherwise described in following clauses (x) and (y), and after giving effect to the application of any such amounts (x) otherwise required to be applied pursuant to subsection 4.4(b) or (y) constituting proceeds from any Collateral otherwise required to be applied pursuant to the terms of the respective Security Document): (1) first, to the payment (on a ratable basis) of any outstanding expenses actually due and payable by the Canadian Borrowers to the Canadian Administrative Agent and/or the Canadian Collateral Agent under any of the Loan Documents and to repay or prepay outstanding Canadian RCF Loans made to the Canadian Borrowers by the Canadian Administrative Agent on behalf of the Lenders hereunder; (2) second, to the extent all amounts referred to in preceding clause (1) have been paid in full, to pay (on a ratable basis) all outstanding expenses actually due and payable by the Canadian Borrower to each Canadian Issuing Lender under any of the Loan Documents and to repay all outstanding Canadian Borrower Unpaid Drawings and interest thereon; (3) third, to the extent all amounts referred to in preceding clauses (1) and (2) have been paid in full, to pay (on a ratable basis) all accrued and unpaid interest actually due and payable on the Canadian RCF Loans made to the Canadian Borrowers and all accrued and unpaid Fees actually due and payable by the Canadian Borrowers to the Canadian Administrative Agent, the Canadian Issuing Lenders and the Canadian Lenders under any of the Loan Documents; (4) fourth, to the extent all amounts referred to in preceding clauses (1) through (3), inclusive, have been paid in full, to repay (on a ratable basis) the outstanding principal of Canadian RCF Loans (other than Bankers’ Acceptance Loans where the underlying B/A Instruments have not matured) made to the Canadian Borrowers (whether or not then due and payable); (5) fifth, to the extent all amounts referred to in preceding clauses (1) through (4), inclusive, have been paid in full, to provide cash collateral in an amount equal to the aggregate face amounts of all outstanding Bankers’ Acceptance Loans on terms reasonably satisfactory to the Canadian Administrative Agent; (6) sixth, to the extent all amounts referred to in preceding clauses (1)through (5), inclusive, have been paid in full, to pay (on a ratable basis) all other outstanding obligations of the Canadian Borrowers then due and payable to the Canadian Administrative Agent, the Canadian Collateral Agent and the Canadian Lenders under this Agreement; and (7) seventh, to the extent all amounts referred to in preceding clauses (1) through (6), inclusive, have been paid in full, to pay (on a ratable basis) all other outstanding obligations of the Canadian Borrowers then due and payable to the Canadian Administrative Agent, the Canadian Collateral Agent and the Canadian Lenders under any of the other Loan Documents.
          (f) If, at any time after the occurrence and during the continuance of an Event of Default or a Dominion Event as to which the U.S. Administrative Agent has notified the

Borrower, any cash or Cash Equivalents owned by any Loan Party (other than (i) de minimis cash or Cash Equivalents from time to time inadvertently misapplied by any Loan Party, and (ii) cash or Cash Equivalents that are (or are in any account that is) excluded from the Collateral pursuant to any Security Document) deposited to any account, or held or invested in any manner, otherwise than in a Blocked Account subject to a Blocked Account Agreement (or a DDA which is swept daily to such Blocked Account), the U.S. Administrative Agent or the Canadian Administrative Agent, as the case may be, shall be entitled to require the applicable Loan Party to close such account and have all funds therein transferred to a Blocked Account, and to caused all future deposits to be made to a Blocked Account.
          (g) The Loan Parties may close DDAs or Blocked Accounts and/or open new DDAs or Blocked Accounts, subject to the contemporaneous execution and delivery to the U.S. Administrative Agent or the Canadian Administrative Agent, as the case may be, of a DDA Notification or Blocked Account Agreement consistent with the provisions of paragraphs (c) and (d) of this subsection 4.16 and otherwise reasonably satisfactory to the U.S. Administrative Agent or the Canadian Administrative Agent, as the case may be. Unless consented to in writing by the U.S. Administrative Agent or the Canadian Administrative Agent, as the case may be, the Loan Parties shall not enter into any agreements with credit card processors other than the ones listed on Schedule 4.16(b) unless contemporaneously therewith a Credit Card Notification is executed and a copy thereof is delivered to the U.S. Administrative Agent or the Canadian Administrative Agent, as the case may be.
          (h) (i) The DBNY Account shall at all times be under the sole dominion and control of the U.S. Administrative Agent. Each Loan Party hereby acknowledges and agrees that, except to the extent otherwise provided in the U.S. Guarantee and Collateral Agreement (x) such Loan Party has no right of withdrawal from the DBNY Account, (y) the funds on deposit in the DBNY Account shall at all times continue to be collateral security for all of the obligations of the Loan Parties (other than the Canadian Loan Parties) hereunder and under the other Loan Documents, and (z) the funds on deposit in the DBNY Account shall be applied as provided in this Agreement and the Intercreditor Agreement. In the event that, notwithstanding the provisions of this subsection 4.16, any Loan Party receives or otherwise has dominion and control of any proceeds or collections required to be transferred to the DBNY Account pursuant to subsection 4.16(d), such proceeds and collections shall be held in trust by such Loan Party for the U.S. Administrative Agent, shall not be commingled with any of such Loan Party’s other funds or deposited in any account of such Loan Party and shall promptly be deposited into the DBNY Account or dealt with in such other fashion as such Loan Party may be instructed by the U.S. Administrative Agent.
          (ii) The DBCB Account shall at all times be under the sole dominion and control of the Canadian Administrative Agent. Each Loan Party hereby acknowledges and agrees that, except to the extent otherwise provided in the Canadian Security Agreement (x) such Loan Party has no right of withdrawal from the DBCB Account, (y) the funds on deposit in the DBCB Account shall at all times continue to be collateral security for all of the obligations of the Canadian Loan Parties hereunder and under the other Loan Documents, and (z) the funds on deposit in the DBCB Account shall be applied as provided in this Agreement. In the event that, notwithstanding the provisions of this subsection 4.16, any Loan Party receives or otherwise has dominion and control of any proceeds or collections required to be transferred to the DBCB

Account pursuant to subsection 4.16(d), such proceeds and collections shall be held in trust by such Loan Party for the Canadian Administrative Agent, shall not be commingled with any of such Loan Party’s other funds or deposited in any account of such Loan Party and shall promptly be deposited into the DBCB Account or dealt with in such other fashion as such Loan Party may be instructed by the Canadian Administrative Agent.
          (i) So long as (i) no Event of Default has occurred and is continuing, and (ii) no Dominion Event has occurred and is continuing, the Loan Parties may direct, and shall have sole control over, the manner of disposition of funds in the Blocked Accounts.
          (j) Any amounts held or received in the DBNY Account or the DBCB Account (including all interest and other earnings with respect hereto, if any) at any time (x) when all of the obligations hereunder and under the other Loan Documents have been satisfied or (y) all Events of Default and Dominion Events have been cured, shall (subject in the case of clause (x) to the provisions of the Intercreditor Agreement), be remitted to the operating account of the applicable Borrower.
          (k) Notwithstanding anything herein to the contrary, the Loan Parties shall be deemed to be in compliance with the requirements set forth in this subsection 4.16 during the initial forty-five (45) day period commencing on the Closing Date to the extent that the arrangements described above are established and effective not later than the date that is forty-five (45) days following the Closing Date or such later date as the U.S. Administrative Agent, in its sole discretion, may agree.
          Section 5. Representations and Warranties. To induce each Administrative Agent and each Lender to make the Extensions of Credit requested to be made by it on the Closing Date and on each Borrowing Date thereafter, each Credit Agreement Party, with respect to itself and its Subsidiaries, hereby represents and warrants, on the Closing Date, in each case after giving effect to the Transaction, and on every Borrowing Date thereafter to the U.S. Administrative Agent and each Lender that:
          5.1 Financial Condition. (a) The audited consolidated balance sheets of the Recapitalized Business (it being understood that the reporting entity is RSC) as of December 31, 2004 and December 31, 2005 and the consolidated statements of income, shareholders’ equity and cash flows of the Recapitalized Business (it being understood that the reporting entity is RSC) for the fiscal years ended as of December 31, 2003, December 31, 2004 and December 31, 2005, reported on by and accompanied by unqualified reports from KPMG LLP, present fairly, in all material respects, the consolidated financial condition as at such date, and the consolidated results of operations and consolidated cash flows for the respective fiscal years then ended, of the Recapitalized Business. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby (except as approved by a Responsible Officer and disclosed in any such schedules and notes). During the period from December 31, 2005 to and including the Closing Date, except as provided in the Recapitalization Agreement and in connection with the consummation of the Transaction, there has been no sale, transfer or other disposition by the Recapitalized Business of any material part of the business or property of the Recapitalized Business, and no purchase or other acquisition by it of any business or property (including any

Capital Stock of any other Person) material in relation to the consolidated financial condition of the Recapitalized Business which is not reflected in the foregoing financial statements or in the notes thereto and has not otherwise been disclosed in writing to the Lenders on or prior to the Closing Date.
          (b) The pro forma balance sheet and statements of operations of the Recapitalized Business and its consolidated Subsidiaries, copies of which have heretofore been furnished to each Lender, are the balance sheet and statements of operations of the Recapitalized Business and its consolidated Subsidiaries as of December 31, 2005, adjusted to give effect (as if such events had occurred on such date for the purposes of the balance sheet and on January 1, 2005 for the purposes of the statement of operations) to the consummation of the Transaction.
          5.2 No Change; Solvent. Since December 31, 2005, except as and to the extent disclosed on Schedule 5.2, (a) there has been no development or event relating to or affecting Holdings or any of its Subsidiaries which has had or could be reasonably expected to have a Material Adverse Effect (after giving effect to the consummation of the Transaction) and (b) except in connection with the Transaction or as otherwise permitted under this Agreement and each other Loan Document, no dividends or other distributions have been declared, paid or made upon the Capital Stock of Holdings, nor has any of the Capital Stock of Holdings been redeemed, retired, purchased or otherwise acquired for value by Holdings or any of its Subsidiaries. As of the Closing Date, after giving effect to the consummation of the Transaction, each Loan Party is Solvent.
          5.3 Corporate Existence. Each of the Loan Parties (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, (b) has the corporate, limited liability company or partnership power and authority, as the case may be, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, except to the extent that the failure to have such legal right could not be reasonably expected to have a Material Adverse Effect and (c) is duly qualified as a foreign corporation, limited liability company or partnership and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing could not be reasonably expected to have a Material Adverse Effect.
          5.4 Corporate Power; Authorization; Consents; Enforceable Obligations. Each Loan Party has the corporate, limited liability company or partnership power and authority, as the case may be, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of each of the Borrowers, to obtain Extensions of Credit hereunder, and each such Loan Party has taken all necessary corporate, limited liability company or partnership action, as the case may be, to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of each of the Borrowers, to authorize the Extensions of Credit to it, if any, on the terms and conditions of this Agreement, any Notes and the L/C Requests. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of any Loan Party in connection with the execution, delivery, performance, validity or enforceability of the Loan Documents to which it is a party or, in the case of each of the Borrowers, with the Extensions of Credit to it, if any, hereunder, except for (a) consents, authorizations, notices and filings described in Schedule 5.4, all of which have been obtained or made prior to the Closing Date, (b) filings to perfect the Liens created by the Security Documents, (c) filings pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq.), in respect of accounts of Holdings and its Subsidiaries the Obligor in respect of which is the United States of America or any department, agency or instrumentality thereof, (d) filings pursuant to the Financial Administration Act (Canada) in respect of Accounts of the Parent Borrower and its Subsidiaries the Obligor in respect of which is Her Majesty the Queen in the right of Canada or any department, agency or instrumentality thereof and (e) consents, authorizations, notices and filings which the failure to obtain or make could not reasonably be expected to have a Material Adverse Effect. This Agreement has been duly executed and delivered by each Credit Agreement Party, and each other Loan Document to which any Loan Party is a party will be duly executed and delivered on behalf of such Loan Party. This Agreement constitutes a legal, valid and binding obligation of each Credit Agreement Party and each other Loan Document to which any Loan Party is a party when executed and delivered will constitute a legal, valid and binding obligation of such Loan Party, in each case enforceable against such Credit Agreement Party or such other Loan Party, as the case may be, in accordance with its terms, except as enforceability may be limited by applicable domestic or foreign bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
          5.5 No Legal Bar. The execution, delivery and performance of the Loan Documents by any of the Loan Parties, the Extensions of Credit hereunder and the use of the proceeds thereof (a) will not violate any Requirement of Law or Contractual Obligation of such Loan Party in any respect that could reasonably be expected to have a Material Adverse Effect and (b) will not result in, or require, the creation or imposition of any Lien (other than the Liens permitted by subsection 8.3) on any of its properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.
          5.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Parent Borrower, threatened by or against Holdings or any of its Subsidiaries or against any of their respective properties or revenues, (a) which is so pending or threatened at any time on or prior to the Closing Date and relates to any of the Loan Documents or any of the transactions contemplated hereby or thereby or (b) which could be reasonably expected to have a Material Adverse Effect.
          5.7 No Default. Neither Holdings nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could be reasonably expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.
          5.8 Ownership of Property; Liens. Each of Holdings and its Subsidiaries has good title in fee simple to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other material property, and none of such property is subject to any Lien, except for Liens permitted by subsection 8.3. Schedule 5.8 sets forth all material real properties owned in fee or leased by the Loan Parties as of the Closing Date.
          5.9 Intellectual Property. The Parent Borrower and each of its Subsidiaries owns, or has the legal right to use, all Intellectual Property necessary for each of them to conduct its business as currently conducted except for those the failure to own or have such legal right to use could not be reasonably expected to have a Material Adverse Effect. Except as provided on Schedule 5.9, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Parent Borrower know of any such claim, and, to the knowledge of the Parent Borrower, the use of such Intellectual Property by the Parent Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements which in the aggregate, could not be reasonably expected to have a Material Adverse Effect.
          5.10 Compliance With Requirements of Law and Contractual Obligations. Neither Holdings nor any of its Subsidiaries is in violation of any Requirement of Law or Contractual Obligation of or applicable to Holdings or any of its Subsidiaries, which violation could be reasonably expected to have a Material Adverse Effect.
          5.11 Taxes. Holdings and its Subsidiaries have filed or caused to be filed all United States federal income tax returns and all other material tax returns which are required to be filed and has paid (a) all taxes shown to be due and payable on such returns and (b) all taxes shown to be due and payable on any assessments of which it has received notice made against it or any of its property (including the Mortgaged Properties) and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any (i) taxes, fees or other charges with respect to which the failure to pay, in the aggregate, could not have a Material Adverse Effect or (ii) taxes, fees or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings diligently conducted and with respect to which reserves in conformity with GAAP have been provided on the books of Holdings or its Subsidiaries, as the case may be); and no tax Lien has been filed, and no claim is being asserted, with respect to any such tax, fee or other charge.
          5.12 Federal Regulations. No part of the proceeds of any Extensions of Credit will be used for any purpose which violates the provisions of the Regulations of the Board, including, without limitation, Regulation T, Regulation U or Regulation X of the Board. If requested by any Lender or the U.S. Administrative Agent, the Parent Borrower will furnish to the U.S. Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, referred to in said Regulation U.
          5.13 ERISA. (a) During the five year period prior to each date as of which this representation is made, or deemed made, with respect to any Plan (or, with respect to (f) or (h) below, as of the date such representation is made or deemed made), none of the following events or conditions, either individually or in the aggregate, has resulted or is reasonably likely to result in a Material Adverse Effect: (a) a Reportable Event; (b) an “accumulated funding deficiency” (within the meaning of Section 412 of the Code or Section 302 of ERISA); (c) any noncompliance with the applicable provisions of ERISA or the Code; (d) a termination of a

Single Employer Plan (other than a standard termination pursuant to Section 4041(b) of ERISA); (e) a Lien on the property of Holdings, its Subsidiaries or any Commonly Controlled Entity in favor of the PBGC or a Plan; (f) any Underfunding with respect to any Single Employer Plan; (g) a complete or partial withdrawal from any Multiemployer Plan by Holdings or any Commonly Controlled Entity; (h) any liability of Holdings or any Commonly Controlled Entity under ERISA if Holdings or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the annual valuation date most closely preceding the date on which this representation is made or deemed made; (i) the Reorganization or Insolvency of any Multiemployer Plan; or (j) any transactions that resulted or could reasonably be expected to result in any liability to Holdings or any Commonly Controlled Entity under Section 4069 of ERISA or Section 4212(c) of ERISA.
          (b) With respect to any Foreign Plan, none of the following events or conditions exists and is continuing that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect: (a) substantial non-compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders; (b) failure to be maintained, where required, in good standing with applicable regulatory authorities; (c) any obligation of Holdings or its Subsidiaries in connection with the termination or partial termination of, or withdrawal from, any Foreign Plan; (d) any Lien on the property of the Parent Borrower or its Subsidiaries in favor of a Governmental Authority as a result of any action or inaction regarding a Foreign Plan; (e) for each Foreign Plan which is a funded or insured plan, failure to be funded or insured on an ongoing basis to the extent required by applicable non-U.S. law (using actuarial methods and assumptions which are consistent with the valuations last filed with the applicable Governmental Authorities); (f) any facts that, to the best knowledge of the Parent Borrower or any of its Subsidiaries, exist that would reasonably be expected to give rise to a dispute and any pending or threatened disputes that, to the best knowledge of the Parent Borrower or any of its Subsidiaries, would reasonably be expected to result in a material liability to the Parent Borrower or any of its Subsidiaries concerning the assets of any Foreign Plan (other than individual claims for the payment of benefits); and (g) failure to make all contributions in a timely manner to the extent required by applicable non-U.S. law.
          5.14 Collateral. (a) Upon execution and delivery thereof by the parties thereto, the U.S. Guarantee and Collateral Agreement and the Mortgages will be effective to create (to the extent described therein) in favor of the U.S. Collateral Agent for the ratable benefit of the U.S. Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein, except as may be limited by applicable domestic or foreign bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. When (a) the actions specified in Schedule 3 to the U.S. Guarantee and Collateral Agreement have been duly taken, (b) all applicable Instruments, Chattel Paper and Documents (each as described therein) a security interest in which is perfected by possession have been delivered to, and/or are in the continued possession of, the U.S. Collateral Agent, (c) all Deposit Accounts and Electronic Chattel Paper (each as defined in the U.S. Guarantee and Collateral Agreement) a security interest in which is required to be or is perfected by “control” (as described in the Uniform Commercial Code as in effect in the State of New York from time to time) are under the

“control” of the U.S. Collateral Agent or the U.S. Administrative Agent, as agent for the U.S. Collateral Agent and as directed by the U.S. Collateral Agent, and (d) the Mortgages have been duly recorded, the security interests granted pursuant thereto shall constitute (to the extent described therein) a perfected security interest in, all right, title and interest of each pledgor or mortgagor (as applicable) party thereto in the Collateral described therein (excluding Commercial Tort Claims, as defined in the U.S. Guarantee and Collateral Agreement, other than such Commercial Tort Claims set forth on Schedule 7 thereto (if any)) with respect to such pledgor or mortgagor (as applicable). Notwithstanding any other provision of this Agreement, capitalized terms which are used in this subsection 5.14 and not defined in this Agreement are so used as defined in the applicable Security Document.
          (b) Upon execution and delivery thereof by the parties thereto, the Canadian Security Agreement will be effective to create (to the extent described therein) in favor of the Canadian Collateral Agent, for the ratable benefit of the Canadian Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein, except as may be limited by applicable domestic or foreign bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. When the actions specified in Schedule 3 to the Canadian Security Agreement have been duly taken the security interests granted pursuant thereto shall constitute (to the extent described therein) a perfected security interest in, all right, title and interest of each pledgor party thereto in the Collateral described therein with respect to such pledgor.
          5.15 Investment Company Act; Other Regulations. No Credit Agreement Party is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act. No Credit Agreement Party is subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board) which limits its ability to incur Indebtedness as contemplated hereby.
          5.16 Subsidiaries. Schedule 5.16 sets forth all the Subsidiaries of Holdings at the Closing Date (after giving effect to the Transaction), the jurisdiction of their incorporation and the direct or indirect ownership interest of Holdings therein.
          5.17 Purpose of Loans. The proceeds of the Initial Term Loans and RCF Loans incurred on the Closing Date will be used by the Parent Borrower to finance, in part, payments required in connection with the Recapitalization and to pay the fees and expenses incurred in connection with the Transaction. The proceeds of RCF Loans and Swing Line Loans incurred after the Closing Date shall be used by the Borrowers to finance the working capital and business requirements of, and for general corporate purposes of, the Parent Borrower and its Subsidiaries.
          5.18 Environmental Matters. Other than as disclosed on Schedule 5.18 or exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to give rise to a Material Adverse Effect:
     (a) The Parent Borrower and its Subsidiaries: (i) are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable

Environmental Laws; (ii) hold all Environmental Permits (each of which is in full force and effect) required for any of their current operations or for any property owned, leased, or otherwise operated by any of them and reasonably expect to timely obtain without material expense all such Environmental Permits required for planned operations; (iii) are, and within the period of all applicable statutes of limitation have been, in compliance with all of their Environmental Permits; and (iv) believe they will be able to maintain compliance with Environmental Laws, including any reasonably foreseeable future requirements thereto.
     (b) Materials of Environmental Concern have not been transported, disposed of, emitted, discharged, or otherwise released or threatened to be released, to or at any real property presently or formerly owned, leased or operated by the Parent Borrower or any of its Subsidiaries or at any other location, which would reasonably be expected to (i) give rise to liability or other Environmental Costs of the Parent Borrower or any of its Subsidiaries under any applicable Environmental Law, or (ii) interfere with the Parent Borrower’s planned or continued operations of the Parent Borrower or any of its Subsidiaries, or (iii) impair the fair saleable value of any real property owned by the Parent Borrower or any of its Subsidiaries that is part of the Collateral.
     (c) There is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under any Environmental Law to which the Parent Borrower or any of its Subsidiaries is, or to the knowledge of the Parent Borrower or any of its Subsidiaries is reasonably likely to be, named as a party that is pending or, to the knowledge of the Parent Borrower or any of its Subsidiaries, threatened.
     (d) Neither the Parent Borrower nor any of its Subsidiaries has received any written request for information, or been notified that it is a potentially responsible party, under CERCLA or any similar Environmental Law, or received any other written request for information from any Governmental Authority with respect to any Materials of Environmental Concern.
     (e) Neither the Parent Borrower nor any of its Subsidiaries has entered into or agreed to any consent decree, order, or settlement or other agreement, nor is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum, relating to compliance with or liability under any Environmental Law.
          5.19 True and Correct Disclosure. The written information (including the Confidential Information Memorandum, reports, financial statements, exhibits and schedules but excluding information of a general economic or industry nature) furnished by or on behalf of any Credit Agreement Party to any Administrative Agent, any Collateral Agent, the Lead Arrangers and the Lenders for purposes of or in connection with this Agreement, the other Loan Documents or any transaction contemplated herein or therein is, and all other such written information (taken as a whole) hereafter furnished by or on behalf of any Credit Agreement Party in writing to any Administrative Agent, any Collateral Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and does not and will not omit to state any fact necessary to make such information (taken as a whole) not materially misleading in their presentation of Holdings and its Subsidiaries (taken as a whole) at such time in light of the circumstances under which such information was provided. It is understood that (a) no representation or warranty is made concerning the forecasts, estimates, pro forma information, projections and statements as to anticipated future performance or conditions, and the assumptions on which they were based, contained in any such information, reports, financial statements, exhibits or schedules, except that as of the date such forecasts, estimates, pro forma information, projections and statements were generated, (i) such forecasts, estimates, pro forma information, projections and statements were based on the good faith assumptions of the management of Holdings and its Subsidiaries and (ii) such assumptions were believed by such management to be reasonable and (b) such forecasts, estimates, pro forma information and statements, and the assumptions on which they were based, may or may not prove to be correct.
          5.20 Delivery of the Recapitalization Agreement. The Parent Borrower has delivered to the U.S. Administrative Agent a complete photocopy of the Recapitalization Agreement (including all exhibits, schedules, disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof in any material respect.
          5.21 Certain Representations and Warranties Contained in the Recapitalization Agreement. Each of the Transaction Documents to be entered into by any Loan Party on or prior to the Closing Date will have been duly executed and delivered by each of the Loan Parties which is a party thereto on or prior to the Closing Date and, to the knowledge of the Credit Agreement Parties, all other parties thereto on or prior to the Closing Date, and is in full force and effect on the Closing Date, in each case to the extent required pursuant to the terms of the relevant Transaction Documents. As of the Closing Date, the representations and warranties of the Recapitalized Business and, to the knowledge of Holdings, any of the other parties thereto contained in the Recapitalization Agreement (after giving effect to any amendments, supplements, waivers or other modifications of the Recapitalization Agreement prior to the Closing Date in accordance with this Agreement), to the extent a breach of such representation or warranty would result in either Sponsor or any of its Affiliates having a right to terminate its obligations thereunder (without giving effect to any notice required thereunder), are true and correct in all material respects except as otherwise disclosed to the U.S. Administrative Agent in writing prior to the Closing Date.
          5.22 Labor Matters. There are no strikes pending or, to the knowledge of Holdings, reasonably expected to be commenced against Holdings or any of its Subsidiaries which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The hours worked and payments made to employees of Holdings and each of its Subsidiaries have not been in violation of any applicable laws, rules or regulations, except where such violations could not reasonably be expected to have a Material Adverse Effect.
          5.23 Special Purpose Corporation. Holdings was formed to effect the Transaction. Prior to the consummation of the Transaction, Holdings did not have any significant assets or liabilities (except pursuant to the Transaction Documents or otherwise relating to the Transaction).

          5.24 Insurance. Schedule 5.24 sets forth a complete and correct listing of all insurance that is maintained by the Loan Parties that is material to the business and operations of Holdings and its Subsidiaries taken as a whole, in each case as of the Closing Date, with the amounts insured (and any deductibles) set forth therein.
          5.25 Eligible Accounts and Eligible Unbilled Accounts. As of the date of any Borrowing Base Certificate, all Accounts included in the calculation of Eligible Accounts and Eligible Unbilled Accounts on such Borrowing Base Certificate satisfy all requirements of an “Eligible Account” and “Eligible Unbilled Accounts”, respectively, hereunder.
          5.26 Eligible Rental Fleet. As of the date of any Borrowing Base Certificate, all Rental Fleet included in the calculation of Eligible Rental Fleet on such Borrowing Base Certificate satisfy all requirements of an “Eligible Rental Fleet” hereunder.
          5.27 Eligible Inventory. As of the date of any Borrowing Base Certificate, all Inventory included in the calculation of Eligible Inventory on such Borrowing Base Certificate satisfy all requirements of an “Eligible Inventory” hereunder.
          5.28 Anti-Terrorism. As of the Closing Date, Holdings and its Subsidiaries are in compliance with the Uniting and Strengthening of America by Providing the Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, except as could not reasonably be expected to have a Material Adverse Effect.
          5.29 Capitalization. (a) On the Closing Date, RSC LLC I owns 100% of the membership interests in Holdings. All such membership interests have been duly and validly issued.
          (b) On the Closing Date, Holdings owns 100% of the membership interests in the Parent Borrower. All such membership interests have been duly and validly issued.
          (c) On the Closing Date, the authorized capital stock of RSC consists of (x) 1,000 shares of common stock, without par value, that is outstanding and (y) 100 shares of preferred stock, $10 par value, that is not outstanding. All outstanding shares of Capital Stock of RSC have been duly and validly issued and are fully paid and non-assessable (other than any assessment on the shareholders of RSC that may be imposed as a matter of law) and are owned by the Parent Borrower. RSC does not have outstanding any Capital Stock, or other securities, in each case, convertible into or exchangeable for its Capital Stock or any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its Capital Stock.
          (d) On the Closing Date, the authorized Capital Stock of RSC Canada consists of an unlimited number of common shares without par value, with 1,100 such common shares outstanding. All outstanding Capital Stock in RSC Canada has been duly and validly issued and is fully paid and non-assessable (other than any assessment on the shareholders of RSC Canada that may be imposed as a matter of law) and is owned by RSC. RSC Canada does not have outstanding any Capital Stock, or other securities convertible, in each case, into or exchangeable for its Capital Stock or any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its Capital Stock.
          5.30 Rental Fleet; Business of the Credit Parties. (a) Each U.S. Loan Party that owns Inventory holds such Inventory for sale or lease and is in the business of selling goods of that kind.
          (b) Each Canadian Loan Party that owns Inventory (i) holds such Inventory for sale or lease and is in the business of selling goods of that kind.
          Section 6. Conditions Precedent.
          6.1 Conditions to Initial Extension of Credit. This Agreement, including the agreement of each Lender to make the initial Extension of Credit requested to be made by it, shall become effective on the date on which the following conditions precedent shall have been satisfied:
     (a) Loan Documents. The U.S. Administrative Agent shall have received the following Loan Documents, executed and delivered as required below, with, in the case of clause (i), a copy for each Lender:
     (i) this Agreement, executed and delivered by a duly authorized officer of each Credit Agreement Party;
     (ii) the U.S. Guarantee and Collateral Agreement, executed and delivered by a duly authorized officer of each Credit Agreement Party thereto;
     (iii) each Canadian Security Document, executed and delivered by a duly authorized officer of each Canadian Borrower and each other Canadian Loan Party; and
     (iv) the Intercreditor Agreement, executed and delivered by a duly authorized officer of each Loan Party party thereto.
     (b) Recapitalization Agreement. The Recapitalization shall have been consummated, or substantially concurrently with the initial Extensions of Credit hereunder and the borrowings under the Second-Lien Credit Agreement shall be consummated, substantially in accordance with the Recapitalization Agreement and all material conditions precedent to the consummation of the Recapitalization set forth in such Recapitalization Agreement shall have been satisfied or waived with the consent of the Lead Arrangers (such consent not to be unreasonably withheld or delayed). The Recapitalization Agreement, the structure and terms of the Recapitalization (including the Seller Note) and the documentation for each component of the Recapitalization shall be reasonably satisfactory in all material respects in form and substance to the Lead Arrangers, and such documentation shall not have been amended, supplemented or otherwise changed in a manner materially adverse to the Lenders without the consent of the Lead Arrangers (such consent not to be unreasonably withheld or delayed). It is expressly acknowledged by the Lead Arrangers that (i) the terms and conditions of the Recapitalization Agreement (and all exhibits, annexes and schedules thereto), dated as of

October 6, 2006 and (ii) the structure and terms of the Recapitalization specified therein, are so satisfactory.
     (c) Debt Financing. (i) The U.S. Administrative Agent shall receive, substantially concurrently with the satisfaction of the other conditions precedent set forth in this subsection 6.1, evidence, in form and substance reasonably satisfactory to it, that the Parent Borrower and RSC shall have received gross cash proceeds (calculated before underwriting fees) of $620,000,000 from the issuance of a like principal amount of Senior Notes in accordance with the terms and conditions of the Senior Note Indenture and all applicable laws.
          (ii) The U.S. Administrative Agent shall receive, substantially concurrently with the satisfaction of the other conditions precedent set forth in this subsection 6.1, evidence, in form and substance reasonably satisfactory to it, that Holdings, the Parent Borrower and RSC shall have (i) executed and delivered the Second-Lien Term Loan Credit Agreement and (ii) the Parent Borrower and RSC shall have received gross cash proceeds in an aggregate principal amount equal to $1,130,000,000 from the incurrence of Second-Lien Term Loans pursuant to the Second-Lien Term Loan Credit Agreement.
          (iii) On the Closing Date, the U.S. Administrative Agent shall have received true and correct copies of the Senior Note Documents, certified as such by an appropriate officer of the Parent Borrower.
          (d) Outstanding Indebtedness and Preferred Equity; No Defaults. After giving effect to the consummation of the Transaction, Holdings and its Subsidiaries shall have no outstanding preferred equity or Indebtedness held by third parties (other than Holdings or any of its Subsidiaries), except for indebtedness incurred pursuant to the Debt Financing and any Assumed Indebtedness, and all Capital Stock of the Parent Borrower shall be directly or indirectly owned by Holdings free and clear of Liens (other than those securing the obligations arising under the Loan Documents and the Second-Lien Term Loan Documents). Any other existing Indebtedness shall have been repaid, defeased or otherwise discharged substantially concurrently with or prior to the satisfaction of the other conditions precedent set forth in this subsection 6.1.
          (e) Financial Information. The Lead Arrangers and the Lenders shall have received (i) audited consolidated financial statements of the Recapitalized Business (with RSC as the reporting entity) for the three Fiscal Years (two Fiscal Years, in the case of balance sheets) of the Recapitalized Business ended prior to the Closing Date, (ii) unaudited consolidated financial statements of ACNA for the quarterly periods ended March 31, 2006 and June 30, 2006, and unaudited consolidated financial statements of the Recapitalized Business (with RSC as the reporting entity) for the quarterly period ended September 30, 2006, (iii) a pro forma consolidated balance sheet of the Recapitalized Business as of the date of the most recent consolidated balance sheet delivered pursuant to preceding clause (ii) and a pro forma statement of operations for the most recent Fiscal Year, interim period and 12-month period ending on the last day of such interim period, in each case adjusted to give effect to the Transaction, and any other transactions that would be required to be given pro forma effect by Regulation S-X for a Form S-1 Registration Statement under the Securities Act, and such other adjustments as may be reasonably agreed between the Parent Borrower and the Lead Arrangers, which pro forma financial statements shall demonstrate, in reasonable detail, that the total consolidated indebtedness of the Recapitalized Business and its subsidiaries consisting of indebtedness for borrowed money (including purchase money indebtedness) and capital leases (determined on a pro forma basis after giving effect to the Transaction) does not exceed 4.40 multiplied by EBITDA of the Recapitalized Business (calculated subject to the Closing Date adjustments set forth on Schedule 6.1(e) hereto) for the twelve-month period ending on the last day of the fiscal quarter ending no more than 45 days prior to the Closing Date, (iv) interim financial statements of the Recapitalized Business (with RSC as the reporting entity) for each month ended after the date of the last available quarterly financial statements and at least 30 days prior to the Closing Date and (v) detailed projected consolidated financial statements of the Recapitalized Business for the five Fiscal Years ending after the Closing Date, which projections shall (x) reflect the forecasted consolidated financial condition of the Parent Borrower and its Subsidiaries after giving effect to the Transaction and the related financing thereof, and (y) be prepared and approved by the Parent Borrower.
          (f) Governmental Approvals and/or Consents. The applicable waiting periods specified under Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, with respect to the transactions contemplated by the Recapitalization Agreement shall have lapsed or been terminated and all other consents or approvals under the Competition Act (Canada) from the Canadian Bureau of Competition, any of the antitrust or competition governmental authorities of any other jurisdiction in which the Recapitalized Business, Holdings or any of its Subsidiaries owns a material amount of assets, and all other consents and approvals from any other Governmental Authority required to consummate the transactions contemplated by the Recapitalization Agreement, the failure of which to obtain could have a material adverse effect on the business, condition (financial or otherwise) or results of operations of Holdings and its Subsidiaries, taken as a whole, shall have been obtained. On the Closing Date, there shall be no injunction, restraining order or decree of any nature of any Governmental Authority that is in effect that restrains or prohibits the consummation of the transactions contemplated by the Recapitalization Agreement. All Loans to the Borrowers (and all guarantees thereof and security therefor), as well as the Recapitalization and the consummation thereof, shall be in substantial compliance in all material respects with all applicable requirements of law, including Regulations T, U and X of the Board (the “Margin Regulations”). The U.S. Administrative Agent shall have received a certificate of a Responsible Officer of the Parent Borrower stating that all other consents, authorizations, notices and filings referred to in Schedule 5.4 are in full force and effect or have the status described therein, and the U.S. Administrative Agent shall have received evidence thereof reasonably satisfactory to it.
          (g) Lien Searches. The U.S. Administrative Agent shall have received the results of a recent search by a Person reasonably satisfactory to the U.S. Administrative Agent, of the UCC, PPSA, judgment and tax lien filings which have been filed with respect to personal property of the Recapitalized Business, Holdings, the Parent Borrower and their respective Subsidiaries in any of the jurisdictions set forth in Schedule 6.1(g), and the results of such search shall not reveal any Liens other than Liens permitted by subsection 8.3.

          (h) Legal Opinions. The U.S. Administrative Agent shall have received the following executed legal opinions:
     (i) the executed legal opinion of Debevoise & Plimpton LLP, special New York counsel to each Credit Agreement Party and the other Loan Parties, in form and substance reasonably satisfactory to the U.S. Administrative Agent;
     (ii) the executed legal opinion of Snell & Wilmer LLP, special Arizona counsel to RSC, in form and substance reasonably satisfactory to the U.S. Administrative Agent;
     (iii) the executed legal opinion of Richards, Layton & Finger, P.A., special Delaware counsel to Holdings and the Parent Borrower, in form and substance reasonably satisfactory to the U.S. Administrative Agent; and
     (iv) the executed legal opinion of Torys LLP, counsel to the Canadian Borrowers, in form and substance reasonably satisfactory to the U.S. Administrative Agent.
          (i) Closing Certificate. The U.S. Administrative Agent shall have received a certificate from each Loan Party, dated the Closing Date, substantially in the form of Exhibit H, with appropriate insertions and attachments.
          (j) Perfected Liens. (i) The U.S. Collateral Agent shall have obtained a valid first priority security interest in the Collateral covered by the U.S. Guarantee and Collateral Agreement (to the extent provided therein); and all documents, instruments, filings, recordations and searches reasonably necessary in connection with the perfection and, in the case of the filings with the U.S. Patent and Trademark Office and the U.S. Copyright Office, protection of such security interests shall have been executed and delivered (in the case of UCC filings, written authorization to make such UCC filings shall have been delivered to the U.S. Collateral Agent) and none of such Collateral shall be subject to any other pledges, security interests or mortgages except for Permitted Liens; provided that with respect to any such Collateral the security interest in which may not be perfected by filing of a UCC financing statement or by making a filing with the U.S. Patent and Trademark Office or the U.S. Copyright Office, if perfection of the U.S. Collateral Agent’s security interest in such Collateral may not be accomplished on or before the Closing Date without undue burden or expense after the Parent Borrower’s use of commercially reasonable efforts to do so, then delivery of documents and instruments for perfection of such security interest shall not constitute a condition precedent to the initial borrowings hereunder, but instead shall be required to be satisfied on or prior to the 60th day following the Closing Date or, with respect to (i) the requirements set forth in subsection 4.16, the 45th day following the Closing Date and (ii) Rental Equipment represented by a certificate of title, the 120th day following the Closing Date.
          (ii) The Canadian Collateral Agent shall have obtained a valid security interest in the Collateral covered by each Canadian Security Agreement (with the priority contemplated therein); and all documents, instruments, filings, recordations and searches reasonably necessary in connection with the perfection and, in the case of the filings with the Canadian Intellectual

Property Office, protection of such security interests shall have been executed and delivered or, in the case of PPSA filings, written authorization to make such PPSA filings shall have been delivered to the Canadian Collateral Agent, and none of such Collateral shall be subject to any other pledges, security interests or mortgages except for Permitted Liens; provided that with respect to any such collateral the security interest in which may not be perfected by filing of a PPSA financing statement or by making a filing with the Canadian Intellectual Property Office, if perfection of the Canadian Collateral Agent’s security interest in such collateral may not be accomplished on or before the Closing Date without undue burden or expense after the Parent Borrower’s use of commercially reasonable efforts to do so, then delivery of documents and instruments for perfection of such security interest shall not constitute a condition precedent to the initial borrowings hereunder but shall be required to be satisfied on or prior to the 60th day following the Closing Date or, with respect to the requirements set forth in subsection 4.16, the 45th date following the Closing Date.
          (k) Pledged Stock; Stock Powers; Pledged Notes; Endorsements. The Collateral Agent shall have received (subject, in each case, to the provisos at the end of subsections 6.1(j)(i) and (ii) above):
     (i) the certificates, if any, representing the Pledged Stock under (and as defined in) the U.S. Guarantee and Collateral Agreement or any Canadian Security Document, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof; and
     (ii) the promissory notes representing each of the Pledged Notes under (and as defined in) the U.S. Guarantee and Collateral Agreement or any Canadian Security Document, duly endorsed as required by the U.S. Guarantee and Collateral Agreement or such Canadian Security Documents, as the case may be.
          (l) Fees. The Agents and the Lenders shall have received all fees and expenses required to be paid or delivered by the Borrowers to them in respect of the Transaction on or prior to the Closing Date, including the fees referred to in subsection 4.5.
          (m) Borrowing Certificate. The U.S. Administrative Agent shall have received a certificate from the Parent Borrower, dated the Closing Date, substantially in the form of Exhibit I, with appropriate insertions and attachments, reasonably satisfactory in form and substance to the U.S. Administrative Agent, executed by a Responsible Officer and the Secretary or any Assistant Secretary of the Parent Borrower.
          (n) Corporate Proceedings of the Loan Parties. The U.S. Administrative Agent shall have received a copy of the board resolutions or member consents, in form and substance reasonably satisfactory to the U.S. Administrative Agent, of each Loan Party authorizing, as applicable, (i) the execution, delivery and performance of this Agreement, any Notes and the other Loan Documents to which it is or will be a party as of the Closing Date, (ii) the Extensions of Credit to such Loan Party (if any) contemplated hereunder and (iii) the granting by it of the Liens to be created pursuant to the Security Documents to which it will be a party as of the Closing Date, certified by the Secretary or an Assistant Secretary of such Loan Party as of the Closing Date, which certificate shall be in form and substance reasonably satisfactory to the U.S. Administrative Agent and shall state that the board resolutions or member consents thereby certified have not been amended, modified (except as any later such board resolutions or member consents may modify any earlier such board resolutions or member consents), revoked or rescinded and are in full force and effect.
          (o) Incumbency Certificates of the Loan Parties. The U.S. Administrative Agent shall have received a certificate of each Loan Party, dated the Closing Date, as to the incumbency and signature of the officers of such Loan Party executing any Loan Document, reasonably satisfactory in form and substance to the U.S. Administrative Agent executed by a Responsible Officer and the Secretary or any Assistant Secretary of such Loan Party.
          (p) Governing Documents. The U.S. Administrative Agent shall have received copies of the certificate or articles of incorporation and by-laws (or other similar governing documents serving the same purpose) of each Loan Party, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Loan Party, together with any required director or shareholder consents or resolutions required in connection with the pledge of shares of the Canadian Loan Parties to the Canadian Administrative Agent.
          (q) Insurance. The U.S. Administrative Agent shall have received evidence in form and substance reasonably satisfactory to it that all of the requirements of subsection 7.5 of this Agreement and subsection 5.2.2 of the Guarantee and Collateral Agreement and any similar section of any Canadian Security Documents shall have been satisfied. Holdings shall have caused the U.S. Administrative Agent and/or the Canadian Administrative Agent, as applicable, to have been named as additional insureds with respect to liability policies and the U.S. Collateral Agent and/or the Canadian Collateral Agent, as applicable, to have been named as loss payee with respect to the casualty insurance maintained by each Credit Agreement Party and the Subsidiary Guarantors.
          (r) No Material Company Adverse Effect. No fact, event, change or circumstances shall have occurred since December 31, 2005 that has had or could be reasonably likely to have a Company Material Adverse Effect.
          (s) Solvency. The U.S. Administrative Agent shall have received a certificate of the chief financial officer or, if none, the treasurer, controller, vice president (finance) or other responsible financial officer reasonably satisfactory to the U.S. Administrative Agent of each of the Borrowers certifying the solvency of such Borrower in customary form (as per the applicable jurisdiction of such Borrower) reasonably satisfactory to the Lead Arrangers.
          (t) Excess Availability. The U.S. Administrative Agent shall have received a Borrowing Base Certificate which shall demonstrate, inter alia, that after giving effect to the Borrowings hereunder on the Closing Date, the Available RCF Commitments shall be at least $350,000,000.
          (u) Cash Management. The Lead Arrangers shall be reasonably satisfied with the arrangements made by the Parent Borrower to comply with the provisions set forth in subsection 4.16 hereof.

          (v) Appraisal. The U.S. Administrative Agent shall have received (i) appraisal valuations (dated on or after September 30, 2006 but prior to the Closing Date) of the Collateral of Borrowers prepared by appraisers reasonably satisfactory to the Lead Arrangers, in form and substance reasonably satisfactory to the Lead Arrangers and prepared by appraisers reasonably satisfactory to the Lead Arrangers and (ii) the results of a completed field examination with respect to the Collateral to be included in calculating the U.S. Borrowing Base and Canadian Borrowing Base and of the relevant accounting systems, policies and procedures of Holdings and its Subsidiaries.
          (w) Equity Financing. ACNA shall have received the Equity Financing in an amount of not less than $500,000,000 in exchange for common stock of ACNA that will, after giving effect to the transactions contemplated by the Recapitalization Agreement, represent approximately 85.47% of the total outstanding shares of ACNA stock. In addition, after giving effect to such transactions, the Sellers shall own approximately 14.53% of the total outstanding shares of ACNA stock.
          The making of the initial Extensions of Credit by the Lenders hereunder shall conclusively be deemed to constitute an acknowledgment by the U.S. Administrative Agent and each Lender that each of the conditions precedent set forth in this subsection 6.1 shall have been satisfied in accordance with its respective terms or shall have been irrevocably waived by such Person.
          6.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any Extension of Credit requested to be made by it on any date (including the initial Extension of Credit and each Swing Line Loan) is subject to the satisfaction or waiver of the following conditions precedent:
     (a) Representations and Warranties. Each of the representations and warranties made by any Loan Party pursuant to this Agreement or any other Loan Document (or in any amendment, modification or supplement hereto or thereto) to which it is a party (other than, in the case of the initial Extension of Credit hereunder only, the representation and warranty set forth in clause (a) of subsection 5.2), and each of the representations and warranties contained in any certificate furnished at any time by or on behalf of any Loan Party pursuant to this Agreement or any other Loan Document shall, except to the extent that they relate to a particular date, be true and correct in all material respects on and as of such date as if made on and as of such date.
     (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Extensions of Credit requested to be made on such date; provided that, with respect to the initial Extension of Credit hereunder, no Default or Event of Default resulting from the failure to provide any collateral of the type described in the proviso at the end of subsections 6.1(j)(i) or (ii) above shall constitute a Default or an Event of Default for the purposes of this clause (b).
     (c) Borrowing Notice or L/C Request. With respect to any Borrowing, the U.S. Administrative Agent or Canadian Administrative Agent, as applicable, shall have received a notice of such Borrowing as required by subsection 2.3. With respect to the issuance of any Letter of Credit, the Issuing Lender shall have received a L/C Request, completed to its satisfaction, and such other certificates, documents and other papers and information as the Issuing Lender may reasonably request.
          Each borrowing of Loans by and each Letter of Credit issued on behalf of any of the Borrowers hereunder shall constitute a representation and warranty by the Parent Borrower as of the date of such borrowing or such issuance that the conditions contained in this subsection 6.2 have been satisfied (including, to the extent provided herein, with respect to the initial Extension of Credit hereunder).
          Section 7. Affirmative Covenants. Each Credit Agreement Party hereby agrees that, from and after the Closing Date and so long as the Commitments remain in effect, and thereafter until payment in full of the Loans, all Reimbursement Obligations and any other amount then due and owing to any Lender or any Agent hereunder and under any Note and termination or expiration of all Letters of Credit (or the cash collateralization of or other provision for such Letters of Credit, in each case, in a manner reasonably satisfactory to the relevant Issuing Lender), it shall and shall cause its Subsidiaries to (it being understood that with respect to the delivery of financial information, reports and notices, delivery by one Credit Party of any such financial information, report or notice shall constitute delivery by each Credit Party and its Subsidiaries of the same such financial information, report or notice):
          7.1 Financial Statements. Furnish to the U.S. Administrative Agent for prompt delivery to each Lender (and the U.S. Administrative Agent agrees to make and so deliver such copies or otherwise make available such information):
     (a) as soon as available, but in any event not later than the fifth Business Day after the 90th day following the end of each Fiscal Year of the Parent Borrower ending on or after December 31, 2006, a copy of the audited consolidated balance sheet of the Parent Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of operations, changes in common stockholders’ equity and cash flows for such year, setting forth in each case, in comparative form the figures for and as of the end of the previous year, certified without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by KPMG LLP or other independent certified public accountants of nationally recognized standing reasonably acceptable to the U.S. Administrative Agent in its reasonable judgment (it being agreed that the furnishing of the Parent Borrower’s or RSC’s, as applicable, annual report on Form 10-K for such year, as filed with the Securities and Exchange Commission within the period provided above for delivery of financial statements, will satisfy the Parent Borrower’s obligation under this subsection 7.1(a) with respect to such year except with respect to the requirement that such financial statements be reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit);
     (b) as soon as available, but in any event not later than the fifth Business Day after the 45th day following the end of each of the first three quarterly periods of each Fiscal Year of the Parent Borrower, the unaudited consolidated balance sheet of the

Parent Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of operations and cash flows of the Parent Borrower and its consolidated Subsidiaries for such quarter and the portion of the Fiscal Year through the end of such quarter, setting forth in each case, in comparative form the figures for and as of the corresponding periods of the previous year, certified by a Responsible Officer of the Parent Borrower as being fairly stated in all material respects (subject to normal year-end audit and other adjustments) (it being agreed that the furnishing of the Parent Borrower’s or RSC’s, as applicable, quarterly report on Form 10-Q for such quarter, as filed with the Securities and Exchange Commission within the period provided above for delivery of financial statements, will satisfy the Parent Borrower’s obligations under this subsection 7.1(b) with respect to such quarter);
     (c) as soon as available, but in any event not later than the fifth Business Day after the 30th day following the end of each month, the unaudited consolidated balance sheet of the Parent Borrower and its consolidated Subsidiaries as at the end of such month (other than any month that is the last month of a fiscal quarter) and the related unaudited income statement of the Parent Borrower and its consolidated Subsidiaries for such month, setting forth in each case, in comparative form the figures for and as of the end of the corresponding month during the previous year; and
     (d) all such financial statements delivered pursuant to subsection 7.1(a) or (b) to be (and, in the case of any financial statements delivered pursuant to subsection 7.1(b) shall be certified by a Responsible Officer of the Parent Borrower as being) complete and correct in all material respects in conformity with GAAP and to be (and, in the case of any financial statements delivered pursuant to subsection 7.1(b) shall be certified by a Responsible Officer of the Parent Borrower as being) prepared in reasonable detail in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods that began on or after the Closing Date (except as approved by such accountants or officer, as the case may be, and disclosed therein, and except, in the case of any financial statements delivered pursuant to subsection 7.1(b), for the absence of certain notes).
          7.2 Certificates; Other Information. Furnish to the U.S. Administrative Agent for delivery to each Lender (and the U.S. Administrative Agent agrees to make and so deliver such copies or otherwise make available such information):
     (a) concurrently with the delivery of the financial statements referred to in subsection 7.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the audit necessary therefor no knowledge was obtained of any Default or Event of Default arising from a non-compliance with the provisions of subsection 8.1, except as specified in such certificate (which certificate may be limited to the extent required by accounting rules or guidelines);
     (b) concurrently with the delivery of the financial statements and reports referred to in subsections 7.1(a) and (b), a certificate signed by a Responsible Officer of each Credit Agreement Party (i) stating that, to the best of such Responsible Officer’s knowledge, each Credit Agreement Party and their respective Subsidiaries during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement or the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default, except, in each case, as specified in such certificate, and (ii) setting forth the calculations required to determine compliance with all covenants set forth in subsection 8.1 (or if such compliance with such covenants is not at the time required, setting forth the calculations required to determine the Consolidated Leverage Ratio for the purposes of determining the Applicable Margin for RCF Loans);
     (c) as soon as available, but in any event not later than the fifth Business Day following the 90th day after the beginning of each Fiscal Year of the Parent Borrower thereafter, a copy of the annual business plan by the Parent Borrower of the projected operating budget (including consolidated balance sheets, income statements and statements of cash flows of the Parent Borrower and its Subsidiaries on an annual and, for the first year covered in such budget, quarterly basis) of the Parent Borrower, such practices subject to such adjustments as are reasonable in the good faith determination of the Parent Borrower, each such business plan to be accompanied by a certificate of a Responsible Officer of the Parent Borrower to the effect that such Responsible Officer believes such projections to have been prepared on the basis of reasonable assumptions at the time of preparation and delivery thereof;
     (d) within five Business Days after the same are sent, copies of all financial statements and reports which any Credit Agreement Party sends to its public security holders, and within five Business Days after the same are filed, copies of all financial statements and periodic reports which any Credit Agreement Party may file with the Securities and Exchange Commission or any successor or analogous Governmental Authority;
     (e) within five Business Days after the same are filed, copies of all registration statements and any amendments and exhibits thereto, which Credit Agreement Party may file with the Securities and Exchange Commission or any successor or analogous Governmental Authority, and such other documents or instruments as may be reasonably requested by the U.S. Administrative Agent in connection therewith;
     (f) not later than 5:00 P.M. (New York time) on or before the tenth Business Day of each Fiscal Period of the Parent Borrower and its Subsidiaries (or (i) more frequently as the Parent Borrower may elect, (ii) upon the occurrence and continuance of an Event of Default, not later than Wednesday of each week (or, if Wednesday is not a Business Day, on the next succeeding Business Day) or (iii) at any time the Available RCF Commitments are less than $100,000,000, on a bi-weekly basis), a borrowing base certificate setting forth the U.S. Borrowing Base, the Canadian Borrowing Base and the Total Borrowing Base (in each case with supporting calculations) substantially in the form of Exhibit J (each, a “Borrowing Base Certificate”), which shall be prepared as of the last Business Day of the immediately preceding Fiscal Period of the Parent Borrower and its Subsidiaries (or (x) such other applicable date in the case of clause (i) and (iii) above or (y) the previous Friday in the case of clause (ii) above) in the case of each subsequent Borrowing Base Certificate. Each such Borrowing Base Certificate shall include such supporting information as may be reasonably requested from time to time by the U.S. Administrative Agent;
     (g) at any time when the Parent Borrower has designated a Subsidiary an Immaterial Subsidiary, promptly following any request made by the U.S. Administrative Agent, but in any event (i) not later than the fifth Business Day following any such request, any such financial information as the U.S. Administrative Agent may reasonably request to assure itself that any such Immaterial Subsidiary complies with the requirements set forth in the defined term “Immaterial Subsidiaries” in subsection 1.1 hereof, which financial information shall be certified by a Responsible Officer of the Parent Borrower as being complete and correct in all material respects; and
     (h) promptly, such additional financial and other information as any Agent or Lender may from time to time reasonably request.
          7.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, including taxes, except (x) where the amount or validity thereof is currently being contested in good faith by appropriate proceedings diligently conducted and reserves in conformity with GAAP with respect thereto have been provided on the books of Holdings or any of its Subsidiaries, as the case may be and (y) to the extent such failure to pay, discharge or otherwise satisfy the same could not reasonably be expected to have a Material Adverse Effect.
          7.4 Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as conducted by Holdings and its Subsidiaries on the Closing Date, taken as a whole, and preserve, renew and keep in full force and effect its corporate, limited liability company or partnership (as the case may be) existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of the business of Holdings and its Subsidiaries, taken as a whole, except as otherwise expressly permitted pursuant to subsection 8.5, provided that Holdings and its Subsidiaries shall not be required to maintain any such rights, privileges or franchises, if the failure to do so could not reasonably be expected to have a Material Adverse Effect; and comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
          7.5 Maintenance of Property; Insurance. (a) Keep all property useful and necessary in the business of Holdings and its Subsidiaries, taken as a whole, in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all property material to the business of Holdings and its Subsidiaries, taken as a whole, in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies of similar size engaged in the same or a similar business; furnish to the U.S. Administrative Agent, upon written request, information in reasonable detail as to the insurance carried; and ensure that at all times the U.S. Administrative Agent and/or the Canadian Administrative Agent, as applicable, shall be named as additional insureds with respect to liability policies and the U.S. Collateral Agent and/or the Canadian U.S. Collateral Agent, as applicable, shall be named as loss payee with respect to the casualty insurance maintained by each Borrower and Subsidiary Guarantor; provided that, unless an Event of Default or a Dominion Event shall have occurred and be continuing, (i) each Collateral Agent shall turn over to the Parent Borrower any amounts received by it as loss payee under any casualty insurance maintained by Holdings or its Subsidiaries, the disposition of such amounts to be subject to the provisions of subsection 4.4(b), and (ii) the Parent Borrower and/or the applicable Subsidiary Guarantor shall have the sole right to adjust or settle any claims under such insurance.
          (b) With respect to each property of the Parent Borrower and its Subsidiaries subject to a Mortgage:
     (i) If any portion of any such property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, the Parent Borrower shall maintain or cause to be maintained, flood insurance to the extent required by law.
     (ii) The Parent Borrower and each of its applicable Subsidiaries promptly shall comply with and conform to (i) all provisions of each insurance policy relating to each such property, and (ii) all requirements of the insurers applicable to such party or to such property or to the use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of such property, except for such non-compliance or non-conformity as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Parent Borrower shall not use or permit the use of such property in any manner which would reasonably be expected to result in the cancellation of any insurance policy relating to such property or would reasonably be expected to void coverage required to be maintained with respect to such property pursuant to clause (a) of this subsection 7.5.
     (iii) If the Parent Borrower is in default of its obligations to insure or deliver any such prepaid policy or policies, the result of which could reasonably be expected to have a Material Adverse Effect, then the U.S. Administrative Agent, at its option upon 10 days’ written notice to the Parent Borrower, may effect such insurance from year to year at rates substantially similar to the rate at which the Parent Borrower or any Subsidiary had insured such property, and pay the premium or premiums therefore, and the Parent Borrower shall pay to the U.S. Administrative Agent on demand such premium or premiums so paid by the U.S. Administrative Agent with interest from the time of payment at a rate per annum equal to 2.00%.
     (iv) If such property, or any part thereof, shall be destroyed or damaged and the reasonably estimated cost thereof would exceed $2,000,000, the Parent Borrower shall give prompt notice thereof to the U.S. Administrative Agent. All insurance proceeds paid or payable in connection with any damage or casualty to any property shall be applied in the manner specified in subsection 7.5(a).

          7.6 Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in which full, complete and correct entries in conformity with GAAP and all material Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of the U.S. Administrative Agent to visit and inspect any of its properties and examine and, to the extent reasonable, make abstracts from any of its books and records and to discuss the business, operations, properties and financial and other condition of such entity and its Subsidiaries with officers and employees of such entity and its Subsidiaries and with its independent certified public accountants, in each case at any reasonable time, upon reasonable notice, and as often as may reasonably be desired by the Administrative Agent. Each Borrower shall keep records of its Rental Fleet that are accurate and complete in all material respects and shall furnish the Agents with inventory reports respecting such Rental Fleet in form and detail reasonably satisfactory to the Agents and Lenders at such times as the Agents may reasonably request. Each Borrower shall, at such Borrowers’ expense, conduct a physical inventory of its serialized Rental Fleet no less frequently than annually or shall have in place a cycle counting (or perpetual verification) program designed to verify the physical existence of Rental Fleet in a manner that results in the verification of substantially the entire amount of the Rental Fleet over the course of a year and shall provide to the Agents a report based on each such physical inventory or program promptly after such physical inventory or after the applicable program year, as applicable, together with such supporting information as the U.S. Administrative Agent shall reasonably request. The U.S. Collateral Agent and the Canadian Collateral Agent may participate in and observe any such physical inventory or cycle counting, which participation shall be at the Borrowers’ expense regardless of whether an Event of Default then exists.
          (b) At reasonable times during normal business hours and upon reasonable prior notice that the U.S. Administrative Agent requests, independently of or in connection with the visits and inspections provided for in clause (a) above, the Parent Borrower and its Subsidiaries will grant access to the U.S. Administrative Agent (including employees of the U.S. Administrative Agent or any consultants, accountants, lawyers and appraisers retained by the U.S. Administrative Agent) to such Person’s premises, books, records, accounts and Rental Fleet so that (i) the U.S. Administrative Agent or an appraiser retained by the U.S. Administrative Agent may (A) conduct a Rental Fleet appraisal and (B) at any time when Eligible Inventory constitutes more than 5.0% of the Total Borrowing Base, an Inventory appraisal (provided that, unless an Event of Default exists and is continuing, only one such Inventory appraisal may be conducted at the Loan Parties’ expense in any calendar year) and (ii) the U.S. Administrative Agent may conduct (or engage third parties to conduct) such field examinations, verifications and evaluations (including environmental assessments) as the U.S. Administrative Agent may deem necessary or appropriate. Unless an Event of Default or Liquidity Event exists, or if previously approved by the Parent Borrower or one of its Subsidiaries, no environmental assessment by the U.S. Administrative Agent may include any sampling or testing of the soil, surface water or groundwater. All such Rental Fleet appraisals, field examinations and other verifications and evaluations shall be at the sole expense of the Loan Parties; provided that (i) the Administrative Agent may conduct at the expense of the Loan Parties no more than (w) three (3) such Rental Fleet appraisals during the period beginning on the Closing Date and ending on December 31, 2007, (x) following December 31, 2007, two (2) such Rental Fleet appraisals in any calendar year to the extent that the average Available RCF Commitments for the twelve (12) month period immediately prior to the commencement of any subsequent appraisal in such calendar year exceed $300,000,000, (y) three (3) such Rental Fleet appraisals in any calendar year to the extent that the average Available RCF Commitments for the twelve (12) month period immediately prior to the commencement of any subsequent appraisal in such calendar year are less than $300,000,000 and (z) four (4) such Rental Fleet appraisals in any calendar year to the extent that the average Available RCF Commitments for the twelve (12) month period immediately prior to the commencement of any subsequent appraisal in such calendar year are less than $200,000,000, (ii) the U.S. Administrative Agent may conduct at the expense of the Loan Parties no more than two (2) such field examinations in any calendar year and (iii) notwithstanding the limitations set forth in preceding clauses (i) and (ii), all such Rental Fleet appraisals, inventory appraisals and field examinations commenced at any time when an Event of Default or Liquidity Event exists shall be at the sole expense of the Loan Parties. All amounts chargeable to the applicable Borrowers under this subsection 7.6(b) shall constitute obligations that are secured by all of the applicable Collateral and shall be payable to the Agents hereunder.
          7.7 Notices. Promptly give notice to the U.S. Administrative Agent and each Lender of:
     (a) as soon as possible after a Responsible Officer of any Credit Agreement Party knows or reasonably should know thereof, the occurrence of any Default or Event of Default;
     (b) as soon as possible after a Responsible Officer of any Credit Agreement Party knows or reasonably should know thereof, any (i) default or event of default under any Contractual Obligation of any Credit Agreement Party or any of its Subsidiaries, other than as previously disclosed in writing to the Lenders, or (ii) litigation, investigation or proceeding which may exist at any time between any Credit Agreement Party or any of its Subsidiaries and any Governmental Authority, which in either case, could reasonably be expected to have a Material Adverse Effect;
     (c) as soon as possible after a Responsible Officer of any Credit Agreement Party knows or reasonably should know thereof, the occurrence of any default or event of default under any of the Second-Lien Loan Documents or the Senior Note Documents;
     (d) as soon as possible after a Responsible Officer of any Credit Agreement Party knows or reasonably should know thereof, any litigation or proceeding affecting the Parent Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect;
     (e) the following events, as soon as possible and in any event within 30 days after a Responsible Officer of any Credit Agreement Party or any of its Subsidiaries knows or reasonably should know thereof: (i) the occurrence or expected occurrence of any Reportable Event (or similar event) with respect to any Single Employer Plan (or Foreign Plan), a failure to make any required contribution to a Single Employer Plan, Multiemployer Plan or Foreign Plan, the creation of any Lien on the property of Holdings, its Subsidiaries or any Commonly Controlled Entity in favor of the PBGC, a Plan or a Foreign Plan or any withdrawal from, or the full or partial termination,

Reorganization or Insolvency of, any Multiemployer Plan or Foreign Plan; (ii) the institution of proceedings or the taking of any other formal action by the PBGC, Holdings or any of its Subsidiaries or any Commonly Controlled Entity or any Multiemployer Plan which could reasonably be expected to result in the withdrawal from, or the termination, Reorganization or Insolvency of, any Single Employer Plan, Multiemployer Plan or Foreign Plan; provided, however, that no such notice will be required under clause (i) or (ii) above unless the event giving rise to such notice, when aggregated with all other such events under clause (i) or (ii) above, could be reasonably expected to result in a Material Adverse Effect; or (iii) the first occurrence of an Underfunding under a Single Employer Plan or Foreign Plan that exceeds 10% of the value of the assets of such Single Employer Plan or Foreign Plan, in each case, determined as of the most recent annual valuation date of such Single Employer Plan or Foreign Plan on the basis of the actuarial assumptions used to determine the funding requirements of such Single Employer Plan or Foreign Plan as of such date;
     (f) as soon as possible after a Responsible Officer of any Credit Agreement Party knows or reasonably should know thereof, (i) any release or discharge by the Parent Borrower or any of its Subsidiaries of any Materials of Environmental Concern required to be reported under applicable Environmental Laws to any Governmental Authority, unless the Parent Borrower reasonably determines that the total Environmental Costs arising out of such release or discharge could not reasonably be expected to have a Material Adverse Effect; (ii) any condition, circumstance, occurrence or event not previously disclosed in writing to the U.S. Administrative Agent that would reasonably be expected to result in liability or expense under applicable Environmental Laws, unless the Parent Borrower reasonably determines that the total Environmental Costs arising out of such condition, circumstance, occurrence or event could not reasonably be expected to have a Material Adverse Effect or could not reasonably be expected to result in the imposition of any Lien or other material restriction on the title, ownership or transferability of any facilities and properties owned, leased or operated by the Parent Borrower or any of its Subsidiaries that could reasonably be expected to result in a Material Adverse Effect; and (iii) any proposed action to be taken by the Parent Borrower or any of its Subsidiaries that could reasonably be expected to subject the Parent Borrower or any of its Subsidiaries to any material additional or different requirements or liabilities under Environmental Laws, unless the Parent Borrower reasonably determines that the total Environmental Costs arising out of such proposed action could not reasonably be expected to have a Material Adverse Effect;
     (g) any loss, damage, or destruction to the Collateral in the amount of $50,000,000 or more, whether or not covered by insurance; and
     (h) any and all default notices received under or with respect to any leased location or public warehouse where Collateral, either individually or in the aggregate, in excess of $50,000,000 is located.
          Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer of the Parent Borrower (and, if applicable, the relevant Commonly Controlled Entity or Subsidiary) setting forth details of the occurrence referred to therein and stating what action the Parent Borrower (or, if applicable, the relevant Commonly Controlled Entity or Subsidiary) proposes to take with respect thereto.
          7.8 Environmental Laws. (a) (i) Comply substantially with, and require substantial compliance by all tenants, subtenants, contractors, and invitees with, all applicable Environmental Laws; (ii) obtain, comply substantially with and maintain any and all Environmental Permits necessary for its operations as conducted and as planned; and (iii) require that all tenants, subtenants, contractors, and invitees obtain, comply substantially with and maintain any and all Environmental Permits necessary for their operations as conducted and as planned, with respect to any property leased or subleased from, or operated by the Parent Borrower or its Subsidiaries. For purposes of this subsection 7.8(a), noncompliance shall not constitute a breach of this covenant, provided that, upon learning of any actual or suspected noncompliance, the Parent Borrower and any such affected Subsidiary shall promptly undertake and diligently pursue reasonable efforts, if any, to achieve compliance, and provided, further, that in any case such noncompliance could not reasonably be expected to have a Material Adverse Effect.
          (b) Promptly comply, in all material respects, with all orders and directives of all Governmental Authorities regarding Environmental Laws, other than such orders or directives (i) as to which the failure to comply could not reasonably be expected to result in a Material Adverse Effect or (ii) as to which: (x) appropriate reserves have been established in accordance with GAAP; (y) an appeal or other appropriate contest is or has been timely and properly taken and is being diligently pursued in good faith; and (z) if the effectiveness of such order or directive has not been stayed, the failure to comply with such order or directive during the pendency of such appeal or contest could not reasonably be expected to give rise to a Material Adverse Effect.
          (c) Maintain, update as appropriate, and implement in all material respects an ongoing program reasonably designed to ensure that all the properties and operations of the Parent Borrower and its Subsidiaries are periodically reasonably reviewed by competent personnel to identify and promote compliance with and to reasonably and prudently manage any material Environmental Costs that would reasonably be expected to affect the Parent Borrower or any of its Subsidiaries, including compliance and liabilities relating to: discharges to air and water; acquisition, transportation, storage and use of Materials of Environmental Concern; waste disposal; species protection; and recordkeeping required under Environmental Laws. For the purposes of this subsection 7.8(c), the failure to maintain an environmental program shall not constitute an Event of Default (i) unless it could reasonably be expected to result in a Material Adverse Effect or (ii) if within 90 days of receipt of a reasonable request from the U.S. Administrative Agent, Holdings and its Subsidiaries have taken reasonable and diligent steps to implement and maintain such a program in compliance with this subsection.
          7.9 New Subsidiaries; Additional Security; Further Assurances. (a) With respect to any owned real property or fixtures thereon, in each case with a purchase price or a fair market value at the time of acquisition of at least $2,000,000 (for this purpose treating any Sale and Leaseback Property that is owned by any Loan Party on the first anniversary of the Closing Date as a property acquired after the Closing Date and calculating the value thereof as of such first anniversary), in which any Loan Party acquires ownership rights at any time after the

Closing Date, promptly following any request by the U.S. Collateral Agent or the Canadian Collateral Agent, as the case may be, grant to the U.S. Collateral Agent or the Canadian Collateral Agent, as applicable, for the benefit of the applicable Lenders, a Lien of record on all such owned real property and fixtures, upon terms reasonably satisfactory in form and substance to the U.S. Collateral Agent or the Canadian Collateral Agent, as applicable, and in accordance with any applicable requirements of any Governmental Authority (including any required appraisals of such property under FIRREA); provided that (i) nothing in this subsection 7.9 shall defer or impair the attachment or perfection of any security interest in any Collateral covered by any of the Security Documents which would attach or be perfected pursuant to the terms thereof without action by Holdings, any of its Subsidiaries or any other Person, (ii) no such Lien shall be required to be granted as contemplated by this subsection 7.9 on any owned real property or fixtures the acquisition of which is financed, or is to be financed within any time period permitted by subsection 8.2(f) or (g), in whole or in part through the incurrence of Indebtedness permitted by subsection 8.2(f) or (g), until such Indebtedness is repaid in full (and not refinanced as permitted by subsection 8.2(f) or (g)) or, as the case may be, the Parent Borrower determines not to proceed with such financing or refinancing and (iii) any such mortgage by a Foreign Subsidiary shall not secure any U.S. Borrower’s or Canadian Finco’s obligations. In connection with any such grant to the U.S. Collateral Agent or the Canadian Collateral Agent, as applicable, for the benefit of the Lenders, of a Lien of record on any such real property in accordance with this subsection, the Parent Borrower or such Subsidiary shall deliver or cause to be delivered to the U.S. Collateral Agent any surveys, title insurance policies, environmental reports and other documents in connection with such grant of such Lien obtained by it in connection with the acquisition of such ownership rights in such real property or as the U.S. Collateral Agent or the Canadian Collateral Agent, as applicable, shall reasonably request (in light of the value of such real property and the cost and availability of such surveys, title insurance policies, environmental reports and other documents and whether the delivery of such surveys, title insurance policies, environmental reports and other documents would be customary in connection with such grant of such Lien in similar circumstances).
          (b) With respect to any Domestic Subsidiary (other than an Immaterial Subsidiary or a Subsidiary of a Foreign Subsidiary) created or acquired (including by reason of any Immaterial Subsidiary or Foreign Subsidiary Holdco ceasing to constitute the same) subsequent to the Closing Date by Holdings or any of its Domestic Subsidiaries (other than any Subsidiary of a Foreign Subsidiary), promptly notify the U.S. Administrative Agent of such occurrence and promptly (i) execute and deliver to the U.S. Collateral Agent for the benefit of the Lenders such amendments to the U.S. Guarantee and Collateral Agreement as the U.S. Collateral Agent shall reasonably deem necessary or reasonably advisable to grant to the U.S. Collateral Agent, for the benefit of the Lenders, a perfected first priority security interest (as and to the extent provided in the U.S. Guarantee and Collateral Agreement) in the Capital Stock of such new Domestic Subsidiary, (ii) deliver to the U.S. Collateral Agent the certificates (if any) representing such Capital Stock, together with undated stock powers, executed and delivered in blank by a duly authorized officer of the parent corporation (or other applicable entity) of such new Domestic Subsidiary, (iii) cause such new Domestic Subsidiary (A) to become a party to the U.S. Guarantee and Collateral Agreement and (B) to take all actions reasonably deemed by the U.S. Collateral Agent to be necessary or advisable to cause the Lien created by the U.S. Guarantee and Collateral Agreement in such new Domestic Subsidiary’s Collateral to be duly perfected in accordance with all applicable Requirements of Law (to the extent provided in the

U.S. Guarantee and Collateral Agreement), including the filing of financing statements in such jurisdictions as may be reasonably requested by the U.S. Collateral Agent and (iv) to the extent requested by the U.S. Administrative Agent or, so long as such Domestic Subsidiary is a Wholly-Owned Subsidiary, the Parent Borrower, cause such Domestic Subsidiary to execute and deliver to the U.S. Administrative Agent a Borrower Joinder Agreement (and thereby become a U.S. Borrower hereunder).
          (c) With respect to (x) any Foreign Subsidiary created or acquired subsequent to the Closing Date by the Parent Borrower or any of its Domestic Subsidiaries (other than Canadian Finco, an Immaterial Subsidiary or any Subsidiary of a Foreign Subsidiary), the Capital Stock of which is owned directly by the Parent Borrower or a Domestic Subsidiary (other than a Subsidiary of a Foreign Subsidiary), promptly notify the U.S. Administrative Agent of such occurrence and if the U.S. Administrative Agent or the Required Lenders so request (it being understood that if the U.S. Administrative Agent does not so request with respect to any such Foreign Subsidiary that it believes is or is likely to become material to the Parent Borrower and its Subsidiaries taken as a whole, it will provide notice to the Lenders thereof), promptly (i) execute and deliver to the U.S. Collateral Agent a new pledge agreement or such amendments to the U.S. Guarantee and Collateral Agreement as the U.S. Collateral Agent shall reasonably deem necessary or reasonably advisable to grant to the U.S. Collateral Agent, for the benefit of the Lenders, a perfected first priority security interest (as and to the extent provided in the U.S. Guarantee and Collateral Agreement) in the Capital Stock of such new Foreign Subsidiary that is owned by the Parent Borrower or any of its Domestic Subsidiaries (other than any Subsidiary of a Foreign Subsidiary) (provided that in no event shall more than 65% of the Capital Stock (including for these purposes any investment deemed to be Capital Stock for U.S. tax purposes) of any such new Foreign Subsidiary be required to be so pledged to secure the direct obligations of any U.S. Borrower or Canadian Finco and, provided, further, that no such pledge or security shall be required with respect to any non-wholly owned Foreign Subsidiary to the extent that the grant of such pledge or security interest would violate the terms of any agreements under which the Investment by the Parent Borrower or any of its Subsidiaries was made therein) and (ii) to the extent reasonably deemed advisable by the U.S. Collateral Agent, deliver to the U.S. Collateral Agent the certificates, if any, representing such Capital Stock, together with undated stock powers, executed and delivered in blank by a duly authorized officer of the relevant parent corporation (or other applicable entity) of such new Foreign Subsidiary and take such other action as may be reasonably deemed by the U.S. Collateral Agent to be necessary or desirable to perfect the U.S. Collateral Agent’s security interest therein; and (y) any Foreign Subsidiary (other than Canadian Finco or an Immaterial Subsidiary) created or acquired subsequent to the Closing Date by any Borrower or any Subsidiary Guarantor (i) if such Foreign Subsidiary is a Canadian Subsidiary, to the extent requested by the U.S. Administrative Agent or, so long as such Canadian Subsidiary is a Wholly-Owned Subsidiary, the Parent Borrower, cause such Canadian Subsidiary to execute and deliver to the U.S. Administrative Agent a Borrower Joinder Agreement (and thereby become a Canadian Borrower hereunder) and (ii) cause such new Canadian Subsidiary (x) to execute and deliver a Canadian Guarantee Agreement and Canadian Security Agreement with such amendments thereto as the Canadian Collateral Agent shall reasonably deem necessary or reasonably advisable to grant to the Canadian Collateral Agent, for the benefit of the Lenders, a perfected security interest (as and to the extent provided in the Canadian Security Agreement) in Collateral of such new Canadian Subsidiary and (y) to take all actions reasonably deemed by the Canadian Collateral Agent to be necessary or advisable to cause the Lien created by the Canadian Security Agreement in such new Canadian Subsidiary’s Collateral to be duly perfected (to the extent provided in the Canadian Security Agreement) in accordance with all applicable Requirements of Law, including, without limitation, the filing of financing statements in such jurisdictions as may be reasonably requested by the Canadian Collateral Agent.
          (d) At its own expense, execute, acknowledge and deliver, or cause the execution, acknowledgement and delivery of, and thereafter register, file or record in an appropriate governmental office, any document or instrument reasonably deemed by the U.S. Collateral Agent or the Canadian Collateral Agent, as applicable, to be necessary or desirable for the creation, perfection and priority and the continuation of the validity, perfection and priority of the foregoing Liens or any other Liens created pursuant to the Security Documents.
          (e) Notwithstanding anything to contrary in this Agreement, nothing in this subsection 7.9 shall require that any Loan Party grant a Lien with respect to any owned real property or fixtures in which such Subsidiary acquires ownership rights to the extent that the U.S. Administrative Agent, in its reasonable judgment, determines that the granting of such a Lien is impracticable.
          7.10 Maintenance of New York Process Agent. In the case of any Canadian Borrower, maintain in New York, New York or at such other location in the United States of America as may be reasonably satisfactory to the U.S. Administrative Agent a Person acting as agent to receive on its behalf and on behalf of its property service of process and capable of discharging the functions of the New York Process Agent set forth in subsection 11.13(b).
          Section 8. Negative Covenants. Each of the Parent Borrower and its Subsidiaries hereby agrees (and with respect to subsection 8.16(c) Holdings hereby agrees) that, from and after the Closing Date and so long as the Commitments remain in effect, and thereafter until payment in full of the Loans, all Reimbursement Obligations and any other amount then due and owing to any Lender or any Agent hereunder and under any Note and termination or expiration of all Letters of Credit (or the cash collateralization or other provision for such Letters of Credit, in each case, in a manner reasonably satisfactory to the relevant Issuing Lender), the Parent Borrower and each such Subsidiary (and with respect to subsection 8.16(c), Holdings) shall not and shall not permit any of its Subsidiaries to, directly or indirectly:
          8.1 Financial Condition Covenants.
          (a) Consolidated Leverage Ratio. Upon the occurrence and during the continuance of a Liquidity Event, permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Parent Borrower ending during any period set forth below to exceed the ratio set forth below opposite such period below:

Fiscal Quarter	Consolidated
Ending	Leverage Ratio
December 31, 2006	5.00:1.00
March 31, 2007	5.00:1.00
June 30, 2007	5.00:1.00

Fiscal Quarter	Consolidated
Ending	Leverage Ratio
September 30, 2007	5.00:1.00

December 31, 2007	5.00:1.00
March 31, 2008	4.75:1.00
June 30, 2008	4.75:1.00
September 30, 2008	4.75:1.00

December 31, 2008	4.75:1.00
March 31, 2009	4.50:1.00
June 30, 2009	4.50:1.00
September 30, 2009	4.50:1.00

December 31, 2009	4.50:1.00
March 31, 2010 and at all times thereafter	4.25:1.00
          (b) Consolidated Fixed Charge Ratio. Upon the occurrence and during the continuance of a Liquidity Event, permit, for any period of four consecutive fiscal quarters of the Parent Borrower, the Consolidated Fixed Charge Coverage Ratio as at the last day of such period of four consecutive fiscal quarters to be less than 1.00 to 1.00.
          8.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness (including any Indebtedness of any of its Subsidiaries), except:
     (a) Indebtedness of the Parent Borrower and its Subsidiaries incurred pursuant to this Agreement and the other Loan Documents;
     (b) Indebtedness evidenced by the Senior Notes; provided that the aggregate principal amount of Indebtedness evidenced by Senior Notes at any time outstanding pursuant to this clause (b) shall not exceed $620,000,000 less any repayments of principal of Indebtedness theretofore outstanding pursuant to this clause (b);
     (c) Assumed Indebtedness;
     (d) Indebtedness incurred pursuant to the Second-Lien Term Loans Documents; provided that the aggregate principal amount of Indebtedness at any time outstanding pursuant to this clause (d) shall not exceed $1,430,000,000, provided that such Indebtedness shall not be extended, renewed, replaced, refinanced or otherwise amended, except as permitted by subsection 8.13;
     (e) Indebtedness of (i) any Borrower (other than Canadian Finco) owing to any other Borrower or Holdings, (ii) any Borrower (other than Canadian Finco) owing to any Subsidiary, (iii) any Qualified Subsidiary Guarantor owing to Holdings or any Borrower (other than Canadian Finco) or any other Qualified Subsidiary Guarantor, (iv) any Non-Guarantor Subsidiary owing to any Borrower (other than Canadian Finco) or any Subsidiary Guarantor if permitted pursuant to subsection 8.8 and (v) any Non-Guarantor Subsidiary owing to any other Non-Guarantor Subsidiary, so long as any such Indebtedness of any Loan Party owing to any Subsidiary that is not a Loan Party shall be subject to subordination provisions substantially in the form of Exhibit L;
     (f) Indebtedness of the Parent Borrower and any of its Subsidiaries incurred to finance or refinance the acquisition, leasing, construction or improvement of fixed or capital assets (whether pursuant to a loan, a Financing Lease or otherwise) otherwise permitted pursuant to this Agreement, and any other Financing Leases, in an aggregate principal amount not, when added to the aggregate principal amount of outstanding Assumed Indebtedness of the type described in this paragraph (f), exceeding $175,000,000 at any one time outstanding, provided that such amount shall be increased by an amount equal to $25,000,000 on (x) each anniversary of the Closing Date, so long as no Default or Event of Default shall have occurred and be continuing on any date on which such amount is to be increased or (y) such later date on which such Default or Event of Default shall have been cured;
     (g) (x) unsecured Indebtedness of the Parent Borrower and any of its Subsidiaries incurred to finance or refinance the purchase price of, or (y) Indebtedness of the Parent Borrower and any of its Subsidiaries assumed in connection with, any acquisition permitted by subsection 8.9; provided that (i) in the case of clause (x), such Indebtedness is incurred prior to, substantially simultaneously with or within six months after such acquisition or in connection with a refinancing thereof, (ii) if such Indebtedness is owed to a Person other than the Person from whom such acquisition is made or any Affiliate thereof, such Indebtedness shall have terms and conditions reasonably satisfactory to the U.S. Administrative Agent and shall not exceed 70% of the purchase price of such acquisition (including any Indebtedness assumed in connection with such acquisition) (or such greater percentage as shall be reasonably satisfactory to the U.S. Administrative Agent or, if any such purchase price shall be greater than $75,000,000, such greater percentage as shall be reasonably satisfactory to the Required Lenders), (iii) if such Indebtedness is being assumed under this paragraph (g), such Indebtedness shall not have been incurred by any party in contemplation of the acquisition permitted by subsection 8.9 and (iv) immediately after giving effect to such acquisition no Default or Event of Default shall have occurred and be continuing;
     (h) to the extent that any Indebtedness may be incurred or arise thereunder, Indebtedness of the Parent Borrower and its Subsidiaries under Interest Rate Protection Agreements (other than those entered into for speculative purposes) and under Permitted Hedging Arrangements;
     (i) to the extent that any Guarantee Obligation or other obligation permitted under subsection 8.4 constitutes Indebtedness, such Indebtedness;
     (j) Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations and trade-related letters of credit, in each case provided in the ordinary course of business;

     (k) Indebtedness of the Parent Borrower or any of its Subsidiaries in respect of Sale and Leaseback Transactions permitted under subsection 8.11;
     (l) Indebtedness of the Parent Borrower or any of its Subsidiaries incurred to finance insurance premiums in the ordinary course of business;
     (m) Indebtedness arising from the honoring of a check, draft or similar instrument against insufficient funds; provided that such Indebtedness is extinguished within two Business Days of its incurrence;
     (n) Indebtedness in respect of Financing Leases which have been funded solely by Investments of the Parent Borrower and its Subsidiaries permitted by subsection 8.8(l);
     (o) Indebtedness which represents an extension, refinancing, refunding, replacement or renewal of any of the Indebtedness described in paragraphs (b), (c), (d) and (g) of this subsection 8.2 hereof; provided that (i) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, refunded, replaced or renewed, except by an amount equal to unpaid accrued interest and premium (including applicable prepayment penalties) thereon plus fees and expenses reasonably incurred in connection therewith, (ii) any Liens securing such Indebtedness are limited to all or part of the same property (including, if required by the documentation evidencing such Indebtedness being extended, refinanced, refunded, replaced or renewed, after-acquired property of the same type) that secured the Indebtedness being refinanced; provided that the total value of the collateral securing such Indebtedness incurred under this subsection 8.2(o) immediately following such incurrence shall not be materially greater than the value of the collateral securing the Indebtedness being extended, refinanced, refunded, replaced or renewed immediately prior to such extension, refinancing, refunding, replacement or renewal, (iii) no Loan Party that is not originally obligated with respect to repayment of such Indebtedness is required to become obligated with respect thereto, (iv) such extension, refinancing, refunding, replacement or renewal does not result in a shortening of the Weighted Average Life to Maturity of the Indebtedness so extended, refinanced, refunded, replaced or renewed and (v) if the Indebtedness that is extended, refinanced, refunded, replaced or renewed was subordinated in right of payment to the obligations of any Loan Party hereunder and under the other Loan Documents, then the terms and conditions of the extension, refinancing, refunding, replacement or renewal Indebtedness must include subordination terms and conditions that are at least as favorable to the Lenders as those that were applicable to the extended, refinanced, refunded, replaced or renewed Indebtedness;
     (p) cash management obligations and other Indebtedness in respect of netting services, overdraft protections and similar arrangements in each case arising under standard business terms of any bank at which the Parent Borrower or Subsidiary maintains an overdraft, cash pooling or other similar facility or arrangement;

     (q) Indebtedness of Foreign Subsidiaries of the Parent Borrower not exceeding in aggregate principal amount at any time outstanding an amount equal to $50,000,000; and
     (r) Indebtedness not otherwise permitted by the preceding paragraphs of this subsection 8.2 not exceeding $250,000,000 in aggregate principal amount at any one time outstanding.
For purposes of determining compliance with this subsection 8.2, the amount of any Indebtedness denominated in any currency other than Dollars shall be calculated based on customary currency exchange rates in effect, in the case of such Indebtedness incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness) on or prior to the Closing Date, on the Closing Date and, in the case of such Indebtedness incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness) after the Closing Date, on the date that such Indebtedness was incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness); provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a currency other than Dollars (or in a different currency from the Indebtedness being refinanced), and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the outstanding or committed principal amount, as applicable, of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing.
          8.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for the following (Liens described below are herein referred to as “Permitted Liens”; provided, however, that no reference to a Permitted Lien herein, including any statement or provision as to the acceptability of any Permitted Lien, shall in any way constitute or be construed so as to postpone or subordinate any Liens or other rights of the Agents, the Lenders or any of them hereunder or arising under any other Loan Document in favor of such Permitted Lien):
     (a) Liens for taxes, assessments and similar charges not yet delinquent or the nonpayment of which in the aggregate could not reasonably be expected to have a Material Adverse Effect, or which are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves with respect thereto are maintained on the books of the Parent Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;
     (b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business and relating to obligations which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings diligently conducted;

     (c) Liens of landlords or of mortgagees of landlords arising by operation of law or pursuant to the terms of real property leases, provided that the rental payments secured thereby are not yet due and payable;
     (d) pledges, deposits or other Liens in connection with workers’ compensation, unemployment insurance, other social security benefits or other insurance related obligations (including pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements);
     (e) Liens arising by reason of any judgment, decree or order of any court or other Governmental Authority, if appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order, are being diligently prosecuted and shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;
     (f) Liens to secure the performance of bids, trade contracts (other than for borrowed money), obligations for utilities, leases, statutory obligations, surety and appeal bonds, performance bonds, judgment and like bonds, replevin and similar bonds and other obligations of a like nature incurred in the ordinary course of business;
     (g) zoning restrictions, easements, rights-of-way, restrictions on the use of property, other similar encumbrances incurred in the ordinary course of business and minor irregularities of title, which do not materially interfere with the ordinary conduct of the business of the Parent Borrower and its Subsidiaries taken as a whole;
     (h) Liens securing or consisting of (i) Indebtedness of the Parent Borrower and its Subsidiaries permitted by subsection 8.2(f) incurred to finance or refinance the acquisition, leasing, construction or improvement of fixed or capital assets or (ii) Indebtedness of the Parent Borrower and its Subsidiaries permitted by subsection 8.2(g) assumed in connection with any acquisition permitted by subsection 8.9, provided that (i) such Liens shall not be created in contemplation of the acquisition permitted by subsection 8.9 and shall be created no later than the later of the date of such acquisition or the date of the assumption of such Indebtedness, and (ii) such Liens do not at any time encumber any property other than the property financed or refinanced by such Indebtedness and, in the case of Indebtedness assumed in connection with any such acquisition, the total value of the collateral constituting such Liens immediately following such acquisition shall not be materially greater than the value of the collateral constituting such Liens immediately prior to such acquisition;
     (i) Liens existing on assets or properties at the time of the acquisition thereof by the Parent Borrower or any of its Subsidiaries which do not materially interfere with the use, occupancy, operation and maintenance of structures existing on the property subject thereto or extend to or cover any assets or properties of the Parent Borrower or such Subsidiary other than the assets or property being acquired;
     (j) Liens in existence on the Closing Date and listed on Schedule 8.3(j) and other Liens securing Assumed Indebtedness;

     (k) Liens securing Guarantee Obligations permitted under subsection 8.4(e);
     (l) Liens created pursuant to the Security Documents;
     (m) any encumbrance or restriction (including put and call agreements) with respect to the Capital Stock of any joint venture or similar arrangement pursuant to the joint venture or similar agreement with respect to such joint venture or similar arrangement, provided that no such encumbrance or restriction affects in any way the ability of the Parent Borrower or any of its Subsidiaries to comply with subsection 7.9(b) or (c);
     (n) Liens on property subject to Sale and Leaseback Transactions permitted under subsection 8.11 and general intangibles related thereto;
     (o) Liens on Intellectual Property; provided that such Liens result from the granting of licenses in the ordinary course of business to or from any Person to use such Intellectual Property;
     (p) Liens on property (i) of any Subsidiary that is not a Loan Party and (ii) that does not constitute Collateral, which Liens secure Indebtedness of the applicable Subsidiary permitted under subsection 8.2, Guarantee Obligations of the applicable Subsidiary permitted under subsection 8.4 or other liabilities or obligations of the applicable Subsidiary not prohibited by this Agreement;
     (q) Liens securing or consisting of Indebtedness of the Parent Borrower and its Subsidiaries permitted by subsection 8.2(d) and any refinancings, extensions and replacements thereof otherwise permitted under this Agreement; provided that (i) such Liens do not apply to any asset other than Collateral that is subject to a Lien granted under a U.S. Security Document to secure the “Secured Obligations” as defined in the U.S. Guarantee and Collateral Agreement and (ii) all such Liens shall be subject to the Intercreditor Agreement or another intercreditor agreement that is no less favorable to the Secured Parties than the Intercreditor Agreement;
     (r) Liens on property of any Foreign Subsidiary of the Parent Borrower securing Indebtedness of such Subsidiary permitted by subsection 8.2(q);
     (s) Liens (i) that are contractual rights of set-off, (ii) relating to purchase orders and other agreements entered into with customers or suppliers of the Parent Borrower or any Subsidiary in the ordinary course of business or (iii) in favor of financial institutions encumbering deposits or other amounts (including the right of set-off) which are within the general parameters customary in the banking industry;
     (t) Liens in favor of customs and revenue authorities arising as a matter of law to secure the payment of customs duties in connection with the importation of goods; and

     (u) Liens not otherwise permitted hereunder, all of which Liens permitted pursuant to this subsection 8.3(u) secure obligations not exceeding $50,000,000 in aggregate amount at any time outstanding.
          8.4 Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation except:
     (a) Guarantee Obligations in existence on the Closing Date and listed in Schedule 8.4(a), and any refinancings, refundings, extensions or renewals thereof, provided that the amount of such Guarantee Obligation shall not be increased at the time of such refinancing, refunding, extension or renewal except to the extent that the amount of Indebtedness in respect of such Guarantee Obligations is permitted to be increased by subsection 8.2(o);
     (b) Guarantee Obligations for performance, bid, appeal, judgment, replevin and similar bonds and suretyship arrangements, all in the ordinary course of business;
     (c) Guarantee Obligations in respect of indemnification and contribution agreements expressly permitted by subsection 8.10(iv) or similar agreements by the Parent Borrower;
     (d) Reimbursement Obligations in respect of the Letters of Credit or reimbursement obligations in respect of any other letters of credit permitted under subsection 8.2;
     (e) Guarantee Obligations in respect of third-party loans and advances to officers or employees of Holdings or any of its Subsidiaries (i) for travel and entertainment expenses incurred in the ordinary course of business, (ii) for relocation expenses incurred in the ordinary course of business, or (iii) for other purposes in an aggregate amount so long as all Guarantee Obligations incurred under this paragraph (e), together with the aggregate amount of all Investments permitted under subsection 8.8(e) (other than clause (iv) thereof), does not exceed $5,000,000 outstanding at any time;
     (f) obligations to insurers required in connection with worker’s compensation and other insurance coverage incurred in the ordinary course of business;
     (g) obligations of the Parent Borrower and its Subsidiaries under any Interest Rate Protection Agreements (other than those entered into for speculative purposes) or under Permitted Hedging Arrangements;
     (h) Guarantee Obligations incurred in connection with acquisitions permitted under subsection 8.9, provided that if any such Guarantee Obligation inures to the benefit of any Person other than the Person from whom such acquisition is made or any Affiliate thereof, such Guarantee Obligation shall not exceed, with respect to any such acquisition, 70% of the purchase price of such acquisition (including any Indebtedness assumed in connection with any such acquisition) (or such greater percentage as shall be reasonably satisfactory to the U.S. Administrative Agent or, if any such purchase price shall be greater than $75,000,000, such greater percentage shall be reasonably satisfactory to the Required Lenders);
     (i) guarantees made by the Parent Borrower or any of its Subsidiaries of obligations of the Parent Borrower or any of its Subsidiaries (other than any Indebtedness outstanding pursuant to subsections 8.2(b), (c), (d), (j), (k) and (q)) which obligations are otherwise permitted under this Agreement;
     (j) Guarantee Obligations in connection with sales or other dispositions permitted under subsection 8.6, including indemnification obligations with respect to leases, and guarantees of collectability in respect of accounts receivable or notes receivable for up to face value;
     (k) Guarantee Obligations incurred pursuant to the U.S. Guarantee and Collateral Agreement or any Canadian Security Document or otherwise in respect of Indebtedness permitted by subsection 8.2(a);
     (l) Guarantee Obligations in respect of Indebtedness permitted pursuant to subsections 8.2(b), (c) and (d), provided that (x) if any such Indebtedness is subordinated in right of payment to the obligations of any Loan Party hereunder and under the other Loan Documents, then any corresponding Guarantee Obligations are subordinated to Indebtedness outstanding pursuant to this Agreement and other Loan Documents to substantially the same extent, (y) Guarantee Obligations in respect of Indebtedness permitted pursuant to subsections 8.2(b) and 8.2(d) shall be permitted only so long as such Guarantee Obligations are incurred only by Guarantors or Borrowers and (z) Guarantee Obligations in respect of Assumed Indebtedness permitted pursuant to subsection 8.2(c) shall be permitted to the extent no additional guarantors of such Indebtedness are added following the Closing Date;
     (m) accommodation guarantees for the benefit of trade creditors of the Parent Borrower or any of its Subsidiaries in the ordinary course of business;
     (n) Guarantee Obligations in respect of Indebtedness or other obligations of a Person in connection with a joint venture or similar arrangement in respect of which no other co-investor or other Person has a greater legal or beneficial ownership interest than the Parent Borrower or any of its Subsidiaries, and as to all of such Persons does not at any time exceed $20,000,000 in aggregate principal amount; provided that such amount shall be reduced by the aggregate amount of Investments permitted by subsection 8.8(k); and
     (o) Guarantee Obligations of the Parent Borrower and its Subsidiaries in respect of Indebtedness of Foreign Subsidiaries incurred pursuant to subsection 8.2(q); provided that the aggregate amount of such Guarantee Obligations outstanding pursuant to this clause (o), when aggregated with (i) all dividends made pursuant to paragraph 8.7(k), (ii) all Investments (determined as the amount originally advanced, loaned or otherwise invested, less any returns on the respective Investment) outstanding pursuant to paragraphs 8.8(k) and (o), (iii) all cash consideration paid in respect of acquisitions pursuant to paragraph 8.9(b)(iii) and (iv) all optional prepayments made pursuant to subsection 8.13(f) do not at any time exceed $100,000,000.
          8.5 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, except:
     (a) any Subsidiary of the Parent Borrower may be merged, consolidated or amalgamated with or into the Parent Borrower (provided that the Parent Borrower shall be the continuing or surviving corporation) or with or into any one or more Wholly Owned Subsidiaries of the Parent Borrower (provided that the Wholly Owned Subsidiary or Subsidiaries of the Parent Borrower shall be the continuing or surviving entity); provided that if such merger or consolidation constitutes a transfer of all or substantially all of the assets of any Loan Party, (1) the continuing or surviving entity shall be a Loan Party, or (2) at the time of such merger, consolidation or amalgamation, the Payment Conditions are satisfied;
     (b) any Subsidiary of the Parent Borrower may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Parent Borrower or any Wholly Owned Subsidiary of the Parent Borrower (and, in the case of a non-Wholly Owned Subsidiary, may be liquidated to the extent the Parent Borrower or any Wholly Owned Subsidiary which is a direct parent of such non-Wholly Owned Subsidiary receives a pro rata distribution of the assets thereof); provided that if any Borrower so disposes of all or substantially all of its assets, either (A) such Borrower shall, simultaneously with such disposition, (1) repay in full all outstanding Loans made (x) to it and (y) against assets contributed by it to the Borrowing Base to any other Borrower and (2) terminate its right to borrow hereunder or (B) the transferee of such assets shall be a Borrower; provided, further, that (x) if the Subsidiary that disposes of any or all of its assets is a Loan Party, (1) the transferee of such assets shall be a Loan Party, or (2) at the time of such disposition, the Payment Conditions are satisfied; and
     (c) as expressly permitted by subsection 8.6.
          8.6 Limitation on Sale of Assets. Convey, sell, lease, assign, transfer, license, abandon or otherwise dispose of any of its property, business or assets (including receivables and leasehold interests) (other than leases or rentals of revenue earning equipment in the ordinary course of business), whether now owned or hereafter acquired, or, in the case of any Subsidiary of Holdings, issue or sell any shares of such Subsidiary’s Capital Stock, to any Person other than, subject to any applicable limitations set forth in subsection 8.5, Holdings or any Wholly Owned Subsidiary of Holdings, except:
     (a) the sale or other Disposition of obsolete, worn out or surplus property, whether now owned or hereafter acquired, in the ordinary course of business;
     (b) the sale or other Disposition of any Inventory or Rental Fleet in the ordinary course of business;

     (c) the sale or discount without recourse of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable into or for notes receivable, in each case in connection with the compromise or collection thereof; provided that, in the case of any Foreign Subsidiary of the Parent Borrower, any such sale or discount may be with recourse if such sale or discount is consistent with customary practice in such Foreign Subsidiary’s country of business;
     (d) as permitted by subsection 8.5(b) or 8.5(c) and pursuant to Sale and Leaseback Transactions permitted by subsection 8.11;
     (e) subject to any applicable limitations set forth in subsection 8.5, Dispositions of any assets or property among (i) the Qualified Loan Parties and (ii) the Non-Guarantor Subsidiaries;
     (f) (i) the abandonment or other Disposition of patents, trademarks or other Intellectual Property that are, in the reasonable judgment of the Parent Borrower, no longer economically practicable to maintain or useful in the conduct of the business of the Parent Borrower and its Subsidiaries taken as a whole and (ii) licensing of Intellectual Property in the ordinary course of business;
     (g) any Disposition by the Parent Borrower or any of its Subsidiaries, provided that (i) the Net Cash Proceeds of each such Disposition do not exceed $10,000,000 and (ii) the aggregate Net Cash Proceeds of all Dispositions in any Fiscal Year made pursuant to this paragraph (g) do not exceed $20,000,000;
     (h) any other Asset Sales by the Parent Borrower or any of its Subsidiaries the Net Cash Proceeds of which other Asset Sales do not exceed $100,000,000 in the aggregate after the Closing Date, provided that in the case of any such Asset Sale, an amount equal to 100% of the Net Cash Proceeds of such Dispositions less the Reinvested Amount is applied in accordance with subsection 4.4(b);
     (i) any involuntary Disposition due to casualty or condemnation; and
     (j) any Disposition set forth on Schedule 8.6(j).
          8.7 Limitation on Dividends. Declare or pay any dividend (other than dividends payable solely in common stock of the Parent Borrower or options, warrants or other rights to purchase common stock of the Parent Borrower) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Parent Borrower or any of its Subsidiaries or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution (other than distributions payable solely in common stock of the Parent Borrower or options, warrants or other rights to purchase common stock of the Parent Borrower) in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Parent Borrower or any of its Subsidiaries, except that:

     (a) any Subsidiary of the Parent Borrower may pay dividends or return capital or make distributions and other similar payments with regard to its Capital Stock to the Parent Borrower or to a Wholly-Owned Subsidiary of the Parent Borrower which owns equity therein;
     (b) any non-Wholly-Owned Subsidiary of the Parent Borrower may pay dividends or return capital or make distributions and other similar payments to its shareholders generally so long as the Parent Borrower or its respective Subsidiary which owns the Capital Stock in the Subsidiary paying such dividends or returning such capital or making such distributions and other similar payments receives at least its proportionate share thereof (based upon its relative holding of the Capital Stock in the Subsidiary paying such dividends or returning such capital or making such distributions and other similar payments and taking into account the relative preferences, if any, of the various classes of Capital Stock of such Subsidiary);
     (c) the Parent Borrower and any of its Subsidiaries may pay cash dividends in an amount sufficient to allow any Parent Entity to pay expenses (other than taxes) incurred in the ordinary course of business, provided that, if any Parent Entity shall own any material assets other than the Capital Stock of Holdings or another Parent Entity or other assets relating to the ownership interest of such Parent Entity in another Parent Entity, the Parent Borrower or Subsidiaries of the Parent Borrower, such cash dividends with respect to such Parent Entity shall be limited to the reasonable and proportional share, as determined by the Parent Borrower in its reasonable discretion, of such expenses incurred by such Parent Entity relating or allocable to its ownership interest in the Parent Borrower or another Parent Entity and such other related assets;
     (d) the Parent Borrower and any of its Subsidiaries may pay cash dividends in an amount sufficient to cover reasonable and necessary expenses (including professional fees and expenses) (other than taxes) incurred by any Parent Entity in connection with (i) registration, public offerings and exchange listing of equity or debt securities and maintenance of the same, (ii) compliance with reporting obligations under, or in connection with compliance with, federal or state laws or under this Agreement or any of the other Loan Documents and (iii) indemnification and reimbursement of directors, officers and employees in respect of liabilities relating to their serving in any such capacity, or obligations in respect of director and officer insurance (including premiums therefor), provided that, in the case of sub-clause (i) above, if any Parent Entity shall own any material assets other than the Capital Stock of Holdings or another Parent Entity or other assets relating to the ownership interest of such Parent Entity in another Parent Entity, Holdings or its Subsidiaries, with respect to such Parent Entity such cash dividends shall be limited to the reasonable and proportional share, as determined by the Parent Borrower in its reasonable discretion, of such expenses incurred by such Parent Entity relating or allocable to its ownership interest in another Parent Entity, Holdings and such other assets;
     (e) the Parent Borrower and any of its Subsidiaries may pay, without duplication, cash dividends (i) pursuant to the Tax Sharing Agreement, and (ii) to pay or permit any Parent Entity to pay any Related Taxes;

     (f) the Parent Borrower and any of its Subsidiaries may pay cash dividends in an amount sufficient to allow any Parent Entity to repurchase shares of its Capital Stock or rights, options or units in respect thereof from any Management Investors or former Management Investors (or any of their respective heirs, successors, assigns, legal representatives or estates), or as otherwise contemplated by any Management Subscription Agreements, for an aggregate purchase price not to exceed $10,000,000; provided that such amount shall be increased by (i) an amount equal to $2,500,000 on each anniversary of the Closing Date, commencing on the first anniversary of the Closing Date, and (ii) an amount equal to the proceeds to the Parent Borrower (whether received by it directly or from a Parent Entity or applied to pay Parent Entity Expenses) of any resales or new issuances of shares and options to any Management Investors, at any time after the initial issuances to any Management Investors, together with the aggregate amount of deferred compensation owed by the Parent Borrower or any of its Subsidiaries to any Management Investor that shall thereafter have been cancelled, waived or exchanged at any time after the initial issuances to any thereof in connection with the grant to such Management Investor of the right to receive or acquire shares of Holdings’ or any Parent Entity’s Capital Stock;
     (g) the Parent Borrower and any of its Subsidiaries may pay cash dividends in an amount sufficient to allow any Parent Entity to pay all fees and expenses incurred in connection with the Transaction and the other transactions expressly contemplated by this Agreement and the other Loan Documents, and to allow Holdings to perform its obligations under or in connection with the Loan Documents to which it is a party;
     (h) the Parent Borrower and any of its Subsidiaries may pay a cash dividend to Holdings (and Holdings may use the cash proceeds thereof to pay a cash dividend directly or indirectly to any Parent Entity), in each case on the Closing Date to give effect to the Recapitalization;
     (i) in addition to the foregoing dividends, the Parent Borrower and any of its Subsidiaries may pay additional dividends, payments and distributions not otherwise permitted pursuant to this subsection 8.7; provided that, at the time such dividend, payment or distribution is made the Payment Conditions are satisfied;
     (j) the Parent Borrower and any of its Subsidiaries may pay dividends in an amount sufficient to allow any Parent Entity to pay all fees, expenses, purchase price adjustments and other obligations (other than any obligation (other than Related Taxes) related to the Seller Notes) incurred pursuant to the Recapitalization Agreement as in effect on the date hereof or the Indemnification Agreement (as defined in the Recapitalization Agreement) as in effect on the date hereof; and
     (k) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Parent Borrower and any of its Subsidiaries may pay cash dividends; provided that the aggregate amount of such dividends pursuant to this clause (k), when aggregated with (i) all Guarantee Obligations outstanding pursuant to subsection 8.4(o), (ii) all Investments (determined as the amount originally advanced, loaned or otherwise invested, less any returns on the respective Investment not to exceed the original amount invested) outstanding pursuant to paragraphs 8.8(k) and (o), (iii) all cash consideration paid in respect of acquisitions pursuant to paragraph 8.9(b)(iii) and (iv) all optional prepayments made pursuant to subsection 8.13(f), do not at any time exceed $100,000,000.
          8.8 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment, in cash or by transfer of assets or property, in (each an “Investment”), any Person, except:
     (a) extensions of trade credit in the ordinary course of business;
     (b) Investments in cash and Cash Equivalents;
     (c) Investments existing on the Closing Date and described in Schedule 8.8(c), setting forth the respective amounts of such Investments as of a recent date;
     (d) Investments in notes receivable and other instruments and securities obtained in connection with transactions permitted by subsection 8.6(c);
     (e) loans and advances to officers, directors or employees of Holdings or any of its Subsidiaries (i) in the ordinary course of business for travel and entertainment expenses, (ii) for relocation expenses in the ordinary course of business or (iii) made for other purposes in an aggregate amount so long as all such Investments (determined as the amount originally advanced, loaned or otherwise invested, less any returns on the respective Investment not to exceed the original amount invested) pursuant to this paragraph (e) (other than clause (iv) hereof), together with the aggregate amount of all Guarantee Obligations permitted pursuant to subsection 8.4(e), does not exceed $5,000,000 outstanding at any time and (iv) relating to indemnification or reimbursement of any officers, directors or employees in respect of liabilities relating to their serving in any such capacity or as otherwise specified in subsection 8.10;
     (f) (i) Investments by any Qualified Loan Party in any other Qualified Loan Party, (ii) Investments by any Non-Guarantor Subsidiary in any other Non-Guarantor Subsidiary, (iii) Investments by Canadian Finco in RSC Canada consisting of intercompany loans made by Canadian Finco to RSC Canada and (iv) Investments in Holdings in amounts and for purposes for which dividends are permitted under subsection 8.7;
     (g) acquisitions expressly permitted by subsection 8.9;
     (h) Investments of the Parent Borrower and its Subsidiaries under Interest Rate Protection Agreements (other than those entered into for speculative purposes) or under Permitted Hedging Arrangements;

     (i) Investments in the nature of pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business or otherwise described in subsection 8.3(c), (d) or (f);
     (j) Investments representing non-cash consideration received by the Parent Borrower or any of its Subsidiaries in connection with any Asset Sale, provided that in the case of any Asset Sale permitted under subsection 8.6(g) or (h), such non-cash consideration constitutes not more than 25% of the aggregate consideration received in connection with such Asset Sale and any such non-cash consideration received by the Parent Borrower or any other Loan Party is pledged to the U.S. Collateral Agent, for the benefit of the Lenders, pursuant to the Security Documents;
     (k) Investments by the Parent Borrower or any of its Subsidiaries in a Person in connection with a joint venture or similar arrangement in respect of which no other co-investor or other Person has a greater legal or beneficial ownership interest than the Parent Borrower or such Subsidiary; provided that (i) the aggregate amount of such Investments (determined as the amount originally advanced, loaned or otherwise invested, less any returns on the respective Investment) outstanding pursuant to this paragraph (k), when aggregated with (A) all Guarantee Obligations outstanding pursuant to subsection 8.4(o), (ii), (B) all cash dividends paid pursuant to paragraph 8.7(k), (C) all Investments (determined as the amount originally advanced, loaned or otherwise invested, less any returns on the respective Investment not to exceed the original amount invested) outstanding pursuant to paragraph (o) of this subsection 8.8, (D) all cash consideration paid in respect of acquisitions pursuant to paragraph 8.9(b)(iii) and (E) all optional prepayments made pursuant to subsection 8.13(f), do not exceed $100,000,000 in the aggregate, (ii) the aggregate amount of Investments (determined as the amount originally advanced, loans or otherwise invested, less any returns on the respective Investment not to exceed the original amount invested) in Persons pursuant to this paragraph (k), when aggregated with all Investments (determined as the amount originally advanced, loaned or otherwise invested, less any returns on the respective Investment not to exceed the original amount invested) in Persons that are organized outside of the United States and Canada pursuant to paragraph (o) of this subsection 8.8 and all acquisitions pursuant to clause (b)(iii) of subsection 8.9 in Persons that are organized (or assets that are located) outside of the United States and Canada shall not exceed $35,000,000 and (iii) the Parent Borrower or such Subsidiary complies with the provisions of subsections 7.9(b) and (c) hereof, if applicable, with respect to such ownership interest;
     (l) Investments in industrial development or revenue bonds or similar obligations secured by assets leased to and operated by the Parent Borrower or any of its Subsidiaries that were issued in connection with the financing of such assets, so long as the Parent Borrower or any such Subsidiary may obtain title to such assets at any time by optionally canceling such bonds or obligations, paying a nominal fee and terminating such financing transaction;
     (m) Investments representing evidences of Indebtedness, securities or other property received from another Person by the Parent Borrower or any of its Subsidiaries

in connection with any bankruptcy proceeding or other reorganization of such other Person or as a result of foreclosure, perfection or enforcement of any Lien or exchange for evidences of Indebtedness, securities or other property of such other Person held by the Parent Borrower or any of its Subsidiaries; provided that any such securities or other property received by the Parent Borrower or any other Loan Party is pledged to the Collateral Agents, for the benefit of the Lenders, pursuant to the Security Documents;
     (n) Investments not otherwise permitted by the other clauses of this subsection 8.8; provided that at the time such Investments are made the Payment Conditions are satisfied; and
     (o) other Investments; provided that (i) the aggregate amount of such Investments (determined as the amount originally advanced, loaned or otherwise invested, less any returns on the respective Investment not to exceed the original amount invested) outstanding pursuant to this paragraph (o), when aggregated with (A) all Guarantee Obligations outstanding pursuant to subsection 8.4(o), (ii), (B) all cash dividends paid pursuant to paragraph 8.7(k), (C) all Investments (determined as the amount originally advanced, loaned or otherwise invested, less any returns on the respective Investment not to exceed the original amount invested) pursuant to paragraph (k) of this subsection 8.8, (D) all cash consideration paid in respect of acquisitions pursuant to paragraph 8.9(b)(iii) and (E) all optional prepayments made pursuant to subsection 8.13(f), do not at any time exceed $100,000,000 in the aggregate and (ii) the aggregate amount of Investments (determined as the amount originally advanced, loaned or otherwise invested, less any returns on the respective Investment not to exceed the original amount invested) in Persons that are organized outside of the United States and Canada pursuant to this paragraph (o), when aggregated with all Investments (determined as the amount originally advanced, loaned or otherwise invested, less any returns on the respective Investment not to exceed the original amount invested) pursuant to paragraph (k) of this subsection 8.8 and all acquisitions pursuant to paragraph (b)(iii) of subsection 8.9 in Persons that are organized (or assets that are located) outside of the United States and Canada, shall not exceed $35,000,000.
          8.9 Limitations on Certain Acquisitions. Acquire by purchase or otherwise all the business or assets of, or stock or other evidences of beneficial ownership of, any Person, except that the Parent Borrower and its Subsidiaries shall be allowed to make any such acquisitions so long as:
     (a) such acquisition is expressly permitted by subsection 8.5, or
     (b) the aggregate consideration paid by the Parent Borrower and its Subsidiaries for such acquisition (including cash and indebtedness incurred or assumed in connection with such acquisition) consists solely of any combination of:
     (i) Capital Stock of any Parent Entity or Holdings; and/or
     (ii) cash in an amount equal to the Net Cash Proceeds of the sale or issuance of Capital Stock of any Parent Entity or Holdings which amount is contributed to the Parent Borrower within 90 days prior to the date of the relevant acquisition (and is not a Specified Equity Contribution); and/or
     (iii) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, cash and other property (excluding cash and other property covered in clauses (i) and (ii) of this subsection 8.9(b)) and Indebtedness (whether incurred or assumed, in an aggregate amount); provided that (i) the aggregate amount of such cash consideration (net of any increase in the Available RCF Commitment attributable to the purchase of revenue earning equipment in connection with such acquisition) paid pursuant to this clause (b)(iii), when aggregated with (A) all Guarantee Obligations outstanding pursuant to subsection 8.4(o), (ii), (B) all cash dividends paid pursuant to paragraph 8.7(k), (C) all Investments (determined as the amount originally advanced, loaned or otherwise invested, less any returns on the respective Investment not to exceed the original amount invested) pursuant to paragraphs 8.8(k) and (o) and (D) all optional prepayments made pursuant to subsection 8.13(f), does not exceed $100,000,000 in the aggregate and (ii) the aggregate consideration paid in respect of acquisitions of Persons that are organized (or assets that are located) outside of the United States and Canada pursuant to this paragraph (b)(iii), when aggregated with all Investments (determined as the amount originally advanced, loaned or otherwise invested, less any returns on the respective Investment not to exceed the original amount invested) pursuant to paragraphs (k) and (o) of subsection 8.8, shall not exceed $35,000,000; or
     (c) the Payment Conditions shall have been satisfied;
provided, further, that in the case of each such acquisition pursuant to paragraphs (a), (b) and (c) of this subsection 8.9, after giving effect thereto, no Default or Event of Default shall occur as a result of such acquisition.
          8.10 Limitation on Transactions with Affiliates. Enter into any transaction, including any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement, and (b) upon terms no less favorable to Holdings or such Subsidiary, as the case may be, than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate; provided that nothing contained in this subsection 8.10 shall be deemed to prohibit:
     (i) Holdings or any of its Subsidiaries from entering into or performing any consulting, management or employment agreements or other compensation arrangements with a director, officer or employee of Holdings or any of its Subsidiaries that provides for annual aggregate base compensation not in excess of $1,500,000 for each such director, officer or employee;
     (ii) Holdings or any of its Subsidiaries from entering into or performing an agreement with any Sponsor or any Affiliate of any Sponsor for the rendering of management consulting, monitoring or financial advisory services for compensation not to exceed in the aggregate $6,000,000 per year plus reasonable out-of-pocket expenses;
     (iii) the payment of transaction expenses in connection with this Agreement;
     (iv) Holdings or any of its Subsidiaries from entering into, making payments pursuant to and otherwise performing an indemnification and contribution agreement in favor of any Permitted Holder and each person who is or becomes a director, officer, agent or employee of Holdings or any of its Subsidiaries, in respect of liabilities (A) arising under the Securities Act, the Exchange Act and any other applicable securities laws or otherwise, in connection with any offering of securities by any Parent Entity (provided that, if such Parent Entity shall own any material assets other than the Capital Stock of Holdings or another Parent Entity, or other assets relating to the ownership interest of such Parent Entity in Holdings or another Parent Entity, such liabilities shall be limited to the reasonable and proportional share, as determined by the Parent Borrower in its reasonable discretion, of such liabilities relating or allocable to the ownership interest of such Parent Entity in Holdings or another Parent Entity and such other related assets) or Holdings or any of its Subsidiaries, (B) incurred to third parties for any action or failure to act of Holdings or any of its Subsidiaries, predecessors or successors, (C) arising out of the performance by any Affiliate of any Sponsor of management consulting, monitoring or financial advisory services provided to Holdings or any of its Subsidiaries, (D) arising out of the fact that any indemnitee was or is a director, officer, agent or employee of Holdings or any of its Subsidiaries, or is or was serving at the request of any such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or enterprise or (E) to the fullest extent permitted by Delaware or other applicable state law, arising out of any breach or alleged breach by such indemnitee of his or her fiduciary duty as a director or officer of Holdings or any of its Subsidiaries;
     (v) Holdings or any of its Subsidiaries from performing any agreements or commitments with or to any Affiliate existing on the Closing Date and described on Schedule 8.10(v);
     (vi) any transaction permitted under subsection 8.4(c), 8.4(e), 8.5, 8.7, 8.8(e) or 8.8(f) and any transaction between Holdings, any Borrower and any of the Qualified Loan Parties;
     (vii) Holdings and its Subsidiaries from paying the Sponsors and/or their respective Affiliates a transaction fee pursuant to the Transaction Agreement, dated as of the date hereof, among the Sponsors, ACNA and RSC, and the out-of-pocket expenses of the Sponsors and/or their respective Affiliates incurred in connection with the Recapitalization Agreement and the transactions contemplated thereby (including the Financing Transactions (as defined in the Recapitalization Agreement), on the Closing Date in accordance with the terms thereof;

     (viii) the Transaction, and all transactions relating thereto; and
     (ix) Holdings or any of its Subsidiaries from performing its obligations under the Tax Sharing Agreement.
For purposes of this subsection 8.10, any transaction with any Affiliate shall be deemed to have satisfied the standard set forth in clause (b) of the first sentence hereof if (i) such transaction is approved by a majority of the Disinterested Directors of the board of directors of any Parent Entity, Holdings, the Parent Borrower or such Subsidiary, or (ii) in the event that at the time of any such transaction, there are no Disinterested Directors serving on the board of directors of any Parent Entity, Holdings, the Parent Borrower or such Subsidiary, such transaction shall be approved by a nationally recognized expert with expertise in appraising the terms and conditions of the type of transaction for which approval is required.
          8.11 Limitation on Sale and Leaseback Transactions. Enter into any arrangement with any Person providing for the leasing by the Parent Borrower or any of its Subsidiaries that is a Loan Party of real or personal property which has been or is to be sold or transferred by the Parent Borrower or any such Subsidiary to such Person or to any other Person that has advanced or that shall advance funds to the Parent Borrower or such Subsidiary on the security of such property or rental obligations of the Parent Borrower or such Subsidiary (any of such arrangements, a “Sale and Leaseback Transaction”), unless (a) such sale or transfer occurs within 90 days after the acquisition of such property by the Parent Borrower or any such Subsidiary, (b) such Sale and Leaseback Transaction is in respect of any of the real properties listed on Schedule 8.11(b) (the “Sale and Leaseback Real Properties”), or (c) the Payment Conditions have been satisfied.
          8.12 Limitation on Dispositions of Collateral. Convey, sell, transfer, lease, or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so (unless such attempt, offer or contract is conditioned upon obtaining any requisite consent of the Lenders hereunder), except for (a) mergers, amalgamations, consolidations, sales, leases, transfers or other Dispositions expressly permitted under subsection 8.5 and (b) sales or other Dispositions expressly permitted under subsection 8.6, including sales of Rental Fleet in the ordinary course of business; and the Administrative Agents and the Collateral Agent shall, and the Lenders hereby authorize the Administrative Agents and the Collateral Agents to, execute such releases of Liens and take such other actions as the Parent Borrower may reasonably request in connection with the foregoing.
          8.13 Limitation on Optional Payments and Modifications of Debt Instruments and Other Documents. (a) Make any optional payment or prepayment on or optional repurchase or redemption of any of the Second-Lien Term Loans or the Senior Notes or any other Indebtedness (other than Indebtedness incurred pursuant to subsections 8.2(a), (c), (e), (m), (p) or (q) (but in the case of subsection 8.2(q), only to the extent such payment, prepayment, repurchase or redemption is not paid with cash of or financing obtained by Holdings or any of its Domestic Subsidiaries)) including any payments on account of, or for a sinking or other analogous fund for, the repurchase, redemption, defeasance or other acquisition thereof, unless, in each case, the Payment Conditions shall have been satisfied.

          (b) In the event of the occurrence of a Change of Control, repurchase or repay any Indebtedness then outstanding pursuant to any of the Senior Notes or any portion thereof, unless the Borrowers shall have (i) made payment in full of the Loans, all Reimbursement Obligations and any other amounts then due and owing to any Lender or the U.S. Administrative Agent hereunder and under any Note and cash collateralized the Bankers’ Acceptances and the L/C Obligations on terms reasonably satisfactory to the U.S. Administrative Agent or (ii) made an offer to pay the Loans, all Reimbursement Obligations and any amounts then due and owing to each Lender and the U.S. Administrative Agent hereunder and under any Note and to cash collateralize the Bankers’ Acceptances and the L/C Obligations in respect of each Lender and shall have made payment in full thereof to each such Lender or the U.S. Administrative Agent which has accepted such offer and cash collateralized the Bankers’ Acceptances and the L/C Obligations in respect of each such Lender which has accepted such offer.
          (c) Amend, supplement, waive or otherwise modify any of the provisions of any Senior Note Document (including pursuant to an extension, renewal, replacement or refinancing thereof):
     (i) which shortens the fixed maturity or increases the principal amount of, or increases the rate or shortens the time of payment of interest on, or increases the amount or shortens the time of payment of any principal or premium payable whether at maturity, at a date fixed for prepayment or by acceleration or otherwise of the Indebtedness evidenced by the Senior Notes, or increases the amount of, or accelerates the time of payment of, any fees or other amounts payable in connection therewith;
     (ii) which relates to any material affirmative or negative covenants or any events of default or remedies thereunder and the effect of which is to subject Holdings or any of its Subsidiaries to any more onerous or more restrictive provisions; or
     (iii) which otherwise adversely affects the interests of the Lenders as senior secured creditors with respect to the Senior Notes or the interests of the Lenders under this Agreement or any other Loan Document in any material respect.
          (d) Amend, supplement, waive or otherwise modify any of the provisions of any Second-Lien Term Loan Document (including pursuant to an extension, renewal, replacement or refinancing thereof), except as permitted by the Intercreditor Agreement.
          (e) (i) Amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of the Tax Sharing Agreement in any manner that would increase the amounts payable by Holdings or any of its Subsidiaries thereunder, other than amendments reasonably reflecting changes in law or regulations after the date hereof, or (ii) otherwise amend, supplement or otherwise modify the terms and conditions of the Tax Sharing Agreement except to the extent that any such amendment, supplement or modification could not reasonably be expected to have a Material Adverse Effect.

          (f) Notwithstanding the foregoing, so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Parent Borrower shall be permitted to make optional payments in respect of the Second-Lien Term Loans or the Senior Notes and Indebtedness of Foreign Subsidiaries incurred pursuant to subsection 8.2(q); provided that the aggregate amount of optional payments made pursuant to this paragraph (f), when aggregated with (i) all Guarantee Obligations outstanding pursuant to subsection 8.4(o), (ii) all cash dividends paid pursuant to paragraph 8.7(k), (iii) all Investments (determined as the amount originally advanced, loaned or otherwise invested, less any returns on the respective Investment not to exceed the original amount invested) pursuant to paragraphs 8.8(k) and (o) and (iv) all cash consideration paid in respect of acquisitions pursuant to paragraph 8.9(b)(iii), do not at any time exceed $100,000,000 in the aggregate.
          (g) Notwithstanding the foregoing, the Parent Borrower shall be permitted to redeem outstanding Senior Notes with the proceeds received (directly or indirectly) by the Parent Borrower from equity issuances by any Parent Entity of its Capital Stock in connection with the exercise by the Parent Borrower and RSC of their right to redeem Senior Notes with proceeds of such equity issuances pursuant to the Senior Note Indenture.
          8.14 Limitation on Changes in Fiscal Year. Permit the Fiscal Year of Holdings, the Parent Borrower or RSC to end on a day other than December 31.
          8.15 Limitation on Negative Pledge Clauses. Enter into with any Person any agreement which prohibits or limits the ability of Holdings or any of its Subsidiaries (other than any Foreign Subsidiaries or Subsidiaries thereof) to create, incur, assume or suffer to exist any Lien in favor of the Lenders in respect of obligations and liabilities under this Agreement or any other Loan Documents upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than (a) this Agreement, the other Loan Documents and any related documents, the Senior Note Documents, or the Second-Lien Term Loan Documents, (b) any industrial revenue or development bonds, purchase money mortgages, acquisition agreements or Financing Leases permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed or acquired thereby), or (c) operating leases of real property entered into in the ordinary course of business.
          8.16 Limitation on Lines of Business. (a) Enter into any business, either directly or through any Subsidiary or otherwise, except for those businesses of the same general type as those in which the Parent Borrower and its Subsidiaries are engaged on the Closing Date or which are reasonably related thereto.
          (b) In the case of any Foreign Subsidiary Holdco, (x) own any material assets other than securities or Indebtedness of one or more Foreign Subsidiaries and other assets relating to an ownership interest in any such securities, Indebtedness or Subsidiaries or (y) incur or become liable for any Indebtedness for borrowed money to any Person other than the Parent Borrower or a Subsidiary of the Parent Borrower, any other material Indebtedness to any Person other than the Parent Borrower or a Subsidiary of the Parent Borrower or any Guarantee Obligations of any Indebtedness (other than of any Foreign Subsidiary or any Subsidiary of any Foreign Subsidiary), in each case except pursuant to subsections 8.2(a) and 8.4(k).

          (c) Holdings will not (i) engage at any time in any business or business activity, other than (A) its ownership of all outstanding Capital Stock issued by the Parent Borrower, (B) actions incidental to the consummation of the Transaction, (C) actions required by law to maintain its existence or to engage in the business or business activities described in clause (A) above, (D) the payment of dividends and taxes and (E) activities incidental to its maintenance and continuance and to the foregoing activities; (ii) own any material assets other than those relating to the business and business activities described in clause (i) above; and (iii) incur any Indebtedness other than Indebtedness arising from Investments made pursuant to subsection 8.8(f)(iii) and any Indebtedness incurred pursuant to this Agreement, the other Loan Documents and the Second-Lien Term Loan Documents, (iv) merge or consolidated with or into any other Person or (v) incur or assume any Lien on its property, assets or revenues, except Liens created pursuant to the Security Documents or the Second-Lien Term Loan Documents.
          (d) From and after the creation thereof, Canadian Finco will not (i) engage at any time in any business activity, other than (A) its ownership of or disposition to RSC of, outstanding capital stock issued by RSC Canada and any debt securities or note payables, in each case issued by RSC Canada, (B) actions required by law to maintain its existence or to engage in the business or business activities described in clause (A) above, (C) the payment of dividends and taxes and (D) activities incidental to its maintenance and continuance and to the foregoing activities (including, without limitation, paying guarantee fees to Holdings or any Subsidiary Guarantor and entering into foreign currency swaps); (ii) own any material assets other than those relating to the business and business activities described in clause (i) above; and (iii) incur any Indebtedness other than Indebtedness incurred pursuant to, or permitted by, this Agreement, (iv) merge or consolidate with or into any other Person, other than mergers or consolidations with U.S. Borrowers to the extent permitted by subsection 8.5 or (v) incur or assume any Lien on its property, assets or revenues.
          8.17 Limitations on Currency, Commodity and Other Hedging Transactions. Enter into, purchase or otherwise acquire agreements or arrangements relating to currency, commodity or other hedging except, to the extent and only to the extent that, such agreements or arrangements are entered into, purchased or otherwise acquired in the ordinary course of business of the Parent Borrower or any of its Subsidiaries with reputable financial institutions or vendors and not for purposes of speculation (any such agreement or arrangement permitted by this subsection, a “Permitted Hedging Arrangement”).
          Section 9. Events of Default. If any of the following events shall occur and be continuing:
     (a) any Borrower shall fail to pay any principal of any Loan (or face amount of any Bankers’ Acceptance Loan) or any Reimbursement Obligation when due in accordance with the terms hereof (whether at stated maturity, by mandatory prepayment or otherwise); or any Borrower shall fail to pay any interest or BA Fee on any Loan, or any other amount payable hereunder, within five days after any such interest or BA Fee or other amount becomes due in accordance with the terms hereof; or
     (b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document (or in any amendment, modification or supplement hereto or thereto) or which is contained in any certificate furnished at any time by or on behalf of any Loan Party pursuant to this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or
     (c) any Loan Party shall default in the observance or performance of any agreement contained in subsections 4.16, 7.2(f) (after one Business Day grace period), 7.4 (with respect to maintenance of existence) 7.5, 7.6, 7.7(a) or Section 8 of this Agreement, Section 5.2.2 of the U.S. Guarantee and Collateral Agreement or Section 5.2.2 of the Canadian Guarantee and Collateral Agreement; provided that, in the case of a default in the observance or performance of its obligations under subsection 7.7(a) hereof, such default shall have continued unremedied for a period of two days after a Responsible Officer of the Parent Borrower shall have discovered or should have discovered such default; and provided, further, that if (x) any such failure with respect to subsections 4.16, 7.4, 7.5 or 7.6 is of a type that can be cured within five Business Days and (y) such Default could not materially adversely impact the Lenders’ Liens on the Collateral, such failure shall not constitute an Event of Default for five Business Days after the occurrence thereof so long as the Loan Parties are diligently pursuing the cure of such failure; or
     (d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section 9), and such default shall continue unremedied for a period ending on the earlier of (i) the date 32 days after a Responsible Officer of Holdings shall have discovered or should have discovered such default and (ii) the date 15 days after written notice has been given to any Credit Agreement Party by the U.S. Administrative Agent or the Required Lenders; or
     (e) Holdings or any of its Subsidiaries shall (i) default in (x) any payment of principal of or interest on any Indebtedness (excluding the Loans and the Reimbursement Obligations) in excess of $50,000,000 or (y) in the payment of any Guarantee Obligation in excess of $50,000,000, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any Indebtedness (excluding the Loans and the Reimbursement Obligations) or Guarantee Obligation referred to in clause (i) above or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice or lapse of time if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable (an “Acceleration”), and such time shall have lapsed and, if any notice (a “Default Notice”) shall be required to commence a grace period or declare the occurrence of an event of default before notice of Acceleration may be delivered, such Default Notice shall have been given; or

     (f) if (i) any Loan Party or any Material Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, interim receiver, receivers, receiver and manager, trustee, custodian, monitor, conservator or other similar official for it or for all or any substantial part of its assets, or any Loan Party or any Material Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Loan Party or any Material Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged, unstayed or unbonded for a period of 60 days; or (iii) there shall be commenced against any Loan Party or any Material Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Loan Party or any Material Subsidiaries shall take any corporate action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Loan Party or any Material Subsidiaries shall be generally unable to, or shall admit in writing its general inability to, pay its debts as they become due; or
     (g) any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC, a Plan or Foreign Plan shall arise on the assets of Holdings or its Subsidiaries any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is in the reasonable opinion of the U.S. Administrative Agent likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA other than a standard termination pursuant to Section 4041(b) of ERISA, (v) Holdings or its Subsidiaries or any Commonly Controlled Entity shall, or in the reasonable opinion of the U.S. Administrative Agent is reasonably likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, any Multiemployer Plan or Foreign Plan, or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could be reasonably expected to result in a Material Adverse Effect; or
     (h) one or more judgments or decrees shall be entered against Holdings or any of its Subsidiaries involving in the aggregate at any time a liability (net of any insurance or indemnity payments actually received in respect thereof prior to or within 60 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) of $50,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or
     (i) the Lien created by any of the Security Documents shall cease to be perfected and enforceable in accordance with its terms or of the same effect as to perfection and priority purported to be created thereby with respect to any significant portion of the Collateral (other than in connection with any termination of such Lien in respect of any Collateral as permitted hereby or by any Security Document), and such failure of such Lien to be perfected and enforceable with such priority shall have continued unremedied for a period of 20 days; or
     (j) any Loan Document shall cease for any reason to be in full force and effect (other than pursuant to the terms hereof or thereof) or any Loan Party shall so assert in writing; or
     (k) a Change of Control shall have occurred;
then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to any Borrower, automatically the Commitments, if any, shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including the aggregate face amounts of Bankers’ Acceptance Loans and all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder and whether or not the Bankers’ Acceptance Loans have matured) shall immediately become due and payable, and (B) if such event is any other Event of Default (or in the case of clause (iii) below, any Event of Default), any of the following actions may be taken: (i) with the consent of the Required Lenders, the U.S. Administrative Agent may, or upon the request of the Required Lenders the U.S. Administrative Agent shall, by notice to the Parent Borrower, declare the Commitments to be terminated forthwith, whereupon the Commitments, if any, shall immediately terminate; (ii) with the consent of the Required Lenders, the U.S. Administrative Agent may, or upon the request of the Required Lenders, the U.S. Administrative Agent shall, by notice to the Parent Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including the aggregate face amount of all Bankers’ Acceptance Loans and all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder and whether or not the Bankers’ Acceptance Loans have matured) to be due and payable forthwith, whereupon the same shall immediately become due and payable and (iii) the Collateral Agents may enforce all of the Liens and security interests created by the respective Security Documents.
          In the case of all U.S. RCF Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the applicable U.S. Borrower shall at such time deposit in a cash collateral account opened by the U.S. Administrative Agent an amount in immediately available funds equal to the aggregate then undrawn and unexpired amount of such U.S. RCF Letters of Credit (and each U.S. Borrower hereby grants to the U.S. Collateral Agent, for the ratable benefit of the applicable Secured Parties, a continuing security interest in all amounts at any time on deposit in such cash collateral account to secure the undrawn and unexpired amount of such U.S. RCF Letters of Credit and all other obligations under the Loan Documents of the US Borrowers). In the case of all Canadian RCF Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the applicable Canadian Borrower shall at such time deposit in a cash collateral account opened by the applicable Agent an amount in immediately available funds equal to the aggregate then undrawn and unexpired amount of such Canadian RCF Letters of Credit (and the Canadian Borrowers hereby grant to the Canadian Collateral Agent, for the ratable benefit of the applicable Secured Parties, a continuing security interest in all amounts at any time on deposit in such cash collateral account to secure the undrawn and unexpired amount of such Canadian RCF Letters of Credit and all other obligations of such Canadian Borrowers under the Loan Documents). If at any time the U.S. Administrative Agent or the Canadian Administrative Agent, as applicable, determines that any funds held in any such cash collateral account are subject to any right or claim of any Person other than the U.S. Collateral Agent or the Canadian Collateral Agent, as applicable, and the applicable Secured Parties, or that the total amount of such funds is less than the aggregate undrawn and unexpired amount of outstanding U.S. RCF Letters of Credit or Canadian RCF Letters of Credit, as applicable, the applicable Borrowers, shall, forthwith upon demand by the U.S. Administrative Agent or the Canadian Administrative Agent, as applicable, pay to the U.S. Administrative Agent or the Canadian Administrative Agent, as applicable, as additional funds to be deposited and held in such cash collateral account, an amount equal to the excess of (a) such aggregate undrawn and unexpired amount over (b) the total amount of funds, if any, then held in such cash collateral account that the U.S. Administrative Agent or the Canadian Administrative Agent, as applicable, determines to be free and clear of any such right and claim. Amounts held in any such cash collateral account with respect to U.S. RCF Letters of Credit shall be applied by the U.S. Administrative Agent to the payment of drafts drawn under such U.S. RCF Letters of Credit, and the unused portion thereof after all such U.S. RCF Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Loan Parties hereunder and under the other Loan Documents. Amounts held in any such cash collateral account with respect to Canadian RCF Letters of Credit shall be applied by the applicable Agent to the payment of drafts drawn under such Canadian RCF Letters of Credit, and the unused portion thereof after all such Canadian RCF Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Loan Parties hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Loan Parties hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the applicable Borrower (or such other Person as may be lawfully entitled thereto). Notwithstanding anything to the contrary in this Agreement or any other Loan Document, no Lender in its capacity as a Secured Party or as beneficiary of any security granted pursuant to the Security Documents shall have any right to exercise remedies in respect of such security without the prior written consent of the Required Lenders.
          Except as expressly provided above in this Section 9.1, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

          Section 10. The Agents And The Lead Arrangers.
          10.1 Appointment. (a) Each Lender hereby irrevocably designates and appoints the Agents as the agents of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes each agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to or required of such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agents and the Lead Arrangers shall not have any duties or responsibilities, except, in the case of each Administrative Agent, each Collateral Agent and the Issuing Lender, those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent or the Lead Arrangers. Each of the Agents may perform any of their respective duties under this Agreement, the other Loan Documents and any other instruments and agreements referred to herein or therein by or through its respective officers, directors, agents, employees or affiliates (it being understood and agreed, for avoidance of doubt and without limiting the generality of the foregoing, that the U.S. Administrative Agent, the U.S. Collateral Agent, the Canadian Administrative Agent and the Canadian Collateral Agent may perform any of their respective duties under the Security Documents by or through one or more of their respective affiliates).
          (b) For greater certainty, and without limiting the powers of the Agents or any other Person acting as an agent, attorney-in-fact or mandatory for the Agents under this Agreement or under any of the Loan Documents, each Lender (for itself and for all other Secured Parties that are Affiliates of such Lender) and each Agent hereby (i) irrevocably appoints and constitutes (to the extent necessary) and confirms the constitution of (to the extent necessary), the Canadian Collateral Agent as the holder of an irrevocable power of attorney (in such capacity, the “fondé de pouvoir”) within the meaning of Article 2692 of the Civil Code of Québec for the purposes of entering and holding on their behalf, and for their benefit, any Liens, including hypothecs (“Hypothecs”), granted or to be granted by any Loan Party on movable or immovable property pursuant to the laws of the Province of Québec to secure obligations of any Loan Party under any bond issued by any Loan Party and exercising such powers and duties which are conferred upon the Canadian Collateral Agent in its capacity as fondé de pouvoir under any of the Hypothecs; and (ii) appoints (and confirms the appointment of) and agrees that the Canadian Administrative Agent, acting as agent for the applicable Secured Parties, may act as the custodian, registered holder and mandatory (in such capacity, the “Custodian”) with respect to any bond that may be issued and pledged from time to time for the benefit of the applicable Secured Parties. Each applicable Secured Party shall be entitled to the benefits of any charged property covered by any of the Hypothecs and will participate in the proceeds of realization of any such charged property, the whole in accordance with the terms thereof.
          (c) The said constitution of the Canadian Collateral Agent as fondé de pouvoir (within the meaning of Article 2692 of the Civil Code of Québec) and of the Canadian Administrative Agent as Custodian with respect to any bond that may be issued and pledged by any Loan Party from time to time for the benefit of the applicable Secured Parties shall be deemed to have been ratified and confirmed by any Assignee by the execution of an Assignment and Acceptance.
          (d) Notwithstanding the provisions of Section 32 of An Act Respecting the Special Powers of Legal Persons (Québec), each Administrative Agent and each Collateral Agent may purchase, acquire and be the holder of any bond issued by any Loan Party. Each of the Loan Parties hereby acknowledges that any such bond shall constitute a title of indebtedness, as such term is used in Article 2692 of the Civil Code of Québec.
          (e) The Canadian Collateral Agent herein appointed as fondé de pouvoir and Custodian shall have the same rights, powers and immunities as the Agents as stipulated in this Section 10 of the Credit Agreement, which shall apply mutatis mutandis. Without limiting the effect of the preceding provisions of this clause (e), the provisions of subsection 9.9 shall apply mutatis mutandis to the resignation and appointment of a successor to the Canadian Collateral Agent acting as fondé de pouvoir and Custodian.
          10.2 Delegation of Duties. In performing its functions and duties under this Agreement, each Agent shall act solely as agent for the Lenders and, as applicable, the other Secured Parties, and no Agent assumes any (and shall not be deemed to have assumed any) obligation or relationship of agency or trust with or for Holdings or any of its Subsidiaries. Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact (including, without limitation, the Canadian Administrative Agent in the case of the U.S. Administrative Agent and the U.S. Administrative Agent in the case of the Canadian Administrative Agent, the Canadian Collateral Agent in the case of the U.S. Collateral Agent, the U.S. Collateral Agent in the case of the Canadian Collateral Agent, the U.S. Collateral Agent in the case of the U.S. Administrative Agent and the Canadian Collateral Agent in the case of the Canadian Administrative Agent), and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact or counsel selected by it with reasonable care.
          10.3 Exculpatory Provisions. No Agent, Lead Arranger or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action taken or omitted to be taken by such Person under or in connection with this Agreement or any other Loan Document (except for the gross negligence or willful misconduct of such Person or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates (as determined in a final non-appealable decision issued by a court of competent jurisdiction)) or (b) responsible in any manner to any of the Lenders for (i) any recitals, statements, representations or warranties made by any Credit Agreement Party or any other Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents or any Lead Arranger under or in connection with, this Agreement or any other Loan Document, (ii) for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any Notes or any other Loan Document, (iii) for any failure of any Credit Agreement Party or any other Loan Party to perform its obligations hereunder or under any other Loan Document, (iv) the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Loan Document, (v) the satisfaction of any of the conditions precedent set forth in Section 6, or (vi) the existence or possible existence of any Default or Event of Default. Neither the Agents nor any Lead Arranger shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Credit Agreement Party or any other Loan Party. Each Lender agrees that, except for notices, reports and other documents expressly required to be furnished to the Lenders by either Administrative Agent hereunder or given to the Agents for the account of or with copies for the Lenders, the Agents and the Lead Arrangers shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of Holdings, any Borrower or any other Loan Party which may come into the possession of the Agents and the Lead Arrangers or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.
          10.4 Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected (and shall have no liability to any Person) in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to any Credit Agreement Party), independent accountants and other experts selected by each Agent. The Agents may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with subsection 11.6 and all actions required by such Section in connection with such transfer shall have been taken. Any request, authority or consent of any Person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor. Each Agent shall be fully justified as between itself and the Lenders in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders and/or such other requisite percentage of the Lenders as is required pursuant to subsection 11.1(a) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and any Notes and the other Loan Documents in accordance with a request of the Required Lenders and/or such other requisite percentage of the Lenders as is required pursuant to subsection 11.1(a), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.
          10.5 Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the U.S. Administrative Agent has received notice from a Lender or any Credit Agreement Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the U.S. Administrative Agent receives such a notice, the U.S. Administrative Agent shall give prompt notice thereof to the Lenders. The Agents shall take such action reasonably promptly with respect to such Default or Event of Default as shall be directed by the Required Lenders and/or such other requisite percentage of the Lenders as is required pursuant to subsection 11.1 (a); provided that unless and until the Agents shall have received such directions, the Agents may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.
          10.6 Acknowledgements and Representations by Lenders. Each Lender expressly acknowledges that none of the Agents or the Lead Arrangers nor any of their officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by any Agent or any Lead Arranger hereafter taken, including any review of the affairs of any Credit Agreement Party or any other Loan Party, shall be deemed to constitute any representation or warranty by such Agent or such Lead Arranger to any Lender. Each Lender represents to the Agents, the Lead Arrangers and each of the Loan Parties that, independently and without reliance upon the any Agent, the Lead Arrangers or any other Lender, and based on such documents and information as it has deemed appropriate, it has made and will make, its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of Holdings and its Subsidiaries, it has made its own decision to make its Loans hereunder and enter into this Agreement and it will make its own decisions in taking or not taking any action under this Agreement and the other Loan Documents and, except as expressly provided in this Agreement, neither the Agents nor any Lead Arranger shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. Each Lender represents to each other party hereto that it is a bank, savings and loan association or other similar savings institution, insurance company, investment fund or company or other financial institution which makes or acquires commercial loans in the ordinary course of its business, that it is participating hereunder as a Lender for such commercial purposes, and that it has the knowledge and experience to be and is capable of evaluating the merits and risks of being a Lender hereunder. Each Lender acknowledges and agrees to comply with the provisions of subsection 11.6 applicable to the Lenders hereunder.
          10.7 Indemnification. (a) The Lenders agree to indemnify each Agent (or any Affiliate thereof) (to the extent not reimbursed by any Borrower or any other Loan Party and without limiting the joint and several obligations of the U.S. Borrower or the Canadian Borrowers, as the case may be, to do so), ratably according to their respective “percentage” as used in determining the Required Lenders (determined as if there were no Defaulting Lenders) in effect on the date on which indemnification is sought under this subsection, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including at any time following the payment of the Loans and/or all other amounts payable hereunder) be imposed on, incurred by or asserted against such Agent (or any Affiliate thereof) in any way relating to or arising out of this Agreement, any of the other Loan Documents or the transactions contemplated hereby or thereby or any action taken or omitted by any Agent (or any Affiliate thereof) under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent arising from such Agent’s gross negligence or willful misconduct (as determined in a final non-appealable decision issued by a court of competent jurisdiction). The obligations to indemnify the Issuing Lender and Swing Line

Lender shall be ratable among the RCF Lenders in accordance with their respective RCF Commitments (or, if the RCF Commitments have been terminated, the outstanding principal amount of their respective RCF Loans and L/C Obligations and their respective participating interests in the outstanding Letters of Credit and shall be payable only by the RCF Lenders). The agreements in this subsection shall survive the payment of the Loans and all other amounts payable hereunder.
          (b) Any Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document (except actions expressly required to be taken by it hereunder or under the Loan Documents) unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.
          (c) The agreements in this subsection 10.7 shall survive the payment of all Borrower Obligations (as defined in the U.S. Guarantee and Collateral Agreement) and Guarantor Obligations.
          10.8 Agents and Lead Arrangers in Their Individual Capacity. Each Agent, the Lead Arrangers and their Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Credit Agreement Party or any other Loan Party as though such Agent and the Lead Arrangers were not an Agent or an Lead Arranger hereunder and under the other Loan Documents. With respect to Loans made or renewed by them and any Note issued to them and with respect to any Letter of Credit issued or participated in by them, each Agent and the Lead Arrangers shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though they were not an Agent or an Lead Arranger, and the terms “Lender” and “Lenders” shall include the Agents and the Lead Arrangers in their individual capacities.
          10.9 Collateral Matters. (a) Each Lender authorizes and directs the U.S. Collateral Agent to enter into the Security Documents and the Intercreditor Agreement for the benefit of the Lenders and the other Secured Parties. Each Lender hereby agrees, and each holder of any Note or participant in Letters of Credit by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the U.S. Collateral Agent or the Required Lenders in accordance with the provisions of this Agreement, the Security Documents or the Intercreditor Agreement, and the exercise by the Agents or the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. The U.S. Collateral Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time, to take any action with respect to any Collateral or Security Documents which may be necessary to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to the Security Documents.
          (b) The Lenders hereby authorize the applicable Administrative Agent and Collateral Agent, in each case at its option and in its discretion, to release any Lien granted to or held by such Agent upon any Collateral (i) upon termination of the Commitments and payment and satisfaction of all of the obligations under the Loan Documents at any time arising under or in respect of this Agreement or the Loan Documents or the transactions contemplated hereby or thereby, (ii) constituting property being sold or otherwise disposed of (to Persons other than a Loan Party) upon the sale or other disposition thereof in compliance with subsection 8.6, (iii) if approved, authorized or ratified in writing by the Required Lenders (or such greater amount, to the extent required by subsection 11.1) or (iv) as otherwise may be expressly provided in the relevant Security Documents. Upon request by the U.S. Administrative Agent, the U.S. Collateral Agent, the Canadian Administrative Agent or the Canadian Collateral Agent, at any time, the Lenders will confirm in writing such Agent’s authority to release particular types or items of Collateral pursuant to this subsection 10.9.
          (c) No Agent shall have any obligation whatsoever to the Lenders to assure that the Collateral exists or is owned by Holdings or any of its Subsidiaries or is cared for, protected or insured or that the Liens granted to any Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Agents in this subsection 10.9 or in any of the Security Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, each Agent may act in any manner it may deem appropriate, in its sole discretion, given such Agent’s own interest in the Collateral as Lender and that no Agent shall have any duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct (as determined in a final non-appealable decision issued by a court of competent jurisdiction).
          (d) The U.S. Collateral Agent may, and hereby does, appoint the U.S. Administrative Agent as its agent for the purposes of holding any Collateral and/or perfecting the U.S. Collateral Agent’s security interest therein and for the purpose of taking such other action with respect to the collateral as such Agents may from time to time agree. The Canadian Collateral Agent may, and hereby does, appoint the Canadian Administrative Agent as its agent for the purposes of holding any Collateral and/or perfecting the Canadian Collateral Agent’s security interest therein and for the purpose of taking such other action with respect to the collateral as such Agents may from time to time agree.
          10.10 Successor Agent. (a) Each Administrative Agent may resign from the performance of all its respective functions and duties hereunder and/or under the other Loan Documents at any time by giving 30 days’ prior written notice to the Lenders and the Parent Borrower. Any such resignation by an Administrative Agent hereunder shall also constitute its resignation as Collateral Agent, if applicable. Such resignation shall take effect upon the appointment of a successor Administrative Agent and Collateral Agent, if applicable, pursuant to clauses (b) and (c) below or as otherwise provided below.
          (b) Upon any such notice of resignation by an Administrative Agent, the Required Lenders shall appoint a successor Administrative Agent and Collateral Agent, if applicable, hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrowers, which acceptance shall not be unreasonably withheld or delayed (provided that the Borrowers’ approval shall not be required if an Event of Default then exists).

          (c) If a successor Administrative Agent and Collateral Agent, if applicable, shall not have been so appointed within such 30 day period, such Administrative Agent, with the consent of the Borrowers (which consent shall not be unreasonably withheld or delayed, provided that the Borrowers’ consent shall not be required if an Event of Default then exists), shall then appoint a successor Administrative Agent and Collateral Agent, if applicable, who shall serve as the U.S. Administrative Agent or Canadian Administrative Agent, as the case may be, and U.S. Collateral Agent or Canadian Collateral Agent, if applicable, hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor U.S. Administrative Agent or Canadian Administrative Agent, as the case may be, and U.S. Collateral Agent or Canadian Collateral Agent, if applicable, as provided above.
          (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 15th day after the date such notice of resignation was given by any Administrative Agent, such Administrative Agent’s resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the U.S. Administrative Agent or Canadian Administrative Agent, as the case may be, hereunder and/or under any other Loan Document until such time, if any, as the Required Lenders appoint a successor U.S. Administrative Agent or Canadian Administrative Agent, as the case may be, as provided above.
          (e) Upon a resignation of any Administrative Agent pursuant to this subsection 10.10, such Administrative Agent shall remain indemnified to the extent provided in this Agreement and the other Loan Documents and the provisions of this Section 10 (and the analogous provisions of the other Loan Documents) shall continue in effect for the benefit of such Administrative Agent for all of its actions and inactions while serving as such Administrative Agent.
          10.11 Lead Arrangers and Syndication Agent. Neither the Syndication Agent, nor any of the entities identified as joint bookrunners and joint lead arrangers pursuant to the definition of Lead Arranger contained herein, shall have any duties or responsibilities hereunder or under any other Loan Document in its capacity as such.
          10.12 Swing Line Lender. The provisions of this Section 10 shall apply to the Swing Line Lender in its capacity as such to the same extent that such provisions apply to the U.S. Administrative Agent.
          10.13 Withholding Tax. To the extent required by any applicable law, each Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding tax, and in no event shall such Agent be required to be responsible for or pay any additional amount with respect to any such withholding. If the Internal Revenue Service or any other Governmental Authority asserts a claim that any Agent did not properly withhold tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify such Agent of a change in circumstances which rendered the exemption from or reduction of withholding tax ineffective or for any other reason, such Lender shall indemnify such Agent fully for all amounts paid, directly or indirectly, by such Agent as tax or otherwise, including any penalties or interest and together with any expenses incurred.

          Section 11. Miscellaneous.
          11.1 Amendments and Waivers. (a) Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof, may be amended, supplemented, modified or waived except in accordance with the provisions of this subsection 11.1. The Required Lenders may, or, with the written consent of the Required Lenders, the applicable Administrative Agent and the Collateral Agent may, from time to time, (x) enter into with the respective Loan Parties hereto or thereto, as the case may be, written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or to the other Loan Documents or changing, in any manner the rights or obligations of the Lenders or the Loan Parties hereunder or thereunder or (y) waive at any Loan Party’s request, on such terms and conditions as the Required Lenders or the applicable Administrative Agent or the Collateral Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:
     (i) reduce or forgive the amount or extend the scheduled date of maturity of any Loan or any Reimbursement Obligation or of any scheduled installment thereof or reduce the stated rate of any interest, commission or fee payable hereunder (other than as a result of (i) any waiver of the applicability of any post-default increase in interest rates or (ii) an amendment or modification to the financial definitions in this Agreement) or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender’s Commitment or change the currency in which any Loan or Reimbursement Obligation is payable, in each case without the consent of each Lender directly affected thereby (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the aggregate Commitment of all Lenders shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase in the Commitment of such Lender);
     (ii) amend, modify or waive any provision of this subsection 11.1(a) or reduce the percentage specified in the definition of Required Lenders or Supermajority Lenders, or consent to the assignment or transfer by any Credit Agreement Party of any of its rights and obligations under this Agreement or any of the other Loan Documents (other than pursuant to subsection 8.5 or 11.6(a)), in each case without the written consent of all the Lenders;
     (iii) release any Guarantor under any Security Document, or, in the aggregate (in a single transaction or a series of related transactions), all or substantially all of the Collateral without the consent of all of the Lenders, except as expressly permitted hereby or by any Security Document (as such documents are in effect on the date hereof or, if later, the date of execution and delivery thereof in accordance with the terms hereof);
     (iv) require any Lender to make Loans having an Interest Period of longer than six months without the consent of such Lender;

     (v) amend, modify or waive any provision of Section 10 without the written consent of the then Agents and of any Lead Arranger affected thereby;
     (vi) amend, modify or waive any provision of the Swing Line Note (if any) or subsection 2.5 without the written consent of the Swing Line Lender and each other Lender, if any, which holds, or is required to purchase, a participation in any Swing Line Loan pursuant to subsection 2.5(d);
     (vii) amend, modify or waive (x) any provision of Section 3 without the consent of each Issuing Lender or (y) the provisions of any Letter of Credit or any L/C Obligation without the written consent of the Issuing Lender with respect thereto and each affected L/C Participant;
     (viii) increase the advance rates set forth in the definition of Canadian Borrowing Base or U.S. Borrowing Base, or make any change to the definition of “Borrowing Base” (by adding additional categories or components thereof), “Eligible Accounts”, “Eligible Rental Fleet”, “Eligible Inventory”, “Eligible Unbilled Accounts” or “Net Orderly Liquidation Value” that would have the effect of increasing the amount of the Canadian Borrowing Base or the U.S. Borrowing Base, reduce the Dollar amount set forth in the definition of “Dominion Event” or “Liquidity Event”, or increase the maximum amount of permitted Agent Advances under subsection 2.2(d) (which, when aggregated with all other Extensions of Credit made hereunder, shall under no circumstance exceed the aggregate RCF Commitments) in each case, without the written consent of the Supermajority Lenders;
     (ix) amend, modify or waive the order of application of payments set forth in the last sentence of subsection 4.4(a), 4.4(e), 4.8(a) or 4.16(e) hereof, in each case without the consent of the Supermajority Lenders; or
     (x) amend, modify or waive the order of application of payments set forth in Section 4 of the Intercreditor Agreement without the consent of each Lender;
provided, further, that, notwithstanding and in addition to the foregoing, each Collateral Agent may, in its discretion, release the Lien on Collateral valued in the aggregate not in excess of $10,000,000 in any fiscal year without the consent of any Lender.
          (b) Any waiver and any amendment, supplement or modification pursuant to this subsection 11.1 shall apply to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Agents and all future holders of the Loans. In the case of any waiver, each of the Loan Parties, the Lenders and the Agents shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.
          (c) Notwithstanding any provision herein to the contrary, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the U.S. Administrative Agent and the Credit Agreement Parties (x) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the existing Facilities and the accrued interest and fees in respect thereof; provided that any Indebtedness owing pursuant to each such additional facility shall be included in the Availability Reserves against the U.S. Borrowing Base and/or the Canadian Borrowing Base, as applicable, (y) to include, as appropriate, the Lenders holding such credit facilities in any required vote or action of the Required Lenders or of the Lenders of each Facility hereunder and (z) to provide class protection for any additional credit facilities in a manner consistent with those provided the original Facilities pursuant to the provisions of subsection 11.1(a) as originally in effect.
          (d) If, in connection with any proposed change, waiver, discharge or termination of or to any of the provisions of this Agreement and/or any other Loan Document as contemplated by subsection 11.1(a), the consent of each Lender or each affected Lender, as applicable, is required and the consent of the Required Lenders at such time is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained (each such other Lender, a “Non-Consenting Lender”) then the Parent Borrower may, on ten Business Days’ prior written notice to the Administrative and the Non-Consenting Lender, replace such Non-Consenting Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 11.6 (with the assignment fee and any other costs and expenses to be paid by the Parent Borrower in such instance) all of its rights and obligations under this Agreement to one or more assignees; provided that neither the U.S. Administrative Agent nor any Lender shall have any obligation to the Parent Borrower to find a replacement Lender; provided, further, that the applicable assignee shall have agreed to the applicable change, waiver, discharge or termination of this Agreement and/or the other Loan Documents; and provided, further, that all obligations of the Borrowers owing to the Non-Consenting Lender relating to the Loans and participations so assigned shall be paid in full by the assignee Lender to such Non-Consenting Lender concurrently with such Assignment and Acceptance. In connection with any such replacement under this subsection 11.1(d), if the Non-Consenting Lender does not execute and deliver to the U.S. Administrative Agent a duly completed Assignment and Acceptance and/or any other documentation necessary to reflect such replacement within a period of time deemed reasonable by the U.S. Administrative Agent after the later of (a) the date on which the replacement Lender executes and delivers such Assignment and Acceptance and/or such other documentation and (b) the date as of which all obligations of the Borrowers owing to the Non-Consenting Lender relating to the Loans and participations so assigned shall be paid in full by the assignee Lender to such Non-Consenting Lender, then such Non-Consenting Lender shall be deemed to have executed and delivered such Assignment and Acceptance and/or such other documentation as of such date and the Parent Borrower shall be entitled (but not obligated) to execute and deliver such Assignment and Acceptance and/or such other documentation on behalf of such Non-Consenting Lender.
          11.2 Notices. (a) All notices, requests, and demands to or upon the respective parties hereto to be effective shall be in writing (including telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, or, in the case of delivery by a nationally recognized overnight courier, when received, addressed as follows in the case of any Credit Agreement Party, the U.S. Administrative Agent, the Canadian Administrative Agent, the U.S. Collateral Agent and the

Canadian Collateral Agent, and as set forth in Schedule A in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Loans:

The Credit Agreement	RSC Equipment Rental
Parties/Canadian Finco:	6929 East Greenway Parkway, Suite 200
Scottsdale, Arizona 85254
Attention: Kevin Loughlin, Vice President and Treasurer
Facsimile: (480) 647-2412
Telephone: (800) 222-7777

with copies to:	Ripplewood Holdings, L.L.C.
1 Rockefeller Plaza, 32nd Floor
New York, New York 10020
Attention: Christopher P. Minnetian, Esq.
Facsimile: (212) 218-2778
Telephone: (212) 582-6700

Oak Hill Capital Management, L.L.C.
65 East 55th Street, 36th Floor
New York, New York 10022
Attention: John R. Monsky, Esq.
Facsimile: (212) 758-3572
Telephone: (212) 326-1590

Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
Attention: Paul D. Brusiloff, Esq.
Facsimile: (212) 909-6836
Telephone: (212) 909-6000

The U.S. Administrative Agent/	Deutsche Bank AG, New York Branch
the U.S. Collateral Agent:	60 Wall Street
New York, New York 10005
Attention: Marguerite Sutton
Facsimile: (212) 797-4655
Telephone: (212)250-6150

The Canadian Administrative Agent/	Deutsche Bank AG, Canada Branch
Canadian Collateral Agent:	199 Bay Street, Suite 4700
Commerce Court West, Box 263
Toronto, Ontario M5L 1E9
Attention: Marcellus Leung
Assistant Vice President
Facsimile: (416) 682-8484
Telephone: (416) 682-8252
provided that any notice, request or demand to or upon the U.S. Administrative Agent or the Lenders pursuant to subsection 2.3, 3.2, 4.2, 4.4 or 4.8 shall not be effective until received.
          (b) Without in any way limiting the obligation of any Loan Party and its Subsidiaries to confirm in writing any telephonic notice permitted to be given hereunder, the U.S. Administrative Agent, the Swing Line Lender (in the case of a Borrowing of Swing Line Loans) or any Issuing Lender (in the case of the issuance of a Letter of Credit), as the case may be, may prior to receipt of written confirmation act without liability upon the basis of such telephonic notice, believed by the U.S. Administrative Agent, the Swing Line Lender or such Issuing Lender in good faith to be from a Responsible Officer.
          11.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Agent, any Lender or any Loan Party, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
          11.4 Survival of Representations and Warranties. All representations and warranties made hereunder and in the other Loan Documents (or in any amendment, modification or supplement hereto or thereto) and in any certificate delivered pursuant hereto or such other Loan Documents shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.
          11.5 Payment of Expenses and Taxes. Each Credit Agreement Party agrees (a) to pay or reimburse the Agents and the Lead Arrangers for (1) all their reasonable out-of-pocket costs and expenses incurred in connection with (i) the syndication of the Facilities and the development, preparation, execution and delivery of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, (ii) the consummation and administration of the transactions (including the syndication of the Term Loans and Commitments) contemplated hereby and thereby and (iii) efforts to monitor the Loans and verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral, and (2) (i) the reasonable fees and disbursements of White & Case LLP and Stikeman Elliott LLP and such other special or local counsel, consultants, advisors, appraisers and auditors whose retention (other than during the continuance of an Event of Default) is approved by the Parent Borrower, (b) to pay or reimburse each Lender, the Lead Arrangers and the Agents for all their reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any other documents prepared in connection herewith or therewith, including the fees and disbursements of counsel to the Agents and the Lenders, (c) to pay, indemnify, or reimburse each Lender, the Lead Arrangers and the Agents for, and hold each Lender, the Lead Arrangers and the Agents harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify or reimburse each Lender, the Lead Arrangers, each Agent, their respective affiliates, and their respective officers, directors, trustees, employees, shareholders, members, attorneys and other advisors, agents and controlling persons (each, an “Indemnitee”) for, and hold each Indemnitee harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of Holdings or any of its Subsidiaries or any of the property of Holdings or any of its Subsidiaries, including the presence of Materials of Environmental Concern on, at, in or under such property or the migration of Materials of Environmental Concern onto, through or from any such property (all the foregoing in this clause (d), collectively, the “Indemnified Liabilities”), provided that no Loan Party shall have any obligation hereunder to the U.S. Administrative Agent, any other Agent or any Lender with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of the U.S. Administrative Agent, any other Agent or any such Lender (or any of their respective directors, trustees, officers, employees, agents, successors and assigns) (in each case, as determined in a final non-appealable decision issued by a court of competent jurisdiction) or (ii) claims made or legal proceedings commenced against the U.S. Administrative Agent, any other Agent or any such Lender by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such. No Indemnitee shall be liable for any consequential or punitive damages in connection with the Facilities. All amounts due under this subsection shall be payable not later than 30 days after written demand therefor. Statements reflecting amounts payable by the Loan Parties pursuant to this subsection shall be submitted to the address of the Parent Borrower set forth in subsection 11.2, or to such other Person or address as may be hereafter designated by the Parent Borrower in a notice to the U.S. Administrative Agent. Notwithstanding the foregoing, except as provided in clauses (b) and (c) above, no Loan Party shall have any obligation under this subsection 11.5 to any Indemnitee with respect to any tax, levy, impost, duty, charge, fee, deduction or withholding imposed, levied, collected, withheld or assessed by any Governmental Authority. The agreements in this subsection 11.5 shall survive repayment of the Loans and all other amounts payable hereunder.
          11.6 Successors and Assigns; Participations and Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the applicable Issuing Lender that issues any Letter of Credit), except that (i) other than in accordance with subsection 8.5, none of the Loan Parties may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Loan Party without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this subsection 11.6.
          (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender other than a Conduit Lender may assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including its Commitment and/or Loans, pursuant to an Assignment and Acceptance) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:
     (A) the Parent Borrower, provided that no consent of the Parent Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default under subsection 9(a) or (f) has occurred and is continuing, any other Person; provided, further, that, unless an Event of Default under subsection 9(a) or (f) has occurred and is continuing, if any Lender assigns all or a portion of its rights and obligations under this Agreement to one of its affiliates in connection with or in contemplation of the sale or other disposition of its interest in such affiliate, the Parent Borrower’s prior written consent shall be required for such assignment; and
     (B) the U.S. Administrative Agent, provided that no consent of the U.S. Administrative Agent shall be required for an assignment to a Lender, an affiliate of a Lender an Approved Fund.
     (ii) Assignments shall be subject to the following additional conditions:
     (A) except in the case of an assignment to a Lender, an affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans under any Facility, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the U.S. Administrative Agent) shall not be less than (i) in the case of RCF Loans, $5,000,000 or (ii) in the case of Term Loans, $1,000,000, unless the Parent Borrower and the U.S. Administrative Agent otherwise consent, provided that (1) no such consent of the Parent Borrower shall be required if an Event of Default under subsection 9(a) or (f) has occurred and is continuing and (2) such amounts shall be aggregated in respect of assignments by a Lender and its affiliates or Approved Funds, if any;
     (B) the parties to each assignment shall execute and deliver to the U.S. Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500; provided that for concurrent assignments to two or more Approved Funds such assignment fee shall only be required to be paid once in respect of and at the time of such assignments;
     (C) the Assignee, if it shall not be a Lender, shall deliver to the U.S. Administrative Agent an administrative questionnaire;
     (D) no assignments may be made to any entities identified by the Sponsors to the U.S. Administrative Agent in a separate writing prior to the date hereof; and
     (E) except at any time when (i) an Event of Default exists under subsection 9(a) or (f) or (ii) the outstanding Obligations have been accelerated in accordance with Section 9, any assignment made by a Canadian RCF Lender of its Canadian RCF Commitment shall only be made to an assignee with a Non-Canadian Affiliate.
          (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Acceptance the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of (and bound by any related obligations under) subsections 4.10, 4.11, 4.12, 4.13, 4.15 and 11.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection 11.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this subsection.
          (iv) The Borrowers hereby designate the U.S. Administrative Agent, and the U.S. Administrative Agent agrees, to serve as the Borrowers’ agent, solely for purposes of this subsection 11.6, to maintain at one of its offices in New York, New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and interest and principal amount of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the U.S. Administrative Agent, the Issuing Lender and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Parent Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (v) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee, the Assignee’s completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b)(ii)(B) of this subsection and any written consent to such assignment required by paragraph (b)(i) of this subsection, the U.S. Administrative Agent shall accept such Assignment and Acceptance, record the information contained therein in the Register and give prompt notice of such assignment and recordation to the Parent Borrower. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
          (vi) On or prior to the effective date of any assignment pursuant to this subsection 11.6(b), the assigning Lender shall surrender any outstanding Notes held by it all or a portion of which are being assigned. Any Notes surrendered by the assigning Lender shall be returned by the U.S. Administrative Agent to the Parent Borrower marked “cancelled”.
          Notwithstanding the foregoing, no Assignee, which as of the date of any assignment to it pursuant to this subsection 11.6(b) would be entitled to receive any greater payment under subsection 4.10, 4.11 or 11.5 than the assigning Lender would have been entitled to receive as of such date under such subsections with respect to the rights assigned, shall be entitled to receive such greater payments unless the assignment was made after an Event of Default under subsection 9(a) or (f) has occurred and is continuing or the Parent Borrower has expressly consented in writing to waive the benefit of this provision at the time of such assignment.
          (c) (i) Any Lender other than a Conduit Lender may, in the ordinary course of its business and in accordance with applicable law, without the consent of the Parent Borrower or the U.S. Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and (D) the Credit Agreement Parties, each Agent, the Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of subsection 11.1(a) and (2) directly affects such Participant. Subject to paragraph (c)(ii) of this subsection, each Borrower agrees that each Participant shall be entitled to the benefits of (and shall have the related obligations under) subsections 4.10, 4.11, 4.12, 4.13, 4.15 and 11.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this subsection. To the extent permitted by law, each Participant also shall be entitled to the benefits of subsection 11.7(b) as though it were a Lender, provided that such Participant shall be subject to subsection 11.7(a) as though it were a Lender.

          (ii) No Loan Party shall be obligated to make any greater payment under subsection 4.10, 4.11 or 11.5 than it would have been obligated to make in the absence of any participation, unless the sale of such participation is made with the prior written consent of the Parent Borrower and the Parent Borrower expressly waives the benefit of this provision at the time of such participation. Any Participant that is not incorporated under the laws of the United States of America or a state thereof shall not be entitled to the benefits of subsection 4.11 unless such Participant complies with subsection 4.11(b) and provides the forms and certificates referenced therein to the Lender that granted such participation.
          (d) Any Lender, without the consent of the Parent Borrower or the U.S. Administrative Agent, may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this subsection shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute (by foreclosure or otherwise) any such pledgee or assignee for such Lender as a party hereto.
          (e) No assignment or participation made or purported to be made to any Assignee or Participant shall be effective without the prior written consent of the Parent Borrower if it would require the Parent Borrower to make any filing with any Governmental Authority or qualify any Loan or Note under the laws of any jurisdiction, and the Parent Borrower shall be entitled to request and receive such information and assurances as it may reasonably request from any Lender or any Assignee or Participant to determine whether any such filing or qualification is required or whether any assignment or participation is otherwise in accordance with applicable law.
          (f) Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of the Parent Borrower or the U.S. Administrative Agent and without regard to the limitations set forth in subsection 11.6(b). Each Borrower, each Lender and the U.S. Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any domestic or foreign bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state, federal or provincial bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance. Each such indemnifying Lender shall pay in full any claim received from the Parent Borrower pursuant to this subsection 11.6(f) within 30 Business Days of receipt of a certificate from a Responsible Officer of the Parent Borrower specifying in reasonable detail the cause and amount of the loss, cost, damage or expense in respect of which the claim is being asserted, which certificate shall be conclusive absent manifest error. Without limiting the indemnification obligations of any indemnifying Lender pursuant to this subsection 11.6(f), in the event that the indemnifying Lender fails timely to compensate the Parent Borrower for such claim, any Loans held by the relevant Conduit

Lender shall, if requested by the Parent Borrower, be assigned promptly to the Lender that administers the Conduit Lender and the designation of such Conduit Lender shall be void.
          (g) If the Parent Borrower wishes to replace the Loans or Commitments under any Facility with ones having different terms, it shall have the option, with the consent of the U.S. Administrative Agent and subject to at least three Business Days’ advance notice to the Lenders under such Facility, instead of prepaying the Loans or reducing or terminating the Commitments to be replaced, to (i) require the Lenders under such Facility to assign such Loans or Commitments to the U.S. Administrative Agent or its designees and (ii) amend the terms thereof in accordance with subsection 11.1. Pursuant to any such assignment, all Loans and Commitments to be replaced shall be purchased at par (allocated among the Lenders under such Facility in the same manner as would be required if such Loans were being optionally prepaid or such Commitments were being optionally reduced or terminated by the Borrowers), accompanied by payment of any accrued interest and fees thereon and any amounts owing pursuant to subsection 4.12. By receiving such purchase price, the Lenders under such Facility shall automatically be deemed to have assigned the Loans or Commitments under such Facility pursuant to the terms of the form of Assignment and Acceptance, and accordingly no other action by such Lenders shall be required in connection therewith. The provisions of this paragraph are intended to facilitate the maintenance of the perfection and priority of existing security interests in the Collateral during any such replacement.
          11.7 Adjustments; Set-off; Calculations; Computations. (a) If any Lender (a “Benefited Lender”) shall at any time receive any payment of all or part of its Loans or the Reimbursement Obligations owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in subsection 9(f), or otherwise (except pursuant to subsection 4.4, 4.13(d) or 11.6)), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Loans or the Reimbursement Obligations, as the case may be, owing to it, or interest thereon, such Benefited Lender shall purchase for cash from the other Lenders an interest (by participation, assignment or otherwise) in such portion of each such other Lender’s Loans or the Reimbursement Obligations, as the case may be, owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the other Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.
          (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to any Borrower, any such notice being expressly waived by each Borrower to the extent permitted by applicable law, upon the occurrence of an Event of Default under subsection 9(a) to set-off and appropriate and apply against any amount then due and payable under subsection 9(a) by such Borrower any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any Affiliate, branch or agency thereof to or for the credit or the account of such Borrower. Each Lender agrees promptly to notify the Parent Borrower and the U.S. Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.
          11.8 Judgment Currency. (a) If, for the purpose of obtaining or enforcing judgment against any Loan Party in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter in this subsection 11.8 referred to as the “Judgment Currency”) an amount due under any Loan Document in any currency (the “Obligation Currency”) other than the Judgment Currency, the conversion shall be made at the rate of exchange prevailing on the Business Day immediately preceding the date of actual payment of the amount due, in the case of any proceeding in the courts of the Province of Ontario or in the courts of any other jurisdiction that will give effect to such conversion being made on such date, or the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the applicable date as of which such conversion is made pursuant to this subsection 11.8 being hereinafter in this subsection 11.8 referred to as the “Judgment Conversion Date”).
          (b) If, in the case of any proceeding in the court of any jurisdiction referred to in subsection 11.8(a), there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual receipt for value of the amount due, the applicable Loan Party shall pay such additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount actually received in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of the Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date. Any amount due from any Loan Party under this subsection 11.8(b) shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of any of the Loan Documents.
          (c) The term “rate of exchange” in this subsection 11.8 means the rate of exchange at which the U.S. Administrative Agent, on the relevant date at or about 12:00 noon (New York time), would be prepared to sell, in accordance with its normal course foreign currency exchange practices, the Obligation Currency against the Judgment Currency.
          11.9 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy or other electronic transmission (i.e., pdf), and all of such counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be delivered to the Parent Borrower and each Administrative Agent.
          11.10 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          11.11 Integration. This Agreement and the other Loan Documents represent the entire agreement of each of the Loan Parties party hereto, the Agents and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any of the Loan Parties party hereto, any Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.
          11.12 GOVERNING LAW. THIS AGREEMENT AND ANY NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND ANY NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
          11.13 Submission To Jurisdiction; Waivers. (a) Each party hereto hereby irrevocably and unconditionally:
     (i) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America located in the county of New York, and appellate courts from any thereof;
     (ii) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum and agrees not to plead or claim the same;
     (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the applicable Credit Agreement Party (or, in the case of any Canadian Borrower, as specified in paragraph (b)), the applicable Lender or the U.S. Administrative Agent, as the case may be, at the address specified in subsection 11.2 or at such other address of which the U.S. Administrative Agent, any such Lender or any such Borrower, as the case may be, shall have been notified pursuant thereto;
     (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and
     (v) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any consequential or punitive damages.
          (b) Each Canadian Borrower and Canadian Finco hereby agree to irrevocably and unconditionally appoint an agent for service of process located in The City of New York (the “New York Process Agent”), reasonably satisfactory to the U.S. Administrative Agent, as its agent to receive on behalf of such Borrower and its property service of copies of the summons and complaint and any other process which may be served in any action or proceeding in any such New York State or Federal court described in paragraph (a) of this subsection and agrees promptly to appoint a successor New York Process Agent in The City of New York (which successor New York Process Agent shall accept such appointment in a writing reasonably satisfactory to the U.S. Administrative Agent) prior to the termination for any reason of the appointment of the initial New York Process Agent. CT Corporation System, a woltersKluwer Company, located at 111 Eighth Avenue, 13th Floor; New York, NY 10011; telephone: 212-894-8999; facsimile: 212-894-8790, has been appointed as the initial New York Process Agent. In any action or proceeding in New York State or Federal court, service may be made on a Canadian Borrower or Canadian Finco by delivering a copy of such process to such Borrower in care of the New York Process Agent at the New York Process Agent’s address and by depositing a copy of such process in the mails by certified or registered air mail, addressed to such Borrower at its address specified in subsection 11.2 with (if applicable) a copy to the Parent Borrower (such service to be effective upon such receipt by the New York Process Agent and the depositing of such process in the mails as aforesaid). Each of the Canadian Borrowers and Canadian Finco hereby irrevocably and unconditionally authorizes and directs the New York Process Agent to accept such service on its behalf. As an alternate method of service, each of the Canadian Borrowers and Canadian Finco irrevocably and unconditionally consents to the service of any and all process in any such action or proceeding in such New York State or Federal court by mailing of copies of such process to such Borrower by certified or registered air mail at its address specified in subsection 11.2. Each of the Canadian Borrowers and Canadian Finco agrees that, to the fullest extent permitted by applicable law, a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
          (c) To the extent that any Canadian Borrower or Canadian Finco has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such Canadian Borrower or Canadian Finco, as the case may be, hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement and any Note.
          11.14 Acknowledgments. Each Borrower hereby acknowledges that:
     (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;
     (b) no Agent nor any Lead Arranger or any Lender has any fiduciary relationship with or duty to any Loan Party arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the U.S. Administrative Agent and Lenders, on the one hand, and the Loan Parties, on the other hand, in connection herewith or therewith is solely that of creditor and debtor; and
     (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby and thereby among the Lenders or among any of the Loan Parties and the Lenders.

          11.15 WAIVER OF JURY TRIAL. EACH CREDIT AGREEMENT PARTY, AGENT AND LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY NOTES OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.
          11.16 Confidentiality. Each Agent and each Lender agrees to keep confidential any information (a) provided to it by or on behalf of Holdings, the Parent Borrower, or any of their respective Subsidiaries pursuant to or in connection with the Loan Documents or (b) obtained by such Lender based on a review of the books and records of Holdings, the Parent Borrower or any of their respective Subsidiaries; provided that nothing herein shall prevent any Lender from disclosing any such information (i) to any Agent, any Lead Arranger or any other Lender, (ii) to any Transferee, or prospective Transferee or any creditor or any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Borrower and its obligations which agrees to comply with the provisions of this subsection pursuant to a written instrument (or electronically recorded customary agreement from any Person listed above in this clause (ii), in respect to any electronic information (whether posted or otherwise distributed on Intralinks or any other electronic distribution system)) for the benefit of the Parent Borrower (it being understood that each relevant Lender shall be solely responsible for obtaining such instrument (or such electronically recorded agreement)), (iii) to its affiliates and the employees, officers, directors, trustees, agents, attorneys, accountants and other professional advisors of it and its affiliates, provided that such Lender shall inform each such Person of the agreement under this subsection 11.16 and take reasonable actions to cause compliance by any such Person referred to in this clause (iii) with this agreement (including, where appropriate, to cause any such Person to acknowledge its agreement to be bound by the agreement under this subsection 11.16), (iv) upon the request or demand of any Governmental Authority having jurisdiction over such Lender or its affiliates or to the extent required in response to any order of any court or other Governmental Authority or as shall otherwise be required pursuant to any Requirement of Law, provided that unless (i) such disclosure is pursuant to an examination or review of the type described in clause (vii) below or (ii) the respective Lender is prohibited by any Requirement of Law, such Lender shall notify the Parent Borrower of any disclosure pursuant to this clause (iv) as far in advance as is reasonably practicable under such circumstances, (v) which has been publicly disclosed other than in breach of this Agreement by the respective Agent or Lender, (vi) in connection with the exercise of any remedy hereunder, under any Loan Document or under any Interest Rate Protection Agreement, (vii) in connection with regulatory examinations and reviews conducted by the National Association of Insurance Commissioners or any Governmental Authority having jurisdiction over such Lender or its affiliates (to the extent applicable), (viii) in connection with any litigation to which such Lender (or, with respect to any Interest Rate Protection Agreement, any affiliate of any Lender party thereto) may be a party, subject to the proviso in clause (iv), and (ix) if, prior to such information having been so provided or obtained, such information was already in an Agent’s or a Lender’s possession on a non-confidential basis without a duty of confidentiality to any Borrower being violated.
          11.17 USA Patriot Act Notice. Each Lender hereby notifies each Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub.: 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify, and record information that identifies such Borrower, which information includes the name of such Borrower and other information that will allow such Lender to identify such Borrower in accordance with the Patriot Act, and such Borrower agrees to provide such information from time to time to any Lender.
          11.18 INTERCREDITOR AGREEMENT. EACH LENDER PARTY HERETO UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT IT IS THE INTENTION OF THE PARTIES HERETO THAT THE OBLIGATIONS ARE INTENDED TO CONSTITUTE A DISTINCT AND SEPARATE CLASS FROM THE SECOND-LIEN OBLIGATIONS. EACH LENDER FURTHER UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT THE PROVISIONS SETTING FORTH THE PRIORITIES AS BETWEEN THE HOLDERS OF SECOND-LIEN OBLIGATIONS ON THE ONE HAND, AND THE HOLDERS OF OBLIGATIONS HEREUNDER, ON THE OTHER HAND, ARE SET FORTH IN THE INTERCREDITOR AGREEMENT.
          (a) EACH LENDER AUTHORIZES AND INSTRUCTS THE COLLATERAL AGENTS AND THE ADMINISTRATIVE AGENTS TO ENTER INTO THE SECURITY DOCUMENTS AND THE INTERCREDITOR AGREEMENT) ON BEHALF OF THE LENDERS, AND TO TAKE ALL ACTIONS (AND EXECUTE ALL DOCUMENTS) REQUIRED (OR DEEMED ADVISABLE) BY IT IN ACCORDANCE WITH THE TERMS OF THE SECURITY DOCUMENTS AND THE INTERCREDITOR AGREEMENT.
          (b) THE PROVISIONS OF THIS SUBSECTION 11.18 ARE NOT INTENDED TO SUMMARIZE ALL RELEVANT PROVISIONS OF THE INTERCREDITOR AGREEMENT. REFERENCE MUST BE MADE TO THE INTERCREDITOR AGREEMENT ITSELF TO UNDERSTAND ALL TERMS AND CONDITIONS THEREOF. EACH LENDER IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF THE INTERCREDITOR AGREEMENT AND THE TERMS AND PROVISIONS THEREOF, AND NEITHER THE ADMINISTRATIVE AGENT NOR THE COLLATERAL AGENT OR ANY OF ITS RESPECTIVE AFFILIATES MAKES ANY REPRESENTATION TO ANY LENDER AS TO THE SUFFICIENCY OR ADVISABILITY OF THE PROVISIONS CONTAINED IN THE INTERCREDITOR AGREEMENT. EACH LENDER IS FURTHER AWARE THAT THE U.S. ADMINISTRATIVE AGENT AND THE U.S. COLLATERAL AGENT ARE ALSO ACTING IN AN AGENCY CAPACITY PURSUANT TO THE SECOND-LIEN TERM LOAN CREDIT AGREEMENT, AND EACH LENDER HEREBY IRREVOCABLY WAIVES ANY OBJECTION THERETO OR CAUSE OF ACTION ARISING THEREFROM.
          11.19 Special Provisions Regarding Pledges of Capital Stock in, and Promissory Notes Owed by, Persons Not Organized in the U.S. or Canada. (a) To the extent any Security Document requires or provides for the pledge of promissory notes issued by, or Capital Stock in, any Person organized under the laws of a jurisdiction outside the United States or Canada, it is acknowledged that, as of the Closing Date, no actions have been required to be taken to perfect, under local law of the jurisdiction of the Person who issued the respective promissory notes or whose Capital Stock is pledged, under the Security Documents.
          (b) The Parent Borrower hereby agrees that, following any request by the U.S. Administrative Agent or Required Lenders to do so, the Parent Borrower shall, and shall cause its Subsidiaries to, take (to the extent they may lawfully do so) such actions (including the making of any filings and the delivery of appropriate legal opinions) under the local law of any jurisdiction with respect to which such actions have not already been taken as are reasonably determined by the U.S. Administrative Agent or Required Lenders to be necessary or reasonably desirable in order to fully perfect, preserve or protect the security interests granted pursuant to the various Security Documents under the laws of such jurisdictions.
          11.20 Joint and Several Liability; Postponement of Subrogation. (a) The obligations of the U.S. Borrowers hereunder and under the other Loan Documents shall be joint and several and, as such, each U.S. Borrower shall be liable for all of the such obligations of each other U.S. Borrower under this Agreement and the other Loan Documents. The obligations of each of the Canadian Borrowers hereunder and under the other Loan Documents shall be joint and several and, as such, each Canadian Borrower shall be liable for all of such obligations of each other Canadian Borrower under this Agreement and the other Loan Documents. To the fullest extent permitted by law the liability of each Borrower for the obligations under this Agreement and the other Loan Documents of the other applicable Borrowers with whom it has joint and several liability shall be absolute, unconditional and irrevocable, without regard to (i) the validity or enforceability of this Agreement or any other Loan Document, any of the obligations hereunder or thereunder or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any applicable Secured Party, (ii) any defense, set-off or counterclaim (other than a defense of payment or performance hereunder; provided that no Borrower hereby waives any suit for breach of a contractual provision of any of the Loan Documents) which may at any time be available to or be asserted by such other applicable Borrower or any other Person against any Secured Party or (iii) any other circumstance whatsoever (with or without notice to or knowledge of such other applicable Borrower or such Borrower) which constitutes, or might be construed to constitute, an equitable or legal discharge of such other applicable Borrower for the obligations hereunder or under any other Loan Document, or of such Borrower under this Section, in bankruptcy or in any other instance.
          (b) Each Borrower agrees that it will not exercise any rights which it may acquire by way of rights of subrogation under this Agreement, by any payments made hereunder or otherwise, until the prior payment in full in cash of all of the obligations hereunder and under any other Loan Document, the termination or expiration of all Letters of Credit and the permanent termination of all Commitments. Any amount paid to any Borrower on account of any such subrogation rights prior to the payment in full in cash of all of the obligations hereunder and under any other Loan Document, the termination or expiration of all Letters of Credit and the permanent termination of all Commitments shall be held in trust for the benefit of the applicable Secured Parties and shall immediately be paid to the U.S. Administrative Agent or the Canadian Administrative Agent, as applicable, for the benefit of the applicable Secured Parties and credited and applied against the obligations of the applicable Borrowers, whether matured or unmatured, in such order as the U.S. Administrative Agent or the Canadian Administrative Agent, as applicable, shall elect. In furtherance of the foregoing, for so long as any obligations of the Borrowers hereunder, any Letters of Credit or any Commitments remain outstanding, each Borrower shall refrain from taking any action or commencing any proceeding against any other Borrower (or any of its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made in respect of the obligations hereunder or under any other Loan Document of such other Borrower to any Secured

Party. Notwithstanding any other provision contained in this Agreement or any other Loan Document, if a “secured creditor” (as that term is defined under the Bankruptcy and Insolvency Act (Canada)) is determined by a court of competent jurisdiction not to include a Person to whom obligations are owed on a joint or joint and several basis, then the Borrowers’ Obligations (and the obligations of their Subsidiaries), to the extent such obligations are secured, only shall be several obligations and not joint or joint and several obligations.
          (c) The obligations of each U.S. Borrower with respect to the Obligations are independent of the obligations of each other Borrower or any Guarantor under its guaranty of such Obligations, and a separate action or actions may be brought and prosecuted against each Borrower, whether or not any other U.S. Borrower or any such Guarantor is joined in any such action or actions. Each U.S. Borrower waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by any U.S. Borrower or other circumstance which operates to toll any statute of limitations as to any Borrower shall, to the fullest extent permitted by law, operate to toll the statute of limitations as to each U.S. Borrower.
          (d) Each of the U.S. Borrowers authorizes the U.S. Administrative Agent and the Lenders without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:
     (i) exercise or refrain from exercising any rights against any other U.S. Borrower or any Guarantor or others or otherwise act or refrain from acting;
     (ii) release or substitute any other U.S Borrower, endorsers, Guarantors or other obligors;
     (iii) settle or compromise any of the Obligations of any other U.S. Borrower or any other Loan Party, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of any Borrower to its creditors other than the Lenders;
     (iv) apply any sums paid by any other U.S. Borrower or any other Person, howsoever realized or otherwise received to or for the account of such U.S. Borrower to any liability or liabilities of such other U.S. Borrower or other Person regardless of what liability or liabilities of such other U.S. Borrower or other Person remain unpaid; and/or
     (v) consent to or waive any breach of, or act, omission or default under, this Agreement or any of the instruments or agreements referred to herein, or otherwise, by any other U.S. Borrower or any other Person.
          (e) It is not necessary for the U.S. Administrative Agent or any other Lender to inquire into the capacity or powers of any U.S. Borrower or any of its Subsidiaries or the officers, directors, members, partners or agents acting or purporting to act on its behalf, and any Obligations made or created in reliance upon the professed exercise of such powers shall constitute the joint and several obligations of the U.S. Borrowers hereunder.

          (f) Each U.S. Borrower waives, to the fullest extent permitted by law, any right to require the U.S. Administrative Agent or the other Lenders to (i) proceed against any other U.S. Borrower, any Guarantor or any other party, (ii) proceed against or exhaust any security held from any U.S. Borrower, any Guarantor or any other party or (iii) pursue any other remedy in the U.S. Administrative Agent’s or the Lenders’ power whatsoever. Each U.S. Borrower waives, to the fullest extent permitted by law, any defense based on or arising out of suretyship or any impairment of security held from any U.S. Borrower, any Guarantor or any other party or on or arising out of any defense of any other U.S. Borrower, any Guarantor or any other party other than payment in full in cash of the Obligations, including, without limitation, any defense based on or arising out of the disability of any other U.S. Borrower, any Guarantor or any other party, or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other U.S. Borrower, in each case other than as a result of the payment in full in cash of the Obligations.
          11.21 Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition or other proceeding be filed by or against any Loan Party for liquidation or reorganization, should any Loan Party become insolvent or make an assignment for the benefit of any creditor or creditors or should an interim receiver, receiver, receiver and manager or trustee be appointed for all or any significant part of any Loan Party’s assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the obligations of the Borrowers under the Loan Documents, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the obligations, whether as a fraudulent preference, reviewable transaction or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the obligations of the Borrowers hereunder shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
          11.22 Language. The parties hereto confirm that it is their wish that this Agreement, as well as any other documents relating to this Agreement, including notices, schedules and authorizations, have been and shall be drawn up in the English language only. Les signataires conferment leur volonté que la présente convention, de même que tous les documents s’y rattachant, y compris tout avis, annexe et autorisation, soient rédigés en anglais seulement.
          Section 12. Holdings Guaranty.
          12.1 Guaranty.
          (a) In order to induce the Administrative Agents, the Collateral Agents, the Issuing Lenders and the Lenders to enter into this Agreement and to extend credit hereunder, and to induce the other Guarantee Creditors to enter into Interest Rate Protection Agreements and Permitted Hedging Arrangements and in recognition of the direct benefits to be received by Holdings from the proceeds of the Loans, the issuance of the Letters of Credit and the entering into of such Interest Rate Protection Agreements and Permitted Hedging Arrangements, Holdings hereby agrees with the Guarantee Creditors as follows: Holdings hereby unconditionally and irrevocably guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of the

Guarantor Obligations of the Borrowers to the Guaranteed Creditors. If any or all of the Guarantor Obligations of the Borrowers to the Guaranteed Creditors becomes due and payable hereunder, Holdings, unconditionally and irrevocably, promises to pay such indebtedness to the applicable Administrative Agent and/or the other applicable Guaranteed Creditors, on demand, together with any and all expenses which may be incurred by the Administrative Agents and the other Guaranteed Creditors in collecting any of the Guarantor Obligations. If claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guarantor Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including any Borrower), then and in such event Holdings agrees that any such judgment, decree, order, settlement or compromise shall, to the fullest extent permitted by law, be binding upon Holdings, notwithstanding any revocation of the guarantee contained in this Section 12 or other instrument evidencing any liability of any Borrower, and Holdings shall, to the fullest extent permitted by law, be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.
          (b) The guarantee contained in this Section 12 shall remain in full force and effect until the first date on which all the Loans (including the face amount of all Bankers’ Acceptance Loans), any Reimbursement Obligations and the obligations of Holdings under the guarantee contained in this Section 12 then due and owing, in each case, shall have been satisfied by payment in full in cash, no Letter of Credit shall be outstanding (except for Letters of Credit that have been cash collateralized or otherwise provided for in a manner reasonably satisfactory to the applicable Issuing Lender) and the Commitment shall be terminated, notwithstanding that from time to time during the term of this Agreement any of the Borrowers may be free from any obligations under the Loan Documents.
          12.2 Bankruptcy. Additionally, Holdings unconditionally and irrevocably guarantees the payment of any and all of the Guarantor Obligations to the Guaranteed Creditors whether or not due or payable by any Borrower upon the occurrence of any of the events specified in subsection 9(f), and irrevocably and unconditionally promises to pay such indebtedness to the Guaranteed Creditors, on demand, in lawful money of the United States, or Canada, as applicable.
          12.3 Nature of Liability. The liability of Holdings hereunder is primary, absolute and unconditional, exclusive and independent of any security for or other guaranty of the Guarantor Obligations, whether executed by any other guarantor or by any other party, and the liability of Holdings hereunder shall not, to the fullest extent permitted by law, be affected or impaired by (a) any direction as to application of payment by any Borrower or by any other party (other than a direction that results in the payment in full of the Guarantor Obligations), or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guarantor Obligations, or (c) any payment on or in reduction of any such other guaranty or undertaking (other than payment of the Guarantor Obligations to the extent of such payment), or (d) any dissolution, termination or increase, decrease or change in personnel by any Borrower, or (e) any payment made to any Guaranteed Creditor on the Guarantor

Obligations which any such Guaranteed Creditor repays to any Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and Holdings waives, to the fullest extent permitted by law, any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, or (f) any action or inaction by the Guaranteed Creditors as contemplated in subsection 12.05, or (g) any invalidity, irregularity or enforceability of all or any part of the Guarantor Obligations or of any security therefor.
          12.4 Independent Obligation. The obligations of Holdings hereunder are independent of the obligations of any other guarantor, any other party or any Borrower, and a separate action or actions may be brought and prosecuted against Holdings whether or not action is brought against any other guarantor, any other party or any Borrower and whether or not any other guarantor, any other party or any Borrower be joined in any such action or actions. Holdings waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by any Borrower or other circumstance which operates to toll any statute of limitations as to such Borrower shall operate to toll the statute of limitations as to Holdings.
          12.5 Amendments, etc. with respect to the Obligations. To the maximum extent permitted by law, Holdings shall remain obligated hereunder notwithstanding that, without any reservation of rights against Holdings and without notice to or further assent by Holdings, any demand for payment of any of the Guarantor Obligations made by the applicable Administrative Agent or any other Guaranteed Creditor may be rescinded by the such Administrative Agent or such other Guaranteed Creditor and any of the Guarantor Obligations continued, and the Guarantor Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, waived, modified, accelerated, compromised, subordinated, waived, surrendered or released by the applicable Administrative Agent or any other Guaranteed Creditor, and this Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, waived, modified, supplemented or terminated, in whole or in part, as the applicable Administrative Agent (or the Required Lenders or the applicable Lender(s), as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the applicable Collateral Agent, Administrative Agent or any other Guaranteed Creditor for the payment of any of the Guarantor Obligations may be sold, exchanged, waived, surrendered or released. None of the applicable Collateral Agent, Administrative Agent and each other Guaranteed Creditor shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for any of the Guarantor Obligations or for the guarantee contained in this Section 12 or any property subject thereto, except to the extent required by applicable law.
          12.6 Reliance. It is not necessary for any Guaranteed Creditor to inquire into the capacity or powers of Holdings or any of its Subsidiaries or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Guarantor Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

          12.7 No Subrogation. Notwithstanding any payment made by Holdings hereunder or any set-off or application of funds of Holdings by either Administrative Agent or any other Guaranteed Creditor, Holdings shall not be entitled to be subrogated to any of the rights of the Administrative Agents or any other Guaranteed Creditor against any Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agents or any other Guaranteed Creditor for the payment of the Guarantor Obligations, nor shall Holdings seek or be entitled to seek any contribution or reimbursement from any Borrower or any other Guarantor in respect of payments made by Holdings hereunder, until all amounts owing to either Administrative Agent and the other Guaranteed Creditors by the Borrowers on account of the Guarantor Obligations are paid in full in cash, no Letter of Credit shall be outstanding (except for Letters of Credit that have been cash collateralized or otherwise provided for in a manner reasonably satisfactory to the applicable Issuing Lender) and the Commitments are terminated. If any amount shall be paid to Holdings on account of such subrogation rights at any time when all of the Guarantor Obligations shall not have been paid in full in cash or any Letter of Credit shall remain outstanding (except for Letters of Credit that have provided for in a manner reasonably satisfactory to the applicable Issuing Lender) or any of the Commitments shall remain in effect, such amount shall be held by Holdings in trust for the applicable Administrative Agent and the other Guaranteed Creditor, segregated from other funds of Holdings, and shall, forthwith upon receipt by Holdings, be turned over to the applicable Administrative Agent in the exact form received by Holdings (duly indorsed by Holdings to the applicable Administrative Agent if required), to be held as collateral security for all of the Guarantor Obligations (whether matured or unmatured) guaranteed by Holdings and/or then or at any time thereafter may be applied against any Guarantor Obligations, whether matured or unmatured, in such order as the applicable Administrative Agent may determine.
          12.8 Waiver. (a) Holdings waives, to the fullest extent permitted by law, any right to require any Guaranteed Creditor to (i) proceed against any Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from any Borrower, any other guarantor or any other party or (iii) pursue any other remedy in any Guaranteed Creditor’s power whatsoever. Holdings waives, to the fullest extent permitted by law, any defense based on or arising out of any defense of any Borrower, any other guarantor or any other party, other than payment of the Guarantor Obligations to the extent of such payment, based on or arising out of the disability of any Borrower, Holdings, any other guarantor or any other party, or the validity, legality or unenforceability of the Guarantor Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Borrower other than payment of the Guarantor Obligations to the extent of such payment. Subject to the other terms of this Agreement and the Loan Documents, the Guaranteed Creditors may, at their election, foreclose on any security held by the Administrative Agents, the Collateral Agent or any other Guaranteed Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against any Borrower or any other party, or any security, without affecting or impairing in any way the liability of Holdings hereunder except to the extent the Guarantor Obligations have been paid. Holdings waives any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Holdings against any Borrower or any other party or any security.

          (b) Holdings waives, to the fullest extent permitted by law, all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of the guarantee contained in this Section 12, and notices of the existence, creation or incurring of new or additional Guarantor Obligations. Holdings assumes all responsibility for being and keeping itself informed of the Borrowers’ financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guarantor Obligations and the nature, scope and extent of the risks which Holdings assumes and incurs hereunder, and agrees that neither the applicable Administrative Agent nor any of the other Guaranteed Creditors shall have any duty to advise Holdings of information known to them regarding such circumstances or risks.
          12.9 Payments. All payments made by Holdings pursuant to this Section 12 shall be made in Dollars and will be made without setoff, counterclaim or other defense, and shall be subject to the provisions of subsections 4.8 and 4.11.
          12.10 Maximum Liability. It is the desire and intent of Holdings and the Guaranteed Creditors that the guarantee contained in this Section 12 shall be enforced against Holdings to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of Holdings under the guarantee contained in this Section 12 shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of Holdings’ obligations under the guarantee contained in this Section 12 shall be deemed to be reduced and Holdings shall pay the maximum amount of the Guarantor Obligations which would be permissible under applicable law.
[SIGNATURE PAGES TO BE PROVIDED SEPARATELY]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

RSC HOLDINGS II, LLC

By:	/s/ Keith A. Sawottke

	Name:	Keith A. Sawottke
	Title:	Senior Vice President and
Chief Financial Officer

RSC HOLDINGS III, LLC

By:	/s/ Keith A. Sawottke

	Name:	Keith A. Sawottke
	Title:	Senior Vice President and
Chief Financial Officer

RENTAL SERVICE CORPORATION

By:	/s/ Keith A. Sawottke

	Name:	Keith A. Sawottke
	Title:	Senior Vice President and
Chief Financial Officer

RENTAL SERVICE CORPORATION OF CANADA LTD.

By:	/s/ Erik Olsson

	Name:	Erik Olsson
	Title:	President, Vice Chairman and
Chief Operating Officer
[ABL Credit Agreement — Signature Page]

DEUTSCHE BANK SECURITIES INC., as a Joint Lead Arranger

By:	/s/ Stephen R. Lapidus

Name: Stephen R. Lapidus
Tltle: Director

By:	/s/ Stephanie Perry

Name: Stephanie Perry
Title: Director
[Signature Page to ABL Credit Agreement]

DEUTSCHE BANK AG, NEW YORK BRANCH, Individually and as U.S. Administrative Agent and U.S. Collateral Agent

By:	/s/ Marguerite Sutton

Name: MARGUERITE SUTTON
Title: DIRECTOR

By:	/s/ Omayra Laucella

Name: Omayra Laucella
Title: Vice President
[Signature Page to ABL Credit Agreement]

DEUTSCHE BANK AG, CANADA BRANCH, Individually and as Canadian Administrative Agent and Canadian Collateral Agent

By:	/s/ [ILLEGIBLE]

Name: [ILLEGIBLE]
Title: [ILLEGIBLE]

By:	/s/ Marcellus Leung

Name: MARCELLUS LEUNG
Title: Assistant Vice President
[Signature Page to ABL Credit Agreement]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF NOVEMBER 27, 2006, AMONG RSC HOLDINGS II, LLC, RSC HOLDINGS III, LLC, RENTAL SERVICE CORPORATION, RENTAL SERVICE CORPORATION OF CANADA LTD., EACH OTHER BORROWER PARTY HERETO, THE LENDERS FROM TIME TO TIME PARTY HERETO, DEUTSCHE BANK AG, NEW YORK BRANCH, AS U.S. ADMINISTRATIVE AGENT AND U.S. COLLATERAL AGENT, DEUTSCHE BANK AG, CANADA BRANCH, AS CANADIAN ADMINISTRATIVE AGENT AND CANADIAN COLLATERAL AGENT, CITICORP NORTH AMERICA, INC., AS SYNDICATION AGENT, AND DEUTSCHE BANK SECURITIES INC. AND CITIGROUP GLOBAL MARKETS INC., AS JOINT LEAD ARRANGERS AND JOINT BOOK MANAGERS

NAME OF INSTITUTION:

Citicorp North America, Inc.

By:	/s/ William Washburn

Name: William Washburn
Title: Director and Vice President
[Signature Page to ABL Credit Agreement]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF NOVEMBER 27, 2006, AMONG RSC HOLDINGS II, LLC, RSC HOLDINGS III, LLC, RENTAL SERVICE CORPORATION, RENTAL SERVICE CORPORATION OF CANADA LTD., EACH OTHER BORROWER PARTY HERETO, THE LENDERS FROM TIME TO TIME PARTY HERETO, DEUTSCHE BANK AG, NEW YORK BRANCH, AS U.S. ADMINISTRATIVE AGENT AND U.S. COLLATERAL AGENT, DEUTSCHE BANK AG, CANADA BRANCH, AS CANADIAN ADMINISTRATIVE AGENT AND CANADIAN COLLATERAL AGENT, CITICORP NORTH AMERICA, INC., AS SYNDICATION AGENT, AND DEUTSCHE BANK SECURITIES INC. AND CITIGROUP GLOBAL MARKETS INC., AS JOINT LEAD ARRANGERS AND JOINT BOOK MANAGERS

NAME OF INSTITUTION:

Citibank	, N.A., Canadian
branch

By:	/s/ Niyousha Zarinpour Name: Niyousha Zarinpour Title: Authorized Signer

[Signature Page to ABL Credit Agreement)

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF NOVEMBER 27, 2006, AMONG RSC HOLDINGS II, LLC, RSC HOLDINGS III, LLC, RENTAL SERVICE CORPORATION, RENTAL SERVICE CORPORATION OF CANADA LTD., EACH OTHER BORROWER PARTY HERETO, THE LENDERS FROM TIME TO TIME PARTY HERETO, DEUTSCHE BANK AG, NEW YORK BRANCH, AS U.S. ADMINISTRATIVE AGENT AND U.S. COLLATERAL AGENT, DEUTSCHE BANK AG, CANADA BRANCH, AS CANADIAN ADMINISTRATIVE AGENT AND CANADIAN COLLATERAL AGENT, CITICORP NORTH AMERICA, INC., AS SYNDICATION AGENT, AND DEUTSCHE BANK SECURITIES INC. AND CITIGROUP GLOBAL MARKETS INC., AS JOINT LEAD ARRANGERS AND JOINT BOOK MANAGERS
NAME OF INSTITUTION:
BANK OF AMERICA, N.A.

By:	/s/ Michael N. Lemiszko Name: Michael N. Lemiszko
Title: Senior Vice President

[Signature Page to ABL Credit Agreement]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF NOVEMBER 27, 2006, AMONG RSC HOLDINGS II, LLC RSC HOLDINGS III, LLC, RENTAL SERVICE CORPORATION, RENTAL SERVICE CORPORATION OF CANADA LTD., EACH OTHER BORROWER PARTY HERETO, THE LENDERS FROM TIME TO TIME PARTY HERETO, DEUTSCHE BANK AG, NEW YORK BRANCH, AS U.S. ADMINISTRATIVE AGENT AND U.S. COLLATERAL AGENT, DEUTSCHE BANK AG, CANADA BRANCH, AS CANADIAN ADMINISTRATIVE AGENT AND CANADIAN COLLATERAL AGENT, CITICORP NORTH AMERICA, INC., AS SYNDICATION AGENT, AND DEUTSCHE BANK SECURITIES INC. AND CITIGROUP GLOBAL MARKETS INC., AS JOINT LEAD ARRANGERS AND JOINT BOOK MANAGERS
NAME OF INSTITUTION:
Bank of America, N.A. (Acting through its Canada Branch)

By:	/s/ L.M. Junior Del Brocco Name: L.M. Junior Del Brocco
Title: Senior Vice President

[Signature Page to ABL Credit Agreement]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF NOVEMBER 27, 2006, AMONG RSC HOLDINGS II, LLC, RSC HOLDINGS III, LLC, RENTAL SERVICE CORPORATION, RENTAL SERVICE CORPORATION OF CANADA LTD., EACH OTHER BORROWER PARTY HERETO, THE LENDERS FROM TIME TO TIME PARTY HERETO, DEUTSCHE BANK AG, NEW YORK BRANCH, AS U.S. ADMINISTRATIVE AGENT AND U.S. COLLATERAL AGENT, DEUTSCHE BANK AG, CANADA BRANCH, AS CANADIAN ADMINISTRATIVE AGENT AND CANADIAN COLLATERAL AGENT, CITICORP NORTH AMERICA, INC., AS SYNDICATION AGENT, AND DEUTSCHE BANK SECURITIES INC. AND CITIGROUP GLOBAL MARKETS INC., AS JOINT LEAD ARRANGERS AND JOINT BOOK MANAGERS
NAME OF INSTITUTION:
GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ [ILLEGIBLE] Name: SEAN MCWHINNIE
Title: Duly Authorized Signatory

[Signature Page to ABL Credit Agreement]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF NOVEMBER 27, 2006, AMONG RSC HOLDINGS II, LLC, RSC HOLDINGS III, LLC, RENTAL SERVICE CORPORATION, RENTAL SERVICE CORPORATION OF CANADA LTD., EACH OTHER BORROWER PARTY HERETO, THE LENDERS FROM TIME TO TIME PARTY HERETO, DEUTSCHE BANK AG, NEW YORK BRANCH, AS U.S. ADMINISTRATIVE AGENT AND U.S. COLLATERAL AGENT, DEUTSCHE BANK AG, CANADA BRANCH, AS CANADIAN ADMINISTRATIVE AGENT AND CANADIAN COLLATERAL AGENT, CITICORP NORTH AMERICA, INC., AS SYNDICATION AGENT, AND DEUTSCHE BANK SECURITIES INC. AND CITIGROUP GLOBAL MARKETS INC., AS JOINT LEAD ARRANGERS AND JOINT BOOK MANAGERS
NAME OF INSTITUTION:
GE Canada Finance Holding Company

By:	/s/ Jack F. Morrone Name: Jack F. Morrone
Title: Senior Vice President

[Signature Page to ABL Credit Agreement]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF NOVEMBER 27, 2006, AMONG RSC HOLDINGS II, LLC, RSC HOLDINGS III, LLC, RENTAL SERVICE CORPORATION, RENTAL SERVICE CORPORATION OF CANADA LTD., EACH OTHER BORROWER PARTY HERETO, THE LENDERS FROM TIME TO TIME PARTY HERETO, DEUTSCHE BANK AG, NEW YORK BRANCH, AS U.S. ADMINISTRATIVE AGENT AND U.S. COLLATERAL AGENT, DEUTSCHE BANK AG, CANADA BRANCH, AS CANADIAN ADMINISTRATIVE AGENT AND CANADIAN COLLATERAL AGENT, CITICORP NORTH AMERICA, INC., AS SYNDICATION AGENT, AND DEUTSCHE BANK SECURITIES INC. AND CITIGROUP GLOBAL MARKETS INC., AS JOINT LEAD ARRANGERS AND JOINT BOOK MANAGERS
NAME OF INSTITUTION:
LASALLE BUSINESS CREDIT, LLC

By:	/s/ Thomas J. Brennan Name: Thomas J. Brennan
Title: First Vice President

[Signature Page to ABL Credit Agreement]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF NOVEMBER 27, 2006, AMONG RSC HOLDINGS II, LLC, RSC HOLDINGS III, LLC, RENTAL SERVICE CORPORATION, RENTAL SERVICE CORPORATION OF CANADA LTD., EACH OTHER BORROWER PARTY HERETO, THE LENDERS FROM TIME TO TIME PARTY HERETO, DEUTSCHE BANK AG, NEW YORK BRANCH AS U.S. ADMINISTRATIVE AGENT AND U.S. COLLATERAL AGENT, DEUTSCHE BANK A.G, CANADA BRANCH AGENT BANK AG, CANADA BRANCH, AS CANADIAN ADMINISTRATIVE AGENT AND CANADIAN COLLATERAL AGENT, CITICORP NORTH AMERICA, INC., AS SYNDICATION AGENT, AND DEUTSCHE BANK SECURITIES INC. AND CITIGROUP GLOBAL MARKETS INC., AS JOINT LEAD ARRANGERS AND JOINT BOOK MANAGERS
NAME OF INSTITUTION:
LaSalle Business Credit, a division of
ABN AMRO Bank N.V., Canada Branch

By:	/s/ Darcy Mack Name: Darcy Mack
Title: First Vice President

By:	/s/ Keith Hughes Name: Keith Hughes
Title: Senior Vice President

[Signature Page to ABL Credit Agreement]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF NOVEMBER 27, 2006, AMONG RSC HOLDINGS II, LLC, RSC HOLDINGS III, LLC, RENTAL SERVICE CORPORATION, RENTAL SERVICE CORPORATION OF CANADA LTD., EACH OTHER BORROWER PARTY HERETO, THE LENDERS FROM TIME TO TIME PARTY HERETO, DEUTSCHE BANK AG, NEW YORK BRANCH, AS U.S. ADMINISTRATIVE AGENT AND U.S. COLLATERAL AGENT, DEUTSCHE BANK AG, CANADA BRANCH, AS CANADIAN ADMINISTRATIVE AGENT AND CANADIAN COLLATERAL AGENT, CITICORP NORTH AMERICA, INC, AS SYNDICATION AGENT, AND DEUTSCHE BANK SECURITIES INC AND CITIGROUP GLOBAL MARKETS INC., AS JOINT LEAD ARRANGERS AND JOINT BOOK MANAGERS
NAME OF INSTITUTION:
Wachovia Capital Finance Corporation (Western)

By:	/s/ Kate W. Cook Name: Kate W. Cook
Title: Managing Director

[Signature Page to ABL Credit Agreement]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF NOVEMBER 27, 2006, AMONG RSC HOLDINGS II, LLC, RSC HOLDINGS III, LLC, RENTAL SERVICE CORPORATION, RENTAL SERVICE CORPORATION OF CANADA LTD., EACH OTHER BORROWER PARTY HERETO, THE LENDERS FROM TIME TO TIME PARTY HERETO, DEUTSCHE BANK AG, NEW YORK BRANCH, AS U.S. ADMINISTRATIVE AGENT AND U.S. COLLATERAL AGENT, DEUTSCHE BANK AG, CANADA BRANCH, AS CANADIAN ADMINISTRATIVE AGENT AND CANADIAN COLLATERAL AGENT, CITICORP NORTH AMERICA, INC., AS SYNDICATION AGENT, AND DEUTSCHE BANK SECURITIES INC. AND CITIGROUP GLOBAL MARKETS INC., AS JOINT LEAD ARRANGERS AND JOINT BOOK MANAGERS
NAME OF INSTITUTION:
WACHOVIA CAPITAL FINANCE CORPORATION
(CANADA)

By:	/s/ Niall Hamilton Name: Niall Hamilton
Title: Senior Vice President
Wachovia Capital Finance Corporation (Canada)

[Signature Page to ABL Credit Agreement]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF NOVEMBER 27, 2006, AMONG RSC HOLDINGS II, LLC, RSC HOLDINGS III, LLC, RENTAL SERVICE CORPORATION, RENTAL SERVICE CORPORATION OF CANADA LTD., EACH OTHER BORROWER PARTY HERETO, THE LENDERS FROM TIME TO TIME PARTY HERETO, DEUTSCHE BANK AG, NEW YORK BRANCH, AS U.S. ADMINISTRATIVE AGENT AND U.S. COLLATERAL AGENT, DEUTSCHE BANK AG, CANADA BRANCH, AS CANADIAN ADMINISTRATIVE AGENT AND CANADIAN COLLATERAL AGENT, CITICORP NORTH AMERICA, INC., AS SYNDICATION AGENT, AND DEUTSCHE BANK SECURITIES INC. AND CITIGROUP GLOBAL MARKETS INC., AS JOINT LEAD ARRANGERS AND JOINT BOOK MANAGERS
NAME OF INSTITUTION:
WELLS FARGO BANK, N.A.

By:	/s/ Dana D. Cagle Name: Dana D. Cagle
Title: Sr. Vice President

[Signature Page to ABL Credit Agreement)

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF NOVEMBER 27, 2006, AMONG RSC HOLDINGS II, LLC, RSC HOLDINGS III, LLC, RENTAL SERVICE CORPORATION, RENTAL SERVICE CORPORATION OF CANADA LTD., EACH OTHER BORROWER PARTY HERETO, THE LENDERS FROM TIME TO TIME PARTY HERETO, DEUTSCHE BANK AG, NEW YORK BRANCH, AS U.S. ADMINISTRATIVE AGENT AND U.S. COLLATERAL AGENT, DEUTSCHE BANK AG, CANADA BRANCH, AS CANADIAN ADMINISTRATIVE AGENT AND CANADIAN COLLATERAL AGENT, CITICORP NORTH AMERICA, INC., AS SYNDICATION AGENT, AND DEUTSCHE BANK SECURITIES INC. AND CITIGROUP GLOBAL MARKETS INC., AS JOINT LEAD ARRANGERS AND JOINT BOOK MANAGERS
NAME OF INSTITUTION:
Fortis Capital Corp.

By:	/s/ John M. Crawford Name: John M. Crawford
Title: Managing Director

By:	/s/ Michiel V.M. Van Der Voort Name: MICHIEL V.M. VAN DER VOORT
Title: Managing Director

[Signature Page to ABL Credit Agreement]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF NOVEMBER 27, 2006, AMONG RSC HOLDINGS II, LLC, RSC HOLDINGS III, LLC, RENTAL SERVICE CORPORATION, RENTAL SERVICE CORPORATION OF CANADA LTD., EACH OTHER BORROWER PARTY HERETO, THE LENDERS FROM TIME TO TIME PARTY HERETO, DEUTSCHE BANK AG, NEW YORK BRANCH, AS U.S. ADMINISTRATIVE AGENT AND U.S. COLLATERAL AGENT, DEUTSCHE BANK AG, CANADA BRANCH, AS CANADIAN ADMINISTRATIVE AGENT AND CANADIAN COLLATERAL AGENT, CITICORP NORTH AMERICA, INC., AS SYNDICATION AGENT, AND DEUTSCHE BANK SECURITIES INC. AND CITIGROUP GLOBAL MARKETS INC., AS JOINT LEAD ARRANGERS AND JOINT BOOK MANAGERS
NAME OF INSTITUTION:
Fortis Capital (Canada) Ltd

By:	/s/ Roy C. Andersen Name: Roy C. Andersen
Title: General Counsel

By:	/s/ John Riogan Name: John Riogan
Title: CFO

[Signature Page to ABL Credit Agreement]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF NOVEMBER 27, 2006, AMONG RSC HOLDINGS II, LLC, RSC HOLDINGS III, LLC, RENTAL SERVICE CORPORATION, RENTAL SERVICE CORPORATION OF CANADA LTD., EACH OTHER BORROWER PARTY HERETO, THE LENDERS FROM TIME TO TIME PARTY HERETO, DEUTSCHE BANK AG, NEW YORK BRANCH, AS U.S. ADMINISTRATIVE AGENT AND U.S. COLLATERAL AGENT, DEUTSCHE BANK AG, CANADA BRANCH, AS CANADIAN ADMINISTRATIVE AGENT AND CANADIAN COLLATERAL AGENT, CITICORP NORTH AMERICA, INC., AS SYNDICATION AGENT, AND DEUTSCHE BANK SECURITIES INC. AND CITIGROUP GLOBAL MARKETS INC., AS JOINT LEAD ARRANGERS AND JOINT BOOK MANAGERS
NAME OF INSTITUTION:
JPMORGAN CHASE BANK, N.A.,

By:	/s/ Jeff A. Tompkins Name: Jeff A. Tompkins
Title: Vice President

[Signature Page to ABL Credit Agreement]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF NOVEMBER 27, 2006, AMONG RSC HOLDINGS II, LLC, RSC HOLDINGS III, LLC, RENTAL SERVICE CORPORATION, RENTAL SERVICE CORPORATION OF CANADA LTD., EACH OTHER BORROWER PARTY HERETO, THE LENDERS FROM TIME TO TIME PARTY HERETO, DEUTSCHE BANK AG, NEW YORK BRANCH, AS U.S. ADMINISTRATIVE AGENT AND U.S. COLLATERAL AGENT, DEUTSCHE BANK AG, CANADA BRANCH, AS CANADIAN ADMINISTRATIVE AGENT AND CANADIAN COLLATERAL AGENT, CITICORP NORTH AMERICA, INC., AS SYNDICATION AGENT, AND DEUTSCHE BANK SECURITIES INC. AND CITIGROUP GLOBAL MARKETS INC., AS JOINT LEAD ARRANGERS AND JOINT BOOK MANAGERS
NAME OF INSTITUTION
JPMORGAN CHASE BANK, N.A., TORONTO BRANCH

By:	/s/ Michael N. Tam Name: Michael N. Tam
Title: SVP

[Signature Page to ABL Credit Agreement]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF NOVEMBER 27, 2006, AMONG RSC HOLDINGS II, LLC, RSC HOLDINGS III, LLC, RENTAL SERVICE CORPORATION, RENTAL SERVICE CORPORATION OF CANADA LTD., EACH OTHER BORROWER PARTY HERETO, THE LENDERS FROM TIME TO TIME PARTY HERETO, DEUTSCHE BANK AG, NEW YORK BRANCH, AS U.S. ADMINISTRATIVE AGENT AND U.S. COLLATERAL AGENT, DEUTSCHE BANK AG, CANADA BRANCH, AS CANADIAN ADMINISTRATIVE AGENT AND CANADIAN COLLATERAL AGENT, CITICORP NORTH AMERICA, INC., AS SYNDICATION AGENT, AND DEUTSCHE BANK SECURITIES INC. AND CITIGROUP GLOBAL MARKETS INC., AS JOINT LEAD ARRANGERS AND JOINT BOOK MANAGERS
NAME OF INSTITUTION:
The CIT Group/Business Credit Inc.

By:	/s/ Andrew Loughlin Name: Andrew Loughlin
Title: Assistant Vice President

[Signature Page to ABL Credit Agreement]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF NOVEMBER 27, 2006, AMONG RSC HOLDINGS II, LLC, RSC HOLDINGS III, LLC, RENTAL SERVICE CORPORATION, RENTAL SERVICE CORPORATION OF CANADA LTD., EACH OTHER BORROWER PARTY HERETO, THE LENDERS FROM TIME TO TIME PARTY HERETO, DEUTSCHE BANK AG, NEW YORK BRANCH, AS U.S. ADMINISTRATIVE AGENT AND U.S. COLLATERAL AGENT, DEUTSCHE BANK AG, CANADA BRANCH, AS CANADIAN ADMINISTRATIVE AGENT AND CANADIAN COLLATERAL AGENT, CITICORP NORTH AMERICA, INC., AS SYNDICATION AGENT, AND DEUTSCHE BANK SECURITIES INC. AND CITIGROUP GLOBAL MARKETS INC., AS JOINT LEAD ARRANGERS AND JOINT BOOK MANAGERS
NAME OF INSTITUTION:
CIT Financial LTD.

By:	/s/ Algis Vaitonis Name: Algis Vaitonis
Title: Senior Vice President

[Signature Page to ABL Credit Agreement]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF NOVEMBER 27, 2006, AMONG RSC HOLDINGS II, LLC, RSC HOLDINGS III, LLC, RENTAL SERVICE CORPORATION, RENTAL SERVICE CORPORATION OF CANADA LTD., EACH OTHER BORROWER PARTY HERETO, THE LENDERS FROM TIME TO TIME PARTY HERETO, DEUTSCHE BANK AG, NEW YORK BRANCH, AS U.S. ADMINISTRATIVE AGENT AND U.S. COLLATERAL AGENT, DEUTSCHE BANK AG, CANADA BRANCH, AS CANADIAN ADMINISTRATIVE AGENT AND CANADIAN COLLATERAL AGENT, CITICORP NORTH AMERICA, INC., AS SYNDICATION AGENT, AND DEUTSCHE BANK SECURITIES INC. AND CITIGROUP GLOBAL MARKETS INC., AS JOINT LEAD ARRANGERS AND JOINT BOOK MANAGERS
NAME OF INSTITUTION:
GMAC Commercial Finance LLC

By:	/s/ William J. Fitzgerald Name: William J. Fitzgerald Title: Director

[Signature Page to ABL Credit Agreement]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF NOVEMBER 27, 2006, AMONG RSC HOLDINGS II, LLC, RSC HOLDINGS III, LLC, RENTAL SERVICE CORPORATION, RENTAL SERVICE CORPORATION OF CANADA LTD., EACH OTHER BORROWER PARTY HERETO, THE LENDERS FROM TIME TO TIME PARTY HERETO, DEUTSCHE BANK AG, NEW YORK BRANCH, AS U.S. ADMINISTRATIVE AGENT AND U.S. COLLATERAL AGENT, DEUTSCHE BANK AG, CANADA BRANCH, AS CANADIAN ADMINISTRATIVE AGENT AND CANADIAN COLLATERAL AGENT, CITICORP NORTH AMERICA, INC., AS SYNDICATION AGENT, AND DEUTSCHE BANK SECURITIES INC. AND CITIGROUP GLOBAL MARKETS INC., AS JOINT LEAD ARRANGERS AND JOINT BOOK MANAGERS
NAME OF INSTITUTION:
GMAC Commercial Finance Corporation - Canada

By:	/s/ Thomas Majale Name: THOMAS MAJALE Title: Authorized Signatory

(Signature Page to ABL Credit Agreement]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF NOVEMBER 27, 2006, AMONG RSC HOLDINGS II, LLC, RSC HOLDINGS III, LLC, RENTAL SERVICE CORPORATION, RENTAL SERVICE CORPORATION OF CANADA LTD., EACH OTHER BORROWER PARTY HERETO, THE LENDERS FROM TIME TO TIME PARTY HERETO, DEUTSCHE BANK AG, NEW YORK BRANCH, AS U.S. ADMINISTRATIVE AGENT AND U.S. COLLATERAL AGENT, DEUTSCHE BANK AG, CANADA BRANCH, AS CANADIAN ADMINISTRATIVE AGENT AND CANADIAN COLLATERAL AGENT, CITICORP NORTH AMERICA, INC., AS SYNDICATION AGENT, AND DEUTSCHE BANK SECURITIES INC. AND CITIGROUP GLOBAL MARKETS INC., AS JOINT LEAD ARRANGERS AND JOINT BOOK MANAGERS
NAME OF INSTITUTION:
Merrill Lynch Capital, a Division of Merrill Lynch Business Financial Services Inc.

By:	/s/ Tom Bukowski Name: Tom Bukowski
Title: Director

[Signature Page to ABL Credit Agreement]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF NOVEMBER 27, 2006, AMONG RSC HOLDINGS II, LLC, RSC HOLDINGS III, LLC, RENTAL SERVICE CORPORATION, RENTAL SERVICE CORPORATION OF CANADA LTD., EACH OTHER BORROWER PARTY HERETO, THE LENDERS FROM TIME TO TIME PARTY HERETO, DEUTSCHE BANK AG, NEW YORK BRANCH, AS U.S. ADMINISTRATIVE AGENT AND U.S. COLLATERAL AGENT, DEUTSCHE BANK AG, CANADA BRANCH, AS CANADIAN ADMINISTRATIVE AGENT AND CANADIAN COLLATERAL AGENT, CITICORP NORTH AMERICA, INC., AS SYNDICATION AGENT, AND DEUTSCHE BANK SECURITIES INC. AND CITIGROUP GLOBAL MARKETS INC., AS JOINT LEAD ARRANGERS AND JOINT BOOK MANAGERS
NAME OF INSTITUTION: MERRILL LYNCH CAPITAL CANADA INC.

/s/ [ILLEGIBLE]

By:	/s/ Jacquie Alexander Name: Jacquie Alexander
Title: Authorized Signatory

[Signature Page to ABL Credit Agreement]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF NOVEMBER 27, 2006, AMONG RSC HOLDINGS II, LLC, RSC HOLDINGS III, LLC, RENTAL SERVICE CORPORATION, RENTAL SERVICE CORPORATION OF CANADA LTD., EACH OTHER BORROWER PARTY HERETO, THE LENDERS FROM TIME TO TIME PARTY HERETO, DEUTSCHE BANK AG, NEW YORK BRANCH, AS U.S. ADMINISTRATIVE AGENT AND U.S. COLLATERAL AGENT, DEUTSCHE BANK AG, CANADA BRANCH, AS CANADIAN ADMINISTRATIVE AGENT AND CANADIAN COLLATERAL AGENT, CITICORP NORTH AMERICA, INC., AS SYNDICATION AGENT, AND DEUTSCHE BANK SECURITIES INC. AND CITIGROUP GLOBAL MARKETS INC., AS JOINT LEAD ARRANGERS AND JOINT BOOK MANAGERS
NAME OF INSTITUTION:
BMO CAPITAL MARKETS FINANCING, INC.

By:	/s/ Kevin G. Delaplane Name: Kevin G. Delaplane
Title: Managing Director

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF NOVEMBER 27, 2006, AMONG RSC HOLDINGS II, LLC, RSC HOLDINGS III, LLC, RENTAL SERVICE CORPORATION, RENTAL SERVICE CORPORATION OF CANADA LTD., EACH OTHER BORROWER PARTY HERETO, THE LENDERS FROM TIME TO TIME PARTY HERETO, DEUTSCHE BANK AG, NEW YORK BRANCH, AS U.S. ADMINISTRATIVE AGENT AND U.S. COLLATERAL AGENT, DEUTSCHE BANK AG, CANADA BRANCH, AS CANADIAN ADMINISTRATIVE AGENT AND CANADIAN COLLATERAL AGENT, CITICORP NORTH AMERICA, INC., AS SYNDICATION AGENT, AND DEUTSCHE BANK SECURITIES INC. AND CITIGROUP GLOBAL MARKETS INC., AS JOINT LEAD ARRANGERS AND JOINT BOOK MANAGERS
NAME OF INSTITUTION:
LLOYDS THE COMMERCIAL FINANCE LTD.

By:	/s/ Jeremy Harrison Name: Jeremy Harrison
Title: VP — ABL.

[Signature Page to ABL Credit Agreement]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF NOVEMBER 27, 2006, AMONG RSC HOLDINGS II, LLC, RSC HOLDINGS III, LLC, RENTAL SERVICE CORPORATION, RENTAL SERVICE CORPORATION OF CANADA LTD., EACH OTHER BORROWER PARTY HERETO, THE LENDERS FROM TIME TO TIME PARTY HERETO, DEUTSCHE BANK AG, NEW YORK BRANCH, AS U.S. ADMINISTRATIVE AGENT AND U.S. COLLATERAL AGENT, DEUTSCHE BANK AG, CANADA BRANCH, AS CANADIAN ADMINISTRATIVE AGENT AND CANADIAN COLLATERAL AGENT, CITICORP NORTH AMERICA, INC., AS SYNDICATION AGENT, AND DEUTSCHE BANK SECURITIES INC. AND CITIGROUP GLOBAL MARKETS INC., AS JOINT LEAD ARRANGERS AND JOINT BOOK MANAGERS
NAME OF INSTITUTION:
SunTrust Bank

By:	/s/ Mark Pickering Name: Mark Pickering Title: Vice President

[Signature Page to ABL Credit Agreement]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF NOVEMBER 27, 2006, AMONG RSC HOLDINGS II, LLC, RSC HOLDINGS III, LLC, RENTAL SERVICE CORPORATION, RENTAL SERVICE CORPORATION OF CANADA LTD., EACH OTHER BORROWER PARTY HERETO, THE LENDERS FROM TIME TO TIME PARTY HERETO, DEUTSCHE BANK AG, NEW YORK BRANCH, AS U.S. ADMINISTRATIVE AGENT AND U.S. COLLATERAL AGENT, DEUTSCHE BANK AG, CANADA BRANCH, AS CANADIAN ADMINISTRATIVE AGENT AND CANADIAN COLLATERAL AGENT, CITICORP NORTH AMERICA, INC., AS SYNDICATION AGENT, AND DEUTSCHE BANK SECURITIES INC. AND CITIGROUP GLOBAL MARKETS INC., AS JOINT LEAD ARRANGERS AND JOINT BOOK MANAGERS
NAME OF INSTITUTION:
BURDALE FINANCIAL LIMITED

By:	/s/ Nigel Hogg Name: Nigel Hogg
Title: Director

By:	/s/ Steven Chait Name: Steven Chait
Title: Director

[Signature Page to ABL Credit Agreement]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF NOVEMBER 27, 2006, AMONG RSC HOLDINGS II, LLC, RSC HOLDINGS III, LLC, RENTAL SERVICE CORPORATION, RENTAL SERVICE CORPORATION OF CANADA LTD., EACH OTHER BORROWER PARTY HERETO, THE LENDERS FROM TIME TO TIME PARTY HERETO, DEUTSCHE BANK AG, NEW YORK BRANCH, AS U.S. ADMINISTRATIVE AGENT AND U.S. COLLATERAL AGENT, DEUTSCHE BANK AG, CANADA BRANCH, AS CANADIAN ADMINISTRATIVE AGENT AND CANADIAN COLLATERAL AGENT, CITICORP NORTH AMERICA, INC., AS SYNDICATION AGENT, AND DEUTSCHE BANK SECURITIES INC. AND CITIGROUP GLOBAL MARKETS INC., AS JOINT LEAD ARRANGERS AND JOINT BOOK MANAGERS
NAME OF INSTITUTION:
CITIZENS BUSINESS CAPITAL, A DIVISION OF CITIZENS LEASING CORPORATION

By:	/s/ Brian Baker Name: Brian Baker
Title: Assistant Vice President

[Signature Page to ABL Credit Agreement]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF NOVEMBER 27, 2006, AMONG RSC HOLDINGS II, LLC, RSC HOLDINGS III, LLC, RENTAL SERVICE CORPORATION, RENTAL SERVICE CORPORATION OF CANADA LTD., EACH OTHER BORROWER PARTY HERETO, THE LENDERS FROM TIME TO TIME PARTY HERETO, DEUTSCHE BANK AG, NEW YORK BRANCH, AS U.S. ADMINISTRATIVE AGENT AND U.S. COLLATERAL AGENT, DEUTSCHE BANK AG, CANADA BRANCH, AS CANADIAN ADMINISTRATIVE AGENT AND CANADIAN COLLATERAL AGENT, CITICORP NORTH AMERICA, INC., AS SYNDICATION AGENT, AND DEUTSCHE BANK SECURITIES INC. AND CITIGROUP GLOBAL MARKETS INC., AS JOINT LEAD ARRANGERS AND JOINT BOOK MANAGERS
NAME OF INSTITUTION:
Union Bank of California, N.A.

By:	/s/ Brent Housteau Name: Brent Housteau
Title: Vice President

[Signature Page to ABL Credit Agreement]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF NOVEMBER 27, 2006, AMONG RSC HOLDINGS II, LLC, RSC HOLDINGS III, LLC, RENTAL SERVICE CORPORATION, RENTAL SERVICE CORPORATION OF CANADA LTD., EACH OTHER BORROWER PARTY HERETO, THE LENDERS FROM TIME TO TIME PARTY HERETO, DEUTSCHE BANK AG, NEW YORK BRANCH, AS U.S. ADMINISTRATIVE AGENT AND U.S. COLLATERAL AGENT, DEUTSCHE BANK AG, CANADA BRANCH, AS CANADIAN ADMINISTRATIVE AGENT AND CANADIAN COLLATERAL AGENT, CITICORP NORTH AMERICA, INC., AS SYNDICATION AGENT, AND DEUTSCHE BANK SECURITIES INC. AND CITIGROUP GLOBAL MARKETS INC., AS JOINT LEAD ARRANGERS AND JOINT BOOK MANAGERS
NAME OF INSTITUTION:
HSBC Business Credit (USA) Inc.

By:	/s/ Matthew W. Rickert Name: Matthew W. Rickert
Title: Vice President

[Signature Page to ABL Credit Agreement]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF NOVEMBER 27, 2006, AMONG RSC HOLDINGS II, LLC, RSC HOLDINGS III, LLC, RENTAL SERVICE CORPORATION, RENTAL SERVICE CORPORATION OF CANADA LTD., EACH OTHER BORROWER PARTY HERETO, THE LENDERS FROM TIME TO TIME PARTY HERETO, DEUTSCHE BANK AG, NEW YORK BRANCH, AS U.S. ADMINISTRATIVE AGENT AND U.S. COLLATERAL AGENT, DEUTSCHE BANK AG, CANADA BRANCH, AS CANADIAN ADMINISTRATIVE AGENT AND CANADIAN COLLATERAL AGENT, CITICORP NORTH AMERICA, INC., AS SYNDICATION AGENT, AND DEUTSCHE BANK SECURITIES INC. AND CITIGROUP GLOBAL MARKETS INC., AS JOINT LEAD ARRANGERS AND JOINT BOOK MANAGERS
NAME OF INSTITUTION:
Mizuho Corporate Bank, Ltd.

By:	/s/ James R. Fayen Name: James R. Fayen
Title: Deputy General Manager

[Signature Page to ABL Credit Agreement]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF NOVEMBER 27, 2006, AMONG RSC HOLDINGS II, LLC, RSC HOLDINGS III, LLC, RENTAL SERVICE CORPORATION, RENTAL SERVICE CORPORATION OF CANADA LTD., EACH OTHER BORROWER PARTY HERETO, THE LENDERS FROM TIME TO TIME PARTY HERETO, DEUTSCHE BANK AG, NEW YORK BRANCH, AS U.S. ADMINISTRATIVE AGENT AND U.S. COLLATERAL AGENT, DEUTSCHE BANK AG, CANADA BRANCH, AS CANADIAN ADMINISTRATIVE AGENT AND CANADIAN COLLATERAL AGENT, CITICORP NORTH AMERICA, INC., AS SYNDICATION AGENT, AND DEUTSCHE BANK SECURITIES INC. AND CITIGROUP GLOBAL MARKETS INC., AS JOINT LEAD ARRANGERS AND JOINT BOOK MANAGERS
NAME OF INSTITUTION:
NATIONAL CITY BANK

By:	/s/ Renee M. Bonnell Name: Renee M. Bonnell
Title: Vice President

[Signature Page to ABL Credit Agreement]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF NOVEMBER 27, 2006, AMONG RSC HOLDINGS II, LLC, RSC HOLDINGS III, LLC, RENTAL SERVICE CORPORATION, RENTAL SERVICE CORPORATION OF CANADA LTD., EACH OTHER BORROWER PARTY HERETO, THE LENDERS FROM TIME TO TIME PARTY HERETO, DEUTSCHE BANK AG, NEW YORK BRANCH, AS U.S. ADMINISTRATIVE AGENT AND U.S. COLLATERAL AGENT, DEUTSCHE BANK AG, CANADA BRANCH, AS CANADIAN ADMINISTRATIVE AGENT AND CANADIAN COLLATERAL AGENT, CITICORP NORTH AMERICA, INC., AS SYNDICATION AGENT, AND DEUTSCHE BANK SECURITIES INC. AND CITIGROUP GLOBAL MARKETS INC., AS JOINT LEAD ARRANGERS AND JOINT BOOK MANAGERS
NAME OF INSTITUTION:
United Overseas Bank Limited, New York Agency

By:	/s/ George Lim Name: George Lim
Title: FVP & General Manager

By:	/s/ Mario Sheng Name: Mario Sheng
Title: AVP

[Signature Page to ABL Credit Agreement]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF NOVEMBER 27, 2006, AMONG RSC HOLDINGS II, LLC, RSC HOLDINGS III, LLC, RENTAL SERVICE CORPORATION, RENTAL SERVICE CORPORATION OF CANADA LTD., EACH OTHER BORROWER PARTY HERETO, THE LENDERS FROM TIME TO TIME PARTY HERETO, DEUTSCHE BANK AG, NEW YORK BRANCH, AS U.S. ADMINISTRATIVE AGENT AND U.S. COLLATERAL AGENT, DEUTSCHE BANK AG, CANADA BRANCH, AS CANADIAN ADMINISTRATIVE AGENT AND CANADIAN COLLATERAL AGENT, CITICORP NORTH AMERICA, INC., AS SYNDICATION AGENT, AND DEUTSCHE BANK SECURITIES INC. AND CITIGROUP GLOBAL MARKETS INC., AS JOINT LEAD ARRANGERS AND JOINT BOOK MANAGERS
NAME OF INSTITUTION:
Allied Irish Banks, p.l.c.

By:	/s/ Joanna McFadden Name: Joanna McFadden
Title: Assistant Vice President

By:	/s/ Eanna P. Mulkere Name: Eanna P. Mulkere
Title: Assistant Vice President

[Signature Page to ABL Credit Agreement]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF NOVEMBER 27, 2006, AMONG RSC HOLDINGS II, LLC, RSC HOLDINGS III, LLC, RENTAL SERVICE CORPORATION, RENTAL SERVICE CORPORATION OF CANADA LTD., EACH OTHER BORROWER PARTY HERETO, THE LENDERS FROM TIME TO TIME PARTY HERETO, DEUTSCHE BANK AG, NEW YORK BRANCH, AS U.S. ADMINISTRATIVE AGENT AND U.S. COLLATERAL AGENT, DEUTSCHE BANK AG, CANADA BRANCH, AS CANADIAN ADMINISTRATIVE AGENT AND CANADIAN COLLATERAL AGENT, CITICORP NORTH AMERICA, INC., AS SYNDICATION AGENT, AND DEUTSCHE BANK SECURITIES INC. AND CITIGROUP GLOBAL MARKETS INC., AS JOINT LEAD ARRANGERS AND JOINT BOOK MANAGERS
NAME OF INSTITUTION:
E*TRADE BANK

By:	/s/ Sam Crow Name: Sam Crow
Title: Senior Manager

[Signature Page to ABL Credit Agreement]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF NOVEMBER 27, 2006, AMONG RSC HOLDINGS II, LLC, RSC HOLDINGS III, LLC, RENTAL SERVICE CORPORATION, RENTAL SERVICE CORPORATION OF CANADA LTD., EACH OTHER BORROWER PARTY HERETO, THE LENDERS FROM TIME TO TIME PARTY HERETO, DEUTSCHE BANK AG, NEW YORK BRANCH, AS U.S. ADMINISTRATIVE AGENT AND U.S. COLLATERAL AGENT, DEUTSCHE BANK AG, CANADA BRANCH, AS CANADIAN ADMINISTRATIVE AGENT AND CANADIAN COLLATERAL AGENT, CITICORP NORTH AMERICA, INC., AS SYNDICATION AGENT, AND DEUTSCHE BANK SECURITIES INC. AND CITIGROUP GLOBAL MARKETS INC., AS JOINT LEAD ARRANGERS AND JOINT BOOK MANAGERS
NAME OF INSTITUTION:
The Bank of Nova Scotia — New York Agency

By:	/s/ Stephen Johnson Name: Stephen Johnson
Title: Managing Director

[Signature Page to ABL Credit Agreement]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF NOVEMBER 27, 2006, AMONG RSC HOLDINGS II, LLC, RSC HOLDINGS III, LLC, RENTAL SERVICE CORPORATION, RENTAL SERVICE CORPORATION OF CANADA LTD., EACH OTHER BORROWER PARTY HERETO, THE LENDERS FROM TIME TO TIME PARTY HERETO, DEUTSCHE BANK AG, NEW YORK BRANCH, AS U.S. ADMINISTRATIVE AGENT AND U.S. COLLATERAL AGENT, DEUTSCHE BANK AG, CANADA BRANCH, AS CANADIAN ADMINISTRATIVE AGENT AND CANADIAN COLLATERAL AGENT, CITICORP NORTH AMERICA, INC., AS SYNDICATION AGENT, AND DEUTSCHE BANK SECURITIES INC. AND CITIGROUP GLOBAL MARKETS INC., AS JOINT LEAD ARRANGERS AND JOINT BOOK MANAGERS
NAME OF INSTITUTION:
Regions Bank

By:	/s/ Kevin R. Rogers Name: Kevin R. Rogers
Title: Attorney-in-fact

[Signature Page to ABL Credit Agreement]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF NOVEMBER 27, 2006, AMONG RSC HOLDINGS II, LLC, RSC HOLDINGS III, LLC, RENTAL SERVICE CORPORATION, RENTAL SERVICE CORPORATION OF CANADA LTD., EACH OTHER BORROWER PARTY HERETO, THE LENDERS FROM TIME TO TIME PARTY HERETO, DEUTSCHE BANK AG, NEW YORK BRANCH, AS U.S. ADMINISTRATIVE AGENT AND U.S. COLLATERAL AGENT, DEUTSCHE BANK AG, CANADA BRANCH, AS CANADIAN ADMINISTRATIVE AGENT AND CANADIAN COLLATERAL AGENT, CITICORP NORTH AMERICA, INC., AS SYNDICATION AGENT, AND DEUTSCHE BANK SECURITIES INC. AND CITIGROUP GLOBAL MARKETS INC., AS JOINT LEAD ARRANGERS AND JOINT BOOK MANAGERS
NAME OF INSTITUTION:
UPS Capital Corporation

By:	/s/ John P. Holloway Name: John P. Holloway
Title: Director of Portfolio Management

[Signature Page to ABL Credit Agreement]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF NOVEMBER 27, 2006, AMONG RSC HOLDINGS II, LLC, RSC HOLDINGS III, LLC, RENTAL SERVICE CORPORATION, RENTAL SERVICE CORPORATION OF CANADA LTD., EACH OTHER BORROWER PARTY HERETO, THE LENDERS FROM TIME TO TIME PARTY HERETO, DEUTSCHE BANK AG, NEW YORK BRANCH, AS U.S. ADMINISTRATIVE AGENT AND U.S. COLLATERAL AGENT, DEUTSCHE BANK AG, CANADA BRANCH, AS CANADIAN ADMINISTRATIVE AGENT AND CANADIAN COLLATERAL AGENT, CITICORP NORTH AMERICA, INC., AS SYNDICATION AGENT, AND DEUTSCHE BANK SECURITIES INC. AND CITIGROUP GLOBAL MARKETS INC., AS JOINT LEAD ARRANGERS AND JOINT BOOK MANAGERS
NAME OF INSTITUTION:
BAYERISCHE LANDESBANK
acting through its New York Branch

By:	/s/ Stuart Schulman Stuart Schulman
Senior Vice President

By:	/s/ Edward J. Cripps Edward J. Cripps
Vice President

[Signature Page to ABL Credit Agreement]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF NOVEMBER 27, 2006, AMONG RSC HOLDINGS II, LLC, RSC HOLDINGS III, LLC, RENTAL SERVICE CORPORATION, RENTAL SERVICE CORPORATION OF CANADA LTD., EACH OTHER BORROWER PARTY HERETO, THE LENDERS FROM TIME TO TIME PARTY HERETO, DEUTSCHE BANK AG, NEW YORK BRANCH, AS U.S. ADMINISTRATIVE AGENT AND U.S. COLLATERAL AGENT, DEUTSCHE BANK AG, CANADA BRANCH, AS CANADIAN ADMINISTRATIVE AGENT AND CANADIAN COLLATERAL AGENT, CITICORP NORTH AMERICA, INC., AS SYNDICATION AGENT, AND DEUTSCHE BANK SECURITIES INC. AND CITIGROUP GLOBAL MARKETS INC., AS JOINT LEAD ARRANGERS AND JOINT BOOK MANAGERS
Commerzbank AG, New York and Grand Cayman Branches

By:	/s/ Henry J. Spark Name: Henry J. Spark
Title: Assistant Vice President

By:	/s/ Charles W. Polet Name: Charles W. Polet
Title: Assistant Treasurer

[Signature Page to ABL Credit Agreement]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF NOVEMBER 27, 2006, AMONG RSC HOLDINGS II, LLC, RSC HOLDINGS III, LLC, RENTAL SERVICE CORPORATION, RENTAL SERVICE CORPORATION OF CANADA LTD., EACH OTHER BORROWER PARTY HERETO, THE LENDERS FROM TIME TO TIME PARTY HERETO, DEUTSCHE BANK AG, NEW YORK BRANCH, AS U.S. ADMINISTRATIVE AGENT AND U.S. COLLATERAL AGENT, DEUTSCHE BANK AG, CANADA BRANCH, AS CANADIAN ADMINISTRATIVE AGENT AND CANADIAN COLLATERAL AGENT, CITICORP NORTH AMERICA, INC., AS SYNDICATION AGENT, AND DEUTSCHE BANK SECURITIES INC. AND CITIGROUP GLOBAL MARKETS INC., AS JOINT LEAD ARRANGERS AND JOINT BOOK MANAGERS
NAME OF INSTITUTION:
North Fork Business Capital Corporation

By:	/s/ Michael S. Burns Name: Michael S. Burns
Title: Senior Vice President

[Signature Page to ABL Credit Agreement]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF NOVEMBER 27, 2006, AMONG RSC HOLDINGS II, LLC, RSC HOLDINGS III, LLC, RENTAL SERVICE CORPORATION, RENTAL SERVICE CORPORATION OF CANADA LTD., EACH OTHER BORROWER PARTY HERETO, THE LENDERS FROM TIME TO TIME PARTY HERETO, DEUTSCHE BANK AG, NEW YORK BRANCH, AS U.S. ADMINISTRATIVE AGENT AND U.S. COLLATERAL AGENT, DEUTSCHE BANK AG, CANADA BRANCH, AS CANADIAN ADMINISTRATIVE AGENT AND CANADIAN COLLATERAL AGENT, CITICORP NORTH AMERICA, INC., AS SYNDICATION AGENT, AND DEUTSCHE BANK SECURITIES INC. AND CITIGROUP GLOBAL MARKETS INC., AS JOINT LEAD ARRANGERS AND JOINT BOOK MANAGERS
NAME OF INSTITUTION:
DNC Bank National Association

By:	/s/ Kaven A. Grexa Name: Kaven A. Grexa
Title: Vice President

[Signature Page to ABL Credit Agreement]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF NOVEMBER 27, 2006, AMONG RSC HOLDINGS II, LLC, RSC HOLDINGS III, LLC, RENTAL SERVICE CORPORATION, RENTAL SERVICE CORPORATION OF CANADA LTD., EACH OTHER BORROWER PARTY HERETO, THE LENDERS FROM TIME TO TIME PARTY HERETO, DEUTSCHE BANK AG, NEW YORK BRANCH, AS U.S. ADMINISTRATIVE AGENT AND U.S. COLLATERAL AGENT, DEUTSCHE BANK AG, CANADA BRANCH, AS CANADIAN ADMINISTRATIVE AGENT AND CANADIAN COLLATERAL AGENT, CITICORP NORTH AMERICA, INC., AS SYNDICATION AGENT, AND DEUTSCHE BANK SECURITIES INC. AND CITIGROUP GLOBAL MARKETS INC., AS JOINT LEAD ARRANGERS AND JOINT BOOK MANAGERS
DZ BANK AG
DEUTSCHE ZENTRAL-
GENOSSENSCHAFTSBANK AG
FRANKFURT AM MAIN

By:	/s/ Paul Fitzpatrick Name: Paul Fitzpatrick
Title: VP

By:	/s/ James Kyprios Name: James Kyprios
Title: VP

[Signature Page to ABL Credit Agreement]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF NOVEMBER 27, 2006, AMONG RSC HOLDINGS II, LLC, RSC HOLDINGS III, LLC, RENTAL SERVICE CORPORATION, RENTAL SERVICE CORPORATION OF CANADA LTD., EACH OTHER BORROWER PARTY HERETO, THE LENDERS FROM TIME TO TIME PARTY HERETO, DEUTSCHE BANK AG, NEW YORK BRANCH, AS U.S. ADMINISTRATIVE AGENT AND U.S. COLLATERAL AGENT, DEUTSCHE BANK AG, CANADA BRANCH, AS CANADIAN ADMINISTRATIVE AGENT AND CANADIAN COLLATERAL AGENT, CITICORP NORTH AMERICA, INC., AS SYNDICATION AGENT, AND DEUTSCHE BANK SECURITIES INC. AND CITIGROUP GLOBAL MARKETS INC., AS JOINT LEAD ARRANGERS AND JOINT BOOK MANAGERS
NAME OF INSTITUTION
Bank of the West

By:	/s/ Sidney Jordan Name: Sidney Jordan
Title: Vice President

[Signature Page to ABL Credit Agreement]

SCHEDULE A
COMMITMENTS

	Initial Term Loan	U.S. RCF	Canadian RCF
	Commitment	Commitment	Commitment
Deutsche Bank AG, New York Branch	$250,000,000	$77,500,000

Deutsche Bank AG, Canadian Branch			$7,500,000

Citicorp North America, Inc.		$77,500,000

Citibank, N.A., Canadian Branch			$7,500,000

Bank of America, N.A.		$74,000,000

Bank of America, N.A., Acting through its Canada Branch			$6,000,000

General Electric Capital Corporation		$74,000,000

GE Canada Finance Holding Company			$6,000,000

LaSalle Business Credit, LLC		$74,000,000

LaSalle Business Credit, a division of ABN AMRO Bank N.V., Canada Branch			$6,000,000

Wachovia Capital Finance Corp. (Western)		$74,000,000

Wachovia Capital Finance Corp. (Canada)			$6,000.000

Wells Fargo Bank, N.A.		$74,000,000	$6,000,000

Fortis Capital Corp.		$67,500,000

Fortis Capital (Canada) Ltd.			$7,500,000

JPMorgan Chase Bank, N.A.		$67,500,000

	Initial Term Loan	U.S. RCF	Canadian RCF
	Commitment	Commitment	Commitment
JPMorgan Chase Bank, N.A., Toronto Branch			$7,500,000

The CIT Group / Business Credit, Inc.		$60,000,000

CIT Financial LTD.			$5,000,000

GMAC Commercial Finance LLC		$60,000,000

GMAC Commercial Finance Corporation Canada			$5,000,000

Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc.		$45,000,000

Merrill Lynch Capital Canada Inc.			$5,000,000

BMO Capital Markets Financing, Inc.		$40,000,000

Lloyds TSB Commercial Finance Ltd		$40,000,000

SunTrust Bank		$40,000,000

Burdale Financial Ltd		$35,000,000

Citizens Business Capital, A division of Citizens Leasing Corporation		$32,000,000

Union Bank of California, N.A.		$32,000,000

HSBC Business Credit (USA) Inc.		$28,000,000

Mizuho Corporate Bank, Ltd.		$28,000,000

National City Bank		$28,000,000

United Overseas Bank Limited, New York Agency		$28,000,000

Allied Irish Banks, p.l.c.		$25,000,000

	Initial Term Loan	U.S. RCF	Canadian RCF
	Commitment	Commitment	Commitment
E*Trade Bank		$25,000,000

The Bank of Nova Scotia — New

York Agency		$25,000,000

Regions Bank		$25,000,000

UPS Capital Corporation		$25,000,000

Bayerische Landesbank		$20,000,000

Commerzbank AG New York and Grand Cayman Branches		$20,000,000

North Fork Business Capital Corporation		$20,000,000

PNC Bank National Association		$20,000,000

DZ Bank AG		$9,000,000

Bank of West		$5,000,000

TOTAL:	$250,000,000	$1,375,000,000	$75,000,000

LENDER ADDRESSES

Lender	Address
Deutsche Bank AG, New York Branch	60 Wall Street
New York, NY 10005
Attention: Marguerite Sutton
Telephone: (212) 250-6150
Telecopier: (212) 797-4655

Deutsche Bank AG, Canada Branch	Deutsche Bank AG, Canada Branch
199 Bay Street, Suite 4700
Commerce Court West, Box 263
Toronto, Ontario
M5L 1E9 Canada
Attention: Marcellus Leung
Assistant Vice President
Facsimile: (416) 682-8484
Telephone: (416) 682-8252

Citicorp North America, Inc.	388 Greenwich Street
New York, NY 10013
Attention: Marcus Wunderlich
Telephone: (212) 816-2039
Telecopier: (212) 816-2613

Citibank, N.A., Canadian Branch	123 Front Street West
Suite 1100
Toronto, Ontario Canada
M5J 2M3
Attention: Virginia C. Sevilla
Telephone: (416) 947-5864
Telecopier: (416) 915-6347

Bank of America, N.A.	335 Madison Avenue, 6th Floor
New York, NY
Attention: Robert M. Scalzitti
Telephone: (212) 503-7837
Telecopier: (212) 503-7330

Lender	Address
Bank of America, N.A., Acting through its	200 Front Street West, Suite 2700
Canada Branch	Toronto, Ontario
M5V 3L2 Canada
Attention: Carman Lau
Telephone: (416) 349-4008
Telecopier: (416) 349-4282

General Electric Capital Corporation	201 Merrit 7, P.O. Box 5201
Norwalk, CT 06856-5201
Attention: Sean McWhinnie
Telephone: (203) 956-4089
Telecopier: (203) 956-4003

GE Canada Finance Holding Company	201 Merrit 7, P.O. Box 5201
Norwalk, CT 06856-5201
Attention: Sean McWhinnie
Telephone: (203) 956-4089
Telecopier: (203) 956-4003

LaSalle Business Credit, LLC	135 S. Lasalle Street, Suite 425
(as an U.S. RCF Lender)	Chicago, IL 60603
Attention: Steven Chalmers
Telephone: (312) 904-8468
Telecopier: (312) 904-6450

LaSalle Business Credit, a division	79 Wellington Street West
of ABN AMRO Bank N.V., Canada Branch	Suite 1500
Toronto, Ontario
M5K 1GB Canada
Attention: Janet Early
Telephone: (416) 367-7994
Telecopier: (416) 367-7943

Wachovia Capital Finance Corp. (Western)	251 South Lake Avenue, Suite 900
Pasadena, CA 91101
Attention: Jeffrey Scott
Telephone: (626) 304-4951
Telecopier: (626) 304-4949

Wachovia Capital Finance Corp. (Canada)	141 Adelaide Street West, Toronto
M5H3L-0000 Canada
Attention: Niali Hamilton
Telephone: (416) 634-6080

5

Lender	Address
Wells Fargo Bank, N.A.	1445 Ross Avenue, Suite 4560
T5303-450
Dallas, TX 75202
Attention: Dana D. Cagle
Telephone: (214) 721-6416
Telecopier: (214) 721-6422

Fortis Capital Corp.	520 Madison Avenue, 3rd Floor
New York, NY 10022
Attention: Henk Detailleur
Telephone: (212) 340-5335
Telecopier: (212) 340-5330

Fortis Capital (Canada) Corp.	330 5th Avenue SW
Suite 2900
Calgary, Alberta
T2P OL4 Canada
Attention: Elice Tracey
Telephone: (201) 631-8189
Telecopier: (201) 631-8180

JPMorgan Chase Bank, N.A.	2200 Ross Avenue, 6th Floor
(Mail Code: TX1-2921)
Dallas, TX 75201
Attention: Jeff A. Tomkins
Telephone: (214) 965-3549
Telecopier: (214) 965-2594

JPMorgan Chase Bank, N.A., Toronto Branch	200 Bay Street, Royal Bank Plaza
South Tower, Suite 1800
Toronto, Ontario
M5J 2J2 Canada
Attention: Indrani Lazarus
Telephone: (416) 981-9218/9144/9235
Telecopier: (416) 981-9279

The CIT Group / Business Credit, Inc.	11 West 42nd Street
New York, NY 10036
Attention: Eustachio Bruno
Telephone: (212) 461-7712
Telecopier: (212) 461-7762

6

Lender	Address
CIT Financial LTD.	11 West 42nd Street
New York, NY 10036
Attention: Eustachio Bruno
Telephone: (212) 461-7712
Telecopier: (212) 461-7762

GMAC Commercial Finance LLC	8801 J.M. Keynes Drive, Suite 360
Charlotte, NC 28262
Attention: Bryan Shia
Telephone: (704) 510-2302
Telecopier: (704) 547-7247

GMAC Commercial Finance Corporation	8801 J.M. Keynes Drive, Suite 360
Canada	Charlotte, NC 28262
Attention: Bryan Shia
Telephone: (704) 510-2302
Telecopier: (704) 547-7247

Merrill Lynch Capital, a division of Merrill	225 Liberty Street, 5th Floor
Lynch Business Financial Services Inc.	New York, NY 10281
Attention: Ronica Logani
Telephone: (212) 236-5873
Telecopier: (212) 236-0048

Merrill Lynch Capital Canada Inc.	225 Liberty Street, 5th Floor
New York, NY 10281
Attention: Ronica Logani
Telephone: (212) 236-5873
Telecopier: (212) 236-0048

BMO Capital Markets Financing, Inc.	111 West Monroe Street, 5W
Chicago, IL 60603
Attention: William Kennedy
Telephone: (312) 461-2251
Telecopier: (312) 765-1641

Lloyds TSB Commercial Finance Ltd	1251 Avenue of the Americas, 39th F
New York, NY 10020
Attention: Jeremy Harrison
Telephone: (212) 930-5025
Telecopier: (212) 930-5098

7

Lender	Address
SunTrust Bank	303 Peachtree Street
MC-1981 — 2nd Floor
Atlanta, GA 30303
Attention: Mark Pickering
Telephone: (404) 575-2580
Telecopier: (404) 588-7061

Burdale Financial Ltd	300 First Stamford Place
Stamford, CT 06830
Attention: David Grende
Telephone: (203) 391-5964
Telecopier: (203) 391-5901

Citizens Business Capital, A division of	53 State Street
Citizens Leasing Corporation	Boston, MA 02109
Attention: James Herzog
Telephone: (617) 994-7363
Telecopier: (617) 227-7995

Union Bank of California, N.A.	400 California Street, 8th Floor
San Francisco, CA 94104
Attention: Ian Ritchie
Telephone: (415) 765-2031
Telecopier: (415) 765-2170

HSBC Business Credit (USA) Inc.	452 Fifth Avenue
New York, NY 10018
Attention: Matthew Rickert
Telephone: (212) 525-2758
Telecopier: (212) 525-2520

Mizuho Corporate Bank, Ltd.	1251 Avenue of the Americas
New York, NY 10020
Attention: John W. Bishop
Telephone: (212) 282-3610
Telecopier: (212) 282-9705

National City Bank	1900 E. Ninth Street, Locator 01-2077
Cleveland, OH 44114
Attention: Sonia Reeder
Telephone: (216) 222-8634
Telecopier: (216) 222-0003

8

Lender	Address
United Overseas Bank Limited, New York	529 Fifth Avenue, 10th Floor
Agency	New York, NY 10036
Attention: George Lim
Telephone: (212) 382-0088 ext. 12
Telecopier: (212) 382-1881

Allied Irish Banks, p.l.c.	601 Figueroa Street, Suite 4650
Los Angeles, CA 90017
Attention: Joanna McFadden/Lorraine Na
Telephone: (213) 593-4767/(213) 593-47
Telecopier: (213) 593-4766

E*Trade Bank	671 North Glebe Road, 15th Floor
Arlington, VA 22203
Attention: Sam Crow
Telephone: (703) 236-8473
Telecopier: (703) 465-5215

The Bank of Nova Scotia — New York Agency	One Liberty Plaza, 25th Floor
New York, NY 10006
Attention: David Schwarzbard
Telephone: (212) 225-5221
Telecopier: (212) 225-5090

Regions Bank	c/o Regions Business Capital
599 Lexington Avenue, 45th Floor
New York, NY 10022
Attention: Kevin Rogers
Telephone: (212) 935-2237
Telecopier: (212) 935-7458

UPS Capital Corporation	35 Glenlake Parkway, NE
Atlanta, GA 30328
Attention: Bill Talbot
Telephone: (404) 828-6621
Telecopier: (404) 828-3775

Bayerische Landesbank	560 Lexington Avenue
New York, NY 10022
Attention: Stuart Schulman
Telephone: (212) 230-9132
Telecopier: (212) 310-9995

9

Lender	Address
Commerzbank AG New York and Grand	2 World Financial Center
Cayman Branches	New York, NY 10281
Attention: Marianne Medora
Telephone: (212) 266-7326
Telecopier: (212) 266-7374

North Fork Business Capital Corporation	275 Broadhollow Road
PO Box 8914
Melville, NY 11747
Attention: Michael Burns
Telephone: (631) 531-2775
Telecopier: (631) 531-2765

PNC Bank National Association	Two Tower Center Boulevard, 21st Floor
East Brunswick, NJ 08816
Attention: Patrick McConnell
Telephone: (212) 752-6086
Telecopier: (212) 303-0060

DZ Bank AG	609 Fifth Avenue (7th Floor)
New York, NY 10017
Attention: Paul Fitzpatrick
Telephone: (212) 745-1568
Telecopier: (212) 745-1422

Bank of West	4400 MacArthur Boulevard, Suite 150
Newport Beach, CA 92660
Attention: Cecile Segovia
Telephone: (949) 797-1961
Telecopier: (949) 797-1959

10

Schedule B
to Credit Agreement
Schedule B: Assumed Indebtedness
I. CAPITAL LEASES
1.	Motor Vehicle Open Ended Operating Lease No. 0988 dated as of April 24, 2000 between DL Peterson Trust and RSC ($122,600,000.00 approximate aggegate principal amount as of November 24, 2006).
II. MORTGAGES
1.	Mortgage and Promissory Note, dated September 21, 1993, from RSC (as successor-in-interest to Acme Acquisition Corp.) in favor of Vito Croce and Mary Croce ($35,549.18 approximate aggregate principal amount as of November 24, 2006).

2.	Mortgage and Promissory Note, dated September 21, 1993, from RSC (as successor-in-interest to Acme Acquisition Corp.) in favor of Donald Jacobson and Marilee I. Jacobson ($35,549.18 approximate aggregate principal amount as of November 24, 2006).

2

Schedule C
to Credit Agreement
Schedule C: Fiscal Periods
For Holdings and each of its Subsidiaries:
•	Annual Fiscal Periods begin on January 1 and end on December 31 of each year;

•	Quarterly Fiscal Periods end on March 31, June 30, September 30 and December 31 of each year; and

•	Monthly Fiscal Periods end on the last day of the applicable calendar month.

3

Schedule D
to Credit Agreement
Schedule D: Rental Fleet Locations
I. Rental Service Corporation

Address	City	State	Zip Code
364 Highway 280	Alexander City	AL	35010
140 Industrial Drive	Attalla	AL	35954
2379 Bentcreek Road	Auburn	AL	36803
1845 Reast Glen Avenue	Auburn	AL	36803
4111 Pinson Valley Parkway	Birmingham	AL	35215
3180 Highway 20 West	Decatur	AL	35601
Finley Island Road	Decatur	AL	35609
1214 Jefferson Road	Demopolis	AL	36732
3425 Napier Field Road	Dothan	AL	36303
19862 County Road 20	Foley	AL	36535
3180 Leeman Ferry Road	Huntsville	AL	35801
4226 Halls Mill Road	Mobile	AL	36693
4226 Halls Mill Road	Mobile	AL	36693
700 Enterprise Court	Montgomery	AL	36117
1512 E 2nd Street	Muscle Shoals	AL	35661
1214 Hamrick Drive West	Oxford	AL	36203
1369 McCain Parkway	Pelham	AL	35124
1026 South Memorial Drive	Prattville	AL	36066
43388 U.S. Highway 72	Stevenson	AL	35772
3235 Veterans Circle	Trussville	AL	35235
2750 Southside Drive	Tuscaloosa	AL	35401
931 S. Division Street	Blytheville	AR	72315
4855 North County Road 773	Blytheville	AR	72315
810 Strong Highway	El Dorado	AR	71730
3616 Towson Avenue	Fort Smith	AR	72901
1800 Higdon Ferry Road	Hot Springs	AR	71913
2600 W. Main	Jacksonville	AR	72076
2927 Browns Lane	Jonesboro	AR	72401
6014 Forbing Road	Little Rock	AR	72209
6101 Forbing Road	Little Rock	AR	72209
11618 Otter Creek South	Mabelvale	AR	72209
6520 W. Barraque Street	Pine Bluff	AR	71602
1810 S. 8th Street	Rogers	AR	72756
2505 N. 24th Street	Rogers	AR	72756
3004 S. Arkansas	Russellville	AR	75802
3685 South Winchester Road	Apache Junction	AZ	85219
2900 Highway #95	Bullhead City	AZ	86442
Silvercreek Road	Bullhead City	AZ	86442
1429 North Pinal Avenue	Casa Grande	AZ	85222
6921 East Cave Creek Road	Cave Creek	AZ	85331
5300 E. Railhead Avenue	Flagstaff	AZ	89004
Huntington Drive	Flagstaff	AZ	86001
4387 E. Huntington Drive	Flagstaff	AZ	86004

4

Schedule D
to Credit Agreement

Address	City	State	Zip Code
115 E. Baseline Road	Gilbert	AZ	85233
215 E. Baseline Road	Gilbert	AZ	85233
2020 US Highway 60	Globe	AZ	85501
1968 Acoma Boulevard	Lake Havasu City	AZ	86403
2224 NW Grand Avenue	Phoenix	AZ	85009
21445 North 27th Avenue	Phoenix	AZ	85027
11039 N. Cave Creek Road	Phoenix	AZ	85020
6363 E. 2nd Street	Prescott Valley	AZ	86314
1060 E. Highway 70	Safford	AZ	85546
6929 E. Greenway STE 200	Scottsdale	AZ	82254
3461 East Deuce of Clubs	Show Low	AZ	85901
648 East Fry Boulevard	Sierra Vista	AZ	85635
407 S. Price Road	Tempe	AZ	85281
1770 W. Prince Road	Tucson	AZ	85705
2720 E 16th Street (Hwy 95)	Yuma	AZ	85365
4117 Rosedale Highway	Bakersfield	CA	93308
210 N. Wood Drive	Camarillo	CA	93010
5800 Armada Drive, #210	Carlsbad	CA	92008
220 North Johnson Avenue	El Cajon	CA	92020
5414 South Peach Avenue	Fresno	CA	93725
Cabazon Avenue	Indio	CA	92201
2900 E. Spring Street	Long Beach	CA	90806
4030 Pacheco Boulevard	Martinez	CA	94553
19091 Hwy #33	McKittrick	CA	93251
8001 Oakport Street	Oakland	CA	94621
520 E. LaCadena Drive	Riverside	CA	92501
4635 Power Inn Road	Sacramento	CA	95826
2177 Jerrold Avenue	San Francisco	CA	94124
2150 O’Toole Avenue	San Jose	CA	95131
1000 S. Grand Avenue	Santa Ana	CA	92705
3333 South Highway 99	Stockton	CA	95215
8450 Haddon Avenue	Sun Valley	CA	91352
28377 Felix Valdez Avenue	Temecula	CA	92590
Airport Boulevard & 22nd Avenue	Aurora	CO	80010
0112 Summit County Road #450	Breckenridge	CO	80424
0116 Country Road 450	Breckenridge	CO	80424
460 32nd Road	Clifton	CO	81520
2401 Steel Drive	Colorado Springs	CO	80907
955 Valley Street	Colorado Springs	CO	80915
11250 East 40th Avenue	Denver	CO	80239
1250 Zuni Street	Denver	CO	80204
1045 Chambers Ave. Lot C-11	Eagle	CO	81631
1429 E. Mulberry	Fort Collins	CO	80524
125 8th Avenue	Greeley	CO	80631
650 S. 11th Street	Gunnison	CO	81230
13109 N. Highway 85	Littleton	CO	80125
900 S. Sunset Road	Longmont	CO	80501
2372 E. Main Street	Montrose	CO	81401

5

Schedule D
to Credit Agreement

Address	City	State	Zip Code
18810 Longs Way	Parker	CO	80134
814 N Santa Fe Avenue	Pueblo	CO	81003
249 Adams Avenue	Silverthorne	CO	80498
2251 Downhill Drive	Steamboat Springs	CO	80477
481 West 84th Avenue	Thornton	CO	80260
28587 Sussex Highway	Laurel	DE	19956
900 Basin Road	New Castle	DE	19720
29 E Commons Boulevard, Suite 220	New Castle	DE	19720
2850 W. State Road 520	Cocoa	FL	32926
1830 Mason Avenue	Daytona Beach	FL	32117
119 Doodle Avenue	Fort Walton Beach	FL	32547
3051 Hanson Street	Ft. Myers	FL	33916
3019 S. US Highway 1	Ft. Pierce	FL	34982
2136 W. Beaver Street	Jacksonville	FL	32209
8618 Philips Highway	Jacksonville	FL	32256
2471 Smith Street	Kissimmee	FL	34744
(c/o BVCC) 3291 Wedway	Lake Buena Vista,	FL	32830
539 S.W. Arrowhead Terrace	Lake City	FL	32024
3110 Winter Lake Road	Lakeland	FL	33803
3635 Hwy. 98 N.	Lakeland	FL	33809
14144 66th Street N.	Largo	FL	33771
100 Weber Ave & Hwy 44	Leesburg	FL	34748
907 East Canal Street	Mulberry	FL	33860
4201 L.B. McLeod	Orlando	FL	32811
327 Thorpe Road — Surplus Location	Orlando	FL	32824
1503 West 15th Street	Panama City	FL	32401
5580 N. Pensacola Boulevard	Pensacola	FL	32505
691 N.W. 31st Avenue	Pompano Beach	FL	33069
6717 US Highway 19	Port Richey	FL	34652
11507 U.S. 19 North	Port Richey	FL	34652
2613 Orlando Drive	Sanford	FL	32773
1835 N. Washington Blvd	Sarasota	FL	34234
725 S.E. Monterey Road	Stuart	FL	34994
705 S.E. Monterey Road	Stuart	FL	34994
709 West Gaines Street	Tallahassee	FL	32304
3655 N. Monroe Street	Tallahassee	FL	32303
2445 Capital Circle NE	Tallahassee	FL	32308
5907 E. Adamo Drive	Tampa	FL	33619
7907 Baseline Court	Tampa	FL	33637
6575 Southern Boulevard	West Palm Beach	FL	33413
355 5th Street SW	Winter Haven	FL	33880
729 S. Westover Boulevard	Albany	GA	31721
3521 Old Savannah Road.	Augusta	GA	30906
50 Trade Street	Bogart	GA	30622
1008 Commercial St	Brunswick	GA	31520
135 Peachtree Road	Byron	GA	31008
2400 Whittlesey Road	Columbus	GA	31909
1747 Warm Springs Road.	Columbus	GA	31904

6

Schedule D
to Credit Agreement

Address	City	State	Zip Code
1747 Warm Springs Road	Columbus	GA	31904
Lot 302 Highway 9	Cumming	GA	30040
921 East Morris Street	Dalton	GA	30721
5260 Truman Drive	Decatur	GA	30035
6535 Bankhead Highway	Douglasville	GA	30135
392 North Expressway	Griffin	GA	30223
2123 Hamilton Road	La Grange	GA	30240
229 Hurricane Shoals Road	Lawrenceville	GA	30045
1950 Guffin Lane	Marietta	GA	30066
35 Herring Road	Newnan	GA	30265
616 Hwy 138 S.W.	Riverdale	GA	30274
3297 Martha Berry Highway	Rome	GA	30165
1000 Chatham Parkway North	Savannah	GA	31408
16300 U.S. Highway 80 West	Statesboro	GA	30458
10247 Highway 84 East	Thomasville	GA	31792
4383 Inner Perimeter Road	Valdosta	GA	31602
323 South Houston Lake Road	Warner Robins	GA	31088
2325 SE 5th Street	Ames	IA	500410
5735 4th Street SW	Cedar Rapids	IA	52404
2700 S. 17th Street	Clinton	IA	52732
2021 NE Broadway	Des Moines	IA	50313
390 E. 12th Street	Dubuque	IA	52001
1303 Washington Street	Muscatine	IA	52761
4016 Highway Boulevard	Spencer	IA	51301
2025 Westfield Avenue	Waterloo	IA	50701
4117 W. Mount Pleasant	West Burlington	IA	52655
2701 South Main Street	Bloomington	IL	61704
22634 South Frontage Road West	Channahon	IL	60410
5076 Mid America Court	Collinsville	IL	62234
4419 & 4375 Reas Bridge Road	Decatur	IL	62521
1845 East Lincoln Highway	DeKalb	IL	60115
3407 N. Main Street	East Peoria	IL	61611
2201 East Higgins Road	ElK Grove Village	IL	60007
3913 24th Street	Moline	IL	61265
2901 N. Peoria	Peru	IL	61354
3801 Maine Street	Quincy	IL	62305
3736 11th Street	Rockford	IL	61109
c/o Shell Oil-Purchasing Warehouse, Rt. 111	Roxana	IL	62084
1600 S. Dirksen Parkway	Springfield	IL	62703
1414 Triumph Drive	Urbana	IL	61802
300 W. Chicago Avenue	E. Chicago	IN	46312
300 W. Chicago Avenue	E. Chicago	IN	46312
4828 Constellation Avenue	Evansville	IN	47715
3805 S. Harding Street	Indianapolis	IN	46217
4311 North Mayflower Road	South Bend	IN	46628
5101 East 63rd Street	Derby	KS	67037
307 North 14th Avenue	Dodge City	KS	67801
1100 Vine Street	Hays	KS	67601

7

Schedule D
to Credit Agreement

Address	City	State	Zip Code
31st St & Haskell Avenue	Lawrence	KS	66046
325 S. Kansas Avenue	Liberal	KS	67901
915 Enoch Lane	Manhattan	KS	66502
11615 S. Rogers Road	Olathe	KS	66062
1500 S. Broadway	Salina	KS	67401
9707 E. Orme	Wichita	KS	67207
9127 West Kellogg Drive	Wichita	KS	97209
970 Lovers Lane	Bowling Green	KY	42104
912 W Cumberland Gap Parkway	Corbin	KY	40701
530 South 4th Street	Danville	KY	40422
528 S. 4th Street	Danville	KY	40422
6270 N. Dixie Highway	Elizabethtown	KY	42701
65 Sulphur Springs Road	Lebanon	KY	40033
1677 Jaggie Fox Way	Lexington	KY	40511
3485 Roger E. Schupp Street	Louisville	KY	40205
3525 Park Avenue / U.S. Highway 60	Peducah	KY	42001
6001 Atwood Drive	Richmond	KY	40475
3612 Coliseum Boulevard	Alexandria	LA	71303
6952 & 6958 Airline Highway	Baton Rouge	LA	70805
913 Chippewa Street	Baton Rouge	LA	70805
4911 Highway 90 East	Broussard	LA	70518
1790 Paris Road-Gate #3	Chalmette	LA	70044
2235 Highway 70	Donaldsonville	LA	70346
8404 River Road	Geismar	LA	70734
38385 Highway 30	Gonzales	LA	70737
10606 E. Main Street	Houma	LA	70363
2500 W. Airline Highway	LaPlace	LA	70068
11832 Lake Charles Highway	Leesville	LA	71446
68674 Highway 59	Mandeville	LA	70448
11580 Chef Menteur Highway	New Orleans	LA	70128
Hwy. 61 - Gate 44	Norco	LA	70079
333 Griffith Street	Pineville	LA	71360
58020 Industrial Boulevard	Plaquemine	LA	70764
300 Lynbrook Boulevard	Shreveport	LA	71106
900 Hwy. 108	Sulphur	LA	70664
3301 Cities Service Highway	Westlake	LA	70669
2200 Old Spanish Trail	Westlake	LA	70669
Ppg- 1300 Ppg Drive	Westlake	LA	70669
1444 W. Bank Expressway	Westwego	LA	70094
1446 W. Bank Expressway	Westwego	LA	70094
1303 Governor Court	Abingdon	MD	21009
3925 Washington Boulevard	Baltimore	MD	21227
8200 Cryden Way	Forestville	MD	20747
4620 Wedgewood Boulevard	Frederick	MD	21703
9430 Early Drive	Hagerstown	MD	21740
1006 S. Division Avenue	Grand Rapids	MI	49507
5135 68th Street SE	Grand Rapids	MI	49548
1790 Radisson Road NE	Blaine	MN	55449

8

Schedule D
to Credit Agreement

Address	City	State	Zip Code
3750 Highway 13 West	Burnsville	MN	55337
4201 West First Street	Duluth	MN	55807
1226 E. 16th Avenue & 1508 13th Street E.	Hibbing	MN	55746
6740 Hudson Boulevard	Oakdale	MN	55128
6740 Hudson Boulevard	Oakdale	MN	55128
2340 Fernbrook Lane	Plymouth	MN	55447
3200 Harbor Lane	Plymouth	MN	55447
3020 Highway 63 North	Rochester	MN	55906
3352 Southway Drive	St. Cloud	MN	56301
4609 Crossroads Ind. Boulevard	Bridgeton	MO	63044
2050 Southern Expressway	Cape Girardeau	MO	63703
1606 Commerce Court	Columbia	MO	65202
449 St. Ferdinand	Florissant	MO	63031
#48 Industrial Park Drive	Hollister	MO	65672
2805 Newman Road	Joplin	MO	64801
1040 Burlington	Kansas City	MO	64116
1401 W. Potter Avenue	Kirksville	MO	63501
3008 Baltimore Street	Kirksville	MO	63501
951 SE. Oldham Parkway	Lees Summit	MO	64801
5635 Highway 54	Osage Beach	MO	65065
1326 S. Bishop Avenue	Rolla	MO	65401
3140 E. Kearney	Springfield	MO	65803
1717 Ford Lane	St. Charles	MO	63303
3818 South Leonard Road	St. Joseph	MO	64503
754 E. Young	Warrensburg	MO	64093
611 Creach Drive	Warrensburg	MO	64093
227 Shelton Street	Columbus	MS	39702
80 Grady Road	Grenada	MS	38901
10230 Logan Cline Drive	Gulfport	MS	39503
5595 Highway 49 South	Hattiesburg	MS	39402
4330 Highway 80 West	Jackson	MS	38209
3035 S. Frontage Road	Meridian	MS	39301
On-Site facility at Chevron Products	Pascagoula	MS	39581
7217 Airways Road	Southaven	MS	38671
307 Industrial Park Road	Starkville	MS	39759
Highway 25 Bypass @ Reed Road	Starkville	MS	39759
1948 Cliff Gookin Boulevard	Tupelo	MS	38801
750 Highway 61 North	Vicksburg	MS	39180
3883 Sweeten Creek Road	Arden	NC	28704
141 Sweeten Creek Road	Asheville	NC	28803
3022 Griffith Street	Charlotte	NC	28203
10840 Metromont Parkway	Charlotte	NC	28269
500-C Clanton Rd	Charlotte	NC	28217
723 Hwy. 29 North	Concord	NC	28029
200 S. LaSalle Street	Durham	NC	27705
1000 Halstead Boulevard	Elizabeth City	NC	27909
6133 Murchison Road	Fayetteville	NC	28311
4301 Murchison Road	Fayetteville	NC	28311

9

Schedule D
to Credit Agreement

Address	City	State	Zip Code
105 Swing Road	Greensboro	NC	27409
229 Center Street	Jacksonville	NC	28546
4013 Highway 74 West	Monroe	NC	28110
342 & 344 Plaza Drive, Hwy 150	Mooresville	NC	28115
505 East Plaza Drive	Mooresville	NC	28115
5600 Chapel Hill Road	Raleigh	NC	27607
4320 New Bern Avenue	Raleigh	NC	27610
1020 N. Front Street	Wilmington	NC	28401
NC. 3800 N. Patterson Avenue	Winston-Salem	NC	27105
4258 3rd Avenue NW	Fargo	ND	58102
3004 Thunder Road South	Fargo	ND	58102
650 Industrial Road	Blair	NE	68008
3708 Arch Avenue	Grand Island	NE	68803
8616 S. 135th Street	LaVista	NE	68138
1821 Cornhusker Highway	Lincoln	NE	68521
1830 Yolande	Lincoln	NE	68521
2120 E. 4th Street	North Platte	NE	69101
230394 Highland Road	Scottsbluff	NE	69361
1090 & 1094 Mantua Pike, Rt 45	Wenonah	NJ	08090
1437 Hwy 70 West	Alamogordo	NM	88310
201 Juan Tabo NE	Albuquerque	NM	87123
9170 Coors NW	Albuquerque	NM	87120
2401 Menaul NE	Albuquerque	NM	87107
1804 Texas Avenue	Eunice	NM	88231
181 S. Browning Parkway	Farmington	NM	87401
2323 West Hwy. 66	Gallup	NM	87301
Lots C-5 & C6 Del Camino Road	Santa Fe	NM	87502
2707 Cerrillos	Santa Fe	NM	87507
3380 St. Rose Parkway	Henderson	NV	89052
575 E. Exchange Street	Akron	OH	44036
3660 Interchange Road	Columbus	OH	43204
4300 Muhlhauser Road	Fairfield	OH	45014
1049 S. McCord Road	Holland	OH	43528
7094 Truck World Boulevard	Hubbard	OH	44425
5773 Executive Boulevard	Huber Heights	OH	45424
1291 Medina Road	Medina	OH	44256
2200 Falcon Road	Altus	OK	73521
3003 East Broadway Street	Altus	OK	73521
3212 Prairie Valley Road	Ardmore	OK	73401
3801 SE Nowata Road	Bartlesville	OK	74006
3801 SE Nowata Road	Bartlesville	OK	74006
708 W. Elgin Street	Broken Arrow	OK	74012
2420 Lee Boulevard	Lawton	OK	73505
2900 North Interstate Drive	Norman	OK	73072
8104 Northwest Expressway	Oklahoma City	OK	73162
324 W. Memorial Road	Oklahoma City	OK	73114
3101 South Prospect	Oklahoma City	OK	73129
1000 South Pine	Ponca City	OK	74602

10

Schedule D
to Credit Agreement

Address	City	State	Zip Code
3520 N. Perkins Road	Stillwater	OK	74075
9222 East 21st Street	Tulsa	OK	74129
10601 S. Memorial Drive	Tulsa	OK	74133
3301 North Garnett Road	Tulsa	OK	74116
61530 S. Highway 97	Bend	OR	97702
1385 SE Amber Road	Clackamus	OR	97015
1819 Highway 101 South	Coos Bay	OR	97420
2100 Hwy 99N	Eugene	OR	97402
915 E. Elm Avenue	Hermiston	OR	97838
3344 Washburn Way	Klamath Falls	OR	97603
2333 S. Hwy 97	Redmond	OR	97756
2661 N.W. Stephens Street	Roseburg	OR	97470
3092 Silverton Road	Salem	OR	97301
100 Liberty Lane	Chalfont	PA	18914
947 Route 22 East	Duncansville	PA	16635
932 S. 13th Street	Harrisburg	PA	17104
1209 Marshall Avenue	Lancaster	PA	17601
6778 Lincoln Highway West	Thomasville	PA	17364
944 Manifold Rd	Washington	PA	15301
610 Pine Log Road	Aiken	SC	29803
8008 Dorchester Road	Charleston	SC	29418
2841 Azalea Drive	Charleston	SC	29405
1400 Bluff Road	Columbia	SC	29201
Lot 2 Sally Hill Farm Business Park	Florence	SC	29501
1000 Woodruff Road	Greenville	SC	29607
2402 Highway 72/221 E. Brickyard Road	Greenwood	SC	29648
132 Matthews Drive	Hilton Head	SC	29926
709 Seaboard Street	Myrtle Beach	SC	29577
910 Riverview Road	Rock Hill	SC	29732
3620 North Lewis Avenue	Sioux Falls	SD	57104
Highway 70/Kirby-Whitten Road	Bartlett	TN	38133
5121 Maryland Way	Brentwood	TN	37027
4293 Highway 58	Chattanooga	TN	37416
147 Jack Miller Boulevard	Clarksville	TN	37042
1500 Fritz Street SE	Cleveland	TN	37323
1830 Foreman Drive	Cookeville	TN	38501
608 West Avenue	Crossville	TN	38555
109 Century Court	Franklin	TN	37064
174 Kenworth Boulevard	Jackson	TN	38305
800 Boone Station Road	Johnson City	TN	37615
10639 Dutchtown Road	Knoxville	TN	37932
1255 Bridgestone Parkway	LaVergne	TN	37086
5188 Eastgate Boulevard	Lebanon	TN	37122
2039 Fletcher Creek Road	Memphis	TN	38133
6688 W. A. Johnson Highway	Morristown	TN	37877
1425 S. Church Street	Murfreesboro	TN	37130
301 Crutcher Street	Nashville	TN	37213
1766 S. Treadaway	Abilene	TX	79602

11

Schedule D
to Credit Agreement

Address	City	State	Zip Code
3900 Interstate 40 East	Amarillo	TX	79103
10300 I.H. 35 North	Austin	TX	78753
East Ben 4811a/k/Chapman Lane a 3536 White	Austin	TX	78744
201 Avenue F North	Bay City	TX	77410
8500 W. Bay Road	Baytown	TX	77520
4225 College Street	Beaumont	TX	77707
Bufford St. Gate	Beaumont	TX	77720
29880 W IH-10	Boerne	TX	78006
2700 W. Highway 290	Brenham	TX	77833
U.S. Highway 79 South OR 766 Highway 79 West	Buffalo	TX	75831
8280 Sheldon Road	Channelview	TX	77530
2301 S. Texas Avenue	College Station	TX	77840
585 S. Padre Island	Corpus Christi	TX	78405
585 S. Padre Island	Corpus Christi	TX	78410
2728 Westmoreland	Dallas	TX	75212
Highway 225 - Gate 19	Deer Park	TX	77536
P.O. Box 651	Deer Park	TX	77536
6914 Gateway East	El Paso	TX	79915
2011 Highway 288	Freeport	TX	77541
2011 Highway 288	Freeport	TX	77541
602 Copper Road	Freeport	TX	77541
12997 North Freeway	Ft Worth	TX	76177
4900 E. Loop 820 South	Ft. Worth	TX	76119
6311 Harborside Drive	Galveston	TX	77554
2809 West Kinglsey Road	Garland	TX	75041
911 South Loop West	Houston	TX	77054
8424 Hansen Road	Houston	TX	77075
11003 Bissonnet	Houston	TX	77099
12245 Veterans Memorial Pkwy	Houston	TX	77067
15210 FM 529 at Highway 6	Houston	TX	77095
8200 East Freeway	Houston	TX	77029
16225 Park Ten Place - 200	Houston	TX	77084
16225 Park Ten Place -110	Houston	TX	77084
3595 FM 1960 West	Humble	TX	77338
820 Bus Highway 30 E	Huntsville	TX	77320
20202 Park Row	Katy	TX	77449
1300 W. Central TX Expressway	Killeen	TX	76542
458 Plantation Drive	Lake Jackson	TX	77566
8807 & 8787 Highway 225	LaPorte	TX	77571
737 East Main	Lewisville	TX	75057
1419 FM 1845	Longview	TX	75603
317 Southeast Loop 289	Lubbock	TX	79404
3500 Ellen Trout Drive	Lufkin	TX	75904
1533 N. McDonald	McKinney	TX	75071
320 North Highway 67	Midlothian	TX	76065
1635 Industrial PK Drive	Nederland	TX	77627

12

Schedule D
to Credit Agreement

Address	City	State	Zip Code
Fm 524 & Hwy 35 South Gate 54	Old Ocean	TX	77463
5194 FM 1006	Orange	TX	77630
3925 N. Cage Boulevard	Pharr	TX	78577
32000 SH #249	Pinehurst	TX	77362
2727 Avenue K	Plano	TX	75074
824 S. Hwy 35 Bypass	Port Lavaca	TX	77979
2735 FM 2218	Rosenberg	TX	77471
3301 Interstate Highway 35 North	Round Rock	TX	78664
2225 Austin Street	San Angelo	TX	76903
5120 Wurzbach Road	San Antonio	TX	78238
5333 E. Houston	San Antonio	TX	78220
5333 E. Houston	San Antonio	TX	78220
1200 West Business 77	San Benito	TX	78586
4542 IH 35	San Marcos	TX	78666
2510 S. Main Street	Stafford	TX	77472
5210 S. General Bruce	Temple	TX	76502
2022 Texas Boulevard	Texarkana	TX	75501
4002 Texas Avenue	Texas City	TX	77590
6931 Woodway Drive	Waco	TX	76712
2201 Tin Top Road, #400	Weatherford	TX	76086
17700 Highway 3	Webster	TX	77598
6230 Southwest Parkway	Wichita Falls	TX	76310
1113 Sheppard Access Road	Wichita Falls	TX	76304
I-45 North	Willis	TX	77318
2781 W. 2100 South	West Valley City	UT	84119
315 West Main Street	Charlottesville	VA	22903
Meade Street	Charlottesville	VA	22902
3501 Business Center Drive	Chesapeake	VA	23323
1570 Radford Road	Christiansburg	VA	24073
2787 Simmons Drive	Cloverdale	VA	24077
4616 Lassen Lane	Fredericksburg	VA	22408
8405 Brook Road	Glen Allen	VA	23060
8401 Brook Road	Glen Allen	VA	23060
602 Copeland Drive	Hampton	VA	23661
161 Charles Street	Harrisonburg	VA	22802
700 South 15th Avenue	Hopewell	VA	23860
3560 Young Place	Lynchburg	VA	24501
11104 Industrial Road	Manassas	VA	20109
9801 Nokesville Road	Manassas	VA	20110
13710 Booker T. Washington Highway	Moneta	VA	24121
6710-6720 Everglades Drive	Richmond	VA	23225
6725 Atmore Drive	Richmond	VA	23225
1201 Electric Road	Salem	VA	24153
43461 Old Ox Road	Sterling	VA	20164
2413 London Bridge Road	Virginia Beach	VA	23456
1344 Taylor Farm Road	Virginia Beach	VA	23456
249 E. Shirley Avenue	Warrenton	VA	20186
1961 S. Loudoun Street	Winchester	VA	22601

13

Schedule D
to Credit Agreement

Address	City	State	Zip Code
1308 Horner Road	Woodbridge	VA	22191
501 South Main	Ellensburg	WA	98926
2810 Highland Avenue	Everett	WA	98201
W. Clearwater Avenue	Kennewick	WA	99336
1210 W. Broadway	Moses Lake	WA	98837
1301 East College Way	Mt Vernon	WA	98273
9045 Willows Road	Redmond	WA	98052
5421 1st Avenue South	Seattle	WA	98108
S. Dawson St.	Seattle	WA	98108
2302 East “Q” Street	Tacoma	WA	98421
7920 N.E. St. Johns Rd.	Vancouver	WA	98665
7920 NE St. Johns Rd	Vancouver	WA	98665
421 S. Wenatchee Blvd.	Wenatchee	WA	98801
1610 W. Wisconsin Avenue	Appleton	WI	54914
3161 Market Street	Green Bay	WI	54304
2809 Larson Street	LaCrosse	WI	54603
26 Marsh Court	Madison	WI	53718
5814 Green Valley Road	Oshkosh	WI	54904
5809 Highway 8 West	Rhinelander	WI	54501
5605 Mesker Street	Schofield	WI	54476
21600 Doral Road	Waukesha	WI	53186
21650 Doral Road	Waukesha	WI	53186
309 North Eisenhower Drive	Beckley	WV	25801
309 North Eisenhower Drive	Beckley	WV	25801
307 N Eisenhower Drive	Beckley	WV	25801
181 Oak Carriage Drive	Lewisburg	WV	24901
319 Oakvale Road	Princeton	WV	24740
3233 Cy Avenue	Casper	WY	82604
709 West Lincolnway	Cheyenne	WY	82001
1450 Coffeen Avenue	Sheridan	WY	82801

14

Schedule D
to Credit Agreement
II. RENTAL SERVICE CORPORATION OF CANADA LTD.

Address	City	State	Zip Code
4915 101st Avenue	Edmonton	AB	T6A-0L6
5518 50th Avenue	Bonnyville	AB	T9N-2K8
15730 118th Avenue	Edmonton	AB	T5V-1C4
275 MacAlpine Crescent	Fort McMurray	AB	T9H 4Y4
265 MacAlpine Crescent	Fort McMurray	AB	T9H 4Y4
244, 2181 Premier Way	Sherwood Park	AB	T8H 2V1
3639 8th Street SE	Calgary	AB	T2G 3A5
6734 - 65th Avenue	Red Deer	AB	T4P 1A5
3915 38th Street	Whitecourt	AB	T7S-1P1
2230-9th Avenue	Medicine Hat	AB	T1A 8E9
1405 33 Street N.	Lethbridge	AB	TAH 5H2
5114 62nd Street	Lloydminster	AB	T9V 2E4
6205 51st Avenue	Lloydminster	AB	T9V 2E4
275 Macalpine Crescent	Ft. McMurray	AB	T9H 4Y4
705 Laval Crescent	Kamloops	BC	V2C 5P2
1375 Vernon Drive	Vancouver	BC	V6A 3C4
1905 Merivale Road	Nepean	ON	K2G 1E7
47 Cardico Drive, Unit 2	Gormley	ON	L0H 1G0
396 McGregor Road, Unit A	Sarnia	ON	N7T 7H5
5888 Shawson Drive	Mississauga	ON	L4W 3W5
2921 Millar Avenue	Saskatoon	SK	S7K-6P6
235 McDonald St. North	Regina	SK	S4N-5W2
59 17th Street West	Prince Albert	SK	S6V-3X2
850 High Street	Moose Jaw	SK	S6H 1T9

15

Schedule 4.16(a)
to Credit Agreement
Schedule 4.16(a): DDAs

				Bank Contact
	Account			Name and
Grantor	Number	Name of Bank	Address	Phone Number
Rental Service Corporation	4426237631	Bank of America,	2136 W. Beaver Street	Pat Sheridan
		N.A.	Jacksonville, FL 32209	(203) 973-1982

Rental Service Corporation	4426237644	Bank of America,	8618 Phillips Highway	Pat Sheridan
		N.A.	Jacksonville, FL 32256	(203) 973-1982

Rental Service Corporation	4426232267	Bank of America,	3301 Cities Service Highway	Pat Sheridan
		N.A.	Westlake, LA 70669	(203) 973-1982

Rental Service Corporation	4426237657	Bank of America,	911 S. Loop West	Pat Sheridan
		N.A.	Houston, TX 77054	(203) 973-1982

Rental Service Corporation	4426232270	Bank of America,	38385 Highway 30	Pat Sheridan
		N.A.	Gonzales, LA 70737	(203) 973-1982

Rental Service Corporation	4426230968	Bank of America,	U.S.Highway 79 South	Pat Sheridan
		N.A.	Buffalo, TX 75831	(203) 973-1982

Rental Service Corporation	4426237660	Bank of America,	8424 Hansen Road	Pat Sheridan
		N.A.	Houston, TX 77075	(203) 973-1982

Rental Service Corporation	4426237673	Bank of America,	3500 Ellen Trout Drive	Pat Sheridan
		N.A.	Lufkin, TX 75904	(203) 973-1982

Rental Service Corporation	4426230971	Bank of America,	1419 Fm 1845	Pat Sheridan
		N.A.	Longview, TX 75603	(203) 973-1982

Rental Service Corporation	4426237686	Bank of America,	2301 South Texas Avenue	Pat Sheridan
		N.A.	College Station, TX 77840	(203) 973-1982

Rental Service Corporation	4426237699	Bank of America,	820 Highway 30 East	Pat Sheridan
		N.A.	Huntsville, TX 77320	(203) 973-1982

Rental Service Corporation	4426230984	Bank of America,	2700 West Highway 290	Pat Sheridan
		N.A.	Brenham, TX 77833	(203) 973-1982

Rental Service Corporation	4426237709	Bank of America,	5210 So. General Bruce	Pat Sheridan
		N.A.	Temple, TX 76502	(203) 973-1982

Rental Service Corporation	4426237712	Bank of America,	3301 Interstate Highway 35	Pat Sheridan
		N.A.	North Round Rock, TX 78664	(203) 973-1982

Rental Service Corporation	4426232283	Bank of America,	750 Hwy 61 North	Pat Sheridan
		N.A.	Vicksburg, MS 39180	(203) 973-1982

Rental Service Corporation	4426237725	Bank of America,	585 South Padre Island Drive	Pat Sheridan
		N.A.	Corpus Christi, TX 78405	(203) 973-1982

Rental Service Corporation	4426232296	Bank of America,	4330 Highway 80 West	Pat Sheridan
		N.A.	Jackson, MS 39209	(203) 973-1982

Rental Service Corporation	4426232306	Bank of America,	5595 Highway 49 South	Pat Sheridan
		N.A.	Hattiesburg, MS 39401	(203) 973-1982

Rental Service Corporation	4426231213	Bank of America,	19862 County Road 20	Pat Sheridan
		N.A.	Foley, AL 36535	(203) 973-1982

16

Schedule 4.16(a)
to Credit Agreement

				Bank Contact
	Account			Name and
Grantor	Number	Name of Bank	Address	Phone Number
Rental Service Corporation	4426232319	Bank of America,	227 Shelton Street	Pat Sheridan
		N.A.	Columbus, MS 39702	(203) 973-1982

Rental Service Corporation	4426237738	Bank of America,	14144 66th Street North	Pat Sheridan
		N.A.	Largo, FL 33771	(203) 973-1982

Rental Service Corporation	4426237835	Bank of America,	6717 U.S.Highway 19	Pat Sheridan
		N.A.	New Port Richey, FL 34652	(203) 973-1982

Rental Service Corporation	4426237741	Bank of America,	3019 S. U.S.Highway 1	Pat Sheridan
		N.A.	Fort Pierce, FL 34982	(203) 973-1982

Rental Service Corporation	4426237848	Bank of America,	3051 Hanson Street	Pat Sheridan
		N.A.	Ft Myers, FL 33916	(203) 973-1982

Rental Service Corporation	4426232678	Bank of America,	3180 Hwy 20 West	Pat Sheridan
		N.A.	Decatur, AL 35601	(203) 973-1982

Rental Service Corporation	4426231226	Bank of America,	3235 Veterans Circle	Pat Sheridan
		N.A.	Birmingham, AL 35235	(203) 973-1982

Rental Service Corporation	4426237754	Bank of America,	2123 Hamilton Road	Pat Sheridan
		N.A.	Lagrange, GA 30240	(203) 973-1982

Rental Service Corporation	4426231239	Bank of America,	2400 Whittlesey Road	Pat Sheridan
		N.A.	Columbus, GA 31909	(203) 973-1982

Rental Service Corporation	4426231242	Bank of America,	1747 Warm Springs Road	Pat Sheridan
		N.A.	Columbus, GA 31904	(203) 973-1982

Rental Service Corporation	4426231255	Bank of America,	2379 Bent Creek Road	Pat Sheridan
		N.A.	Auburn, AL 36830	(203) 973-1982

Rental Service Corporation	4426237851	Bank of America,	35 Herring Road	Pat Sheridan
		N.A.	Newnan, GA 30265	(203) 973-1982

Rental Service Corporation	4426237767	Bank of America,	6535 Bankhead Highway	Pat Sheridan
		N.A.	Douglasville, GA 30135	(203) 973-1982

Rental Service Corporation	4426237864	Bank of America,	616 Highway 138 SW	Pat Sheridan
		N.A.	Riverdale, GA 30274	(203) 973-1982

Rental Service Corporation	4426232416	Bank of America,	1214 Jefferson Road	Pat Sheridan
		N.A.	Demopolis, AL 36732	(203) 973-1982

Rental Service Corporation	4426231268	Bank of America,	2750 Southside Drive	Pat Sheridan
		N.A.	Tuscaloosa, AL 35401	(203) 973-1982

Rental Service Corporation	4426237770	Bank of America,	729 S. Westover Boulevard	Pat Sheridan
		N.A.	Albany, GA 31721	(203) 973-1982

Rental Service Corporation	4426237877	Bank of America,	3521 Mike Padgett Highway	Pat Sheridan
		N.A.	Augusta, GA 30906	(203) 973-1982

Rental Service Corporation	4426237783	Bank of America,	4293 Highway 58	Pat Sheridan
		N.A.	Chattanooga, TN 37416	(203) 973-1982

Rental Service Corporation	4426237796	Bank of America,	1351 Atlanta Highway	Pat Sheridan
		N.A.	Cumming, GA 30040	(203) 973-1982

Rental Service Corporation	4426237806	Bank of America,	50 Trade Street	Pat Sheridan
		N.A.	Bogart, GA 30622	(203) 973-1982

17

Schedule 4.16(a)
to Credit Agreement

				Bank Contact
	Account			Name and
Grantor	Number	Name of Bank	Address	Phone Number
Rental Service Corporation	4426231365	Bank of America,	3297 Martha Berry Highway	Pat Sheridan
		N.A.	Rome, GA 30165	(203)973-1982

Rental Service Corporation	4426237819	Bank of America,	6575 Southern Boulevard	Pat Sheridan
		N.A.	West Palm Beach, FL 33413	(203) 973-1982

Rental Service Corporation	4426237822	Bank of America,	1830 Mason Avenue	Pat Sheridan
		N.A.	Daytona Beach, FL 32117	(203) 973-1982

Rental Service Corporation	4426232584	Bank of America,	43388 Us Highway 72	Pat Sheridan
		N.A.	Stevenson, AL 35772	(203) 973-1982

Rental Service Corporation	4426232681	Bank of America,	3180 Leeman Ferry Road	Pat Sheridan
		N.A.	Huntsville, AL 35801	(203) 973-1982

Rental Service Corporation	4426232597	Bank of America,	1002 E 2nd Street	Pat Sheridan
		N.A.	Muscle Shoals, AL 35661	(203) 973-1982

Rental Service Corporation	4426216403	Bank of America,	11832 Lake Charles Highway	Pat Sheridan
		N.A.	Leesville, LA 71446	(203) 973-1982

Rental Service Corporation	4426232322	Bank of America,	3612 Coliseum Boulevard	Pat Sheridan
		N.A.	Alexandria, LA 71303	(203) 973-1982

Rental Service Corporation	4426232429	Bank of America,	330 Griffith Street	Pat Sheridan
		N.A.	Pineville, LA 71360	(203) 973-1982

Rental Service Corporation	4426237880	Bank of America,	6230 Southwest Parkway	Pat Sheridan
		N.A.	Wichita Falls, TX 76310	(203) 973-1982

Rental Service Corporation	3752128486	Bank of America,	2200 Falcon Road	Pat Sheridan
		N.A.	Altus, OK 73521	(203) 973-1982

Rental Service Corporation	4426232335	Bank of America,	108 Thruway Park Road	Pat Sheridan
		N.A.	Broussard, LA 70518	(203) 973-1982

Rental Service Corporation	4426232432	Bank of America,	10606 E. Main Street	Pat Sheridan
		N.A.	Houma, LA 70363	(203) 973-1982

Rental Service Corporation	4426232348	Bank of America,	68674 Highway 59	Pat Sheridan
		N.A.	Mandeville, LA 70448	(203) 973-1982

Rental Service Corporation	4426216335	Bank of America,	5194 Fm 1006	Pat Sheridan
		N.A.	Orange, TX 77630	(203) 973-1982

Rental Service Corporation	4426232445	Bank of America,	201 Avenue F North	Pat Sheridan
		N.A.	Bay City, TX 77414	(203) 973-1982

Rental Service Corporation	4426237893	Bank of America,	4542 S. Interstate Highway	Pat Sheridan
		N.A.	35 S. San Marcos, TX 78666	(203) 973-1982

Rental Service Corporation	4426230997	Bank of America,	1300 W Central Texas	Pat Sheridan
		N.A.	Expressway Killeen, TX 76542	(203) 973-1982

Rental Service Corporation	4426282770	Bank of America,	29880I-10 West	Pat Sheridan
		N.A.	Boerne, TX 78006	(203) 973-1982

Rental Service Corporation	4426237903	Bank of America,	2225 Austin Street	Pat Sheridan
		N.A.	San Angelo, TX 76903	(203) 973-1982

18

Schedule 4.16(a)
to Credit Agreement

				Bank Contact
	Account			Name and
Grantor	Number	Name of Bank	Address	Phone Number
Rental Service Corporation	4426232351	Bank of America,	80 Grady Road	Pat Sheridanv
		N.A.	Grenada, MS 38901	(203) 973-1982

Rental Service Corporation	4426237916	Bank of America,	6014 Forbing Road	Pat Sheridan
		N.A.	Little Rock, AR 72209	(203) 973-1982

Rental Service Corporation	4426237932	Bank of America,	2600 West Main	Pat Sheridan
		N.A.	Jacksonville, AR72076	(203) 973-1982

Rental Service Corporation	4426231666	Bank of America,	7217 Airways Road	Pat Sheridan
		N.A.	Southaven, MS 38671	(203) 973-1982

Rental Service Corporation	4426232458	Bank of America,	3035 South Frontage Road	Pat Sheridan
		N.A.	Meridian, MS 39301	(203) 973-1982

Rental Service Corporation	4426237945	Bank of America,	2039 Fletcher Creek Drive	Pat Sheridan
		N.A.	Memphis, TN 38133	(203) 973-1982

Rental Service Corporation	4426237958	Bank of America,	119 Doodle Avenue	Pat Sheridan
		N.A.	Ft Walton Beach, FL 32547	(203) 973-1982

Rental Service Corporation	4426237961	Bank of America,	3333 SW 3rd Avenuev	Pat Sheridan
		N.A.	Fort Lauderdale, FL 33315	(203) 973-1982

Rental Service Corporation	4426237974	Bank of America,	2471 Smith Street	Pat Sheridan
		N.A.	Kissimmee, FL 34744	(203) 973-1982

Rental Service Corporation	4426237987	Bank of America,	10427 Highway 84 East	Pat Sheridan
		N.A.	Thomasville, GA 31792	(203) 973-1982

Rental Service Corporation	4426231271	Bank of America,	700 Enterprise Court	Pat Sheridan
		N.A.	Montgomery, AL 36117	(203) 973-1982

Rental Service Corporation	4426231378	Bank of America,	1214 Hamric Drive West	Pat Sheridan
		N.A.	Oxford, AL 36203	(203) 973-1982

Rental Service Corporation	4426231284	Bank of America,	364 Highway 280	Pat Sheridan
		N.A.	Alexander City, AL 35010	(203) 973-1982

Rental Service Corporation	4426231381	Bank of America,	3425 Napier Field Road	Pat Sheridan
		N.A.	Dothan, AL 36303	(203) 973-1982

Rental Service Corporation	4426231297	Bank of America,	1503 W. 15th Street	Pat Sheridan
		N.A.	Panama City, FL 32401	(203) 973-1982

Rental Service Corporation	4426231394	Bank of America,	140 Industrial Drive	Pat Sheridan
		N.A.	Attalla, AL 35954	(203) 973-1982

Rental Service Corporation	4426231307	Bank of America,	1369 McCain Parkway	Pat Sheridan
		N.A.	Pelham,AL 35124	(203) 973-1982

Rental Service Corporation	4426238083	Bank of America,	135 Peachtree Road	Pat Sheridan
		N.A.	Byron, GA 31008	(203) 973-1982

Rental Service Corporation	4426237990	Bank of America,	921 E Morris Street	Pat Sheridan
		N.A.	Dalton, GA 30721	(203) 973-1982

Rental Service Corporation	4426238096	Bank of America,	323 South Houston Lake Road	Pat Sheridan
		N.A.	Warner Robins, GA 31088	(203) 973-1982

19

Schedule 4.16(a)
to Credit Agreement

				Bank Contact
	Account			Name and
Grantor	Number	Name of Bank	Address	Phone Number
Rental Service Corporation	4426238009	Bank of America,	8155 East Gate Boulevard	Pat Sheridan
		N.A.	Mount Juliet, TN 37122	(203) 973-1982

Rental Service Corporation	4426232694	Bank of America,	1500 Fritz Street Southwest	Pat Sheridan
		N.A.	Cleveland, TN 37323	(203) 973-1982

Rental Service Corporation	4426238106	Bank of America,	10639 Dutchtown Road	Pat Sheridan
		N.A.	Knoxville, TN 37932	(203) 973-1982

Rental Service Corporation	4426232607	Bank of America,	6688 W Andrew Johnson	Pat Sheridan
		N.A.	Highway Talbott, TN 37877	(203) 973-1982

Rental Service Corporation	4426232704	Bank of America,	608 West Avenue	Pat Sheridan
		N.A.	Crossville, TN 38555	(203) 973-1982

Rental Service Corporation	4426238012	Bank of America,	147 Jack Miller Boulevard	Pat Sheridan
		N.A.	Clarksville, TN 37042	(203) 973-1982

Rental Service Corporation	4426238119	Bank of America,	301 Crutcher Street	Pat Sheridan
		N.A.	Nashville, TN 37213	(203) 973-1982

Rental Service Corporation	4426238025	Bank of America,	1425 South Church Street	Pat Sheridan
		N.A.	Murfreesboro, TN 37130	(203) 973-1982

Rental Service Corporation	4426238122	Bank of America,	109 Century Court	Pat Sheridan
		N.A.	Franklin, TN 37064	(203) 973-1982

Rental Service Corporation	4426238038	Bank of America,	709 Seaboard Street	Pat Sheridan
		N.A.	Myrtle Beach, SC 29577	(203) 973-1982

Rental Service Corporation	4426238041	Bank of America,	132 Matthews Drive	Pat Sheridan
		N.A.	Hilton Head Island, SC 29926	(203) 973-1982

Rental Service Corporation	4426238054	Bank of America,	4017 Highway 74 West	Pat Sheridan
		N.A.	Monroe, NC 28110	(203) 973-1982

Rental Service Corporation	4426238067	Bank of America,	700 S. 15th Avenue	Pat Sheridan
		N.A.	Hopewell, VA 23860	(203) 973-1982

Rental Service Corporation	4426238070	Bank of America,	3925 Washington Boulevard	Pat Sheridan
		N.A.	Baltimore, MD 21227	(203) 973-1982

Rental Service Corporation	4426231446	Bank of America,	9430 Earley Drive	Pat Sheridan
		N.A.	Hagerstown, MD 21740	(203) 973-1982

Rental Service Corporation	4426231459	Bank of America,	6778 Lincoln Highway West	Pat Sheridan
		N.A.	Thomasville, PA 17364	(203) 973-1982

Rental Service Corporation	4426238135	Bank of America,	610 E Pine Log Road	Pat Sheridan
		N.A.	Aiken, SC 29803	(203) 973-1982

Rental Service Corporation	4426238148	Bank of America,	1201 Electric Road	Pat Sheridan
		N.A.	Salem, VA 24153	(203) 973-1982

Rental Service Corporation	4426238151	Bank of America,	1570 Radford Road	Pat Sheridan
		N.A.	Christiansburg, VA 24073	(203) 973-1982

Rental Service Corporation	4426238164	Bank of America,	8008 Dorchester Road	Pat Sheridan
		N.A.	Charleston, SC 29418	(203) 973-1982

20

Schedule 4.16(a)
to Credit Agreement

				Bank Contact
	Account			Name and
Grantor	Number	Name of Bank	Address	Phone Number
Rental Service Corporation	4426238177	Bank of America,	1303 Governor Court	Pat Sheridan
		N.A.	Abingdon, MD 21009	(203) 973-1982

Rental Service Corporation	4426238180	Bank of America,	4622 Wedgewood Boulevard	Pat Sheridan
		N.A.	Frederick, MD 21703	(203) 973-1982

Rental Service Corporation	4426232610	Bank of America,	3913 24th Street	Pat Sheridan
		N.A.	Moline, IL 61265	(203) 973-1982

Rental Service Corporation	4426231679	Bank of America,	2021 NE Broadway	Pat Sheridan
		N.A.	Des Moines, IA 50313	(203) 973-1982

Rental Service Corporation	4426231682	Bank of America,	5735 4th Street SW	Pat Sheridan
		N.A.	Cedar Rapids, IA 52404	(203) 973-1982

Rental Service Corporation	4426232623	Bank of America,	4419 Reas Bridge Road	Pat Sheridan
		N.A.	Decatur, IL 62521	(203) 973-1982

Rental Service Corporation	4426232636	Bank of America,	1414 E. Triumph Drive	Pat Sheridan
		N.A.	Urbana, IL 61802	(203) 973-1982

Rental Service Corporation	4426231695	Bank of America,	2325 SE 5th Street	Pat Sheridan
		N.A.	Ames, IA 50010	(203) 973-1982

Rental Service Corporation	4426232649	Bank of America,	300 W Chicago Avenue	Pat Sheridan
		N.A.	East Chicago, IN 46312	(203) 973-1982

Rental Service Corporation	4426238193	Bank of America,	3140 E Kearney	Pat Sheridan
		N.A.	Springfield, MO 65803	(203) 973-1982

Rental Service Corporation	4426232652	Bank of America,	21600 Doral Road	Pat Sheridan
		N.A.	Waukesha,WI 53186	(203) 973-1982

Rental Service Corporation	4426232717	Bank of America,	3736 11Th Street	Pat Sheridan
		N.A.	Rockford, IL 61109	(203) 973-1982

Rental Service Corporation	4426232720	Bank of America,	2201 E. Higgins Road	Pat Sheridan
		N.A.	Elk Grove Village, IL 60007	(203) 973-1982

Rental Service Corporation	4426238203	Bank of America,	215 East Baseline Road	Pat Sheridan
		N.A.	Gilbert, AZ 85233	(203) 973-1982

Rental Service Corporation	4426238216	Bank of America,	1012 Poplar	Pat Sheridan
		N.A.	Pine Bluff, AR 71601	(203) 973-1982

Rental Service Corporation	4426231006	Bank of America,	2022 Texas Boulevard	Pat Sheridan
		N.A.	Texarkana, TX 75501	(203) 973-1982

Rental Service Corporation	4426238229	Bank of America,	2505 N.24th. Street	Pat Sheridan
		N.A.	Rogers, AR 72756	(203) 973-1982

Rental Service Corporation	4426238232	Bank of America,	2927 Browns Lane	Pat Sheridan
		N.A.	Jonesboro, AR 72401	(203) 973-1982

Rental Service Corporation	4426216377	Bank of America,	931 So. Division Street	Pat Sheridan
		N.A.	Blytheville, AR 72315	(203) 973-1982

Rental Service Corporation	4426238339	Bank of America,	3004 S. Arkansas	Pat Sheridan
		N.A.	Russellville, AR 72802	(203) 973-1982

Rental Service Corporation	4426231705	Bank of America,	3616 Towson Avenue	Pat Sheridan
		N.A.	Fort Smith, AR 72901	(203) 973-1982

21

Schedule 4.16(a)
to Credit Agreement

				Bank Contact
	Account			Name and
Grantor	Number	Name of Bank	Address	Phone Number
Rental Service Corporation	4426238245	Bank of America,	1800 Higdon Ferry Road	Pat Sheridan
		N.A.	Hot Springs, AR 71913	(203) 973-1982

Rental Service Corporation	4426238342	Bank of America,	709 West Gaines Street	Pat Sheridan
		N.A.	Tallahassee, FL 32304	(203) 973-1982

Rental Service Corporation	4426238258	Bank of America,	3655 No. Monroe Street	Pat Sheridan
		N.A.	Tallahassee, FL 32303	(203) 973-1982

Rental Service Corporation	4426238355	Bank of America,	2445 Capital Circle N.E.	Pat Sheridan
		N.A.	Tallahassee, FL 32308	(203) 973-1982

Rental Service Corporation	4426238261	Bank of America,	539 S.W. Arrow Head Terrace	Pat Sheridan
		N.A.	Lake City, FL 32024	(203) 973-1982

Rental Service Corporation	4426238368	Bank of America,	4383 Inner Perimeter Road	Pat Sheridan
		N.A.	Valdosta, GA 31602	(203) 973-1982

Rental Service Corporation	4426232733	Bank of America,	1610 W. Wisconsin Avenue	Pat Sheridan
		N.A.	Appleton, WI54914	(203) 973-1982

Rental Service Corporation	4426232746	Bank of America,	5814 Green Valley Road	Pat Sheridan
		N.A.	Oshkosh, WI 54904	(203) 973-1982

Rental Service Corporation	4426238274	Bank of America,	3801 SENowata Road	Pat Sheridan
		N.A.	Bartlesville, OK 74006	(203) 973-1982

Rental Service Corporation	4426231718	Bank of America,	2025 Westfield Avenue	Pat Sheridan
		N.A.	Waterloo, IA 50701	(203) 973-1982

Rental Service Corporation	4426231721	Bank of America,	2809 Larson Street	Pat Sheridan
		N.A.	La Crosse, WI 54603	(203) 973-1982

Rental Service Corporation	4426238371	Bank of America,	1100 Vine Street	Pat Sheridan
		N.A.	Hays, KS 67601	(203) 973-1982

Rental Service Corporation	4426231462	Bank of America,	7094 Truck World Boulevard	Pat Sheridan
		N.A.	Hubbard, OH 44425	(203) 973-1982

Rental Service Corporation	4426238290	Bank of America,	449 St. Ferdinand Street	Pat Sheridan
		N.A.	Florissant, MO 63031	(203) 973-1982

Rental Service Corporation	4426238300	Bank of America,	1717 Ford Lane	Pat Sheridan
		N.A.	Saint Charles, MO 63303	(203) 973-1982

Rental Service Corporation	4426232377	Bank of America,	900 Highway 108	Pat Sheridan
		N.A.	Sulphur, LA 70664-0216	(203) 973-1982

Rental Service Corporation	4426232759	Bank of America,	6001 Atwood Drive	Pat Sheridan
		N.A.	Richmond, KY 40475	(203) 973-1982

Rental Service Corporation	4426232762	Bank of America,	912 E. Cumberland Parkway	Pat Sheridan
		N.A.	Corbin, KY 40701	(203) 973-1982

Rental Service Corporation	4426231019	Bank of America,	3212 Prairie Valley Road	Pat Sheridan
		N.A.	Ardmore, OK 73401	(203) 973-1982

Rental Service Corporation	4426231734	Bank of America,	1401 W. Potter Avenue	Pat Sheridan
		N.A.	Kirksville, MO 63501	(203) 973-1982

22

Schedule 4.16(a)
to Credit Agreement

				Bank Contact
	Account			Name and
Grantor	Number	Name of Bank	Address	Phone Number
Rental Service Corporation	4426231747	Bank of America,	5635 Highway 54	Pat Sheridan
		N.A.	Osage Beach, MO 65065	(203) 973-1982

Rental Service Corporation	4426231750	Bank of America,	1226 E. 16Th Avenue Hibbing,	Pat Sheridan
		N.A.	Hibbing, MN 55746	(203) 973-1982

Rental Service Corporation	4426238313	Bank of America,	325 South Kansas Avenue	Pat Sheridan
		N.A.	Liberal, KS 67901	(203) 973-1982

Rental Service Corporation	4426231983	Bank of America,	230394 Highland Road	Pat Sheridan
		N.A.	Scottsbluff, NE 69361	(203) 973-1982

Rental Service Corporation	4426231475	Bank of America,	932 S. 13th Street	Pat Sheridan
		N.A.	Harrisburg, PA 17104	(203) 973-1982

Rental Service Corporation	4426231996	Bank of America,	11250 East 40th Avenue	Pat Sheridan
		N.A.	Denver, CO 80239	(203) 973-1982

Rental Service Corporation	4426232005	Bank of America,	1250 Zuni Street	Pat Sheridan
		N.A.	Denver, CO 80204	(203) 973-1982

Rental Service Corporation	4426238326	Bank of America,	3900I-40 East	Pat Sheridan
		N.A.	Amarillo, TX 79103	(203) 973-1982

Rental Service Corporation	4426231116	Bank of America,	317 Southeast Loop 289	Pat Sheridan
		N.A.	Lubbock, TX 79404	(203) 973-1982

Rental Service Corporation	4426232018	Bank of America,	201 Juan Tabo NE	Pat Sheridan
		N.A.	Albuquerque, NM 87123	(203) 973-1982

Rental Service Corporation	4426232021	Bank of America,	9170 Coors NW	Pat Sheridan
		N.A.	Albuquerque, NM 87120	(203) 973-1982

Rental Service Corporation	4426232034	Bank of America,	2401 Menaul NE	Pat Sheridan
		N.A.	Albuquerque, NM 87107	(203) 973-1982

Rental Service Corporation	4426305893	Bank of America,	3708 Arch Avenue	Pat Sheridan
		N.A.	Grand Island, NE 68803	(203) 973-1982

Rental Service Corporation	4426238384	Bank of America,	11615 South Rogers Road	Pat Sheridan
		N.A.	Olathe, KS 66062	(203) 973-1982

Rental Service Corporation	4426238397	Bank of America,	1004 Burlington	Pat Sheridan
		N.A.	North Kansas City, MO 64116	(203) 973-1982

Rental Service Corporation	4426232047	Bank of America,	1429 Mulberry	Pat Sheridan
		N.A.	Fort Collins, CO 80524	(203) 973-1982

Rental Service Corporation	4426232050	Bank of America,	481 West 84th Avenue	Pat Sheridan
		N.A.	Thornton, CO 80260-0481	(203) 973-1982

Rental Service Corporation	4426232063	Bank of America,	13109 Highway 85	Pat Sheridan
		N.A.	Littleton, CO 80125	(203) 973-1982

Rental Service Corporation	4426232160	Bank of America,	2401 Steel Drive	Pat Sheridan
		N.A.	Colorado Springs,CO 80907	(203) 973-1982

Rental Service Corporation	4426238410	Bank of America,	5101 East 63rd Street	Pat Sheridan
		N.A.	Derby, KS 67037	(203) 973-1982

23

Schedule 4.16(a)
to Credit Agreement

				Bank Contact
	Account			Name and
Grantor	Number	Name of Bank	Address	Phone Number
Rental Service Corporation	4426231488	Bank of America,	575 E. Exchange Street	Pat Sheridan
		N.A.	Akron, OH 44306	(203) 973-1982

Rental Service Corporation	4426238423	Bank of America,	9707 E. Orme	Pat Sheridan
		N.A.	Wichita, KS 67207	(203) 973-1982

Rental Service Corporation	4426238436	Bank of America,	9127 W Kellogg Drive	Pat Sheridan
		N.A.	Wichitam KS 67209	(203) 973-1982

Rental Service Corporation	4426238449	Bank of America,	951 Southeast Oldham Parkway	Pat Sheridan
		N.A.	Lees Summit, MO 64081	(203) 973-1982

Rental Service Corporation	4426231763	Bank of America,	754 E. Young	Pat Sheridan
		N.A.	Warrensburg, MO 64093	(203) 973-1982

Rental Service Corporation	4426238452	Bank of America,	1606 Commerce Court	Pat Sheridan
		N.A.	Columbia, MO 65202	(203) 973-1982

Rental Service Corporation	4426238465	Bank of America,	2805 E. Newman	Pat Sheridan
		N.A.	Joplin, MO 64801	(203) 973-1982

Rental Service Corporation	4426238478	Bank of America,	2900 No. Interstate Drive	Pat Sheridan
		N.A.	Norman, OK 73072	(203) 973-1982

Rental Service Corporation	4426216319	Bank of America,	3818 S.Leonard Road	Pat Sheridan
		N.A.	Saint Joseph, MO 64503	(203) 973-1982

Rental Service Corporation	4426231860	Bank of America,	2340 Fernbrook Lane North	Pat Sheridan
		N.A.	Plymouth, MN 55447	(203) 973-1982

Rental Service Corporation	4426231776	Bank of America,	6740 Hudson Boulevard	Pat Sheridan
		N.A.	Oakdale,MN 55128	(203) 973-1982

Rental Service Corporation	4426231873	Bank of America,	3750 Highway 13 West	Pat Sheridan
		N.A.	Burnsville, MN 55337	(203) 973-1982

Rental Service Corporation	4426231789	Bank of America,	4201 W. First Street	Pat Sheridan
		N.A.	Duluth, MN 55807	(203) 973-1982

Rental Service Corporation	4426231886	Bank of America,	8616 S. 135th Street	Pat Sheridan
		N.A.	Omaha, NE 68138	(203) 973-1982

Rental Service Corporation	4426231792	Bank of America,	1821 Cornhusker Highway	Pat Sheridan
		N.A.	Lincoln, NE 68521	(203) 973-1982

Rental Service Corporation	4426232775	Bank of America,	4117 Mt Pleasant Street	Pat Sheridan
		N.A.	West Burlington, IA 52655	(203) 973-1982

Rental Service Corporation	4426232788	Bank of America,	2700 South 17th. Street	Pat Sheridan
		N.A.	Clinton, IA 52732	(203) 973-1982

Rental Service Corporation	4426231899	Bank of America,	3020 Highway 63 North	Pat Sheridan
		N.A.	Rochester, MN 55906	(203) 973-1982

Rental Service Corporation	4426231802	Bank of America,	810 Strong Highway	Pat Sheridan
		N.A.	El Dorado, AR 71730	(203) 973-1982

Rental Service Corporation	4426238481	Bank of America,	8104 NW Expressway	Pat Sheridan
		N.A.	Oklahoma City, OK 73162	(203) 973-1982

24

Schedule 4.16(a)
to Credit Agreement

				Bank Contact
	Account			Name and
Grantor	Number	Name of Bank	Address	Phone Number
Rental Service Corporation	4426238588	Bank of America,	708 W. Elgin Street	Pat Sheridan
		N.A.	Broken Arrow, OK 74012	(203) 973-1982

Rental Service Corporation	4426238494	Bank of America,	324 W. Memorial Road	Pat Sheridan
		N.A.	Oklahoma City, OK 73114	(203) 973-1982

Rental Service Corporation	4426238591	Bank of America,	9222 E. 21st Street	Pat Sheridan
		N.A.	Tulsa, OK 74129	(203) 973-1982

Rental Service Corporation	4426238504	Bank of America,	10601 S. Memorial Drive	Pat Sheridan
		N.A.	Tulsa, OK 74133	(203) 973-1982

Rental Service Corporation	4426238601	Bank of America,	4609 Crossroads Ind Drive	Pat Sheridan
		N.A.	Bridgeton, MO 63044	(203) 973-1982

Rental Service Corporation	4426232791	Bank of America,	2701 S. Main Street	Pat Sheridan
		N.A.	Bloomington, IL 61704	(203) 973-1982

Rental Service Corporation	4426238517	Bank of America,	2050 Southern Expressway	Pat Sheridan
		N.A.	Cape Girardeau, MO 63703	(203) 973-1982

Rental Service Corporation	4426238614	Bank of America,	3639 Main	Pat Sheridan
		N.A.	Quincy, IL 62305	(203) 973-1982

Rental Service Corporation	4426232801	Bank of America,	3161 Market Street	Pat Sheridan
		N.A.	Green Bay, WI54304	(203) 973-1982

Rental Service Corporation	4426232814	Bank of America,	26 Marsh Court	Pat Sheridan
		N.A.	Madison, WI 53718	(203) 973-1982

Rental Service Corporation	4426232911	Bank of America,	5605 Mesker Street	Pat Sheridan
		N.A.	Schofield, WI 54476	(203) 973-1982

Rental Service Corporation	4426216364	Bank of America,	2901 N. Peoria Street	Pat Sheridan
		N.A.	Peru, IL 61354	(203) 973-1982

Rental Service Corporation	4426232827	Bank of America,	1845 E. Lincoln Highway	Pat Sheridan
		N.A.	Dekalb, IL 60115	(203) 973-1982

Rental Service Corporation	4426315605	Bank of America,	3407 N. Main Street	Pat Sheridan
		N.A.	East Peoria, IL 61611	(203) 973-1982

Rental Service Corporation	4426232924	Bank of America,	1303 Washington Street	Pat Sheridan
		N.A.	Muscatine, IA 52761	(203) 973-1982

Rental Service Corporation	4426231491	Bank of America,	1291 Medina Road	Pat Sheridan
		N.A.	Medina, OH 44256	(203) 973-1982

Rental Service Corporation	4426238520	Bank of America,	307 No. 14th	Pat Sheridan
		N.A.	Dodge City, KS 67801	(203) 973-1982

Rental Service Corporation	4426232380	Bank of America,	1948 Cliff Gookin Boulevard	Pat Sheridan
		N.A.	Tupelo, MS 38801	(203) 973-1982

Rental Service Corporation	4426232830	Bank of America,	22634 So. Frontage Road	Pat Sheridan
		N.A.	West Channahon, IL 60410	(203) 973-1982

Rental Service Corporation	4426231909	Bank of America,	3352 Southway Drive	Pat Sheridan
		N.A.	St Cloud, MN 56301	(203) 973-1982

25

Schedule 4.16(a)
to Credit Agreement

				Bank Contact
	Account			Name and
Grantor	Number	Name of Bank	Address	Phone Number
Rental Service Corporation	4426232937	Bank of America,	1600 South Dirksen Parkway	Pat Sheridan
		N.A.	Springfield, IL 62703	(203) 973-1982

Rental Service Corporation	4426231815	Bank of America,	390 E. 12th Street	Pat Sheridan
		N.A.	Dubuque, IA 52001	(203) 973-1982

Rental Service Corporation	4426238627	Bank of America,	1200 Beltline Road	Pat Sheridan
		N.A.	Collinsville, IL 62234-0435	(203) 973-1982

Rental Service Corporation	4426238533	Bank of America,	4258 3rd Ave. N.W.	Pat Sheridan
		N.A.	Fargo, ND 58102	(203) 973-1982

Rental Service Corporation	4426231828	Bank of America,	3620 North Lewis Avenue	Pat Sheridan
		N.A.	Sioux Falls, SD 57104	(203) 973-1982

Rental Service Corporation	4426238546	Bank of America,	48 Industrial Park Drive	Pat Sheridan
		N.A.	Hollister, MO 65672	(203) 973-1982

Rental Service Corporation	4426231831	Bank of America,	174 Kenworth Boulevard	Pat Sheridan
		N.A.	Jackson, TN 38305	(203) 973-1982

Rental Service Corporation	4426238559	Bank of America,	3100 Haskell	Pat Sheridan
		N.A.	Lawrence, KS 66046	(203) 973-1982

Rental Service Corporation	4426231501	Bank of America,	900 West Basin Road	Pat Sheridan
		N.A.	New Castle, DE 19720	(203) 973-1982

Rental Service Corporation	4426231514	Bank of America,	1209 Marshall Avenue	Pat Sheridan
		N.A.	Lancaster, PA 17601	(203) 973-1982

Rental Service Corporation	4426231611	Bank of America,	28587 Sussex Highway	Pat Sheridan
		N.A.	Laurel, DE 19956	(203) 973-1982

Rental Service Corporation	4426238562	Bank of America,	8200 Cryden Way	Pat Sheridan
		N.A.	Forestville, MD 20747	(203) 973-1982

Rental Service Corporation	4426238575	Bank of America,	392 North Expressway	Pat Sheridan 203-
		N.A.	Griffin, GA 30223	(203) 973-1982

Rental Service Corporation	4426231404	Bank of America,	16300 Highway 80 West	Pat Sheridan
		N.A.	Statesboro, GA 30458	(203) 973-1982

Rental Service Corporation	4426232843	Bank of America,	530 S. 4th Street	Pat Sheridan
		N.A.	Danville, KY 40422	(203) 973-1982

Rental Service Corporation	4426216351	Bank of America,	6270 N. Dixie Highway	Pat Sheridan
		N.A.	Elizabethtown, KY 42701	(203) 973-1982

Rental Service Corporation	4426232940	Bank of America,	65 Sulphur Springs Road	Pat Sheridan
		N.A.	Lebanon, KY 40033	(203) 973-1982

Rental Service Corporation	4426231527	Bank of America,	947 Route 22 East	Pat Sheridan
		N.A.	Duncansville, PA 16635	(203) 973-1982

Rental Service Corporation	4426238630	Bank of America,	3883 Sweeten Creek Road	Pat Sheridan
		N.A.	Arden, NC 28704	(203) 973-1982

Rental Service Corporation	4426232856	Bank of America,	970 Lovers Lane	Pat Sheridan
		N.A.	Bowling Green, KY 42104	(203) 973-1982

Rental Service Corporation	4426238643	Bank of America,	215 East Baseline Road	Pat Sheridan
		N.A.	Gilbert, AZ 85233	(203) 973-1982

26

Schedule 4.16(a)
to Credit Agreement

				Bank Contact
	Account			Name and
Grantor	Number	Name of Bank	Address	Phone Number
Rental Service Corporation	4426238656	Bank of America,	1770 West Prince Road	Pat Sheridan
		N.A.	Tucson, AZ 85705	(203) 973-1982

Rental Service Corporation	4426238669	Bank of America,	3461 East Deuce Of Clubs	Pat Sheridan
		N.A.	Show Low, AZ 85901	(203) 973-1982

Rental Service Corporation	4426238672	Bank of America,	2224 Nw Grand Avenue	Pat Sheridan
		N.A.	Phoenix, AZ 85009	(203) 973-1982

Rental Service Corporation	4426238685	Bank of America,	648 East Fry Boulevard	Pat Sheridan
		N.A.	Sierra Vista, AZ 85635	(203) 973-1982

Rental Service Corporation	4426238698	Bank of America,	1060 East Highway 70	Pat Sheridan
		N.A.	Safford, AZ 85546	(203) 973-1982

Rental Service Corporation	4426238708	Bank of America,	2020 Highway 60	Pat Sheridan
		N.A.	Globe, AZ 85501	(203) 973-1982

Rental Service Corporation	4426232076	Bank of America,	2323 West Highway 66	Pat Sheridan
		N.A.	Gallup, NM 87301	(203) 973-1982

Rental Service Corporation	4426238711	Bank of America,	171 South Browning Parkway	Pat Sheridan
		N.A.	Farmington, NM 87401	(203) 973-1982

Rental Service Corporation	4426238724	Bank of America,	21445 No. 27th Avenue	Pat Sheridan
		N.A.	Phoenix, AZ 85027	(203) 973-1982

Rental Service Corporation	4426232173	Bank of America,	814 N. Santa Fe Avenue	Pat Sheridan
		N.A.	Pueblo, CO 81003	(203) 973-1982

Rental Service Corporation	4426232089	Bank of America,	2251 Downhill Drive	Pat Sheridan
		N.A.	Steamboat Springs, CO 80477	(203) 973-1982

Rental Service Corporation	4426238737	Bank of America,	6921 East Cave Creek Road	Pat Sheridan
		N.A.	Cave Creek, AZ 85331	(203) 973-1982

Rental Service Corporation	4426232186	Bank of America,	2707 Cerrillos	Pat Sheridan
		N.A.	Santa Fe, NM 87507	(203) 973-1982

Rental Service Corporation	4426232092	Bank of America,	125 8Th Ave	Pat Sheridan
		N.A.	Greeley, CO 80631	(203) 973-1982

Rental Service Corporation	4426232199	Bank of America,	1437 US Highway 70 West	Pat Sheridan
		N.A.	Alamogordo, NM 88310	(203) 973-1982

Rental Service Corporation	4426232102	Bank of America,	18810 Longs Way	Pat Sheridan
		N.A.	Parker, CO 80134	(203) 973-1982

Rental Service Corporation	4426232209	Bank of America,	1045 Chambers Avenue	Pat Sheridan
		N.A.	Eagle, CO 81631	(203) 973-1982

Rental Service Corporation	4426232115	Bank of America,	1215 West Lincoln way	Pat Sheridan
		N.A.	Cheyenne, WY 82001	(203) 973-1982

Rental Service Corporation	4426238834	Bank of America,	11039 No. Cave Creek Road	Pat Sheridan
		N.A.	Phoenix, AZ 85020	(203) 973-1982

Rental Service Corporation	4426238740	Bank of America,	6363 E. Second Street	Pat Sheridan
		N.A.	Prescott Valley, AZ 86314	(203) 973-1982

27

Schedule 4.16(a)
to Credit Agreement

				Bank Contact
	Account			Name and
Grantor	Number	Name of Bank	Address	Phone Number
Rental Service Corporation	4426238847	Bank of America,	1429 North Pinal Avenue	Pat Sheridan
		N.A.	Casa Grande, AZ 85222	(203) 973-1982

Rental Service Corporation	4426232128	Bank of America,	2372 E. Main Street	Pat Sheridan
		N.A.	Montrose, CO 81401	(203) 973-1982

Rental Service Corporation	4426232131	Bank of America,	0116 County Road 450	Pat Sheridan
		N.A.	Breckenridge, CO 80424	(203) 973-1982

Rental Service Corporation	4426232144	Bank of America,	249 Adams Avenue	Pat Sheridan
		N.A.	Silverthorne, CO80498	(203) 973-1982

Rental Service Corporation	4426232157	Bank of America,	955 Valley Street	Pat Sheridan
		N.A.	Colorado Springs,CO 80915	(203) 973-1982

Rental Service Corporation	4426232212	Bank of America,	1600 Kansas Avenue	Pat Sheridan
		N.A.	Longmont, CO 80501	(203) 973-1982

Rental Service Corporation	4426232225	Bank of America,	650 S. 11th Street	Pat Sheridan
		N.A.	Gunnison, CO 81230	(203) 973-1982

Rental Service Corporation	4426231624	Bank of America,	1000 Halstead Boulevard	Pat Sheridan
		N.A.	Elizabeth City, NC 27909	(203) 973-1982

Rental Service Corporation	4426231844	Bank of America,	2120 East 4th	Pat Sheridan
		N.A.	North Platte, NE 69101	(203) 973-1982

Rental Service Corporation	4426216322	Bank of America,	915 Enoch Lane	Pat Sheridan
		N.A.	Manhattan, KS 66502	(203) 973-1982

Rental Service Corporation	4426231857	Bank of America,	3525 Park Avenue	Pat Sheridan
		N.A.	Paducah,KY 42001	(203) 973-1982

Rental Service Corporation	4426238753	Bank of America,	725 Se Monterey Road	Pat Sheridan
		N.A.	Stuart, FL 34994	(203) 973-1982

Rental Service Corporation	4426231530	Bank of America,	1090 Mantua Pike, Route 45	Pat Sheridan
		N.A.	Wenonah, NJ 08090	(203) 973-1982

Rental Service Corporation	4426216393	Bank of America,	5809 Hwy 8 West	Pat Sheridan
		N.A.	Rhinelander, WI 54501	(203) 973-1982

Rental Service Corporation	4426238850	Bank of America,	2402 Highway 72 - 221 East	Pat Sheridan
		N.A.	Greenwood, SC 29648	(203) 973-1982

Rental Service Corporation	4426238766	Bank of America,	880 Boone Station Rd	Pat Sheridan
		N.A.	Johnson City, TN 37615	(203) 973-1982

Rental Service Corporation	4426238863	Bank of America,	3380 St Rose Parkway	Pat Sheridan
		N.A.	Henderson, NV 89052	(203) 973-1982

Rental Service Corporation	4426238779	Bank of America,	3685 So. Winchester Road	Pat Sheridan
		N.A.	Apache Junction, AZ 85219	(203) 973-1982

Rental Service Corporation	4426232393	Bank of America,	307 Industrial Park Road	Pat Sheridan
		N.A.	Starkville, MS 39759	(203) 973-1982

Rental Service Corporation	4426232238	Bank of America,	3233 Cy Avenue	Pat Sheridan
		N.A.	Casper, WY 82604	(203) 973-1982

Rental Service Corporation	4426238876	Bank of America,	9801 Nokesville Road	Pat Sheridan
		N.A.	Manassas, VA 20110	(203) 973-1982

28

Schedule 4.16(a)
to Credit Agreement

				Bank Contact
	Account			Name and
Grantor	Number	Name of Bank	Address	Phone Number
Rental Service Corporation	4426238782	Bank of America,	4616 Lassen Lane	Pat Sheridan
		N.A.	Fredericksburg, VA 22408	(203) 973-1982

Rental Service Corporation	4426231637	Bank of America,	1961 S. Loudoun Street	Pat Sheridan
		N.A.	Winchester, VA 22601	(203) 973-1982

Rental Service Corporation	4426238795	Bank of America,	1308 Horner Road	Pat Sheridan
		N.A.	Woodbridge, VA 22191	(203) 973-1982

Rental Service Corporation	4426238805	Bank of America,	2413 London Bridge Road	Pat Sheridan
		N.A.	VirginiaBeach, VA 23456	(203) 973-1982

Rental Service Corporation	4426231543	Bank of America,	249 E. Shirley Avenue	Pat Sheridan
		N.A.	Warrenton, VA 20186	(203) 973-1982

Rental Service Corporation	4426231310	Bank of America,	1026 S. Memorial Drive	Pat Sheridan
		N.A.	Prattville, AL 36066	(203) 973-1982

Rental Service Corporation	4426238818	Bank of America,	210 North Wood Road	Pat Sheridan
		N.A.	Camarillo, CA 93010	(203) 973-1982

Rental Service Corporation	4426238821	Bank of America,	1400 Bluff Road	Pat Sheridan
		N.A.	Columbia, SC 29201	(203) 973-1982

Rental Service Corporation	4426231640	Bank of America,	173 Oak Carriage Drive	Pat Sheridan
		N.A.	Lewisburg, WV 24901	(203) 973-1982

Rental Service Corporation	4426231556	Bank of America,	319 Oakvale Road	Pat Sheridan
		N.A.	Princeton, WV 24740	(203) 973-1982

Rental Service Corporation	4426231653	Bank of America,	307 No Eisenhower Drive	Pat Sheridan
		N.A.	Beckley, WV 25801	(203) 973-1982

Rental Service Corporation	4426238889	Bank of America,	301 West Main Street	Pat Sheridan
		N.A.	Charlottesville, VA 22903	(203) 973-1982

Rental Service Corporation	4426238892	Bank of America,	137 Simmons Road	Pat Sheridan
		N.A.	Cloverdale, VA 24077	(203) 973-1982

Rental Service Corporation	4426238902	Bank of America,	6710 Everglades Drive	Pat Sheridan
		N.A.	Richmond, VA 23225	(203) 973-1982

Rental Service Corporation	4426238915	Bank of America,	8405 Brook Road	Pat Sheridan
		N.A.	Glen Allen, VA 23060	(203) 973-1982

Rental Service Corporation	4426238928	Bank of America,	3022 Griffith Street	Pat Sheridan
		N.A.	Charlotte, NC 28203	(203) 973-1982

Rental Service Corporation	4426238931	Bank of America,	105 South Swing Road	Pat Sheridan
		N.A.	Greensboro, NC 27409	(203) 973-1982

Rental Service Corporation	4426238944	Bank of America,	5600 Chapel Hill Road	Pat Sheridan
		N.A.	Raleigh, NC 27607	(203) 973-1982

Rental Service Corporation	4426232953	Bank of America,	4311 N. Mayflower Road	Pat Sheridan
		N.A.	South Bend, IN 46628	(203) 973-1982

Rental Service Corporation	4426238957	Bank of America,	1000 Woodruff Road	Pat Sheridan
		N.A.	Greenville, SC 29607	(203) 973-1982

Rental Service Corporation	4426238960	Bank of America,	2841 Azalea Drive	Pat Sheridan
		N.A.	Charleston, SC 29405	(203) 973-1982

29

Schedule 4.16(a)
to Credit Agreement

				Bank Contact
	Account			Name and Phone
Grantor	Number	Name of Bank	Address	Number
Rental Service Corporation	4426238973	Bank of America, N.A.	925 Riverview Road Rock Hill, SC 29732	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426238986	Bank of America, N.A.	1020 North Front Street Wilmington, NC 28401	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426239082	Bank of America, N.A.	141 Sweeten Creek Road Asheville, NC 28803	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426238999	Bank of America, N.A.	3800 N. Patterson Avenue Winston-Salem, NC 27105	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426239095	Bank of America, N.A.	1000 Chatham Pkwy. North Garden City, GA 31408	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426232869	Bank of America, N.A.	1830 Foreman Drive Cookeville, TN 38501	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426239008	Bank of America, N.A.	229 Hurricane Shoals Road Lawrenceville, GA 30045	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426239105	Bank of America, N.A.	1950 Guffin Lane Marietta, GA 30066	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426239011	Bank of America, N.A.	7920 NE St. Johns Road Vancouver, WA 98665	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426239118	Bank of America, N.A.	4016 Highway Boulevard Spencer, IA 51301	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426232872	Bank of America, N.A.	1006 So Division Avenue Grand Rapids, MI 49507	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426239024	Bank of America, N.A.	229 Center Street Jacksonville, NC 28546	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426239121	Bank of America, N.A.	1008 Commercial Drive Brunswick, GA 31520	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426239037	Bank of America, N.A.	1500 So. Broadway Salina, KS 67401	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426232241	Bank of America, N.A.	1450 Coffeen Avenue Sheridan, WY 82801	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426239040	Bank of America , N.A.	8787 Highway 225 La Porte, TX 77571	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426239053	Bank of America, N.A.	520 E. La Cadena Drive Riverside, CA 92501	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426239066	Bank of America,	4117 Rosedale Highway	Pat Sheridan
		N.A.	Bakersfield, CA 93308	(203) 973-1982

Rental Service Corporation	4426239079	Bank of America, N.A.	2900 E. Spring Street Long Beach, CA 90806	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426239134	Bank of America, N.A.	28377 Felix Valdez Avenue Temecula CA 92590	, Pat Sheridan (203) 973-1982

Rental Service Corporation	4426239147	Bank of America, N.A.	220 N. Johnson El Cajon, CA 92020	Pat Sheridan (203) 973-1982

30

Schedule 4.16(a)
to Credit Agreement

				Bank Contact
	Account			Name and Phone
Grantor	Number	Name of Bank	Address	Number
Rental Service Corporation	4426239150	Bank of America, N.A.	1000 S. Grand Santa Ana, CA 92705	Pat Sheridan 203- 973-1982

Rental Service Corporation	4426239176	Bank of America, N.A.	5300 E. Railhead Avenue Flagstaff, AZ 86004	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426239189	Bank of America, N.A.	2900 Highway 95 Bullhead City, AZ 86442	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426239192	Bank of America, N.A.	1968 West Acoma, Suite 103 Lake Havasu City, AZ 86403	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426239202	Bank of America, N.A.	2720 E. 16th St (Highway 95) Yuma, AZ 85365	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426232254	Bank of America, N.A.	2781 West 2100 South West Valley City, UT 84119	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426239215	Bank of America, N.A.	2177 Jerrold Avenue San Francisco, CA 94124	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426239228	Bank of America, N.A.	2150 O’toole Avenue San Jose, CA 95131	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426239231	Bank of America, N.A.	4635 Power Inn Road Sacramento, CA 95826	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426239338	Bank of America, N.A.	3333 S. Hwy 99 Frontage Road Stockton, CA 95215	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426239244	Bank of America, N.A.	4030 Pacheco Boulevard Martinez, CA 94553	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426239341	Bank of America, N.A.	8001 Oakport Street Oakland, CA 94621	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426230913	Bank of America, N.A.	501 S Main Street Ellensburg, WA 98926	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426239257	Bank of America, N.A.	1210 West Broadway Moses Lake, WA 98837	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426239354	Bank of America, N.A.	2302 East “Q” Street Tacoma, WA 98421	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426239260	Bank of America, N.A.	2810 Highland Avenue Everett, WA 98201	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426239367	Bank of America, N.A.	9045 Willows Road Redmond, WA 98052	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426239273	Bank of America, N.A.	5421 1St Avenue South Seattle, WA 98108	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426239370	Bank of America, N.A.	1301 East College Way Mount Vernon, WA 98273	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426239286	Bank of America, N.A.	13850 SE Ambler Road Clackamas, OR 97015	Pat Sheridan (203) 973-1982

31

Schedule 4.16(a)
to Credit Agreement

				Bank Contact
	Account			Name and Phone
Grantor	Number	Name of Bank	Address	Number
Rental Service Corporation	4426239299	Bank of America, N.A.	61530 S. Highway 97 Bend, OR 97702	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426239309	Bank of America, N.A.	2333 S. Highway 97 Redmond, OR 97756	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426239312	Bank of America, N.A.	2661 NE Stephens Street Roseburg, OR 97470	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426239325	Bank of America, N.A.	915 E. Elm Avenue Hermiston, OR 97838	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426239383	Bank of America, N.A.	625301 Highway 101 South Coos Bay, OR 97420	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426239396	Bank of America, N.A.	3344 Washburn Way Klamath Falls, OR 97603	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426239406	Bank of America, N.A.	2100 Highway 99N Eugene, OR 97402	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426239419	Bank of America, N.A.	3092 Silverton Road Salem, OR 97303	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426239422	Bank of America, N.A.	3110 Winter Lake Road Lakeland, FL 33803	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426239435	Bank of America, N.A.	3635 US Highway 98 N. Lakeland, FL 33809	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426239448	Bank of America, N.A.	5907 E. Adamo Tampa, FL 33619	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426239451	Bank of America, N.A.	1835 N. Washington Boulevard Sarasota, FL 34234	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426239464	Bank of America, N.A.	907 E. Canal Street Mulberry, FL 33860	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426239477	Bank of America, N.A.	200 S. LaSalle Street Durham, NC 27705	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426239480	Bank of America, N.A.	4201 L B Mc Leod Road Orlando, FL 32811	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426231323	Bank of America, N.A.	10230 Logan Cline Drive Gulfport, MS 39503	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426239587	Bank of America, N.A.	723 Concord Parkway N. Concord, NC 28027	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426239493	Bank of America, N.A.	602 Copeland Drive Hampton, VA 23661	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426239590	Bank of America, N.A.	2613 S. Orlando Dr, Highway 17/92 Sanford, FL 32773	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426239503	Bank of America, N.A.	6133 Murchison Road Fayetteville, NC 28311	Pat Sheridan (203) 973-1982

32

Schedule 4.16(a)
to Credit Agreement

				Bank Contact
	Account			Name and Phone
Grantor	Number	Name of Bank	Address	Number
Rental Service Corporation	4426239600	Bank of America, N.A.	344 E. Plaza Drive Mooresville, NC 28115	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426239516	Bank of America, N.A.	100 Weber Avenue Leesburg, FL 34748	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426239613	Bank of America, N.A.	2850 W State Rd 520 Cocoa, FL 32926	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426239529	Bank of America, N.A.	355 5th Street S.W. Winter Haven, FL 33880	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426239626	Bank of America, N.A.	12997 North Freeway Fort Worth, TX 76177	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426231129	Bank of America, N.A.	300 Lynbrook Boulevard Shreveport, LA 71106	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426239532	Bank of America, N.A.	737 E. Main Lewisville, TX 75057	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426270371	Bank of America, N.A.	2728 Westmoreland Dallas, TX 75212	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426239545	Bank of America, N.A.	6935 Woodway Drive Waco, TX 76712	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426216380	Bank of America, N.A.	58020 Industrial Boulevard Plaquemine, LA 70764	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426216348	Bank of America, N.A.	Po Box 665; 2235 Highway 70 Donaldsonville, LA 70346	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426239558	Bank of America, N.A.	1766 S. Treadaway Abilene, TX 79602	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426239561	Bank of America, N.A.	2807 N. Garnett Road Tulsa, OK 74116	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426231035	Bank of America, N.A.	2420 Lee Boulevard Lawton, OK 73505	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426239574	Bank of America, N.A.	3595 Fm 1960 W. Humble, TX 77338	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426232474	Bank of America, N.A.	6952 Airline Highway Baton Rouge, LA 70805	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426232487	Bank of America, N.A.	1444 W. Bank Expressway Westwego, LA 70094	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426239639	Bank of America, N.A.	2809 W. Kingsley Road Garland, TX 75041	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426239642	Bank of America, N.A.	6914 Gateway East El Paso, TX 79915	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426232490	Bank of America, N.A.	11580 Chef Menteur Highway New Orleans, LA 70128	Pat Sheridan (203) 973-1982

33

Schedule 4.16(a)
to Credit Agreement

				Bank Contact
	Account			Name and Phone
Grantor	Number	Name of Bank	Address	Number
Rental Service Corporation	4426240974	Bank of America, N.A.	320 Highway 67 Midlothian, TX 76065	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426240987	Bank of America, N.A.	3101 South I-35 Service Road Oklahoma City, OK 73129	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426240990	Bank of America, N.A.	10300 Ih-35 North Austin, TX 78753	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426231132	Bank of America, N.A.	3506 Chapman Lane Austin, TX 78744	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426231569	Bank of America, N.A.	3560 Young Place Lynchburg, VA 24501	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426231572	Bank of America, N.A.	944 Manifold Road Washington, PA 15301	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426230939	Bank of America, N.A.	421 So. Wenatchee Avenue Wenatchee, WA 98801	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426230942	Bank of America, N.A.	5414 S. Peach Avenue Fresno, CA 93725	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426287681	Bank of America, N.A.	1533 North McDonald McKinney, TX 75069	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426231048	Bank of America, N.A.	5120 Wurzbach Road San Antonio, TX 78238	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426231145	Bank of America, N.A.	5333 East Houston San Antonio, TX 78220	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426231336	Bank of America, N.A.	4226 Halls Mill Road Mobile, AL 36693	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426231349	Bank of America, N.A.	5580 N. Pensacola Boulevard Pensacola, FL 32505	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426231352	Bank of America, N.A.	7907 Baseline Court Tampa, FL 33637	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426231420	Bank of America, N.A.	4111 Pinson Valley Park Birmingham, AL 35215	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426232885	Bank of America, N.A.	4300 Muhlhauser Road Fairfield, OH 45014	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426231051	Bank of America, N.A.	2201 Tin Top RD Suite 400 Weatherford, TX 76087	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426230955	Bank of America, N.A.	8450 Haddon Avenue Sun Valley, CA 91352	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426231967	Bank of America, N.A.	1790 Radisson Road N.E. Blaine, MN 55449	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426232500	Bank of America, N.A.	913 Chippewa Street Baton Rouge, LA 70805	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426231158	Bank of America, N.A.	11003 Bissonnet Houston, TX 77099	Pat Sheridan (203) 973-1982

34

Schedule 4.16(a)
to Credit Agreement

				Bank Contact
	Account			Name and Phone
Grantor	Number	Name of Bank	Address	Number
Rental Service Corporation	4426231064	Bank of America, N.A.	2510 South Main Stafford, TX 77477	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426231077	Bank of America, N.A.	12245 Veterans Memorial Parkway Houston, TX 77067	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426232898	Bank of America, N.A.	3485 Roger E. Schupp Louisville, KY 40205	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426232908	Bank of America, N.A.	4828 Constellation Avenue Evansville, IN 47715	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426232966	Bank of America, N.A.	3660 Interchange Road Columbus, OH 43204	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426232979	Bank of America, N.A.	5773 Executive Boulevard Dayton, OH 45424	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426232982	Bank of America, N.A.	3805 S. Harding Street Indianapolis, IN 46217	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426231585	Bank of America, N.A.	10840 Metromont Parkway Charlotte, NC 28269	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426231598	Bank of America, N.A.	4320 New Bern Avenue Raleigh, NC 27610	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426231608	Bank of America, N.A.	3501 Business Center Drive Chesapeake, VA 23323	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426231970	Bank of America, N.A.	1326 S Bishop Avenue Rolla, MO 65401	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426231080	Bank of America, N.A.	3925 N. Cage Boulevard Pharr, TX 78577	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426231093	Bank of America, N.A.	1200 West Business 77 San Benito, TX 78586	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426231103	Bank of America, N.A.	15210 Fm 529 @ Highway 6 Houston, TX 77095	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426232513	Bank of America, N.A.	4225 College Beaumont, TX 77707	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426231161	Bank of America, N.A.	17700 Highway 3 Webster, TX 77598	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426231174	Bank of America, N.A.	4900 E. Loop 820 South Fort Worth, TX 76119	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426231187	Bank of America, N.A.	2727 Avenue K Plano, TX 75074	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426231190	Bank of America, N.A.	20202 Park Row Katy, TX 77449	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426232526	Bank of America, N.A.	824 S Highway 35 Bypass Port Lavaca,TX 77979	Pat Sheridan (203) 973-1982

35

Schedule 4.16(a)
to Credit Agreement

				Bank Contact
	Account			Name and Phone
Grantor	Number	Name of Bank	Address	Number
Rental Service Corporation	4426231200	Bank of America, N.A.	8200 East Freeway Houston, TX 77029	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426232539	Bank of America, N.A.	2500 W. Airline Highway Laplace, LA 70068	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426232542	Bank of America, N.A.	2011 Highway 288 Freeport, TX 77541	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426232555	Bank of America, N.A.	1635 Industrial Park Drive Nederland, TX 77627	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426232568	Bank of America, N.A.	4002 Texas Avenue Texas City, TX 77590	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426232665	Bank of America, N.A.	8807 Highway 225 La Porte, TX 77571	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426231433	Bank of America, N.A.	3650 Bonnet Creek Road Lake Buena Vista, FL 32830	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426232995	Bank of America, N.A.	16225 Park Ten Place Houston, TX 77084	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426216416	Bank of America, N.A.	3417 Trade Park Court Charlotte, NC 28236	Pat Sheridan (203) 973-1982

Rental Service Corporation	4426216429	Bank of America, N.A.	3200 N Harbor Lane Plymouth, MN 55447	Pat Sheridan (203) 973-1982

Rental Service Corporation	3752128473	Bank of America, N.A.	215 E. Baseline Gilbert, AZ 85233	Pat Sheridan (203) 973-1982

Rental Service Corporation	3752128460	Bank of America, N.A.	6929 E. Greenway Scottsdale, AZ 85254	Pat Sheridan (203) 973-1982

Rental Service Corporation of Canada Ltd.	03749-1000447	Royal Bank of Canada	1 Place Ville Marie, 8th Floor, West Wing Montreal, QC H3C 3A9 Canada	Francine Fillion (514) 874-3041

36

Schedule 4.16(b)
to Credit Agreement
Schedule 4.16(b): Credit Card Arrangements
USA Payment Services, Inc.—Rental Service Corporation
1.	Merchant Application and Agreement, dated as of February 28, 2003, among USA Payment Services, Inc. and Rental Service Corporation (the “Company”).
American Express—Rental Service Corporation
     1.   American Express Card Acceptance Agreement, among American Express and the Company.
Moneris Solutions Inc.—Rental Service Corporation of Canada Ltd.
     1.   Agreement, dated as of April 1998, among Moneris Solutions Inc. and Rental Service Corporation of Canada Ltd.

37

Schedule 4.16(c)
to Credit Agreement
Schedule 4.16(c): Blocked Accounts

Bank Contact
	Account			Name and Phone
Grantor	Number/Type of Account	Name of Bank	Address	Number
Rental Service Corporation	8188513183/ Concentration/Lockbox	Bank of America, N.A.	CDA USCG Illinois North #8188, 231 La Salle Chicago, IL 60697	Pat Sheridan (203) 973-1982

Rental Service Corporation	7145923001/ Concentration/Loan	Nordea Bank Finland PLC	437 Madison Avenue New York, NY 10022	Christine Schrempp (212) 318-9565

Rental Service Corporation of Canada Ltd.	03749-1006873	Royal Bank of Canada	1 Place Ville Marie, 8th Floor, West Wing Montreal, QC H3C 3A9	Francine Fillion (514) 874-3041

38

Schedule 5.2
to Credit Agreement
Schedule 5.2: Material Adverse Effect Disclosure
None.

39

Schedule 5.4
to Credit Agreement
Schedule 5.4: Consents Required
1.	Industrial Lease Agreement between Partnership 221 (Landlord), a New Mexico limited liability company, and Zuni Rental Enterprises, L.L.C. (Tenant), a Colorado limited liability company, as assigned to The Air & Pump Company on December 20, 1999 and renewed by RSC pursuant to the lease renewal notice dated June 28, 2001 (Property ID Number 292-01).

2.	Lease Agreement between Mary Louise Veatch, R. Kendal Veatch, Marilyn M. Veatch, Melvin T. Veatch, Jr. and Kathleen O. Veatch (Lessor) and Danville Rental and Services, Inc. (Lessee) dated May 1, 1988, as assigned to Rental Service Corporation USA, Inc. on May 3, 2000 and renewed by RSC on February 13, 2003 and January 20, 2005 (Property ID Number 378-02).

3.	Commercial Lease Agreement between Peter E. and Kathryn R. Melsted (Lessor) and JDW Enterprises, Inc. (Lessee) dated November 1, 1995, as amended on March 14, 2005 (Property ID Number 392-01).

4.	Sublease Agreement between JDW Enterprises, Inc. dba Valley Rentals (Sublessor), an Arizona corporation, and Peter E. and Kathryn R. Melsted (Lessor) and RSC Center, Inc. (Sublessee), a Texas corporation, dated February 2, 1998, as amended on July 10, 2000, October 24, 2002 and March 13, 2003 (Property ID Number 397-01).

5.	Lease Agreement between Century 21 Cox Realty (Lessor) and Prime Service (Lessee) dated December 1, 1994 (Property ID Number 527-01).

6.	Lease Agreement between Clementina LTD (Lessor) and Prime Service, Inc., a Delaware corporation (Lessee), as amended on October 4, 2002 (Property ID Number 550-01).

7.	Lease Agreement between Simas Floor Company, Inc., Money Purchase Pension Plan & Trust (Lessor) and RSC (Lessee) dated September 25, 2001, as amended on January 24, 2006 (Property ID Number 554-01).

8.	Lease Agreement between Clementina Refinery Services and Anne Cleary Kerns, L.L.C. dated November 20, 1997, as assigned to Prime Service, Inc. pursuant to Assignment of Lease dated November 21, 1997 and modified pursuant to Modification Agreement entered into between Anne Cleary Kerns, L.L.C. and RSC, successor to Clementina Refinery Services, dated September 5, 2003 (Property ID Number 556-01).

9.	Lease Agreement between Tulloch Construction, Inc., a California corporation (Lessor), and Prime Service, Inc., a Delaware corporation (Lessee), dated June 9, 1998, as amended on September 16, 2005 (Property ID Number 557-01).

40

Schedule 5.4
to Credit Agreement
10.	Lease Agreement between Four Square Development Company, a Washington partnership (Lessor), and Alpine Equipment Rentals & Supply Company Inc., a Washington corporation (Lessee), dated November 1, 1991, as amended on July 29, 1996, renewed by RSC, successor to Alpine Equipment Rentals & Supply Company, Inc., on April 5, 2002, and amended on May 17, 2002 and March 21, 2006 (Property ID Number 561-01).

11.	Lease Agreement between B&B Properties (Landlord), a Washington partnership, and Prime Service, Inc. (Tenant), a Delaware corporation, dated November 4, 1998, as renewed by RSC, successor to Prime Service, Inc., on August 10, 2001, and amended on April 7, 2002 (Property ID Number 563-01).

12.	Lease Agreement between Harold E. Stack (Lessor) and Alpine Equipment Rentals and Supply Company, Inc. (Lessee) dated April 22, 1990, as renewed on November 30, 1995, assigned to Primeco, Inc. pursuant to Lessor’s Consent dated July 25, 1996, amended on July 5, 2000, July 29, 2002 and January 14, 2004 and renewed on June 30, 2005 (Property ID Number 565-01).

13.	Commercial Lease Agreement between John V. and Claudette S. Gubrud (Lessor) and Alpine Equipment Rentals and Supply Company, Inc. (Lessee) dated May 15, 1995, as assigned to Primeco Inc. pursuant to Lessor’s Consent dated July 25, 1996, amended and extended on July 16, 1999 and renewed by RSC on January 28, 2005 (Property ID Number 566-01).

14.	Commercial Building Lease Agreement between Louisville Regional Airport Authority and RSC dated May 21, 2004 (Property ID Number 730-01).

15.	Lease Agreement between The Prudential Insurance Company of America, a New Jersey corporation (Lessor), and Primeco, Inc., dated August 7, 1992, as amended on August 6, 1996, September 26, 1996, January 27, 1998 and November 3, 2000 (Property ID Number 981-04).

16.	Master Lease Agreement No 00228 dated July 16, 2003 between the Company and Bay4 Capital LLC.

17.	Lease Agreement between Mosak Properties LLC (Assignee/Landlord), a Delaware limited liability company and Rental Service Corporation (Tenant), dated November 4, 2004 (Property ID Number 354-02).

18.	Lease Agreement between Amtel, Inc. (Landlord), a South Carolina corporation, and Prime Service, Inc (Tenant), a Delaware corporation, dated March 23, 1998 (Property ID 478-02).

19.	Industrial Lease Agreement between Partnership 221 (Landlord), a New Mexico limited liability company, and Zuni Rental Enterprises, L.L.C. (Tenant), a Colorado limited liability company, as assigned to The Air & Pump Company on December 2, 1997 and

41

Schedule 5.4
to Credit Agreement
renewed by RSC pursuant to the lease renewal notice dated June 28, 2001 and August 18, 2006 (Property ID Number 293-01).

20.	Applicable requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

42

Schedule 5.8
to Credit Agreement
Schedule 5.8: Real Property
I(a) Owned Real Property

	State	City	Address	Zip Code
1.	Florida	Ft. Pierce	3019 S. US Highway 1	34982

2.	Florida	Pensacola	5580 N. Pensacola Boulevard	32505

3.	Iowa	Muscatine	1303 Washington Street	52761

4.	North Carolina	Winston-Salem	3800 N. Patterson Avenue	27105

5.	Texas	Wichita Falls	1113 Sheppard Access Road Coded	76306
I(b) Leased Real Property

Store	Region	Property
#	#	ID#	Address	City	State
1	9	R-001-01	4915 101st Avenue	Edmonton	AB

2	9	R-002-01	5518 50th Avenue	Bonnyville	AB

4	9	R-004-01	15730 118th Ave.	Edmonton	AB

6	9	R-006-02	275 MacAlpine Crescent	Fort McMurray	AB

6	9	R-006-03	265 MacAlpine - (lot lease)	Fort McMurray	AB

7	9	R-007-02	2181 Premier Way, #244	Sherwood Park	AB

8	9	R-008-04	2921 Millar Avenue	Saskatoon	SK

9	9	R-009-01	235 McDonald St. North	Regina	SK

10	9	R-010-02	3639 8th Street SE	Calgary	AB

11	9	R-011-02	6734 65th Avenue	Red Deer	AB

12	9	R-012-01	3915 38th Street	Whitecourt	AB

13	9	R-013-01	59 17th Street West	Prince Albert	SK

14	3	R-014-01	2136 W. Beaver Street	Jacksonville	FL

15	3	R-015-01	8618 Philips Highway	Jacksonville	FL

16	7	R-016-01	3301 Cities Service Hwy.	Westlake	LA

18	2	R-018-01	911 South Loop West	Houston	TX

21	7	R-021-01	38385 Highway 30	Gonzales	LA

22	2	R-022-02	U.S. Highway 79 South OR 766 Highway 79 West	Buffalo	TX

26	7	R-026-03	8424 Hansen Rd	Houston	TX

27	2	R-027-02	3500 Ellen Trout Drive	Lufkin	TX

28	2	R-028-01	1419 FM 1845	Longview	TX

31	2	R-031-01	2301 S. Texas Avenue	College Station	TX

32	2	R-032-02	820 Bus Hwy 30 E	Huntsville	TX

33	2	R-033-01	2700 W. Highway 290	Brenham	TX

43

Schedule 5.8
to Credit Agreement

Store	Region	Property
#	#	ID#	Address	City	State
34	2	R-034-01	5210 S. General Bruce	Temple	TX

36	2	R-036-01	3301 Interstate Hwy. 35 North	Round Rock	TX

38	3	R-038-01	On-Site facility at Chevron Products	Pascagoula	MS

39	7	R-039-01	750 Highway 61 North	Vicksburg	MS

40	7	R-040-01	585 S. Padre Island	Corpus Christi	TX

41	7	R-041-01	4330 Highway 80 West	Jackson	MS

42	7	R-042-01	5595 Highway 49 South	Hattiesburg	MS

43	9	R-043-03	19862 County Road 20	Foley	AL

44	7	R-044-02	227 Shelton Street	Columbus	MS

45	3	R-045-01	14144 66th Street N.	Largo	FL

46	3	R-046-01	6717 US Highway 19	Port Richey	FL

46	3	R-046-02	11507 U.S. 19 North	Port Richey	FL

48	3	R-048-01	3051 Hanson Street	Ft. Myers	FL

51	8	R-051-01	3180 Highway 20 West	Decatur	AL

52	3	R-052-02	3235 Veterans Circle	Trussville	AL

54	3	R-054-01	2123 Hamilton Rd.	La Grange	GA

55	3	R-055-01	2400 Whittlesey Road	Columbus	GA

56	3	R-056-01	1747 Warm Springs Rd.	Columbus	GA

57	3	R-057-01	2379 Bentcreek Road	Auburn	AL

57	3	R-052-02	1845 East Glen Avenue	Auburn	AL

58	3	R-058-01	35 Herring Road	Newnan	GA

59	3	R-059-01	6535 Bankhead Hwy.	Douglasville	GA

60	3	R-060-01	616 Hwy 138 S.W. - Combined location with RSC District
			Office #163 - Same Lease	Riverdale	GA

61	7	R-061-01	1214 Jefferson Road	Demopolis	AL

66	3	R-066-01	2750 Southside Drive	Tuscaloosa	AL

67	3	R-067-01	729 S. Westover Blvd.	Albany	GA

68	4	R-068-01	3521 Old Savannah Road.	Augusta	GA

69	8	R-069-01	4293 Highway 58	Chattanooga	TN

71	3	R-071-01	Lot 302 Highway 9	Cumming	GA

72	3	R-072-01	50 Trade Street	Bogart	GA

73	3	R-073-01	3297 Martha Berry Hwy.	Rome	GA

75	3	R-075-02	6575 Southern Boulevard	West Palm Beach	FL

77	3	R-077-01	1830 Mason Ave.	Daytona Beach	FL

80	8	R-080-02	43388 U.S. Highway 72	Stevenson	AL

81	8	R-081-01	3180 Leeman Ferry Rd.	Huntsville	AL

82	8	R-082-02	1512 E 2nd Street	Muscle Shoals	AL

99	6	R-099-01	6929 E. Greenway STE 200	Scottsdale	AZ

44

Schedule 5.8
to Credit Agreement

Store	Region	Property
#	#	ID#	Address	City	State
99	6	R-884-01	10822 E Fanfol Lane	Scottsdale	AZ

99	6	R-884-02	6633 E. Greenway Parkway, #2060	Scottsdale	AZ

100	6	R-100-01	407 S. Price Road	Tempe	AZ

107	7	R-107-01	11832 Lake Charles Highway	Leesville	LA

110	7	R-110-01	3612 Coliseum Blvd.	Alexandria	LA

111	7	R-111-01	333 Griffith Street	Pineville	LA

112	2	R-112-01	6230 Southwest Pkwy.	Wichita Falls	TX

113	2	R-113-02	2200 Falcon Rd	Altus	OK

113	2	R-113-03	3003 East Broadway Street	Altus	OK

115	7	R-115-02	4911 Highway 90 East	Broussard	LA

116	7	R-116-01	10606 E. Main St.	Houma	LA

118	7	R-118-01	68674 Hwy. 59	Mandeville	LA

119	7	R-119-01	5194 FM 1006	Orange	TX

120	7	R-120-01	201 Avenue F North	Bay City	TX

121	2	R-121-01	4542 IH 35	San Marcos	TX

122	2	R-122-01	1300 W. Central TX Expy.	Killeen	TX

126	2	R-126-02	29880 W IH-10	Boerne	TX

127	2	R-127-01	2225 Austin St	San Angelo	TX

130	7	R-130-01	80 Grady Road	Grenada	MS

131	5	R-131-01	6014 Forbing Road	Little Rock	AR

131	5	R-131-02	11618 Otter Creek South	Mabelvale	AR

132	5	R-132-01	6101 Forbing Road	Little Rock	AR

135	5	R-135-01	2600 W. Main	Jacksonville	AR

136	5	R-136-01	7217 Airways Road	Southaven	MS

138	7	R-138-01	3035 S. Frontage Road	Meridian	MS

139	5	R-139-01	2039 Fletcher Creek Road	Memphis	TN

139	5	R-139-03	Highway 70/Kirby-Whitten Road	Bartlett	TN

141	3	R-141-01	119 Doodle Avenue	Fort Walton Beach	FL

142	3	R-142-04	691 N.W. 31st Avenue	Pompano Beach	FL

143	3	R-143-03	2471 Smith Street	Kissimmee	FL

145	3	R-145-02	10247 Highway 84 East	Thomasville	GA

151	3	R-151-02	700 Enterprise Court	Montgomery	AL

152	3	R-152-02	1214 Hamrick Drive West	Oxford	AL

153	3	R-153-01	364 Highway 280	Alexander City	AL

154	3	R-154-02	3425 Napier Field Rd	Dothan	AL

156	3	R-156-01	1503 West 15th Street	Panama City	FL

157	3	R-157-01	140 Industrial Drive	Attalla	AL

159	3	R-159-01	1369 McCain Pkwy	Pelham	AL

45

Schedule 5.8
to Credit Agreement

Store	Region	Property
#	#	ID#	Address	City	State
160	3	R-160-01	135 Peachtree Road	Byron	GA

163	3	R-163-01	616 Hwy 138 S.W.: Combined location with RSC Store	Riverdale	GA
			#060 - Same Lease

165	3	R-165-01	1747 Warm Springs Rd. (same lease as store #56)	Columbus	GA

166	3	R-166-01	921 East Morris Street	Dalton	GA

167	3	R-167-02	323 South Houston Lake Road	Warner Robins	GA

169	8	R-169-03	5188 Eastgate Blvd	Lebanon	TN

170	8	R-170-01	1500 Fritz Street SE	Cleveland	TN

171	8	R-171-02	10639 Dutchtown Road	Knoxville	TN

173	8	R-173-01	6688 W. A. Johnson Hwy.	Morristown	TN

174	8	R-174-01	608 West Avenue	Crossville	TN

175	8	R-175-02	147 Jack Miller Boulevard	Clarksville	TN

176	8	R-176-03	301 Crutcher Street	Nashville	TN

177	8	R-177-01	1425 S. Church Street	Murfreesboro	TN

178	8	R-178-01	109 Century Court	Franklin	TN

180	4	R-180-01	709 Seaboard Street	Myrtle Beach	SC

184	3	R-184-01	132 Matthews Drive	Hilton Head	SC

188	4	R-188-01	4013 Highway 74 West	Monroe	NC

190	4	R-190-01	700 South 15th Avenue	Hopewell	VA

191	4	R-191-01	3925 Washington Blvd.	Baltimore	MD

193	4	R-193-01	11104 Industrial Road	Manassas	VA

195	4	R-195-01	9430 Early Drive	Hagerstown	MD

196	4	R-196-01	6778 Lincoln Hwy. West	Thomasville	PA

201	4	R-201-01	610 Pine Log Road	Aiken	SC

202	4	R-202-01	1201 Electric Road	Salem	VA

203	4	R-203-02	1570 Radford Road	Christiansburg	VA

204	4	R-204-01	8008 Dorchester Road	Charleston	SC

206	4	R-206-01	1303 Governor Court	Abingdon	MD

207	4	R-207-02	4620 Wedgewood Boulevard	Frederick	MD

210	8	R-210-01	3913 24th Street	Moline	IL

212	5	R-212-01	2021 NE Broadway	Des Moines	IA

213	5	R-213-01	5735 4th Street SW	Cedar Rapids	IA

214	8	R-214-01	4419 & 4375 Reas Bridge Road	Decatur	IL

216	8	R-216-01	1414 Triumph Drive	Urbana	IL

218	5	R-218-01	2325 SE 5th Street	Ames	IA

219	8	R-219-01	300 W. Chicago Ave.	E. Chicago	IN

221	5	R-221-01	3140 E. Kearney	Springfield	MO

223	2	R-223-03	3520 N. Perkins Road	Stillwater	OK

46

Schedule 5.8
to Credit Agreement

Store	Region	Property
#	#	ID#	Address	City	State
224	8	R-224-01	21600 Doral Road	Waukesha	WI

224	8	R-224-02	21650 Doral Road	Waukesha	WI

225	8	R-225-01	3736 11th Street	Rockford	IL

226	8	R-226-01	2201 East Higgins Road	ElK Grove Village	IL

230	5	R-230-02	6520 W. Barraque Street	Pine Bluff	AR

231	2	R-231-01	2022 Texas Blvd.	Texarkana	TX

232	5	R-232-01	1810 S. 8th Street	Rogers	AR

232	5	R-232-02	2505 N. 24th Street	Rogers	AR

233	5	R-233-01	2927 Browns Lane	Jonesboro	AR

235	5	R-235-01	931 S. Division Street	Blytheville	AR

235	5	R-235-02	4855 North County Road 773	Blytheville	AR

237	5	R-237-01	3004 S. Arkansas	Russellville	AR

238	5	R-238-01	3616 Towson Avenue	Fort Smith	AR

239	5	R-239-01	1800 Higdon Ferry Rd.	Hot Springs	AR

240	3	R-240-01	709 West Gaines St.	Tallahassee	FL

241	3	R-241-01	3655 N. Monroe St.	Tallahassee	FL

243	3	R-243-01	2445 Capital Circle NE	Tallahassee	FL

244	3	R-244-02	539 S.W. Arrowhead Terrace	Lake City	FL

245	3	R-245-02	4383 Inner Perimeter Road	Valdosta	GA

247	8	R-247-01	1610 W. Wisconsin Avenue	Appleton	WI

248	8	R-248-01	5814 Green Valley Road	Oshkosh	WI

249	2	R-249-01	3801 SE Nowata Road	Bartlesville	OK

249	2	R-249-02	Lot Next Door	Bartlesville	OK

250	5	R-250-01	2025 Westfield Avenue	Waterloo	IA

251	5	R-251-01	2809 Larson Street	LaCrosse	WI

252	5	R-252-03	1100 Vine Street	Hays	KS

254	4	R-254-02	7094 Truck World Blvd	Hubbard	OH

256	5	R-256-01	449 St. Ferdinand	Florissant	MO

257	5	R-257-01	1717 Ford Lane	St. Charles	MO

260	7	R-260-01	8500 W. Bay Road - On-site facility at Bayer	Baytown	TX

262	7	R-262-01	8280 Sheldon Road - On-site facility at Citgo	Channelview	TX

263	7	R-263-01	458 Plantation Drive, PMB 302 - On-site facility at Dow	Lake Jackson	TX

265	7	R-265-01	1790 Paris Road-Gate #3 - On-site facility at Mobile	Chalmette	LA

266	7	R-266-01	585 S. Padre Island - On-site facility at Koch	Corpus Christi	TX

267	7	R-267-01	3301 Cities Service Highway - On-site	Westlake	LA
			facility at Petro

47

Schedule 5.8
to Credit Agreement

Store	Region	Property
#	#	ID#	Address	City	State
268	8	R-268-01	300 W. Chicago Ave. - On-site facility at Amoco	E. Chicago	IN

271	8	R-271-01	Finley Island Road - On-site facility at Amoco Chemical	Decatur	AL

272	5	R-272-01	650 Industrial Road - Onsite facility at Cargill Plant	Blair	NE

274	8	R-274-03	6001 Atwood Drive	Richmond	KY

276	8	R-276-02	912 W Cumberland Gap Parkway	Corbin	KY

279	2	R-279-01	3212 Prairie Valley Road	Ardmore	OK

280	5	R-280-01	1401 W. Potter Ave	Kirksville	MO

280	5	R-280-02	3008 Baltimore Street	Kirksville	MO

281	5	R-281-02	5635 Highway 54	Osage Beach	MO

282	5	R-282-01	1226 E. 16th Avenue & 1508 13th Street E.	Hibbing	MN

283	5	R-283-01	325 S. Kansas Avenue	Liberal	KS

285	6	R-285-01	230394 Highland Road	Scottsbluff	NE

288	4	R-288-03	932 S. 13th Street	Harrisburg	PA

290	6	R-290-02	Airport Boulevard & 22nd Avenue	Aurora	CO

290	6	R-290-01	11250 East 40th Ave.	Denver	CO

291	6	R-291-01	1250 Zuni Street	Denver	CO

292	2	R-292-01	3900 Interstate 40 East	Amarillo	TX

293	2	R-293-01	317 Southeast Loop 289	Lubbock	TX

294	6	R-294-01	201 Juan Tabo NE	Albuquerque	NM

295	6	R-295-01	9170 Coors NW	Albuquerque	NM

296	6	R-296-01	2401 Menaul NE	Albuquerque	NM

297	5	R-297-02	3708 Arch Avenue	Grand Island	NE

298	5	R-298-01	11615 S. Rogers Road	Olathe	KS

299	5	R-299-02	1040 Burlington	Kansas City	MO

300	6	R-300-01	1429 E. Mulberry	Fort Collins	CO

301	6	R-301-01	481 West 84th Avenue	Thornton	CO

302	6	R-302-01	13109 N. Highway 85	Littleton	CO

303	6	R-303-01	2401 Steel Drive	Colorado Springs	CO

306	5	R-306-01	5101 East 63rd Street	Derby	KS

308	4	R-308-01	575 E. Exchange Street	Akron	OH

311	5	R-311-01	9707 E. Orme	Wichita	KS

312	5	R-312-02	9127 West Kellogg Drive	Wichita	KS

314	5	R-314-01	951 SE. Oldham Parkway	Lees Summit	MO

315	5	R-315-01	754 E. Young	Warrensburg	MO

315	5	R-315-02	611 Creach Drive (lot lease)	Warrensburg	MO

48

Schedule 5.8
to Credit Agreement

Store	Region	Property
#	#	ID#	Address	City	State
316	5	R-316-02	1606 Commerce Court	Columbia	MO

317	5	R-317-01	2805 Newman Road	Joplin	MO

318	2	R-318-01	2900 North Interstate Dr.	Norman	OK

319	5	R-319-02	3818 South Leonard Road	St. Joseph	MO

320	5	R-320-01	2340 Fernbrook Lane	Plymouth	MN

322	5	R-322-01	6740 Hudson Blvd.	Oakdale	MN

322	5	R-322-02	Hudson Blvd (lot lease)	Oakdale	MN

323	5	R-323-01	3750 Highway 13 West	Burnsville	MN

324	5	R-324-01	4201 West First Street	Duluth	MN

325	5	R-325-02	8616 S. 135th Street	LaVista	NE

326	5	R-326-01	1821 Cornhusker Hwy.	Lincoln	NE

326	5	R-326-02	1830 Yolande (lot lease)	Lincoln	NE

327	8	R-327-01	4117 W. Mount Pleasant	West Burlington	IA

328	8	R-328-01	2700 S. 17th Street	Clinton	IA

330	5	R-330-01	3020 Highway 63 North	Rochester	MN

331	2	R-331-01	810 Strong Highway	El Dorado	AR

332	2	R-332-01	8104 Northwest Expy.	Oklahoma City	OK

333	2	R-333-01	708 W. Elgin Street	Broken Arrow	OK

334	2	R-334-01	324 W. Memorial Rd.	Oklahoma City	OK

337	2	R-337-01	9222 East 21st Street	Tulsa	OK

338	2	R-338-01	10601 S. Memorial Dr.	Tulsa	OK

339	5	R-339-01	4609 Crossroads Ind. Blvd.	Bridgeton	MO

340	8	R-340-01	2701 South Main Street	Bloomington	IL

341	5	R-341-01	2050 Southern Expressway	Cape Girardeau	MO

342	5	R-342-02	3801 Maine Street	Quincy	IL

343	8	R-343-01	3161 Market Street	Green Bay	WI

344	8	R-344-01	26 Marsh Court	Madison	WI

345	8	R-345-01	5605 Mesker Street	Schofield	WI

346	8	R-346-01	2901 N. Peoria	Peru	IL

347	8	R-347-01	1845 East Lincoln Hwy.	DeKalb	IL

348	8	R-348-02	3407 N. Main Street	East Peoria	IL

350	4	R-350-01	1291 Medina Road	Medina	OH

352	5	R-352-01	307 North 14th Avenue	Dodge City	KS

353	7	R-353-01	1948 Cliff Gookin Blvd.	Tupelo	MS

354	8	R-354-02	22634 South Frontage Road West	Channahon	IL

355	5	R-355-01	3352 Southway Drive	St. Cloud	MN

357	8	R-357-02	1600 S. Dirksen Parkway	Springfield	IL

358	5	R-358-01	390 E. 12th Street	Dubuque	IA

49

Schedule 5.8
to Credit Agreement

Store	Region	Property
#	#	ID#	Address	City	State
359	5	R-359-02	5076 Mid America Court	Collinsville	IL

361	5	R-361-02	4258 3rd Avenue NW	Fargo	ND

361	5	R-361-03	3004 Thunder Road South	Fargo	ND

362	5	R-362-01	3620 North Lewis Avenue	Sioux Falls	SD

366	5	R-366-03	#48 Industrial Park Drive	Hollister	MO

367	5	R-367-02	174 Kenworth boulevard	Jackson	TN

369	5	R-369-02	31st St & Haskell Ave	Lawrence	KS

370	4	R-370-02	900 Basin Rd	New Castle	DE

371	4	R-371-02	1209 Marshall Avenue	Lancaster	PA

372	4	R-372-01	28587 Sussex Highway	Laurel	DE

374	4	R-374-01	8200 Cryden Way	Forestville	MD

376	3	R-376-02	392 North Expressway	Griffin	GA

377	3	R-377-01	16300 U.S. Highway 80 West	Statesboro	GA

378	8	R-378-01	530 South 4th Street	Danville	KY

378	8	R-378-02	528 S. 4th Street	Danville	KY

380	8	R-380-01	6270 N. Dixie Highway	Elizabethtown	KY

381	8	R-381-01	65 Sulphur Springs Rd.	Lebanon	KY

382	4	R-382-02	947 Route 22 East	Duncansville	PA

383	4	R-383-01	3883 Sweeten Creek Road	Arden	NC

388	8	R-388-02	970 Lovers Lane	Bowling Green	KY

390	6	R-390-02	115 E. Baseline Road (lot lease)	Gilbert	AZ

390	6	R-390-01	215 E. Baseline Road	Gilbert	AZ

391	6	R-391-01	1770 W. Prince Road	Tucson	AZ

392	6	R-392-01	3461 East Deuce of Clubs	Show Low	AZ

393	6	R-393-01	2224 NW Grand Avenue	Phoenix	AZ

394	6	R-394-01	648 East Fry Blvd.	Sierra Vista	AZ

395	6	R-395-02	1060 E. Highway 70	Safford	AZ

396	6	R-396-02	2020 US Highway 60	Globe	AZ

397	6	R-397-01	2323 West Hwy. 66	Gallup	NM

398	6	R-398-02	181 S. Browning Parkway	Farmington	NM

399	6	R-399-01	21445 North 27th Ave.	Phoenix	AZ

400	6	R-400-01	814 N Santa Fe Ave.	Pueblo	CO

401	6	R-401-01	2251 Downhill Drive	Steamboat Springs	CO

402	6	R-402-02	6921 East Cave Creek Road	Cave Creek	AZ

403	6	R-403-02	Lots C-5 & C6 Del Camino Rd.	Santa Fe	NM

403	6	R-403-01	2707 Cerrillos	Santa Fe	NM

404	6	R-404-01	125 8th Ave.	Greeley	CO

405	6	R-405-02	1437 Hwy 70 West	Alamogordo	NM

50

Schedule 5.8
to Credit Agreement

Store	Region	Property
#	#	ID#	Address	City	State
408	6	R-408-01	18810 Longs Way	Parker	CO

409	6	R-409-01	1045 Chambers Ave. Lot C-11	Eagle	CO

410	6	R-410-01	709 West Lincolnway	Cheyenne	WY

411	6	R-411-01	11039 N. Cave Creek Road	Phoenix	AZ

412	6	R-412-02	6363 E. 2nd Street	Prescott Valley	AZ

413	6	R-413-01	1429 North Pinal Avenue	Casa Grande	AZ

414	6	R-414-01	2372 E. Main Street	Montrose	CO

415	6	R-415-02	0112 Summit County Road #450	Breckenridge	CO

415	6	R-415-01	116 Country Road 450 (lot lease)	Breckenridge	CO

416	6	R-416-01	249 Adams Avenue	Silverthorne	CO

418	6	R-418-02	955 Valley St	Colorado Springs	CO

419	6	R-419-01	900 S. Sunset Road	Longmont	CO

420	6	R-420-01	650 S. 11th Street	Gunnison	CO

421	4	R-421-01	1000 Halstead Boulevard	Elizabeth City	NC

422	5	R-422-01	2120 E. 4th Street	North Platte	NE

423	5	R-423-01	915 Enoch Lane	Manhattan	KS

424	5	R-424-02	U.S. Highway 60 / 3525 Park Avenue	Peducah	KY

426	3	R-426-01	725 S.E. Monterey Road	Stuart	FL

426	3	R-426-02	705 S.E. Monterey Road	Stuart	FL

427	4	R-427-01	1090 & 1094 Mantua Pike, Rt 45	Wenonah	NJ

429	8	R-429-01	5809 Highway 8 West	Rhinelander	WI

431	4	R-431-01	2402 Highway 72/221 E. Brickyard Rd.	Greenwood	SC

432	8	R-432-02	800 Boone Station Rd	Johnson City	TN

434	8		I S G Indiana Harbor Inc - On-site facility at
			LTV Steel	East Chicago	IN

435	6	R-435-02	3380 St. Rose Parkway	Henderson	NV

437	6	R-437-01	3685 South Winchester Road	Apache Junction	AZ

438	7	R-438-01	307 Industrial Park Rd.	Starkville	MS

438	7	R-438-02	Highway 25 Bypass at Reed Road	Starkville	MS

439	6	R-439-01	3233 Cy Avenue	Casper	WY

442	4	R-442-01	9801 Nokesville Road (Showroom)	Manassas	VA

443	4	R-443-02	4616 Lassen Lane	Fredericksburg	VA

444	4	R-444-01	1961 S. Loudoun Street	Winchester	VA

446	4	R-446-01	1308 Horner Road	Woodbridge	VA

447	4	R-447-01	2413 London Bridge Road	Virginia Beach	VA

447	4	R-447-02	Lot 28 @ Squadron Court & Taylor Farm Road	Virginia Beach	VA

448	7		2200 Old Spanish Trail - On-site facility
			located at Conoco	Westlake	LA

51

Schedule 5.8
to Credit Agreement

Store	Region	Property
#	#	ID#	Address	City	State
449	4	R-449-01	249 E. Shirley Avenue	Warrenton	VA

451	3	R-451-02	1026 South Memorial Drive	Prattville	AL

452	7		Ppg - 1300 Ppg Drive - On-site facility located at PPF	Westlake	LA

454	4	R-454-03	161 Charles Street	Harrisonburg	VA

456	1	R-456-01	210 N. Wood Drive	Camarillo	CA

457	4	R-457-01	1400 Bluff Road	Columbia	SC

458	4	R-458-02	13710 Booker T. Washington Highway	Moneta	VA

459	4	R-459-02	181 Oak Carriage Dr.	Lewisburg	WV

460	4	R-460-01	319 Oakvale Road	Princeton	WV

462	4	R-462-03	309 North Eisenhower Drive	Beckley	WV

462	4	R-462-01	309 North Eisenhower Drive	Beckley	WV

462	4	R-462-02	307 N Eisenhower Dr (Lots 2 & 3)	Beckley	WV

463	4	R-463-02	315 West Main Street	Charlottesville	VA

463	4	R-463-03	Meade Street - lease out for signing	Charlottesville	VA

464	4	R-464-03	2787 Simmons Drive	Cloverdale	VA

465	4	R-465-01	6710-6720 Everglades Drive	Richmond	VA

465	4	R-465-02	6725 Atmore Drive - Adjacent lot	Richmond	VA

466	4	R-466-01	8405 Brook Road	Glen Allen	VA

466	4	R-466-02	8401 Brook Road	Glen Allen	VA

472	4	R-472-05	3022 Griffith St	Charlotte	NC

473	4	R-473-01	105 Swing Road	Greensboro	NC

474	4	R-474-01	5600 Chapel Hill Road	Raleigh	NC

475	8	R-475-02	4311 North Mayflower Road	South Bend	IN

476	4	R-476-01	1000 Woodruff Road	Greenville	SC

477	4	R-477-01	2841 Azalea Drive	Charleston	SC

478	4	R-478-02	910 Riverview Road	Rock Hill	SC

479	4	R-479-01	1020 N. Front Street	Wilmington	NC

480	4	R-480-02	141 Sweeten Creek Road	Asheville	NC

482	3	R-482-02	1000 Chatham Parkway North	Savannah	GA

485	8	R-485-01	1830 Foreman Drive	Cookeville	TN

486	3	R-486-01	229 Hurricane Shoals Road	Lawrenceville	GA

487	3	R-487-02	1950 Guffin Lane	Marietta	GA

489	1	R-489-01	7920 N.E. St. Johns Rd.	Vancouver	WA

489	1	R-489-02	7920 NE St. Johns Rd - (Lot Lease)	Vancouver	WA

490	5	R-490-02	4016 Highway Boulevard	Spencer	IA

493	8	R-493-01	1006 S. Division Avenue	Grand Rapids	MI

493	8	R-493-02	5135 68th Street SE	Grand Rapids	MI

494	4	R-494-01	229 Center Street	Jacksonville	NC

52

Schedule 5.8
to Credit Agreement

Store	Region	Property
#	#	ID#	Address	City	State
495	2	R-495-02	32000 SH #249	Pinehurst	TX

497	3	R-497-01	1008 Commercial St	Brunswick	GA

500	1	R-500-01	5800 Armada Drive, #210	Carlsbad	CA

501	5	R-501-01	1500 S. Broadway	Salina	KS

502	6	R-502-01	1450 Coffeen Avenue	Sheridan	WY

505	1	R-505-02	520 E. LaCadena Drive	Riverside	CA

506	1	R-506-01	4117 Rosedale Highway	Bakersfield	CA

508	1	R-508-01	2900 E. Spring Street	Long Beach	CA

511	1	R-511-02	28377 Felix Valdez Avenue	Temecula	CA

512	1	R-512-01	220 North Johnson Avenue	El Cajon	CA

513	1	R-513-01	1000 S. Grand Avenue	Santa Ana	CA

521	6	R-521-01	5300 E. Railhead Avenue	Flagstaff	AZ

521	6	R-521-02	Huntington Drive	Flagstaff	AZ

523	6	R-523-01	2900 Highway #95	Bullhead City	AZ

523	6	R-523-02	Silvercreek Road	Bullhead City	AZ

524	6	R-524-02	1968 Acoma Boulevard	Lake Havasu City	AZ

527	6	R-527-01	2720 E 16th Street (Hwy 95)	Yuma	AZ

528	6	R-528-01	2781 W. 2100 South	West Valley City	UT

550	1	R-550-01	2177 Jerrold Avenue	San Francisco	CA

552	1	R-552-01	2150 O'Toole Avenue	San Jose	CA

554	1	R-554-01	4635 Power Inn Road	Sacramento	CA

555	1	R-555-02	3333 South Highway 99	Stockton	CA

556	1	R-556-02	4030 Pacheco Boulevard	Martinez	CA

557	1	R-557-01	8001 Oakport Street	Oakland	CA

558	4	R-558-01	1049 S. McCord Road	Holland	OH

559	1	R-559-01	501 South Main	Ellensburg	WA

560	1	R-560-01	1210 W. Broadway	Moses Lake	WA

561	1	R-561-01	2302 East “Q” Street	Tacoma	WA

562	1	R-562-02	2810 Highland Avenue	Everett	WA

563	1	R-563-01	9045 Willows Road	Redmond	WA

565	1	R-565-01	5421 1st Avenue South	Seattle	WA

565	1	R-565-03	S. Dawson St. (lot lease)	Seattle	WA

566	1	R-566-01	1301 East College Way	Mt Vernon	WA

569	1	R-569-02	1385 SE Amber Road	Clackamus	OR

570	1	R-570-01	61530 S. Highway 97	Bend	OR

572	1	R-572-01	2333 S. Hwy 97	Redmond	OR

573	1	R-573-01	2661 N.W. Stephens Street	Roseburg	OR

575	1	R-575-01	915 E. Elm Avenue	Hermiston	OR

53

Schedule 5.8
to Credit Agreement

Store	Region	Property
#	#	ID#	Address	City	State
578	1	R-578-01	1819 Highway 101 South	Coos Bay	OR

579	1	R-579-01	3344 Washburn Way	Klamath Falls	OR

581	1	R-581-01	2100 Hwy 99N	Eugene	OR

583	1	R-583-01	3092 Silverton Road	Salem	OR

601	9	R-601-03	705 Laval Crescent	Kamloops	BC

602	9	R-602-01	2230-9th Avenue	Medicine Hat	AB

604	9	R-604-01	1405 33 Street N.	Lethbridge	AB

605	9	R-605-01	5114 62nd Street	Lloydminster	AB

605	9	R-605-02	6205 51st Avenue (lot lease)	Lloydminster	AB

608	9	R-608-01	1905 Merivale Rd.	Nepean	ON

609	9	R-609-02	47 Cardico Drive, Unit 2	Gormley	ON

613	3	R-613-01	3110 Winter Lake Road	Lakeland	FL

614	3	R-614-01	3635 Hwy. 98 N.	Lakeland	FL

616	3	R-616-01	5907 E. Adamo Drive	Tampa	FL

617	3	R-617-01	1835 N. Washington Blvd.(Hwy301)	Sarasota	FL

618	3	R-618-02	907 East Canal Street	Mulberry	FL

620	4	R-620-02	200 S. LaSalle Street	Durham	NC

622	3	R-622-02	4201 L.B. McLeod	Orlando	FL

623	3	R-623-02	10230 Logan Cline Drive	Gulfport	MS

624	9	R-624-01	850 High St	Moose Jaw	SK

627	4	R-627-01	723 Hwy. 29 North	Concord	NC

629	4	R-629-01	602 Copeland Drive	Hampton	VA

630	3	R-630-01	2613 Orlando Drive	Sanford	FL

631	4	R-631-01	6133 Murchison Road	Fayetteville	NC

631	4	R-631-02	4301 Murchison Road	Fayetteville	NC

633	4	R-633-01	342 & 344 Plaza Drive, Hwy 150	Mooresville	NC

633	4	R-633-02	505 East Plaza Drive	Mooresville	NC

635	9	R-635-01	1375 Vernon Drive	Vancouver	BC

641	3	R-641-02	100 Weber Ave & Hwy 44	Leesburg	FL

642	3	R-642-02	2850 W. State Road 520	Cocoa	FL

644	3	R-644-01	355 5th Street SW	Winter Haven	FL

650	2	R-650-01	12997 North Freeway	Ft Worth	TX

651	2	R-651-01	300 Lynbrook Boulevard	Shreveport	LA

653	2	R-653-01	737 East Main	Lewisville	TX

654	2	R-654-03	2728 Westmoreland	Dallas	TX

655	2	R-655-01	6931 Woodway Drive - bldg #3	Waco	TX

656	7	R-656-02	58020 Industrial Boulevard	Plaquemine	LA

657	7	R-657-02	2235 Highway 70	Donaldsonville	LA

54

Schedule 5.8
to Credit Agreement

Store	Region	Property
#	#	ID#	Address	City	State
659	2	R-659-01	1766 S. Treadaway	Abilene	TX

660	2	R-660-03	3301 North Garnett Road	Tulsa	OK

662	2	R-662-02	2420 Lee Boulevard	Lawton	OK

664	2	R-664-02	3595 FM 1960 West	Humble	TX

666	7	R-666-03	6952 & 6958 Airline Highway	Baton Rouge	LA

668	7	R-668-01	1444 W. Bank Expressway	Westwego	LA

668	7	R-668-02	1446 W. Bank Expressway	Westwego	LA

669	2	R-669-02	2809 West Kinglsey Road	Garland	TX

670	6	R-670-01	6914 Gateway East	El Paso	TX

672	7	R-672-01	11580 Chef Menteur Highway	New Orleans	LA

673	2	R-673-01	320 North Highway 67	Midlothian	TX

676	2	R-676-01	3101 South Prospect	Oklahoma City	OK

677	2	R-677-01	10300 I.H. 35 North	Austin	TX

681	2	R-681-02	East Ben 4811a /k/Chapman Lane a 3536 White	Austin	TX

682	4	R-682-01	3560 Young Place	Lynchburg	VA

683	4	R-683-01	944 Manifold Rd	Washington	PA

684	1	R-684-01	19091 Hwy #33 - On-Site Trailer at AERA Energy	McKittrick	CA

686	1	R-686-01	421 S. Wenatchee Blvd.	Wenatchee	WA

687	1	R-687-02	5414 South Peach Avenue	Fresno	CA

688	5	R-688-01	c/o Shell Oil-Purchasing Warehouse, Rt. 111 - On-site
			facility at Shell Oil	Roxana	IL

689	2	R-689-02	1533 N. McDonald	McKinney	TX

691	2	R-691-01	5120 Wurzbach Road	San Antonio	TX

692	2	R-692-03	5333 E. Houston	San Antonio	TX

692	2	R-692-02	5333 E. Houston (lot lease)	San Antonio	TX

694	3	R-694-03	4226 Halls Mill Road	Mobile	AL

694	3	R-694-02	4226 Halls Mill Road - Small yard and shed adjacent
			to store	Mobile	AL

697	7		1008 E. Ashley Wilson Road - On-site facility at Sweeny	Sweeny	TX

703	3	R-703-02	7907 Baseline Court	Tampa	FL

704	3	R-704-02	327 Thorpe Road	Orlando	FL

706	3	R-706-02	5260 Truman Drive	Decatur	GA

707	3	R-707-01	4111 Pinson Valley Parkway	Birmingham	AL

708	8	R-708-01	4300 Muhlhauser Road	Fairfield	OH

709	2	R-709-03	2201 Tin Top Road, #400	Weatherford	TX

710	8		3210 Watling Street - On-site facility -	East Chicago	IN

712	1	R-712-02	8450 Haddon Avenue	Sun Valley	CA

55

Schedule 5.8
to Credit Agreement

Store	Region	Property
#	#	ID#	Address	City	State
713	5	R-713-01	1790 Radisson Road NE	Blaine	MN

714	2		1000 South Pine - On-site facility at Conoco	Ponca City	OK

716	7	R-716-03	913 Chippewa Street	Baton Rouge	LA

717	9	R-717-01	396 McGregor Road, Unit A	Sarnia	ON

721	2	R-721-02	11003 Bissonnet	Houston	TX

721	2	R-721-03	2735 FM 2218	Rosenberg	TX

724	9		275 Macalpine Crescent - On-site facility.	Ft. McMurray	AB

726	2	R-726-02	2510 S. Main Street	Stafford	TX

727	2	R-727-02	12245 Veterans Memorial Pkwy	Houston	TX

727	2	R-727-03	Sprayberry Lane	Conroe	TX

730	8	R-730-01	3485 Roger E. Schupp Street	Louisville	KY

731	8	R-731-02	4828 Constellation Avenue	Evansville	IN

733	8	R-733-04	3660 Interchange Road	Columbus	OH

734	8	R-734-02	1677 Jaggie Fox Way	Lexington	KY

735	8	R-735-02	5773 Executive Boulevard	Huber Heights	OH

736	8	R-736-02	3805 S. Harding Street	Indianapolis	IN

739	8	R-739-02	1255 Bridgestone Parkway	LaVergne	TN

740	4	R-740-01	10840 Metromont Parkway	Charlotte	NC

741	4	R-741-01	4320 New Bern Avenue	Raleigh	NC

744	4	R-744-01	3501 Business Center Drive	Chesapeake	VA

747	5	R-747-01	1326 S. Bishop Avenue	Rolla	MO

749	2	R-749-01	3925 N. Cage Boulevard	Pharr	TX

750	2	R-750-01	1200 West Business 77	San Benito	TX

751	2	R-751-02	15210 FM 529 at Highway 6	Houston	TX

752	7	R-752-02	4225 College Street	Beaumont	TX

754	2	R-754-02	17700 Highway 3	Webster	TX

755	2	R-755-02	4900 E. Loop 820 South	Ft. Worth	TX

756	2	R-756-03	2727 Avenue K	Plano	TX

757	2	R-757-02	20202 Park Row	Katy	TX

759	7	R-759-01	824 S. Hwy 35 Bypass	Port Lavaca	TX

770	2	R-770-02	8200 East Freeway	Houston	TX

800	7	R-800-01	2500 W. Airline Highway	LaPlace	LA

804	7	R-991-02	8122 E. Paradise - Storage facility for Scottsdale
			corporate	Scottsdale	AZ

804	7	R-804-02	2011 Highway 288	Freeport	TX

804	7	R-804-03	2011 Highway 288	Freeport	TX

808	7	R-808-02	1635 Industrial PK Drive	Nederland	TX

815	7	R-815-02	4002 Texas Avenue	Texas City	TX

56

Schedule 5.8
to Credit Agreement

Store	Region	Property
#	#	ID#	Address	City	State
822	8	R-822-01	5121 Maryland Way	Brentwood	TN

824	7	R-824-01	Highway 225 - Gate 19 - On-site facility at Shell	Deer Park	TX

825	7	R-825-03	8807 & 8787 Highway 225	LaPorte	TX

828	7	R-828-01	Hwy. 61 - Gate 44 - On-site facility at Shell	Norco	LA

829	7	R-829-01	602 Copper Road - On-site facility at BASF	Freeport	TX

832	7	R-832-01	Bufford St. Gate - On-site facility at Mobile	Beaumont	TX

834	7	R-834-01	P.O. Box 651 - On-site facility at Rohm & Haas	Deer Park	TX

836	7	R-836-01	8404 River Road - On-site - No Lease Agreement	Geismar	LA

973	4	R-973-00	500-C Clanton Rd	Charlotte	NC

976	5	R-976-01	3200 Harvor Lane	Plymouth	MN

981	2	R-981-04	16225 Park Ten Place - 200	Houston	TX

981	2	R-981-10	16225 Park Ten Place-110	Houston	TX

983	2	R-983-02	20150 Park Row, Unit #186 - Storage facility for
			corporate office	Katy	TX

TBD	1	TBD	W. Clearwater Avenue	Kennewick	WA

TBD	4	TBD	43461 Old Ox Road	Sterling	VA

TBD	1	TBD	Cabazon Avenue	Indio	CA

386	4	TBD	100 Liberty Lane	Chalfont	PA

TBD	9	TBD	5888 Shawson Drive - lease out for signature	Mississauga	ON

TBD	7	TBD	6311 Harborside Drive - lease out for signature	Galveston	TX

57

Schedule 5.9
to Credit Agreement
Schedule 5.9: Intellectual Property Claims
A.	Certain agreements with third parties require the consent of the other party to a change of ownership. In addition, unless RSC obtains a waiver, its development license agreement with Wynne Systems, Inc. to implement proprietary changes to our enterprise resource management software system can be terminated on six month’s notice as a result of the change in ownership. If RSC fails to obtain any required consent or waiver, the applicable third parties, including Wynne Systems, Inc. could seek to terminate their agreements with RSC, and, as a result, RSC’s ability to conduct its business could be impaired until RSC is able to enter into replacement agreements, which could result in a Material Adverse Effect on RSC’s results of operations or financial condition; provided, for the avoidance of doubt, that as of the Closing Date RSC believes no claim arising from failure to obtain such a consent or waiver from Wynn Systems, Inc. (i) has been filed or (ii) would result in a Material Adverse Effect.

58

Schedule 5.16
to Credit Agreement
Schedule 5.16: Subsidiaries

	Subsidiary’s		#of	Total
	Jurisdiction	Direct Equity	Shares	Shares	Ownership	Pledged
Subsidiary	of Formation	Holder	Owned	Outstanding	Interest	(Y/N)
RSC Holdings III, LLC	Delaware	RSC Holdings II, LLC	N/A	N/A	100%	Y

Rental Service Corporation	Arizona	RSC Holdings III, LLC	1000	1000	100%	Y

Rental Service Corporation of Canada Ltd.	Alberta, Canada	Rental Service Corporation	1100	1100	100%	Y.

59

Schedule 5.18
to Credit Agreement
Schedule 5.18: Environmental Matters
1.	Long Beach, California: possible release from underground storage tank.

2.	Los Angeles, California: possible release from underground storage tank.

3.	1113 Sheppard Access Road, Wichita Falls, Texas:

Hydrocarbon impact resulted from an underground storage tank and previous petroleum refining activities on site. The site has extensive near surface tar contamination from former refining activities. There is also evidence of a petroleum release from the tanks but the petroleum products have commingled.

The RSC property in Wichita Falls, Texas became affected from historical oil refinery releases from possibly as early as 1921. The RSC property is a small parcel of a former refinery property that operated from 1921 until 1928. The property contains two formerly separate tracks of property. Track 1 contains the western portion of the property and is 2.79 acres, and Track 2 contains the eastern portion of the property and is 1.33 acres. Other oilfield service operations were listed as owners of tracts of the property up until 1961. The release was first observed by on-site personnel in 1989. Various assessments of the property have been conducted at the site from 1989 to present, indicating impacts to surface soil, subsurface soil and groundwater. Surface soil, subsurface soil, and groundwater may be affected beyond the subject property boundary. The COCs suspected to be present on the adjacent properties did not result from activity at RSC property; rather they appear to be present due to the historic refinery operations and subsequent operations on the adjacent properties. Groundwater is present under confined conditions at a depth of approximately 10-15 feet below ground surface. Other than manual recovery of Light Non-Aqueous Phase Liquid (LNAPL) present in monitor wells, no response action has taken place to date.

Concentrations of metals, volatile organic compounds (VOCs), polycyclic aromatic hydrocarbons (PAHs), and total petroleum hydrocarbons (TPH) are present in surface soil and subsurface soil above Protective Concentrations Levels (PCLs) established by the Texas Risk Reduction Program (TRRP). Concentrations of metals, VOCs, and PAHs are present in groundwater above PCLs. The PCL Exceedance zones for each media generally cover the entire site. A remedy is required for surface soil and groundwater. Black vitreous material and/or black staining is present in surface soil generally from 0 to 2 feet bgs across the site. PAH concentrations are above direct contact (TotSoilComb) PCLs in surface soils. LNAPL is present in pore spaces in subsurface soil. All monitor wells at the site contain COCs above PCLs

60

Schedule 5.18
to Credit Agreement
To address the surface soil impact, the detailed estimate includes removal of PAH-affected soil. RSC is also examining a capping or paving alternative to isolate these impacted soils from direct contact. The site is being addressed under the Texas Commission on Environmental Quality’s (TCEQ’s) Corrective Action Section. RSC negotiated appropriate investigation and response actions with TCEQ. This included a series of groundwater wells located on the edge of the property, a well down gradient and a well up gradient. The groundwater wells were installed indicating no up gradient source of groundwater contamination and no migration of the plume down gradient as well. In response to TCEQ, RSC is currently seeking further access to additional offsite locations to complete the site investigation.

RSC is also investigating alternative solutions for addressing the potential contamination including:
a.	Seeking reclassification the property under U.S. EPA Brownfield Program;

b.	Requesting deed restrictions from TECQ to limit possible future use to non-residential light industrial/industrial only classification;

c.	Identifying other PRP’s that may be enjoined to assist in any required remediation.

61

Schedule 5.24
to Credit Agreement
Schedule 5.24: Insurance

Line of Coverage	Policy Number	Carrier	Effective Date	Limits	Deductible
Boiler and Machinery	BM-21-7615A059-TIL-06	Travelers	6/1/2006-6/1/2007	$50,000,000 pd/bi BHMT	$5,000
		Property		& Drilling Solutions
				$25,000,000 pd/bi RSC
				$100,000,000 pd - all
				others,
				$100,000 bi - all others

Workers Compensation	WC7-631-004250-036	Liberty Mutual	5/1/2006-5/1/2007	Statutory & $1,000,000/	$500,000
& Employers Liability				$1,000,000/$1,000,000

Workers Compensation	ELl-631-004250-266	Liberty Mutual	5/1/2006-5/1/2007	Statutory & $1,000,000/	$500,000
& Employers Liability				$1,000,000/ $1,000,000

Workers Compensation	WA7-63D-004250-016	Liberty Mutual	5/1/2006-5/1/2007	Statutory & $1,000,000/	$500,000
& Employers Liability				$1,000,000/$1,000,000

Automobile Liability	AS2-631-004250-026	Liberty Mutual	5/1/2006-5/1/2007	$2,000,000	$1,500,000 (per accident)

Workers Compensation	WA7-63D-004250-186	Liberty Mutual	5/1/2006-5/1/2007	Statutory & $1,000,000/	$500,000
& Employers Liability	RSC is the Insured			$1,000,000/ $1,000,000

Automobile Liability	AS2-631-004250-166	Liberty Mutual	5/1/2006-5/1/2007	$2,000,000	$1,500,000 (per accident)
	RSC is the Insured

Workers Compensation	WC7-631-004250-196	Liberty Mutual	5/1/2006-5/1/2007	Statutory & $1,000,000/	$500,000
& Employers Liability				$1,000,000/ $1,000,000

Property	YU2-631-004250-115	Liberty Mutual	6/1/2005-6/1/2006	$125,000,000	$13,705

Boiler & Machinery	BM-21-7615A059-TIL-05	Travelers	6/1/2005-6/1/2006	$50,000,000 pd/bi BHMT	$5,000
				& Drilling Solutions
				$25,000,000 pd/bi
				RSC $100,000,000
				pd-all others,
				$100,000 bi - all others

Automobile Liability	AS2-631-004250-025	Liberty Mutual	5/1/2005-5/1/2006	$2,000,000	$1,500,000

Workers Compensation	WC7-631-004250-195	Liberty Mutual	5/1/2005-5/1/2006	Statutory & $1,000,000/	$500,000
& Employers Liability				$1,000,000/$1,000,000

Workers Compensation	WA7-63D-004250-185	Liberty Mutual	5/1/2005-5/1/2006	Statutory & $1,000,000/	$500,000
& Employers Liability				$1,000,000/ $1,000,000

Workers Compensation	WA7-63D-004250-015	Liberty Mutual	5/1/2005-5/1/2006	Statutory & $1,000,000/	$500,000
& Employers Liability				$1,000,000/ $1,000,000

62

Schedule 5.24
to Credit Agreement

Line of Coverage	Policy Number	Carrier	Effective Date	Limits	Deductible
Workers Compensation	WC7-631-004250-035	Liberty Mutual	5/1/2005-5/1/2006	Statutory & $1,000,000/	$500,000
& Employers Liability				$1,000,000/ $1,000,000

Automobile Liability	AS2-631-004250-165	Liberty Mutual	5/1/2005-5/1/2006	$2,000,000	$1,500,000

Property	MCC-631-004250-114	Employers Ins.	5/1/2004-5/1/2005	$125,000,000	$13,705
		Co. of Wausau

Boiler & Machinery	BM-21-7615A059-TIL-04	Travelers	5/1/2004-5/1/2005	$100,000,000 pd/bi METCO	$10,000
				$25,000,000 pd/bi RSC
				$50,000,000 pd/bi BHMT &
				DS $100,000,000 pd - all
				others,
				$100,000 bi - all others

Automobile Liability	AS2-631-004250-164	Liberty Mutual	5/1/2004-5/1/2005	$5,000,000	$1,500,000

Workers Compensation	WA7-63D-004250-014	Liberty Mutual	5/1/2004-5/1/2005	Statutory & $1,000,000/	$500,000
& Employers Liability				$1,000,000/$1,000,000

Workers Compensation	WA7-63D-004250-184	Liberty Mutual	5/1/2004-5/1/2005	Statutory & $1,000,000/	$500,000
& Employers Liability				$1,000,000/ $1,000,000

Automobile Liability	AS2-631-004250-024	Liberty Mutual	5/1/2004-5/1/2005	$2,000,000	$1,500,000

Mexican Automobile	THA14145	Seguros	5/1/2004-5/1/2005	$25,000/$10,000/ $10,000	Coll. 2% or min $200;
		Comercial			comp -4% or min $400
		America

Boiler & Machinery	BM-21-7615A053-TIL-03	The Travelers	6/1/2003-6/1/2004	$100,000,000 pd/bi METCO	$10,000
		Indemnity CoofIL		$25,000,000 pd/bi
				RSC
				$50,000,000 pd/bi BHMT
				&DS
				$100,000,000 pd-all
				others,

Property	MCC-631-004250-113	Employers Ins.	6/1/2003-6/1/2004	$125,000,000	$12,500
		Co. of Wausau

General Liability	EB1-631-004250-213	Liberty Mutual	5/1/2003-5/1/2004	$1,000,000 per occ.	$1,000,000
				$2,000,000 agg
				$1,000,000 SIR

Workers Compensation	WC2-631-004250-163	Liberty Mutual	5/1/2003-5/1/2004	Statutory & $1,000,000/	$500,000
& Employer’s				$1,000,000/ $1,000,000
Liability

Automobile Liability	AS2-631-004250-163	Liberty Mutual	5/1/2003-5/1/2004	$5,000,000	$2,000,000

Excess Liability	QI09000657	St. Paul	5/1/2003-5/1/2004	$25,000,000 per occ.	Excess of $75 million
				$25,000,000 agg

Automobile Liability	AS2-631-00250-173	Liberty Mutual	5/1/2003-5/1/2004	$5,000,000	$2,000,000

63

Schedule 5.24
to Credit Agreement

Line of Coverage	Policy Number	Carrier	Effective Date	Limits	Deductible
Excess Liability	XCP G21741838	ACE American	5/1/2003-5/1/2004	$25,000,000 per occ.	Excess of $50 million
				$25,000,000 agg

Excess Liability	AEC 9373737 00	American	5/1/2003-5/1/2004	$25,000,000 per occ.	Excess of $25 milion
		Guarantee &		$25,000,000 agg
		Liability

Automobile Liability	AS2-631-004250-093	Liberty Mutual	5/1/2003-5/1/2004	$2,000,000	$2,000,000

Workers Compensation	WA2-63D-004250-183	Liberty Mutual	5/1/2003-5/1/2004	Statutory & $1,000,000/	$500,000
& Employer’s				$1,000,000/ $1,000,000
Liability

Workers Compensation	WC2-631-004250-033	Liberty Mutual	5/1/2003-5/1/2004	Statutory & $1,000,000/	$500,000
& Employer’s				$1,000,000/ $1,000,000
Liability

Automobile Liability	AS2-631-004250-023	Liberty Mutual	5/1/2003-5/1/2004	$2,000,000	$2,000,000

Workers Compensation	WA2-63D-004250-013	Liberty Mutual	5/1/2003-5/1/2004	Statutory & $1,000,000/	$500,000
& Employer’s				$1,000,000/ $1,000,000
Liability

Mexican Auto	THA06494	Seguros	5/1/2003-5/1/2004	$25,000/$80,000/ $10,000	Coll. 2% or min $200;
		Comercial			comp-4% or min $400
		America

Commercial Umbrella	BE2860190	National Union	5/1/2003-5/1/2004	$25,000,000 per occ.	$10,000
		Fire Ins. Co		$25,000,000 agg

Workers Compensation	WA2-63D-004250-012	Liberty Mutual	5/1/2002-5/1/2003	Statutory & $1,000,000/	$50,000
& Employer’s				$1,000,000/ $1,000,000
Liability

Workers Compensation	WC2-631-004250-032	Liberty Mutual	5/1/2002-5/1/2003	Statutory & $1,000,000/	$50,000
& Employer’s				$1,000,000/ $1,000,000
Liability

Automobile Liability	AS2-631-004250-092	Liberty Mutual	5/1/2002-5/1/2003	$1,000,000	$150,000

Automobile Liability	AS2-631-004250-022	Liberty Mutual	5/1/2002-5/1/2003	$1,000,000	$150,000

Workers Compensation	WC2-631-004250-032	Liberty	5/1/2001-5/1/2002	Statutory & $1,000,000/	$50,000
& Employer’s				$1,000,000/ $1,000,000
Liability

Workers Compensation	WC2-631-004250-031	Liberty Mutual	5/1/2001-5/1/2002	Statutory & $1,000,000/	$50,000
& Employer’s				$1,000,000/ $1,000,000
Liability

Automobile Liability	AS2-631-004250-091	Liberty Mutual	5/1/2001-5/1/2002	$1,000,000	$150,000

Automobile Liability	AS2-631-004250-021	Liberty Mutual	5/1/2001-5/1/2002	$1,000,000	$150,000

64

Schedule 5.24
to Credit Agreement

1st
	Named		Insurance
Policy #	Insured	Expiration	Program	Carrier	Limits	Deductible
GL5908357RA	Acme Holdings Inc.	7/1/1996	RSC	NATIONAL UNION FIRE INS CO OF	$2Mxs $50K SIR	N/A
PITTSBURGH

EAP14207766 (NP)	Rental Services Corp.	10/5/1993	RSC	VALIANT INSURANCE COMPANY	N/A	N/A

602NB1278 (NP)	Rental Services Corp.	10/5/1993	RSC	ST. PAUL FIRE & MARINE INS CO	N/A	N/A

502XA2633 (NP)	Rental Services Corp.	10/5/1993	RSC	ST. PAUL FIRE & MARINE INS CO	N/A	N/A

CK05502119 (NP)	Rental Services Corp.	12/2/1993	RSC	ST. PAUL FIRE & MARINE INS CO	N/A	N/A

CK05502301 (NP)	Rental Services Corp.	2/1/1994	RSC	ST. PAUL FIRE & MARINE INS CO	N/A	N/A

CK05502787 (NP)	Rental Services Corp.	10/5/1994	RSC	ST. PAUL FIRE & MARINE INS CO	N/A	N/A

CK05503020 (NP)	Rental Services Corp.	6/1/1994	RSC	ST. PAUL INSURANCE COMPANY, THE	N/A	N/A

CK05503706 (NP)	Rental Services Corp.	6/1/1995	RSC	ST. PAUL INSURANCE COMPANY, THE	N/A	N/A

86XN25150909 (NP)	Rental Services Corp.	7/1/1997	RSC	TRAVELERS INSURANCE CO	N/A	N/A

BE932-46-12 (NP)	Rental Services Corp.	7/1/1997	RSC	NATIONAL UNION FIRE INS CO OF	N/A	N/A
PITTSBURGH

GL590-83-85 (NP)	Rental Services Corp.	7/1/1997	RSC	NATIONAL UNION FIRE INS CO OF	N/A	N/A
PITTSBURGH

BE932-82-33 (NP)	Rental Services Corp.	1/31/1998	RSC	NATIONAL UNION FIRE INS CO OF	N/A	N/A
PITTSBURGH

7FSJEX271T402 (NP)	Rental Services Corp.	11/31/1998	RSC	TRAVELERS INSURANCE CO	N/A	N/A

7976-41-68 (NP)	Rental Services Corp.	1/31/1998	RSC	CHUBB GROUP	N/A	N/A

GL1465570RA	Rental Services Corp.	11/31/1998	RSC	NATIONAL UNION FIRE INS CO OF	$2Mxs $50K SIR	N/A
PITTSBURGH

65

Schedule 5.24
to Credit Agreement

1st
	Named		Insurance
Policy #	Insured	Expiration	Program	Carrier	Limits	Deductible
BE3572687	Rental Services Corp.	2/11/999	RSC	NATIONAL UNION FIRE INS CO OF	$25M xs $2Mxs	N/A
				PITTSBURGH	$50K SIR

GA6087168	Rental Services Corp.	2/1/1999	RSC	GULF INSURANCE CO	$25M xs $25M	N/A
xs primary

79719400CAS	Rental Services Corp.	2/1/1999	RSC	CHUBB GROUP	$50M xs $50M	N/A
xs primary

GL1466048RA	Rental Services Corp.	2/1/1999	RSC	NATIONAL UNION FIRE INS CO OF	$2Mxs $50K SIR	N/A
PITTSBURGH

RGMLA 2505672 (NP)	Rental Services Corp.	2/1/1999	RSC	NATIONAL UNION FIRE INS CO OF	N/A	N/A
PITTSBURGH

RMGLA2506735 (NP)	Rental Services Corp.	2/1/2000	RSC	AMERICAN HOME ASSURANCE CO	N/A	N/A

BE3577613	Rental Services Corp,	2/1/2000	RSC	NATIONAL UNION FIRE INS CO OF	$50M xs $2Mxs	N/A
				PITTSBURGH	$150K SIR

79719400 (NP)	Rental Services Corp.	2/1/2000	RSC	CHUBB GROUP	N/A	N/A

990501-0030 (NP)	Rental Services Corp.	5/1/2000	RSC	Industria Insurance Company	N/A	N/A
Ltd.

990501-0030 (NP)	Rental Services Corp.	5/1/2001	RSC	Industria Insurance Company	N/A	N/A
Ltd.

PLS2671978 (NP)	Rental Services Corp.	8/1/2001	RSC	AMERICAN INTERNATIONAL	N/A	N/A
SPECIALTY LINES INS CO

990501-0030 (NP)	Rental Services Corp.	5/1/2002	RSC	Industria Insurance Company	N/A	N/A
Ltd.

PLS267178 (NP)	Rental Services Corp.	2/1/2001	RSC	AMERICAN INTERNATIONAL	N/A	N/A
SPECIALTY LINES INS CO

990501-0031 (NP)	Rental Services Corp.	5/1/2003	RSC	Industria Insurance Company	N/A	N/A
Ltd.

KE1631004250223 (NP)	Rental Services Corp.	5/1/2004	RSC	LIBERTY MUTUAL INSURANCE CO	N/A	N/A

EBI-631-004250-213 (NP)	Rental Services Corp.	5/1/2004	RSC	LIBERTY MUTUAL INSURANCE CO	N/A	N/A

66

Schedule 5.24
to Credit Agreement

1st
	Named		Insurance
Policy #	Insured	Expiration	Program	Carrier	Limits	Deductible
BE2860190 (NP)	Rental Services Corp.	5/1/2004	RSC	NATIONAL UNION FIRE INS CO OF PITTSBURGH	N/A	N/A

ACEC9373737-00 (NP)	Rental Services Corp.	5/1/2004	RSC	ZURICH AMERICAN INS. CO.	N/A	N/A

5376693 (NP)	Rental Services Corp.	5/1/2004	RSC	STARR EXCESS LIABILITY INS INTERNATIONAL LTD	N/A	N/A

01090000657 (NP)	Rental Services Corp.	5/1/2004	RSC	ST. PAUL INSURANCE COMPANY, THE	N/A	N/A

XCPG21741838 (NP)	Rental Services Corp.	5/1/2004	RSC	ACE AMERICAN INSURANCE CO.	N/A	N/A

01744ACE (NP)	Rental Services Corp.	5/1/2004	RSC	ACE BERMUDA INSURANCE LTD	N/A	N/A

STPBPD145SEU03 (NP)	Rental Services Corp,	5/1/2004	RSC	ST. PAUL (BERMUDA) LTD	N/A	N/A

HIP0200228 (NP)	Rental Services Corp.	5/1/2004	RSC	Hanseatic Insurance Company	N/A	N/A

RG2-631-004250-203 (NP)	Rental Services Corp.	5/1/2004	RSC	LIBERTY MUTUAL INSURANCE CO	N/A	N/A

ACEC9373737-00 (NP)	Rental Services Corp.	5/1/2005	RSC	ZURICH AMERICAN INS. CO.	N/A	N/A

XCPG21741838 (NP)	Rental Services Corp.	5/1/2005	RSC	ACE EUROPEAN MARKETS INS LTD	N/A	N/A

GL4570484RA	Rental Services Corp.	2/1/2000	RSC	NATIONAL UNION FIRE INS CO OF PITTSBURGH	$2M xs $150K SIR	N/A

EPA14207766 (NP)	Walker Jones Equipme	811711992	RSC	VALIANT INSURANCE COMPANY	$2 mm aggl$lmm “each event (per occurrence) limit” Assumed	N/A

CK05501992	Walker Jones Equipme	10/5/1993	RSC	ST. PAUL FIRE & MARINE INS CO	$2mm aggl$1mm “each event (per occurrence) limit”	N/A

67

Schedule 6.1(e)
to Credit Agreement
Schedule 6.1(e): Closing Date Adjustments to EBITDA
None.

68

Schedule 6.1(g)
to Credit Agreement
Schedule 6.1(g): Lien Searches
I. List of all UCC and other filed security interests in the assets of Rental Service Corporation:

REPORT/
	INDEX DATE	UCC — Secured	UCC DATE FILED/
DEBTOR	LOCATION	Party	FILE NUMBER	UCC COLLATERAL
Rental Service Corporation	10/23/2006 — AZ Secretary of State	Fleet Leasing Corporation	11/20/2000 — 01146941	Specified equipment. (Lease number 14—1597102-000)

Rental Service Corporation	10/23/2006 — AZ Secretary of State	Citicorp Del Lease, Inc.	11/20/2000 — 01147412 Continuation: 06/02/2006 — 01147412	All of Debtor’s/Seller’s right, title and interest in, to and under each Retail Agreement sold from time to time to Secured Party/Buyer and all income and proceeds thereof and all property of whatever kind or nature which secures such Retail Agreement and all interests of Debtor/Seller therein.

Rental Service Corporation	10/23/2006 — AZ Secretary of State	Fleet Capital Leasing — Technology Finance	01/19/2001 — 01157170	Specified equipment. (Lease number 14 — 1594059—000)

Rental Service Corporation	10/23/2006 — AZ Secretary of State	Fleet Capital Leasing — Technology Finance	01/19/2001 — 01157171	Specified equipment. (Lease number 14 — 1594059—000)

Rental Service Corporation	10/23/2006 — AZ Secretary of State	Textron Financial Corporation	02/16/2001 — 01160126	Specified equipment, all rental proceeds, therefrom and all attachments, accessories and replacements thereto, and all proceeds of the foregoing.

69

Schedule 6.1(g)
to Credit Agreement

REPORT/
	INDEX DATE	UCC — Secured	UCC DATE FILED/
DEBTOR	LOCATION	Party	FILE NUMBER	UCC COLLATERAL
This Statement is filed in connection with a lease and is filed for precautionary purposes only.

Rental Service Corporation	10/23/2006 — AZ Secretary of State	Textron Financial Corporation	02/16/2001 — 01160127	Specified equipment, all rental proceeds, therefrom and all attachments, accessories and replacements thereto, and all proceeds of the foregoing.

This Statement is filed in connection with a lease and is filed for precautionary purposes only.

Rental Service Corporation	10/23/2006 — AZ Secretary of State	Textron Financial Corporation	02/16/2001 — 01160128	Specified equipment, all rental proceeds, therefrom and all attachments, accessories and replacements thereto, and all proceeds of the foregoing.

This Statement is filed in connection with a lease and is filed for precautionary purposes only.

Rental Service Corporation	10/23/2006 — AZ Secretary of State	IBM Credit Corporation	03/01/2001 — 01162516 Terminated:	All computer, information processing, and other peripheral equipment and goods wherever located (including additions, accessions, upgrades, and replacements)

70

Schedule 6.1(g)
to Credit Agreement

REPORT/
	INDEX DATE		UCC DATE FILED/
DEBTOR	LOCATION	UCC - Secured Party	FILE NUMBER	UCC COLLATERAL
			10/10/2006 — 01162516	referenced on IBM Supplement #907540 dated 12/18/2000.

Rental Service Corporation	10/23/2006 — AZ Secretary of State	Textron Financial Corporation	03/05/2001 — 01163624	Specified equipment, all rental proceeds, therefrom and all attachments, accessories and replacements thereto, and all proceeds of the foregoing.

This Statement is filed in connection with a lease and is filed for precautionary purposes only.

Rental Service Corporation	10/23/2006 — AZ Secretary of State	Textron Financial Corporation	03/05/2001 — 01163625	Specified equipment, all rental proceeds, therefrom and all attachments, accessories and replacements thereto, and all proceeds of the foregoing.

This Statement is filed in connection with a lease and is filed for precautionary purposes only.

Rental Service Corporation	10/23/2006 — AZ Secretary of State	Textron Financial Corporation	03/05/2001 — 01163626	Specified equipment, all rental proceeds, therefrom and all attachments, accessories and replacements thereto, and all proceeds of the foregoing.

This Statement is filed in connection with a lease and is filed for precautionary purposes only.

71

Schedule 6.1(g)
to Credit Agreement

REPORT/
	INDEX DATE		UCC DATE FILED/
DEBTOR	LOCATION	UCC - Secured Party	FILE NUMBER	UCC COLLATERAL
Rental Service Corporation	10/23/2006 — AZ Secretary of State	Textron Financial Corporation	03/05/2001 — 01163627	Specified equipment, all rental proceeds, therefrom and all attachments, accessories and replacements thereto, and all proceeds of the foregoing.

This Statement is filed in connection with a lease and is filed for precautionary purposes only.

Rental Service Corporation	10/23/2006 — AZ Secretary of State	Textron Financial Corporation	03/06/2001 — 01163881	Specified equipment, all rental proceeds, therefrom and all attachments, accessories and replacements thereto, and all proceeds of the foregoing.

This Statement is filed in connection with a lease and is filed for precautionary purposes only.

Rental Service Corporation	10/23/2006 — AZ Secretary of State	Textron Financial Corporation	03/06/2001 — 01163882	Specified equipment, all rental proceeds, therefrom and all attachments, accessories and replacements thereto, and all proceeds of the foregoing.

This Statement is filed in connection with a lease and is filed for precautionary purposes only.

72

Schedule 6.1(g)
to Credit Agreement

REPORT/
	INDEX DATE	UCC — Secured	UCC DATE FILED/
DEBTOR	LOCATION	Party	FILE NUMBER	UCC COLLATERAL
Rental Service	10/23/2006 — AZ	John Deere	07/13/2001 —	As Amended (04/03/2006):
Corporation	Secretary of State	Construction Equipment Co. or Deere Credit, Inc. As Amended (04/04/2006): Deere & Company, Deere Credit, Inc. and/or John Deere Construction & Forestry Company	200111825399 Continuation: 04/03/2006 — 200111825399 Amendment: 04/03/2006 — 200111825399 Amendment: 04/04/2006 — 200111825399	All of debtor’s present and future goods, including equipment and inventory, financed or leased by secured party, together with (1) all attachments, accessories, components, repairs and improvements, (2) all accounts, general intangibles, contract rights and chattel paper relating thereto, and (3) all proceeds, including, without limitation, insurance, sale, lease and rental proceeds, and proceeds of proceeds.

Rental Service Corporation	10/23/2006 — AZ Secretary of State	JCB Inc.	10/04/2001 — 200111914933 Continuation: 04/12/2006 — 200111914933	All inventory consisting of new and used equipment, machines, products, attachments and parts manufactured or sold by JCB or carrying the JCB name or identification mark now or hereafter acquired by the Debtor from JCB and with respect to which the purchase price, finance charges or any related sums shall not have been paid in cash (including all accessions, replacements, additions and substitutions thereto); all leases, other

73

Schedule 6.1(g)
to Credit Agreement

REPORT/
	INDEX DATE	UCC — Secured	UCC DATE FILED/
DEBTOR	LOCATION	Party	FILE NUMBER	UCC COLLATERAL
chattel paper, accounts, contract rights, general intangibles, rentals, and other income related thereto and arising therefrom.

Rental Service Corporation	10/23/2006 — AZ Secretary of State	Dell Financial Services, L.P.	10/24/2001 — 200111941856	All computer equipment and peripherals (collectively “Equipment”) wherever located heretofore or hereafter leased to Lessee by Lessor.
Continuation:
09/29/2006 — 200111941856

Rental Service Corporation	10/23/2006 — AZ Secretary of State	Young Electric Sign Company	01/15/2002 — 200212021415	Manufactured signs and accompanying equipment.

Termination:
02/07/2003 — 200212021415

Rental Service Corporation	10/23/2006 — AZ Secretary of State	Allmand Bros., Inc.	01/25/2002 — 200212040656	All unpaid inventory and equipment manufactured by secured party and/or bearing any trademark or trade name of Allmand Bros., Inc. and financed by secured party and which remains unpaid, and all accounts, contract rights, chattel paper, documents, general intangibles and instruments arising from such inventories and equipment; whether now or after acquired.

74

Schedule 6.1(g)
to Credit Agreement

REPORT/
	INDEX DATE	UCC — Secured	UCC DATE FILED/
DEBTOR	LOCATION	Party	FILE NUMBER	UCC COLLATERAL
Rental Service Corporation	10/23/2006 — AZ Secretary of State	Citicorp Del Lease, Inc.	01/30/2002 — 200212043626	Specified equipment.

Rental Service Corporation	10/23/2006 — AZ Secretary of State	Citicorp Del Lease, Inc.	01/30/2002 — 200212043739	Specified equipment.

Rental Service Corporation	10/23/2006 — AZ Secretary of State	Deere Credit, Inc.	03/01/2002 — 200212076465 Termination (filed Twice):	Inventory of Debtor financed or leased by Secured Party and its assigns now owned or existing, or hereafter arising or acquired by Debtor.
06/23/2006 — 200212076465

06/26/2006 — 200212076465

Rental Service Corporation	10/23/2006 — AZ Secretary of State	John Deere Construction and Forestry Company	03/01/2002 — 200212076501	Inventory of Debtor financed or leased by Secured Party and its assigns now owned or existing, or hereafter arising or acquired by Debtor.

Rental Service Corporation	10/23/2006 — AZ Secretary of State	E-Z- O Division of Textron	11/25/2002 — 200212423400	All personal property including equipment and inventory, wherever located, now or hereafter acquired, manufactured or

75

Schedule 6.1(g)
to Credit Agreement

REPORT/
	INDEX DATE	UCC — Secured	UCC DATE FILED/
DEBTOR	LOCATION	Party	FILE NUMBER	UCC COLLATERAL
		As Amended (3/17/2003): Textron Financial Corporation	Amendment: 03/17/2003 — 200212423400	distributed by Textron Golf, Turf & Specialty Products, a division of Textron, Inc., all present and future attachments accessories, replacements, substitutes and all changes thereto and the proceeds of the foregoing.

Rental Service Corporation	10/23/2006 — AZ Secretary of State	Howell Tractor & Equipment Co.	01/09/2003 — 200312463886	Specified equipment.

Termination:
02/03/2003 — 200312463886

Rental Service Corporation	10/23/2006 — AZ Secretary of State	Information Leasing Corporation	02/06/2003 — 200312499173	Specified equipment (pursuant to Lease No.: 395140002).

Rental Service Corporation	10/23/2006 — AZ Secretary of State	Inter- Tel Leasing Inc.	03/11/2003 — 200312535612	Specified equipment.

This filing is not a security transaction and is only intended to make the Rental a matter of public record.

Rental Service Corporation	10/23/2006 — AZ Secretary of State	Jim Kidwell Refrigeration Inc.	06/11/2003 — 200312653739	Specified equipment.

Rental Service Corporation	10/23/2006 — AZ	Bay4 Capital, LLC	10/17/2003 —	Specified equipment.

76

Schedule 6.1(g)
to Credit Agreement

REPORT/
	INDEX DATE	UCC — Secured	UCC DATE FILED/
DEBTOR	LOCATION	Party	FILE NUMBER	UCC COLLATERAL
	Secretary of State	Assigned To (01/13/2004): Skandinaviska	200312836525 Assignment:	Filing is for informational purposes only, pursuant to a Master Lease Agreement.
		Enskilda Banken	01/13/2004 — 200312836525

Rental Service Corporation	10/23/2006 — AZ Secretary of State	Skandinaviska Enskilda Banken	10/17/2003 — 200312836536	Specified equipment. Filing is for informational purposes only, pursuant to a Master Lease Agreement.

Assignor Secured Party: Bay4 Capital, LLC

Rental Service	10/23/2006 — AZ	Bay4 Capital, LLC	11/13/2003 —	Specified equipment.
Corporation	Secretary of State	Assigned To (01/13/2004): Skandinaviska Enskilda Banken	200312851728 Assignment: 01/13/2004 — 200312851728	Filing is for informational purposes only, pursuant to a Master Lease Agreement.

Rental Service Corporation	10/23/2006 — AZ Secretary of State	Bay4 Capital, LLC Assigned To (07/06/2004): Skandinaviska Enskilda Banken	01/21/2004 — 200412955496 Assignment: 07/06/2004 — 200412955496	Specified equipment. Filing is for informational purposes only, pursuant to a Master Lease Agreement.

77

Schedule 6.1(g)
to Credit Agreement

REPORT/
	INDEX DATE	UCC — Secured	UCC DATE FILED/
DEBTOR	LOCATION	Party	FILE NUMBER	UCC COLLATERAL
Rental Service Corporation	10/23/2006 — AZ Secretary of State	Skandinaviska Enskilda Banken Assignor Secured Party: Bay4 Capital, LLC	01/29/2004 — 200412973501	Specified equipment. Filing is for informational purposes only, pursuant to a Master Lease Agreement.

Rental Service Corporation	10/23/2006 — AZ Secretary of State	Skandinaviska Enskilda Banken Assignor Secured Party: Bay4 Capital, LLC	03/15/2004 — 200413051859	Specified equipment. Filing is for informational purposes only, pursuant to a Master Lease Agreement.

Rental Service Corporation	10/23/2006 — AZ Secretary of State	Thompson Tractor Co., Inc.	03/29/2004 — 200413054852	Specified equipment and proceeds thereof.

Rental Service Corporation	10/23/2006 — AZ Secretary of State	Stovall & Co., Inc. Additional Secured Party: A.M.E.D.	03/19/2004 — 200413151236	All inventory and the proceeds therefrom, manufactured by Brown, Broilmaster, Interlube, Western Mfg., Handy Industries, Ground — Hog, Ransomes, Cushman, Ryan, Velke, Trucut, Trenchmaster, GrassGobbler, Hoffco, Maxim, Encore, and any/all Jacobsen Products, or other products, now owned or hereafter acquired from Stovall & Co., d/b/a A.M.E.D.

78

Schedule 6.1(g)
to Credit Agreement

REPORT/
	INDEX DATE	UCC — Secured	UCC DATE FILED/
DEBTOR	LOCATION	Party	FILE NUMBER	UCC COLLATERAL
Rental Service Corporation	10/23/2006 — AZ Secretary of State	Bay4 Capital, LLC Partially Assigned To (08/20/2004): Skandinaviska	06/23/2004 — 200413205913 Partial Assignment:	All present and future Goods, wherever located, leased by Bay4 Capital to Atlas Copco North America Inc. and any Additonal Customers pursuant to the Master Lease Agreement No. 00228 dated July 16, 2003.
Enskilda Banken	08/20/2004 — 200413205913	Filing is for informational purposes only.

As Described In The Partial Assignment (08/20/2004):
Partial Assignment with regard to all of the equipment and personal property under Lease Schedule No. 10 to the Master Lease Agreement No. 00228.

Rental Service Corporation	10/23/2006 — AZ Secretary of State	FNF Capital, Inc.	01/18/2005 — 200513503494	Any and all equipment now or hereafter the subject of any lease agreement or lease schedule by and between the parties.

Filing is only intended to make the true lease a matter of public record.

Rental Service Corporation	10/23/2006 — AZ Secretary of State	LES Schwab Warehouse Center, Inc.	03/01/2005 — 200513563509	All present and future products and goods and proceeds thereof, purchased by Debtor from Secured Party or any of its affiliated companies.

79

Schedule 6.1(g)
to Credit Agreement

REPORT/
	INDEX DATE	UCC — Secured	UCC DATE FILED/
DEBTOR	LOCATION	Party	FILE NUMBER	UCC COLLATERAL
Rental Service Corporation	10/23/2006 — AZ Secretary of State	FNF Capital, Inc.	03/29/2005 — 200513581589	Equipment pursuant to Lease Agreement No. ATL112204, Lease Schedule No. 003.

Rental Service Corporation	10/23/2006 — AZ Secretary of State	FNF Capital, Inc.	03/29/2005 — 200513581590	Equipment pursuant to Lease Agreement No. ATL112204, Lease Schedule No. 002.

Rental Service Corporation	10/23/2006 — AZ Secretary of State	Vermeer Sales & Service	04/26/2005 — 200513626107	Specified machinery and equipment.

Termination:
05/13/2005 — 200513626107

Rental Service Corporation	10/23/2006 — AZ Secretary of State	National City Commercial Capital Corporation	05/27/2005 — 200513666832	Specified equipment. Equipment is owned by the Secured Party and leased to the debtor under Lease No: 395140002R.

Rental Service Corporation	10/23/2006 — AZ Secretary of State	Skandinaviska Enskilda Banken Assignor Secured Party: Bay4 Capital, LLC	09/23/2005 — 200513813182	Specified equipment. Filing is for informational purposes only, pursuant to a Master Lease Agreement.

Rental Service Corporation	10/23/2006 — AZ	Skandinaviska	03/17/2006 —	Specified equipment.

80

Schedule 6.1(g)
to Credit Agreement

REPORT/
	INDEX DATE	UCC — Secured	UCC DATE FILED/
DEBTOR	LOCATION	Party	FILE NUMBER	UCC COLLATERAL
	Secretary of State	Enskilda Banken Assignor Secured Party: Bay4 Capital, LLC	200614098930	Filing is for informational purposes only, pursuant to a Master Lease Agreement.

Rental Service Corporation	10/23/2006 — AZ Secretary of State	Skandinaviska Enskilda Banken Assignor Secured Party: Bay4 Capital, LLC	03/17/2006 — 200614098941	Specified equipment. Filing is for informational purposes only, pursuant to a Master Lease Agreement.

Rental Service Corporation	10/23/2006 — AZ Secretary of State	US Bank N.A. Assignor Secured Party: Kinetic Leasing, Inc.	05/31/2006 — 200614249659	Specified equipment pursuant to a Master Lease Agreement.

Filing is intended to comply with the requirements of the UCC in the event that it is determined that the Lease constitutes a security agreement thereunder.

Rental Service Corporation	10/23/2006 — AZ Secretary of State	Bay4 Capital, LLC Assignor Secured Party: Skandinaviska Enskilda Banken	06/28/2006 — 200614284367	Specified equipment. Filing is for informational purposes only, pursuant to a Master Lease Agreement.

81

Schedule 6.1(g)
to Credit Agreement

REPORT/
	INDEX DATE	UCC — Secured	UCC DATE FILED/
DEBTOR	LOCATION	Party	FILE NUMBER	UCC COLLATERAL
Rental Service Corporation	10/23/2006 — AZ Secretary of State	AT&T Capital Services, Inc.	08/17/2006 — 200614390117	Equipment provided to Lessee under Schedule No. 001 — 4056000 — 001.

Goods described as collateral are subject to a true lease; filing is a precaution pursuant to UCC section 9 — 505.

Rental Service Corporation	10/23/2006 — AZ Secretary of State	Ingersoll — Rand Company	08/28/2006 — 200614410349	A continuing, purchase money inventory security interest in and to all equipment purchased by RSC from Ingersoll- Rand Company and any of its divisions or subsidiaries to the extent such items of equipment have not been paid for, whether in the possession of RSC or rented or leased or otherwise in the hands of third parties.

Rental Service Corporation	10/23/2006 — AZ Secretary of State	Chesapeake Funding LLC	10/06/2006 — 200614459006	Specified equipment leased pursuant to the Lease Agreement dated 04/24/2000.

			Amendment: 10/25/2006 — 200614459006	Filing is precautionary in connection with a lease. As Amended: Includes additional specified equipment pursuant to lease.

82

Schedule 6.1(g)
to Credit Agreement
II. List of all Tax and Federal Judgment Liens of Rental Service Corporation:

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
Alabama*	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)		n/a

Alabama (Southern District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Alabama (Middle District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Alabama (Autauga County)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	n/a

Alabama (Baldwin County)	Clear (10 years through 10/17/06)	Clear (10 years through 10/17/06)	Clear (10 years through 10/17/06)	n/a

Alabama (Calhoun County)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	n/a

Alabama (Colbert County)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

Alabama (Dale County)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	n/a

Alabama (Elmore County)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	n/a

Alabama (Etowah County)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	n/a

83

Schedule 6.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
Alabama (Houston County)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	n/a

Alabama (Jackson County)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

Alabama (Jefferson County — Bessemer Div.)	Clear (10 years through 10/24/06)	Clear (10 years through 10/24/06)	Clear (10 years through 10/24/06)	n/a

Alabama (Jefferson County Birmingham Div.)*	Clear (10 years through 10/24/06)	Clear (10 years through 10/24/06)	Clear (10 years through 10/24/06)	n/a

Alabama (Lee County)	Clear (10 years through 10/30/06	Clear (10 years through 10/30/06	Clear (10 years through 10/30/06	n/a

Alabama (Limestone County)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

Alabama (Madison County)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

Alabama (Marengo County)	Clear (10 years through 11/2/06)	Clear (10 years through 11/2/06)	1 Judgment Lien — 04/20/98 File No. Book 2-Mech Page 147	n/a

84

Schedule 6.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
Verified lien filed by Auto Beauty Shop of Alabama, Inc. against a 1998 Ford F Series owned by Rental Service Corporation to secure indebtedness in the amount of $2,679.31 for work performed and materials furnished to RSC.

(10 years through 11/2/06)

Alabama (Mobile County)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	n/a

Alabama (Montgomery County)	Clear (10 years through 10/23/06)	Clear (10 years through 10/23/06)	Clear (10 years through 10/23/06)	n/a

Alabama (Morgan County)	Clear (10 years through 11/3/06)	Clear (10 years through 11/3/06)	Clear (10 years through 11/3/06)	n/a

Alabama (Shelby County)	Clear (10 years through 10/17/06)	Clear (10 years through 10/17/06)	Clear (10 years through 10/17/06)	n/a

Alabama (Talladega County)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	n/a

Alabama (Tallapoosa Clear)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

85

Schedule 6.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
Alabama (Tuscaloosa county)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Arizona*	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)		Clear (10 years through 10/25/06)

Arizona (Cochise County)	Clear (10 years through 10/16/06)	Clear (10 years through 10/16/06)	Clear (5 years through 10/16/06)	n/a

Arizona (Coconino County)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (5 years through 10/30/06)	n/a

Arizona (Gila County)	Clear (10 years through 10/24/06)	Clear (10 years through 10/24/06)	Clear (5 years through 10/24/06)	n/a

Arizona (Graham County)	Clear (10 years through 10/19/06)	Clear (10 years through 10/19/06)	Clear (5 years through 10/19/06)	n/a

Arizona (Maricopa County)	Clear (10 years through 10/25/06)	Clear (10 years through 10/25/06)	Clear (5 years through 10/25/06)	n/a

Arizona (Mohave County)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (5 years through 11/1/06)	n/a

Arizona (Navajo County)	Clear (10 years through 10/19/06)	Clear (10 years through 10/19/06)	Clear (5 years through 10/19/06)	n/a

Arizona (Pima County)	Clear (10 years through 10/23/06)	Clear (10 years through 10/23/06)	Clear (5 years through 10/23/06)	n/a

86

Schedule 6.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
Arizona (Yavapai County)	Clear (10 years through 10/23/06)	Clear (10 years through 10/23/06)	Clear (5 years through 10/23/06)	n/a

Arizona (Yuma County)	Clear (10 years through 10/16/06)	Clear (10 years through 10/16/06)	Clear (5 years through 10/16/06)	n/a

Arkansas*		Clear (10 years through 11/1/06)		n/a

Arkansas (Western District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Arkansas (Eastern District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Arkansas (Benton County)	Clear (10 years through 11/2/06)	Clear (10 years through 11/2/06)	Clear (10 years through 11/2/06)	n/a

Arkansas (Craighead (Eastern District))	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

Arkansas (Craighead (Western District))	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

Arkansas (Garland County)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

Arkansas (Jefferson County)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

87

Schedule 6.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
Arkansas (Mississippi — Chickasawba Dist.	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

Arkansas (Mississippi — Osceola District	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

Arkansas (Pope County)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

Arkansas (Pulaski County)*				n/a

Arkansas (Sebastian — Fort Smith District)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Arkansas (Sebastian — Southern District)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Arkansas (Union County)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	n/a

California	Clear (10 years through 10/26/06)	Clear (10 years through 10/26/06)	Clear (5 years through 10/26/06)	n/a

California	n/a	n/a	n/a	Clear (10 years through
(Southern District)				10/25/06)

88

Schedule 6.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
California (Central District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

California (Eastern District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

California (Northern District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

California (Alameda County)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	n/a

California (Contra Costa County)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	n/a

California (Fresno County)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	n/a

California (Kern County)	Clear (10 years through 10/26/06)	Clear (10 years through 10/26/06)	Clear (10 years through 10/26/06)	n/a

California (Los Angeles County)	Clear (10 years through 10/25/06)	Clear (10 years through 10/25/06)	Clear (10 years through 10/25/06)	n/a

California (Orange County)	Clear (10 years through 10/28/06)	Clear (10 years through 10/28/06)	Clear (10 years through 10/28/06)	n/a

89

Schedule 6.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
California (Riverside County)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

California (Sacramento County)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

California (San Diego County)	Clear (10 years through 10/26/06)	Clear (10 years through 10/26/06)	Clear (10 years through 10/26/06)	n/a

California (San Francisco County)	Clear (10 years through 10/17/06)	Clear (10 years through 10/17/06)	Clear (10 years through 10/17/06)	n/a

California (San Joaquin County)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	n/a

California (Santa Clara County)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	n/a

California (Ventura County)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

Colorado*		Clear (10 years through 10/19/06)		Clear (10 years through 10/25/06)

Colorado (Adams County)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (6 years through 10/30/06)	n/a

90

Schedule 6.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
Colorado (Arapahoe County)	Clear (10 years through 10/19/06)	Clear (10 years through 10/19/06)	Clear (6 years through 10/19/06)	n/a

Colorado (Boulder County)	Clear (10 years through 10/21/06)	Clear (10 years through 10/21/06)	Clear (6 years through 10/21/06)	n/a

Colorado (Denver County)	Clear (10 years through 10/20/06)	Clear (10 years through 10/20/06)	Clear (6 years through 10/20/06)	n/a

Colorado (Douglas County)	Clear (10 years through 10/26/06)	Clear (10 years through 10/26/06)	Clear (6 years through 10/26/06)	n/a

Colorado (Eagle County)	Clear (10 years through 10/24/06)	Clear (10 years through 10/24/06)	Clear (6 years through 10/24/06)	n/a

Colorado (El Paso County)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	Clear (6 years through 10/31/06)	n/a

Colorado (Gunnison County)	Clear (10 years through 10/13/06)	Clear (10 years through 10/13/06)	Clear (6 years through 10/13/06)	n/a

Colorado (Larimer County)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (6 years through 10/30/06)	n/a

Colorado (Mesa County)	Clear (10 years through 11/2/06)	Clear (10 years through 11/2/06)	Clear (6 years through 11/2/06)	n/a

Colorado (Montrose County)	Clear (10 years through 10/24/06)	Clear (10 years through 10/24/06)	Clear (6 years through 10/24/06)	n/a

91

Schedule 6.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
Colorado (Pueblo County)	Clear (10 years through 10/25/06)	Clear (10 years through 10/25/06)	Clear (6 years through 10/25/06)	n/a

Colorado (Routt County)	Clear (10 years through 10/25/06)	Clear (10 years through 10/25/06)	Clear (6 years through 10/25/06)	n/a

Colorado (Summit County)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	Clear (6 years through 10/31/06)	n/a

Colorado (Weld County)	Clear (10 years through 10/8/06)	Clear (10 years through 10/8/06)	Clear (6 years through 10/8/06)	n/a

Delaware*		Clear (10 years through 10/17/06)		Clear (10 years through 10/25/06)

Delaware (New Castle County)	Clear (10 years through 10/26/06)	Clear (10 years through 10/26/06)	Clear (10 years through 10/26/06)	n/a

Delaware (Sussex County)	Clear (10 years through 10/26/06)	Clear (10 years through 10/26/06)	Clear (10 years through 10/26/06)	n/a

Florida*		Clear (10 years through 10/06/06)	Clear (10/1/01 - 10/26/06)	n/a

Florida (Southern District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Florida (Middle District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Florida (Northern District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Florida (Bay County)	Clear (20 years through 11/3/06)	Clear (10 years through 11/3/06)	Clear (10 years through 11/3/06)	n/a

92

Schedule 6.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
Florida (Brevard County)	Clear (20 years through 10/26/06)	Clear (10 years through 10/26/06)	Clear (10 years through 10/26/06)	n/a

Florida (Broward County)	Clear (20 years through 10/10/06)	Clear (10 years through 10/10/06)	Clear (10 years through 10/10/06)	n/a

Florida (Columbia County)	Clear (20 years through 10/20/06)	Clear (10 years through 10/20/06)	Clear (10 years through 10/20/06)	n/a

Florida (Duval County)	Clear (20 years through 10/12/06)	Clear (10 years through 10/12/06)	Clear (10 years through 10/12/06)	n/a

Florida (Escambia County)	Clear (20 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

Florida (Hillsborough County)	Clear (20 years through 10/16/06)	Clear (10 years through 10/16/06)	Clear (10 years through 10/16/06)	n/a

Florida (Lake County)	Clear (20 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

Florida (Lee County)	Clear (20 years through 10/17/06)	Clear (10 years through 10/17/06)	Clear (10 years through 10/17/06)	n/a

Florida (Leon County)	Clear (20 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

93

Schedule 6.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
Florida (Martin County)	Clear (20 years through 10/31/06)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	n/a

Florida (Okaloosa County)	Clear (20 years through 10/27/06)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	n/a

Florida (Orange County)	Clear (20 years through 10/26/06)	Clear (10 years through 10/26/06)	Clear (10 years through 10/26/06)	n/a

Florida (Osceola County)	Clear (20 years through 10/27/06)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	n/a

Florida (Palm Beach County)	Clear (20 years through 10/20/06)	Clear (10 years through 10/20/06)	Clear (10 years through 10/20/06)	n/a

Florida (Pasco County)	Clear (20 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

Florida (Pinellas County)	Clear (20 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

Florida (Polk County)	Clear (20 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Florida (Saint Lucie County)	Clear (20 years through 10/25/06)	Clear (10 years through 10/25/06)	1 Judgment Lien — File No. 2122175 Small Claims Court, 19th Circuit of St. Lucie, Florida (02- SC- 002203 — Default Final Judgment	n/a Clear (10 years through 10/25/06)

94

Schedule 6.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
entered against RSC in favor of Freightliner Trucks of S Florida Inc in the amount of $3,677.61 plus court costs.

(10 years through 10/25/06)

Florida (Sarasota County)	Clear (20 years through 10/31/06)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	n/a

Florida (Seminole County)	Clear (20 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Florida (Volusia County)	Clear (20 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Georgia (Southern District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Georgia (Northern District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Georgia (Middle District)	n/a	n/a	n/a	Adversary Proceedings filed 3/29/00 (terminated 05/24/00) - Scott Stewart Broxson et al. v. Rental Service Corp. et al.

Complaint NOS 426 Dischargeability 523

95

Schedule 6.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
Ordered and adjudged that the obligations of the plaintiffs to the defendant is determined dischargeable in bankruptcy, that any judgment entered in favor of the defendant and against the plaintiffs is deteremined to have been in violation of the automatic stay in bankruptcy

Georgia (Bulloch County)	Clear (7 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Georgia (Chatham County	Clear (7 years through 10/24/06)	Clear (10 years through 10/24/06)	Clear (10 years through 10/24/06)	n/a

Georgia (Clarke County)	Clear (7 years through 10/26/06)	Clear (10 years through 10/26/06)	Clear (10 years through 10/26/06)	n/a

Georgia (Clayton County)	Clear (7 years through 10/17/06)	Clear (10 years through 10/17/06)	Clear (10 years through 10/17/06)	n/a

Georgia (Cobb County)	Clear (7 years through 10/26/06)	Clear (10 years through 10/26/06)	Clear (10 years through 10/26/06)	n/a

Georgia (Coweta County)	Clear (7 years through 10/15/06)	Clear (10 years through 10/15/06)	Clear (10 years through 10/15/06)	n/a

Georgia (Dekalb County)	Clear (7 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

96

Schedule 6.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
Georgia (Dougherty County)	Clear (7 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Georgia (Douglas County)	Clear (7 years through 10/20/06)	Clear (10 years through 10/20/06)	Clear (10 years through 10/20/06)	n/a

Georgia (Floyd County)	Clear (7 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

Georgia (Forsyth County)	Clear (7 years through 10/31/06)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	n/a

Georgia (Glynn County)	Clear (7 years through 10/27/06)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	n/a

Georgia (Gwinnett County)	Clear (7 years through 10/19/06)	Clear (10 years through 10/19/06)	Clear (10 years through 10/19/06)	n/a

Georgia (Houston County)	Clear (7 years through 10/26/06)	Clear (10 years through 10/26/06)	Clear (10 years through 10/26/06)	n/a

Georgia (Lowndes County)	Clear (7 years through 10/31/06)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	n/a

Georgia (Muscogee County)	Clear (7 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

Georgia (Oconee County)	Clear (7 years through 10/23/06)	Clear (10 years through 10/23/06)	Clear (10 years through 10/23/06)	n/a

97

Schedule 6.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
Georgia (Peach County)	Clear (7 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Georgia (Richmond County)	Clear (7 years through 10/24/06)	Clear (10 years through 10/24/06)	Clear (10 years through 10/24/06)	n/a

Georgia (Spalding County)	Clear (7 years through 10/31/06)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	n/a

Georgia (Thomas County)	Clear (7 years through 10/31/06)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	n/a

Georgia (Troup County)	Clear (7 years through 10/20/06)	Clear (10 years through 10/20/06)	Clear (10 years through 10/20/06)	n/a

Georgia (Whitfield County)	Clear (7 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Iowa*		Clear (10 years through 10/19/06)

Iowa (Southern District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Iowa (Northern District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Iowa (Black Hawk County)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	n/a

98

Schedule 6.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
Iowa (Clay County)	Clear (10 years through 11/2/06)	Clear (10 years through 11/2/06)	Clear (10 years through 11/2/06)	n/a

Iowa (Clinton County)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	n/a

Iowa (Des Moines County)	Clear (10 years through 10/25/06)	Clear (10 years through 10/25/06)	Clear (10 years through 10/25/06)	n/a

Iowa (Dubuque County Iowa)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	n/a

Iowa (Linn County)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	n/a

Iowa (Muscatine County)	Clear (10 years through 11/2/06)	Clear (10 years through 11/2/06)	Clear (10 years through 11/2/06)	n/a

Iowa (Polk County)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

Iowa (Story County)	Clear (10 years through 11/2/06)	Clear (10 years through 11/2/06)	Clear (10 years through 11/2/06)	n/a

Illinois*		Clear (10 years through 11/1/06)		n/a

Illinois (Southern District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Illinois (Northern District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

99

Schedule 6.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
Illinois (Central District)	n/a	n/a	n/a	Adversary Proceedings filed 8/13/01 (terminated 10/04/01) - Jumers Castle Lodge Incorporated v. Rental Service Corporation.

Complaint NOS 454 Recover Money/Property Filing Fee.

Defendant did not answer or plead to the complaint filed by plaintiff. Judgment is entered as follows against defendant: 1) the sum of $4,607.30; 2) post judgment interest is to accrue on said award at the rate of 3.44% per annum.

Illinois (Adams County)	Clear (20 years through 10/27/06)	Clear (10 years through 10/27/06)	Clear (7 years through 10/27/06)	n/a

Illinois (Champaign County)	Clear (20 years through 10/26/06)	Clear (10 years through 10/26/06)	Clear (7 years through 10/26/06)	n/a

Illinois (Cook County)	Clear (20 years through 10/23/06)	Clear (10 years through 10/23/06)	Clear (7 years through 10/23/06)	n/a

Illinois (De Kalb County)	Clear (20 years through 11/2/06)	Clear (10 years through 11/2/06)	Clear (7 years through 11/2/06)	n/a

100

Schedule 6.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
Illinois (Du Page County)	Clear (20 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (7 years through 10/30/06)	n/a

Illinois (Grundy County)	Clear (20 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (7 years through 10/30/06)	n/a

Illinois (La Salle County)	Clear (20 years through 10/26/06)	Clear (10 years through 10/26/06)	Clear (7 years through 10/26/06)	n/a

Illinois (Macon County)	Clear (20 years through 10/31/06)	Clear (10 years through 10/31/06)	Clear (7 years through 10/31/06)	n/a

Illinois (Madison County)	Clear (20 years through 10/31/06)	Clear (10 years through 10/31/06)	Clear (7 years through 10/31/06)	n/a

Illinois (Mclean County)	Clear (20 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (7 years through 10/30/06)	n/a

Illinois (Rock Island County)	Clear (20 years through 11/3/06)	Clear (10 years through 11/3/06)	Clear (7 years through 11/3/06)	n/a

Illinois (Saint Clair County)	Clear (20 years through 10/26/06)	Clear (10 years through 10/26/06)	Clear (7 years through 10/26/06)	n/a

Illinois (Sangamon County)	Clear (20 years through 10/27/06)	Clear (10 years through 10/27/06)	Clear (7 years through 10/27/06)	n/a

Illinois (Tazewell County)	Clear (20 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (7 years through 11/1/06)	n/a

llinois (Will County)	Clear (20 years through 10/24/06)	Clear (10 years through 10/24/06)	Clear (7 years through 10/24/06)	n/a

101

Schedule 6.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
Illinois (Winnebago County)	Clear (20 years through 9/19/06)	Clear (10 years through 9/19/06)	Clear (7 years through 9/19/06)	n/a

Indiana (Southern District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Indiana (Northern District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Indiana (Lake County)	Clear (10 years through 8/31/06)	Clear (10 years through 8/31/06)	Clear (10 years through 8/31/06)	n/a

Indiana (Marion County)	Clear (10 years through 10/18/06)	Clear (10 years through 10/18/06)	Clear (10 years through 10/18/06)	n/a

Indiana (Vanderburgh County)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	n/a

Indiana (St. Joseph County)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Kansas*		Clear (10 years through 10/30/06)		Clear (10 years through 10/25/06)

Kansas (Douglas County)*				n/a

Kansas (Ellis County)	Clear (7 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (7 years through 11/1/06)	n/a

102

Schedule 6.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
Kansas (Ford County)	Clear (7 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (7 years through 10/30/06)	n/a

Kansas (Johnson County)	Clear (7 years through 10/29/06)	Clear (10 years through 10/29/06)	Clear (7 years through 10/29/06)	n/a

Kansas (Pottawatomie County)	Clear (7 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (7 years through 10/30/06)	n/a

Kansas (Riley County)	Clear (7 years through 11/02/06)	Clear (10 years through 11/02/06)	Clear (7 years through 11/02/06)	n/a

Kansas (Saline County)	Clear (7 years through 10/27/06)	Clear (10 years through 10/27/06)	Clear (7 years through 10/27/06)	n/a

Kansas (Sedgwick County)	Clear (7 years through 10/24/06)	Clear (10 years through 10/24/06)	Clear (7 years through 10/24/06)	n/a

Kansas (Seward County)	Clear (7 years through 11/06/06)	Clear (10 years through 11/06/06)	Clear (7 years through 11/06/06)	n/a

Kentucky (Western District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Kentucky (Eastern District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Kentucky (Boyle County)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	Clear (15 years through 10/31/06)	n/a

103

Schedule 6.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
Kentucky (Fayette County)	Clear (10 years through 10/28/06)	Clear (10 years through 10/28/06)	Clear (15 years through 10/28/06)	n/a

Kentucky (Hardin County)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (15 years through 10/30/06)	n/a

Kentucky (Jefferson County)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	Clear (15 years through 10/31/06)	n/a

Kentucky (Knox County)	Clear (10 years through 11/6/06)	Clear (10 years through 11/6/06)	Clear (15 years through 11/6/06)	n/a

Kentucky (Madison County)	Clear (10 years through 10/28/06)	Clear (10 years through 10/28/06)	Clear (15 years through 10/28/06)	n/a

Kentucky (Marion County)	Clear (10 years through 10/29/06)	Clear (10 years through 10/29/06)	Clear (15 years through 10/29/06)	n/a

Kentucky (Mccracken County)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (15 years through 11/1/06)	n/a

Kentucky (Warren County)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (15 years through 11/1/06)	n/a

Kentucky (Whitley County)	Clear (10 years through 11/6/06)	Clear (10 years through 11/6/06)	Clear (15 years through 11/6/06)	n/a

104

Schedule 6.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
Louisiana (Western District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Louisiana (Middle District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Louisiana (Eastern District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Louisiana (Ascension Parish)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Louisiana (Caddo Parish)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Louisiana (Calcasieu Parish)	1 State Tax Lien — File No. 2558377	Clear (10 years through 10/20/06)	1 Judgment Lien — File No. 2778375	n/a
Tax Assessment and Lien for RSC USA, Inc. in the amount of $2,497.10 including interest and penalties computed as of 9/28/02. (10 years through 10/20/06)	Judgment against RSC (one of many defendants) in favor of individual plaintiff (Tawana Provost) in the amount of $5,325.80. excluding interest, cost, and fees. Another judgment in same matter does not apply to RSC.

(10 years through 10/20/06)

105

Schedule 6.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
Louisiana (East Baton Rouge Parish)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	n/a

Louisiana (Iberville Parish)	Clear (10 years through 11/02/06)	Clear (10 years through 11/02/06)	Clear (10 years through 11/02/06)	n/a

Louisiana (Jefferson Parish)	Clear (10 years through 10/26/06)	Clear (10 years through 10/26/06)	Clear (10 years through 10/26/06)	n/a

Louisiana (Lafayette Parish)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	n/a

Louisiana (Orleans Parish)	Clear (10 years through 7/25/06)	Clear (10 years through 7/25/06)	Clear (10 years through 7/25/06)	n/a

Louisiana (Rapides Parish)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Louisiana (Saint Bernard Parish)	Clear (10 years through 9/16/06)	Clear (10 years through 9/16/06)	Clear (10 years through 9/16/06)	n/a

Louisiana (Saint Charles Parish)	Clear (10 years through 10/26/06)	Clear (10 years through 10/26/06)	Clear (10 years through 10/26/06)	n/a

Louisiana (Saint Tammany Parish)	Clear (10 years through 09/19/06)	Clear (10 years through 09/19/06)	Clear (10 years through 09/19/06)	n/a

Louisiana (St. John The Baptist Parish)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	n/a

106

Schedule 6.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
Louisiana (Terrebonne Parish)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	n/a

Louisiana (Vernon Parish)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	n/a

Maryland	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Maryland (Baltimore City)	Clear (12 years through 10/16/06)	Clear (10 years through 10/16/06)	Clear (12 years through 10/16/06)	n/a

Maryland (Baltimore County)	Clear (12 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (12 years through 10/30/06)	n/a

Maryland (Frederick County)	Clear (12 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (12 years through 11/1/06)	n/a

Maryland (Harford County)	Clear (12 years through 10/31/06)	Clear (10 years through 10/31/06)	Clear (12 years through 10/31/06)	n/a

Maryland (Prince Georges County)	Clear (12 years through 11/3/06)	Clear (10 years through 11/3/06)	Clear (12 years through 11/3/06)	n/a

Maryland (Washington County)	Clear (12 years through 11/01/06)	Clear (10 years through 11/01/06)	Clear (12 years through 11/01/06)	n/a

107

Schedule 6.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
Michigan	Clear (7 years through 10/29/06)	Clear (10 years through 10/29/06)		n/a

Michigan (Western District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Michigan (Kent County)	Clear (7 years through 10/25/06)	Clear (10 years through 10/25/06)	Clear (10 years through 10/25/06)	n/a

Minnesota	Clear (10 years through 10/26/06)	Clear (10 years through 10/26/06)		Clear (10 years through 10/25/06)

Minnesota (Anoka County)	Clear (10 years through 9/27/06)	Clear (10 years through 9/27/06)	Clear (10 years through 9/27/06)	n/a

Minnesota (Benton County)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Minnesota (Dakota County)	Clear (10 years through 10/25/06)	Clear (10 years through 10/25/06)	Clear (10 years through 10/25/06)	n/a

Minnesota (Hennepin County)	Clear (10 years through 10/10/06)	Clear (10 years through 10/10/06)	Clear (10 years through 10/10/06)	n/a

Minnesota (Olmsted County)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Minnesota (Ramsey County)	Clear (10 years through 8/20/06)	Clear (10 years through 8/20/06)	Clear (10 years through 10/27/06)	n/a

Minnesota (Saint Louis County)	Clear (10 years through 10/26/06)	Clear (10 years through 10/26/06)	Clear (10 years through 10/26/06)	n/a

108

Schedule 6.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
Minnesota (Sherburne County)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	n/a

Minnesota (Stearns County)	Clear (10 years through 10/11/06)	Clear (10 years through 10/11/06)	Clear (10 years through 10/11/06)	n/a

Minnesota (Washington County)	Clear (10 years through 10/25/06)	Clear (10 years through 10/25/06)	Clear (10 years through 10/25/06)	n/a

Mississippi*		Clear (10 years through 10/24/06)		n/a

Mississippi (Southern District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Mississippi (Northern District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Mississippi (De Soto County)	Clear (7 years through 10/25/06)	Clear (10 years through 10/25/06)	Clear (7 years through 10/25/06)	n/a

Mississippi (Forrest County)	Clear (7 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (7 years through 10/30/06)	n/a

Mississippi (Grenada County)	Clear (7 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (7 years through 10/30/06)	n/a

Mississippi (Harrison 1st District)	Clear (7 years through 10/26/06)	Clear (10 years through 10/26/06)	Clear (7 years through 10/26/06)	n/a

109

Schedule 6.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
Mississippi (Harrison 2nd District)	Clear (7 years through 10/26/06)	Clear (10 years through 10/26/06)	Clear (7 years through 10/26/06)	n/a

Mississippi (Hinds (1st District))	Clear (7 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (7 years through 10/30/06)	n/a

Mississippi (Hinds (2nd District))	Clear (7 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (7 years through 10/30/06)	n/a

Mississippi (Jackson County)	Clear (7 years through 10/26/06)	Clear (10 years through 10/26/06)	Clear (7 years through 10/26/06)	n/a

Mississippi (Lamar County)	Clear (7 years through 10/26/06)	Clear (10 years through 10/26/06)	Clear (7 years through 10/26/06)	n/a

Mississippi (Lauderdale County)	Clear (7 years through 10/31/06)	Clear (10 years through 10/31/06)	Clear (7 years through 10/31/06)	n/a

Mississippi (Lee County)	Clear (7 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (7 years through 10/30/06)	n/a

Mississippi (Lowndes County)	Clear (7 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (7 years through 10/30/06)	n/a

Mississippi (Madison County)	Clear (7 years through 10/31/06)	Clear (10 years through 10/31/06)	Clear (7 years through 10/31/06)	n/a

110

Schedule 6.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
Mississippi (Oktibbeha County)	Clear (7 years through 10/27/06)	Clear (10 years through 10/27/06)	Clear (7 years through 10/27/06)	n/a

Mississippi (Rankin County)	Clear (7 years through 10/31/06)	Clear (10 years through 10/31/06)	Clear (7 years through 10/31/06)	n/a

Mississippi (Warren County)	Clear (7 years through 10/27/06)	Clear (10 years through 10/27/06)	Clear (7 years through 10/27/06)	n/a

Missouri (Western District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Missouri (Eastern District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Missouri (Adair County)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Missouri (Boone County)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	n/a

Missouri (Buchanan County)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Missouri (Camden County)	Clear (10 years through 10/25/06)	Clear (10 years through 10/25/06)	Clear (10 years through 10/25/06)	n/a

111

Schedule 6.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
Missouri (Cape Girardeau County)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

Missouri (Cass County)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Missouri (Clay County)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

Missouri (Christian County)	Clear (10 years through 10/28/06)	Clear (10 years through 10/28/06)	Clear (10 years through 10/28/06)	n/a

Missouri (Greene County)	Clear (10 years through 10/28/06)	Clear (10 years through 10/28/06)	Clear (10 years through 10/28/06)	n/a

Missouri (Jackson County)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	n/a

Missouri (Jasper County)*				n/a

Missouri (Johnson County)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Missouri (Miller County)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

Missouri (Newton County)	Clear (10 years through 10/25/06)	Clear (10 years through 10/25/06)	Clear (10 years through 10/25/06)	n/a

112

Schedule 6.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
Missouri (Phelps County)	Clear (10 years through 10/26/06)	Clear (10 years through 10/26/06)	Clear (10 years through 10/26/06)	n/a

Missouri (Platte County)*	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	1 Judgment Lien -	n/a

File No. 02CV82491

Judgment entered against RSC on 7/19/02 in favor of Williamsburg Plaza Partners in the amount of $3,157.20. Date of satisfaction of said judgment is not on file.

10 years through 11/01/06

Missouri (Saint Charles County)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	n/a

Missouri (Saint Louis County)	Clear (10 years through 10/20/06)	Clear (10 years through 10/20/06)	Clear (10 years through 10/20/06)	n/a

Missouri (Scott County)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

Missouri (Taney County)	Clear (10 years through 10/28/06)	Clear (10 years through 10/28/06)	Clear (10 years through 10/28/06)	n/a

Nebraska*	Clear (10 years through 10/26/06)	Clear (10 years through 10/26/06)		Clear (10 years through 10/25/06)

Nebraska (Hall County)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (5 years through 10/30/06)	n/a

113

Schedule 6.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
Nebraska (Lancaster County)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (5 years through 10/30/06)	n/a

Nebraska (Lincoln County)	Clear (10 years through 11/2/06)	Clear (10 years through 11/2/06)	Clear (5 years through 11/2/06)	n/a

Nebraska (Sarpy County)	Clear (10 years through 11/2/06)	Clear (10 years through 11/2/06)	Clear (5 years through 11/2/06)	n/a

Nebraska (Scotts Bluff County)	Clear (10 years through 11/3/06)	Clear (10 years through 11/3/06)	Clear (5 years through 11/3/06)	n/a

Nebraska (Washington County)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (5 years through 11/1/06)	n/a

Nevada*		Clear (10 years through 10/25/06)		Clear (10 years through 10/25/06)

Nevada (Clark County)	Clear (5 years through 10/24/06)	Clear (10 years through 10/24/06)	Clear (5 years through 10/24/06)	n/a

New Jersey*				Clear (10 years through 10/25/06)

New Jersey (Gloucester County)	Clear (20 years through 10/24/06)	Clear (10 years through 10/24/06)	Clear (20 years through 10/24/06)	n/a

New Mexico*				Clear (10 years through 10/25/06)

114

Schedule 6.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
New Mexico (Bernalillo County)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (14 years through 11/1/06)	n/a

New Mexico (Lea County)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	Clear (14 years through 10/27/06)	n/a

New Mexico (Mckinley County)	Clear (10 years through 10/26/06)	Clear (10 years through 10/26/06)	Clear (14 years through 10/26/06)	n/a

New Mexico (Otero County)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (14 years through 10/30/06)	n/a

New Mexico (San Juan County)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	Clear (14 years through 10/27/06)	n/a

New Mexico (Santa Fe County)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (14 years through 11/1/06)	n/a

North Carolina*		Clear (10 years through 10/30/06)

North Carolina (Eastern District)*				2 Bankruptcy 03/27/06 File No. 06- 00057- 8-RDD

RSC Joined as a necessary party in case In re: Clark- Langley, Inc. (debtor), where RSC was added as a defendant

115

Schedule 6.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
in action by Clark- Langley, Inc. (debtor- plaintiff). No dollar amount of claim is stated. Case is still pending.

08/29/06 File No. 06- 00206-8-JRL

Complaint filed against RSC in case In re: Partitions Plus of Wilmington Inc. (debtor), where RSC is defendant in action by James B. Angell (Chapter 7 trustee). Two Count Complaint alleging avoidance and recovery of preferential transfer and avoidance and recovery of fraudulent transfer in the amount of at least $8,882.50.

(10 years through 10/25/06)

North Carolina (Middle District)*				1 Bankruptcy
08/04/06 File No. 06- 02059

Judgment entered against RSC in case In re: DAC of High Point, Inc., where RSC was defendant in action by William P. Miller (trustee in bankruptcy). Judgment entered for $1,810.39.

116

Schedule 6.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
(10 years through 10/25/06)

North Carolina (Western District)*				4 Bankruptcy 08/26/03 File No. 03-03119

Default Judgment entered against RSC in case In re: Piedmont Engineering Corporation (debtor) where RSC was defendant in action by Stanley M. Campbell (trustee in bankruptcy). Default judgment entered against RSC for $2,592.48.

07/21/04 File No. 04- 03169

Default Judgment entered against RSC in case In re: RFS Ecusta, Inc. (debtor) where RSC was defendant in action by Langdon M. Cooper (trustee). Default judgment entered against RSC for $5,555.14.

09/30/05 File No. 05- 03476

Complaint filed against RSC in case In re: J.A. Jones, Inc.,

117

Schedule 6.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
et al.. (debtors) where RSC is defendant in action by The Liquidation Committee. Three Count Complaint pending, alleging Avoiding of Preferential Transfer, Avoiding of Fraudulent Transfer, and Recovery of Avoided Transfer(s), in a total amount of not less than $29,199.49.

07/14/06 File No. 06 — 03203

Complaint filed against RSC in case In re: F.T. Williams Company, Inc. (debtors) where RSC is defendant in action by R. Keith Johnson (trustee for bankruptcy estate of debtor). Three Count Complaint pending, alleging Avoiding of Preferential Transfer, Avoiding of Fraudulent Transfer, and Recovery of Avoided Transfer(s), in a total amount of not less than $4,500.00.

(10 years through 10/25/06)

118

Schedule 6.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
North Carolina (Buncombe County)*				n/a

North Carolina (Cabarrus County)*				n/a

North Carolina (Camden County)	Clear (10 years through 10/19/06)	Clear (10 years through 10/19/06)	Clear (10 years through 10/19/06)	n/a

North Carolina (Cumberland County)	Clear (10 years through 10/19/06)	Clear (10 years through 10/19/06)	Clear (10 years through 10/19/06)	n/a

North Carolina (Durham County)	Clear (10 years through 10/19/06)	Clear (10 years through 10/19/06)	Clear (10 years through 10/19/06)	n/a

North Carolina (Forsyth County)	Clear (10 years through 10/19/06)	Clear (10 years through 10/19/06)	Clear (10 years through 10/19/06)	n/a

North Carolina (Guilford County)	Clear (10 years through 10/19/06)	Clear (10 years through 10/19/06)	Clear (10 years through 10/19/06)	n/a

North Carolina (Iredell County)	Clear (10 years through 10/19/06)	Clear (10 years through 10/19/06)	Clear (10 years through 10/19/06)	n/a

North Carolina (Mecklenburg County)	Clear (10 years through 10/19/06)	Clear (10 years through 10/19/06)	Clear (10 years through 10/19/06)	n/a

119

Schedule 6.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
North Carolina (New Hanover County)	Clear (10 years through 10/19/06)	Clear (10 years through 10/19/06)	Clear (10 years through 10/19/06)	n/a

North Carolina (Onslow County)	Clear (10 years through 10/19/06)	Clear (10 years through 10/19/06)	Clear (10 years through 10/19/06)	n/a

North Carolina (Orange County)	Clear (10 years through 10/19/06)	Clear (10 years through 10/19/06)	Clear (10 years through 10/19/06)	n/a

North Carolina (Pasquotank County)	2 State Tax Liens - 02/15/01 File No. 01-M- 32	Clear (10 years through 10/23/06)	Clear (10 years through 10/23/06)	n/a

Certification of Unemployment Insurance Tax Deficiency against RSC in the amount of $356.36.

03/30/01 File No. 01-M- 77

Certification of Unemployment Insurance Tax Deficiency against RSC in the amount of $789.57.

(10 years through 10/23/06)

North Carolina	Clear (10 years through	Clear (10 years through	Clear (10 years through	n/a

120

Schedule 6.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
(Swain County)	10/19/06)	10/19/06)	10/19/06)

North Carolina (Union County)	Clear (10 years through 10/19/06)	Clear (10 years through 10/19/06)	Clear (10 years through 10/19/06)	n/a

North Carolina (Wake County)	Clear (10 years through 10/25/06)	Clear (10 years through 10/25/06)	Clear (10 years through 10/25/06)	n/a

North Dakota	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	Clear (10 years through 10/25/06)

North Dakota (Cass County)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

Ohio (Southern District)*	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Ohio (Northern District)*	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Ohio (Butler County)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

Ohio (Franklin County)	Clear (10 years through 10/26/06)	Clear (10 years through 10/26/06)	Clear (10 years through 10/26/06)	n/a

Ohio (Hamilton County)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

Ohio (Lucas County)	Clear (10 years through 11/2/06)	Clear (10 years through 11/2/06)	Clear (10 years through 11/2/06)	n/a

Ohio (Medina	Clear (10 years through	Clear (10 years through	Clear (10 years through	n/a

121

Schedule 6.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
County)	10/30/06)	10/30/06)	10/30/06)

Ohio (Miami County)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	n/a

Ohio (Montgomery County)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	n/a

Ohio (Summit County)	Clear (10 years through 10/26/06)	Clear (10 years through 10/26/06)	Clear (10 years through 10/26/06)	n/a

Ohio (Trumbull County)	Clear (10 years through 11/2/06)	Clear (10 years through 11/2/06)	Clear (10 years through 11/2/06)	n/a

Oklahoma*		Clear (10 years through 10/26/06)		n/a

Oklahoma (Western District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Oklahoma (Eastern District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Oklahoma (Northern District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Oklahoma (Carter County)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	Clear (5 years through 10/27/06)	n/a

Oklahoma (Cleveland	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	Clear (5 years through 10/27/06)	n/a

122

Schedule 6.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
County)

Oklahoma (Comanche County)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	Clear (5 years through 10/27/06)	n/a

Oklahoma (Jackson County)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	Clear (5 years through 10/27/06)	n/a

Oklahoma (Kay County)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Oklahoma (Oklahoma County)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	Clear (5 years through 10/27/06)	n/a

Oklahoma (Payne County)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (5 years through 10/30/06)	n/a

Oklahoma (Tulsa County)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	Clear (5 years through 10/27/06)	n/a

Oklahoma (Washington County)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	Clear (5 years through 10/27/06)	n/a

Oregon*	Clear (10 years through 10/24/06)	Clear (10 years through 10/24/06)		Clear (10 years through 10/25/06)

Oregon (Clackamas County)	Clear (10 years through 10/11/06)	Clear (10 years through 10/11/06)	Clear (10 years through 10/11/06)	n/a

123

Schedule 6.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
Oregon (Coos County)	Clear (10 years through 11/3/06)	Clear (10 years through 11/3/06)	Clear (10 years through 11/3/06)	n/a

Oregon (Deschutes County)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

Oregon (Douglas County)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

Oregon (Klamath County)*				n/a

Oregon (Lane County)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

Oregon (Marion County)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Oregon (Umatilla County)	Clear (10 years through 10/26/06)	Clear (10 years through 10/26/06)	2 Judgment Liens -	n/a

11/01/01 File No. 2001-3990679

Sheriff’s Certificate of Levy against RSC (one of multiple defendants) in favor of Skycrest Enterprises Inc. for real property located at #39 Elk Ridge Subdivision in Nov. 2001.

124

Schedule 6.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
08/22/02 File No. 2002-4180805

Sheriff’s Certificate of Levy against RSC (one of multiple defendants) in favor of Skycrest Enterprises Inc. for real property located at #39 Elk Ridge Subdivision in Aug. 2002.

(10 years through 10/26/06)

Pennsylvania (Western District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Pennsylvania (Middle District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Pennsylvania (Eastern District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Pennsylvania (Blair County)	Clear (5 years through 10/26/06)	Clear (10 years through 10/26/06)	Clear (5 years through 10/26/06)	n/a

Pennsylvania (Bucks County)	Clear (5 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (5 years through 10/30/06)	n/a

Pennsylvania (Dauphin	Clear (5 years through 10/26/06)	Clear (10 years through 10/26/06)	Clear (5 years through 10/26/06)	n/a

125

Schedule 6.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
County)

Pennsylvania (Lancaster County)	Clear (5 years through 10/26/06)	Clear (10 years through 10/26/06)	Clear (5 years through 10/26/06)	n/a

Pennsylvania (Washington County)	Clear (5 years through 10/20/06)	Clear (10 years through 10/20/06)	Clear (5 years through 10/20/06)	n/a

Pennsylvania (York County)	Clear (5 years through 10/26/06)	Clear (10 years through 10/26/06)	Clear (5 years through 10/26/06)	n/a

South Carolina*				2 Bankruptcy

04/14/03 File No. 03- 80176-wb

Settlement of Claim in case In re:
Bargain Equipment Sales, et al. (debtors), where RSC was defendant in action by R. Geoffrey Levy (Trustee) for $156,300.00 in preferential payments to RSC. RSC reached settlement to pay trustee $50,000.00 in full settlement of claim.

05/02/05 File No. 05- 80123- jw

126

Schedule 6.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
Default Judgment entered against RSC in case In re: Georgetown Steel Company, LLC (debtor) where RSC was defendant in action brought by David O. Shelley (trustee for debtor’s liquidating trust). Default judgment against RSC for $32,543.80. Lien ordered avoided and Sale Proceeds allocated to RSC, which were held in trust, were recovered by the trustee.

(10 years through 10/25/06)

South Carolina (Horry County)	Clear (10 years through 10/20/06)	Clear (10 years through 10/20/06)	1 Judgment Lien -	n/a

5/03/2004 File No:
2004-CP- 26- 2571

Judgment and Deficiency Judgment against RSC (f/k/a Prime Service Inc. (one of multiple defendants) on 5/3/04 in favor of Business Carolina Inc. in the amount of $1,682,634.23.

(10 years through 10/20/06)

South Carolina	Clear (10 years through	Clear (10 years through	Clear (10 years through	n/a

127

Schedule 6.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
(Aiken County)	10/20/06)	10/20/06)	10/20/06)

South Carolina (Beaufort County)	Clear (10 years through 10/20/06)	Clear (10 years through 10/20/06)	Clear (10 years through 10/20/06)	n/a

South Carolina (Charleston County)	4 State Tax Liens:	Clear (10 years through 10/20/06)	Clear (10 years through 10/20/06)	n/a

08/27/02 File No. 2002-11864-State of SC Dept. of Revenue Tax Lien in the total amount of $8,038.38.

8/27/02 File No. 2002-11865-State of SC Dept. of Revenue Tax Lien in the total amount of $2,031.40.

10/23/02 File No. 2002-14150 State of SC Dept. of Revenue Tax Lien in the total amount of $10,832.10.

10/23/02 File No. 2002-14151 State of SC Dept. of Revenue Tax Lien in the total amount of $2,590.42.

Clear (10 years through 10/20/06)

South Carolina (Florence	Clear (10 years through 10/23/06)	Clear (10 years through 10/23/06)	Clear (10 years through 10/23/06)	n/a

128

Schedule 6.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
County)

South Carolina (Greenville County)*				n/a

South Carolina (Greenwood County)	Clear (10 years through 10/18/06)	Clear (10 years through 10/18/06)	Clear (10 years through 10/18/06)	n/a

South Carolina (Richland County)	7 State Tax Liens:	Clear (10 years through 10/20/06)	Clear (10 years through 10/20/06)	n/a

08/08/01 File No. 2001263049 SC Dept. of Revenue Tax Lien for total of $1,953.50.

05/17/02 File No. 2002040401 SC Dept. of Revenue Tax Lien for total of $12,558.13.

07/11/02 File No. 2002056389 SC Dept. of Revenue Tax Lien for total of $6,660.32.

10/30/02 File No. 2002088586 SC Dept. of Revenue Tax Lien for total of $6,603.14.

129

Schedule 6.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
11/13/02 File No. 2002092820 SC Dept. of Revenue Tax Lien for total of $705.69.

12/12/02 File No. 2002101953 SC Dept. of Revenue Tax Lien for total of $5,710.51.

02/10/03 File No. 2003013961 SC Dept. of Revenue Tax Lien for total of $5,106.86.

(10 years through 10/18/06)

South Carolina (York County)	Clear (10 years through 10/24/06)	Clear (10 years through 10/24/06)	Clear (10 years through 10/24/06)	n/a

South Dakota*		Clear (10 years through 10/26/06)		1 Bankruptcy 07/14/03 File No. 03-01032

Default Judgment entered against RSC on or around 09/04/03 in case In re: Tri-State Ethanol Company LLC (debtor) where RSC was defendant in action brought by North Central Construction

130

Schedule 6.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
Inc. No dollar amount stated in default judgment.

(10 years through 10/25/06)

South Dakota (Minnehaha County)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Tennessee (Western District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Tennessee (Eastern District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Tennessee (Bradley County)*				n/a

Tennessee (Cumberland County)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

Tennessee (Davidson County)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Tennessee (Hamblen County)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	n/a

Tennessee (Hamilton	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

131

Schedule 6.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
County)

Tennessee (Knox County)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	n/a

Tennessee (Madison County)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

Tennessee (Montgomery County)	Clear (10 years through 11/3/06)	Clear (10 years through 11/3/06)	Clear (10 years through 11/3/06)	n/a

Tennessee (Putnam County)	Clear (10 years through 11/3/06)	Clear (10 years through 11/3/06)	Clear (10 years through 11/3/06)	n/a

Tennessee (Rutherford County)	Clear (10 years through 11/3/06)	Clear (10 years through 11/3/06)	Clear (10 years through 11/3/06)	n/a

Tennessee (Shelby County)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

Tennessee (Washington County)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

Tennessee (Williamson County)	Clear (10 years through 11/2/06)	Clear (10 years through 11/2/06)	Clear (10 years through 11/2/06)	n/a

Tennessee	Clear (10 years through	Clear (10 years through	Clear (10 years through	n/a

132

Schedule 6.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
(Wilson County)	11/3/06)	11/3/06)	11/3/06)

Texas*		Clear (10 years through 10/30/06)

Texas (Western District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Texas (Southern District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Texas (Eastern District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Texas (Northern District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Texas (Angelina County)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	n/a

Texas (Bell County)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Texas (Bexar County)	Clear (10 years through 10/25/06)	Clear (10 years through 10/25/06)	Clear (10 years through 10/25/06)	n/a

Texas (Bowie County)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	2 Judgment Liens -	n/a

12/10/03 File No. 20305

Privileged Lien on RSC real property for the City of Texarkana for services

133

Schedule 6.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
on RSC lots for the cutting and cleaning of weeds in the amount of $108.40.

07/01/04 File No. 10486

Privileged Lien on RSC real property for the City of Texarkana for services on RSC lots for the cutting and cleaning of weeds in the amount of $54.20.

(10 years through 10/31/06)

Texas (Brazoria County)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Texas (Brazos County)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Texas (Calhoun County)	Clear (10 years through 10/20/06)	Clear (10 years through 10/20/06)	Clear (10 years through 10/20/06)	n/a

Texas (Cameron County)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Texas (Chambers County)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	n/a

Texas (Collin	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

134

Schedule 6.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
County)

Texas (Dallas County)	Clear (10 years through 10/26/06)	Clear (10 years through 10/26/06)	Clear (10 years through 10/26/06)	n/a

Texas (Denton County)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Texas (Ellis County)	Clear (10 years through 11/2/06)	Clear (10 years through 11/2/06)	Clear (10 years through 11/2/06)	n/a

Texas (El Paso County)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Texas (Fort Bend County)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Texas (Galveston County)	Clear (10 years through 10/9/06)	Clear (10 years through 10/9/06)	Clear (10 years through 10/9/06)	n/a

Texas (Gregg County)	Clear (10 years through 10/20/06)	Clear (10 years through 10/20/06)	Clear (10 years through 10/20/06)	n/a

Texas (Harris County)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	n/a

Texas (Hays County)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

Texas (Hidalgo County)	Clear (10 years through 10/26/06)	Clear (10 years through 10/26/06)	Clear (10 years through 10/26/06)	n/a

135

Schedule 6.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
Texas (Jefferson County)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Texas (Kendall County)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Texas (Leon County)	Clear (10 years through 11/2/06)	Clear (10 years through 11/2/06)	Clear (10 years through 11/2/06)	n/a

Texas (Lubbock County)	Clear (10 years through 10/24/06)	Clear (10 years through 10/24/06)	Clear (10 years through 10/24/06)	n/a

Texas (Matagorda County)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	Clear (10 years through 10/31/06)	n/a

Texas (Mclennan County)	Clear (10 years through 11/2/06)	Clear (10 years through 11/2/06)	Clear (10 years through 11/2/06)	n/a

Texas (Montgomery County)	Clear (10 years through 10/20/06)	Clear (10 years through 10/20/06)	Clear (10 years through 10/20/06)	n/a

Texas (Nueces County)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Texas (Orange County)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

Texas (Parker County)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

136

Schedule 6.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
Texas (Potter County)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Texas (Tarrant County)	Clear (10 years through 10/20/06)	Clear (10 years through 10/20/06)	Clear (10 years through 10/20/06)	n/a

Texas (Taylor County)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

Texas (Tom Green County)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

Texas (Travis County)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Texas (Walker County)	Clear (10 years through 10/20/06)	Clear (10 years through 10/20/06)	Clear (10 years through 10/20/06)	n/a

Texas (Washington County)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

Texas (Wichita County)	Clear (10 years through 10/24/06)	Clear (10 years through 10/24/06)	Clear (10 years through 10/24/06)	n/a

Texas (Williamson County)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Utah*				Clear (10 years through 10/25/06)

Utah (Salt Lake	Clear (10 years through	Clear (10 years through	Clear (8 years through	n/a

137

Schedule 6.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
County)	10/13/06)	10/13/06)	10/13/06)

Virginia*		Clear (10 years through 10/27/06)

Virginia (Western District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Virginia (Eastern District	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Virginia (Charlottesville City)	Clear (20 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (20 years through 11/1/06)	n/a

Virginia (Bedford County)	Clear (20 years through 10/27/06)	Clear (10 years through 10/27/06)	Clear (20 years through 10/27/06)	n/a

Virginia (Botetourt County)	Clear (20 years through 10/27/06)	Clear (10 years through 10/27/06)	Clear (20 years through 10/27/06)	n/a

Virginia (Chesapeake City)	Clear (20 years through 9/29/06)	Clear (10 years through 9/29/06)	Clear (20 years through 9/29/06)	n/a

Virginia (Fauquier County)	Clear (20 years through 11/5/06)	Clear (10 years through 11/5/06)	Clear (20 years through 11/5/06)	n/a

Virginia (Franklin County)	Clear (10 years through 10/20/06)	Clear (10 years through 10/20/06)	Clear (10 years through 10/20/06)	n/a

138

Schedule 6.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
Virginia (Fredericksburg City)	Clear (10 years through 10/24/06)	Clear (10 years through 10/24/06)	Clear (10 years through 10/24/06)	n/a

Virginia (Henrico County)	Clear (20 years through 10/30/06)	Clear (10 years through 10/30/06)	1 Judgment Lien -	n/a

07/07/05 File No. 130 Pg 0987

Judgment against RSC in favor of Media Gen Operation Inc. d/b/a Richmond Times Dispatch in the amount of $376.24 on 5/25/05

20 years through 10/30/06

Virginia (Hopewell City)	Clear (20 years through 10/27/06)	Clear (10 years through 10/27/06)	Clear (20 years through 10/27/06)	n/a

Virginia (Montgomery County)	Clear (20 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (20 years through 10/30/06)	n/a

Virginia (Loudoun County)	Clear (20 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (20 years through 10/30/06)	n/a

Virginia (Lynchburg City)	Clear (20 years through 11/2/06)	Clear (10 years through 11/2/06)	Clear (20 years through 11/2/06)	n/a

Virginia	Clear (20 years through	Clear (10 years through	Clear (20 years through	n/a

139

Schedule 6.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
(Hampton City)	10/30/06)	10/30/06)	10/30/06)

Virginia (Prince William County)	Clear (20 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (20 years through 10/30/06)	n/a

Virginia (Richmond City)	Clear (20 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (20 years through 10/30/06)	n/a

Virginia (Rockingham County)	Clear (20 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (20 years through 11/1/06)	n/a

Virginia (Salem City)	Clear (20 years through 10/25/06)	Clear (10 years through 10/25/06)	Clear (20 years through 10/25/06)	n/a

Virginia (Virginia Beach City)	Clear (20 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (20 years through 10/30/06)	n/a

Virginia (Winchester City)	Clear (20 years through 10/28/06)	Clear (10 years through 10/28/06)	Clear (20 years through 10/28/06)	n/a

Washington*		Clear (10 years through 10/25/06)

Washington (Western District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Washington (Eastern District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Washington (Benton County)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

140

Schedule 6.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
Washington (Chelan County)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Washington (Clark County)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Washington (Grant County)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

Washington (King County)	Clear (10 years through 10/8/06)	Clear (10 years through 10/8/06)	Clear (10 years through 10/8/06)	n/a

Washington (Kittitas County)	Clear (10 years through 10/16/06)	Clear (10 years through 10/16/06)	Clear (10 years through 10/16/06)	n/a

Washington (Pierce County)	Clear (10 years through 10/9/06)	Clear (10 years through 10/9/06)	Clear (10 years through 10/9/06)	n/a

Washington (Skagit County)	Clear (10 years through 10/19/06)	Clear (10 years through 10/19/06)	Clear (10 years through 10/19/06)	n/a

Washington (Snohomish County)	Clear (10 years through 10/25/06)	Clear (10 years through 10/25/06)	Clear (10 years through 10/25/06)	n/a

West Virginia (Southern District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

West Virginia (Greenbrier	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

141

Schedule 6.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
County)

West Virginia (Mercer County)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

West Virginia (Raleigh County)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

Wisconsin*		Clear (10 years through 10/30/06)

Wisconsin (Western District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Wisconsin (Eastern District)	n/a	n/a	n/a	Clear (10 years through 10/25/06)

Wisconsin (Brown County)	Clear (10 years through 10/25/06)	Clear (10 years through 10/25/06)	Clear (10 years through 10/25/06)	n/a

Wisconsin (Dane County)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	Clear (10 years through 10/27/06)	n/a

Wisconsin (La Crosse County)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	Clear (10 years through 11/1/06)	n/a

Wisconsin (Marathon County)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Wisconsin (Oneida)*				n/a

142

Schedule 6.1(g)
to Credit Agreement

JURISDICTION	STATE TAX LIEN	FEDERAL TAX LIEN	JUDGMENT LIEN	BANKRUPTCY
Wisconsin (Outagamie County)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Wisconsin (Waukesha County)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Wisconsin (Winnebago County)	Clear (10 years through 11/2/06)	Clear (10 years through 11/2/06)	Clear (10 years through 11/2/06)	n/a

Wyoming*		Clear (10 years through 10/24/06)		Clear (10 years through 10/25/06)

Wyoming (Laramie County)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Wyoming (Natrona County)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	Clear (10 years through 10/30/06)	n/a

Wyoming (Sheridan County)	Clear (10 years through 11/2/06)	Clear (10 years through 11/2/06)	Clear (10 years through 11/2/06)	n/a

143

Schedule 6.1(g)
to Credit Agreement
III. List of all UCC and other filed security interests in the assets of the Canadian Subsidiary:

REPORT/
	INDEX DATE	UCC - SECURED	UCC DATE FILED/
DEBTOR	LOCATION	PARTY	FILE NUMBER	UCC COLLATERAL
Rental Service Corporation of Canada Ltd.	10/24/2006/ Edmonton, Alberta, Canada	Ikon Office Solutions, Inc.	06/09/2004 - 04060935246	Canon digital copier.

Rental Service Corporation of Canada Ltd.	10/24/2006/ Edmonton, Alberta, Canada	Ikon Office Solutions, Inc.	06/09/2004 - 04060935261	Canon digital copier.

Rental Service Corporation of Canada Ltd.	10/24/2006/ Edmonton, Alberta, Canada	Bobcat of Edmonton	06/28/2006 - 06062822454	Bobcat 863G (Motor Vehicle) for $19,051.06.

Rental Service Corporation of Canada Ltd.	10/24/2006/ Edmonton, Alberta, Canada	Bobcat of Edmonton	06/28/2006 - 06062828949	Bobcat 863G (Motor Vehicle) for $25,707.52.

Rental Service Corporation of Canada Ltd.	10/24/2006/ Edmonton, Alberta, Canada	De Lage Landen Financial Services Canada (CAD)	07/18/2006 - 06071810532	Commission — Residualized; Telecom.

Rental Service Corporation of Canada Ltd.	10/24/2006/ Edmonton, Alberta, Canada	Bobcat of Edmonton	09/22/2006 - 06092231197	Bobcat 863 (Motor Vehicle) for $7,371.06.

144

Schedule 6.1(g)
to Credit Agreement

REPORT/
	INDEX DATE	UCC - SECURED	UCC DATE FILED/
DEBTOR	LOCATION	PARTY	FILE NUMBER	UCC COLLATERAL
Rental Service Corporation of Canada Ltd.	10/24/2006/Edmonton, Alberta, Canada	Bobcat of Edmonton	09/22/2006 - 06092231221	Bobcat 863 (Motor Vehicle) for $21,277.07.

Rental Service Corporation of Canada Ltd.	10/24/2006/Edmonton, Alberta, Canada	IOS Financial Services	10/19/2006 - 06101900998	All goods which are duplication devices, including all parts, accessories, attachments, and all proceeds which are accounts, goods, chattel paper, securities, documents of title, instruments, money, intangibles, crops or insurance proceeds.

145

Schedule 8.3(j)
to Credit Agreement
Schedule 8.3(j): Permitted Liens
Capital Lease Liens
A.	Liens related to the Motor Vehicle Open Ended Operating Lease No. 0988 dated as of April 24, 2000 between DL Peterson Trust and RSC ($122,600,00 aggregate principal amount as of November 24, 2006).
Purchase Money Obligation Liens
A.	Liens related to purchase money obligations in favor of Ingersoll Rand ($10,832,727.10 aggregate principal amount as of November 24, 2006).

B.	Liens related to purchase money obligations in favor of Textron ($55,465.15 aggregate principal amount as of November 24, 2006).

C.	Liens related to purchase money obligations in favor of John Deere ($6,464,857.02 aggregate principal amount as of November 24, 2006).

D.	Liens related to purchase money obligations in favor of JCB Inc. ($980,321.79 aggregate principal amount as of November 24, 2006).

E.	Liens related to purchase money obligations in favor of Allmand Brothers, Inc. ($530,156.62 aggregate principal amount as of November 24, 2006).

F.	Liens related to purchase money obligations in favor of Thompson Tractor ($2,196.40 aggregate principal amount as of November 24, 2006).

G.	Liens related to purchase money obligations in favor of Ground Hog - Stoval Co. ($846.76 aggregate principal amount as of November 24, 2006).
Judgment Liens
A.	Liens arising from judgments of less than $50,000 on an individual basis in respect of claims arising in the ordinary course of the business of Holdings and its Subsidiaries.

146

Schedule 8.4(a)
to Credit Agreement
Schedule 8.4(a): Permitted Guarantee Obligations
Capital Lease Obligations
A.	Guarantee Obligations in respect of the Motor Vehicle Open Ended Operating Lease No. 0988 dated as of April 24, 2000 between DL Peterson Trust and RSC ($122,600,000 aggregate principal amount as of November 24, 2006).

147

Schedule 8.6(j)
to Credit Agreement
Schedule 8.6(j): Permitted Asset Sales
Real Property Dispositions

	State	City	Address	Zip Code
1.	Florida	Ft. Pierce	3019 S. US Highway 1	34982
2.	Florida	Pensacola	5580 N. Pensacola Boulevard	32505
3.	Iowa	Muscatine	1303 Washington Street	52761
4.	North Carolina	Winston-Salem	3800 N. Patterson Avenue	27105
5.	Texas	Wichita Falls	1113 Sheppard Access Road Coded	76306

148

Schedule 8.8(c)
to Credit Agreement
Schedule 8.8(c): Permitted Investments
None.

149

Schedule 8.10(v)
to Credit Agreement
Schedule 8.10(v): Permitted Transactions with Affiliates
(i)
RSC Trade Payables To Atlas Copco Companies
RSC:
Vendor Accounts

Vendor #	Vendor Name	Total (In USD)
725116	ACF/AC Compressors Inc (v# 506575)	$16,653,171.58
380440	ACF/AC Construction Tools Inc. (v# 527066)	$1,588,522.84
527006	AC Construction Tools	$38,804.00
2052	AC Tools & Assembly	$1,340.52
Banker’s Acceptances
1.	$139,664,552.47 in Banker’s Acceptances outstanding as of October 31, 2006 and through April 16,2007.
(ii)
RSC Canada:
Vendor Accounts

Vendor #	Vendor Name	Total (In USD)
6312	ACF/AC Compressors Inc (v# 6221)	$848,176.40
Various supporting functions, such as tax preparation and planning, in house legal, general consulting, corporate record keeping, some insurance lines (e.g. officers and directors E&O), audit, banking, and general support in the development of business strategy, have been provided to various business operations of the sellers including the Recapitalized Business on a shared basis, and the internal charges imposed on the Recapitalized Business from time to time may, or may not, have been consistent in all cases, or in any case, with typical market costs for the same or similar functions.
NOTE:
ACF = Atlas Copco Customer Finance

150

Schedule 8.11(b)
to Credit Agreement
Schedule 8.11(b): Sale and Leaseback Real Properties

	State	City	Address	Zip Code
1.	Florida	Ft. Pierce	3019 S. US Highway 1	34982
2.	Florida	Pensacola	5580 N. Pensacola Boulevard	32505
3.	Iowa	Muscatine	1303 Washington Street	52761
4.	North Carolina	Winston-Salem	3800 N. Patterson Avenue	27105
5.	Texas	Wichita Falls	1113 Sheppard Access Road Coded	76306

151

EXECUTION VERSION
EXHIBIT A-1
FORM OF INITIAL TERM LOAN NOTE

$	New York, New York November , 2006
     FOR VALUE RECEIVED, RSC HOLDINGS III, LLC, a Delaware limited liability company (the “Parent Borrower”), and RENTAL SERVICE CORPORATION, an Arizona corporation (“RSC”, and, together with the Parent Borrower, the “U.S. Borrowers”), hereby promise to pay to [                    ] or its registered assigns (the “Lender”), in lawful money of the United States of America in immediately available funds, at the Payment Office (as defined in the Agreement referred to below) initially located at 60 Wall Street, New York, NY 10005 on the Term Loan Maturity Date (as defined in the Agreement) the principal sum of                      DOLLARS ($                     ) or, if less, the unpaid principal amount of all Initial Term Loans (as defined in the Agreement) made by the Lender pursuant to the Agreement, payable at such times and in such amounts as are specified in the Agreement.
     The U.S. Borrowers also promise to pay interest on the unpaid principal amount of each Term Loan made by the Lender in like money at said office from the date hereof until paid at the rates and at the times provided in subsection 4.1 of the Agreement.
     This note (the “Note”)is one of the Initial Term Loan Notes referred to in the Credit Agreement, dated as of November     , 2006, among RSC HOLDINGS II, LLC, the U.S. Borrowers, RENTAL SERVICE CORPORATION OF CANADA LTD., each other borrower party thereto, the several banks and other financial institutions from time to time parties thereto (including the Lender), DEUTSCHE BANK AG, NEW YORK BRANCH, as U.S. administrative agent and U.S. collateral agent, DEUTSCHE BANK AG, CANADA BRANCH, as Canadian administrative agent and Canadian collateral agent, and CITICORP NORTH AMERICA, INC., as syndication agent, (as amended, restated, modified and/or supplemented from time to time, the “Agreement”) and is entitled to the benefits thereof and of the other Loan Documents (as defined in the Agreement). This Note is secured by, and entitled to the benefits of, the U.S. Security Documents (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Term Loan Maturity Date, in whole or in part, and Initial Term Loans may be converted from one Type (as defined in the Agreement) into another Type to the extent provided in the Agreement.
     In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.
     The U.S. Borrowers hereby waive to the extent permitted by law presentment, demand, protest or notice of any kind in connection with this Note.

Exhibit A-1

     THIS NOTE SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

RSC HOLDINGS III, LLC
By:
Name:
Title:

RENTAL SERVICE CORPORATION
By:
Name:
Title:

EXECUTION VERSION
EXHIBIT A-2
FORM OF INCREMENTAL TERM LOAN NOTE

$	New York, New York _, 200_
     FOR VALUE RECEIVED, RSC HOLDINGS III, LLC, a Delaware limited liability company (the “Parent Borrower”) and RENTAL SERVICE CORPORATION, an Arizona corporation (“RSC”, and, together with the Parent Borrower, the “U.S. Borrowers”)1, hereby promise to pay to [                    ] or its registered assigns (the “Lender”), in lawful money of the United States of America in immediately available funds, at the Payment Office (as defined in the Agreement referred to below) initially located at 60 Wall Street, New York, NY 10005 on the Term Loan Maturity Date (as defined in the Agreement) the principal sum of                      DOLLARS ($                    ) or, if less, the unpaid principal amount of all Incremental Term Loans (as defined in the Agreement) made by the Lender pursuant to the Agreement, payable at such times and in such amounts as are specified in the Agreement.
     The U.S. Borrowers also promise to pay interest on the unpaid principal amount of each Term Loan made by the Lender in like money at said office from the date hereof until paid at the rates and at the times provided in subsection 4.1 of the Agreement.
     This note (the “Note”) is one of the Incremental Term Loan Notes referred to in the Credit Agreement, dated as of November _, 2006, among RSC HOLDINGS II, LLC, the U.S. Borrowers, RENTAL SERVICE CORPORATION OF CANADA, LTD., each other borrower party thereto, the several banks and other financial institutions from time to time parties thereto including the Lender, DEUTSCHE BANK AG, NEW YORK BRANCH, as U.S. administrative agent and U.S. collateral agent, DEUTSCHE BANK AG, CANADA BRANCH, as Canadian administrative agent and Canadian collateral agent, and CITICORP NORTH AMERICA, INC., as syndication agent, (as amended, restated, modified and/or supplemented from time to time, the “Agreement”) and is entitled to the benefits thereof and of the other Loan Documents (as defined in the Agreement). This Note is secured by, and entitled to the benefits of, the U.S. Security Documents (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Term Loan Maturity Date, in whole or in part, and Incremental Term Loans may be converted from one Type (as defined in the Agreement) into another Type to the extent provided in the Agreement.
     In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

1 Additional U.S. Borrowers to be added to form as necessary.

Exhibit A-2

     The U.S. Borrowers hereby waive to the extent permitted by law presentment, demand, protest or notice of any kind in connection with this Note.
     THIS NOTE SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

RSC HOLDINGS III, LLC

By:
Name:
Title:

RENTAL SERVICE CORPORATION

By:
Name:
Title:

EXECUTION VERSION
EXHIBIT A-3
FORM OF RCF NOTE

[U.S.$][Cdn$]	New York, New York
November ___, 2006
     FOR VALUE RECEIVED, [RSC HOLDINGS III, LLC, a Delaware limited liability company] [RENTAL SERVICE CORPORATION, an Arizona corporation] [RENTAL SERVICE CORPORATION OF CANADA LTD., a corporation incorporated under the laws of the province of Alberta] (the “Borrower”), hereby promises to pay to [          ] or its registered assigns (the “Lender”), in lawful money of the United States of America in immediately available funds, at the Payment Office (as defined in the Agreement referred to below) initially located at [60 Wall Street, New York, NY 10005] [199 Bay Street, Suite 4700 Commerce Court West, Box 263, Toronto, Ontario M5L 1E9] on the RCF Maturity Date (as defined in the Agreement) the principal sum of            [U.S.][CANADIAN] DOLLARS ([U.S.$][Cdn$]          ) or, if less, the unpaid principal amount of all RCF Loans (as defined in the Agreement) made by the Lender pursuant to the Agreement, payable at such times and in such amounts as are specified in the Agreement.
     The Borrower also promises to pay interest on the unpaid principal amount of each RCF Loan made by the Lender in like money at said office from the date hereof until paid at the rates and at the times provided in subsection 4.1 of the Agreement.
     This note (the “Note”) is one of the [U.S.][Canadian] RCF Notes referred to in the Credit Agreement, dated as of November ___, 2006, among RSC HOLDINGS II, LLC, the Borrower, [RSC HOLDINGS III, LLC] [RENTAL SERVICE CORPORATION,] [RENTAL SERVICE CORPORATION OF CANADA LTD.,], each other borrower party thereto, the several banks and other financial institutions from time to time parties thereto including the Lender, DEUTSCHE BANK AG, NEW YORK BRANCH, as U.S. administrative agent and U.S. collateral agent, DEUTSCHE BANK AG, CANADA BRANCH, as Canadian administrative agent and Canadian collateral agent, and CITICORP NORTH AMERICA, INC., as syndication agent, (as amended, restated, modified and/or supplemented from time to time, the “Agreement”) and is entitled to the benefits thereof and of the other Loan Documents (as defined in the Agreement). This Note is secured by, and is entitled to the benefits of, the [U.S.]1 Security Documents (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the RCF Maturity Date, in whole or in part, and RCF Loans may be converted from one Type (as defined in the Agreement) into another Type to the extent provided in the Agreement.

[1]	To be inserted in all U.S. RSC Notes.

Exhibit A-3

     In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.
     The Borrower hereby waives to the extent permitted by law presentment, demand, protest or notice of any kind in connection with this Note.
     THIS NOTE SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

[RSC HOLDINGS III, LLC] [RENTAL SERVICE CORPORATION] [RENTAL SERVICE CORPORATION OF CANADA LTD.]
By:
Name:
Title:

EXECUTION VERSION
EXHIBIT A-4
FORM OF SWING LINE NOTE

$	New York, New York
November ___, 2006
     FOR VALUE RECEIVED, [RSC HOLDINGS III, LLC, a Delaware limited liability company] [RENTAL SERVICE CORPORATION, an Arizona corporation] (the “U.S. Borrower”)1, hereby promises to pay to DEUTSCHE BANK AG, NEW YORK BRANCH or its registered assigns (the “Lender”), in lawful money of the United States of America in immediately available funds, at the Payment Office (as defined in the Agreement referred to below) initially located at 60 Wall Street, New York, NY 10005 on the RCF Maturity Date (as defined in the Agreement) the principal sum of            DOLLARS ($          ) or, if less, the unpaid principal amount of all Swingline Loans (as defined in the Agreement) made by the Lender pursuant to the Agreement, payable at such times and in such amounts as are specified in the Agreement.
     The U.S. Borrower also promises to pay interest on the unpaid principal amount of each Swingline Loan made by the Lender in like money at said office from the date hereof until paid at the rates and at the times provided in subsection 4.1 of the Agreement.
     This note (the “Note”) is the Swingline Note referred to in the Credit Agreement, dated as of November ___, 2006 among RSC HOLDINGS II, LLC, the U.S. Borrower, [RSC HOLDINGS III, LLC,] [RENTAL SERVICE CORPORATION], RENTAL SERVICE CORPORATION OF CANADA LTD., the other borrowers party thereto, the several banks and other financial institutions from time to time parties thereto including the Lender, DEUTSCHE BANK AG, NEW YORK BRANCH, as U.S. administrative agent and U.S. collateral agent, DEUTSCHE BANK AG, CANADA BRANCH, as Canadian administrative agent and Canadian collateral agent, and CITICORP NORTH AMERICA, INC., as syndication agent, (as amended, restated, modified and/or supplemented from time to time, the “Agreement”) and is entitled to the benefits thereof and of the other Loan Documents (as defined in the Agreement). This Note is secured by, and is entitled to the benefits of, the U.S. Security Documents (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the RCF Maturity Date, in whole or in part.
     In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

[1]	Additional U.S. Borrowers to be added to form as necessary

Exhibit A-4

     The U.S. Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.
     THIS NOTE SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

[RSC HOLDINGS III, LLC] [RENTAL SERVICES CORPORATION]
By:

Name:
Title:

EXECUTION VERSION
EXHIBIT B
FORM OF SWING LINE LOAN PARTICIPATION CERTIFICATE
                            , 200

[Name of Lender]

Ladies and Gentlemen:
     Pursuant to subsection 2.5(d) of the Credit Agreement, dated as of November ___, 2006, among RSC HOLDINGS II, LLC, RSC HOLDINGS III, LLC, RENTAL SERVICE CORPORATION, RENTAL SERVICE CORPORATION OF CANADA LTD., the several banks and other financial institutions from time to time parties thereto, DEUTSCHE BANK AG, NEW YORK BRANCH, as U.S. administrative agent and U.S. collateral agent, DEUTSCHE BANK AG, CANADA BRANCH, as Canadian administrative agent and Canadian collateral agent and CITICORP NORTH AMERICA, INC., as syndication agent, the undersigned hereby acknowledges receipt from you on the date hereof of DOLLARS ($_____ ) as payment for a participating interest in the following Swing Line Loan:

Date of Swing Line Loan:

Principal Amount of Swing Line Loan:

Very truly yours, [ ], as Swing Line Lender
By:
Name:
Title:

EXECUTION VERSION
EXHIBIT C
FORM OF INCREMENTAL COMMITMENT AGREEMENT
[Names(s) of Lenders(s)]
                                 ,
[RSC HOLDINGS III, LLC]
[RENTAL SERVICE CORPORATION]
[RENTAL SERVICE CORPORATION OF CANADA LTD.]
[Address]
re Incremental Commitment
Gentlemen:
     Reference is hereby made to the Credit Agreement (as amended, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), dated as of November 27, 2006, among RSC HOLDINGS II, LLC, RSC HOLDINGS III, LLC (the “Parent Borrower”), RENTAL SERVICE CORPORATION (“RSC”, and together with the Parent Borrower and each other entity that becomes a Borrower pursuant to subsection 7.9(b) of the Credit Agreement and which is incorporated or organized in the United States or any state or territory thereof or the District of Columbia, the “U.S. Borrowers”), RENTAL SERVICE CORPORATION OF CANADA LTD. (together with any other entity that becomes a Borrower pursuant to subsection 7.9(c) and which is incorporated or organized in Canada or a province thereof, together with their respective successors and assigns, the “Canadian Borrowers”), the several banks and other financial institutions from time to time parties to thereto (the “Lenders”), DEUTSCHE BANK AG, NEW YORK BRANCH, as U.S. administrative agent and U.S. collateral agent (in such capacities, respectively, the “U.S. Administrative Agent” and the “U.S Collateral Agent”), DEUTSCHE BANK AG, CANADA BRANCH, as Canadian administrative agent and Canadian collateral agent (in such capacities, respectively, the “Canadian Administrative Agent” and the “Canadian Collateral Agent”) and CITICORP NORTH AMERICA, INC., as syndication agent. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings set forth in the Credit Agreement.
     Each Lender (each an “Incremental Lender”) party to this letter agreement (this “Agreement”) hereby severally agrees to provide the Incremental Commitment(s) set forth opposite its name on Annex I attached hereto (for each such Incremental Lender, its “Incremental Commitment”). Each Incremental Commitment provided pursuant to this

Exhibit C

Agreement shall be subject to the terms and conditions set forth in the Credit Agreement, including subsection 2.7 thereof.
     Each Incremental Lender acknowledges and agrees that the Incremental Commitments provided pursuant to this Agreement, in the aggregate amount for each Tranche of Incremental Commitments as set forth on Annex I hereto, shall constitute either Incremental Term Loan Commitments, Canadian RCF Commitments or U.S. RCF Commitments (as specified in said Annex I) under, and as defined in, the Credit Agreement. Each Incremental Lender further agrees that, with respect to the Incremental Commitments provided by it pursuant to this Agreement, such Incremental Lender shall receive an upfront fee equal to that amount set forth opposite its name on Annex I hereto.1
     Each Incremental Lender party to this Agreement (i) confirms that it has received a copy of the Credit Agreement[,] [and] the other Loan Documents [and the CAM Allocation Agreement]2, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to become a Lender under the Credit Agreement, (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, (iii) appoints and authorizes the Administrative Agents and the Collateral Agents to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agents and the Collateral Agents, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) confirms that from and after the effectiveness of the Incremental Commitment provided pursuant to this Agreement, [each] [the] Incremental Lender shall be bound by the provisions of the Credit Agreement [and the CAM Allocation Agreement]3and agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement [and the CAM Allocation Agreement] are required to be performed by it as a Lender, (v) in the case of each lending institution organized under the laws of a jurisdiction outside the United States that is providing U.S. RCF Commitments and/or Incremental Term Loan Commitments to the U.S. Borrowers or to Canadian Finco, attaches the

[1]	In the case of Incremental Commitment Agreements in respect of Incremental Term Loans that, in accordance with Section 2.7(e) of the Credit Agreement, will have pricing and maturity that is different than the pricing and maturity applicable to the Initial Term Loans, Annex I should be modified to provide for such different pricing and maturity.

[2]	Include in Incremental Agreements where additional RCF Commitments are being provided.

[3]	Include in Incremental Agreements where additional RCF Commitments are being provided.

2

Exhibit C

forms prescribed by the Internal Revenue Service of the United States, certifying as to its entitlement to a complete exemption from United States withholding taxes with respect to all payments to be made under the Credit Agreement and the other Credit Documents, (vi) in the case of each lending institution organized under the laws of the United States or a jurisdiction therein that is providing U.S. RCF Commitments and/or Incremental Term Loan Commitments to the U.S. Borrowers or to Canadian Finco, attaches Internal Revenue Service Form W-9 or such other or successor forms prescribed by the Internal Revenue Service of the United States, certifying as to its entitlement to a complete exemption from United States withholding taxes, including backup withholding, with respect to all payments to be made under the Credit Agreement and the other Credit Documents and (vii) except as otherwise provided in Section 4.15(a) of the Credit Agreement in the case of each lending institution that is providing Canadian RCF Commitments and/or Incremental Term Loan Commitments to Canadian Finco, certifies that it is a Canadian Resident and attaches the forms, if any, then prescribed by the Internal Revenue Service of the United States, certifying as to its entitlement to a complete exemption from United States withholding taxes with respect to all payments to be made under the Credit Agreement and the other Credit Documents. Upon the execution of a counterpart of this Agreement by the U.S. Administrative Agent and the [Parent Borrower] [U.S. Borrowers] [Canadian Borrowers], the delivery to the U.S. Administrative Agent of a fully executed copy (including by way of counterparts and by fax, telecopy or other electronic transmission (i.e., pdf)) hereof and the payment of any fees (including, without limitation, the upfront fees payable pursuant to the immediately preceding paragraph) required in connection herewith, each Incremental Lender party hereto shall become a Lender pursuant to the Credit Agreement and, to the extent provided in this Agreement, shall have the rights and obligations of a Lender thereunder and under the other Credit Documents.
     You may accept this Agreement by signing the enclosed copies in the space provided below, and returning one copy of same to us before the close of business on                     , ___. If you do not so accept this Agreement by such time, your Incremental Commitments set forth in this Agreement shall be deemed cancelled.
     After the execution and delivery to the U.S. Administrative Agent of a fully executed copy of this Agreement (including by way of counterparts and by fax, telecopy or other electronic transmission (i.e., pdf)) by the parties hereto, this Agreement may only be changed, modified or varied by written instrument in accordance with the requirements for the modification of Loan Documents pursuant to subsection 11.6 of the Credit Agreement.

3

Exhibit C

     THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Very truly yours, [NAME OF LENDER]
By:
Name:
Title:

Agreed and Accepted
this ___day of                    , ___:
[RSC HOLDINGS III, LLC]
[RENTAL SERVICE CORPORATION]
[RENTAL SERVICE CORPORATION OF CANADA LTD.]

By:
Name:
Title:

DEUTSCHE BANK AG, NEW YORK BRANCH as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

4

ANNEX I TO EXHIBIT C

	Amount of	Amount of
Name	Initial Term	Incremental Term	Amount of U.S.	Amount of
of	Loan	Loan	RCF	Canadian RCF	Upfront
Lender	Commitment	Commitment	Commitment	Commitment	Fee

Total

EXECUTION VERSION
EXHIBIT D
FORM OF L/C REQUEST

Dated [1]
DEUTSCHE BANK AG, NEW YORK BRANCH (“DBNY”), as U.S. administrative agent and U.S. collateral agent, under the Credit Agreement, dated as of November ___, 2006 (as amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”), among RSC HOLDINGS II, LLC, RSC HOLDINGS III, LLC, RENTAL SERVICE CORPORATION, RENTAL SERVICE CORPORATION OF CANADA LTD., the several banks and other financial institutions from time to time parties thereto, DBNY as U.S. administrative agent and U.S. collateral agent, DEUTSCHE BANK AG, CANADA BRANCH, as Canadian administrative agent and Canadian collateral agent and CITICORP NORTH AMERICA, INC., as syndication agent.

[[   2   ], as Letter of Credit Issuer
under the Credit Agreement

                    ]
Attention: [                    ]
Ladies and Gentlemen:
     Pursuant to subsection 3.2 of the Credit Agreement, we hereby request that the Letter of Credit Issuer referred to above issue a [Documentary] [Standby] Letter of Credit for the account of the undersigned on 3 (the “Date of Issuance ”) in the aggregate Stated Amount of _______.

[1]	Date of L/C Request.

[2]	Insert name and address of Letter of Credit Issuer. For Standby Letters of Credit issued by Deutsche Bank AG, New York Branch, insert: Deutsche Bank AG, New York Branch, 60 Wall Street, New York, NY 10005-MS NYC 60-3812, Attention: Global Loan Operations, Standby Letter of Credit Unit. For Documentary Letters of Credit issued by Deutsche Bank AG, New York Branch, insert: Deutsche Bank AG, New York Branch, 60 Wall Street, New York, NY 10005, Attention: Trade and Risk Services, Import LC. For Canadian Letters of Credit issued by Deutsche Bank AG, Canada Branch, insert: Deutsche Bank AG, Canada Branch, 199 Bay Street, Suite 4700, Commerce Court West, Box 263, Toronto, Ontario, Canada M5L 1E9, Attention: Marcellus Leung. For Letters of Credit issued by another Issuing Lender, insert the correct notice information for that Issuing Lender.

[3]	Date of Issuance which shall be (x) a Business Day and (y) at least 3 Business Days after the date hereof (or such earlier date as is acceptable to the respective Letter of Credit Issuer in any given case).

Exhibit D

     For purposes of this L/C Request, unless otherwise defined herein, all capitalized terms used herein which are defined in the Credit Agreement shall have the respective meaning provided therein.
     The beneficiary of the requested Letter of Credit will be __4__, and such Letter of Credit will be in support of __5__ and will have a stated expiration date of __6__.
      We hereby certify that:
(A)	the representations and warranties contained in the Credit Agreement and in the other Loan Documents are and will be true and correct in all material respects on the Date of Issuance, both before and after giving effect to the issuance of the Letter of Credit requested hereby, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; and

(B)	no Default or Event of Default has occurred and is continuing nor, after giving effect to the issuance of the Letter of Credit requested hereby, would such a Default or Event of Default occur.
     Copies of all documentation with respect to the supported transaction are attached hereto.

[NAME OF BORROWER]
By:
Name:
Title:

[4]	Insert name and address of beneficiary.

[5]	Insert a description of permitted obligations of the Borrowers or any of their Subsidiaries.

[6]	Insert the last date upon which drafts may be presented which may not be later than (i) in the case of Standby Letters of Credit, the earlier of (x) one year after the Date of Issuance and (y) the 10th Business Day preceding the RCF Maturity Date and (ii) in the case of Documentary Letters of Credit, the earlier of (x) 180 days after the Date of Issuance and (y) 30 days prior to the RCF Maturity Date.

EXECUTION VERSION
EXHIBIT E
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
          Reference is made to the Loan(s) held by the undersigned pursuant to the Credit Agreement (as amended, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), dated as of November ___, 2006, among RSC HOLDINGS II, LLC, RSC HOLDINGS III, LLC (the “Parent Borrower”), RENTAL SERVICE CORPORATION, (together with the Parent Borrower and each other entity that becomes a Borrower pursuant to subsection 7.9(b) of the Credit Agreement and which is incorporated or organized in the United States or any state or territory thereof or the District of Columbia, the “U.S. Borrowers”), RENTAL SERVICE CORPORATION OF CANADA LTD., the several banks and other financial institutions from time to time parties thereto, DEUTSCHE BANK AG, NEW YORK BRANCH, as U.S. administrative agent (the “U.S. Administrative Agent ”) and U.S. collateral agent, DEUTSCHE BANK AG, CANADA BRANCH, as Canadian administrative agent and Canadian collateral agent and CITICORP NORTH AMERICA, INC., as syndication agent. The undersigned hereby certifies under penalty of perjury that:
1.	The undersigned is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) registered in its name;

2.	The income from the Loan(s) held by the undersigned is not effectively connected with the conduct of a trade or business within the United States;

3.	The undersigned is not a bank (as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”)), is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any governmental authority, any application made to a rating agency or any qualification for any exemption from any tax, securities law or other legal requirements;

4.	The undersigned is not a 10-percent shareholder of the Borrowers within the meaning of Section 871(h)(3)(B) of the Code; and

5.	The undersigned is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.
          We have furnished you with a certificate of our non-U.S. person status on Internal Revenue Service Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall so inform the Borrowers (for the benefit of the U.S. Borrowers and the U.S. Administrative Agent) in writing within 30 days of such change and (2) the undersigned shall furnish the U.S. Borrowers (for the benefit of the U.S. Borrowers and the U.S. Administrative Agent), a properly completed and currently effective certificate in either the calendar year in which payment is to be made by the U.S. Borrowers to the undersigned, or in either of the two calendar years preceding such payment.

          Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

[Address]
Dated: , 200___

2

EXECUTION VERSION
EXHIBIT E
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
          Reference is made to the Loan(s) held by the undersigned pursuant to the Credit Agreement (as amended, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), dated as of November ___, 2006, among RSC HOLDINGS II, LLC, RSC HOLDINGS III, LLC (the “Parent Borrower”), RENTAL SERVICE CORPORATION, (together with the Parent Borrower and each other entity that becomes a Borrower pursuant to subsection 7.9(b) of the Credit Agreement and which is incorporated or organized in the United States or any state or territory thereof or the District of Columbia, the “U.S. Borrowers”), RENTAL SERVICE CORPORATION OF CANADA LTD., the several banks and other financial institutions from time to time parties thereto, DEUTSCHE BANK AG, NEW YORK BRANCH, as U.S. administrative agent (the “U.S. Administrative Agent ”) and U.S. collateral agent, DEUTSCHE BANK AG, CANADA BRANCH, as Canadian administrative agent and Canadian collateral agent and CITICORP NORTH AMERICA, INC., as syndication agent. The undersigned hereby certifies under penalty of perjury that:
1.	The undersigned is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) registered in its name;

2.	The income from the Loan(s) held by the undersigned is not effectively connected with the conduct of a trade or business within the United States;

3.	The undersigned is not a bank (as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”)), is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any governmental authority, any application made to a rating agency or any qualification for any exemption from any tax, securities law or other legal requirements;

4.	The undersigned is not a 10-percent shareholder of the Borrowers within the meaning of Section 871(h)(3)(B) of the Code; and

5.	The undersigned is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.
          We have furnished you with a certificate of our non-U.S. person status on Internal Revenue Service Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall so inform the Borrowers (for the benefit of the U.S. Borrowers and the U.S. Administrative Agent) in writing within 30 days of such change and (2) the undersigned shall furnish the U.S. Borrowers (for the benefit of the U.S. Borrowers and the U.S. Administrative Agent), a properly completed and currently effective certificate in either the calendar year in which payment is to be made by the U.S. Borrowers to the undersigned, or in either of the two calendar years preceding such payment.

          Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

[Address]
Dated: , 200___

2

EXECUTION VERSION
EXHIBIT F
FORM OF INTERCREDITOR AGREEMENT
          This INTERCREDITOR AGREEMENT, dated as of November 27, 2006, and entered into by and among RSC HOLDINGS II, LLC, a Delaware limited liability company (“Holdings”), RSC HOLDINGS III, LLC (the “Parent Borrower”), a Delaware limited liability company, RENTAL SERVICE CORPORATION, an Arizona corporation (“RSC”), each other Grantor (as defined below) from time to time party hereto, DEUTSCHE BANK AG, NEW YORK BRANCH (“DBNY”), in its capacity as U.S. collateral agent under the First-Lien Loan Documents (as defined below) ((together with its successors and assigns in such capacity from time to time, the “U.S. First-Lien Collateral Agent”) and DBNY in its capacity as collateral agent under the Second-Lien Loan Documents (as defined below) (together with its successors and assigns in such capacity from time to time, the “Second-Lien Collateral Agent”). Capitalized terms used herein but not otherwise defined herein have the meanings set forth in Section 1 below.
RECITALS
          WHEREAS, Holdings, the Parent Borrower, RSC and RSC Canada, each other entity that becomes a borrower thereunder pursuant to subsection 7.9 thereof (together with the Parent Borrower, RSC and RSC Canada, collectively, the “First-Lien Borrowers” and, each a “First-Lien Borrower”), the several banks and other financial institutions from time to time party thereto, DBNY, as U.S. administrative agent (in such capacity, the “U.S. First-Lien Administrative Agent”) and U.S. collateral agent, Deutsche Bank AG, Canada Branch, as Canadian administrative agent (in such capacity, the “Canadian First-Lien Administrative Agent”) and Canadian collateral agent (in such capacity, the “Canadian First-Lien Collateral Agent”), Citicorp North America, Inc., as Syndication Agent and Bank of America, N.A., LaSalle Credit Business Credit, LLC and Wachovia Capital Finance Corporation (Western), as Co-Documentation Agents have entered into that certain Credit Agreement, dated as of the date hereof (as amended, restated, supplemented, modified and/or Refinanced from time to time, the “First-Lien Credit Agreement”) providing for the making of term and revolving loans to the Borrowers, and the issuance of, and participation in, letters of credit for the account of the Borrowers, as provided therein;
          WHEREAS, Holdings, the Parent Borrower, RSC and each other entity that becomes a borrower thereunder pursuant to Subsection 6.9 thereof, the several banks and other financial institutions from time to time party thereto (together with the Parent Borrower and RSC, collectively, the “Second-Lien Borrowers” and each a “Second-Lien Borrower”), DBNY, as administrative agent (in such capacity, the “Second-Lien Administrative Agent”) and Second-Lien Collateral Agent, Citicorp North America, Inc., as Syndication Agent, and General Electric Capital Corporation, as Documentation Agent have entered into that certain Second-Lien Term Loan Credit Agreement, dated as of the date hereof (as amended, restated, supplemented, modified and/or Refinanced from time to time, the “Second-Lien Credit Agreement”) providing for the making of the Second-Lien Term Loan to the Second-Lien Borrowers as provided therein;

          WHEREAS, the obligations of Holdings, the First-Lien Borrowers, and the other Grantors under the First-Lien Loan Documents, and all Hedging Agreements with one or more Hedging Creditors, will be secured by substantially all the assets of Holdings, the First-Lien Borrowers and the other Grantors, respectively, pursuant to the terms of the First-Lien Security Documents;
          WHEREAS, the obligations of Holdings, the First-Lien Borrowers, and the other Grantors under the Second-Lien Loan Documents will be secured by substantially all the assets of Holdings, the First-Lien Borrowers and the other Grantors, respectively, pursuant to the terms of the Second-Lien Security Documents;
          WHEREAS, the First-Lien Loan Documents and the Second-Lien Loan Documents provide, among other things, that the parties thereto shall set forth in this Agreement their respective rights and remedies with respect to the Collateral;
          WHEREAS, in order to induce the First-Lien Collateral Agents and the First-Lien Creditors to consent to the Grantors incurring the Second-Lien Obligations and to induce the First-Lien Creditors to extend credit and other financial accommodations and lend monies to or for the benefit of the Second-Lien Borrowers or any other Grantor, the Second-Lien Collateral Agent on behalf of the Second-Lien Creditors (and each Second-Lien Creditor by its acceptance of the benefits of the Second-Lien Security Documents) has agreed to the subordination, intercreditor and other provisions set forth in this Agreement; and
          WHEREAS, Holdings, the First-Lien Borrowers and the other Grantors may, from time to time, incur additional secured debt which the Second-Lien Borrowers and the First-Lien Collateral Agents may agree may share a first-priority security interest in the Collateral in accordance with the First-Lien Loan Documents in existence at the time of such incurrence;
          NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
          SECTION 1. Definitions.
          1.1 Defined Terms. As used in the Agreement, the following terms shall have the following meanings:
          “Agreement” means this Intercreditor Agreement, as amended, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof.
          “Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.
          “Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

          “Borrowers” means the First-Lien Borrowers and the Second-Lien Borrowers.
          “Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.
          “Canadian First-Lien Administrative Agent” has the meaning provided in the recitals hereto.
          “Canadian First-Lien Collateral Agent” has the meaning provided in the recitals hereto.
          “Cap Amount” means $2,000,000,000.
          “Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, constituting both First-Lien Collateral and Second-Lien Collateral.
          “Collateral Agent” means, as the context requires, collectively, the First-Lien Collateral Agents and the Second-Lien Collateral Agent.
          “Comparable Second-Lien Security Document” means, in relation to any Collateral subject to any Lien created under any First-Lien Security Document, that Second-Lien Security Document which creates a Lien on the same Collateral, granted by the same Grantor.
          “Creditors” means, collectively, the First-Lien Creditors and the Second-Lien Creditors.
          “DBNY” has the meaning provided in the preamble hereof.
          “Defaulting Creditor” has the meaning provided in Section 5.7(d) of this Agreement.
          “Discharge of First-Lien Credit Agreement Obligations” means, except to the extent otherwise provided in Section 5.6 hereof (and subject to Section 6.5 hereof), (a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding at the rate provided for in the respective First-Lien Loan Documents, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding) and premium, if any, on all Indebtedness outstanding under the First-Lien Loan Documents, (b) payment in full in cash of all other First-Lien Obligations (other than Hedging Obligations) that are due and payable or otherwise accrued and owing at or prior to the time such principal, interest and premium are paid, (c) termination (without any prior demand for payment thereunder having been made or, if made, with such demand having been fully reimbursed in cash) or cash collateralization (in an amount and manner, and on terms, satisfactory to each First-Lien Collateral Agent) of all letters of credit issued by any First-Lien Creditor and (d) termination of all other commitments of the First-Lien Creditors under the First-Lien Loan Documents.
          “Discharge of First-Lien Obligations” means, except to the extent otherwise provided in Section 5.6 hereof, (a) payment in full in cash of the principal of and interest

(including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding at the rate provided for in the respective First-Lien Loan Documents, whether or not such interest would be allowed in any such Insolvency or Liquidation Proceeding) and premium, if any, on all Indebtedness outstanding under the First-Lien Documents, (b) payment in full in cash of all other First-Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid, (c) termination (without any prior demand for payment thereunder having been made or, if made, with such demand having been fully reimbursed in cash) or cash collateralization (in an amount and manner, and on terms, satisfactory to each First-Lien Collateral Agent) of all letters of credit and Hedging Agreements issued or entered into, as the case may be, by any First-Lien Creditor and (d) termination of all other commitments of the First-Lien Creditors under the First-Lien Loan Documents.
          “Disposition” has the meaning provided in Section 5.1(a)(ii) of this Agreement.
          “Domestic Subsidiary” means each Subsidiary of Holdings organized under the laws of the United States, any State or territory thereof or the District of Columbia.
          “Eligible Purchaser” has the meaning provided in Section 5.7(a) of this Agreement.
          “Financing Lease” means any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with generally accepted accounting principals in the United States of America in effect from time to time to be capitalized on a balance sheet of the lessee.
          “First-Lien Administrative Agent” means each of the U.S. First-Lien Administrative Agent and the Canadian First-Lien Administrative Agent.
          “First-Lien Borrowers” has the meaning provided in the recitals hereto.
          “First-Lien Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted (or purported to be granted) as security for any First-Lien Obligations.
          “First-Lien Collateral Agent” means each of the U.S. First-Lien Collateral Agent and the Canadian First-Lien Collateral Agent.
          “First-Lien Credit Agreement” has the meaning set forth in the recitals hereto.
          “First-Lien Creditors” means, at any relevant time, the holders of First-Lien Obligations at such time, including, without limitation, the First-Lien Lenders, the Hedging Creditors, each First-Lien Collateral Agent, each First-Lien Administrative Agent and the other agents and arrangers under the First-Lien Credit Agreement.
          “First-Lien Documents” means and includes the First-Lien Loan Documents and the Hedging Agreements entered into with one or more Hedging Creditors.

          “First-Lien Lenders” means the “Lenders” under, and as defined in, the First-Lien Credit Agreement; provided that the term “First-Lien Lender” shall in any event include each letter of credit issuer and each swingline lender under the First-Lien Credit Agreement.
          “First-Lien Loan Documents” means the First-Lien Credit Agreement and the other Loan Documents (as defined in the First-Lien Credit Agreement) and each of the other agreements, documents and instruments providing for or evidencing any other First-Lien Obligation and any other document or instrument executed or delivered at any time in connection with any First-Lien Obligation (including any intercreditor or joinder agreement among holders of First-Lien Obligations but excluding Hedging Agreements), to the extent such are effective at the relevant time, as each may be amended, modified, restated, supplemented, replaced and/or Refinanced from time to time.
          “First-Lien Obligations” means (i) all Obligations outstanding under the First-Lien Credit Agreement and the other First-Lien Loan Documents, and (ii) all Hedging Obligations. “First-Lien Obligations” shall in any event include: (a) all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding (and the effect of provisions such as Section 502(b)(2) of the Bankruptcy Code), accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant First-Lien Document, whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding, (b) any and all fees and expenses (including attorneys’ and/or financial consultants’ fees and expenses) incurred by the U.S. First-Lien Collateral Agent, the U.S. First-Lien Administrative Agent and the other First-Lien Creditors after the commencement of an Insolvency or Liquidation Proceeding, whether or not the claim for fees and expenses is allowed under Section 506(b) of the Bankruptcy Code or any other provision of the Bankruptcy Code or Bankruptcy Law as a claim in such Insolvency or Liquidation Proceeding and (c) all obligations and liabilities of each Grantor under each First-Lien Document to which it is a party which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due. The First-Lien Obligations shall not include (x) principal of Loans or stated amounts of Letters of Credit in excess of the Cap Amount as in effect at the time incurred or (y) any amount in clauses (a) through (c) of the preceding sentence incurred in connection with the enforcement of the excess amounts referred to in preceding clause (x) (excluding, in either case, any such excess amounts representing the capitalization of interest or fees or resulting from fluctuations in currency values, which excess amounts shall be First-Lien Obligations).
          “First-Lien Required Lenders” means the “Required Lenders” under, and as defined in, the First-Lien Credit Agreement.
          “First-Lien Security Agreement” means the U.S. Guaranty and Collateral Agreement, dated as of the date hereof, among Holdings, the Parent Borrower, RSC, the other Grantors from time to time party thereto and the U.S. First-Lien Collateral Agent, as the same may be amended, supplemented, restated, modified and/or Refinanced from time to time.
          “First-Lien Security Documents” means the Security Documents (as defined in the First-Lien Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted (or purported to be granted) securing any First-Lien Obligations or under which rights or remedies with respect to such Liens are governed, as the same may be amended, supplemented, restated, modified and/or Refinanced from time to time, provided that the term “First-Lien Security Documents” shall not include the Canadian Security Documents (as such term is defined in the First-Lien Credit Agreement).
          “Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
          “Grantors” means Holdings, each Borrower (other than RSC Canada or any other Borrower that is incorporated or organized in Canada or a province thereof) and each of the Subsidiary Guarantors that have executed and delivered, or may from time to time hereafter execute and deliver, a First-Lien Security Document or a Second-Lien Security Document.
          “Hedging Agreements” means and includes each Interest Rate Protection Agreement and each Other Hedging Agreement.
          “Hedging Creditor” means (i) each First-Lien Lender or any affiliate thereof (even if the respective First-Lien Lender subsequently ceases to be a First-Lien Lender under the First-Lien Credit Agreement for any reason) party to a Hedging Agreement with any Grantor and (ii) the respective successors and assigns of each such First-Lien Lender, affiliate or other financial institution referred to in clause (i) above.
          “Hedging Obligations” means (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon and all interest that accrues after the commencement of any Insolvency or Liquidation Proceeding at the rate provided for in the respective Hedging Agreement, whether or not a claim for post-petition interest is allowed in any such Insolvency or Liquidation Proceeding) of each Grantor owing to the Hedging Creditors, now existing or hereafter incurred under, arising out of or in connection with each Hedging Agreement (including all such obligations and indebtedness under any guarantee to which each Grantor is a party) and (ii) the due performance and compliance by each Grantor with the terms, conditions and agreements of each Hedging Agreement.
          “Holdings” has the meaning set forth in the preamble hereof.
          “Indebtedness” means and includes all Obligations that constitute “Indebtedness” within the meaning of the First-Lien Credit Agreement or the Second-Lien Credit Agreement.
          “Insolvency or Liquidation Proceeding” means (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Grantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any

Grantor or with respect to a material portion of its respective assets, (c) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.
          “Interest Rate Protection Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement.
          “Letters of Credit” means “Letters of Credit” under, and as defined in, the First-Lien Credit Agreement.
          “Lien” means any mortgage, pledge, hypothecation, assignment, security deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).
          “Loans” means “Loans” under, and as defined in, the First-Lien Credit Agreement.
          “Obligations” means any and all obligations (including guaranty obligations) with respect to the payment and performance of (a) any principal of or interest or premium on any indebtedness, including any reimbursement obligation in respect of any letter of credit, or any other liability, including interest that accrues after the commencement of any Insolvency or Liquidation Proceeding of any Grantor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such Insolvency or Liquidation Proceeding, (b) any fees, indemnification obligations, expense reimbursement obligations or other liabilities payable under the documentation governing any indebtedness (including, without limitation, the retaking, holding, selling or otherwise disposing of or realizing on the Collateral), (c) any obligation to post cash collateral in respect of letters of credit or any other obligations, and (d) all performance obligations under the documentation governing any indebtedness.
          “Other Hedging Agreement” means any foreign exchange contract, currency swap agreement, commodity agreement or other similar arrangement designed to protect against fluctuations in currency values or commodity prices.
          “Parent Borrower” has the meaning set forth in the preamble hereof.
          “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
          “Pledged Collateral” means Collateral in the possession of the U.S. First-Lien Collateral Agent (or its agents or bailees), to the extent that possession thereof is taken to perfect a Lien thereon under the Uniform Commercial Code.
          “Priority Lien” has the meaning provided in Section 5.1(c) hereof.

          “Recovery” has the meaning set forth in Section 6.5 hereof.
          “Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for, such indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.
          “Remedial Action” has the meaning provided in Section 5.1(a)(i) hereof.
          “Required First-Lien Creditors” means (i) at all times prior to the occurrence of the Discharge of First-Lien Credit Agreement Obligations, the First-Lien Required Lenders (or, to the extent required by the First-Lien Credit Agreement, each of the First-Lien Lenders), and (ii) at all times after the occurrence of the Discharge of First-Lien Credit Agreement Obligations, the holders of at least the majority of the then outstanding Hedging Obligations (determined by the U.S. First-Lien Collateral Agent in such reasonable manner as is acceptable to it).
          “RSC” has the meaning set forth in the preamble hereof.
          “RSC Canada” has the meaning set forth in the preamble hereof.
          “Second-Lien Administrative Agent” has the meaning set forth in the recitals hereof.
          “Second-Lien Collateral” means all of the assets of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted (or purported to be granted) as security for any Second-Lien Obligations.
          “Second-Lien Collateral Agent” has the meaning set forth in the preamble hereof.
          “Second-Lien Credit Agreement” has the meaning set forth in the recitals hereto.
          “Second-Lien Creditors” means, at any relevant time, the holders of Second-Lien Obligations at such time, including without limitation the Second-Lien Lenders, the Second-Lien Collateral Agent, the Second-Lien Administrative Agent and any other agents and arrangers under the Second-Lien Credit Agreement.
          “Second-Lien Lenders” means the “Lenders” under, and as defined in, the Second-Lien Credit Agreement.
          “Second-Lien Loan Documents” means the Second-Lien Credit Agreement and the Loan Documents (as defined in the Second-Lien Credit Agreement) and each of the other agreements, documents and instruments providing for or evidencing any other Second-Lien Obligation, and any other document or instrument executed or delivered at any time in connection with any Second-Lien Obligation, as the same may be amended, modified or otherwise supplemented from time to time in accordance with the terms hereof, thereof and the First-Lien Credit Agreement; provided that any such modification does not increase the aggregate principal amount thereof beyond the limit set forth in the First-Lien Credit Agreement and is otherwise in accordance with the provisions of this First-Lien Credit Agreement.

          “Second-Lien Obligations” means all Obligations outstanding under the Second-Lien Credit Agreement and the other Second-Lien Loan Documents. “Second-Lien Obligations” shall in any event include: (a) all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding (and the effect of provisions such as Section 502(b)(2) of the Bankruptcy Code), accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant Second-Lien Loan Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding, (b) any and all fees and expenses (including attorneys’ and/or financial consultants’ fees and expenses) incurred by the Second-Lien Collateral Agent, the Second-Lien Administrative Agent and the other Second-Lien Creditors after the commencement of an Insolvency or Liquidation Proceeding, whether or not the claim for fees and expenses is allowed under Section 506(b) of the Bankruptcy Code or any other provision of the Bankruptcy Code or Bankruptcy Law as a claim in such Insolvency or Liquidation Proceeding and (c) all obligations and liabilities of each Grantor under each Second-Lien Loan Document to which it is a party which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due.
          “Second-Lien Security Agreement” means the Guaranty and Collateral Agreement, dated as of the date hereof, among Holdings, each Second-Lien Borrower, the other Grantors from time to time party thereto and the Second-Lien Collateral Agent, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof and thereof.
          “Second-Lien Security Documents” means the Security Documents (as defined in the Second-Lien Credit Agreement) and any other agreement, document, mortgage or instrument pursuant to which a Lien is granted (or purported to be granted) securing any Second-Lien Obligations or under which rights or remedies with respect to such Liens are governed, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof and thereof, provided that the term “Second-Lien Security Documents” shall not include the Canadian Security Documents (as such term is defined in the First-Lien Credit Agreement).
          “Security Documents” means, collectively, the First-Lien Security Documents and the Second-Lien Security Documents.
          “Subsidiary”: as to any Person, a corporation, partnership, limited liability company or other entity (a) of which shares of stock or other ownership interests having ordinary voting power (other than such stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity are at the time owned by such Person, or (b) the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person and, in the case of this clause (b), which is treated as a consolidated subsidiary for accounting purposes.
          “Subsidiary Guarantors” means each Domestic Subsidiary of Holdings which enters into a guaranty of any First-Lien Obligations or Second-Lien Obligations.

          “Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.
          “U.S. First-Lien Administrative Agent” has the meaning provided in the recitals hereto.
          “U.S. First-Lien Collateral Agent” has the meaning provided in the preamble hereof.
          1.2 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (e) terms defined in the UCC but not otherwise defined herein shall have the same meanings herein as are assigned thereto in the UCC, (f) reference to any law means such law as amended, modified, codified, replaced or re-enacted, in whole or in part, and in effect on the date hereof, including rules, regulations, enforcement procedures and any interpretations promulgated thereunder, and (g) references to Sections or clauses shall refer to sections or clauses of this Agreement, and any references to a clause shall, unless otherwise identified, refer to the appropriate clause within the same Section in which such reference occurs.
          SECTION 2. Priority of Liens.
          2.1 Subordination; Etc. Notwithstanding the date, manner or order of grant, attachment or perfection of any Liens securing the Second-Lien Obligations granted on the Collateral or of any Liens securing the First-Lien Obligations granted on the Collateral and notwithstanding any provision of the UCC, or any applicable law or the Second-Lien Loan Documents or any other circumstance whatsoever (including any non-perfection of any Lien purporting to secure the First-Lien Obligations and/or Second-Lien Obligations), the Second-Lien Collateral Agent, on behalf of itself and the other Second-Lien Creditors, and each other Second-Lien Creditor (by its acceptance of the benefits of the Second-Lien Loan Documents) hereby agrees that: (a) any Lien on the Collateral securing any First-Lien Obligations now or hereafter held by or on behalf of the U.S. First-Lien Collateral Agent or any First-Lien Creditors or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Collateral securing any of the Second-Lien Obligations; and (b) any Lien on the Collateral now or hereafter held by or on behalf of the Second-Lien Collateral Agent, any

Second-Lien Creditors or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing any First-Lien Obligations. All Liens on the Collateral securing any First-Lien Obligations shall be and remain senior in all respects and prior to all Liens on the Collateral securing any Second-Lien Obligations for all purposes, whether or not such Liens securing any First-Lien Obligations are subordinated to any Lien securing any other obligation of Holdings, the Parent Borrower, any other Grantor or any other Person. The parties hereto acknowledge and agree that it is their intent that the First-Lien Obligations (and the security therefor) constitute a separate and distinct class (and separate and distinct claims) from the Second-Lien Obligations (and the security therefor).
          2.2 Prohibition on Contesting Liens. Each of the Second-Lien Collateral Agent, for itself and on behalf of each Second-Lien Creditor, and U.S. First-Lien Collateral Agent, for itself and on behalf of each First-Lien Creditor, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), (i) the validity or enforceability of any Security Document or any Obligation thereunder, (ii) the validity, perfection, priority or enforceability of the Liens, mortgages, assignments and security interests granted pursuant to the Security Documents with respect to the First-Lien Obligations or (iii) the relative rights and duties of the holders of the First-Lien Obligations and the Second-Lien Obligations granted and/or established in this Agreement or any other Security Document with respect to such Liens, mortgages, assignments, and security interests; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the U.S. First-Lien Collateral Agent or any First-Lien Creditor to enforce this Agreement, including the priority of the Liens securing the First-Lien Obligations as provided in Section 3.1 hereof.
          2.3 No New Liens. So long as the Discharge of First-Lien Obligations has not occurred, the parties hereto agree that neither Holdings nor the Parent Borrower shall, and shall not permit any other Grantor to, grant or permit any additional Liens, or take any action to perfect any additional Liens, on any asset or property to secure any Second-Lien Obligation unless it has also granted a Lien on such asset or property to secure the First-Lien Obligations and has taken all actions to perfect such Liens. To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the U.S. First-Lien Collateral Agent and/or the other First-Lien Creditors, the Second-Lien Collateral Agent, on behalf of itself and the other Second-Lien Creditors, and each other Second-Lien Creditor (by its acceptance of the benefits of the Second-Lien Loan Documents), agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2 hereof.
          2.4 Similar Liens and Agreements. The parties hereto agree that it is their intention that the Second-Lien Collateral not be more expansive than the First-Lien Collateral. In furtherance of the foregoing and of Section 8.9 hereof, the Second-Lien Collateral Agent and the other Second-Lien Creditors agree, subject to the other provisions of this Agreement:
          (i) upon request by either First-Lien Collateral Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the Second-Lien Collateral and the steps taken to perfect the Liens thereon and the identity of the respective parties obligated under the Second-Lien Loan Documents; and
          (ii) that the guarantees for the First-Lien Obligations and the Second-Lien Obligations shall be substantially in the same form.
          SECTION 3. Enforcement.
          3.1 Exercise of Remedies. (a) So long as the Discharge of First-Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against Holdings, the Parent Borrower or any other Grantor: (i) the Second-Lien Collateral Agent and the other Second-Lien Creditors will not exercise or seek to exercise any rights or remedies (including setoff) with respect to any Collateral (including, without limitation, the exercise of any right under any lockbox agreement, control account agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Second-Lien Collateral Agent or any Second-Lien Creditor is a party) or institute or commence, or join with any Person in commencing, any action or proceeding with respect to such rights or remedies (including any action of foreclosure, enforcement, collection or execution and any Insolvency or Liquidation Proceeding), and will not contest, protest or object to any foreclosure proceeding or action brought by either First-Lien Collateral Agent or any other First-Lien Creditor or any other exercise by either First-Lien Collateral Agent or any other First-Lien Creditor, of any rights and remedies relating to the Collateral under the First-Lien Loan Documents or otherwise, or object to the forbearance by the either First-Lien Collateral Agent or the other First-Lien Creditors from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Collateral; and (ii) the First-Lien Collateral Agents shall have the exclusive right, and the Required First-Lien Creditors shall have the exclusive right to instruct the First-Lien Collateral Agents, to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and make determinations regarding the release, disposition, or restrictions with respect to the Collateral without any consultation with or the consent of the Second-Lien Collateral Agent or any other Second-Lien Creditor, all as though the Second-Lien Obligations did not exist; provided, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Parent Borrower or any other Grantor, the Second-Lien Collateral Agent may file a claim or statement of interest with respect to the Second-Lien Obligations, (B) the Second-Lien Collateral Agent may take any action (not adverse to the prior Liens on the Collateral securing the First-Lien Obligations, or the rights of the First-Lien Collateral Agents or the other First-Lien Creditors to exercise remedies in respect thereof) in order to preserve or protect their Lien on the Collateral in accordance with the terms of this Agreement, (C) the Second-Lien Creditors shall be entitled to file any necessary responsive or defensive pleading in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Second-Lien Creditors, including any claim secured by the Collateral, if any, in each case in accordance with the terms of this Agreement, (D) the Second-Lien Creditors may file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law, in each case not inconsistent with the terms of this Agreement and (E) the Second-Lien Creditors may vote on any plan of reorganization, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement with respect to the Second-Lien Obligations and the Collateral. In exercising rights and remedies with respect to the Collateral, the First-Lien Collateral Agents and the other First-Lien Creditors may enforce the provisions of the First-Lien Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.
          (b) The Second-Lien Collateral Agent, on behalf of itself and the Second-Lien Creditors, agrees that it will not take or receive any Collateral or any proceeds of Collateral in connection with the exercise of any right or remedy (including setoff) with respect to any Collateral, unless and until the Discharge of First-Lien Obligations has occurred. Without limiting the generality of the foregoing, unless and until the Discharge of First-Lien Obligations has occurred, the sole right of the Second-Lien Collateral Agent and the other Second-Lien Creditors with respect to the Collateral is to hold a Lien on the Collateral pursuant to the Second-Lien Security Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of the First-Lien Obligations has occurred in accordance with the terms of the Second-Lien Loan Documents and applicable law.
          (c) The Second-Lien Collateral Agent, for itself and on behalf of the Second-Lien Creditors, and each other Second-Lien Creditor (by its acceptance of the benefits of the Second-Lien Loan Documents), (i) agrees that the Second-Lien Collateral Agent and the other Second-Lien Creditors will not take any action that would hinder, delay, limit or prohibit any exercise of remedies under the First-Lien Loan Documents, including any collection, sale, lease, exchange, transfer or other disposition of the Collateral, whether by foreclosure or otherwise, or that would limit, invalidate, avoid or set aside any Lien or Security Document or subordinate the priority of the First-Lien Obligations to the Second-Lien Obligations or grant the Liens securing the Second-Lien Obligations equal ranking to the Liens securing the First-Lien Obligations and (ii) hereby waives any and all rights it or the Second-Lien Creditors may have as a junior lien creditor or otherwise (whether arising under the UCC or under any other law) to object to the manner in which any First-Lien Collateral Agent or the other First-Lien Creditors seek to enforce or collect the First-Lien Obligations or the Liens granted in any of the First-Lien Collateral, regardless of whether any action or failure to act by or on behalf of any First-Lien Collateral Agent or First-Lien Creditors is adverse to the interest of the Second-Lien Creditors.
          (d) The Second-Lien Collateral Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in the Second-Lien Security Documents or any other Second-Lien Loan Document shall be deemed to restrict in any way the rights and remedies of any First-Lien Collateral Agent or the other First-Lien Creditors with respect to the Collateral as set forth in this Agreement and the First-Lien Loan Documents.
          (e) Notwithstanding anything to the contrary in preceding clauses (a) through (d) of this Section 3.1, at any time while a payment default exists with respect to the Second-Lien Obligations following the final maturity of the Second-Lien Obligations, or the acceleration by the relevant Second-Lien Creditors of the maturity of all then outstanding Second-Lien

Obligations, and in either case so long as 180 days have elapsed after notice thereof (and requesting that enforcement action be taken with respect to the Collateral) has been received by the U.S. First-Lien Collateral Agent and so long as the respective payment default shall not have been cured or waived (or the respective acceleration rescinded), the Second-Lien Collateral Agent, for itself and on behalf of the Second-Lien Creditors, and the other Second-Lien Creditors may, but only if the U.S. First-Lien Collateral Agent or the First-Lien Creditors are not pursuing enforcement preceding with respect to the Collateral in a commercially reasonable manner (with any determination of which Collateral to proceed against, and in what order, to be made by the U.S. First-Lien Collateral Agent or such First-Lien Creditors in their reasonable judgment), enforce the Liens on Collateral granted pursuant to the Second-Lien Security Documents, provided that (x) any Collateral or any proceeds of Collateral received by the Second-Lien Collateral Agent or such other Second-Lien Creditor, as the case may be, in connection with the enforcement of such Lien shall be applied in accordance with Section 4 hereof and (y) the U.S. First-Lien Collateral Agent or any other First-Lien Creditors may at any time take over such enforcement proceedings, provided that the U.S. First-Lien Collateral Agent or such First-Lien Creditors, as the case may be, pursues enforcement proceedings with respect to the Collateral in a commercially reasonably manner, with any determination of which Collateral to proceed against, and in what order, to be made by the U.S. First-Lien Collateral Agent or such First-Lien Creditors in their reasonable judgment, and provided further that the Second-Lien Collateral Agent or Second-Lien Creditors, as the case may be, shall only be able to recoup (from amounts realized by the U.S. First-Lien Collateral Agent or any First-Lien Creditors) in any enforcement proceeding with respect to the Collateral (whether initiated by the U.S. First-Lien Collateral Agent or First-Lien Creditors or taken over by them as contemplated above) any expenses incurred by them in accordance with the priorities set forth in Section 4 hereof.
          SECTION 4. Payments.
          4.1 Application of Proceeds. So long as the Discharge of First-Lien Obligations has not occurred, any proceeds of any Collateral pursuant to the enforcement of any Security Document or the exercise of any remedial provision thereunder, together with all other proceeds received by any Creditor (including all funds received in respect of post-petition interest or fees and expenses) as a result of any such enforcement or the exercise of any such remedial provision or as a result of any distribution of or in respect of any Collateral (whether or not expressly characterized as such) upon or in any Insolvency or Liquidation Proceeding with respect to any Grantor, or the application of any Collateral (or proceeds thereof) to the payment thereof or any distribution of Collateral (or proceeds thereof) upon the liquidation or dissolution of any Grantor, shall be applied by the U.S. First-Lien Collateral Agent to the First-Lien Obligations in such order as specified in the relevant First-Lien Security Document. Upon the Discharge of the First-Lien Obligations, the U.S. First-Lien Collateral Agent shall deliver to the Second-Lien Collateral Agent any proceeds of Collateral held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct, to be applied by the Second-Lien Collateral Agent to the Second-Lien Obligations in such order as specified in the Second-Lien Security Documents.
          4.2 Payments Over. Until such time as the Discharge of First-Lien Obligations has occurred, any Collateral or proceeds thereof (together with assets or proceeds subject to Liens referred to in the final sentence of Section 2.3 hereof) (or any distribution in respect of the Collateral, whether or not expressly characterized as such) received by the Second-Lien Collateral Agent or any other Second-Lien Creditors in connection with the exercise of any right or remedy (including set-off) relating to the Collateral or otherwise that is inconsistent with this Agreement shall be segregated and held in trust and forthwith paid over to the U.S. First-Lien Collateral Agent for the benefit of the First-Lien Creditors in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. U.S. First-Lien Collateral Agent is hereby authorized to make any such endorsements as agent for the Second-Lien Collateral Agent or any such other Second-Lien Creditors. This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.
          SECTION 5. Other Agreements.
          5.1 Releases.
          (a) If, in connection with:
               (i) the exercise of the U.S. First-Lien Collateral Agent’s remedies in respect of the Collateral provided for in Section 3.1 hereof, including any sale, lease, exchange, transfer or other disposition of any such Collateral (any of the foregoing, a “Remedial Action”);
               (ii) any sale, lease, exchange, transfer or other disposition (any of the foregoing, a “Disposition”) of any Collateral permitted under the terms of the First-Lien Loan Documents (whether or not an “event of default” thereunder or under any Second-Lien Loan Document has occurred and is continuing); or
               (iii) any agreement (not contravening the First-Lien Loan Documents) between the U.S. First-Lien Collateral Agent and the Parent Borrower or any other Grantor (x) to release the U.S. First-Lien Collateral Agent’s Lien on any portion of the Collateral (other than in connection with, or in anticipation of, a Discharge of First-Lien Credit Agreement Obligations or a Discharge of First-Lien Obligations) or (y) to release any Grantor from its obligations under its guaranty of the First-Lien Obligations (other than in connection with, or in anticipation of, a Discharge of First-Lien Credit Agreement Obligations or a Discharge of First-Lien Obligations);
there occurs the release by the U.S. First-Lien Collateral Agent, acting on its own or at the direction of the Required First-Lien Creditors, of any of its Liens on any part of the Collateral, or of any Grantor from its obligations under its guaranty of the First-Lien Obligations, then the Liens, if any, of the Second-Lien Collateral Agent, for itself and for the benefit of the Second-Lien Creditors, on such Collateral, and the obligations of such Grantor under its guaranty of the Second-Lien Obligations, shall be automatically, unconditionally and simultaneously released, and the Second-Lien Collateral Agent, for itself or on behalf of any such Second-Lien Creditors, promptly shall execute and deliver to the U.S. First-Lien Collateral Agent or such Grantor such termination statements, releases and other documents as U.S. First-Lien Collateral Agent or such Grantor may request to effectively confirm such release; provided however that if an “event of default” then exists under the Second-Lien Credit Agreement and the Discharge of First-Lien Obligations occurs concurrently with any such release, the Second-Lien Collateral Agent (on behalf of the Second-Lien Creditors) shall be entitled to receive the residual cash or cash equivalents (if any) remaining after giving effect to such release and the Discharge of the First-Lien Obligations.
          (b) Until the Discharge of First-Lien Obligations occurs, the Second-Lien Collateral Agent, for itself and on behalf of the Second-Lien Creditors, hereby irrevocably constitutes and appoints the U.S. First-Lien Collateral Agent and any officer or agent of the U.S. First-Lien Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Second-Lien Collateral Agent or such other Second-Lien Creditor or in the U.S. First-Lien Collateral Agent’s own name, from time to time in the U.S. First-Lien Collateral Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release.
          (c) If, prior to the Discharge of First-Lien Obligations, a subordination of the U.S. First-Lien Collateral Agent’s Lien on any Collateral is permitted (or in good faith believed by the U.S. First-Lien Collateral Agent to be permitted) under the First-Lien Credit Agreement to another Lien permitted under the First-Lien Credit Agreement (a “Priority Lien”), then the U.S. First-Lien Collateral Agent is authorized to execute and deliver a subordination agreement with respect thereto in form and substance satisfactory to it, and the Second-Lien Collateral Agent, for itself and on behalf of the Second-Lien Creditors, shall promptly execute and deliver to such First-Lien Collateral Agent or the relevant Grantor an identical subordination agreement subordinating the Liens of the Second-Lien Collateral Agent for the benefit of the Second-Lien Creditors to such Priority Lien.
          5.2 Insurance. Unless and until the Discharge of First-Lien Obligations has occurred, the U.S. First-Lien Collateral Agent (acting at the direction of the Required First-Lien Creditors) shall have the sole and exclusive right, subject to the rights of the Grantors under the First-Lien Loan Documents, to adjust settlement for any insurance policy covering the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral. Unless and until the Discharge of First-Lien Obligations has occurred, and subject to the rights of the Grantors under the First-Lien Security Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) in respect to the Collateral shall be paid to the U.S. First-Lien Collateral Agent for the benefit of the First-Lien Creditors pursuant to the terms of the First-Lien Loan Documents (including, without limitation, for purposes of cash collateralization of commitments, letters of credit and Hedging Agreements) and, after the Discharge of First-Lien Obligations has occurred, to the Second-Lien Collateral Agent for the benefit of the Second-Lien Creditors to the extent required under the Second-Lien Security Documents and then, to the extent no Second-Lien Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If the Second-Lien Collateral Agent or any other Second-Lien Creditors shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall pay such proceeds over to the U.S. First-Lien Collateral Agent in accordance with the terms of Section 4.2 of this Agreement.

          5.3 Amendments to First-Lien Loan Documents and Second-Lien Loan Documents.
          (a) The First-Lien Loan Documents may be amended, restated, supplemented or otherwise modified in accordance with their terms and the First-Lien Credit Agreement may be Refinanced, in each case, without notice to, or the consent of, the Second-Lien Collateral Agent or the other Second-Lien Creditors, all without affecting the lien subordination or other provisions of this Agreement; provided, however, that any such amendment, supplement, modification or Refinancing of the First-Lien Credit Agreement shall not, without the consent of the Second-Lien Collateral Agent increase the maximum aggregate principal of Loans and stated amount of Letters of Credit thereunder to an amount in excess of the Cap Amount.
          (b) Without the prior written consent of the U.S. First-Lien Collateral Agent (acting at the direction of the Required First-Lien Creditors), no Second-Lien Loan Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Second-Lien Loan Document, would contravene the provisions of this Agreement or any First-Lien Loan Document. Each of Holdings, the Parent Borrower and each other Guarantor agrees that each Second-Lien Security Document shall include the following language (or language to similar effect approved by the U.S. First-Lien Collateral Agent):
“Notwithstanding anything herein to the contrary, the lien and security interest granted to the Second-Lien Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Second-Lien Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement, dated as of November 27, 2006 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Intercreditor Agreement”), among RSC Holdings II, LLC, RSC Holdings III, LLC, Rental Service Corporation, each other Grantor party thereto from time to time, Deutsche Bank AG, New York Branch (“DBNY”), as U.S. First-Lien Collateral Agent and DBNY, as Second-Lien Collateral Agent and certain other persons party or that may become party thereto from time to time. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.”
In addition, each of Holdings, the Parent Borrower and each other Grantor agrees that each Second-Lien Security Document covering any Collateral shall contain such other language as the U.S. First-Lien Collateral Agent may reasonably request to reflect the subordination of such Second-Lien Security Document to the First-Lien Security Document covering such Collateral.
          (c) In the event the U.S. First-Lien Collateral Agent or the other First-Lien Creditors and the relevant Grantor(s) enter into any amendment, waiver or consent in respect of any of the First-Lien Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First-Lien Security Document or changing in any manner the rights of the U.S. First-Lien Collateral Agent, the other First-Lien Creditors, the Parent Borrower or any other Grantor thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of the

Second-Lien Credit Agreement and the Comparable Second-Lien Security Document without the consent of the Second-Lien Collateral Agent or the other Second-Lien Creditors and without any action by the Second-Lien Collateral Agent, the Parent Borrower or any other Grantor, provided, that (A) no such amendment, waiver or consent shall have the effect of (i) removing assets subject to the Lien of the Second-Lien Security Documents, except to the extent that a release of such Lien is permitted by Section 5.1 of this Agreement, (ii) imposing additional duties on the Second-Lien Collateral Agent without its consent, or (iii) permitting other liens on the Collateral not permitted under the terms of the Second-Lien Loan Documents or Section 6 hereof and (B) notice of such amendment, waiver or consent shall have been given to the Second-Lien Collateral Agent (although the failure to give any such notice shall in no way affect the effectiveness of any such amendment, waiver or consent).
          5.4 Rights As Unsecured Creditors. Except as otherwise set forth in this Agreement, the Second-Lien Collateral Agent and the other Second-Lien Creditors may exercise rights and remedies as unsecured creditors against Holdings, the Parent Borrower or any other Grantor that has guaranteed the Second-Lien Obligations in accordance with the terms of the Second-Lien Loan Documents and applicable law. Except as otherwise set forth in this Agreement, nothing in this Agreement shall prohibit the receipt by the Second-Lien Collateral Agent or any other Second-Lien Creditors of the required payments of interest and principal on the Second-Lien Obligations so long as such receipt is not the direct or indirect result of the exercise by the Second-Lien Collateral Agent or any other Second-Lien Creditor of rights or remedies as a secured creditor (including set-off) or enforcement in contravention of this Agreement of any Lien held by any of them. In the event the Second-Lien Collateral Agent or any other Second-Lien Creditor becomes a judgment lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subordinated to the Liens securing First-Lien Obligations on the same basis as the other Liens securing the Second-Lien Obligations are so subordinated to such First-Lien Obligations under this Agreement. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the First-Lien Collateral Agents or the other First-Lien Creditors may have with respect to the First-Lien Collateral.
          5.5 Bailee for Perfection.
          (a) The U.S. First-Lien Collateral Agent agrees to acquire and acknowledges it holds the Pledged Collateral or other Collateral in its possession or control (or in the possession or control of its agents or bailees) on behalf of itself and the Second-Lien Collateral Agent and any assignee solely for the purpose of perfecting the security interest granted under the First-Lien Loan Documents and the Second-Lien Loan Documents, subject to the terms and conditions of this Section 5.5.
          (b) Until the Discharge of First-Lien Obligations has occurred, the U.S. First-Lien Collateral Agent shall be entitled to deal with the Pledged Collateral in accordance with the terms of the First-Lien Loan Documents as if the Liens of the Second-Lien Collateral Agent under the Second-Lien Security Documents did not exist. The rights of the Second-Lien Collateral Agent shall at all times be subject to the terms of this Agreement and to the U.S. First-Lien Collateral Agent’s rights under the First-Lien Loan Documents.

          (c) The U.S. First-Lien Collateral Agent shall have no obligation whatsoever to the First-Lien Creditors and the Second-Lien Collateral Agent or any Second-Lien Creditor to assure that the Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.5. The duties or responsibilities of the U.S. First-Lien Collateral Agent under this Section 5.5 shall be limited solely to holding the Pledged Collateral as bailee in accordance with this Section 5.5.
          (d) The U.S. First-Lien Collateral Agent acting pursuant to this Section 5.5 shall not have by reason of the First-Lien Security Documents, the Second-Lien Security Documents, this Agreement or any other document a fiduciary relationship in respect of the First-Lien Creditors, the Second-Lien Collateral Agent or any other Second-Lien Creditor.
          (e) Upon the Discharge of the First-Lien Obligations, the U.S. First-Lien Collateral Agent shall deliver the remaining Pledged Collateral (if any) (or proceeds thereof) together with any necessary endorsements, first, to the Second-Lien Collateral Agent, if any Second-Lien Obligations remain outstanding, and second, to the Parent Borrower or the relevant Grantor if no First-Lien Obligations or Second-Lien Obligations remain outstanding (in each case, so as to allow such Person to obtain control of such Pledged Collateral). The U.S. First-Lien Collateral Agent further agrees to take all other action reasonably requested by such Person in connection with such Person’s obtaining a first-priority interest in the Collateral or as a court of competent jurisdiction may otherwise direct.
          5.6 When Discharge of First-Lien Obligations Deemed to Not Have Occurred. If at any time after the Discharge of First-Lien Obligations has occurred, the Parent Borrower or any other Grantor immediately thereafter enters into any Refinancing of any First-Lien Loan Document evidencing a First-Lien Obligation which Refinancing is permitted hereby, then such Discharge of First-Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement, and the obligations under such Refinancing First-Lien Loan Document shall automatically be treated as First-Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the first-lien collateral agent under such First-Lien Loan Documents shall be the U.S. First-Lien Collateral Agent for all purposes of this Agreement. Upon receipt of a notice stating that the Parent Borrower or any other Grantor has entered into a new First-Lien Loan Document (which notice shall include the identity of the new agent, such agent, the “New Agent”), the Second-Lien Collateral Agent shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as the Parent Borrower or any other Grantor or such New Agent may reasonably request in order to provide to the New Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement.
          5.7 Option to Purchase First-Lien Debt. (a) Without prejudice to the enforcement of remedies by the First-Lien Creditors, any Person or Persons (in each case who must meet all eligibility standards contained in all relevant First-Lien Loan Documents) at any time or from time to time designated by the holders of more than 50% in aggregate outstanding principal amount of the Second-Lien Obligations as being entitled to exercise all default purchase options as to the Second-Lien Obligations then outstanding (an “Eligible Purchaser”) shall have the right to purchase by way of assignment (and shall thereby also assume all commitments and duties of the First-Lien Creditors), at any time during the exercise period described in clause (c) below of this Section 5.7, all, but not less than all, of the First-Lien Obligations (other than the First-Lien Obligations of a Defaulting Creditor), including all principal of and accrued and unpaid interest and fees on and all prepayment or acceleration penalties and premiums in respect of all First-Lien Obligations outstanding at the time of purchase; provided that at the time of (and as a condition to) any purchase pursuant to this Section 5.7, all commitments pursuant to any then outstanding First-Lien Credit Agreement shall have terminated and all Hedging Agreements constituting First-Lien Documents shall also have been terminated in accordance with their terms. Any purchase pursuant to this Section 5.7(a) shall be made as follows:
          (1) for (x) a purchase price equal to the sum of (A) in the case of all loans, advances or other similar extensions of credit that constitute First-Lien Obligations (including unreimbursed amounts drawn in respect of Letters of Credit, but excluding the undrawn amount of then outstanding Letters of Credit), the greater of (I) 100% and (II) the then current market-based price, of the principal amount thereof and all accrued and unpaid interest thereon through the date of purchase (without regard, however, to any acceleration prepayment penalties or premiums other than customary breakage costs), (B) in the case of any Hedging Agreement, the aggregate amount then owing to each counter party in respect of such Hedging Agreement thereunder pursuant to the terms of the respective Hedging Agreement, as the case may be, including without limitation all amounts owing to such counter party as a result of the termination (or early termination) thereof plus (C) all accrued and unpaid fees, expenses, indemnities and other amounts through the date of purchase; and (y) an obligation on the part of the respective Eligible Purchasers (which shall be expressly provided in the assignment documentation described below) to (i) reimburse each issuing lender (or any First-Lien Creditor required to pay same) for all amounts thereafter drawn with respect to any Letters of Credit constituting First-Lien Obligations which remain outstanding after the date of any purchase pursuant to this Section 5.7, together with all facing fees and other amounts which may at any future time be owing to the respective issuing lender with respect to such Letters of Credit, and (ii) pay over to the First-Lien Creditors any amounts recovered by such Eligible Purchasers on account of any acceleration prepayment premiums or penalties with respect to the First-Lien Obligations;
          (2) with the purchase price described in preceding clause (a)(1)(x) payable in cash on the date of purchase against transfer to the respective Eligible Purchaser or Eligible Purchasers (without recourse and without any representation or warranty whatsoever, whether as to the enforceability of any First-Lien Obligation or the validity, enforceability, perfection, priority or sufficiency of any Lien securing, or guarantee or other supporting obligation for, any First-Lien Obligation or as to any other matter whatsoever, except the representation and warranty that the transferor owns free and clear of all Liens and encumbrances (other than participation interests not prohibited by the First-Lien Credit Agreement, in which case the purchase price described in preceding clause (a)(1)(x) shall be appropriately adjusted so that the Eligible Purchaser or Eligible Purchasers do not pay amounts represented by any participation interest which remains in effect), and has the right to convey, whatever claims and interests it may have in respect of the First-Lien Obligations); provided that the purchase price in respect of any outstanding Letter of Credit that remains undrawn on the date of purchase shall be payable in cash as and when such Letter of Credit is drawn upon (i) first, from the cash collateral account described in clause (a)(3) below, until the amounts contained therein have been exhausted, and (ii) thereafter, directly by the respective Eligible Purchaser or Eligible Purchasers;
          (3) with such purchase accompanied by a deposit of cash collateral under the sole dominion and control of the U.S. First-Lien Collateral Agent or its designee in an amount equal to 110% of the sum of the aggregate undrawn amount of all then outstanding Letters of Credit pursuant to the First-Lien Loan Documents and the aggregate facing and similar fees which will accrue thereon through the stated maturity of the Letters of Credit (assuming no drawings thereon before stated maturity), as security for the respective Eligible Purchaser’s or Eligible Purchasers’ obligation to pay amounts as provided in preceding clause (a)(1)(y), it being understood and agreed that (x) at the time any facing or similar fees are owing to an issuer with respect to any Letter of Credit, the U.S. First-Lien Collateral Agent may apply amounts deposited with it as described above to pay same and (y) upon any drawing under any Letter of Credit, the U.S. First-Lien Collateral Agent shall apply amounts deposited with it as described above to repay the respective unpaid drawing. After giving effect to any payment made as described above in this clause (3), those amounts (if any) then on deposit with the U.S. First-Lien Collateral Agent as described in this clause (3) which exceed 110% of the sum of the aggregate undrawn amount of all then outstanding Letters of Credit and the aggregate facing and similar fees (to the respective issuers) which will accrue thereon through the stated maturity of the then outstanding Letters of Credit (assuming no drawings thereon before stated maturity), shall be returned to the respective Eligible Purchaser or Eligible Purchasers (as their interests appear). Furthermore, at such time as all Letters of Credit have been cancelled, expired or been fully drawn, as the case may be, and after all applications described above have been made, any excess cash collateral deposited as described above in this clause (3) (and not previously applied or released as provided above) shall be returned to the respective Eligible Purchaser or Eligible Purchasers, as their interests appear;
          (4) with the purchase price described in preceding clause (a)(1)(x) accompanied by a waiver by the Second-Lien Collateral Agent (on behalf of itself and the other Second-Lien Creditors) of all claims arising out of this Agreement and the transactions contemplated hereby as a result of exercising the purchase option contemplated by this Section 5.7;
          (5) with all amounts payable to the various First-Lien Creditors in respect of the assignments described above to be distributed to them by the U.S. First-Lien Collateral Agent in accordance with their respective holdings of the various First-Lien Obligations; and
          (6) with such purchase to be made pursuant to assignment documentation in form and substance reasonably satisfactory to, and prepared by counsel for, the U.S. First-Lien Collateral Agent (with the cost of such counsel to be paid by the Grantors or, if the Grantors do not make such payment, by the respective Eligible Purchaser or Eligible

Purchasers, who shall have the right to obtain reimbursement of same from the Grantors); it being understood and agreed that the U.S. First-Lien Collateral Agent and each other First-Lien Creditor shall retain all rights to indemnification as provided in the relevant First-Lien Loan Documents for all periods prior to any assignment by them pursuant to the provisions of this Section 5.7 (although the security interests securing same shall, following such purchase, be subordinated to the security interest of the Eligible Purchasers making such purchase). The relevant assignment documentation shall also provide that, if for any reason (other than the gross negligence or willful misconduct of the U.S. First-Lien Collateral Agent (as determined by a court of competent jurisdiction in a final and non-appealable judgment)), the amount of cash collateral held by the U.S. First-Lien Collateral Agent or its designee pursuant to preceding clause (a)(3) is at any time less than the full amounts owing with respect to any Letter of Credit described above (including facing and similar fees) then the respective Eligible Purchaser or Eligible Purchasers shall promptly reimburse the U.S. First-Lien Collateral Agent (who shall pay the respective issuing bank) the amount of deficiency.
          (b) The right to exercise the purchase option described in Section 5.7(a) above shall be exercisable and legally enforceable upon at least seven Business Days’ prior written notice of exercise (which notice, once given, shall be irrevocable and fully binding on the respective Eligible Purchaser or Eligible Purchasers) given to the U.S. First-Lien Collateral Agent by an Eligible Purchaser. Neither the U.S. First-Lien Collateral Agent nor any other First-Lien Creditor shall have any disclosure obligation to any Eligible Purchaser, the Second-Lien Collateral Agent or any other Second-Lien Creditor in connection with any exercise of such purchase option.
          (c) The right to purchase the First-Lien Obligations as described in this Section 5.7 may be exercised (by giving the irrevocable written notice described in preceding clause (b)) during the period that (1) begins on the date occurring three Business Days after the first to occur of (x) the date of the acceleration of the final maturity of the Loans under the First-Lien Credit Agreement, (y) the occurrence of the final maturity of the Loans under the First-Lien Credit Agreement or (z) the occurrence of an Insolvency or Liquidation Proceeding with respect to a First-Lien Borrower (other than RSC Canada or any other Borrower that is incorporated in Canada or a province thereof) which constitutes an event of default under the First-Lien Credit Agreement (in each case, so long as the acceleration, failure to pay amounts due at final maturity or such Insolvency or Liquidation Proceeding constituting an event of default has not been rescinded or cured within such 10 Business Day Period, and so long as any unpaid amounts constituting First-Lien Obligations remain owing); provided that if there is any failure to meet the condition described in the proviso of preceding clause (a) hereof, the aforementioned date shall be extended until the first date upon which such condition is satisfied and (2) ends on the 90th day after the start of the period described in clause (1) above.
          (d) The obligations of the First-Lien Creditors to sell their respective First-Lien Obligations under this Section 5.7 are several and not joint and several. To the extent any First-Lien Creditor (a “Defaulting Creditor”) breaches its obligation to sell its First-Lien Obligations under this Section 5.7, nothing in this Section 5.7 shall be deemed to require the First-Lien Collateral Agent or any other First-Lien Creditor to purchase such Defaulting Creditor’s First-Lien Obligations for resale to the holders of Second-Lien Obligations and in all cases, the U.S. First-Lien Collateral Agent and each First-Lien Creditor complying with the terms of this Section 5.7 shall not be deemed to be in default of this Agreement or otherwise be deemed liable for any action or inaction of any Defaulting Creditor; provided that nothing in this clause (d) shall require any Eligible Purchaser to purchase less than all of the First-Lien Obligations.
          (e) Each Grantor irrevocably consents to any assignment effected to one or more Eligible Purchasers pursuant to this Section 5.7 (so long as they meet all eligibility standards contained in all relevant First-Lien Loan Documents, other than obtaining the consent of any Grantor to an assignment to the extent required by such First-Lien Loan Documents) for purposes of all First-Lien Loan Documents and hereby agrees that no further consent from such Grantor shall be required.
          SECTION 6. Insolvency or Liquidation Proceedings.
          6.1 Finance and Sale Issues. (a) If the Parent Borrower or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the U.S. First-Lien Collateral Agent (acting at the direction of the Required First-Lien Creditors) shall desire to permit the use of Cash Collateral (as defined in Section 363(a) of the Bankruptcy Code) on which the U.S. First-Lien Collateral Agent or any other creditor of the Parent Borrower or any other Grantor has a Lien or to permit the Parent Borrower or any other Grantor to obtain financing (including on a priming basis), whether from the First-Lien Creditors or any other third party under Section 362, 363 or 364 of the Bankruptcy Code or any other Bankruptcy Law (each, a “Post-Petition Financing”), then the Second-Lien Collateral Agent, on behalf of itself and the Second-Lien Creditors, and each other Second-Lien Creditor (by its acceptance of the benefits of the Second-Lien Loan Documents), agrees that it will not oppose or raise any objection to or contest, or join with or support any third party opposing, objecting to or contesting (and each Second-Lien Creditor hereby shall be deemed to have consented to), such use of Cash Collateral or Post-Petition Financing and will not request adequate protection or any other relief in connection therewith (except as expressly agreed in writing by the U.S. First-Lien Collateral Agent or to the extent permitted by Section 6.3 hereof) and, to the extent the Liens securing the First-Lien Obligations are subordinated to or pari passu with such Post-Petition Financing, its Liens on the Collateral shall be deemed to be subordinated, without any further action on the part of any person or entity, to the Liens securing such Post-Petition Financing (and all Obligations relating thereto), and the Liens securing the Second-Lien Obligations shall have the same priority with respect to the Collateral relative to the Liens securing the First-Lien Obligations as if such Post-Petition Financing had not occurred.
          (b) The Second-Lien Collateral Agent, on behalf of itself and the other Second-Lien Creditors, and each other Second-Lien Creditor (by its acceptance of the benefits of the Second-Lien Loan Documents), agrees that it will raise no objection to, oppose or contest (or join with or support any third party opposing, objecting to or contesting), a sale or other disposition of any Collateral free and clear of its Liens or other claims under Section 363 of the Bankruptcy Code if the First-Lien Creditors have consented to such sale or disposition of such assets.

          6.2 Relief from the Automatic Stay. Until the Discharge of First-Lien Obligations has occurred, the Second-Lien Collateral Agent, on behalf of itself and the other Second-Lien Creditors, and each other Second-Lien Creditor (by its acceptance of the benefits of the Second-Lien Loan Documents), agrees that none of them shall seek relief, pursuant to Section 362(d) of the Bankruptcy Code or otherwise, from the automatic stay of Section 362(a) of the Bankruptcy Code or from any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral, without the prior written consent of the U.S. First-Lien Collateral Agent.
          6.3 Adequate Protection. The Second-Lien Collateral Agent, on behalf of itself and the other Second-Lien Creditors, and each other Second-Lien Creditor (by its acceptance of the benefits of the Second-Lien Loan Documents), agrees that none of them shall (i) oppose, object to or contest (or join with or support any third party opposing, objecting to or contesting) (a) any request by the U.S. First-Lien Collateral Agent or the other First-Lien Creditors for adequate protection in any Insolvency or Liquidation Proceeding (or any granting of such request) or (b) any objection by the U.S. First-Lien Collateral Agent or the other First-Lien Creditors to any motion, relief, action or proceeding based on the U.S. First-Lien Collateral Agent or the other First-Lien Creditors claiming a lack of adequate protection or (ii) seek or accept any form of adequate protection under any of Sections 362, 363 and/or 364 of the Bankruptcy Code with respect to the Collateral, except to the extent that, in the sole discretion of the First-Lien Creditors, the receipt by the Second-Lien Creditors of any such adequate protection would not reduce (or would not have the effect of reducing) or adversely affect the adequate protection that the First-Lien Creditors otherwise would be entitled to receive (it being understood that, in any event, (A) no adequate protection shall be requested or accepted by the Second-Lien Creditors or by the Second-Lien Collateral Agent on their behalf unless the First-Lien Creditors are satisfied in their sole discretion with the adequate protection afforded to the First-Lien Creditors, and (B) any such adequate protection is in the form of a replacement Lien on the Grantors’ assets, such Lien will be subordinated to the Liens securing the First-Lien Obligations (including any replacement Liens granted in respect of the First-Lien Obligations) and any Post-Petition Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Second-Lien Obligations are so subordinated to the First-Lien Obligations under this Agreement.
          6.4 No Waiver; Voting Rights. Nothing contained herein shall prohibit or in any way limit the U.S. First-Lien Collateral Agent or any First-Lien Creditor from objecting on any basis in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the Second-Lien Collateral Agent or any other Second-Lien Creditor, including the seeking by the Second-Lien Collateral Agent or any other Second-Lien Creditor of adequate protection or the assertion by the Second-Lien Collateral Agent or any other Second-Lien Creditors of any of its rights and remedies under the Second-Lien Loan Documents or otherwise. In any Insolvency or Liquidation Proceeding, neither the Second-Lien Collateral Agent nor any other Second-Lien Creditor shall (i) oppose, object to, or vote against any plan of reorganization or disclosure statement, or join with or support any third party in doing so, to the extent the terms of such plan or disclosure statement comply with the following clause (ii) and are otherwise consistent with the rights of the First-Lien Creditors under this Agreement or (ii) support or vote for any plan of reorganization or disclosure statement of any Grantor unless (x) such plan provides for the payment in full in cash of all First-Lien Obligations (including all post-petition interest, fees and expenses as provided in Section 6.6 hereof) on the effective date of such plan of reorganization, or (y) such plan provides on account of the First-Lien Obligations for the retention by the U.S. First-Lien Collateral Agent, for the benefit of the First-Lien Creditors, of the Liens on the Collateral securing the First-Lien Obligations, and on all proceeds thereof, and such plan also provides that any Liens retained by, or granted to, the Second-Lien Collateral Agent are only on assets or property securing the First-Lien Obligations and shall have the same relative priority with respect to the Collateral or other assets or property, respectively, as provided in this Agreement with respect to the Collateral, and to the extent such plan provides for deferred cash payments, or for the distribution of any other property of any kind or nature, on account of the First-Lien Obligations or the Second-Lien Obligations, such plan provides that any such deferred cash payments or other distributions in respect of the Second-Lien Obligations shall be delivered to the U.S. First-Lien Collateral Agent and distributed in accordance with the priorities provided in Section 4.1(a) hereof, it being understood that, in the event that any plan is proposed by any debtor, creditor, or other party in interest in any such Insolvency or Liquidation Proceeding that is inconsistent with or purports to alter the provisions of this Agreement (including the provisions of Section 4.1(a) hereof and the priority of application of the proceeds of Collateral set forth therein), the U.S. First-Lien Collateral Agent shall be deemed to have been granted, as of the date hereof, an irrevocable power of attorney to vote the claims of the Second-Lien Creditors against any such plan, with such appointment being coupled with an interest, and the U.S. First-Lien Collateral Agent shall be deemed the “holder” of such claims within the meaning of Section 1126(a) of the Bankruptcy Code. Except as provided in this Section 6, the Second-Lien Creditors shall remain entitled to vote their claims in any such Insolvency or Liquidation Proceeding.
          6.5 Preference Issues. If any First-Lien Creditor is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Parent Borrower or any other Grantor any amount (a “Recovery”), then the First-Lien Obligations shall be reinstated to the extent of such Recovery and the First-Lien Creditors shall be entitled to a reinstatement of First-Lien Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement. Any amounts received by the Second-Lien Collateral Agent or any Second-Lien Creditor on account of the Second-Lien Obligations after the termination of this Agreement shall, in the event of a reinstatement of this Agreement pursuant to this Section 6.5, be held in trust for and paid over to the U.S. First-Lien Collateral Agent for the benefit of the First-Lien Creditors, for application to the reinstated First-Lien Obligations. This Section 6.5 shall survive termination of this Agreement.
          6.6 Post-Petition Interest.
          (a) Neither the Second-Lien Collateral Agent nor any other Second-Lien Creditor shall oppose or seek to challenge any claim by the U.S. First-Lien Collateral Agent or any First-Lien Creditor for allowance in any Insolvency or Liquidation Proceeding of First-Lien Obligations consisting of post-petition interest, fees or expenses. Regardless of whether any such claim for post-petition interest, fees or expenses is allowed or allowable, and without limiting the generality of the other provisions of this Agreement, this Agreement expressly is intended to include and does include the “rule of explicitness” in that this Agreement expressly entitles the First-Lien Creditors, and is intended to provide the First-Lien Creditors with the right, to receive payment of all post-petition interest, fees or expenses through distributions made pursuant to the provisions of this Agreement even though such interest, fees and expenses are not allowed or allowable against the bankruptcy estate of the Parent Borrower or any other Grantor under Section 502(b)(2) or Section 506(b) of the Bankruptcy Code or under any other provision of the Bankruptcy Code or any other Bankruptcy Law.
          (b) Without limiting the foregoing, it is the intention of the parties hereto that (and to the maximum extent permitted by law the parties hereto agree that) the First-Lien Obligations (and the security therefor) constitute a separate and distinct class (and separate and distinct claims) from the Second-Lien Obligations (and the security therefor).
          6.7 Waiver. The Second-Lien Collateral Agent, for itself and on behalf of the other Second-Lien Creditors, waives any claim it may hereafter have against any First-Lien Creditor arising out of the election by any First-Lien Creditor of the application to the claims of any First-Lien Creditor of Section 1111(b)(2) of the Bankruptcy Code, and/or out of any Cash Collateral or Post-Petition Financing arrangement or out of any grant of a security interest in connection with the Collateral in any Insolvency or Liquidation Proceeding.
          6.8 Limitations. So long as the Discharge of First-Lien Obligations has not occurred, without the express written consent of the U.S. First-Lien Collateral Agent, none of the Second-Lien Creditors shall (or shall join with or support any third party making, opposing, objecting or contesting, as the case may be), in any Insolvency or Liquidation Proceeding involving any Grantor, (i) make an election for application to its claims of Section 1111(b)(2) of the Bankruptcy Code, (ii) oppose, object to or contest the determination of the extent of any Liens held by any of the First-Lien Creditors or the value of any claims of First-Lien Creditors under Section 506(a) of the Bankruptcy Code or (iii) oppose, object to or contest the payment to the First-Lien Creditors of interest, fees or expenses under Section 506(b) of the Bankruptcy Code.
          SECTION 7. Reliance; Waivers; Etc.
          7.1 Reliance. Other than any reliance on the terms of this Agreement, the U.S. First-Lien Collateral Agent, on behalf of itself and the First-Lien Creditors under the First-Lien Loan Documents, acknowledges that it and the other First-Lien Creditors have, independently and without reliance on the Second-Lien Collateral Agent or any other Second-Lien Creditor, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into such First-Lien Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under any First-Lien Document and this Agreement. The Second-Lien Collateral Agent, on behalf of itself and the other Second-Lien Creditors, acknowledges that it and the Second-Lien Creditors have, independently and without reliance on the U.S. First-Lien Collateral Agent or any other First-Lien Creditor, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Second-Lien Loan Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Second-Lien Loan Documents and this Agreement.
          7.2 No Warranties or Liability. The U.S. First-Lien Collateral Agent, on behalf of itself and the First-Lien Creditors under the First-Lien Documents, acknowledges and agrees that each of the Second-Lien Collateral Agent and the other Second-Lien Creditors have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Second-Lien Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The Second-Lien Creditors will be entitled to manage and supervise their respective loans and extensions of credit under the Second-Lien Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Second-Lien Collateral Agent, on behalf of itself and the Second-Lien Creditors, acknowledges and agrees that each of the U.S. First-Lien Collateral Agent and the other First-Lien Creditors have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the First-Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The First-Lien Creditors will be entitled to manage and supervise their respective loans and extensions of credit under their respective First-Lien Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Second-Lien Collateral Agent and the other Second-Lien Creditors shall have no duty to the U.S. First-Lien Collateral Agent or any of the other First-Lien Creditors, and the U.S. First-Lien Collateral Agent and the other First-Lien Creditors shall have no duty to the Second-Lien Collateral Agent or any of the other Second-Lien Creditors, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with Holdings, the Parent Borrower or any other Grantor (including under the First-Lien Documents and the Second-Lien Loan Documents), regardless of any knowledge thereof which they may have or be charged with.
          7.3 No Waiver of Lien Priorities.
          (a) No right of the First-Lien Creditors, the U.S. First-Lien Collateral Agent or any of them to enforce any provision of this Agreement or any First-Lien Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Holdings, the Parent Borrower or any other Grantor or by any act or failure to act by any First-Lien Creditor or the U.S. First-Lien Collateral Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the First-Lien Documents or any of the Second-Lien Loan Documents, regardless of any knowledge thereof which the U.S. First-Lien Collateral Agent or the other First-Lien Creditors, or any of them, may have or be otherwise charged with.
          (b) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Parent Borrower, RSC Canada and the other Grantors under the First-Lien Documents), the First-Lien Creditors, the U.S. First-Lien Collateral Agent and any of them may, at any time and from time to time in accordance with the First-Lien Documents and/or applicable law, without the consent of, or notice to, the Second-Lien Collateral Agent or any other Second-Lien Creditor, without incurring any liabilities to the Second-Lien Collateral Agent or any other Second-Lien Creditor and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Second-Lien Collateral Agent or any Second-Lien Creditors is affected, impaired or extinguished thereby) do any one or more of the following:
          (i) make loans and advances to any Grantor or issue, guaranty or obtain letters of credit for account of any Grantor or otherwise extend credit to any Grantor, in any amount and on any terms, whether pursuant to a commitment or as a discretionary advance and whether or not any default or event of default or failure of condition is then continuing;
          (ii) change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the First-Lien Obligations or any Lien on any First-Lien Collateral or guaranty thereof or any liability of the Parent Borrower or any other Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the First-Lien Obligations, without any restriction as to the amount, tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the First-Lien Collateral Agents or any of the First-Lien Creditors, the First-Lien Obligations or any of the First-Lien Documents;
          (iii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the First-Lien Collateral or any liability of the Parent Borrower or any other Grantor to the First-Lien Creditors or the U.S. First-Lien Collateral Agent, or any liability incurred directly or indirectly in respect thereof;
          (iv) settle or compromise any First-Lien Obligation or any other liability of the Parent Borrower or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the First-Lien Obligations) in any manner or order;
          (v) exercise or delay in or refrain from exercising any right or remedy against the Parent Borrower or any other Grantor or any other Person or with respect to any security, elect any remedy and otherwise deal freely with the Parent Borrower, any other Grantor or any First-Lien Collateral and any security and any guarantor or any liability of the Parent Borrower or any other Grantor to the First-Lien Creditors or any liability incurred directly or indirectly in respect thereof; and
          (vi) release or discharge any First-Lien Obligation or any guaranty thereof or any agreement or obligation of any Grantor or any other person or entity with respect thereto.
          (c) The Second-Lien Collateral Agent, on behalf of itself and the other Second-Lien Creditors, and each other Second-Lien Creditor (by its acceptance of the benefits of the Second-Lien Loan Documents), agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Collateral or any other similar rights a junior secured creditor may have under applicable law.
          7.4 Waiver of Liability; Indemnity.
          (a) The Second-Lien Collateral Agent, on behalf of itself and the other Second-Lien Creditors, also agrees that the First-Lien Creditors and the U.S. First-Lien Collateral Agent shall have no liability to the Second-Lien Collateral Agent or any other Second-Lien Creditors, and the Second-Lien Collateral Agent, on behalf of itself and the Second-Lien Creditors, hereby waives any claim against any First-Lien Creditor or the U.S. First-Lien Collateral Agent, arising out of any and all actions which the First-Lien Creditors or the U.S. First-Lien Collateral Agent may take or permit or omit to take with respect to: (i) the First-Lien Documents (including, without limitation, any failure to perfect or obtain perfected security interests in the First-Lien Collateral), (ii) the collection of the First-Lien Obligations or (iii) the foreclosure upon, or sale, liquidation or other disposition of, any First-Lien Collateral. The Second-Lien Collateral Agent, on behalf of itself and the other Second-Lien Creditors, agrees that the First-Lien Creditors and the U.S. First-Lien Collateral Agent have no duty, express or implied, fiduciary or otherwise, to them in respect of the maintenance or preservation of the First-Lien Collateral, the First-Lien Obligations or otherwise. Neither the U.S. First-Lien Collateral Agent nor any other First-Lien Creditor nor any of their respective directors, officers, employees or agents will be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so, or will be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrower or any other Grantor or upon the request of the Second-Lien Collateral Agent, any other holder of Second-Lien Obligations or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. Without limiting the foregoing, each Second-Lien Creditor by accepting the benefits of the Second-Lien Security Documents agrees that neither the U.S. First-Lien Collateral Agent nor any other First-Lien Creditor (in directing the Collateral Agent to take any action with respect to the Collateral) shall have any duty or obligation to realize first upon any type of Collateral or to sell, dispose of or otherwise liquidate all or any portion of the Collateral in any manner, including as a result of the application of the principles of marshaling or otherwise, that would maximize the return to any class of Creditors holding Obligations of any type (whether First-Lien Obligations or Second-Lien Obligations), notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by such class of Creditors from such realization, sale, disposition or liquidation.
          (b) With respect to its share of the Obligations, Deutsche Bank AG, New York Branch (“Bank”) shall have and may exercise the same rights and powers hereunder as, and shall be subject to the same obligations and liabilities as and to the extent set forth herein for, any other Creditor, all as if Bank were not the U.S. First-Lien Collateral Agent or the Second-Lien Collateral Agent. The term “Creditors” or any similar term shall, unless the context clearly otherwise indicates, include Bank in its individual capacity as a Creditor. Bank and its affiliates may lend money to, and generally engage in any kind of business with, the Grantors or any of their Affiliates as if Bank were not acting as the U.S. First-Lien Collateral Agent or Second-Lien Collateral Agent and without any duty to account therefor to any other Creditor.
          7.5 Obligations Unconditional. All rights, interests, agreements and obligations of the U.S. First-Lien Collateral Agent and the other First-Lien Creditors and the Second-Lien Collateral Agent and the other Second-Lien Creditors, respectively, hereunder (including the Lien priorities established hereby) shall remain in full force and effect irrespective of:
          (a) any lack of validity or enforceability of any First-Lien Document or any Second-Lien Loan Document;
          (b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the First-Lien Obligations or Second-Lien Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any First-Lien Document or any Second-Lien Loan Document;
          (c) any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First-Lien Obligations or Second-Lien Obligations or any guarantee thereof;
          (d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Parent Borrower or any other Grantor; or
          (e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Parent Borrower or any other Grantor in respect of the First-Lien Obligations, or of the Second-Lien Collateral Agent or any Second-Lien Creditor in respect of this Agreement.
          SECTION 8. Miscellaneous.
          8.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the First-Lien Documents or the Second-Lien Loan Documents, the provisions of this Agreement shall govern and control.
          8.2 Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of lien subordination and the First-Lien Creditors may continue, at any time and without notice to the Second-Lien Collateral Agent or any other Second-Lien Creditor, to extend credit and other financial accommodations and lend monies to or for the benefit of the Parent Borrower or any other Grantor constituting First-Lien Obligations in reliance hereon. The Second-Lien Collateral Agent, on behalf of itself and the other Second-Lien Creditors, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Without limiting the generality of the foregoing, this Agreement is intended to constitute and shall be deemed to constitute a “subordination agreement” within the meaning of Section 510(a) of the Bankruptcy Code and is intended to be and shall be interpreted to be enforceable to the maximum extent permitted pursuant to applicable nonbankruptcy law. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to the Parent Borrower or any other Grantor shall include the Parent Borrower or such Grantor as debtor and debtor-in-possession and any receiver or trustee for the Parent Borrower or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect, (i) with respect to the Second-Lien Collateral Agent, the other Second-Lien Creditors and the Second-Lien Obligations, upon the later of (1) the date upon which the obligations under the Second-Lien Credit Agreement terminate if there are no other Second-Lien Obligations outstanding on such date and (2) if there are other Second-Lien Obligations outstanding on such date, the date upon which such Second-Lien Obligations terminate and (ii) with respect to the U.S. First-Lien Collateral Agent, the other First-Lien Creditors and the First-Lien Obligations, the date of the Discharge of First-Lien Obligations, subject to the rights of the First-Lien Creditors under Section 6.5.
          8.3 Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by the Second-Lien Collateral Agent or the U.S. First-Lien Collateral Agent shall be made unless the same shall be in writing signed on behalf of each party hereto; provided that (x) the U.S. First-Lien Collateral Agent (at the direction of the Required First-Lien Creditors) may, without the written consent of any other Creditor, agree to modifications of this Agreement for the purpose of securing additional extensions of credit (including pursuant to the First-Lien Credit Agreement or any Refinancing or extension thereof) and adding new creditors as “First-Lien Creditors” and “Creditors” hereunder, so long as such extensions (and resulting additions) do not otherwise give rise to a violation of the express terms of the First-Lien Credit Agreement or the Second-Lien Credit Agreement and (y) additional Grantors may be added as parties hereto in accordance with the provisions of Section 8.18 of this Agreement. Each waiver of the terms of this Agreement, if any, shall be a waiver only with respect to the specific instance involved and shall not impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, no Grantor shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights, interests, liabilities or privileges are directly affected.
          8.4 Information Concerning Financial Condition of Holdings and its Subsidiaries. The U.S. First-Lien Collateral Agent and the First-Lien Creditors, on the one hand, and the Second-Lien Collateral Agent and the other Second-Lien Creditors, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of Holdings and its Subsidiaries and all endorsers and/or guarantors of the First-Lien Obligations or the Second-Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the First-Lien Obligations or the Second-Lien Obligations. The U.S. First-Lien Collateral Agent and the other First-Lien Creditors shall have no duty to advise the Second-Lien Collateral Agent or any other Second-Lien Creditor of information known to it or them regarding such condition or any such circumstances or otherwise. In the event the U.S. First-Lien Collateral Agents or any of the other First-Lien Creditors, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the Second-Lien Collateral Agent or any other Second-Lien Creditor, it or they shall be under no obligation (w) to make, and the U.S. First-Lien Collateral Agent and the other First-Lien Creditors shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.
          8.5 Subrogation. Subject to the Discharge of First-Lien Obligations, with respect to the value of any payments or distributions in cash, property or other assets that the Second-Lien Creditors or Second-Lien Collateral Agent pay over to the U.S. First-Lien Collateral Agent or any of the other First-Lien Creditors under the terms of this Agreement, the Second-Lien Creditors and the Second-Lien Collateral Agent shall be subrogated to the rights of the U.S. First-Lien Collateral Agent and such other First-Lien Creditors; provided that, the Second-Lien Collateral Agent, on behalf of itself and the Second-Lien Creditors, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of First-Lien Obligations has occurred. Each of Holdings, the Parent Borrower and each other Grantor acknowledges and agrees that, the value of any payments or distributions in cash, property or other assets received by the Second-Lien Collateral Agent or the other Second-Lien Creditors and paid over to the U.S. First-Lien Collateral Agent or the other First-Lien Creditors pursuant to, and applied in accordance with, this Agreement, shall not relieve or reduce any of the Obligations owed by the Parent Borrower or any other Grantor under the Second-Lien Loan Documents.
          8.6 Application of Payments. All payments received by the U.S. First-Lien Collateral Agent or the other First-Lien Creditors may be applied, reversed and reapplied, in whole or in part, to such part of the First-Lien Obligations as the First-Lien Creditors, in their sole discretion, deem appropriate. The Second-Lien Collateral Agent, on behalf of itself and the Second-Lien Creditors, assents to any extension or postponement of the time of payment of the First-Lien Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security which may at any time secure any part of the First-Lien Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.
          8.7 SUBMISSION TO JURISDICTION; WAIVERS. (a) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY:
               (i) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE COUNTY OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

               (ii) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND AGREES NOT TO PLEAD OR CLAIM THE SAME;
               (iii) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO THE APPLICABLE PARTY HERETO AT THE ADDRESS SET FORTH ACROSS SUCH PARTY’S SIGNATURE HERETO OR AT SUCH OTHER ADDRESS OF WHICH SUCH PARTY SHALL HAVE BEEN NOTIFIED IN ACCORDANCE WITH SECTION 8.8 HEREOF PURSUANT;
               (iv) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND
               (v) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SUBSECTION ANY CONSEQUENTIAL OR PUNITIVE DAMAGES.
          (b) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.
          8.8 Notices. All notices to the Second-Lien Creditors and the First-Lien Creditors permitted or required under this Agreement may be sent to the Second-Lien Collateral Agent and the U.S. First-Lien Collateral Agent, respectively. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, sent by courier service or U.S. mail or sent by means of telecopy and shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, or, in the case of delivery by a nationally recognized overnight courier, when received. For the purposes hereof, the addresses of the parties hereto shall be as set across each party’s signature hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.
          8.9 Further Assurances. Each of the U.S. First-Lien Collateral Agent, on behalf of itself and the First-Lien Creditors under the First-Lien Documents, the Second-Lien Collateral Agent, on behalf of itself and the Second-Lien Creditors, Holdings, the Parent Borrower and each Grantor, agrees that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the U.S. First-Lien Collateral Agent or the Second-Lien Collateral Agent may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement. Each Second-Lien Creditor, by its acceptance of the benefits of the Second-Lien Loan Documents, agrees to be bound by the agreements herein made by it and the Second-Lien Collateral Agent, on its behalf.
          8.10 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
          8.11 Binding on Successors and Assigns. This Agreement shall be binding upon the U.S. First-Lien Collateral Agent, the other First-Lien Creditors, the Second-Lien Collateral Agent, the other Second-Lien Creditors and their respective successors and assigns.
          8.12 Specific Performance. Each of the U.S. First-Lien Collateral Agent and the Second-Lien Collateral Agent may demand specific performance of this Agreement. Each of the U.S. First-Lien Collateral Agent, on behalf of itself and the First-Lien Creditors under the First-Lien Documents, and the Second-Lien Collateral Agent, on behalf of itself and the other Second-Lien Creditors, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the U.S. First-Lien Collateral Agent or the Second-Lien Collateral Agent, as the case may be.
          8.13 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.
          8.14 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy (or other electronic transmission, i.e. “pdf”) shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.
          8.15 Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. Each Second-Lien Creditor, by its acceptance of the benefits of the Second-Lien Loan Documents, agrees to be bound by the agreements made herein.
          8.16 No Third Party Beneficiaries; Effect of Agreement. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of each of the First-Lien Creditors and the Second-Lien Creditors. No other Person shall have or be entitled to assert rights or benefits hereunder. Nothing in this Agreement shall impair, as between each of the Grantors and the U.S. First-Lien Collateral Agent and the First-Lien Creditors, on the one hand, and each of the Grantors and the Second-Lien Collateral and the Second-Lien Creditors, on the other hand, the obligations of each Grantor to pay principal, interest, fees and other amounts as provided in the First-Lien Documents and the Second-Lien Loan Documents, respectively.
          8.17 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First-Lien Creditors on the one hand and the Second-Lien Creditors on the other hand. None of the Parent Borrower, any other Grantor or any other creditor thereof shall have any rights hereunder. Nothing in this Agreement is intended to or shall impair the obligations of the Parent Borrower or any other Grantor, which are absolute and unconditional, to pay the First-Lien Obligations and the Second-Lien Obligations as and when the same shall become due and payable in accordance with their terms.
          8.18 Grantors; Additional Grantors. It is understood and agreed that Holdings, the Parent Borrower and each other Grantor on the date of this Agreement shall constitute the original Grantors hereto. The original Grantors hereby covenant and agree to cause each Subsidiary of Holdings which becomes a Subsidiary Guarantor after the date hereof to contemporaneously become a party hereto (as a Grantor) by executing delivering a counterpart hereof to the U.S. First-Lien Collateral Agent or by executing and delivering an assumption agreement in form and substance reasonably satisfactory to the U.S. First-Lien Collateral Agent. The parties hereto further agree that, notwithstanding any failure to take the actions required by the immediately preceding sentence, each Person which becomes a Subsidiary Guarantor at any time (and any security granted by any such Person) shall be subject to the provisions hereof as fully as if same constituted a Grantor party hereto and had complied with the requirements of the immediately preceding sentence.
          8.19 Exclusive Collateral. (a) For avoidance of doubt, it is understood and agreed that RSC Canada, the other the Canadian Borrowers (as defined in the First-Lien Credit Agreement) and various Canadian Subsidiaries that guarantee (or may in the future guarantee) First-Lien Obligations incurred by RSC Canada and such other Canadian Borrowers and Canadian Subsidiaries have granted (or in the future shall grant) security interests in certain of their property securing only their First-Lien Obligations (the “First-Lien Exclusive Collateral”), and that as of the date of this Agreement, no such security interests have been provided by RSC Canada, any other Canadian Borrowers or any other such Canadian Subsidiaries to secure any Second-Lien Obligations. It is understood and agreed by all parties hereto that this Agreement (other than Sections 2.2, 2.3 and provisions dealing with First-Lien Exclusive Collateral) does not apply to any security interests granted by RSC Canada, the other Canadian Borrowers or any other Canadian Subsidiary to secure such First-Lien Obligations, and that any assets or property pledged by RSC Canada, the other Canadian Borrowers or any other Canadian Subsidiary to secure (or which are subject to a Lien to secure) any First-Lien Obligations shall not be subject to the terms or provisions of this Agreement (and shall not require that parallel security interests be granted in support of the Second-Lien Obligations).

          IN WITNESS WHEREOF, the parties hereto have executed this Intercreditor Agreement as of the date first written above.

First-Lien Collateral Agent

Notice Address: 60 Wall Street New York, New York 10005	DEUTSCHE BANK AG, NEW YORK BRANCH, in its capacity as U.S. First-Lien Collateral Agent By:

Telephone: (212) 250-6150 Telecopier: (212) 797-4655 Attention: Marguerite Sutton	Name:
Title:

By:
Name:
Title:

Second-Lien Collateral Agent

Notice Address: 60 Wall Street New York, New York 10005 Telephone: (212) 250-6150 Telecopier: (212) 797-4655	DEUTSCHE BANK AG, NEW YORK BRANCH, in its capacity as Second-Lien Collateral Agent By:
Attention: Marguerite Sutton	Name:
Title:

By:
Name:
Title:

RSC HOLDINGS II, LLC

Notice Address:	By:
6929 East Greenway Parkway, Suite 200 Scottsdale, Arizona 85254		Name: Title:
Telephone: (800) 222-7777 Telecopier: (480) 647-2412 Attention: Kevin Laughlin, Vice President and Treasurer
RENTAL SERVICES CORPORATION
Notice Address:
By:

6929 East Greenway Parkway, Suite 200 Scottsdale, Arizona 85254 Telephone: (800) 222-7777 Telecopier: (480) 647-2412		Name: Title:
Attention: Kevin Laughlin, Vice President and Treasurer

EXECUTION VERSION
EXHIBIT G-l

FORM OF CANADIAN GUARANTEE AGREEMENT
made by
[• as Guarantor]
in favour of
DEUTSCHE BANK AG, CANADA BRANCH
as Canadian Collateral Agent
and the
SECURED PARTIES
Dated as of [ • ]

(i)

SCHEDULES
Schedule 1 — Notice Addresses of Guarantors
Schedule 2 — Guarantor Security Documents

FORM OF CANADIAN GUARANTEE AGREEMENT
     CANADIAN GUARANTEE AGREEMENT, dated as of [ • ], made by [Insert legal name of Guarantor], a [insert jurisdiction of formation and type of Person] (the “Guarantor”), in favour of DEUTSCHE BANK AG, CANADA BRANCH, as Canadian collateral agent (in such capacity, the “Canadian Collateral Agent”), and the other Secured Parties (as defined below). Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.
W I T N E S S E T H :
     WHEREAS, RSC HOLDINGS II, LLC, a Delaware limited liability company (“Holdings”), each other U.S. Borrower party thereto (together with Holdings, the “U.S. Borrowers”), RENTAL SERVICE CORPORATION OF CANADA LTD., an Alberta corporation, each other Canadian Borrower party thereto from time to time (together with RSC Canada, the “Canadian Borrowers” and, collectively with the U.S. Borrowers, the “Borrowers” and each, a “Borrower”), the lenders party thereto from time to time (the “Lenders”), DEUTSCHE BANK AG, NEW YORK BRANCH, as U.S. collateral agent (in such capacity, the “U.S. Collateral Agent”) and U.S. administrative agent (in such capacity, the “U.S. Administrative Agent”), the Canadian Collateral Agent, DEUTSCHE BANK AG, CANADA BRANCH as Canadian administrative agent, and the other parties party thereto, have entered into a credit agreement dated as of November 27, 2006 (as amended, amended and restated, waived, supplemented or otherwise modified from time to time, together with any agreement extending the maturity of, or restructuring, refunding, refinancing or increasing the Indebtedness under such agreement or successor agreements, the “Credit Agreement”), providing for the making by the Lenders of extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein (the Lenders, each Issuing Lender, the Administrative Agents, the Collateral Agents and each other Agent are herein called the “Lender Creditors”);
     WHEREAS, the Canadian Borrowers and/or one or more of their respective Subsidiaries may at any time and from time to time enter into one or more Interest Rate Protection Agreements or Permitted Hedging Arrangements with one or more Lenders or any affiliate thereof (each such Lender or affiliate, even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason, together with such Lender’s or affiliate’s permitted successors and assigns, if any, collectively, the “Other Creditors” and, together with the Lender Creditors, the “Secured Parties”);
     WHEREAS, the Guarantor is a [Canadian Subsidiary/Affiliate] of a Canadian Borrower;
     WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Canadian Borrowers to make valuable transfers to the Guarantor in connection with the operation of its business;
     WHEREAS, the Canadian Borrowers and the Guarantor are engaged [in related businesses], and the Guarantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement;

     WHEREAS, it is a condition to the obligation of the Lenders to continue to make their respective extensions of credit under the Credit Agreement available to the Canadian Borrowers, that the Guarantor shall execute and deliver this Agreement to the Canadian Collateral Agent for the benefit of the Secured Parties;
     NOW, THEREFORE, in consideration of the premises, the Guarantor hereby makes the following representations and warranties to the Canadian Collateral Agent for the benefit of the Secured Parties and hereby covenants and agrees with the Canadian Collateral Agent for the benefit of the Secured Parties as follows:
ARTICLE I
DEFINED TERMS
     Section 1.1 Definitions
     The following terms shall have the following meanings:
     “Agreement”: this Canadian Guarantee Agreement, as the same may be amended, restated, supplemented, waived or otherwise modified from time to time.
     “Borrower Obligations”: with respect to any Borrower, the collective reference to: all obligations and liabilities of such Borrower in respect of (i) the unpaid principal or face amount of and interest on (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans, the Reimbursement Obligations, and all other obligations and liabilities of such Borrower to the Secured Parties, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the Loans, the Letters of Credit, the other Loan Documents, and (ii) any Interest Rate Protection Agreement or Permitted Hedging Arrangement entered into with any Person who was at the time of entry into such agreement a Lender or an affiliate of any Lender; in each case whether on account of principal, interest, reimbursement obligations, amounts payable in connection with the provision of such cash management services or a termination of any transaction entered into pursuant to any such Interest Rate Protection Agreement or Permitted Hedging Arrangement, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees, expenses and disbursements of counsel to the applicable Administrative Agent or any other Secured Party that are required to be paid by such Borrower pursuant to the terms of the Credit Agreement or any other Loan Document).
     “Commitments”: the collective reference to (i) the Term Loan Commitments, (ii) the RCF Commitments and (iii) the obligation of the Issuing Lenders to issue Letters of Credit to the Borrowers pursuant to subsection 3.1 of the Credit Agreement.
     “Guarantor”: as defined in the Preamble thereto.

     “Guarantor Security Documents” means the agreements described in Schedule II and any other security held by the Canadian Collateral Agent and the Secured Parties, or any one of them, from time to time for the Guarantor’s obligations under this Agreement.
     “Lender Creditors”: as defined in the recitals hereto.
     “Other Creditors”: as defined in the recitals hereto.
     “Other Guarantor”: any other Person who has guaranteed the Borrower Obligations under the Credit Agreement by executing a guarantee.
     “Other Taxes”: means present and future stamp and documentary taxes and any other excise and property taxes, charges, financial institutions duties, debits, taxes and similar levies which arise from any payment made by the Guarantor (i) under this Agreement or (ii) under any other security held by the Canadian Collateral Agent and the Secured Parties, or any one of them, from time to time for the Guarantor’s obligations under this Agreement or (iii) from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any of the Guarantor Security Documents.
     “Proceeds”: all “proceeds” as such term is defined in the Personal Property Security Act (Ontario).
     “RSC Canada”: Rental Services Corporation of Canada Ltd., a corporation incorporated and existing under the laws of the Province of Alberta, and its successors and permitted assigns.
     “Secured Parties”: as defined in the recitals hereto.
     “Taxes”: means all taxes, levies, imposts, deductions, charges or withholdings and all related liabilities imposed by any country (or any political subdivision or taxing authority of it).
     Section 1.2 Other Definitional Provisions
     (a) The words “hereof, “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.
     (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

ARTICLE II
GUARANTEE
     Section 2.1 Guarantee
     (a) The Guarantor hereby, unconditionally and irrevocably, guarantees to the Canadian Collateral Agent, and each other Secured Party, the prompt and complete payment and performance by each Canadian Borrower when due and payable (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations of such Canadian Borrower owed to the applicable Secured Parties.
     (b) The guarantee contained in this Section 2.1 shall remain in full force and effect until the earlier to occur of (i) the first date on which all the Loans to each Canadian Borrower (including the face amount of all outstanding Bankers’ Acceptance Loans), any Reimbursement Obligations owing by any Canadian Borrower, all other Borrower Obligations owing by each Canadian Borrower, including, without limitation, any indemnification obligations of any Canadian Borrower under any Loan Documents, and the obligations of the Guarantor under the guarantee contained in this Section 2.1 then due and owing, in each case, shall have been satisfied by payment in full in cash, no Letter of Credit issued for the account of any Canadian Borrower shall be outstanding (except for Letters of Credit that have been cash collateralized in a manner satisfactory to the Issuing Lender) and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement any of the Canadian Borrowers may be free from their respective Borrower Obligations, or (ii) as to the Guarantor, the sale or other disposition of all of the Capital Stock of the Guarantor (to a Person other than Holdings, the Parent Borrower or a Subsidiary of either) as permitted under the Credit Agreement.
     (c) No payment made by any Borrower, the Guarantor, any Other Guarantor or any other Person or received or collected by the Canadian Collateral Agent or any other Secured Party from any of the Borrowers, the Guarantor, any Other Guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of any of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by the Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of any of the Borrower Obligations), remain liable for the Borrower Obligations of each Borrower guaranteed by it hereunder until the earlier to occur of (i) the first date on which all the Loans (including the face amount of all outstanding Bankers’ Acceptance Loans), any Reimbursement Obligations, and all other Borrower Obligations then due and owing, are paid in full in cash, no Letter of Credit shall be outstanding (except for Letters of Credit that have been cash collateralized in a manner satisfactory to the Issuing Lender) and the Commitments are terminated or (ii) the sale or other disposition of all of the Capital Stock of the Guarantor (to a Person other than Holdings, the Parent Borrower or a Subsidiary of either) as permitted under the Credit Agreement.

     Section 2.2 No Subrogation
     Notwithstanding any payment made by the Guarantor or any set-off or application of funds of the Guarantor by the Canadian Collateral Agent or any other Secured Party, the Guarantor shall not be entitled to be subrogated to any of the rights of the Canadian Collateral Agent or any other Secured Party against any Borrower or any collateral security or guarantee or right of offset held by the Canadian Collateral Agent or any other Secured Party for the payment of the Borrower Obligations, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from any Borrower or any Other Guarantor in respect of payments made by the Guarantor hereunder, until all amounts owing to the Canadian Collateral Agent and the other Secured Parties by the Borrowers on account of the Borrower Obligations are indefeasibly paid in full in cash, no Letter of Credit shall be outstanding and the Commitments are terminated. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been paid in full in cash or any Letter of Credit shall remain outstanding (and shall not have been cash collateralized in a manner satisfactory to the Issuing Lender) or any of the Commitments shall remain in effect, such amount shall be held by the Guarantor in trust for the Canadian Collateral Agent and the other Secured Parties, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Canadian Collateral Agent in the exact form received by the Guarantor (duly endorsed by such Guarantor to the Canadian Collateral Agent if required), to be held as collateral security for all of the Borrower Obligations (whether matured or unmatured) guaranteed by the Guarantor and/or then or at any time thereafter may be applied against any Borrower Obligations guaranteed hereunder, whether matured or unmatured, in such order as the Canadian Collateral Agent may determine.
     Section 2.3 Amendments, etc. with respect to the Borrower Obligations
     To the maximum extent permitted by law, the Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor and without notice to or further assent by the Guarantor, any demand for payment of any of the Borrower Obligations of the Canadian Borrowers made by the Canadian Collateral Agent, the Canadian Administrative Agent or any other Secured Party may be rescinded by the Canadian Collateral Agent, the Canadian Administrative Agent or such other Secured Party and any of the Borrower Obligations of the Canadian Borrowers continued, and the Borrower Obligations of the Canadian Borrowers, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, waived, modified, accelerated, compromised, subordinated, waived, surrendered or released by the Canadian Collateral Agent, the Canadian Administrative Agent or any other Secured Party, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, waived, modified, supplemented or terminated, in whole or in part, as the Canadian Collateral Agent or the Canadian Administrative Agent (or the Required Lenders or the applicable Lenders(s), as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Canadian Collateral Agent, the Canadian Administrative Agent or any other Secured Party for the payment of any of the Borrower Obligations of the Canadian Borrowers may be sold, exchanged, waived, surrendered or released. None of the Canadian Collateral Agent, the Canadian Administrative

     Agent and each other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for any of the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto, except to the extent required by applicable law.
     Section 2.4 Guarantee Absolute and Unconditional
     The Guarantor waives, to the maximum extent permitted by applicable law, any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Canadian Collateral Agent, the Canadian Administrative Agent or any other Secured Party upon the guarantee contained in this Section 2.4 or acceptance of the guarantee contained in this Section 2.4; each of the Borrower Obligations of the Canadian Borrowers, and any obligation contained therein, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2.4; and all dealings between any of the Canadian Borrowers, the Guarantor, or the Other Guarantors on the one hand, and the Canadian Collateral Agent, the Canadian Administrative Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2.4. The Guarantor waives, to the maximum extent permitted by applicable law, diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any Canadian Borrower or any of the Other Guarantors with respect to any of the Borrower Obligations of the Canadian Borrowers. The Guarantor understands and agrees to the full extent permitted by law that the guarantee contained in this Section 2.4 shall be construed as a continuing, absolute and unconditional guarantee of payment and not of collection. The Guarantor hereby waives, to the maximum extent permitted by applicable law, any and all defenses (other than any suit for breach of a contractual provision of any of the Loan Documents) that it may have arising out of or in connection with any and all of the following: (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Canadian Collateral Agent, the Canadian Administrative Agent or any other Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to or be asserted by any of the Borrowers against the Canadian Collateral Agent, the Canadian Administrative Agent or any other Secured Party, (c) any change in the time or times for, or place or manner or terms of payment or performance of the Borrower Obligations or any consent, waiver, renewal, alteration, extension, compromise, arrangement, concession, release, discharge or other indulgences which the Secured Party or the Collateral Agent may grant to any Borrower or any other Person, (d) any change in the ownership, control, name, objects, businesses, assets, capital structure or constitution of any Borrower, the Guarantor or any other Credit Party or any reorganization (whether by way of reconstruction, consolidation, amalgamation, merger, transfer, sale, lease or otherwise) of any Borrower, the Guarantor or any other Credit Party or their respective businesses, (e) any law, regulation or order of any jurisdiction, or any other event, affecting any term of any Borrower Obligation or the rights of the Canadian Collateral Agent, the Canadian Administrative Agent or any other Secured Party with respect thereto, including, without limitation: (i) the application of any such law, regulation, decree or order, including any prior approval, which would prevent the exchange of any currency (other than Dollars) for Dollars or the remittance of funds outside of such jurisdiction or the unavailability of Dollars in any legal exchange market in such jurisdiction in accordance with normal commercial practice, (ii) a declaration of banking moratorium or any suspension of payments by banks in such jurisdiction or the imposition by such jurisdiction or any Governmental Authority thereof of any moratorium on, the required rescheduling or restructuring of, or required approval of payments on, any indebtedness in such jurisdiction, (iii) any expropriation, confiscation, nationalization or requisition by such country or any Governmental Authority that directly or indirectly deprives any Borrower of any assets or their use, or of the ability to operate its business or a material part thereof, or (iv) any war (whether or not declared), insurrection, revolution, hostile act, civil strife or similar events occurring in such jurisdiction which has the same effect as the events described in clause (i), (ii) or (iii) above (in each of the cases contemplated in clauses (i) through (iv) above, to the extent occurring or existing on or at any time after the date of this Agreement), (f) any contest by any Borrower or any other Person as to the amount of the Borrower Obligations, the validity or enforceability of any terms of the Credit Documents or the perfection or priority of any security granted to the Collateral Agent or the Secured Party, (g) any release, compounding or other variance of the liability of any Borrower or any other Person liable in any manner under or in respect of the Borrower Obligations or the extinguishment of all or any part of the Borrower Obligations by operation of law, (h) any discontinuance, termination, reduction, renewal, increase, abstention from renewing or other variation of any credit or credit facilities to, or the terms or conditions of any transaction with, any Borrower or any other Person, (i) any dealings with the security which the Secured Party or the Collateral Agent hold or may hold pursuant to the terms and conditions of the Credit Documents, including the taking, giving up or exchange of securities, their variation or realization, the accepting of compositions and the granting of releases and discharges, (j) any limitation of status or power, disability, incapacity or other circumstance relating to any Borrower, the Guarantor, any other Credit Party or any other Person, including any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation, winding-up or other like proceeding involving or affecting any Borrower, the Guarantor, any other Credit Party or any other Person or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not the Guarantor shall have notice or knowledge of any of the foregoing, (k) the assignment of all or any part of the benefits of this Agreement, (1) any impossibility, impracticability, frustration of purpose, force majeure or illegality of any Credit Document, or the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction or by any present or future action of (i) any Governmental Authority that amends, varies, reduces or otherwise affects, or purports to amend, vary, reduce or otherwise affect, any of the Borrower Obligations or the obligations of the Guarantor under this Agreement, or (ii) any court order that amends, varies, reduces or otherwise affects any of the Borrower Obligations, (m) any taking or failure to take security, any loss of, or loss of value of, any security, or any invalidity, non-perfection or unenforceability of any security held by the Secured Party or the Collateral Agent, or any exercise or enforcement of, or failure to exercise or enforce, security, or irregularity or defect in the manner or procedure by which the Collateral Agent and the Secured Party realize on such security, (n) any application by any Secured Party of any sums received to the Borrower Obligations guaranteed hereunder, or any part thereof, and any change in such application by any such Secured Party to such other part of the Borrower Obligations guaranteed hereunder (other than indefeasible payment in full in cash of the Borrower Obligations guaranteed by it hereunder), or (o) any other circumstance whatsoever (other than indefeasible payment in full in cash of the Borrower Obligations guaranteed by it hereunder) (with or without notice to or knowledge of any of the Borrowers or the Guarantor) that constitutes, or might be construed to constitute, an equitable or legal discharge of any of the Borrowers for the Borrower Obligations, or of the Guarantor under the guarantee contained in this Section 2.4, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against the Guarantor, the Canadian Collateral Agent, the Canadian Administrative Agent and any other Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any of the Borrowers, any Other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations guaranteed by the Guarantor hereunder or any right of offset with respect thereto, and any failure by the Canadian Collateral Agent, the Canadian Administrative Agent or any other Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any Other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any of the Borrower, any Other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Canadian Collateral Agent, the Canadian Administrative Agent or any other Secured Party against the Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.
     Section 2.5 Reinstatement
     The guarantee of the Guarantor contained in this Section 2.5 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations guaranteed by the Guarantor is rescinded or must otherwise be restored or returned by the Canadian Collateral Agent, the Canadian Administrative Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or the Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or the Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.
     Section 2.6 Payments
     The Guarantor hereby guarantees that payments hereunder will be paid to the Canadian Collateral Agent without set-off or counterclaim, in Dollars (or in the case of any amount required to be paid in any other currency pursuant to the requirements of the Credit Agreement or other agreement relating to the respective Borrower Obligations, such other currency), at the Canadian Collateral Agent’s office specified in subsection 11.2 of the Credit Agreement or such other address as may be designated in writing by the Canadian Collateral Agent to the Guarantor from time to time in accordance with subsection 11.2 of the Credit Agreement.

ARTICLE III
ENFORCEMENT
     Section 3.1 Remedies
     The Secured Parties and the Canadian Collateral Agent are not bound to exhaust their recourse against any Canadian Borrower or any other Person or realize on any security they may hold in respect of the Borrower Obligations of any Canadian Borrower before being entitled to (i) enforce payment and performance under this Agreement or (ii) pursue any other remedy against the Guarantor, and the Guarantor renounces all benefits of discussion and division.
     Section 3.2 Amount of Borrower Obligations
     Any account settled or stated by or between the Canadian Collateral Agent and any Canadian Borrower, or if any such account has not been settled or stated immediately before demand for payment under this Agreement, any account stated by the Canadian Collateral Agent shall, in the absence of manifest mathematical error, be accepted by the Guarantor as conclusive evidence of the amount of the Borrower Obligations which is due by such Canadian Borrower to the Secured Parties and the Canadian Collateral Agent or remains unpaid by such Canadian Borrower to the Secured Parties and the Canadian Collateral Agent.
     Section 3.3 Payment on Demand
     The Guarantor will pay and perform the Borrower Obligations guaranteed by it hereunder and pay all other amounts payable by it to the Secured Parties or the Canadian Collateral Agent under this Agreement, and the obligation to do so arises, immediately after demand for such payment or performance is made in writing to it. The liability of the Guarantor bears interest from the date of such demand at the rate or rates of interest then applicable to the Borrower Obligations under and calculated in the manner provided in the Loan Documents or any Interest Rate Protection Agreement or Permitted Hedging Agreement, as the case may be (including any adjustment to give effect to the provisions of the Interest Act (Canada)).
     Section 3.4 Costs and Expenses; Indemnification
     (a) The Guarantor agrees to pay or reimburse each Secured Party and the Canadian Collateral Agent for all their respective reasonable costs and expenses incurred in collecting against the Guarantor or otherwise enforcing or preserving any rights under this Agreement against the Guarantor and the other Loan Documents to which the Guarantor is a party, including, without limitation, the reasonable fees and disbursements of counsel to the Secured Parties, the Canadian Collateral Agent and the Canadian Administrative Agent.
     (b) The Guarantor agrees to pay, and to save the Canadian Collateral Agent, the Canadian Administrative Agent and the other Secured Parties harmless from, (x) any and all liabilities, costs, losses and expenses of whatever kind with respect to, or resulting from, any delay in paying any and all Other Taxes and (y) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement (collectively, the “indemnified liabilities”), in each case to the extent the Canadian Borrowers would be required to do so pursuant to subsection 11.5 of the Credit Agreement, and in any event excluding any taxes or other indemnified liabilities arising from gross negligence or wilful misconduct of the Canadian Collateral Agent or any other Secured Party.
     (c) The agreements in this Section 3.4 shall survive repayment of the Borrower Obligations and all other amounts payable by the Canadian Borrowers under the Credit Agreement and the other Loan Documents.
     Section 3.5 [Assignment and Postponement
     (a) All obligations, liabilities and indebtedness of the Canadian Borrowers to the Guarantor of any nature whatsoever and all security therefor (the “Intercorporate Indebtedness”) are assigned and transferred to the Canadian Collateral Agent as continuing and collateral security for the Guarantor’s obligations under this Agreement and postponed to the payment in full of all Borrower Obligations guaranteed hereunder. Until the occurrence of an Event of Default that is continuing, the Guarantor may receive payments in respect of the Intercorporate Indebtedness as permitted under the Credit Agreement. The Guarantor will not assign all or any part of the Intercorporate Indebtedness to any Person other than, or as permitted by, the Canadian Collateral Agent or the Secured Parties.
     (b) Upon notice by the Canadian Collateral Agent to the Guarantor that an Event of Default has occurred and is continuing, all Intercorporate Indebtedness will be held in trust for the Secured Parties and the Canadian Collateral Agent and will be collected, enforced or proved subject to, and for the purpose of, this Agreement. In such event, any payments received by the Guarantor in respect of the Intercorporate Indebtedness will be held in trust for the Secured Parties and the Canadian Collateral Agent and segregated from other funds and property held by the Guarantor and immediately paid to the Canadian Collateral Agent on account of the Borrower Obligations guaranteed hereunder.
     (c) The Intercorporate Indebtedness shall not be released or withdrawn by the Guarantor without the prior written consent of the Canadian Collateral Agent. The Guarantor will not allow a limitation period to expire on the Intercorporate Indebtedness or ask for or obtain any security or negotiable paper for, or other evidence of, the Intercorporate Indebtedness except for the purpose of delivering the same to the Canadian Collateral Agent.
     (d) In the event of any insolvency, bankruptcy or other proceeding involving the liquidation, arrangement, compromise, reorganization or other relief with respect to any Canadian Borrower or its debts, the Guarantor will, upon the request of the Canadian Collateral Agent, make and present a proof of claim or commence such other proceedings against such Canadian Borrower on account of the Intercorporate Indebtedness as may be reasonably necessary to establish the Guarantor’s entitlement to payment of any Intercorporate Indebtedness. Such proof of claim or other proceeding must be made or commenced prior to the earlier of (i) the day which is 30 days after notice requesting such action is delivered by or on behalf of the Canadian Collateral Agent to the Guarantor and (ii) the day which is 10 days preceding the date when such proof of claim or other proceeding is required by applicable law to be made or commenced. Such proof of claim or other proceeding must be in form and substance acceptable to the Canadian Collateral Agent.
     (e) If the Guarantor fails to make and file such proof of claim or commence such other proceeding in accordance with this Section, the Canadian Collateral Agent is irrevocably authorized, empowered and directed and appointed the true and lawful attorney of the Guarantor (but is not obliged) with the power to exercise for and on behalf of the Guarantor the following rights, upon the occurrence and during the continuance of an Event of Default: (i) to make and present for and on behalf of the Guarantor proofs of claims or other such proceedings against the Canadian Borrowers on account of the Intercompany Indebtedness, (ii) to demand, sue for, receive and collect any and all dividends or other payments or disbursements made in respect of the Intercompany Indebtedness in whatever form the same may be paid or issued and to apply the same on account of the Borrower Obligations, and (iii) to demand, sue for, collect and receive each such payment and distribution and give acquittance therefor and to file claims and take such other actions, in its own name or in the name of the Guarantor or otherwise, as the Canadian Collateral Agent may deem necessary or advisable to enforce its rights under this Agreement.
     (f) The Guarantor will execute all subordinations, postponements, assignments and other agreements as the Canadian Collateral Agent may reasonably request to more effectively subordinate and postpone the Intercorporate Indebtedness to the payment and performance of the Borrower Obligations guaranteed hereunder.
     (g) The provisions of this Section 3.5 survive the termination of this Agreement and remain in full force and effect until (i) the Borrower Obligations and all other amounts owing under the Loan Documents guaranteed hereunder are repaid in full; and (ii) the Secured Parties have no further obligations under any of the Loan Documents.]
     Section 3.6 Suspension of Guarantor Rights
     So long as there are any Borrower Obligations guaranteed hereunder, the Guarantor will not exercise any rights which it may at any time have by reason of the performance of any of its obligations under this Agreement (i) to be indemnified by the Canadian Borrowers, (ii) to claim contribution from any Other Guarantor of the debts, liabilities or obligations of the Canadian Borrowers, or (iii) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Secured Parties or the Canadian Collateral Agent under any of the Loan Documents.
     Section 3.7 No Prejudice to Secured Parties or Canadian Collateral Agent.
     The Secured Parties and the Canadian Collateral Agent are not prejudiced in any way in the right to enforce any provision of this Agreement by any act or failure to act on the part of any Canadian Borrower, the Secured Parties or the Canadian Collateral Agent. The Canadian Collateral Agent and the Secured Parties may, at any time and from time to time, in such manner as any of them may determine is expedient, without any consent of, or notice to, the Guarantor and without impairing or releasing the obligations of the Guarantor (i) change the manner, place, time or terms of payment or performance of the Borrower Obligations, (ii) renew or alter the Borrower Obligations, (iii) amend, vary, modify, supplement or replace any Loan Document, any Interest Rate Protection Agreement or Permitted Hedging Arrangement or any other related document or instrument, (iv) discontinue, reduce, renew, increase, abstain from renewing or otherwise vary any credit or credit facilities to, any transaction with, any Canadian Borrower or any other Person, (v) release, compound or vary the liability of any Canadian Borrower or any other Person liable in any manner under or in respect of the Borrower Obligations, (vi) take or abstain from taking securities or collateral from any other Person, or from perfecting securities or collateral of any other Person, (vii) exercise or enforce or refrain from exercising or enforcing any right or security against any Canadian Borrower, the Guarantor or any other Person, (viii) accept compromises or arrangement from any Person, (ix) apply any sums from time to time received to the Borrower Obligations, or any part thereof, and change any such application in whole or in part from time to time, (x) otherwise deal with, or waiver or modify their right to deal with, any Person and security. In their dealings with the Canadian Borrowers, the Canadian Collateral Agent and the Secured Parties need not enquire into the authority or power of any Person purporting to act for or on behalf of the Canadian Borrowers.
     Section 3.8 No Set-off
     To the fullest extent permitted by law, the Guarantor makes all payments under this Agreement without regard to any defence, counter-claim or right of set-off available to it.
     Section 3.9 Successors of the Borrower
     This Agreement will not be revoked by any change in the constitution of any Borrower. This Agreement extends to any person, firm or corporation acquiring, or from time to time carrying on, the business of any Canadian Borrower.
     Section 3.10 Supplemental Security
     This Agreement is in addition and without prejudice to and supplemental to all other guarantees, indemnities, obligations and security now held or which may hereafter be held by the Secured Parties or the Canadian Collateral Agent.
     Section 3.11 Security for Guarantee
     The Guarantor acknowledges that this Agreement is intended to secure payment and performance of the Borrower Obligations of the Canadian Borrowers and that the payment and performance of the Borrower Obligations of the Canadian Borrowers and the other obligations of the Guarantor under this Agreement are secured pursuant to the terms and provisions of the Guarantor Security Documents.
     Section 3.12 Interest Act (Canada)
     The Guarantor acknowledges that certain of the rates of interest applicable to the Borrower Obligations of the Canadian Borrowers may be computed on the basis of a year of 360 days or 365 days, as the case may be and paid for the actual number of days elapsed. For purposes of the Interest Act (Canada), whenever any interest is calculated using a rate based on a year of 360 days or 365 days, as the case may be, such rate determined pursuant to such calculation, when expressed as an annual rate is equivalent to (i) the applicable rate based on a year of 360 days or 365 days, as the case may be, (ii) multiplied by the actual number of days in the calendar year in which the period for such interest is payable (or compounded) ends, and (iii) divided by 360 or 365, as the case may be.
     Section 3.13 Taxes.
     (a) All payments to the Secured Parties by the Guarantor under this Agreement will be made free and clear of and without deduction or withholding for any and all Taxes, unless such Taxes are required by applicable law to be deducted or withheld. If the Guarantor is required by applicable law to deduct or withhold any such Taxes from or in respect of any amount payable under this Agreement or under any of the Guarantor Security Documents (i) the amount payable shall be increased (and for greater certainty, in the case of interest, the amount of interest shall be increased) as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to any additional amounts paid under this Section 3.13), the Secured Parties receive an amount equal to the amount they would have received if no such deduction or withholding had been made, (ii) the Guarantor will make such deductions or withholdings, and (iii) the Guarantor will immediately pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law.
     (b) The Guarantor agrees to immediately pay any Other Taxes.
     (c) The Guarantor will indemnify the Secured Parties and the Canadian Collateral Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable by the Guarantor under this Section 3.13) paid by the Secured Parties or the Canadian Collateral Agent and any liability (including penalties, interest and expenses) arising from or with respect to such Taxes and Other Taxes, whether or not they were correctly or legally asserted. Payment under this indemnification will be made within 30 days from the date the Canadian Collateral Agent or the relevant Secured Party, as the case may be, make written demand for it. A certificate as to the amount of such Taxes and Other Taxes submitted to the Guarantor by the Canadian Collateral Agent or the relevant Secured Party is conclusive evidence, absent manifest error, of the amount due from the Guarantor to the Canadian Collateral Agent or the Secured Party, as the case may be.
     (d) The Guarantor will furnish to the Canadian Collateral Agent and the Secured Parties the original or a certified copy of a receipt evidencing payment of any Taxes or Other Taxes made by the Guarantor within 30 days after the date of any payment of such Taxes or Other Taxes.
     (e) The provisions of this Section 3.13 survive the termination of this Agreement, but shall not apply to any Taxes payable solely as a result of any Agent or Lender failing to comply with subsection 4.15 of the Credit Agreement.

     Section 3.14 Judgment Currency
     (a) If for the purposes of obtaining judgment in any court it is necessary to convert all or any part of the Borrower Obligations guaranteed hereunder or any other amount due to a Secured Party or the Canadian Collateral Agent in respect of the Guarantor’s obligations under this Agreement in any currency (the “Original Currency”) into another currency (the “Other Currency”), the Guarantor, to the fullest extent that it may effectively do so, agrees that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Secured Party or Canadian Collateral Agent, as the case may be, could purchase the Original Currency with the Other Currency on the Business Day preceding that on which final judgment is paid or satisfied.
     (b) The obligations of the Guarantor in respect of any sum due in the Original Currency from it to any Secured Party or the Canadian Collateral Agent shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by such Secured Party or the Canadian Collateral Agent, as the case may be, of any sum adjudged to be so due in such Other Currency such Secured Party or Canadian Collateral Agent, as the case may be, may, in accordance with its normal banking procedures, purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to the Secured Party in the Original Currency, the Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Secured Party or Canadian Collateral Agent, as the case may be, against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due to the Secured Party or Canadian Collateral Agent, as the case may be, in the Original Currency, the Secured Party or Canadian Collateral Agent, as the case may be, agrees to remit such excess to the Guarantor.
ARTICLE IV
REPRESENTATIONS, WARRANTIES AND COVENANTS
     Section 4.1 Representations and Warranties.
     To induce the Canadian Collateral Agent, and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Canadian Borrowers thereunder the Guarantor hereby represents and warrants to the Canadian Collateral Agent and each other Secured Party that the representations and warranties set forth in Section 5 of the Credit Agreement as they relate to the Guarantor or to the Loan Documents to which the Guarantor is a party, each of which representations and warranties is hereby incorporated herein by reference, are true and correct in all material respects, and the Canadian Collateral Agent and each other Secured Party shall be entitled to rely on each of such representations and warranties as if fully set forth herein; provided that each reference in each such representation and warranty to the Parent Borrower’s knowledge shall, for the purposes of this Section 4.1, be deemed to be a reference to the Guarantor’s knowledge.

     Section 4.2 Credit Agreement Covenants.
     The Guarantor covenants and agrees with the Canadian Collateral Agent and the other Secured Parties that, from and after the date of this Agreement until the earlier to occur of (i) the date upon which all the Loans to each Canadian Borrower (including the face amount of all outstanding Bankers’ Acceptance Loans), any Reimbursement Obligations owing by any Canadian Borrower, all other Borrower Obligations of each Canadian Borrower, and the obligations of the Guarantor under the guarantee contained in Section 2.1 then due and owing, in each case, shall have been satisfied by payment in full in cash, no Letter of Credit issued for the account of any Canadian Borrower shall be outstanding (except for Letters of Credit that have been cash collateralized in a manner satisfactory to the Issuing Lender) and the Commitments shall have terminated, notwithstanding that from time to time during the term of the Credit Agreement any of the Canadian Borrowers may be free from their respective Borrower Obligations, or (ii) the date upon which all the Capital Stock of the Guarantor shall have been sold or otherwise disposed of (to a Person other than Holdings, the Parent Borrower or a Subsidiary of either) in accordance with the terms of the Credit Agreement, the Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by the Guarantor or any of its Subsidiaries.
     Section 4.3 Authority of Canadian Collateral Agent.
     The Guarantor acknowledges that the rights and responsibilities of the Canadian Collateral Agent under this Agreement with respect to any action taken by the Canadian Collateral Agent or the exercise or non-exercise by the Canadian Collateral Agent of any option, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement or any amendment, supplement or other modification of this Agreement shall, as between the Canadian Collateral Agent and the Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Canadian Collateral Agent and the Guarantor, the Canadian Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and the Guarantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.
ARTICLE V
MISCELLANEOUS
     Section 5.1 Amendments in Writing
     None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Canadian Collateral Agent and the Guarantor, provided that (a) any provision of this Agreement imposing obligations on the Guarantor may be waived by the Canadian Collateral Agent in a written instrument executed by the Canadian Collateral Agent and (b) notwithstanding anything to the contrary in subsection 11.1 of the Credit Agreement, no such waiver and no such amendment or modification shall amend, modify or waive the definition of “Secured Party” if such waiver, amendment, or modification would adversely affect a Secured Party without the written consent of each such affected Secured Party.
     Section 5.2 Further Assurances.
     (a) The Guarantor will do all acts and things and execute and deliver, or cause to be executed and delivered, all documents and instruments that the Canadian Collateral Agent may request to give full effect to this Agreement and to perfect and preserve the rights and powers of the Canadian Collateral Agent and the Secured Parties under this Agreement, including any acknowledgements and confirmations of this Agreement.
     (b) The Guarantor acknowledges and confirms that the Guarantor itself has established its own adequate means of obtaining from the Canadian Borrowers on a continuing basis all information desired by the Guarantor concerning the financial condition of the Canadian Borrowers and that the Guarantor will look to the Canadian Borrowers and not to the Canadian Collateral Agent or the Secured Parties, in order for the Guarantor to keep adequately informed of changes in any Canadian Borrower’s financial condition.
     Section 5.3 Notices
     All notices, requests and demands to or upon the Canadian Collateral Agent or the Guarantor shall be effected in the manner provided for in subsection 11.2 of the Credit Agreement; provided that any such notice, request or demand to or upon the Guarantor shall be addressed to its notice address set forth on Schedule I, unless and until the Guarantor shall change such address by notice to the Canadian Collateral Agent and the Canadian Administrative Agent given in accordance with subsection 11.2 of the Credit Agreement.
     Section 5.4 No Waiver by Course of Conduct; Cumulative Remedies
     None of the Canadian Collateral Agent or any other Secured Party shall by any act (except by a written instrument pursuant to Section 5.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Canadian Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Canadian Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Canadian Collateral Agent or such other Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
     Section 5.5 Successors and Assigns
     This Agreement shall be binding upon the Guarantor, its successors and assigns, and shall inure to the benefit of the Canadian Collateral Agent and the Secured Parties and their respective successors and assigns; provided that the Guarantor may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Canadian Collateral Agent.
     Section 5.6 Set-Off
     The Guarantor hereby irrevocably authorizes each of the Canadian Collateral Agent and the Canadian Administrative Agent and each other Secured Party at any time and from time to time without notice to the Guarantor, any Other Guarantor or any of the Borrowers, any such notice being expressly waived by every Other Guarantor and by each Borrower, to the extent permitted by applicable law, upon the occurrence and during the continuance of an Event of Default under subsection 9(a) of the Credit Agreement so long as any amount remains unpaid after it becomes due and payable by the Guarantor, to set-off and appropriate and apply against any such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Canadian Collateral Agent, the Canadian Administrative Agent or such other Secured Party to or for the credit or the account of the Guarantor, or any part thereof in such amounts as the Canadian Collateral Agent, the Canadian Administrative Agent or such other Secured Party may elect. The Canadian Collateral Agent, the Canadian Administrative Agent and each other Secured Party shall notify the Guarantor promptly of any such set-off and the application made by the Canadian Collateral Agent, the Canadian Administrative Agent or such other Secured Party of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Canadian Collateral Agent, the Canadian Administrative Agent and each other Secured Party under this Section 5.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Canadian Collateral Agent, the Canadian Administrative Agent or such other Secured Party may have.
     Section 5.7 Severability
     Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     Section 5.8 Section Headings
     The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
     Section 5.9 Integration
     This Agreement and the other Loan Documents to which the Guarantor is a party represent the entire agreement of the Guarantor, the Canadian Collateral Agent and the other Secured Parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Guarantor, the Canadian Collateral Agent or

any other Secured Party relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.
     Section 5.10 GOVERNING LAW
     THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE PROVINCE OF ONTARIO AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN.
     Section 5.11 Submission To Jurisdiction; Waivers
     Each party hereto hereby irrevocably and unconditionally:
     (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the Province of Ontario, and appellate courts from any thereof;
     (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
     (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address referred to in Section 5.3 or at such other address of which the Canadian Collateral Agent and the Canadian Administrative Agent or the Parent Borrower (in the case of the Canadian Collateral Agent and the Canadian Administrative Agent) shall have been notified pursuant thereto;
     (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and
     (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any consequential or punitive damages.
     Section 5.12 Acknowledgments
     The Guarantor hereby acknowledges that:
     (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;
     (b) none of the Canadian Collateral Agent, the Canadian Administrative Agent or any other Secured Party has any fiduciary relationship with or duty to the Guarantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Guarantor, on the one hand, and the Canadian Collateral Agent, the Canadian Administrative Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of creditor and debtor; and
     (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby and thereby among the Secured Parties or among the Guarantor and the Secured Parties.
     Section 5.13 WAIVER OF JURY TRIAL
     EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.
     Section 5.14 Releases.
     At such time as the Loans (including the face amount of all outstanding Bankers’ Acceptance Loans), the Reimbursement Obligations and the other Borrower Obligations of the Canadian Borrowers (other than any Borrower Obligations owing to a Non-Lender Secured Party in respect of the provision of cash management services) then due and owing, in each case, shall have been paid in full, the Commitments applicable to the Canadian Borrowers have been terminated and no Letters of Credit issued to the Canadian Borrowers shall be outstanding, this Agreement and all obligations (other than those expressly stated to survive such termination) of the Canadian Collateral Agent, the Secured Parties (if any) and the Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party.
     Section 5.15 Application of Proceeds.
     All monies collected by the Canadian Collateral Agent or any Secured Party under this Agreement will be applied as provided in the Canadian Security Agreement.
     [Remainder of page left blank intentionally; Signature page to follow.]

     IN WITNESS WHEREOF, the Guarantor has caused this Agreement to be duly executed and delivered as of the date first written above.

[GUARANTOR]
By:
Name:
Title:

SCHEDULE I
NOTICE ADDRESSES OF GUARANTOR

SCHEDULE II
GUARANTOR SECURITY DOCUMENTS

EXECUTION VERION
EXHIBIT G-2
FORM OF U.S. GUARANTEE AND COLLATERAL AGREEMENT
     U.S. GUARANTEE AND COLLATERAL AGREEMENT, dated as of November 27, 2006, made by RSC HOLDINGS II, LLC, a Delaware limited liability company (“Holdings”), RSC HOLDINGS III, LLC, a Delaware limited liability company (in its specific capacity as Parent Borrower, together with its successors and assigns, the “Parent Borrower”), RENTAL SERVICE CORPORATION, an Arizona corporation (“RSC”) and certain of the Parent Borrower’s Subsidiaries that may become party hereto from time to time pursuant to Section 9.15 in favor of DEUTSCHE BANK AG, NEW YORK BRANCH (“DBNY”), as collateral agent (in such capacity, the “U.S. Collateral Agent”) and administrative agent (in such capacity, the “U.S. Administrative Agent”) for the banks and other financial institutions (collectively, the “Lenders”; individually, a “Lender”) from time to time parties to the Credit Agreement described below and for the other Secured Parties (as defined below).
W I T N E S S E T H :
     WHEREAS, pursuant to that certain Credit Agreement, dated as of the date hereof (as amended, amended and restated, waived, supplemented or otherwise modified from time to time, together with any agreement extending the maturity of, or restructuring, refunding, refinancing or increasing the Indebtedness under such agreement or successor agreements, the “Credit Agreement”), among Holdings, the Parent Borrower and RSC (together with the Parent Borrower and any other entity that becomes a borrower thereunder pursuant to subsection 7.9(b) of the Credit Agreement, the “U.S. Borrowers”), Rental Service Corporation of Canada Ltd. (together with any other entity that becomes a borrower pursuant to subsection 7.9(c) of the Credit Agreement, the “Canadian Borrowers”), the U.S. Collateral Agent, the U.S. Administrative Agent, Deutsche Bank AG, Canada Branch, as Canadian administrative agent and Canadian collateral agent (in such capacities, the “Canadian Administrative Agent” and “Canadian Collateral Agent”), and the other parties party thereto, the Lenders have severally agreed to make extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein (the Lenders, each Issuing Lender, the Administrative Agents, the Collateral Agents and each other Agent are herein called the “Lender Creditors”);
     WHEREAS, the Borrowers are members of an affiliated group of companies that includes Holdings, the Borrowers, and any other Domestic Subsidiary of the Parent Borrower that becomes a party hereto from time to time after the date hereof (all of the foregoing (other than the Canadian Borrowers and Canadian Finco) collectively, the “Granting Parties”);
     WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrowers to make valuable transfers to one or more of the other Granting Parties in connection with the operation of their respective businesses;
     WHEREAS, the Borrowers and the other Granting Parties are engaged in related businesses, and each such Granting Party will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement;
     WHEREAS, it is a condition to the obligation of the Lenders to make their respective extensions of credit under the Credit Agreement that the Granting Parties shall execute and deliver this Agreement to the U.S. Collateral Agent for the benefit of the Secured Parties (as defined below);
     WHEREAS, each Borrower and/or one or more of their respective Subsidiaries may at any time and from time to time enter into one or more Interest Rate Protection Agreements or Permitted Hedging Arrangements with one or more Lenders or any affiliate thereof (each such Lender or affiliate, even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason, together with such Lender’s or affiliate’s successors and assigns, if any, collectively, the “Other Creditors” and, together with the Lender Creditors, the “Secured Parties”);
     WHEREAS, the U.S. Collateral Agent and the Collateral Agent under, and as defined in, the Second Lien Term Loan Credit Agreement have entered into an Intercreditor Agreement with Holdings and certain of the Borrowers and the other Granting Parties, dated as of the date hereof (as amended, amended and restated, waived, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”).
     NOW, THEREFORE, in consideration of the premises and to induce the U.S. Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder, each Granting Party hereby agrees with the U.S. Collateral Agent, for the ratable benefit of the Secured Parties, as follows:
ARTICLE I
Defined Terms
     Section 1.1. Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms that are defined in the Code (as in effect on the date hereof) are used herein as so defined: Chattel Paper, Commercial Tort Claims, Documents, Electronic Chattel Paper, Deposit Accounts, Documents, Equipment, Farm Products, Fixtures, General Intangibles, Letter-of-Credit Rights, Money, Promissory Notes, Records, Securities, Securities Accounts, Security Entitlements, Supporting Obligations and Tangible Chattel Paper.
     (b) The following terms shall have the following meanings:
     “Accounts”: all accounts (as defined in the Code) of each Grantor, including, without limitation, all Accounts (as defined in the Credit Agreement) and Accounts Receivable of such Grantor.
     “Accounts Receivable”: any right to payment for goods sold or leased or for services rendered, which is not evidenced by an instrument (as defined in the Code) or Chattel Paper.
     “Adjusted Net Worth”: of any Guarantor at any time, shall mean the greater of (x) $0 and (y) the amount by which the fair saleable value of such Guarantor’s assets on the date of the respective payment hereunder exceeds its debts and other liabilities (including contingent liabilities, but without giving effect to any of its obligations under this Agreement or any other Loan Document, or pursuant to its guarantee with respect to any Indebtedness then outstanding pursuant to clauses (b) and (d) of subsection 8.2 of the Credit Agreement) on such date.
     “Agreement”: this U.S. Guarantee and Collateral Agreement, as the same may be amended, restated, supplemented, waived or otherwise modified from time to time.
     “Asset Sales Proceeds Account”: one or more Deposit Accounts or Securities Accounts holding only the proceeds of any sale or disposition of any Collateral and the proceeds or investment thereof.
     “Bankruptcy Case”: (i) Holdings or any of its Subsidiaries commencing any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Holdings or any of its Subsidiaries making a general assignment for the benefit of its creditors; or (ii) there being commenced against Holdings or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days.
     “Borrower Loan Document Obligations”: as defined in the definition of “Borrower Obligations” in this subsection 1.1(b).
     “Borrower Obligations”: with respect to any Borrower, the collective reference to: all obligations and liabilities of such Borrower in respect of (i) the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans, the Reimbursement Obligations, and all other obligations and liabilities of such Borrower to the Secured Parties, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the Loans, the Letters of Credit, the other Loan Documents (all such obligations, liabilities and indebtedness under this clause (i), except to the extent consisting of obligations and indebtedness with respect to Interest Rate Protection Agreement or Permitted Hedging Arrangements, being herein collectively called the “Borrower Loan Document Obligations”), and (ii) any Interest Rate Protection Agreement or Permitted Hedging Arrangement entered into with any Person who was at the time of entry into such agreement a Lender or an affiliate of any Lender (all such obligations, liabilities and indebtedness under this clause (ii) being herein collectively called the “Borrower Other Obligations”); in each case whether on account of principal, interest, reimbursement obligations, amounts payable in connection with the provision of such cash management services or a termination of any transaction entered into pursuant to any such Interest Rate Protection Agreement or

Permitted Hedging Arrangement, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees, expenses and disbursements of counsel to the Administrative Agent or any other Secured Party that are required to be paid by such Borrower pursuant to the terms of the Credit Agreement or any other Loan Document).
     “Borrower Other Obligations”: as defined in the definition of “Borrower Obligations” in this subsection 1.1(b).
     “Borrowers”: the U.S. Borrowers, the Canadian Borrower and, from and after the date on which it executes and delivers to the U.S. Administrative Agent a Borrower Joinder Agreement, Canadian Finco.
     “Canadian Borrower Obligations”: all Obligations of the Canadian Borrowers and any guarantees thereof (including by U.S. Loan Parties) pursuant to the Canadian Guarantee Agreement or pursuant to any other Loan Document.
     “Code”: the Uniform Commercial Code as from time to time in effect in the State of New York.
     “Collateral”: as defined in Section 3; provided that, for purposes of subsection 6.5, Section 8 and subsection 9.16(b), “Collateral” shall have the meaning assigned to such term in the Credit Agreement.
     “Commercial Tort Action” any action, other than (i) an action primarily seeking declaratory or injunctive relief with respect to claims asserted or expected to be asserted by Persons other than the Grantors or (ii) an action arising out of or related to PL/PD Claims, that is commenced by a Grantor in the courts of the United States of America, any state or territory thereof or any political subdivision of any such state or territory, in which any Grantor seeks damages arising out of torts committed against it that would reasonably be expected to result in a damage award to it exceeding $40,000,000.
     “Commitments”: the collective reference to (i) the Term Loan Commitments, (ii) the RCF Commitments and (iii) the obligation of the Issuing Lenders to issue Letters of Credit to the Borrowers pursuant to subsection 3.1 of the Credit Agreement.
     “Contracts”: with respect to any Grantor, all contracts, agreements, instruments and indentures in any form and portions thereof (except for contracts listed on Schedule 6 hereto), to which such Grantor is a party or under which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented, waived or otherwise modified, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to damages arising thereunder and (iii) all rights of such Grantor to perform and to exercise all remedies thereunder.
     “Copyright Licenses”: with respect to any Grantor, all written license agreements of such Grantor providing for the grant by or to such Grantor of any right under any copyright of such Grantor, other than agreements with any Person who is an Affiliate or a Subsidiary of the Parent Borrower or such Grantor, including, without limitation, any material license agreements listed on Schedule 5 hereto, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.
     “Copyrights”: with respect to any Grantor, all of such Grantor’s right, title and interest in and to all United States and foreign copyrights, whether or not the underlying works of authorship have been published or registered, all United States and foreign copyright registrations and copyright applications, including, without limitation, any copyright registrations and copyright applications listed on Schedule 5 hereto, and (i) all renewals thereof, (ii) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof and (iii) the right to sue or otherwise recover for past, present and future infringements and misappropriations thereof.
     “Credit Agreement”: has the meaning provided in the Preamble hereto.
     “Excess Foreign Subsidiary Capital Stock” as defined in Section 3.1.
     “Excluded Assets”: as defined in Section 3.3.
     “General Fund Account”: the general fund account of the relevant Grantor established at the same office of the U.S. Collateral Account Bank as the U.S. Collateral Proceeds Account.
     “Granting Parties”: as defined in the recitals hereto.
     “Grantor”: Holdings, the U.S. Borrowers, and any other Domestic Subsidiary of the Parent Borrower that becomes a party hereto from time to time after the date hereof.
     “Guarantor Obligations”: with respect to any Guarantor, the collective reference to (i) the Obligations guaranteed by such Guarantor pursuant to Section 2 and (ii) (A) all obligations and liabilities of such Guarantor that may arise under or in connection with this Agreement or any other Loan Document to which such Guarantor is a party (all such obligations, liabilities and indebtedness under this clause (ii)(A), except to the extent consisting of obligations and indebtedness with respect to Interest Rate Protection Agreement or Permitted Hedging Arrangements, being herein collectively called the “Guarantor Loan Document Obligations,” and, together with the Borrower Loan Obligations, the “Loan Document Obligations”) and (B) any Interest Rate Protection Agreement or Permitted Hedging Arrangement entered into with any Person who was at the time of entry into such agreement a Lender or an affiliate of any Lender (all such obligations, liabilities and indebtedness under this clause (ii)(B) being herein collectively called the “Guarantor Other Obligations,” and, together with the Borrower Other Obligations, the “Other Obligations”); in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the U.S. Administrative Agent, to the Lead Arrangers or to the Lenders that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).

     “Guarantors”: the collective reference to each Granting Party other than Holdings; provided, that, when referring to the U.S. Borrowers as Guarantors, such reference shall be a reference solely to a guaranty of the Obligations of the Canadian Borrowers and Canadian Finco.
     “Instruments”: has the meaning specified in Article IX of the Code, but excluding the Pledged Securities.
     “Intellectual Property”: with respect to any Grantor, the collective reference to such Grantor’s Copyrights, Copyright Licenses, Patents, Patent Licenses, Trade Secrets, Trademarks and Trademark Licenses.
     “Intercompany Note”: with respect to any Grantor, any promissory note in a principal amount in excess of $3,500,000 evidencing loans made by such Grantor to Holdings or any of its Subsidiaries.
     “Intercreditor Agreement”: as defined in the recitals hereto.
     “Inventory”: with respect to any Grantor, all inventory (as defined in the Code) of such Grantor, including, without limitation, all Inventory (as defined in the Credit Agreement) of such Grantor.
     “Investment Property”: the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the Uniform Commercial Code in effect in the State of New York on the date hereof (other than any Capital Stock of any Foreign Subsidiary excluded from the definition of “Pledged Stock”) and (ii) whether or not constituting “investment property” as so defined, all Pledged Securities.
     “Issuers”: the collective reference to the Persons identified on Schedule 2 as the issuers of Pledged Stock, together with any successors to such companies (including, without limitation, any successors contemplated by subsection 8.5 of the Credit Agreement).
     “Lender Creditors”: as defined in the recitals hereto.
     “Loan Document Obligations”: as defined in the definition of “Guarantor Obligations” in this subsection 1.1(b).
     “Non-Lender Secured Parties”: the collective reference to any person who, at the time of entering into any Interest Rate Protection Agreement or Permitted Hedging Arrangement secured hereby, was a Lender or an affiliate of any Lender and their respective successors and assigns.
     “Obligations”: (i) in the case of each Borrower, its Borrower Obligations and its Guarantor Obligations and (ii) in the case of each other Guarantor, its Guarantor Obligations.
     “Other Creditors: as defined in the recitals hereto.

     “Other Obligations”: as defined in the definition of “Guarantor Obligations” in this subsection 1.1(b).
     “Parent Borrower”: as defined in the Preamble hereto.
     “Patent Licenses”: with respect to any Grantor, all written license agreements of such Grantor providing for the grant by or to such Grantor of any right under any patent, patent application, or patentable invention other than agreements with any Person who is an Affiliate or a Subsidiary of the Parent Borrower or such Grantor, including, without limitation, the material license agreements listed on Schedule 5 hereto, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.
     “Patents”: with respect to any Grantor, all of such Grantor’s right, title and interest in and to all United States and foreign patents, patent applications and patentable inventions and all reissues and extensions thereof, including, without limitation, all patents and patent applications identified in Schedule 5 hereto, and including, without limitation, (i) all inventions and improvements described and claimed therein, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights corresponding thereto and all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon, and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto.
     “Permitted Hedging Arrangement”: as defined in subsection 8.17 of the Credit Agreement.
     “PL/PD Claims” means all claims that (i) arise out of or are related to damage to the property of the Parent Borrower or any of its Subsidiaries or out of bodily injury (including death) or damage to the property of Persons other than the Parent Borrower and its Subsidiaries and are classified as “public liability and property damage” claims for purposes of the consolidated financial statements of the Parent Borrower and its Subsidiaries and (ii) arise out of or are related to any policy of insurance under which the Parent Borrower or any of its Subsidiaries is an insured or otherwise a beneficiary.
     “Pledged Collateral”: as to any Pledgor, the Pledged Securities now owned or at any time hereafter acquired by such Pledgor, and any Proceeds thereof.
     “Pledged Notes”: with respect to any Pledgor, all promissory notes issued to or held by any Grantor in a principal amount in excess of $3,500,000 (other than promissory notes issued in connection with an extension of trade credit by any Grantor in the ordinary course of business) and all Intercompany Notes at any time issued to, or held or owned by, such Pledgor.
     “Pledged Securities”: the collective reference to the Pledged Notes and the Pledged Stock.

     “Pledged Stock”: with respect to any Pledgor, the shares of Capital Stock listed on Schedule 2 as held by such Pledgor, together with any other shares of Capital Stock required to be pledged by such Pledgor pursuant to subsection 7.9 of the Credit Agreement, as well as any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, such Pledgor while this Agreement is in effect (provided that in no event shall there be pledged, nor shall any Pledgor be required to pledge, directly or indirectly, (i) any of the Capital Stock of Subsidiaries of Foreign Subsidiaries or (ii) de minimis shares of a Foreign Subsidiary held by any Pledgor as a nominee or in a similar capacity).
     “Pledgor”: Holdings (with respect to the Pledged Stock of the Parent Borrower and all other Pledged Collateral of the Parent Borrower), the U.S. Borrowers (with respect to Pledged Stock of the entities listed on Schedule 2 hereto under the name of such applicable Borrower and all other Pledged Collateral of such applicable Borrower) and each other Granting Party (with respect to Pledged Securities held by such Granting Party and all other Pledged Collateral of such Granting Party).
     “Primary Canadian Borrower Obligations”: as defined in subsection 6.5.2.
     “Primary Obligations”: as defined in subsection 6.5.2.
     “Primary U.S. Borrower Obligations”: as defined in subsection 6.5.2.
     “Pro Rata Share”: as defined in subsection 6.5.2.
     “Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, Proceeds of Pledged Securities shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.
     “Representative”: as defined in subsection 6.5.4.
     “Restrictive Agreements”: as defined in subsection 3.3(a).
     “RSC”: as defined in the recitals hereto.
     “Parent Borrower”: as defined in the recitals hereto.
     “Second-Lien Term Loan Guarantee and Collateral Agreement”: that certain Guarantee and Collateral Agreement, dated as of the date hereof, among Holdings, the Parent Borrower, RSC and DBNY, as collateral agent, as amended, amended and restated, waived, supplemented or otherwise modified from time to time.
     “Secondary Canadian Borrower Obligations”: as defined in subsection 6.5.2.
     “Secondary Obligations”: as defined in subsection 6.5.2.

     “Secondary U.S. Borrower Obligations”: as defined in subsection 6.5.2.
     “Secured Parties”: as defined in the recitals hereto.
     “Security Collateral”: with respect to any Granting Party, means, collectively, the Collateral (if any) and the Pledged Collateral (if any) of such Granting Party.
     “Specified Asset”: as defined in subsection 4.2.2 hereof.
     “Trade Secret Licenses”: with respect to any Grantor, all written license agreements of such Grantor providing for the grant by or to such Grantor of any right under any trade secrets, including, without limitation, know how, processes, formulae, compositions, designs, and confidential business and technical information, and all rights of any kind whatsoever accruing thereunder or pertaining thereto, other than agreements with any Person who is an Affiliate or a Subsidiary of the Parent Borrower or such Grantor, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.
     “Trade Secrets”: with respect to any Grantor, all of such Grantor’s right, title and interest in and to all United States and foreign trade secrets, including, without limitation, know-how, processes, formulae, compositions, designs, and confidential business and technical information, and all rights of any kind whatsoever accruing thereunder or pertaining thereto, including, without limitation, (i) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including, without limitation, payments under all licenses, non-disclosure agreements and memoranda of understanding entered into in connection therewith, and damages and payments for past or future misappropriations thereof, and (ii) the right to sue or otherwise recover for past, present or future misappropriations thereof.
     “Trademark Licenses”: with respect to any Grantor, all written license agreements of such Grantor providing for the grant by or to such Grantor of any right under any trademarks, service marks, trade names, trade dress or other indicia of trade origin or business identifiers, and all rights of any kind whatsoever accruing thereunder or pertaining thereto, other than agreements with any Person who is an Affiliate or a Subsidiary of the Parent Borrower or such Grantor, including, without limitation, the material license agreements listed on Schedule 5 hereto, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.
     “Trademarks”: with respect to any Grantor, all of such Grantor’s right, title and interest in and to all United States and foreign trademarks, service marks, trade names, trade dress or other indicia of trade origin or business identifiers, trademark and service mark registrations, and applications for trademark or service mark registrations (except for “intent to use” applications for trademark or service mark registrations filed pursuant to Section l(b) of the Lanham Act, 15 U.S.C. § 1051, unless and until an Amendment to Allege Use or a Statement of Use under Sections l(c) and l(d) of said Act has been filed, it being understood and agreed that the carve out in this parenthetical shall be applicable only if and for so long as a grant of a security interest in such intent to use application would invalidate or otherwise jeopardize Grantor’s rights therein), and any renewals thereof, including, without limitation, each registration and application identified in Schedule 5 hereto, and including, without limitation, (i) the right to sue or otherwise recover for any and all past, present and future infringements or dilutions thereof, (ii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof), and (iii) all other rights corresponding thereto and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto in the United States, together in each case with the goodwill of the business connected with the use of, and symbolized by, each such trademark, service mark, trade name, trade dress or other indicia of trade origin or business identifiers.
     “ULC Shares”: shares in any unlimited company, incorporated or organized under the laws of Canada or any province or territory thereof, at any time owned or otherwise held by the Grantor.
     “U.S. Administrative Agent”: as defined in the recitals hereto.
     “U.S. Borrowers”: as defined in the recitals hereto.
     “U.S. Borrower Obligations” shall mean all Obligations of the U.S. Borrowers (but not as a Guarantor of any Canadian Borrower or any Canadian Subsidiary Guarantor) and any guarantees of such Obligations pursuant to this Agreement or pursuant to any other Loan Document.
     “U.S. Collateral Account Bank”: Deutsche Bank AG, New York Branch, an Affiliate thereof or another bank which at all times is a Lender as selected by the relevant Grantor and consented to in writing by the U.S. Collateral Agent (such consent not to be unreasonably withheld or delayed).
     “U.S. Collateral Proceeds Account”: a non-interest bearing cash collateral account established and maintained by the relevant Grantor at an office of the U.S. Collateral Account Bank in the name, and in the sole dominion and control of, the U.S. Collateral Agent for the benefit of the Secured Parties.
     Section 1.2. Other Definitional Provisions. (a) The words “hereof, “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Annex references are to this Agreement unless otherwise specified.
     (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
     (c) Where the context requires, terms relating to the Collateral, Pledged Collateral or Security Collateral, or any part thereof, when used in relation to a Granting Party shall refer to such Granting Party’s Collateral, Pledged Collateral or Security Collateral or the relevant part thereof.

     (d) All references in this Agreement to any of the property described in the definition of the term “Collateral” or “Pledged Collateral”, or to any Proceeds thereof, shall be deemed to be references thereto only to the extent the same constitute Collateral or Pledged Collateral, respectively.
ARTICLE II
Guarantee
     Section 2.1. Guarantee. (a) (i) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the U.S. Administrative Agent, for the ratable benefit of the applicable Secured Parties, the prompt and complete payment and performance by each U.S. Borrower and Canadian Finco when due and payable (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations of such U.S. Borrower and Canadian Finco owed to the applicable Secured Parties, and (ii) each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the U.S. Administrative Agent, for the ratable benefit of the applicable Secured Parties, the prompt and complete payment and performance by each Canadian Borrower when due and payable (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations of such Canadian Borrower owed to the applicable Secured Parties.
     (b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount that can be guaranteed by such Guarantor under applicable law, including applicable federal and state laws relating to the insolvency of debtors; provided that, to the maximum extent permitted under applicable law, it is the intent of the parties hereto that (x) the amount of the liability of any of the Guarantors or any guarantee in respect of Indebtedness permitted pursuant to clause (b) of subsection 8.2 of the Credit Agreement shall be reduced before the amount of the liability of the respective Guarantor is reduced hereunder and (y) the rights of contribution of each Guarantor provided in following subsection 2.2 be included as an asset of the respective Guarantor in determining the maximum liability of such Guarantor hereunder.
     (c) Each Guarantor agrees that the Borrower Obligations guaranteed by it hereunder may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the U.S. Administrative Agent or any other Secured Party hereunder.
     (d) The guarantee contained in this Section 2 shall remain in full force and effect until the earlier to occur of (i) the first date on which all the Loans, any Reimbursement Obligations, all other Borrower Obligations then due and owing, and the obligations of each Guarantor under the guarantee contained in this Section 2 then due and owing shall have been satisfied by payment in full in cash, no Letter of Credit shall be outstanding and the Commitments shall have been terminated, notwithstanding that from time to time during the term of the Credit Agreement any of the Borrowers may be free from any Borrower Obligations, or (ii) as to any Guarantor, the sale or other disposition of all of the Capital Stock of such Guarantor

(to a Person other than Holdings, the Parent Borrower or a Subsidiary of either) as permitted under the Credit Agreement.
     (e) No payment made by any Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the U.S. Administrative Agent or any other Secured Party from any of the Borrowers, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of any of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of any of the Borrower Obligations), remain liable for the Borrower Obligations of each Borrower guaranteed by it hereunder up to the maximum liability of such Guarantor hereunder until the earlier to occur of (i) the first date on which all the Loans, any Reimbursement Obligations, and all other Borrower Obligations then due and owing, are paid in full in cash, no Letter of Credit shall be outstanding (except for Letters of Credit that have been cash collateralized in a manner satisfactory to the Issuing Lender) and the Commitments are terminated or (ii) the sale or other disposition of all of the Capital Stock of such Guarantor (to a Person other than Holdings, the Parent Borrower or a Subsidiary of either) as permitted under the Credit Agreement.
     Section 2.2. Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share (based, to the maximum extent permitted by law, on the respective Adjusted Net Worths of the Guarantors on the date the respective payment is made) of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder that has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of subsection 2.3. The provisions of this subsection 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the U.S. Administrative Agent and the other Secured Parties, and each Guarantor shall remain liable to the U.S. Administrative Agent and the other Secured Parties for the full amount guaranteed by such Guarantor hereunder.
     Section 2.3. No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the U.S. Administrative Agent or any other Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of the U.S. Administrative Agent or any other Secured Party against any Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the U.S. Administrative Agent or any other Secured Party for the payment of the Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the U.S. Administrative Agent and the other Secured Parties by the Borrowers on account of the Borrower Obligations are paid in full in cash, no Letter of Credit shall be outstanding and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been paid in full in cash or any Letter of Credit shall remain outstanding (and shall not have been cash collateralized in a manner satisfactory to the Issuing Lender) or any of the Commitments shall remain in effect, such amount shall be held by such

Guarantor in trust for the U.S. Administrative Agent and the other Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the U.S. Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the U.S. Administrative Agent if required), to be held as collateral security for all of the Borrower Obligations (whether matured or unmatured) guaranteed by such Guarantor and/or then or at any time thereafter may be applied against any Borrower Obligations, whether matured or unmatured, in such order as the U.S. Administrative Agent may determine.
     Section 2.4. Amendments, etc. with respect to the Obligations. To the maximum extent permitted by law, each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by the U.S. Collateral Agent, the U.S. Administrative Agent or any other Secured Party may be rescinded by the U.S. Collateral Agent, the U.S. Administrative Agent or such other Secured Party and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, waived, modified, accelerated, compromised, subordinated, waived, surrendered or released by the U.S. Collateral Agent, the U.S. Administrative Agent or any other Secured Party, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, waived, modified, supplemented or terminated, in whole or in part, as the U.S. Collateral Agent or the U.S. Administrative Agent (or the Required Lenders or the applicable Lenders(s), as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the U.S. Collateral Agent, the U.S. Administrative Agent or any other Secured Party for the payment of any of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. None of the U.S. Collateral Agent, the U.S. Administrative Agent and each other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for any of the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto, except to the extent required by applicable law.
     Section 2.5. Guarantee Absolute and Unconditional. Each Guarantor waives, to the maximum extent permitted by applicable law, any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the U.S. Collateral Agent, the U.S. Administrative Agent or any other Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; each of the Borrower Obligations, and any obligation contained therein, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between any of the Borrowers and any of the Guarantors, on the one hand, and the U.S. Collateral Agent, the U.S. Administrative Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives, to the maximum extent permitted by applicable law, diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any Borrower or any of the other Guarantors with respect to any of the Borrower Obligations. Each Guarantor understands and agrees, to the extent permitted by law, that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment and not of collection. Each Guarantor hereby waives, to the maximum extent permitted by applicable law, any and all defenses (other than any suit for breach of a contractual provision of any of the Loan Documents) that it may have arising out of or in connection with any and all of the following: (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the U.S. Collateral Agent, the U.S. Administrative Agent or any other Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to or be asserted by any of the Borrowers against the U.S. Collateral Agent, the U.S. Administrative Agent or any other Secured Party, (c) any change in the time, place, manner or place of payment, amendment, or waiver or increase in any of the Obligations, (d) any exchange, taking, or release of Security Collateral, (e) any change in the structure or existence of any of the Borrowers, (f) any application of Security Collateral to any of the Obligations, (g) any law, regulation or order of any jurisdiction, or any other event, affecting any term of any Obligation or the rights of the U.S. Collateral Agent, the U.S. Administrative Agent or any other Secured Party with respect thereto, including, without limitation: (i) the application of any such law, regulation, decree or order, including any prior approval, which would prevent the exchange of any currency (other than Dollars) for Dollars or the remittance of funds outside of such jurisdiction or the unavailability of Dollars in any legal exchange market in such jurisdiction in accordance with normal commercial practice, (ii) a declaration of banking moratorium or any suspension of payments by banks in such jurisdiction or the imposition by such jurisdiction or any Governmental Authority thereof of any moratorium on, the required rescheduling or restructuring of, or required approval of payments on, any indebtedness in such jurisdiction, (iii) any expropriation, confiscation, nationalization or requisition by such country or any Governmental Authority that directly or indirectly deprives any Borrower of any assets or their use, or of the ability to operate its business or a material part thereof, or (iv) any war (whether or not declared), insurrection, revolution, hostile act, civil strife or similar events occurring in such jurisdiction which has the same effect as the events described in clause (i), (ii) or (iii) above (in each of the cases contemplated in clauses (i) through (iv) above, to the extent occurring or existing on or at any time after the date of this Agreement), or (h) any other circumstance whatsoever (other than payment in full in cash of the Borrower Obligations guaranteed by it hereunder) (with or without notice to or knowledge of any of the Borrowers or such Guarantor) that constitutes, or might be construed to constitute, an equitable or legal discharge of any of the Borrowers for the Borrower Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the U.S. Collateral Agent, the U.S. Administrative Agent and any other Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any of the Borrowers, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations guaranteed by such Guarantor hereunder or any right of offset with respect thereto, and any failure by the U.S. Collateral Agent, the U.S. Administrative Agent or any other Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any of the

Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the U.S. Collateral Agent, the U.S. Administrative Agent or any other Secured Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.
     Section 2.6. Reinstatement. The guarantee of any Guarantor contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations guaranteed by such Guarantor hereunder is rescinded or must otherwise be restored or returned by the U.S. Collateral Agent, the U.S. Administrative Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.
     Section 2.7. Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the U.S. Administrative Agent without set-off or counterclaim, in Dollars (or in the case of any amount required to be paid in any other currency pursuant to the requirements of the Credit Agreement or other agreement relating to the respective Obligations, such other currency), at the U.S. Administrative Agent’s office specified in subsection 11.2 of the Credit Agreement or such other address as may be designated in writing by the U.S. Administrative Agent to such Guarantor from time to time in accordance with subsection 11.2 of the Credit Agreement.
ARTICLE III
Grant of Security Interest
     Section 3.1. Grant. Each Grantor hereby grants, subject to existing licenses to use the Copyrights, Patents, Trademarks and Trade Secrets granted by such Grantor in the ordinary course of business, to the U.S. Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in all of the Collateral of such Grantor, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations of such Grantor, except as provided in subsection 3.3. The term “Collateral”, as to any Grantor, means the following property (wherever located) now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest, except as provided in subsection 3.3:
     (a) all Accounts;
     (b) all Accounts Receivable;
     (c) all Money (including all cash);
     (d) all Cash Equivalents;

     (e) all Chattel Paper;
     (f) all Contracts;
     (g) all Deposit Accounts (including DDAs);
     (h) all Documents;
     (i) all Equipment;
     (j) all General Intangibles;
     (k) all Instruments;
     (l) all insurance proceeds;
     (m) all Intellectual Property;
     (n) all Inventory;
     (o) all Investment Property;
     (p) all Letter of Credit Rights;
     (q) all Rental Fleet;
     (r) all Fixtures;
     (s) all Commercial Tort Claims constituting Commercial Tort Actions described in Schedule 7 (together with any Commercial Tort Actions subject to a further writing provided in accordance with subsection 5.2.12);
     (t) all books and records pertaining to any of the foregoing;
     (u) the U.S. Collateral Proceeds Account; and
     (v) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;
provided that, in the case of each Grantor, (w) Collateral shall not include any Pledged Collateral, or any property or assets specifically excluded from Pledged Collateral, (x) to the extent any Capital Stock of any Foreign Subsidiary is pledged hereunder which represent more than 65% of all classes of the Capital Stock of the respective Foreign Subsidiary (with all Capital Stock of the respective Foreign Subsidiary in excess of said 65% limit being herein called “Excess Foreign Subsidiary Capital Stock”), such Excess Foreign Subsidiary Capital Stock shall secure Borrower Obligations of the respective Grantor only as a guarantor of the Borrower Obligations of the Canadian Borrowers, and shall not secure any direct Obligations of the U.S. Borrowers (or guarantees of such Obligations by the respective Grantor) and (y) each Grantor shall be required to pledge hereunder 65% of the Capital Stock of each Foreign Subsidiary at any time and from time to time acquired by such Grantor, which Capital Stock shall not be subject to the limitations described in preceding clause (x).
     Section 3.2. Pledged Collateral. Each Granting Party that is a Pledgor, hereby grants to the U.S. Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in all of the Pledged Collateral of such Pledgor now owned or at any time hereafter acquired by such Pledgor, and any Proceeds thereof, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations of such Pledgor, except as provided in subsection 3.3.
     Section 3.3. Certain Limited Exceptions. No security interest is or will be granted pursuant hereto in any right, title or interest of any Granting Party under or in (collectively, the “Excluded Assets”):
     (a) any Instruments, Contracts, Chattel Paper, General Intangibles, Copyright Licenses, Patent Licenses, Trademark Licenses, Trade Secret Licenses or other contracts or agreements with or issued by Persons other than Holdings, a Subsidiary of Holdings or an Affiliate thereof, (collectively, “Restrictive Agreements”) that would otherwise be included in the Security Collateral (and such Restrictive Agreements shall not be deemed to constitute a part of the Security Collateral) for so long as, and to the extent that, the granting of such a security interest pursuant hereto would result in a breach, default or termination of such Restrictive Agreements (in each case, except to the extent that, pursuant to the Code or other applicable law, the granting of security interests therein can be made without resulting in a breach, default or termination of such Restrictive Agreements);
     (b) any Equipment that would otherwise be included in the Security Collateral (and such Equipment shall not be deemed to constitute a part of the Security Collateral) if such Equipment is subject to a Lien permitted by subsection 8.3(h) of the Credit Agreement (but only for so long as such Liens are in place);
     (c) any property that would otherwise be included in the Security Collateral (and such property shall not be deemed to constitute a part of the Security Collateral) if such property has been sold or otherwise transferred in connection with a Sale and Leaseback Transaction permitted under subsection 8.11 of the Credit Agreement, or is subject to any Liens permitted under subsection 8.3(n) of the Credit Agreement. Notwithstanding the foregoing, the security interest of the Collateral Agent shall attach to any money, securities or other consideration received by any Grantor as consideration for the sale or other disposition of such property;
     (d) any Intellectual Property governed by the laws of a jurisdiction in which a security interest or similar lien of any kind is prohibited under that jurisdiction’s laws, for so long as the laws of that jurisdiction so provide;
     (e) Capital Stock which is specifically excluded from the definition of Pledged Stock by virtue of the proviso contained in the parenthetical to such definition;

     (f) Capital Stock issued by Canadian Finco and any other ULC Shares. If the Grantor acquires any ULC Shares, it shall promptly notify the U.S. Collateral Agent. Upon the request of the U.S. Collateral Agent, such Grantor shall execute and deliver all such agreements and deliver all such other documents, opinions and certificates (including without limitation share certificates evidencing such ULC Shares) as the U.S. Collateral Agent may reasonably require to receive a perfected, first ranking priority security interest in the ULC Shares, in each case, in form and substance reasonably acceptable to the U.S. Collateral Agent;
     (g) Any forward contracts between RSC and RSC Canada entered into in connection with the loan made by Canadian Finco to RSC Canada; or
     (h) any Money, cash, checks, other negotiable instrument, funds and other evidence of payment held in any Deposit Account of the Parent Borrower or any of its Subsidiaries (i) for the benefit of customers of any Granting Party or any of its Subsidiaries in the ordinary course of business and (ii) in the nature of security deposit with respect to obligations for the benefit of the Parent Borrower or any of its Subsidiaries, which must be held for or returned to the applicable counterparty under applicable law or pursuant to Contractual Obligations.
     Section 3.4. Intercreditor Relations. Notwithstanding anything herein to the contrary, it is the understanding of the parties that the Liens granted pursuant to this Agreement shall with respect to all Security Collateral, be senior to the Liens granted to the Second-Lien Collateral Agent (as defined in the Intercreditor Agreement) for the benefit of the holders of the Second-Lien Obligations (as defined in the Intercreditor Agreement) to secure the Second-Lien Obligations (as defined in the Intercreditor Agreement) pursuant to the Second-Lien Term Loan Guarantee and Collateral Agreement. Notwithstanding anything herein to the contrary, the Liens and security interest granted to the U.S. Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the U.S. Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.
ARTICLE IV
Representations and Warranties
     Section 4.1. Representations and Warranties of Each Guarantor. To induce the U.S. Collateral Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder, each Guarantor hereby represents and warrants to the U.S. Collateral Agent and each other Secured Party that the representations and warranties set forth in Section 5 of the Credit Agreement as they relate to such Guarantor or to the Loan Documents to which such Guarantor is a party, each of which representations and warranties is hereby incorporated herein by reference, are true and correct in all material respects, and the U.S. Collateral Agent and each other Secured Party shall be entitled to rely on each of such representations and warranties as if fully set forth herein; provided that each reference in each such representation and warranty to the Parent Borrower’s knowledge shall, for the purposes of this subsection 4.1, be deemed to be a reference to such Guarantor’s knowledge.
     Section 4.2. Representations and Warranties of Each Grantor. To induce the U.S. Collateral Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder, each Grantor hereby represents and warrants to the U.S. Collateral Agent and each other Secured Party that, in each case after giving effect to the Transactions:
     4.2.1 Title; No Other Liens. Except for the security interests granted to the U.S. Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on such Grantor’s Collateral by the Credit Agreement (including, without limitation, subsection 8.3 thereof), such Grantor owns each item of such Grantor’s Collateral free and clear of any and all Liens. Except as set forth on Schedule 3, no currently effective financing statement or other similar public notice with respect to all or any part of such Grantor’s Collateral is on file or of record in any public office, except such as have been filed in favor of the U.S. Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Agreement or as are permitted by the Credit Agreement (including without limitation subsection 8.3 thereof) or any other Loan Document or for which termination statements will be delivered on the Closing Date.
     4.2.2 Perfected First Priority Liens. (a) This Agreement is effective to create, as collateral security for the Obligations of such Grantor, valid and enforceable Liens on such Grantor’s Security Collateral in favor of the U.S. Collateral Agent for the benefit of the Secured Parties, except (i) with respect to all Intellectual Property that is an Excluded Asset or (ii) as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditor’s rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.
     (b) Except with regard to (i) Liens (if any) on Specified Assets and (ii) any rights in favor of the United States government as required by law (if any), upon the completion of the Filings and, with respect to Instruments, Chattel Paper and Documents upon the earlier of such Filing or the delivery to and continuing possession by the U.S. Collateral Agent, of all Instruments, Chattel Paper and Documents a security interest in which is perfected by possession, and the obtaining and maintenance of “control” (as described in the Code) by the U.S. Collateral Agent, the Canadian Collateral Agent, the U.S. Administrative Agent, as applicable (or their respective agents appointed for purposes of perfection), in accordance with the Intercreditor Agreement of all Deposit Accounts, the U.S. Collateral Proceeds Account, Electronic Chattel Paper and Letter of Credit Rights a security interest in which is perfected by “control” and in the case of Commercial Tort Actions (other than such Commercial Tort Actions listed on Schedule 7 on the date of this Agreement), the taking of the actions required by subsection 5.2.12 herein, the Liens created pursuant to this Agreement will constitute valid Liens on and (to the extent provided herein) perfected security interests in such Grantor’s Security Collateral in favor of the U.S. Collateral Agent for the benefit of the Secured Parties, and will be prior to all other Liens of all other Persons other than Permitted Liens, and enforceable as such as against all other Persons other than Ordinary Course Transferees, except to the extent that the recording of an assignment or other transfer of title to the U.S. Collateral Agent or the recording of other applicable documents in the United States Patent and Trademark Office or United States Copyright Office may be necessary for perfection or enforceability, and except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) or by an implied covenant of good faith and fair dealing. As used in this subsection 4.2.2(b), the following terms shall have the following meanings:
          “Filings”: the filing or recording of (i) the Financing Statements as set forth in Schedule 3, (ii) this Agreement or a notice thereof with respect to Intellectual Property as set forth in Schedule 3, (iii) the recordation after the Closing Date on the certificate of title related thereto of each Lien granted in favor of the U.S. Collateral Agent hereunder, subject to certificate of title statutes, and (iv) any filings after the Closing Date in any other jurisdiction as may be necessary under any Requirement of Law.
          “Financing Statements”: the financing statements delivered to the U.S. Collateral Agent by such Grantor on the Closing Date for filing in the jurisdictions listed in Schedule 4.
          “Ordinary Course Transferees”: (i) with respect to goods only, buyers in the ordinary course of business and lessees in the ordinary course of business to the extent provided in Section 9-320(a) and 9-321 of the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction, (ii) with respect to general intangibles only, licensees in the ordinary course of business to the extent provided in Section 9-321 of the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction and (iii) any other Person who is entitled to take free of the Lien pursuant to the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.
          “Permitted Liens”: Liens permitted pursuant to the Credit Documents, including without limitation those permitted to exist pursuant to subsection 8.3 of the Credit Agreement.
          “Specified Assets”: the following property and assets of such Grantor:
     (1) Patents, Patent Licenses, Trademarks and Trademark Licenses to the extent that (a) Liens thereon cannot be perfected by the filing of financing statements under the Uniform Commercial Code or by the filing and acceptance thereof in the United States Patent and Trademark Office (including Liens on such Patents, Patent Licenses, Trademarks and Trademark Licenses that are non-U.S. Patents, Patent Licenses, Trademarks and Trademark Licenses) or (b) such Patents, Patent Licenses, Trademarks and Trademark Licenses are not,

individually or in the aggregate, material to the business of the Parent Borrower and its Subsidiaries taken as a whole;
     (2) Copyrights and Copyright Licenses with respect thereto and Accounts or receivables arising therefrom to the extent that the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction is not applicable to the creation or perfection of Liens thereon;
     (3) Collateral for which the perfection of Liens thereon requires filings in or other actions under the laws of jurisdictions outside of the United States of America, any State, territory or dependency thereof or the District of Columbia;
     (4) goods included in Collateral received by any Person from any Grantor for “sale or return” within the meaning of Section 2-326 of the Uniform Commercial Code of the applicable jurisdiction, to the extent of claims of creditors of such Person;
     (5) Equipment constituting Fixtures (other than any such Equipment subject to a Mortgage);
     (6) Proceeds of Accounts or Inventory which do not themselves constitute Collateral or which have not yet been transferred to or deposited in the U.S. Collateral Proceeds Account (if any) or to a Blocked Account; and
     (7) uncertificated securities (to the extent a security interest is not perfected by the filing of a financing statement).
     4.2.3 Jurisdiction of Organization. On the date hereof, such Grantor’s jurisdiction of organization is specified on Schedule 4.
     4.2.4 Farm Products. None of such Grantor’s Collateral constitutes, or is the Proceeds of, Farm Products.
     4.2.5 Accounts Receivable. The amounts represented by such Grantor to the U.S. Administrative Agent or the other Secured Parties from time to time as owing by each account debtor or by all account debtors in respect of such Grantor’s Accounts Receivable constituting Security Collateral will at such time be the correct amount, in all material respects, actually owing by such account debtor or debtors thereunder, except to the extent that appropriate reserves therefor have been established on the books of such Grantor in accordance with GAAP. Unless otherwise indicated in writing to the U.S. Administrative Agent, each Account Receivable of such Grantor arises out of a bona fide sale and delivery of goods or rendition of services by such Grantor. Such Grantor has not given any account debtor any deduction in respect of the amount due under any such Account, except in the ordinary course of business or as such Grantor may otherwise advise the U.S. Administrative Agent in writing.
     4.2.6 Patents, Copyrights and Trademarks. Schedule 5 lists all material Trademarks, material Copyrights and material Patents, in each case, registered in the

United States Patent and Trademark Office or the United States Copyright Office or other equivalent foreign office, as applicable, and owned by such Grantor in its own name as of the date hereof, and all material Trademark Licenses, all material Copyright Licenses and all material Patent Licenses (including, without limitation, material Trademark Licenses for registered Trademarks, material Copyright Licenses for registered Copyrights and material Patent Licenses for registered Patents) owned by such Grantor in its own name as of the date hereof.
     Section 4.3. Representations and Warranties of Each Pledgor. To induce the U.S. Collateral Agent, the U.S. Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder, each Pledgor hereby represents and warrants to the U.S. Collateral Agent and each other Secured Party that:
     4.3.1 Except as provided in subsection 3.3, the shares of Pledged Stock pledged by such Pledgor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of such Subsidiary owned by such Pledgor.
     4.3.2 All the shares of the Pledged Stock pledged by such Pledgor hereunder have been duly and validly issued and are fully paid and nonassessable (or the equivalent, if any, under applicable foreign law).
     4.3.3 Such Pledgor is the record and beneficial owner of, and has good title to, the Pledged Securities pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement and Liens arising by operation of law or permitted by the Credit Agreement.
     4.3.4 Upon the delivery to the U.S. Collateral Agent of the certificates, if any, evidencing the Pledged Securities held by such Pledgor together with executed undated stock powers or other instruments of transfer, the security interest created in such Pledged Securities constituting certificated securities by this Agreement, assuming the continuing possession of such Pledged Securities by the U.S. Collateral Agent will constitute a valid, perfected first priority security interest in such Pledged Securities to the extent provided in and governed by the Code, enforceable in accordance with its terms against all creditors of such Pledgor and any Persons purporting to purchase such Pledged Securities from such Pledgor, except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.
     4.3.5 Upon the earlier of (x) (to the extent a security interest in uncertificated securities may be perfected by the filing of a financing statement) the filing of the financing statements listed on Schedule 3 hereto and (y) the obtaining and maintenance of “control” (as described in the Code) by the U.S. Collateral Agent (or its agent appointed for purposes of perfection) of all Pledged Securities that constitute uncertificated securities, the security interest created by this Agreement in such Pledged Securities that constitute uncertificated securities, will constitute a valid, perfected first priority security interest in such Pledged Securities constituting uncertificated securities, enforceable in accordance with its terms against all creditors of such Pledgor and any persons purporting to purchase such Pledged Securities from such Pledgor, to the extent provided in and governed by the Code, except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.
ARTICLE V
Covenants
     Section 5.1. Covenants of Each Guarantor. Each Guarantor covenants and agrees with the U.S. Collateral Agent and the other Secured Parties that, from and after the date of this Agreement until the earlier to occur of (i) the date upon which the Loans, any Reimbursement Obligations, and all other Obligations then due and owing, shall have been paid in full in cash, no Letter of Credit shall be outstanding (except for Letters of Credit that have been cash collateralized in a manner satisfactory to the Issuing Lender) and the Commitments shall have terminated or (ii) as to any Guarantor, the date upon which all the Capital Stock of such Guarantor shall have been sold or otherwise disposed of (to a Person other than Holdings, the Parent Borrower or a Subsidiary of either) in accordance with the terms of the Credit Agreement, such Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Subsidiaries.
     Section 5.2. Covenants of Each Grantor. Each Grantor covenants and agrees with the U.S. Collateral Agent and the other Secured Parties that, from and after the date of this Agreement until the earlier to occur of (i) the date upon which the Loans, any Reimbursement Obligations and all other Obligations then due and owing shall have been paid in full in cash, no Letter of Credit shall be outstanding (except for Letters of Credit that have been cash collateralized in a manner satisfactory to the Issuing Lender) and the Commitments shall have terminated or (ii) as to any Grantor, the date upon which all the Capital Stock of such Grantor shall have been sold or otherwise disposed of (to a Person other than Holdings, the Parent Borrower or a Subsidiary of either) in accordance with the terms of the Credit Agreement:
     5.2.1 Delivery of Instruments and Chattel Paper. If any amount payable under or in connection with any of such Grantor’s Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Grantor shall (except as provided in the following sentence) be entitled to retain possession of all Collateral of such Grantor evidenced by any Instrument or Chattel Paper, and shall hold all such Collateral in trust for the U.S. Collateral Agent, for the ratable benefit of the Secured Parties. In the event that an Event of Default shall have occurred and be continuing, upon the request of the U.S. Collateral Agent, such Instrument or Chattel Paper (other than ordinary course rental contracts for Rental Fleet) shall be promptly delivered to the U.S. Collateral Agent, duly indorsed in a manner satisfactory to the U.S. Collateral Agent, to be held as Collateral pursuant to this

Agreement. Such Grantor shall not permit any other Person to possess any such Collateral at any time other than in connection with any sale or other disposition of such Collateral in a transaction permitted by the Credit Agreement.
     5.2.2 Maintenance of Insurance. Such Grantor will maintain with financially sound and reputable insurance companies insurance on all property material to the business of the Parent Borrower and its Subsidiaries, taken as a whole, in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies of similar size engaged in the same or a similar business; furnish to the U.S. Collateral Agent, upon written request, information in reasonable detail as to the insurance carried; and ensure that at all times the U.S. Collateral Agent shall be named as additional insureds with respect to liability policies and the U.S. Collateral Agent shall be named loss payee with respect to the casualty insurance maintained by such Grantor with respect to such Grantor’s Collateral.
     5.2.3 Payment of Obligations. Such Grantor will pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all material taxes, assessments and governmental charges or levies imposed upon such Grantor’s Collateral or in respect of income or profits therefrom, as well as all material claims of any kind (including, without limitation, material claims for labor, materials and supplies) against or with respect to such Grantor’s Collateral, except that no such tax, assessment, charge or levy need be paid or satisfied if the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor.
     5.2.4 Maintenance of Perfected Security Interest; Further Documentation. (a) Such Grantor shall maintain the security interest created by this Agreement in such Grantor’s Collateral as a perfected security interest having at least the priority described in subsection 4.2.2 and shall defend such security interest against the claims and demands of all Persons whomsoever.
     (b) Such Grantor will furnish to the U.S. Collateral Agent from time to time statements and schedules further identifying and describing such Grantor’s Collateral and such other reports in connection with such Grantor’s Collateral as the U.S. Collateral Agent may reasonably request in writing, all in reasonable detail.
     (c) Except with respect to Intellectual Property that is an Excluded Asset, at any time and from time to time, upon the written request of the U.S. Collateral Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the U.S. Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted by such Grantor, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby.

     5.2.5 Changes in Name, Jurisdiction of Organization, etc. Such Grantor will not, except upon not less than 30 days’ prior written notice to the U.S. Collateral Agent, change its name or jurisdiction of organization (whether by merger of otherwise); provided that, promptly after receiving a written request therefor from the U.S. Collateral Agent, such Grantor shall deliver to the U.S. Collateral Agent all additional financing statements and other documents reasonably requested by the U.S. Collateral Agent to maintain the validity, perfection and priority of the security interests as and to the extent provided for herein.
     5.2.6 Notices. Such Grantor will advise the U.S. Administrative Agent promptly, in reasonable detail, of:
     (a) any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of such Grantor’s Collateral which would materially adversely affect the ability of the U.S. Collateral Agent to exercise any of its remedies hereunder; and
     (b) the occurrence of any other event which would reasonably be expected to have a material adverse effect on the security interests created hereby.
     5.2.7 Pledged Stock. In the case of each Grantor that is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Stock issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the U.S. Collateral Agent promptly in writing of the occurrence of any of the events described in subsection 5.3.1 with respect to the Pledged Stock issued by it and (iii) the terms of subsections 6.3(c) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to subsection 6.3(c) or 6.7 with respect to the Pledged Stock issued by it.
     5.2.8 Accounts Receivable. (a) With respect to Accounts Receivable constituting Collateral, other than in the ordinary course of business or as permitted by the Loan Documents, such Grantor will not (i) grant any extension of the time of payment of any of such Grantor’s Accounts Receivable, (ii) compromise or settle any such Account Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Account Receivable, (iv) allow any credit or discount whatsoever on any such Account Receivable or (v) amend, supplement or modify any Account Receivable unless such extensions, compromises, settlements, releases, credits or discounts would not reasonably be expected to materially adversely affect the value of the Accounts Receivable constituting Collateral taken as a whole.
     (b) Such Grantor will deliver to the U.S. Collateral Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 10% of the aggregate amount of the then outstanding Accounts Receivable.
     5.2.9 Maintenance of Records. Such Grantor will keep and maintain at its own cost and expense reasonably satisfactory and complete records of its Collateral,

Exhibit 10.8
including, without limitation, a record of all payments received and all credits granted with respect to such Collateral, and shall mark such records to evidence this Agreement and the Liens and the security interests created hereby.
     5.2.10 Acquisition of Intellectual Property. Within 90 days after the end of each calendar year, such Grantor will notify the U.S. Collateral Agent of any acquisition by such Grantor of (i) any registration of any material Copyright, Patent or Trademark or (ii) any exclusive rights under a material Copyright License, Patent License or Trademark License constituting Collateral, and, except with respect to Intellectual Property that is an Excluded Asset, shall take such actions as may be reasonably requested by the U.S. Collateral Agent (but only to the extent such actions are within such Grantor’s control) to perfect the security interest granted to the U.S. Collateral Agent and the other Secured Parties therein, to the extent provided herein in respect of any Copyright, Patent or Trademark constituting Collateral on the date hereof, by (x) the execution and delivery of an amendment or supplement to this Agreement (or amendments to any such agreement previously executed or delivered by such Grantor) and/or (y) the making of appropriate filings (I) of financing statements under the Uniform Commercial Code of any applicable jurisdiction and/or (II) in the United States Patent and Trademark Office, or with respect to Copyrights and Copyright Licenses, another applicable United States office).
     5.2.11 Protection of Trade Secrets. Such Grantor shall take all steps which it deems commercially reasonable to preserve and protect the secrecy of all material Trade Secrets of such Grantor.
     5.2.12 Commercial Tort Actions. All Commercial Tort Actions of each Grantor in existence on the date of this Agreement, known to such Grantor after reasonable inquiry, are described in Schedule 7 hereto. If any Grantor shall at any time after the date of this Agreement acquire a Commercial Tort Action, such Grantor shall promptly notify the U.S. Collateral Agent and the U.S. Administrative Agent thereof in a writing signed by such Grantor and describing the details thereof and shall grant to the U.S. Collateral Agent and the U.S. Administrative Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the U.S. Collateral Agent and the U.S. Administrative Agent.
     5.2.13 Deposit Accounts; Etc. Such Grantor shall take, or refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case maybe, so that no breach of subsection 4.16 of the Credit Agreement is caused by the failure to take such action or to refrain from taking such action by such Grantor or any of its Subsidiaries.
     5.2.14 Protection of Trademarks. Such Grantor shall not, with respect to any Trademarks that are material to the business of any Grantor, cease the use of any of such Trademarks or fail to maintain the level of the quality of products sold and services rendered under any of such Trademark at a level at least substantially consistent with the quality of such products and services as of the date hereof, and each Grantor shall take all steps reasonably necessary to insure that licensees of such Trademarks use such consistent standards of quality.
     5.2.15 Protection of Intellectual Property. Subject to the Credit Agreement, such Grantor shall not do any act or omit to do any act whereby any of the Intellectual Property which is material to the business of Grantor may lapse, expire, or become abandoned, or unenforceable.
     5.2.16 Assignment of Letter of Credit Rights. In the case of any Letter-of-Credit Rights of any Grantor in any letter of credit exceeding $5,000,000 in value acquired following the Closing Date, such Grantor shall use its commercially reasonable efforts to promptly obtain the consent of the issuer thereof and any nominated person thereon to the assignment of the proceeds of the related letter of credit in accordance with Section 5-114(c) of the UCC, pursuant to an agreement in form and substance reasonably satisfactory to the U.S. Administrative Agent.
     Section 5.3. Covenants of Each Pledgor. Each Pledgor covenants and agrees with the U.S. Collateral Agent and the other Secured Parties that, from and after the date of this Agreement until the earlier to occur of (i) the Loans, any Reimbursement Obligations, and all other Obligations then due and owing shall have been paid in full in cash, no Letter of Credit shall be outstanding (except for Letters of Credit that have been cash collateralized in a manner satisfactory to the Issuing Lender) and the Commitments shall have terminated or (ii) as to any Pledgor, all the Capital Stock of such Pledgor shall have been sold or otherwise disposed of (to a Person other than Holdings, the Parent Borrower or a Subsidiary of either) as permitted under the terms of the Credit Agreement:
     5.3.1 Additional Shares. If such Pledgor shall, as a result of its ownership of its Pledged Stock, become entitled to receive or shall receive any stock certificate (including, without limitation, any stock certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), stock option or similar rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Pledgor shall accept the same as the agent of the U.S. Collateral Agent and the other Secured Parties, hold the same in trust for the U.S. Collateral Agent and the other Secured Parties and deliver the same forthwith to the U.S. Collateral Agent (who will hold the same on behalf of the Secured Parties) in the exact form received, duly indorsed by such Pledgor to the U.S. Collateral Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor, to be held by the U.S. Collateral Agent, subject to the terms hereof, as additional collateral security for the Obligations (subject to subsection 3.3 and provided that in no event shall there be pledged, nor shall any Pledgor be required to pledge, more than 65% of any series of the outstanding Capital Stock of any Foreign Subsidiary pursuant to this Agreement). Any sums paid upon or in respect of the Pledged Stock upon the liquidation or dissolution of any Issuer (except any liquidation or dissolution of any Subsidiary of the Parent Borrower in accordance with the Credit Agreement) shall be paid over to the U.S. Collateral Agent to be held by it hereunder as additional collateral security for the

Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Stock or any property shall be distributed upon or with respect to the Pledged Stock pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the U.S. Collateral Agent, be delivered to the U.S. Collateral Agent to be held by it hereunder as additional collateral security for the Obligations in each case except as otherwise provided by the Intercreditor Agreement. If any sums of money or property so paid or distributed in respect of the Pledged Stock shall be received by such Pledgor, such Pledgor shall, until such money or property is paid or delivered to the U.S. Collateral Agent, hold such money or property in trust for the Secured Parties, segregated from other funds of such Pledgor, as additional collateral security for the Obligations.
     5.3.2 Maintenance of Pledged Stock. Without the prior written consent of the U.S. Collateral Agent, such Pledgor will not (except as permitted by the Credit Agreement) (i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into, or granting the right to purchase or exchange for, any stock or other equity securities of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Securities or Proceeds thereof, (iii) create, incur or permit to exist any Lien or option in favor of, or any material adverse claim of any Person with respect to, any of the Pledged Securities or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or Liens arising by operation of law or (iv) enter into any agreement or undertaking restricting the right or ability of such Pledgor or the U.S. Collateral Agent to sell, assign or transfer any of the Pledged Securities or Proceeds thereof. Each interest in any limited liability company created after the Closing Date pledged hereunder shall be represented by a certificate, shall be a “security” within the meaning of the Article VIII of the Code and shall be governed by Article VIII of the Code. The charter documents of each such limited liability company shall include an express provision providing that each interest in such entity “is a security governed by Article VIII of the Uniform Commercial Code in effect in the State of New York on the date hereof”.
     5.3.3 Pledged Notes. Such Pledgor shall, on the date of this Agreement (or on such later date upon which it becomes a party hereto pursuant to subsection 9.15), deliver to the U.S. Collateral Agent, all Pledged Notes then held by such Pledgor (excluding any Pledged Note the principal amount of which does not exceed $3,500,000), endorsed in blank or, at the request of the U.S. Collateral Agent, endorsed to the U.S. Collateral Agent. Furthermore, within ten Business Days after any Pledgor obtains a Pledged Note with a principal amount in excess of $5,000,000, such Pledgor shall cause such Pledged Note to be delivered to the U.S. Collateral Agent endorsed in blank or, at the request of the U.S. Collateral Agent endorsed to the U.S. Collateral Agent.
ARTICLE VI
Remedial Provisions

     Section 6.1. Certain Matters Relating to Accounts. (a) At any time and from time to time after the occurrence and during the continuance of an Event of Default, the U.S. Collateral Agent shall have the right to make test verifications of the Accounts Receivable constituting Collateral in any reasonable manner and through any reasonable medium that it reasonably considers advisable, and the relevant Grantor shall furnish all such assistance and information as the U.S. Collateral Agent may reasonably require in connection with such test verifications. At any time and from time to time after the occurrence and during the continuance of an Event of Default, upon the U.S. Collateral Agent’s reasonable request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others reasonably satisfactory to the U.S. Collateral Agent to furnish to the U.S. Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts Receivable constituting Collateral.
     (b) The U.S. Collateral Agent hereby authorizes each Grantor to collect such Grantor’s Accounts Receivable constituting Collateral and the U.S. Collateral Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default specified in subsection 9(a) of the Credit Agreement. If required by the U.S. Collateral Agent at any time after the occurrence and during the continuance of an Event of Default specified in subsection 9(a) of the Credit Agreement, any Proceeds constituting payments or other cash proceeds of Accounts Receivables constituting Collateral, when collected by such Grantor, (i) shall be forthwith (and, in any event, within two Business Days of receipt by such Grantor) deposited in, or otherwise transferred by such Grantor to, the U.S. Collateral Proceeds Account, subject to withdrawal by the U.S. Collateral Agent for the account of the Secured Parties only as provided in subsection 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the U.S. Collateral Agent and the other Secured Parties, segregated from other funds of such Grantor. All Proceeds constituting collections or other cash proceeds of Accounts Receivable constituting Collateral while held by the U.S. Collateral Account Bank (or by any Grantor in trust for the benefit of the U.S. Collateral Agent and the other Secured Parties) shall continue to be collateral security for all of the Obligations and shall not constitute payment thereof until applied as hereinafter provided. At any time when an Event of Default specified in subsection 9(a) of the Credit Agreement has occurred and is continuing, at the U.S. Collateral Agent’s election, each of the U.S. Collateral Agent and the U.S. Administrative Agent may apply all or any part of the funds on deposit in the U.S. Collateral Proceeds Account established by the relevant Grantor to the payment of the Obligations of such Grantor then due and owing, such application to be made as set forth in subsection 6.5 hereof. So long as no Event of Default has occurred and is continuing, the funds on deposit in the U.S. Collateral Proceeds Account shall be remitted as provided in subsection 6.1(d) hereof.
     (c) At any time and from time to time after the occurrence and during the continuance of an Event of Default specified in subsection 9(a) of the Credit Agreement, at the U.S. Collateral Agent’s request, each Grantor shall deliver to the U.S. Collateral Agent copies or, if required by the U.S. Collateral Agent for the enforcement thereof or foreclosure thereon, originals of all documents held by such Grantor evidencing, and relating to, the agreements and transactions which gave rise to such Grantor’s Accounts Receivable constituting Collateral, including, without limitation, all statements relating to such Grantor’s Accounts Receivable constituting Collateral and all orders, invoices and shipping receipts.

     (d) So long as no Event of Default has occurred and is continuing, the U.S. Collateral Agent shall instruct the U.S. Collateral Account Bank to promptly remit any funds on deposit in each Grantor’s U.S. Collateral Proceeds Account to such Grantor’s General Fund Account. In the event that an Event of Default has occurred and is continuing, the U.S. Collateral Agent and the Grantors agree that the U.S. Collateral Agent, at its option, may require that each U.S. Collateral Proceeds Account and the General Funds Account of each Grantor be established at the U.S. Collateral Agent. Each Grantor shall have the right, at any time and from time to time, to withdraw such of its own funds from its own General Fund Account, and to maintain such balances in its General Fund Account, as it shall deem to be necessary or desirable.
     Section 6.2. Communications with Obligors; Grantors Remain Liable. (a) The U.S. Collateral Agent in its own name or in the name of others, may at any time and from time to time after the occurrence and during the continuance of an Event of Default specified in subsection 9(a) of the Credit Agreement, communicate with obligors under the Accounts Receivable constituting Collateral and parties to the Contracts (in each case, to the extent constituting Collateral) to verify with them to the U.S. Collateral Agent’s satisfaction the existence, amount and terms of any Accounts Receivable or Contracts.
     (b) Upon the request of the U.S. Collateral Agent at any time after the occurrence and during the continuance of an Event of Default specified in subsection 9(a) of the Credit Agreement, each Grantor shall notify obligors on such Grantor’s Accounts Receivable and parties to such Grantor’s Contracts (in each case, to the extent constituting Collateral) that such Accounts Receivable and such Contracts have been assigned to the U.S. Collateral Agent, for the ratable benefit of the Secured Parties, and that payments in respect thereof shall be made directly to the U.S. Collateral Agent.
     (c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of such Grantor’s Accounts Receivable to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. None of the U.S. Collateral Agent, the U.S. Administrative Agent or any other Secured Party shall have any obligation or liability under any Account Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the U.S. Collateral Agent or any other Secured Party of any payment relating thereto, nor shall the U.S. Collateral Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account Receivable (or any agreement giving rise thereto) to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.
     Section 6.3. Pledged Stock. (a) Unless an Event of Default shall have occurred and be continuing and the U.S. Collateral Agent shall have given notice to the relevant Pledgor of the U.S. Collateral Agent’s intent to exercise its corresponding rights pursuant to subsection 6.3(b), each Pledgor shall be permitted to receive all cash dividends and distributions paid in respect of the Pledged Stock (subject to the last two sentences of subsection 5.3.1 of this Agreement) and all payments made in respect of the Pledged Notes, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate rights with respect to the Pledged Stock; provided, however, that no vote shall be cast or corporate right exercised or such other action taken (other than in connection with a transaction expressly permitted by the Credit Agreement) which, in the U.S. Collateral Agent’s reasonable judgment, would materially impair the Pledged Stock or the related rights or remedies of the Secured Parties or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.
     (b) If an Event of Default shall occur and be continuing and the U.S. Collateral Agent shall give notice of its intent to exercise such rights to the relevant Pledgor or Pledgors, (i) the U.S. Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Stock and make application thereof to the Obligations of the relevant Pledgor in such order as is provided in subsection 6.5, and (ii) any or all of the Pledged Stock shall be registered in the name of the U.S. Collateral Agent or its nominee, as applicable, may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Stock at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by the relevant Pledgor or the U.S. Collateral Agent, of any right, privilege or option pertaining to such Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the U.S. Collateral Agent may reasonably determine), all without liability (other than for its gross negligence or willful misconduct, as determined in a final non-appealable decision issued by a court of competent jurisdiction) except to account for property actually received by it, but the U.S. Collateral Agent shall have no duty, to any Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing, provided that the U.S. Collateral Agent, shall not exercise any voting or other consensual rights pertaining to the Pledged Stock in any way that would constitute an exercise of the remedies described in subsection 6.6 other than in accordance with subsection 6.6.
     (c) Each Pledgor hereby authorizes and instructs each Issuer or maker of any Pledged Securities pledged by such Pledgor hereunder to (i) comply with any instruction received by it from the U.S. Collateral Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Pledgor, and each Pledgor agrees that each Issuer or maker shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the U.S. Collateral Agent.
     Section 6.4. Proceeds to be Turned Over To U.S. Collateral Agent. In addition to the rights of the U.S. Collateral Agent and the other Secured Parties specified in subsection 6.1 with respect to payments of Accounts Receivable constituting Collateral, if an Event of Default shall occur and be continuing, and the U.S. Collateral Agent shall have instructed any Grantor to do so, all Proceeds of Collateral received by such Grantor consisting of cash, checks and other Cash Equivalent items shall be held by such Grantor in trust for the U.S. Collateral Agent and the other Secured Parties hereto or the Secured Parties (as defined in the Second-Lien Term Loan Guarantee and Collateral Agreement) as applicable, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the U.S. Collateral Agent (or its agent appointed for purposes of perfection) in the exact form received by such Grantor (duly indorsed by such Grantor to the U.S. Collateral Agent if required). All Proceeds of Collateral received by the U.S. Collateral Agent hereunder shall be held by the U.S. Collateral Agent in the relevant U.S. Collateral Proceeds Account maintained under its sole dominion and control. All Proceeds of Collateral while held by the U.S. Collateral Agent in such U.S. Collateral Proceeds Account (or by the relevant Grantor in trust for the U.S. Collateral Agent and the other Secured Parties) shall continue to be held as collateral security for all the Obligations of such Grantor and shall not constitute payment thereof until applied as provided in subsection 6.5.
     Section 6.5. Application of Proceeds. It is agreed that if an Event of Default shall occur and be continuing, any and all Proceeds of the relevant Granting Party’s Collateral (as defined in the Credit Agreement) received by the U.S. Collateral Agent (whether from the relevant Granting Party or otherwise) shall be held by the U.S. Collateral Agent for the benefit of the Secured Parties as collateral security for the Obligations of the relevant Granting Party (whether matured or unmatured), and/or then or at any time thereafter may, in the sole discretion of the U.S. Collateral Agent, be applied by the U.S. Collateral Agent as follows:
     (a) first, to the payment of all amounts owing the U.S. Collateral Agent for (i) any amounts advanced by the U.S. Collateral Agent in order to preserve the Collateral or preserve its security interest in the Collateral, (ii) in the event of the enforcement of any indebtedness, obligations, or liabilities of any Grantor, after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the U.S. Collateral Agent of its rights hereunder, together with reasonable attorneys’ fees and court costs and (iii) all amounts paid to which the U.S. Collateral Agent has the right to reimbursement under subsection 9.4;
     (b) second, to the extent proceeds remain after the application pursuant to the preceding clause (a), to the payment of all amounts owing to any Agent pursuant to any of the Loan Documents in its capacity as such;
     (c) third, but subject to the provisions of the following subclauses 6.5.6 and 6.5.7, to the extent proceeds remain after the application pursuant to the preceding clauses (a) and (b), an amount equal to the outstanding Primary U.S. Borrower Obligations shall be paid to the Secured Parties as provided in subsection 6.5.2 hereof, with each Secured Party receiving an amount equal to its outstanding Primary U.S. Borrower Obligations or, if the proceeds are insufficient to pay in full all such Primary U.S. Borrower Obligations, its Pro Rata Share of the amount remaining to be distributed;
     (d) fourth, but subject to the provisions of the following subclauses 6.5.6 and 6.5.7, to the extent proceeds remain after the application pursuant to the preceding clauses (a) through (c), an amount equal to the outstanding Primary Canadian Borrower

Obligations shall be paid to the Secured Parties as provided in subsection 6.5.2 hereof, with each Secured Party receiving an amount equal to its outstanding Primary Canadian Borrower Obligations or, if the proceeds are insufficient to pay in full all such Primary Canadian Borrower Obligations, its Pro Rata Share of the amount remaining to be distributed;
     (e) fifth, but subject to the provisions of subclauses 6.5.6 and 6.5.7, to the extent proceeds remain after the application pursuant to the preceding clauses (a) through (d), inclusive, an amount equal to the outstanding Secondary U.S. Borrower Obligations shall be paid to the Secured Parties as provided in subsection 6.5.2 hereof, with each Secured Party receiving an amount equal to its outstanding Secondary U.S. Borrower Obligations or, if the proceeds are insufficient to pay in full all such Secondary U.S. Borrower Obligations, its Pro Rata Share of the amount remaining to be distributed;
     (f) sixth, but subject to the provisions of subclauses 6.5.6 and 6.5.7, to the extent proceeds remain after the application pursuant to preceding clauses (a) through (e), inclusive, an amount equal to the outstanding Secondary Canadian Borrower Obligations shall be paid to the Secured Parties as provided in subsection 6.5.2 hereof, with each Secured Party receiving an amount equal to its outstanding Secondary Canadian Borrower Obligations or, if the proceeds are insufficient to pay in full all such Secondary Canadian Borrower Obligations, its Pro Rata Share of the amount remaining to be distributed;
     (g) seventh, but subject to the provisions of subclauses 6.5.6 and 6.5.7, to the extent proceeds remain after the application pursuant to preceding clauses (a) through (f), inclusive, ratably to any then remaining unpaid Obligations; and
     (h) eighth, to the extent proceeds remain after the application pursuant to the preceding clauses (a) through (g), inclusive, and following the termination of this Agreement, to the relevant Grantor or to whomever may be lawfully entitled to such surplus.
          6.5.2 For purposes of this Agreement, (i) “Pro Rata Share” shall mean, when calculating a Secured Party’s portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Party’s Primary U.S. Borrower Obligations, Primary Canadian Borrower Obligations, Secondary U.S. Borrower Obligations or Secondary Canadian Borrower Obligations, as the case may be, and the denominator of which is the then outstanding amount of all Primary U.S. Borrower Obligations, Primary Canadian Borrower Obligations, Secondary U.S. Borrower Obligations or Secondary Canadian Borrower Obligations, as the case may be, (ii) “Primary Obligations” shall mean (x) in the case of the Loan Document Obligations, all unpaid principal of, premium, if any, fees and interest on, all Loans, all Reimbursement Obligations and all fees and expenses due and owing pursuant to the Credit Agreement and (y) in the case of the Other Obligations, all amounts due under each Interest Rate Protection Agreement or Permitted Hedging Arrangement with an Other Creditor (other than indemnities, fees (including, without limitation, attorneys’ fees) and similar obligations and liabilities), (iii) “Secondary Obligations” shall mean all Obligations other than Primary Obligations, (iv) “Primary U.S. Borrower Obligations” shall mean all Primary

Obligations which are also U.S. Borrower Obligations, (v) “Secondary U.S. Borrower Obligations” shall mean all Secondary Obligations which are also U.S. Borrower Obligations, (vi) “Primary Canadian Borrower Obligations” shall mean all Primary Obligations which are also Canadian Borrower Obligations and (vii) “Secondary Canadian Borrower Obligations” shall mean all Secondary Obligations which are also Canadian Borrower Obligations.
          6.5.3 Each of the Secured Parties, by their acceptance of the benefits hereof and of the other Security Documents, agrees and acknowledges that if the Lender Creditors receive a distribution on account of undrawn amounts with respect to Letters of Credit issued under the Credit Agreement (which shall only occur after all Loans and Reimbursement Obligations constituting Primary U.S. Borrower Obligations or Primary Canadian Borrower Obligations, as the case may be, have been paid in full), such amounts shall be paid to the U.S. Administrative Agent under the Credit Agreement and held by it, for the equal and ratable benefit of the respective Lender Creditors, as cash security for the repayment of Obligations owing to the Lender Creditors as such. If any amounts are held as cash security pursuant to the immediately preceding sentence, then upon the termination of all outstanding Letters of Credit under the Credit Agreement constituting Primary U.S. Borrower Obligations or Primary Canadian Borrower Obligations, as the case may be, and after the application of all such cash security to the repayment of all Obligations owing to the respective Lender Creditors after giving effect to the termination of all such Letters of Credit, if there remains any excess cash, such excess cash shall be returned by the U.S. Administrative Agent to the U.S. Collateral Agent for distribution in accordance with provisions set forth above in this subsection 6.5.
          6.5.4 All payments required to be made hereunder shall be made (x) if to the Lender Creditors, to the U.S. Administrative Agent for the account of the Lender Creditors and (y) if to the Other Creditors, to the trustee, paying agent or other similar representative (each, a “Representative”) for the Other Creditors or, in the absence of such a Representative, directly to the Other Creditors.
          6.5.5 For purposes of applying payments received in accordance with this subsection 6.5, the U.S. Collateral Agent shall be entitled to rely upon (i) the Administrative Agents and (ii) the Representative or, in the absence of such a Representative, upon the Other Creditors for a determination (which the Administrative Agents, each Representative and the Other Creditors agree (or shall agree) to provide upon request of the U.S. Collateral Agent) of the outstanding Primary U.S. Borrower Obligations, Primary Canadian Borrower Obligations, Secondary Canadian Borrower Obligations and Secondary Canadian Borrower Obligations owed to the Lender Creditors or the Other Creditors, as the case may be. Unless it has received written notice from a Lender Creditor or an Other Creditor to the contrary, the Administrative Agents and each Representative, in furnishing information pursuant to the preceding sentence, and the U.S. Collateral Agent, in acting hereunder, shall be entitled to assume that no Secondary Obligations are outstanding. Unless it has written notice from an Other Creditor to the contrary, the U.S. Collateral Agent, in acting hereunder, shall be entitled to assume that no Interest Rate Protection Agreements or Permitted Hedging Arrangements with an Other Creditor are in existence.
          6.5.6 Notwithstanding anything to the contrary contained above, to the extent monies or proceeds to be applied pursuant to this subsection 6.5 consist of proceeds received from a sale or other disposition of Excess Foreign Subsidiary Capital Stock, such proceeds will be applied as otherwise required above in this subsection 6.5, but for this purpose treating the outstanding Primary Obligations and Secondary Obligations as only those obligations secured by the Excess Foreign Subsidiary Capital Stock in accordance with the provisions of clause (x) to the proviso appearing at the end of subsection 3.1 hereof. In determining whether any Excess Foreign Subsidiary Capital Stock has been sold or otherwise disposed of, the U.S. Collateral Agent shall treat any sale or disposition of Capital Stock of any Foreign Subsidiary as first being a sale of Capital Stock which is not Excess Foreign Subsidiary Capital Stock until such time as the stock sold represents 65% of the total combined voting power of all classes of Capital Stock of the respective Foreign Subsidiary and, after such threshold has been met, any further sales of Capital Stock of the respective Foreign Subsidiary shall be treated as sales of Excess Foreign Subsidiary Capital Stock.
          6.5.7 Notwithstanding anything to the contrary contained above, to the extent monies or proceeds to be applied pursuant to this subsection 6.5 consist of proceeds received under any Canadian Security Document, such proceeds will be applied as otherwise required above in this subsection 6.5, but for this purpose (i) reversing clauses (c) and (d) above (thereby treating clause (d) as if it were the third priority of distribution, and treating clause (c) as if it were the fourth priority of distribution) and reversing clauses (e) and (f) above (thereby treating clause (f) above as if it were the fifth priority of distribution and treating clause (e) above as if it were the sixth priority distribution), in each case mutatis mutandis and with any necessary reference changes (to clauses, etc.) and (ii) treating the outstanding Primary Obligations and Secondary Obligations as only those obligations secured by the respective Canadian Security Document.
          6.5.8 It is understood that the Grantors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Obligations.
     Section 6.6. Code and Other Remedies. If an Event of Default shall occur and be continuing, the U.S. Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations to the extent permitted by applicable law, all rights and remedies of a secured party under the Code, under any other applicable law and in equity. Without limiting the generality of the foregoing, to the extent permitted by applicable law, the U.S. Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Granting Party or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances, forthwith collect, receive, appropriate and realize upon the Security Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Security Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the U.S. Collateral Agent or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The U.S. Collateral Agent or any other Secured Party shall have the right, to the extent permitted by law, upon any such sale or sales, to purchase the whole or any part of the Security Collateral so sold, free of any right or equity of redemption in such Granting Party, which right or equity is hereby waived and released. Each Granting Party further agrees, at the U.S. Collateral Agent’s request, to assemble the Security Collateral and make it available to the U.S. Collateral Agent at places which the U.S. Collateral Agent shall reasonably select, whether at such Granting Party’s premises or elsewhere. The U.S. Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this subsection 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Security Collateral or in any way relating to the Security Collateral or the rights of the U.S. Collateral Agent and the other Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations of the relevant Granting Party then due and owing, in the order of priority specified in subsection 6.5 above, and only after such application and after the payment by the U.S. Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the Code, need the U.S. Collateral Agent account for the surplus, if any, to such Granting Party. To the extent permitted by applicable law, (i) such Granting Party waives all claims, damages and demands it may acquire against the U.S. Collateral Agent or any other Secured Party arising out of the repossession, retention or sale of the Security Collateral, other than any such claims, damages and demands that may arise from the gross negligence or willful misconduct of any of the U.S. Collateral Agent or such other Secured Party (in each case as determined in a final non-appealable decision issued by a court of competent jurisdiction), and (ii) if any notice of a proposed sale or other disposition of Security Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.
     Section 6.7. Registration Rights. (a) If the U.S. Collateral Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to subsection 6.6, and if in the reasonable opinion of the U.S. Collateral Agent it is necessary or reasonably advisable to have the Pledged Stock (other than Pledged Stock of Special Purpose Subsidiaries), or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Pledgor will use its reasonable best efforts to cause the Issuer thereof to (i) execute and deliver, and use its best efforts to cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the reasonable opinion of the U.S. Collateral Agent, necessary or advisable to register such Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its reasonable best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of not more than one year from the date of the first public offering of such Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the reasonable opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Such Pledgor agrees to use its reasonable best efforts to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all states and the District of Columbia that the U.S. Collateral Agent shall reasonably designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) that will satisfy the provisions of Section 11(a) of the Securities Act.

          (b) Such Pledgor recognizes that the U.S. Collateral Agent may be unable to effect a public sale of any or all such Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Such Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, to the extent permitted by applicable law, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The U.S. Collateral Agent shall not be under any obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.
          (c) Such Pledgor agrees to use its reasonable best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of such Pledged Stock pursuant to this subsection 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Such Pledgor further agrees that a breach of any of the covenants contained in this subsection 6.7 will cause irreparable injury to the U.S. Collateral Agent and the Lenders, that the U.S. Collateral Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this subsection 6.7 shall be specifically enforceable against such Pledgor, and to the extent permitted by applicable law, such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred or is continuing under the Credit Agreement.
     Section 6.8. Waiver; Deficiency. Each Granting Party shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Security Collateral are insufficient to pay in full, the Loans, Reimbursement Obligations constituting Obligations of such Granting Party and, to the extent then due and owing, all other Obligations of such Granting Party and the reasonable fees and disbursements of any attorneys employed by the U.S. Collateral Agent or any other Secured Party to collect such deficiency.
ARTICLE VII
The Collateral Agent
     Section 7.1. U.S. Collateral Agent’s Appointment as Attorney-in-Fact, etc. (a) Each Granting Party hereby irrevocably constitutes and appoints the U.S. Collateral Agent and any authorized officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Granting Party and in the name of such Granting Party or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be reasonably necessary or desirable to accomplish the purposes of this Agreement to the extent permitted by applicable law, provided that the U.S. Collateral Agent agrees not to exercise such power except upon the occurrence and during the continuance of any Event of Default. Without limiting the generality of the foregoing, at any time when an Event of Default has occurred and is continuing (in each case to the extent permitted by applicable law), (x) each Pledgor hereby gives the U.S. Collateral Agent the power and right, on behalf of such Pledgor, without notice or assent by such Pledgor, to execute, in connection with any sale provided for in subsection 6.6 or 6.7, any endorsements, assessments or other instruments of conveyance or transfer with respect to such Pledgor’s Pledged Collateral, and (y) each Grantor hereby gives the U.S. Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:
     (i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account Receivable of such Grantor that constitutes Collateral or with respect to any other Collateral of such Grantor and file any claim or take any other action or institute any proceeding in any court of law or equity or otherwise deemed appropriate by the U.S. Collateral Agent for the purpose of collecting any and all such moneys due under any Account Receivable of such Grantor that constitutes Collateral or with respect to any other Collateral of such Grantor whenever payable;
     (ii) in the case of any Copyright, Patent, or Trademark constituting Collateral of such Grantor, execute and deliver any and all agreements, instruments, documents and papers as the U.S. Collateral Agent may reasonably request to such Grantor to evidence the U.S. Collateral Agent’s and the Lenders’ security interest in such Copyright, Patent, or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;
     (iii) pay or discharge taxes and Liens, other than Liens permitted under this Agreement or the other Loan Documents, levied or placed on the Collateral of such Grantor, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof; and
     (iv) (A) direct any party liable for any payment under any of the Collateral of such Grantor to make payment of any and all moneys due or to become due thereunder directly to the U.S. Collateral Agent or as the U.S. Collateral Agent shall direct; (B) ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral of such Grantor; (C) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral of such Grantor; (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral of such Grantor or any portion thereof and to enforce any other right in respect of any Collateral of such Grantor; (E) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral of such Grantor; (F) settle, compromise or adjust any such suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the U.S. Collateral Agent may deem appropriate; (G) subject to any existing reserved rights or licenses, assign any Copyright, Patent or Trademark constituting Collateral of such Grantor (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), for such term or terms, on such conditions, and in such manner, as the U.S. Collateral Agent shall in its sole discretion determine; and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral of such Grantor as fully and completely as though the U.S. Collateral Agent were the absolute owner thereof for all purposes, and do, at the U.S. Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the U.S. Collateral Agent deems necessary to protect, preserve or realize upon the Collateral of such Grantor and the U.S. Collateral Agent’s and the other Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.
          (b) The reasonable expenses of the U.S. Collateral Agent incurred in connection with actions undertaken as provided in this subsection 7.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due ABR Loans that are U.S. RCF Loans under the Credit Agreement, from the date of payment by the U.S. Collateral Agent to the date reimbursed by the relevant Granting Party, shall be payable by such Granting Party to the U.S. Collateral Agent on demand.
          (c) Each Granting Party hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable as to the relevant Granting Party until this Agreement is terminated as to such Granting Party, and the security interests in the Security Collateral of such Granting Party created hereby are released.
          Section 7.2. Duty of U.S. Collateral Agent. The U.S. Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Security Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the U.S. Collateral Agent deals with similar property for its own account. None of the U.S. Collateral Agent or any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Security Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Security Collateral upon the request of any Granting Party or any other Person or, except as otherwise provided herein, to take any other action whatsoever with regard to the Security Collateral or any part thereof. The powers conferred on the U.S. Collateral Agent and the other Secured Parties hereunder are solely to protect the U.S. Collateral Agent’s and the other Secured Parties’ interests in the Security Collateral and shall not impose any duty upon the U.S. Collateral Agent or any other Secured Party to exercise any such powers. The U.S. Collateral Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Granting Party for any act or failure to act hereunder, except as otherwise provided herein or for their own gross negligence or willful misconduct (as determined in a final non-appealable decision issued by a court of competent jurisdiction).
          Section 7.3. Financing Statements. Pursuant to any applicable law, each Granting Party authorizes the U.S. Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to such Granting Party’s Security Collateral without the signature of such Granting Party in such form and in such filing offices as the U.S. Collateral Agent reasonably determines appropriate to perfect the security interests of the U.S. Collateral Agent under this Agreement. Each Granting Party authorizes the U.S. Collateral Agent to use any collateral description determined by the U.S. Collateral Agent, including, without limitation, the collateral description “all personal property” or “all assets” in any such financing statements.
          Section 7.4. Authority of U.S. Collateral Agent. Each Granting Party acknowledges that the rights and responsibilities of the U.S. Collateral Agent under this Agreement with respect to any action taken by the U.S. Collateral Agent or the exercise or non-exercise by the U.S. Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement or any amendment, supplement or other modification of this Agreement shall, as between the U.S. Collateral Agent and the Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the U.S. Collateral Agent and the Granting Parties, the U.S. Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Granting Party shall be under any obligation, or entitlement, to make any inquiry respecting such authority.
          Section 7.5. Right of Inspection. Upon reasonable written advance notice to any Grantor and as often as may reasonably be desired, or at any time and from time to time after the occurrence and during the continuation of an Event of Default, the U.S. Collateral Agent shall have reasonable access during normal business hours to all the books, correspondence and records of such Grantor, and the U.S. Collateral Agent and its representatives may examine the same, and to the extent reasonable take extracts therefrom and make photocopies thereof, and such Grantor agrees to render to the U.S. Collateral Agent at such Grantor’s reasonable cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. The U.S. Collateral Agent and its representatives shall also have the right, upon reasonable advance written notice to such Grantor subject to any lease restrictions, to enter during normal business hours into and upon any premises owned, leased or operated by such Grantor where any of such Grantor’s Inventory or Equipment is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.
ARTICLE VIII
Non-Lender Secured Parties
          Section 8.1. Rights to Collateral. (a) The Non-Lender Secured Parties shall not have any right whatsoever to do any of the following: (i) exercise any rights or remedies with respect to the Collateral (such term, as used in this Section 8, having the meaning assigned to it in the Credit Agreement), including, without limitation, the right to (A) enforce any Liens or sell or otherwise foreclose on any portion of the Collateral, (B) request any action, institute any proceedings, exercise any voting rights, give any instructions, make any election, notice account debtors or make collections with respect to all or any portion of the Collateral or (C) release any Guarantor under this Agreement or release any Collateral from the Liens of any Security

Document or consent to or otherwise approve any such release; (ii) demand, accept or obtain any Lien on any Collateral (except for Liens arising under, and subject to the terms of, this Agreement); (iii) vote in any Bankruptcy Case or similar proceeding in respect of Holdings or any of its Subsidiaries (any such proceeding, for purposes of this clause (a), a “Bankruptcy”) with respect to, or take any other actions concerning the Collateral; (iv) receive any proceeds from any sale, transfer or other disposition of any of the Collateral (except in accordance with this Agreement); (v) oppose any sale, transfer or other disposition of the Collateral; (vi) object to any debtor-in-possession financing in any Bankruptcy which is provided by one or more Lenders among others (including on a priming basis under Section 364(d) of the Bankruptcy Code); (vii) object to the use of cash collateral in respect of the Collateral in any Bankruptcy; or (viii) seek, or object to the Lenders seeking on an equal and ratable basis, any adequate protection or relief from the automatic stay with respect to the Collateral in any Bankruptcy.
          (b) Each Non-Lender Secured Party, by its acceptance of the benefits of this Agreement and the other Security Documents, agrees that in exercising rights and remedies with respect to the Collateral, the U.S. Collateral Agent and the Lenders, with the consent of the U.S. Collateral Agent, may enforce the provisions of the Security Documents and exercise remedies thereunder and under any other Loan Documents (or refrain from enforcing rights and exercising remedies), all in such order and in such manner as they may determine in the exercise of their sole business judgment. Such exercise and enforcement shall include, without limitation, the rights to collect, sell, dispose of or otherwise realize upon all or any part of the Collateral, to incur expenses in connection with such collection, sale, disposition or other realization and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction. The Non-Lender Secured Parties by their acceptance of the benefits of this Agreement and the other Security Documents hereby agree not to contest or otherwise challenge any such collection, sale, disposition or other realization of or upon all or any of the Collateral. Whether or not a Bankruptcy Case has been commenced, the Non-Lender Secured Parties shall be deemed to have consented to any sale or other disposition of any property, business or assets of Holdings or any of its Subsidiaries and the release of any or all of the Collateral from the Liens of any Security Document in connection therewith.
          (c) Notwithstanding any provision of this subsection 8.1, the Non-Lender Secured Parties shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleadings (A) in order to prevent any Person from seeking to foreclose on the Collateral or supersede the Non-Lender Secured Parties’ claim thereto or (B) in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Non-Lender Secured Parties.
          (d) Each Non-Lender Secured Party, by its acceptance of the benefit of this Agreement, agrees that the U.S. Collateral Agent and the Lenders may deal with the Collateral, including any exchange, taking or release of Collateral, may change or increase the amount of the Borrower Obligations and/or the Guarantor Obligations, and may release any Guarantor from its Obligations hereunder, all without any liability or obligation (except as may be otherwise expressly provided herein) to the Non-Lender Secured Parties.

          Section 8.2. Appointment of Agent. Each Non-Lender Secured Party, by its acceptance of the benefits of this Agreement and the other Security Documents, shall be deemed irrevocably to make, constitute and appoint the U.S. Collateral Agent, as agent under the Credit Agreement (and all officers, employees or agents designated by the U.S. Collateral Agent) as such Person’s true and lawful agent and attorney-in-fact, and in such capacity, the U.S. Collateral Agent shall have the right, with power of substitution for the Non-Lender Secured Parties and in each such Person’s name or otherwise, to effectuate any sale, transfer or other disposition of the Collateral. It is understood and agreed that the appointment of the U.S. Collateral Agent as the agent and attorney-in-fact of the Non-Lender Secured Parties for the purposes set forth herein is coupled with an interest and is irrevocable. It is understood and agreed that the U.S. Collateral Agent has appointed the U.S. Administrative Agent as its agent for purposes of perfecting certain of the security interests created hereunder and for otherwise carrying out certain of its obligations hereunder.
          Section 8.3. Waiver of Claims. To the maximum extent permitted by law, each Non-Lender Secured Party waives any claim it might have against the U.S. Collateral Agent or the Lenders with respect to, or arising out of, any action or failure to act or any error of judgment, negligence, or mistake or oversight whatsoever on the part of the U.S. Collateral Agent or the Lenders or their respective directors, officers, employees or agents with respect to any exercise of rights or remedies under the Loan Documents or any transaction relating to the Collateral (including, without limitation, any such exercise described in subsection 8.1(b) above), except for any such action or failure to act which constitutes willful misconduct or gross negligence of such Person. None of the U.S. Collateral Agent or any Lender or any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Holdings, any Subsidiary of Holdings, any Non-Lender Secured Party or any other Person or to take any other action or forbear from doing so whatsoever with regard to the Collateral or any part thereof, except for any such action or failure to act which constitutes willful misconduct or gross negligence of such Person (as determined in a final non-appealable decision by a court of competent jurisdiction).
ARTICLE IX
Miscellaneous
          Section 9.1. Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each affected Granting Party and the U.S. Collateral Agent (acting at the directions of the Required Lenders or, if required pursuant to Section 11.1 of the Credit Agreement, all of the Lenders), provided that (a) any provision of this Agreement imposing obligations on any Granting Party may be waived by the U.S. Collateral Agent in a written instrument executed by the U.S. Collateral Agent (acting at the directions of the Required Lenders or, if required pursuant to Section 11.1 of the Credit Agreement, all of the Lenders) and (b) notwithstanding anything to the contrary in subsection 11.1 of the Credit Agreement, no such waiver and no such amendment or modification shall amend, modify or waive the definition of “Secured Party” or subsection 6.5 if such waiver, amendment, or modification would adversely affect a Secured Party without the written consent of each such affected Secured Party.

          Section 9.2. Notices. All notices, requests and demands to or upon the U.S. Collateral Agent or any Granting Party hereunder shall be effected in the manner provided for in subsection 11.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1, unless and until such Guarantor shall change such address by notice to the U.S. Collateral Agent and the U.S. Administrative Agent given in accordance with subsection 11.2 of the Credit Agreement.
          Section 9.3. No Waiver by Course of Conduct; Cumulative Remedies. None of the U.S. Collateral Agent or any other Secured Party shall by any act (except by a written instrument pursuant to subsection 9.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the U.S. Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the U.S. Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the U.S. Collateral Agent or such other Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
          Section 9.4. Enforcement Expenses; Indemnification. (a) Each Guarantor jointly and severally agrees to pay or reimburse each Secured Party and the U.S. Collateral Agent for all their respective reasonable costs and expenses incurred in collecting against any Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement against such Guarantor and the other Loan Documents to which such Guarantor is a party, including, without limitation, the reasonable fees and disbursements of counsel to the Secured Parties, the U.S. Collateral Agent and the U.S. Administrative Agent.
          (b) Each Grantor jointly and severally agrees to pay, and to save the U.S. Collateral Agent, the U.S. Administrative Agent and the other Secured Parties harmless from, (x) any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Security Collateral or in connection with any of the transactions contemplated by this Agreement and (y) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement (collectively, the “indemnified liabilities”), in each case to the extent the Parent Borrower would be required to do so pursuant to subsection 11.5 of the Credit Agreement, and in any event excluding any taxes or other indemnified liabilities arising from gross negligence or willful misconduct of the U.S. Collateral Agent or any other Secured Party (as determined in a final non-appealable decision by a court of competent jurisdiction).
          (c) The agreements in this subsection 9.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

          Section 9.5. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Granting Parties, the U.S. Collateral Agent and the Secured Parties and their respective successors and assigns; provided that no Granting Party may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the U.S. Collateral Agent.
          Section 9.6. Set-Off. Each Guarantor hereby irrevocably authorizes each of the Administrative Agent and the U.S. Collateral Agent and each other Secured Party at any time and from time to time without notice to such Guarantor, any other Guarantor or any of the Borrowers, any such notice being expressly waived by each Guarantor and by each Borrower, to the extent permitted by applicable law, upon the occurrence and during the continuance of an Event of Default under subsection 9(a) of the Credit Agreement so long as any amount remains unpaid after it becomes due and payable by such Guarantor hereunder, to set-off and appropriate and apply against any such amount any and all deposits (general or special, time or demand, provisional or final) (other than the U.S. Collateral Proceeds Account), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the U.S. Collateral Agent, the U.S. Administrative Agent or such other Secured Party to or for the credit or the account of such Guarantor, or any part thereof in such amounts as the U.S. Collateral Agent, the U.S. Administrative Agent or such other Secured Party may elect. The U.S. Collateral Agent, the U.S. Administrative Agent and each other Secured Party shall notify such Guarantor promptly of any such set-off and the application made by the U.S. Collateral Agent, the U.S. Administrative Agent or such other Secured Party of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the U.S. Collateral Agent, the U.S. Administrative Agent and each other Secured Party under this subsection 9.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the U.S. Collateral Agent, the U.S. Administrative Agent or such other Secured Party may have.
          Section 9.7. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
          Section 9.8. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction; provided that, with respect to any Pledged Stock issued by a Foreign Subsidiary, all rights, powers and remedies provided in this Agreement may be exercised only to the extent that they do not violate any provision of any law, rule or regulation of any Governmental Authority applicable to any such Pledged Stock or affecting the legality, validity or enforceability of any of the provisions of this Agreement against the Pledgor (such laws, rules or regulations, “Applicable Law”) and are intended to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any Applicable Law.

          Section 9.9. Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
          Section 9.10. Integration. This Agreement and the other Loan Documents represent the entire agreement of the Granting Parties, the U.S. Collateral Agent and the other Secured Parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Granting Parties, the U.S. Collateral Agent or any other Secured Party relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.
          Section 9.11. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
          Section 9.12. Submission To Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:
     (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America located in the county of New York, and appellate courts from any thereof;
     (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
     (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address referred to in subsection 9.2 or at such other address of which the U.S. Collateral Agent and the U.S. Administrative Agent (in the case of any other party hereto) or the Parent Borrower (in the case of the U.S. Collateral Agent and the U.S. Administrative Agent) shall have been notified pursuant thereto;
     (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and
     (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any consequential or punitive damages.
          Section 9.13. Acknowledgments. Each Guarantor hereby acknowledges that:

     (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;
     (b) none of the U.S. Collateral Agent, the U.S. Administrative Agent or any other Secured Party has any fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Guarantors, on the one hand, and the U.S. Collateral Agent, the U.S. Administrative Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of creditor and debtor; and
     (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby and thereby among the Secured Parties or among the Guarantors and the Secured Parties.
          Section 9.14. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.
          Section 9.15. Additional Granting Parties. Each new Subsidiary of the Parent Borrower that is required to become a party to this Agreement pursuant to subsection 7.9(b) of the Credit Agreement shall become a Granting Party for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 2 hereto. Each existing Granting Party that is required to become a Pledgor with respect to Capital Stock of any new Subsidiary of the Parent Borrower pursuant to subsection 7.9(b) of the Credit Agreement shall become a Pledgor with respect thereto upon execution and delivery by such Granting Party of a Supplemental Agreement substantially in the form of Annex 2 hereto.
          Section 9.16. Releases. (a) At such time as the Loans, the Reimbursement Obligations and the other Obligations then due and owing shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, all Security Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the U.S. Collateral Agent and each Granting Party hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Security Collateral shall revert to the Granting Parties. At the request and sole expense of any Granting Party following any such termination, the U.S. Collateral Agent shall deliver to such Granting Party any Security Collateral held by the U.S. Collateral Agent hereunder, and execute and deliver to such Granting Party such documents (including without limitation UCC termination statements) as such Granting Party shall reasonably request to evidence such termination.
          (b) In connection with any sale or other disposition of Security Collateral permitted by the Credit Agreement (other than any sale or disposition to another Grantor), the Lien pursuant to this Agreement on such sold or disposed of Security Collateral shall be automatically released. In connection with the sale or other disposition of all of the Capital Stock of any Guarantor (other than to Holdings, the Parent Borrower or a Subsidiary of either) or the sale or other disposition of Security Collateral (other than a sale or disposition to another Grantor) permitted under the Credit

Agreement, the U.S. Collateral Agent shall, upon receipt from the Parent Borrower of a written request for the release of such Guarantor from its Guarantee or the release of the Security Collateral subject to such sale or other disposition, identifying such Guarantor or the relevant Security Collateral and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Parent Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents, execute and deliver to the relevant Granting Party (at the sole cost and expense of such Granting Party and without representation or warranty of any kind) all releases or other documents (including without limitation UCC termination statements) necessary or reasonably desirable for the release of such Guarantee or the Liens created hereby on such Security Collateral, as applicable, as such Granting Party may reasonably request.
          Section 9.17. Judgment. (a) If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in one currency into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the U.S. Collateral Agent could purchase the first currency with such other currency on the Business Day preceding the day on which final judgment is given.
          (b) The obligations of any Guarantor in respect of this Agreement to the U.S. Collateral Agent, for the benefit of each holder of Secured Obligations, shall, notwithstanding any judgment in a currency (the “judgment currency”) other than the currency in which the sum originally due to such holder is denominated (the “original currency”), be discharged only to the extent that on the Business Day following receipt by the U.S. Collateral Agent of any sum adjudged to be so due in the judgment currency, the U.S. Collateral Agent may in accordance with normal banking procedures purchase the original currency with the judgment currency; if the amount of the original currency so purchased is less than the sum originally due to such holder in the original currency, such Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the U.S. Collateral Agent for the benefit of such holder, against such loss, and if the amount of the original currency so purchased exceeds the sum originally due to the U.S. Collateral Agent, the U.S. Collateral Agent agrees to remit to the Parent Borrower, such excess. This covenant shall survive the termination of this Agreement and payment of the Obligations and all other amounts payable hereunder.
[Remainder of page left blank intentionally; Signature page to follow.]

EXECUTION VERION
EXHIBIT G-2
     IN WITNESS WHEREOF, the undersigned has caused this U.S. Guarantee and Collateral Agreement to be duly executed and delivered as of the date first written above.

RSC HOLDINGS II, LLC

By:
Name:
Title:

RSC HOLDINGS III, LLC

By:
Name:
Title:

RENTAL SERVICE CORPORATION

By:
Name:
Title:

Acknowledged and Agreed to as
of the date hereof by:
DEUTSCHE BANK AG, NEW YORK BRANCH,
     as U.S. Collateral Agent and U.S. Administrative
      Agent
     By:
             Name:
             Title:
     By:
             Name:
             Title:

EXECUTION VERION
EXHIBIT G-2
SCHEDULE 1
NOTICE ADDRESSES OF GUARANTORS
          Notices, requests or demands to or upon any Guarantor under the U.S. Guarantee and Collateral Agreement shall be made to such Guarantor:
c/o RENTAL SERVICE CORPORATION
6929 East Greenway Parkway
Scottsdale, Arizona 85254
Attention: Kevin Loughlin, Vice President and Treasurer
Facsimile: (281) 647-5002
Telephone: (281) 647-2412
with copies to:
Ripplewood Holdings, L.L.C.
1 Rockefeller Plaza, 32nd Floor
New York, New York 10020
Attention: Christopher P. Minnetian, Esq.
Facsimile: (212) 218-2778
Telephone: (212) 582-6700
Oak Hill Capital Management, LLC
65 East 55th Street, 36th Floor
New York, New York 10022
Attention: John R. Monsky, Esq.
Facsimile: (212) 758-3572
Telephone: (212) 326-1590
Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
Attention: Paul D. Brusiloff, Esq.
Facsimile: (212) 521-7015
Telephone: (212) 909-6015

EXECUTION VERION
EXHIBIT G-2
SCHEDULE 2
PLEDGED SECURITIES
I. Pledged Stock

					Number of	% of All Issued
		Class of			Shares or	Capital or Other
		Stock or		Certificate	Interests	Equity Interests of
Pledgor	Issuer	Interests	Par Value	No(s).	Pledged	Issuer Pledged
RSC Holdings II, LLC	RSC Holdings III, LLC	N/A	N/A	Uncertificated	N/A	100%

RSC Holdings III, LLC	Rental Service Corporation	Common	No par value.	2	1,000	100%

Rental Service Corporation	Rental Service Corporation of Canada Ltd.	Common	No par value.	8	715	65%

Rental Service Corporation	Rental Service Corporation of Canada Ltd.	Common	No par value.	9	385	35%
II. Pledged Notes
          None.

EXECUTION VERION
EXHIBIT G-2
SCHEDULE 3
PERFECTION MATTERS
Existing Security Interests
     None.
UCC Filings

Granting Party		State	Filing Office	Document Filed
1.	RSC Holdings II, LLC	Delaware	Secretary of State	Form UCC-1

2.	RSC Holdings III, LLC	Delaware	Secretary of State	Form UCC-1

3.	Rental Service Corporation	Arizona	Secretary of State	Form UCC-1
Intellectual Property Filings
A. Filings with the U.S. Patent and Trademark Office
Filing of a Notice of Grant of Security Interest in Trademarks owned by Rental Service Corporation
B. Filings with the U.S. Copyright Office
Filing of a Notice of Grant of Security Interest in Copyrights owned by Rental Service Corporation

EXECUTION VERION
EXHIBIT G-2
SCHEDULE 4
LOCATION OF JURISDICTION OF ORGANIZATION

Granting Party	Jurisdiction of Incorporation
RSC Holdings II, LLC	Delaware, United States

RSC Holdings III, LLC	Delaware, United States

Rental Service Corporation	Arizona, United States

EXECUTION VERION
EXHIBIT G-2
SCHEDULE 5
INTELLECTUAL PROPERTY
A.	Patents and Patent Licenses

None.

B.	Trademarks and Trademark Licenses
1. U.S. Trademarks

Trademark	App. No.	App. Date	Reg. No.	Reg. Date	Status	Owner of Record
1-888-RENT-RSC	75939274	3/3/2000	2435179	3/13/2001	Registered 3/13/01	RSC

1-888-RENT-RSC	75937962	3/3/2000	2435174	3/13/2001	Registered 3/13/01	RSC

BRAND ON COMMAND	78757357	11/18/2005			Pending	RSC

RENT OUR EQUIPMENT CUT YOUR COSTS	78570582	2/18/2005	3147687	9/26/06	Registration 9/26/06 RSC elected not to pursue further	RSC

RENT OUR EQUIPMENT RAISE YOUR PROFITS	78560196	2/3/2005			Published for Opposition 10/17/06	RSC

RSC	78795158	1/19/2006			Pending	RSC

RSC	75319879	7/7/1997	2264049	7/27/1999	Sec. 8 & 15 Accepted 1/14/05	RSC

RSC EQUIPMENT RENTAL	78492564	9/30/2004	3136868	8/29/2006	Registered 8/29/06	RSC

RSC ONLINE	78534413	12/17/2004	3111367	7/4/2006	Registration 7/4/06	RSC

RSC RENTAL SERVICE CORPORATION	74709781	8/1/1995	2028379	1/7/1997	Sec. 8 & 15 Accepted 3/28/03	RSC

RSC’S BRAND ON COMMAND	78757380	11/18/2005			Approved for Publication 10/20/06	RSC

TOTAL CONTROL	76510869	4/30/2003	2850473	6/8/2004	Registered 6/8/04	RSC
2. State Trademarks

Owner of
State	Trademark	App. No.	App. Date	Reg. No.	Reg. Date	Status	Record
Wisconsin†	SARGE’S A-1 RENTALS		November 17, 1999			Registered	RSC

Kansas†	VALLEY RENTALS		August 21, 1998			Registered	RSC

Owner of
State	Trademark	App. No.	App. Date	Reg. No.	Reg. Date	Status	Record
Kansas†	CENTER RENTAL, SALES, SERVICE		August 21, 1998			Registered	RSC

†	These are state trademark registrations which RSC does not intend to renew.
3. Foreign Trademarks

							Owner of
State	Trademark	App. No.	App. Date	Reg. No.	Reg. Date	Status	Record
Canada	TOTAL CONTROL	1195024 RSC-10124	10/29/2003	TMA672415	9/12/2006	Registered 9/12/06	RSC

Mexico	RSC EQUIPMENT RENTAL 800.222. 7777		4/22/2005	890294			Atlas Copco Mexicana Tlainepanti a Mexico*

Mexico	RSC EQUIPMENT RENTAL 800.222.7777		4/22/2005	889386			Atlas Copco Mexicana Tlainepanti a Mexico*

*	To be assigned to RSC
4. Trademark Licenses
None.
C. Copyrights and Copyright Licenses
1. U.S. Registered Copyrights

Title	Reg. No.	Reg. Date	Owner of Record
Main—Industrial Air Tools tool rental system	TX-5-866-708	10/28/2003	RSC
2. Copyright Licenses1

1.	AT&T Master Agreement Version IX MA Reference No. 120681 dated May 27, 2003 between the Company and AT&T, together with Addendum thereto of even date therewith, and any Supplement, Addendum, or Annex thereto.

2.	Software License Agreement dated November 14, 2000 between Acceleron Incorporated and RSC.

3.	Kronos Sales Agreement and Software License dated as of May 14, 2004 between Kronos Incorporated and Rental Service Corporation.

[1]	Other agreements (including licenses) with any Grantor with respect to other software or incidental use of trademarks or technology are not listed.

4.	Non-Exclusive License Agreement dated August 31, 1994 between Lawson Associates Inc. and RSC (successor to Acme Holdings, Inc.), together with Addenda thereto.

5.	Master Agreement dated August 31, 1994 between Wynne Systems, Inc. and ACME Acquisition Corp., together with Amendment Number One thereto dated December 10, 1999, Amendment Number Two thereto dated as of September 3, 2003 and Custom Programming and Confidentiality Agreement dated March 20, 1998.

6.	CopperKey Data and Professional Services Agreement 0105 dated as of December 13, 2004 between RSC and CopperKey, Inc.

7.	License and Services Agreement dated December 15, 2005 between PROS Revenue Management, L.P. dba PROS Pricing Solutions and RSC, together with First Amendment thereto dated March 20, 2006.

8.	Services and Software License Agreement dated as of December 17, 2002 between the Company and ProBusiness Services, Inc., as amended by First Amendment thereto dated May 31, 2005.

9.	Software License Agreement dated February 25, 2003 between Conduit Internet Technologies, Inc. and RSC.

10.	Qualcomm — Omnitracs and Omniexpress Contract, dated September 26, 2003, and any Amendment thereto.

11.	Safety Solutions Systems Amendment to Contract Customer Training Information and Data Management, dated March 13, 2006.

12.	Taleo Application Service Provider Agreement (dated June 20, 2005).

13.	Multivendor Information Technology Recovery Services Contract, together with Statement of Work for Services — IBM Business Continuity and Recovery Services for Operating System Restore, effective October 7, 2006, between IBM Corporation and Rental Service Corporation as supplemented or amended.

14.	IBM Agreement for Exchange of Confidential Information, dated September 16, 2003, between Atlas Copco North America (c/o Rental Service Corporation) and International Business Machines Corporation.

15.	Relavis Corporation Consulting Services Agreement, effective as of May 19, 2004, between Relavis Corporation and Rental Service Comparison.

16.	Sprint Customer Service Agreement No. BSG0408-2640, between Sprint and RSC.

17.	Bellsouth Business Master Agreement For Regulated Services and Volume Term Agreement, effective September 1, 2004, between RSC and affiliates and BellSouth Telecommunications, Inc.

18.	Qwest ISDN PRS, and/or DSS advanced and/or UAS Bulk Rated Agreement, undated, between RSC and Qwest Corporation.

19.	Texas Primary Rate ISDN SmartTrunk Promotion, effective December 8, 2004, between Southwestern Bell Telephone and RSC.

20.	Boomerang Software License Agreement, dated October 4, 2001, by and between Acceleron, Inc. and Rental Service Corporation.

21.	Maintenance & Support Agreement, Schedule B to the Boomerang Software License Agreement, dated October 4, 2001, by and between Acceleron, Inc. and Rental Service Corporation.

22.	Safety Solutions Systems Amendment to Contract Authority to Amend Contract and Return of Data and Software Code, dated April 19, 2006.

23.	Safety Solutions Systems Amendment to Contract Employee/Customer Training Information and Data Management, dated April 19, 2006.

24.	Safety Solutions Systems Amendment to Contract Customer Training Information and Data Management, dated March 13, 2006.

25.	Safety Solutions Systems Amendment to Contract Books and Records, dated September 26, 2005.

26.	Safety Solutions Systems Amendment to Letter of Intent and Contract DOT HAZMAT Training Employee Training Management & Data Management, dated October 27, 2005.

27.	Safety Solutions Systems Amendment Letter to Contract-Ad Hoc Services - Project Management, Programming, Integration, Data Auditing and Data Entry, dated October 27, 2005.

28.	DOT Compliance Management Project Review Summary, dated August 8, 2006, as related to Rental Service Corporation and Safety Solutions Systems.

29.	Letter regarding Contractual Compliance Status Statement, dated September 14, 2006.

30.	Professional Services and Non-Disclosure Agreement, dated February 6, 2003, by and between Software Architects, Inc. and Rental Service Corporation.

31.	Mutual Non-Disclosure Agreement, dated January 28, 2003, by and between Software Architects, Inc. and Rental Service Corporation.

32.	Amendment 1 to Professional Services and Non-Disclosure Agreement, dated as of March 5, 2004, between Software Architects, Inc. and Rental Service Corporation.

33.	Amendment 2 to Professional Services Agreement, dated as of March 6, 2005 between Software Architects, Inc. and Rental Service Corporation.

34.	Amendment 3 to Professional Services Agreement, dated as of February 7, 2006, between Software Architects, Inc. and Rental Service Corporation.

35.	Letter Agreement dated July 6, 2006, between Data Rich International addressed to Rental Service Corporation.

36.	Agreement for Consulting Service, dated as of July 28, 2006, by and between Rental Service Corporation and Technology Transfer Incorporated.

37.	Pembrooke Contract for Services, dated as of August 30, 2005, by and between Pembrooke Occupational Health, Inc. and Rental Service Corporation.

38.	Consent Agreement, effective July 31, 2006, by and between the Royal Shakespeare Company and Rental Service Corporation.

39.	Total Control software is licensed to certain customers in the ordinary course of business.

40.	Licenses for the following software: IBM Lotus Notes CEO, Symantec Anti-Virus Enterprise Edition and Microsoft MS Enterprise Agreement (Windows and MS Office).

EXECUTION VERION
EXHIBIT G-2
SCHEDULE 6
CONTRACTS
None.

EXECUTION VERION
EXHIBIT G-2
SCHEDULE 7
COMMERCIAL TORT CLAIMS
None.

ANNEX 1
to
U.S. Guarantee and Collateral Agreement
ACKNOWLEDGEMENT AND CONSENT*
          The undersigned hereby acknowledges receipt of a copy of the U.S. Guarantee and Collateral Agreement, dated as of November 27, 2006 (the “Agreement”), made by the Granting Parties thereto for the benefit of Deutsche Bank AG, New York Branch, as U.S. Collateral Agent and U.S. Administrative Agent. The undersigned agrees for the benefit of the U.S. Collateral Agent, the U.S. Administrative Agent and the Lenders as follows:
          The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.
          The undersigned will notify the U.S. Collateral Agent promptly in writing of the occurrence of any of the events described in subsection 5.3.1 of the Agreement.
          The terms of subsections 6.3(c) and 6.7 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to subsection 6.3(c) or 6.7 of the Agreement.

[NAME OF ISSUER]

By:
Name:
Title:

Address for Notices:

Fax:

*	This consent is necessary only with respect to any Issuer which is not also a Granting Party.

ANNEX 2
to
U.S. Guarantee and Collateral Agreement
ASSUMPTION AGREEMENT
          ASSUMPTION AGREEMENT, dated as of ___, ___, made by                                                            , a                      corporation (the “Additional Granting Party”), in favor of DEUTSCHE BANK AG, NEW YORK BRANCH, as U.S. collateral agent (in such capacity, the “U.S. Collateral Agent”) and as U.S. administrative agent (in such capacity, the “U.S. Administrative Agent”) for the banks and other financial institutions (the “Lenders”) from time to time parties to the Credit Agreement referred to below and the other Secured Parties (as defined below). All capitalized terms not defined herein shall have the meaning ascribed to them in such the U.S. Guarantee and Collateral Agreement referred to below, or if not defined therein, in the Credit Agreement.
W I T N E S S E T H:
          WHEREAS, RSC HOLDINGS II, LLC (“ Holdings “), RSC HOLDINGS III, LLC (the “ Parent Borrower “), RENTAL SERVICE CORPORATION (“RSC”), RENTAL SERVICE CORPORATION OF CANADA LTD., the other Borrowers parties thereto, DEUTSCHE BANK AG, NEW YORK BRANCH, as U.S. administrative agent and U.S. collateral agent, DEUTSCHE BANK AG, CANADA BRANCH, as Canadian agent and Canadian collateral agent, and the other parties party thereto are parties to a Credit Agreement, dated as of November 27, 2006 (as amended, supplemented, waived or otherwise modified from time to time, the “ Credit Agreement “);
          WHEREAS, in connection with the Credit Agreement, Holdings, the Parent Borrower, RSC and certain of its Subsidiaries are, or are to become, parties to the U.S. Guarantee and Collateral Agreement, dated as of November 27, 2006 (as amended, supplemented, waived or otherwise modified from time to time, the “ U.S. Guarantee and Collateral Agreement “), in favor of the Collateral Agent, for the ratable benefit of the Secured Parties (as defined in the U.S. Guarantee and Collateral Agreement); WHEREAS, the Additional Granting Party is a member of an affiliated group of companies that includes the Parent Borrower and each other Granting Party; the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrowers to make valuable transfers to one or more of the other Granting Parties (including the Additional Granting Party) in connection with the operation of their respective businesses; and the Borrowers and the other Granting Parties (including the Additional Granting Party) are engaged in related businesses, and each such Granting

Party (including the Additional Granting Party) will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement;
          WHEREAS, the Credit Agreement requires the Additional Granting Party to become a party to the U.S. Guarantee and Collateral Agreement; and
          WHEREAS, the Additional Granting Party has agreed to execute and deliver this Assumption Agreement in order to become a party to the U.S. Guarantee and Collateral Agreement;
          NOW, THEREFORE, IT IS AGREED:
          1. U.S. Guarantee and Collateral Agreement . By executing and delivering this Assumption Agreement, the Additional Granting Party, as provided in subsection 9.15 of the U.S. Guarantee and Collateral Agreement, hereby becomes a party to the U.S. Guarantee and Collateral Agreement as a Granting Party thereunder with the same force and effect as if originally named therein as a Guarantor, Grantor and Pledgor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor, Grantor and Pledgor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules                      to the U.S. Guarantee and Collateral Agreement, and such Schedules are hereby amended and modified to include such information. The Additional Granting Party hereby represents and warrants that each of the representations and warranties of such Additional Granting Party, in its capacities as a Guarantor, Grantor and Pledgor, contained in Section 4 of the U.S. Guarantee and Collateral Agreement is true and correct in all material respects on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.
          2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ANY CLAIM OR CONTROVERSY RELATING HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTING PARTY]

By:
Name:
Title:
Acknowledged and Agreed to as
of the date hereof by:
DEUTSCHE BANK AG, NEW YORK BRANCH
as U.S. Collateral Agent and U.S. Administrative Agent
By:
        Name:
        Title:

ANNEX 1-A
to
Assumption Agreement
Supplement to
Guarantee and Collateral Agreement
Schedule 1
Supplement to
Guarantee and Collateral Agreement
Schedule 2
Supplement to
Guarantee and Collateral Agreement
Schedule 3
Supplement to
Guarantee and Collateral Agreement
Schedule 4
Supplement to
Guarantee and Collateral Agreement
Schedule 5
Supplement to
Guarantee and Collateral Agreement
Schedule 6
Supplement to
Guarantee and Collateral Agreement
Schedule 7
Supplement to
Guarantee and Collateral Agreement

EXECUTION VERSION
EXHIBIT G-3
FORM OF CANADIAN SECURITY AGREEMENT
          CANADIAN SECURITY AGREEMENT, dated as of November 27, 2006, made by Rental Service Corporation of Canada Ltd., a corporation incorporated and existing under the laws of the Province of Alberta (together with its successors and assigns, the “Grantor”) in favour of Deutsche Bank AG, Canada Branch (“DBCB”), as Canadian collateral agent (in such capacity, the “Canadian Collateral Agent”) for the benefit of the banks and other financial institutions (collectively, the “Lenders”; individually, a “Lender”) from time to time parties to the Credit Agreement described below and the other Secured Parties (as defined below).
WITNESSETH:
          WHEREAS, pursuant to that certain Credit Agreement, dated as of the date hereof (as amended, amended and restated, waived, supplemented or otherwise modified from time to time, together with any agreement extending the maturity of, or restructuring, refunding, refinancing or increasing the Indebtedness under such agreement or successor agreements, the “Credit Agreement”), among RSC Holdings II, LLC (“Holdings”), RSC Holdings III, LLC (the “Parent Borrower”) and Rental Service Corporation (together with the Parent Borrower, and as further defined in the Credit Agreement, the “U.S. Borrowers”), the Grantor (together with any other entity that becomes a borrower pursuant to subsection 7.9(c) of the Credit Agreement, the “Canadian Borrowers”), Deutsche Bank AG, New York Branch, as administrative agent (in such capacity, the “U.S. Administrative Agent”) and as collateral agent (the “U.S. Collateral Agent”), DBCB as the Canadian administrative agent for the lenders (the “Canadian Administrative Agent”), the Canadian Collateral Agent, the Lenders and the other parties thereto, the Lenders have severally agreed to make extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein (the Lenders, each Issuing Lender, the Administrative Agents, the Collateral Agents and each other Agent are herein collectively referred to as the “Lender Creditors”);
          WHEREAS, each Canadian Borrower and/or one or more of their respective Subsidiaries or Affiliates may at any time and from time to time enter into one or more Interest Rate Protection Agreements or Permitted Hedging Arrangements with one or more Lenders or any affiliate thereof (each such Lender or affiliate, even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason, together with such Lender’s or affiliate’s successors and assigns, if any, collectively, the “Other Creditors” and, together with the Lender Creditors, the “Secured Parties”);
          WHEREAS, it is a condition to the obligation of the Lenders to make their respective extensions of credit to the Canadian Borrowers under the Credit Agreement that the Grantor shall execute and deliver this Agreement to the Canadian Collateral Agent for the benefit of the Secured Parties (as defined below);
CANADIAN SECURITY AGREEMENT

          NOW, THEREFORE, in consideration of the premises and to induce the Canadian Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Canadian Borrowers thereunder, the Grantor hereby agrees with the Canadian Collateral Agent, for the rateable benefit of the Secured Parties, as follows:
SECTION 1 DEFINED TERMS
          1.1 Definitions.
          (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms that are defined in the PPSA (as in effect on the date hereof) are used herein as so defined: Accounts, Chattel Paper, Documents of Title, Equipment, Fixtures, Goods, Instruments, Intangibles, Inventory, Money and Securities;
          (b) The following terms shall have the following meanings:
     “Accounts”: all accounts (as defined in the PPSA) of the Grantor, including, without limitation, all Accounts (as defined in the Credit Agreement) and Accounts Receivable of the Grantor, but in any event excluding all Accounts that have been sold or otherwise transferred (and not transferred back to the Grantor) in connection with a Special Purpose Financing.
     “Accounts Receivable”: any right to payment for goods sold or leased or for services rendered, which is not evidenced by an Instrument or Chattel Paper.
     “Agreement”: this Canadian Security Agreement, as the same may be amended, restated, supplemented, waived or otherwise modified from time to time.
     “Bankruptcy Case”: (i) Holdings or any of its Subsidiaries commencing any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, arrangement, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, receiver-manager, interim receiver, trustee, monitor, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Holdings or any of its Subsidiaries making a general assignment for the benefit of its creditors; or (ii) there being commenced against Holdings or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days.
     “Borrowers”: the U.S. Borrowers, the Canadian Borrowers and, from and after the date on which it executes and delivers to the U.S. Administrative Agent, a Borrower Joinder Agreement, Canadian Finco or any other entity that becomes a Borrower pursuant to subsection 7.9(c) of the Credit Agreement.
CANADIAN SECURITY AGREEMENT

     “Canadian Administrative Agent”: as defined in the recitals hereto.
     “Canadian Borrowers”: as defined in the recitals hereto.
     “Canadian Collateral Account Bank”: DBCB, an Affiliate thereof or another bank which at all times is a Lender as selected by the Grantor and consented to in writing by the Canadian Collateral Agent (such consent not to be unreasonably withheld or delayed).
     “Canadian Collateral Agent”: as defined in the Preamble hereto.
     “Canadian Collateral Proceeds Account”: shall mean a non-interest bearing cash collateral account established and maintained by the Grantor at an office of the Canadian Collateral Account Bank in the name, and in the sole dominion and control of, the Canadian Collateral Agent for the benefit of the Secured Parties.
     “Collateral”: as defined in Section 2; provided that, for purposes of subsection 5.5.7 and Section 7, “Collateral” shall have the meaning assigned to such term in the Credit Agreement.
     “Commitments”: the collective reference to (i) the Term Loan Commitments, (ii) the RCF Commitments and (iii) the obligation of the Issuing Lenders to issue Letters of Credit to the Borrowers pursuant to subsection 3.1 of the Credit Agreement.
     “Contracts”: all contracts, agreements, instruments and indentures in any form and portions thereof (except for contracts listed on Schedule 6 hereto), to which the Grantor is a party or under which the Grantor or any property of the Grantor is subject, as the same may from time to time be amended, supplemented, waived or otherwise modified, including, without limitation, (i) all rights of the Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of the Grantor to damages arising thereunder and (iii) all rights of the Grantor to perform and to exercise all remedies thereunder.
     “Copyright Licenses”: all written license agreements of the Grantor providing for the grant by or to the Grantor of any right under any copyright of the Grantor, other than agreements with any Person who is an Affiliate or a Subsidiary of the Parent Borrower or the Grantor, including, without limitation, any material license agreements listed on Schedule 5 hereto, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.
     “Copyrights”: all of the Grantor’s right, title and interest in and to all Canadian and foreign copyrights, whether or not the underlying works of authorship have been published or registered, all Canadian and foreign copyright registrations and copyright applications, including, without limitation, any copyright registrations and copyright applications listed on Schedule 5 hereto, and (i) all renewals thereof, (ii) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof and (iii) the right to sue or otherwise recover for past, present and future infringements and misappropriations thereof.
     “Credit Agreement”: has the meaning provided in the recitals hereto.
CANADIAN SECURITY AGREEMENT

     “Excluded Assets”: as defined in Section 2.2.
     “General Fund Account”: the general fund account of the Grantor established at the same office of the Canadian Collateral Account Bank as the Canadian Collateral Proceeds Account.
     “Grantor”: as defined in the Preamble hereto.
     “Holdings” has the meaning provided in the recitals hereto.
     “Industrial Design License”: all written agreements, now or hereafter in effect, granting to any third party that is not an Affiliate or a Subsidiary of the Parent Borrower any right to make, use or sell any Industrial Design, now or hereafter owned by the Grantor or that the Grantor otherwise has the right to license, is in existence, or granting to the Grantor any right to make, use or sell any Industrial Design, now or hereafter owned by any third party, is in existence, and all rights of the Grantor under any such agreement including, without limitation, the license agreements listed on Schedule 5 hereto, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.
     “Industrial Designs”: all of the following, now owned or hereafter acquired by the Grantor: (a) all industrial designs, design patents and other designs that the Grantor now or hereafter owns or uses, including but not limited to all industrial designs, design patents and other designs listed on Schedule 5 hereto and all renewals and extensions thereof, (b) all registrations and recordings thereof and all applications that have been or shall be made or filed Canada or any other country or political subdivision thereof and all records thereof and all reissues, extensions or renewals thereof, and (c) all common law and other rights in the above.
     “Instruments”: has the meaning specified in the PPSA, but excluding the Pledged Securities.
     “Intellectual Property”: the collective reference to the Grantor’s (i) Copyrights; (ii) Copyright Licenses; (iii) Patents; (iv) Patent Licenses; (v) Trade Secrets; (vi) Trade-marks; (vii) Trade-mark Licenses; (viii) Industrial Designs; (ix) Industrial Design Licenses; (x) computer software and programs (both source code and object code form), all proprietary rights in the computer software and programs and all documentation and other materials related to the computer software and programs; (xi) mask works, mask work registrations and applications for mask work registrations; (xii) trade names, business names, corporate names, domain names, website names and world wide web addresses, common law trade-marks, trade-mark registrations, trade mark applications, trade dress and logos, and the goodwill associated with any of the foregoing; and (xiii) any other intellectual property and industrial property.
     “Intercompany Note”: any promissory note in a principal amount in excess of $3,500,000 evidencing loans made by the Grantor to Holdings or any of its Subsidiaries.
     “Inventory”: all inventory (as defined in the PPSA) of the Grantor, including, without limitation, all Inventory (as defined in the Credit Agreement) of the Grantor.
CANADIAN SECURITY AGREEMENT

     “Investment Property”: the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the Uniform Commercial Code in effect in the State of New York on the date hereof and (ii) whether or not constituting “investment property” as so defined, all Pledged Securities.
     “Issuers”: the collective reference to the Persons identified on Schedule 2 as the issuers of Pledged Stock, together with any successors to such companies (including, without limitation, any successors contemplated by subsection 8.5 of the Credit Agreement).
     “Lender Creditors”: as defined in the recitals hereto.
     “Lenders”: as defined in the Preamble hereto.
     “Non-Lender Secured Parties”: any person who, at the time of entering into any Interest Rate Protection Agreement or Permitted Hedging Arrangement or Bank Products Agreement or Management Loan secured hereby, was a Lender or an affiliate of any Lender and their respective successors and assigns.
     “Obligations”: the collective reference to all obligations and liabilities of the Grantor in respect of (i) the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans, the Reimbursement Obligations, and all other obligations and liabilities of such Canadian Borrower to the Secured Parties, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the Loans, the Letters of Credit, the other Loan Documents (including without limitation all obligations, indebtedness and liabilities of the Grantor under any Canadian Guarantee Agreement) (all such obligations, liabilities and indebtedness under this clause (i), except to the extent consisting of obligations and indebtedness with respect to Interest Rate Protection Agreements or Permitted Hedging Arrangements, being herein collectively referred to as “Loan Document Obligations”); (ii) any Interest Rate Protection Agreement or Permitted Hedging Arrangement entered into with any Person who was at the time of entry into of such agreement a Lender or an affiliate of any Lender (all such obligations, liabilities and indebtedness under this clause (ii) being herein collectively called the “Other Obligations”), in each case whether on account of principal, interest, reimbursement obligations, amounts payable in connection with the provision of such cash management services or a termination of any transaction entered into pursuant to any such Interest Rate Protection Agreement or Permitted Hedging Arrangement, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees, expenses and disbursements of counsel to the Canadian Administrative Agent or any other Secured Party that are required to be paid by such Borrower pursuant to the terms of the Credit Agreement or any other Loan Document).
     “Other Creditors”: as defined in the recitals hereto.
     “Parent Borrower”: as defined in the recitals hereto.
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     “Patent Licenses”: all written license agreements of the Grantor providing for the grant by or to the Grantor of any right under any patent, patent applicable or patentable invention other than agreements with any Person who is an Affiliate or a Subsidiary of the Parent Borrower or the Grantor, including, without limitation, the material license agreements listed on Schedule 5 hereto, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.
     “Patents”: all of the Grantor’s right, title and interest in and to all Canadian and foreign patents, patent applications and patentable inventions and all reissues and extensions thereof, including, without limitation, all patents and patent applications identified in Schedule 5 hereto, and including, without limitation, (i) all inventions and improvements described and claimed therein, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights corresponding thereto and all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon, and all other rights of any kind whatsoever of the Grantor accruing thereunder or pertaining thereto.
     “Permitted Hedging Arrangement”: as defined in subsection 8.17 of the Credit Agreement.
     “Pledged Collateral”: the Pledged Securities now owned or at any time hereafter acquired by the Grantor, and any Proceeds thereof.
     “Pledged Notes”: all promissory notes issued to or held by the Grantor in a principal amount in excess of $3,500,000 (other than promissory notes issued in connection with an extension of trade credit by the Grantor in the ordinary course of business) and all Intercompany Notes at any time issued to, or held or owned by, the Grantor.
     “Pledged Securities”: the collective reference to the Pledged Notes and the Pledged Stock.
     “Pledged Stock”: the shares of Capital Stock listed on Schedule 2 as held by the Grantor, together with any other shares of Capital Stock required to be pledged by the Grantor pursuant to subsection 6.1(k) of the Credit Agreement, as well as any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, the Grantor while this Agreement is in effect.
     “PPSA”: the Personal Property Security Act (Alberta), including the regulations thereto, provided that, if perfection or the effect of perfection or non-perfection or the priority of any Lien created hereunder on the Collateral is governed by the personal property security legislation or other applicable legislation with respect to personal property security as in effect in a jurisdiction other than Ontario, “PPSA” means the Personal Property Security Act or such other applicable legislation as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
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     “Primary Obligations”: as defined in subsection 5.5.2.
     “Pro Rata Share”: as defined in subsection 5.5.2.
     “Proceeds”: all “proceeds” as such term is defined in the PPSA and, in any event, Proceeds of Pledged Securities shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.
     “Restrictive Agreements”: as defined in subsection 2.2(a).
     “Secondary Obligations”: as defined in subsection 5.5.2.
     “Secured Parties”: as defined in the recitals hereto.
     “Security Interest”: as defined in Section 2.2.
     “Specified Asset”: as defined in subsection 3.2 hereof.
     “Trade Secret Licenses”: all written license agreements of the Grantor providing for the grant by or to the Grantor of any right under any trade secrets, including, without limitation, know how, processes, formulae, compositions, designs, and confidential business and technical information, and all rights of any kind whatsoever accruing thereunder or pertaining thereto, other than agreements with any Person who is an Affiliate or a Subsidiary of the Parent Borrower or the Grantor, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.
     “Trade Secrets”: all of the Grantor’s right, title and interest in and to all Canadian trade secrets, including, without limitation, know-how, processes, formulae, compositions, designs, and confidential business and technical information, and all rights of any kind whatsoever accruing thereunder or pertaining thereto, including, without limitation, (i) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including, without limitation, payments under all licenses, non-disclosure agreements and memoranda of understanding entered into in connection therewith, and damages and payments for past or future misappropriations thereof, and (ii) the right to sue or otherwise recover for past, present or future misappropriations thereof.
     “Trade-mark Licenses”: all written license agreements of the Grantor providing for the grant by or to the Grantor of any right under any trade-marks, service marks, trade names, trade dress or other indicia of trade origin or business identifiers, and all rights of any kind whatsoever accruing thereunder or pertaining thereto, other than agreements with any Person who is an Affiliate or a Subsidiary of the Parent Borrower or the Grantor, including, without limitation, the material license agreements listed on Schedule 5 hereto, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.
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     “Trade-marks”: all of the Grantor’s right, title and interest in and to all Canadian and foreign Trade-marks, service marks, trade names, trade dress or other indicia of trade origin or business identifiers, Trade-mark and service mark registrations, and applications for Trade-mark or service mark registrations (except for “intent to use” applications for Trade-mark or service mark registrations filed) and any renewals thereof, including, without limitation, each registration and application identified in Schedule 5 hereto, and including, without limitation, (i) the right to sue or otherwise recover for any and all past, present and future infringements or dilutions thereof, (ii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof), and (iii) all other rights corresponding thereto and all other rights of any kind whatsoever of the Grantor accruing thereunder or pertaining thereto in Canada, together in each case with the goodwill of the business connected with the use of, and symbolized by, each such Trade-mark, service mark, trade name, trade dress or other indicia of trade origin or business identifiers.
     “ULC Shares”: shares in any unlimited company at any time owned or otherwise held by the Grantor.
     “U.S. Administrative Agent”: as defined in the recitals hereto.
     “U.S. Collateral Agent”: as defined in the recitals hereto.
            1.2 Other Definitional Provisions.
          (a) The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Annex references are to this Agreement unless otherwise specified.
          (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
          (c) Where the context requires, terms relating to the Collateral or Pledged Collateral, or any part thereof, when used in relation to the Grantor shall refer to the Collateral or Pledged Collateral or the relevant part thereof.
          (d) All references in this Agreement to any of the property described in the definition of the term “Collateral” or “Pledged Collateral”, or to any Proceeds thereof, shall be deemed to be references thereto only to the extent the same constitute Collateral or Pledged Collateral, respectively.
          (e) Any reference in any Loan Document to Liens permitted by the Credit Agreement and any right of the Grantor to create or suffer to exist Liens permitted by the Credit Agreement are not intended to and do not and will not subordinate the Security Interest granted hereunder to any such Lien or give priority to any Person over the Secured Parties.
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               SECTION 2 GRANT OF SECURITY INTEREST
            2.1 Grant.
          The Grantor hereby grants to the Canadian Collateral Agent for the rateable benefit of the Secured Parties a first priority security interest in, and mortgages, charges, assigns, hypothecates and pledges to the Canadian Collateral Agent for the rateable benefit of the Secured Parties, in each case, subject to existing licenses to use the Copyrights, Patents, Trade-marks, Industrial Designs and Trade Secrets granted by the Grantor in the ordinary course of business, all of the Collateral of the Grantor, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations of the Grantor, except as provided in subsection 2.2. The term “Collateral” means the following property (wherever located) now owned or at any time hereafter acquired by the Grantor or in which the Grantor now has or at any time in the future may acquire any right, title or interest, except as provided in subsection 2.2:
          (a) all present and after-acquired personal property;
          (b) all Accounts;
          (c) all Accounts Receivable;
          (d) all Money (including all cash);
          (e) all Cash Equivalents;
          (f) all Chattel Paper;
          (g) all Contracts;
          (h) all demand, time, savings, passbook or similar account maintained with a bank (collectively, the “Deposit Accounts”) (including DDAs);
          (i) all Documents of Title;
          (j) all Equipment;
          (k) all intangibles including all security interests, goodwill, choses in action, contracts, contract rights, licenses and other contractual benefits;
          (l) all Instruments;
          (m) all insurance proceeds;
          (n) all Intellectual Property;
          (o) all Inventory;
          (p) all Investment Property;
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          (q) all Letter of Credit Rights;
          (r) all Securities;
          (s) all Rental Fleet;
          (t) all Pledged Collateral;
          (u) all Vehicles (other than Rental Fleet);
          (v) all Fixtures;
          (w) all books and records pertaining to any of the foregoing;
          (x) the Collateral Proceeds Account;
          (y) all substitutions and replacements of and increases, additions and, where applicable, accessions to the property described in (a) through (x) inclusive; and
          (z) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.
            2.2 Certain Limited Exceptions.
          No security interest, mortgage, charge, assignment, hypothecation or pledge (collectively, “Security Interest”) is or will be granted pursuant hereto in any right, title or interest of the Grantor under or in (collectively, the “Excluded Assets”):
          (a) any Instruments, Contracts, Chattel Paper, Intangibles, Copyright Licenses, Patent Licenses, Trade-mark Licenses, Trade Secret Licenses, Industrial Design Licenses or other contracts or agreements with or issued by Persons other than Holdings, a Subsidiary of Holdings or an Affiliate thereof, (collectively, “Restrictive Agreements”) that would otherwise be included in the Collateral (and such Restrictive Agreements shall not be deemed to constitute a part of the Collateral) for so long as, and to the extent that, the granting of such a security interest pursuant hereto would result in a breach, default or termination of such Restrictive Agreements (in each case, except to the extent that, pursuant to the PPSA or other applicable law, the granting of security interests therein can be made without resulting in a breach, default or termination of such Restrictive Agreements). The security interest with respect to each Restrictive Agreement will constitute a trust in favour of the Canadian Collateral Agent, for the benefit of the Secured Parties, pursuant to which the Grantor holds as trustee all Proceeds arising under or in connection with the Restrictive Agreement in trust for the Canadian Collateral Agent, for the benefit of the Secured Parties, on the following basis: (i) subject to the Credit Agreement, until the security interest is enforceable, the Grantor is entitled to receive all such Proceeds; and (ii) whenever the security interest is enforceable, (A) all rights of the Grantor to receive such Proceeds cease and all such Proceeds will be immediately paid over to the Canadian Collateral Agent for the benefit of the Secured Parties, and (B) the Grantor will take all actions requested
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by the Canadian Collateral Agent to collect and enforce payment and other rights arising under the Restrictive Agreement;
          (b) any Equipment that would otherwise be included in the Collateral (and such Equipment shall not be deemed to constitute a part of the Collateral) if such Equipment is subject to a Lien permitted by subsection 8.3(h) of the Credit Agreement (but only for so long as such Liens are in place);
          (c) any property that would otherwise be included in the Collateral (and such property shall not be deemed to constitute a part of the Collateral) if such property has been sold or otherwise transferred in connection with a Sale and Leaseback Transaction permitted under subsection 8.11 of the Credit Agreement, or is subject to any Liens permitted under subsection 8.3(n) of the Credit Agreement. Notwithstanding the foregoing, the security interest of the Collateral Agent shall attach to any money, securities or other consideration received by the Grantor as consideration for the sale or other disposition of such property;
          (d) any Money, cash, cheques, other negotiable instrument, funds and other evidence of payment held in any Deposit Account of the Parent Borrower or any of its Subsidiaries (i) for the benefit of customers of the Grantor or any of its Subsidiaries in the ordinary course of business and (ii) in the nature of security deposit with respect to obligations for the benefit of the Parent Borrower or any of its Subsidiaries, which must be held for or returned to the applicable counterparty under applicable law or pursuant to Contractual Obligations;
          (e) any ULC Shares. If the Grantor acquires any ULC Shares, it shall immediately notify the Canadian Collateral Agent. Upon the request of the Canadian Collateral Agent, the Grantor shall execute and deliver all such agreements and deliver all such other documents, opinions and certificates (including without limitation share certificates evidencing such ULC Shares) as the Canadian Collateral Agent may reasonably require to receive a perfected, first ranking priority Security Interest in the ULC Shares, in each case, in form and substance reasonably acceptable to the Canadian Collateral Agent.
          (f) the Collateral shall not include the last day of the term of any lease or agreement therefor but upon the enforcement of the security interest granted hereby in the Collateral, the Grantor shall stand possessed of such last day in trust to assign the same to any person acquiring such term;
          (g) the term “Goods” when used in this Agreement shall not include “consumer goods” of the Grantor as that term is defined in the PPSA;
          (h) notwithstanding Section 2.1, the Grantor’s grant of security in Trade-marks (as defined in the Trade-marks Act (Canada)) under this Agreement shall be limited to a grant by the Grantor of a security interest in all of the Grantor’s right, title and interest in such Trade-marks;
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            2.3 Attachment.
          The Grantor and the Canadian Collateral Agent hereby acknowledge that (a) value has been given in respect of the security interests granted herein; (b) the Grantor has rights in the Collateral in which it has granted a security interest; and (c) this Agreement constitutes a security agreement as that term is defined in the PPSA.
            2.4 Deficiency.
          If the Collateral is realized upon and the security interest in the Collateral is not sufficient to satisfy all of the Obligations, the Grantor acknowledges and agrees that, subject to the provisions of the PPSA, the Grantor shall continue to be liable for any Obligations remaining outstanding and the Canadian Collateral Agent shall be entitled to pursue full payment thereof.
SECTION 3 REPRESENTATIONS AND WARRANTIES
          To induce the Canadian Collateral Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Canadian Borrowers thereunder, the Grantor hereby represents and warrants to the Canadian Collateral Agent and each other Secured Party that, in each case after giving effect to the Transaction:
            3.1 Title; No Other Liens.
          Except for the security interests granted to the Canadian Collateral Agent for the rateable benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement (including, without limitation, subsection 8.3 thereof), the Grantor owns each item of the Collateral free and clear of any and all Liens. Except as set forth on Schedule 3, no currently effective financing statement or other similar public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favour of the Canadian Collateral Agent for the rateable benefit of the Secured Parties pursuant to this Agreement or as are permitted by the Credit Agreement (including without limitation subsection 8.3 thereof) or any other Loan Document or for which financing change statements or discharges will be delivered on the Closing Date.
            3.2 Perfected First Priority Liens.
          (a) This Agreement is effective to create, as collateral security for the Obligations of the Grantor, valid and enforceable Liens on the Grantor’s Collateral in favour of the Canadian Collateral Agent for the benefit of the Secured Parties, except (i) with respect to all Intellectual Property that is an Excluded Asset, or (ii) as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditor’s rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.
          (b) Except with regard to (i) Liens (if any) on Specified Assets and (ii) any first ranking priority liens or deemed trusts created in favour of the Canadian federal, provincial or territorial government as required by law (if any), upon the completion of the Filings and, with
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respect to Instruments, Chattel Paper, Pledged Securities and Documents of Title upon the earlier of such Filing or the delivery to and continuing possession by the Canadian Collateral Agent of all Instruments, Chattel Paper, Pledged Securities and Documents of Title, a security interest in which is perfected by possession, the Liens created pursuant to this Agreement will constitute valid Liens on and (to the extent provided herein) perfected security interests in the Grantor’s Collateral in favour of the Canadian Collateral Agent for the benefit of the Secured Parties, and will be prior to all other Liens of all other Persons other than Permitted Liens, and enforceable as such as against all other Persons other than Ordinary Course Transferees, except to the extent that the recording of an assignment or other transfer of title to the Canadian Collateral Agent or the recording of other applicable documents, in each case, in the Canadian Intellectual Property Office may be necessary for perfection or enforceability, and except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) or by an implied covenant of good faith and fair dealing. As used in this subsection 3.2(b), the following terms shall have the following meanings:
     “Filings”: the filing, registration or recording of (i) the Financing Statements as set forth in Schedule 3, (ii) this Agreement or a notice thereof with respect to Intellectual Property as set forth in Schedule 3, and (iii) any filings after the Closing Date in any other jurisdiction as may be necessary under any Requirement of Law.
     “Financing Statements”: the financing statements delivered to the Canadian Collateral Agent by the Grantor on the Closing Date for filing in the jurisdictions listed in Schedule 3.
     “Ordinary Course Transferees”: (i) with respect to goods only, buyers in the ordinary course of business and lessees in the ordinary course of business, (ii) with respect to intangibles only, licensees in the ordinary course of business, and (iii) any other Person who is entitled to take free of the Lien.
     “Permitted Liens”: Liens permitted pursuant to the Credit Documents, including without limitation those permitted to exist pursuant to subsection 8.3 of the Credit Agreement.
     “Specified Assets”: the following property and assets of the Grantor:
(1)	Patents, Patent Licenses, Trade-marks, Trade-mark Licenses, Industrial Designs and Industrial Design Licenses to the extent that (a) Liens thereon cannot be perfected by the filing of financing statements under the PPSA or by the filing and acceptance thereof in the Canadian Intellectual Property Office (including Liens on such Patents, Patent Licenses, Trade-marks, Trade-mark Licenses, Industrial Designs and Industrial Design Licenses that are non-Canadian Patents, Patent Licenses, Trade-marks, Trade-mark Licenses, Industrial Designs or Industrial Design Licenses) or (b) such Patents, Patent Licenses, Trade-marks, Trade-mark Licenses, Industrial Designs and Industrial Design Licenses are not, individually
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or in the aggregate, material to the business of any Canadian Borrower and its Subsidiaries taken as a whole;

(2)	Copyrights and Copyright Licenses with respect thereto and Accounts or receivables arising therefrom to the extent that the PPSA is not applicable to the creation or perfection of Liens thereon;

(3)	Collateral for which the perfection of Liens thereon requires filings in or other actions under the laws of jurisdictions outside of Canada, any province or territory;

(4)	goods included in Collateral received by any Person from the Grantor for “sale or return” to the extent of claims of creditors of such Person;

(5)	Equipment constituting fixtures (other than any such Equipment subject to a Mortgage);

(6)	Proceeds of Accounts or Inventory which do not themselves constitute Collateral or which have not yet been transferred to or deposited in the Collateral Proceeds Account (if any) or to a Blocked Account; and

(7)	uncertificated securities to the extent a security interest is not perfected by the filing of a financing statement.
            3.3 Jurisdiction of Organization and Locations of Collateral.
          On the date hereof, the Grantor’s jurisdiction of incorporation or amalgamation, chief executive office, and the locations of its Collateral, are as specified on Schedule 4.
            3.4 Accounts Receivable.
          The amounts represented by the Grantor to the Canadian Administrative Agent or the other Secured Parties from time to time as owing by each account debtor or by all account debtors in respect of the Grantor’s Accounts Receivable constituting Collateral will at such time be the correct amount, in all material respects, actually owing by such account debtor or debtors thereunder, except to the extent that appropriate reserves therefor have been established on the books of the Grantor in accordance with GAAP. Unless otherwise indicated in writing to the Canadian Administrative Agent, each Account Receivable of the Grantor arises out of a bona fide sale and delivery of goods or rendition of services by the Grantor. The Grantor has not given any account debtor any deduction in respect of the amount due under any such Account, except in the ordinary course of business or as the Grantor may otherwise advise the Canadian Administrative Agent in writing.
            3.5 Patents, Trade-marks, Copyrights and Industrial Designs.
          Schedule 5 lists all material Trade-marks, material Copyrights, material Patents and material Industrial Designs, in each case registered in the Canadian Intellectual Property Office and owned by the Grantor in its own name as of the date hereof, and all material Trade-
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mark Licenses, all material Copyright Licenses, all material Patent Licenses and material Industrial Designs (including, without limitation, material Trade-mark Licenses for registered Trade-marks, all material Copyright Licenses for registered Copyrights, material Patent Licenses for registered Patents and material Industrial Design Licenses for registered Industrial Designs) owned by the Grantor in its own name as of the date hereof.
            3.6 All Shares Pledged.
          Except as provided in subsection 2.2, the shares of Pledged Stock pledged by the Grantor hereunder constitute in the case of shares of a Subsidiary, all the issued and outstanding shares of all classes of the Capital Stock of such Subsidiary owned by the Grantor as is specified on Schedule 2.
            3.7 Shares Duly and Validly Issued.
          All the shares of the Pledged Stock pledged by the Grantor hereunder have been duly and validly issued and are fully paid and non-assessable (or the equivalent, if any, under applicable foreign law).
            3.8 Grantor Beneficial Owner.
          The Grantor is the record and beneficial owner of, and has good title to, the Pledged Securities pledged by it hereunder, free of any and all Liens or options in favour of, or claims of, any other Person, except the security interest created by this Agreement and Liens arising by operation of law or expressly permitted by the Credit Agreement.
            3.9 Valid Interest.
          Upon the delivery to the Canadian Collateral Agent of the certificates evidencing the Pledged Securities held by the Grantor together with executed undated stock powers or other instruments of transfer, the security interest created in such Pledged Securities constituting certificated securities by this Agreement, assuming the continuing possession of such Pledged Securities by the Canadian Collateral Agent will constitute a valid, perfected first priority security interest in such Pledged Securities to the extent provided in and governed by the PPSA, enforceable in accordance with its terms against all creditors of the Grantor and any Persons purporting to purchase such Pledged Securities from the Grantor, except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.
          Upon the earlier of (x) (to the extent a security in uncertificated securities may be perfected by the filing of a financing statement) the filing of the financing statements listed on Schedule 3 hereto and (y) the obtaining and maintenance of control by the Canadian Collateral Agent (or its agents appointed for the purposes of perfection) of all Pledged Securities that constitute uncertificated securities, the security interest created by this Agreement in such Pledged Securities that constitute uncertificated securities, will constitute a valid, perfected first priority security interest in such Pledged Securities constituting uncertificated securities,
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enforceable in accordance with its terms against all creditors of the Grantor and any persons purporting to purchase such Pledged Securities from the Grantor, except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.
SECTION 4 COVENANTS
          The Grantor covenants and agrees with the Canadian Collateral Agent and the other Secured Parties that, from and after the date of this Agreement until the earlier to occur of (i) the date upon which the Loans (including the face amount of all outstanding Bankers’ Acceptance Loans), any Reimbursement Obligations and all other Obligations then due and owing shall have been paid in full in cash, no Letter of Credit shall be outstanding (except for Letters of Credit that have been cash collateralized in a manner satisfactory to the Issuing Lender) and the Commitments shall have terminated or (ii) the date upon which all the Capital Stock of the Grantor shall have been sold or otherwise disposed of (to a Person other than Holdings, the Parent Borrower or a Subsidiary of either) as permitted under the terms of the Credit Agreement:
            4.1 Delivery of Instruments and Chattel Paper.
          If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, the Grantor shall (except as provided in the following sentence) be entitled to retain possession of all Collateral of the Grantor evidenced by any Instrument or Chattel Paper, and shall hold all such Collateral in trust for the Canadian Collateral Agent, for the rateable benefit of the Secured Parties. In the event that an Event of Default shall have occurred and be continuing, upon the request of the Canadian Collateral Agent, such Instrument or Chattel Paper (other than ordinary course rental contracts for Rental Fleet Vehicles) shall be promptly delivered to the Canadian Collateral Agent duly endorsed in a manner satisfactory to the Canadian Collateral Agent to be held as Collateral pursuant to this Agreement. The Grantor shall not permit any other Person to possess any such Collateral at any time other than in connection with any sale or other disposition of such Collateral in a transaction permitted by the Credit Agreement.
            4.2 Maintenance of Insurance.
          The Grantor will maintain with financially sound and reputable insurance companies insurance on all property material to the business of the Parent Borrower and its Subsidiaries, taken as a whole, in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies of similar size engaged in the same or a similar business; furnish to the Canadian Collateral Agent, upon written request, information in reasonable detail as to the insurance carried; and ensure that at all times the Canadian Collateral Agent and the other Secured Parties, shall be named as additional insureds with respect to liability policies and the Canadian Collateral Agent shall be names as loss payee with respect to the casualty insurance maintained by the Grantor with respect to the Collateral.
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            4.3 Payment of Obligations.
          The Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all material taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all material claims of any kind (including, without limitation, material claims for labour, materials and supplies) against or with respect to the Collateral, except that no such tax, assessment, charge or levy need be paid or satisfied if the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Grantor.
            4.4 Maintenance of Perfected Security Interest; Further Documentation.
          (a) The Grantor shall maintain the security interest created by this Agreement in the Collateral as a perfected security interest having at least the priority described in subsection 3.2 and shall defend such security interest against the claims and demands of all Persons whomsoever.
          (b) The Grantor will furnish to the Canadian Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Canadian Collateral Agent may reasonably request in writing, all in reasonable detail.
          (c) At any time and from time to time, upon the written request of the Canadian Collateral Agent, and at the sole expense of the Grantor, the Grantor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Canadian Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted by the Grantor, including, without limitation, the filing of any financing or financing change statements under the PPSA with respect to the security interests created hereby.
            4.5 Changes in Name, Jurisdiction of Organization, etc.
          The Grantor will not, except upon not less than 30 days’ prior written notice to the Canadian Collateral Agent, change its name or jurisdiction of organization (whether by amalgamation or otherwise) or chief executive office or move any of its Collateral to a new jurisdiction other than disclosed in Schedule 4; provided that, promptly after receiving a written request therefor from the Canadian Collateral Agent, the Grantor shall deliver to the Canadian Collateral Agent all additional financing statements or financing change statement and other documents reasonably requested by the Canadian Collateral Agent to maintain the validity, perfection and priority of the security interests as and to the extent provided for herein.
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            4.6 Notices.
          The Grantor will advise the Canadian Administrative Agent promptly, in reasonable detail, of:
          (a) any Lien (other than security interests created hereby or Liens expressly permitted under the Credit Agreement) on any of the Collateral which would materially adversely affect the ability of the Canadian Collateral Agent to exercise any of its remedies hereunder; and
          (b) the occurrence of any other event which would reasonably be expected to have a material adverse effect on the security interests created hereby.
            4.7 Pledged Stock.
          In the event the Grantor is an Issuer within the meaning of any Canadian Security Agreement, the Grantor agrees that (i) it will be bound by the terms of this Agreement (or such other Canadian Security Agreement, as applicable) relating to the Pledged Stock issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Canadian Collateral Agent promptly in writing of the occurrence of any of the events described in subsection 4.17 with respect to the Pledged Stock issued by it and (iii) the terms of subsections 5.3(c) and 5.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to subsection 5.3(c) or 5.7 with respect to the Pledged Stock issued by it.
            4.8 Accounts Receivable.
          (a) With respect to the Accounts Receivable constituting Collateral, other than in the ordinary course of business or as permitted by the Loan Documents, the Grantor will not (i) grant any extension of the time of payment of any of the Grantor’s Accounts Receivable, (ii) compromise or settle any such Account Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Account Receivable, (iv) allow any credit or discount whatsoever on any such Account Receivable or (v) amend, supplement or modify any Account Receivable unless such extensions, compromises, settlements, releases, credits or discounts would not reasonably be expected to materially adversely affect the value of the Accounts Receivable constituting Collateral taken as a whole.
          (b) The Grantor will deliver to the Canadian Collateral Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 10% of the aggregate amount of the then outstanding Accounts Receivable.
            4.9 Maintenance of Records.
          The Grantor will keep and maintain at its own cost and expense reasonably satisfactory and complete records of its Collateral, including, without limitation, a record of all payments received and all credits granted with respect to such Collateral, and shall mark such records to evidence this Agreement and the Liens and the security interests created hereby.
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            4.10 Acquisition of Intellectual Property.
          Within 90 days after the end of each calendar year, the Grantor will notify the Canadian Collateral Agent of any acquisition of (i) any registration of any material Copyright, Patent, Trade-mark or Industrial Design or (ii) any exclusive rights under a material Copyright License, Patent License, Trade-mark License or Industrial Design License constituting Collateral, and, except with respect to Intellectual Property that is an Excluded Asset, shall take such actions as may be reasonably requested by the Canadian Collateral Agent (but only to the extent such actions are within the Grantor’s control) to perfect the security interest granted to the Canadian Collateral Agent and the other Secured Parties therein, to the extent provided herein in respect of any Copyright, Patent, Trade-mark or Industrial Design constituting Collateral on the date hereof, by (x) the execution and delivery of a Confirmation of Security Interest in Intellectual Property in the form of Annex 1 hereto and the recordation thereof in the Canadian Intellectual Property Office and (y) the making of appropriate registrations of financing statements under the PPSA.
            4.11 Protection of Trade Secrets.
          The Grantor shall take all steps which it deems commercially reasonable to preserve and protect the secrecy of all material Trade Secrets of the Grantor.
            4.12 Grant of License to Use Intellectual Property.
          For the purpose of enabling the Canadian Collateral Agent to exercise rights and remedies under this Agreement at such time as the Canadian Collateral Agent shall be lawfully entitled to exercise such rights and remedies, the Grantor hereby grants to the Canadian Collateral Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Grantor) to use, license or sublicense any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by the Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Canadian Collateral Agent may be exercised, at the option of the Canadian Collateral Agent, upon the occurrence and during the continuation of an Event of Default, provided that any license, sublicense or other transaction entered into by the Canadian Collateral Agent in accordance herewith shall be binding upon the Grantor notwithstanding any subsequent cure of an Event of Default.
            4.13 Deposit Accounts; Etc.
          The Grantor shall take, or refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case maybe, so that no breach of subsection 4.16 of the Credit Agreement is caused by the failure to take such action or to refrain from taking such action by the Grantor or any of its Subsidiaries.
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            4.14 Protection of Trade-marks.
          The Grantor shall not, with respect to any Trade-marks that are material to the business of the Grantor, cease the use of any of such Trade-marks or fail to maintain the level of the quality of products sold and services rendered under any of such Trade-mark at a level at least substantially consistent with the quality of such products and services as of the date hereof, and the Grantor shall take all steps reasonably necessary to insure that licensees of such Trade-marks use such consistent standards of quality.
            4.15 Protection of Intellectual Property.
          Subject to the Credit Agreement, the Grantor shall not do any act or omit to do any act whereby any of the Intellectual Property which is material to the business of the Grantor may lapse, expire, or become abandoned, or unenforceable.
            4.16 Assignment of Letter of Credit Rights.
          In the case of any Letter-of-Credit Rights of the Grantor in any letter of credit exceeding $5,000,000 in value acquired following the Closing Date, the Grantor shall use its commercially reasonable efforts to promptly obtain the consent of the issuer thereof and any nominated person thereon to the assignment of the proceeds of the related letter of credit, pursuant to an agreement in form and substance reasonably satisfactory to the Canadian Administrative Agent.
            4.17 Additional Shares.
          If the Grantor shall, as a result of its ownership of its Pledged Stock, become entitled to receive or shall receive any stock certificate (including, without limitation, any stock certificate representing a stock or share dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), stock option or similar rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, the Grantor shall accept the same as the agent of the Canadian Collateral Agent and the other Secured Parties, hold the same in trust for the Canadian Collateral Agent and the other Secured Parties and deliver the same forthwith to the Canadian Collateral Agent (who will hold the same on behalf of the Secured Parties) in the exact form received, duly endorsed by the Grantor to the Canadian Collateral Agent, if required, together with an undated stock power covering such certificate duly executed in blank by the Grantor, to be held by the Canadian Collateral Agent, subject to the terms hereof, as additional collateral security for the Obligations (subject to subsection 2.2). Any sums paid upon or in respect of the Pledged Stock upon the liquidation or dissolution of any Issuer (except any liquidation or dissolution of any Subsidiary of the Parent Borrower in accordance with the Credit Agreement) shall be paid over to the Canadian Collateral Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Stock or any property shall be distributed upon or with respect to the Pledged Stock pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless
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otherwise subject to a perfected security interest in favour of the Canadian Collateral Agent, be delivered to the Canadian Collateral Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Stock shall be received by the Grantor, the Grantor shall, until such money or property is paid or delivered to the Canadian Collateral Agent, hold such money or property in trust for the Secured Parties, segregated from other funds of the Grantor, as additional collateral security for the Obligations.
            4.18 Maintenance of Pledged Stock.
          Without the prior written consent of the Canadian Collateral Agent, the Grantor will not (except as permitted by the Credit Agreement) (i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into, or granting the right to purchase or exchange for, any stock or other equity securities of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Securities or Proceeds thereof, (iii) create, incur or permit to exist any Lien or option in favour of, or any material adverse claim of any Person with respect to, any of the Pledged Securities or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or Liens arising by operation of law or (iv) enter into any agreement or undertaking restricting the right or ability of the Grantor or the Canadian Collateral Agent to sell, assign or transfer any of the Pledged Securities or Proceeds thereof.
            4.19 Pledged Notes.
          The Grantor shall, on the date of this Agreement, deliver to the Canadian Collateral Agent all Pledged Notes then held by the Grantor (excluding any Pledged Note the principal amount of which does not exceed $3,500,000), endorsed in blank or, at the request of the Canadian Collateral Agent, endorsed to the Canadian Collateral Agent. Furthermore, within ten Business Days after any Grantor obtains a Pledged Note with a principal amount in excess of $5,000,000, the Grantor shall cause such Pledged Note to be delivered to the Canadian Collateral Agent, endorsed in blank or, at the request of the Canadian Collateral Agent, endorsed to the Canadian Collateral Agent.
            4.20 Maintenance of Security Interest.
          The Grantor shall maintain the security interest created by this Agreement in the Grantor’s Pledged Collateral as a perfected security interest having at least the priority described in subsection 3.2 and shall defend such security interest against the claims and demands of all Persons whomsoever. At any time and from time to time, upon the written request of the Canadian Collateral Agent and at the sole expense of the Grantor, the Grantor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Canadian Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted by the Grantor.
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SECTION 5 REMEDIAL PROVISIONS
            5.1 Certain Matters Relating to Accounts.
          (a) At any time and from time to time after the occurrence and during the continuance of an Event of Default, the Canadian Collateral Agent shall have the right to make test verifications of the Accounts Receivable constituting Collateral in any reasonable manner and through any reasonable medium that it reasonably considers advisable, and the Grantor shall furnish all such assistance and information as the Canadian Collateral Agent may reasonably require in connection with such test verifications. At any time and from time to time after the occurrence and during the continuance of an Event of Default, upon the Canadian Collateral Agent’s reasonable request and at the expense of the Grantor, the Grantor shall cause independent public or chartered accountants or others reasonably satisfactory to the Canadian Collateral Agent to furnish to the Canadian Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts Receivable constituting Collateral.
          (b) The Canadian Collateral Agent hereby authorizes the Grantor to collect the Grantor’s Accounts Receivable constituting Collateral and the Canadian Collateral Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default specified in subsection 9(a) of the Credit Agreement. If required by the Canadian Collateral Agent at any time after the occurrence and during the continuance of an Event of Default specified in subsection 9(a) of the Credit Agreement, any Proceeds constituting payments or other cash proceeds of Accounts Receivables constituting Collateral, when collected by the Grantor, (i) shall be forthwith (and, in any event, within two Business Days of receipt by the Grantor) deposited in, or otherwise transferred by the Grantor to the Collateral Proceeds Account, subject to withdrawal by the Canadian Collateral Agent for the account of the Secured Parties only as provided in subsection 5.5, and (ii) until so turned over, shall be held by the Grantor in trust for the Canadian Collateral Agent and the other Secured Parties, segregated from other funds of the Grantor. All Proceeds constituting collections or other cash proceeds of Accounts Receivable constituting Collateral while held by the Canadian Collateral Account Bank (or by the Grantor in trust for the benefit of the Canadian Collateral Agent and the other Secured Parties) shall continue to be collateral security for all of the Obligations and shall not constitute payment thereof until applied as hereinafter provided. At any time when an Event of Default specified in subsection 9(a) of the Credit Agreement has occurred and is continuing, at the Canadian Collateral Agent’s election, each of the Canadian Administrative Agent and the Canadian Collateral Agent may apply all or any part of the funds on deposit in the Canadian Collateral Proceeds Account established by the Grantor to the payment of the Obligations of the Grantor then due and owing, such application to be made as set forth in subsection 5.5 hereof. So long as no Event of Default has occurred and is continuing, the funds on deposit in the Canadian Collateral Proceeds Account shall be remitted as provided in subsection 5.1(d) hereof.
          (c) At any time and from time to time after the occurrence and during the continuance of an Event of Default specified in subsection 9(a) of the Credit Agreement, at the Canadian Collateral Agent’s request, the Grantor shall deliver to the Canadian Collateral Agent copies or, if required by the Canadian Administrative Agent for the enforcement thereof or foreclosure thereon, originals of all documents held by the Grantor evidencing, and relating to,
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the agreements and transactions which gave rise to the Grantor’s Accounts Receivable constituting Collateral, including, without limitation, all statements relating to the Grantor’s Accounts Receivable constituting Collateral and all orders, invoices and shipping receipts.
          (d) So long as no Event of Default has occurred and is continuing, the Canadian Collateral Agent shall instruct the Canadian Collateral Account Bank to promptly remit any funds on deposit in the Grantor’s Canadian Collateral Proceeds Account to the Grantor’s General Fund Account. In the event that an Event of Default has occurred and is continuing, the Canadian Collateral Agent and the Grantors agree that the Canadian Collateral Agent, at its option, may require that each Collateral Proceeds Account and the General Fund Account of the Grantor be established at the Canadian Collateral Agent. The Grantor shall have the right, at any time and from time to time, to withdraw such of its funds from its General Fund Account, and to maintain such balances in its General Fund Account, as it shall deem to be necessary or desirable.
            5.2 Communications with Obligors; Grantors Remain Liable.
          (a) The Canadian Collateral Agent, in its own name or in the name of others, may at any time and from time to time after the occurrence and during the continuance of an Event of Default specified in subsection 9(a) of the Credit Agreement, communicate with obligors under the Accounts Receivable constituting Collateral and parties to the Contracts (in each case, to the extent constituting Collateral) to verify with them to the Canadian Collateral Agent’s satisfaction the existence, amount and terms of any Accounts Receivable constituting Collateral or Contracts.
          (b) Upon the request of the Canadian Collateral Agent at any time after the occurrence and during the continuance of an Event of Default specified in subsection 9(a) of the Credit Agreement, the Grantor shall notify obligors on the Grantor’s Accounts Receivable and parties to the Grantor’s Contracts (in each case, to the extent constituting Collateral) that such Accounts Receivable and such Contracts have been assigned to the Canadian Collateral Agent, for the rateable benefit of the Secured Parties, and that payments in respect thereof shall be made directly to the Canadian Collateral Agent.
          (c) Anything herein to the contrary notwithstanding, the Grantor shall remain liable under each of its Accounts Receivable to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. None of the Canadian Collateral Agent, the Canadian Administrative Agent or any other Secured Party shall have any obligation or liability under any Account Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Canadian Collateral Agent or any other Secured Party of any payment relating thereto, nor shall the Canadian Collateral Agent or any other Secured Party be obligated in any manner to perform any of the obligations of the Grantor under or pursuant to any Account Receivable (or any agreement giving rise thereto) to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.
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            5.3 Pledged Stock.
          (a) Unless an Event of Default shall have occurred and be continuing and the Canadian Collateral Agent shall have given notice to the Grantor of the Canadian Collateral Agent’s intent to exercise its corresponding rights pursuant to subsection 5.3(b), the Grantor shall be permitted to receive all cash dividends and distributions paid in respect of the Pledged Stock (subject to the last two sentences of subsection 4.17 of this Agreement) and all payments made in respect of the Pledged Notes, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate rights with respect to the Pledged Stock; provided, however, that no vote shall be cast or corporate right exercised or such other action taken (other than in connection with a transaction expressly permitted by the Credit Agreement) which, in the Canadian Collateral Agent’s reasonable judgment, would materially impair the Pledged Stock or the related rights or remedies of the Secured Parties or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.
          (b) If an Event of Default shall occur and be continuing and the Canadian Collateral Agent shall give notice of its intent to exercise such rights to the Grantor, (i) the Canadian Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Stock and make application thereof to the Obligations of the Grantor in such order as is provided in subsection 5.5, and (ii) any or all of the Pledged Stock shall be registered in the name of the Canadian Collateral Agent or its nominee, and the Canadian Collateral Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Stock at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by the Grantor or the Canadian Collateral Agent of any right, privilege or option pertaining to such Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Canadian Collateral Agent may reasonably determine), all without liability (other than for its gross negligence or wilful misconduct) except to account for property actually received by it, but the Canadian Collateral Agent shall have no duty to the Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing, provided that the Canadian Collateral Agent shall not exercise any voting or other consensual rights pertaining to the Pledged Stock in any way that would constitute an exercise of the remedies described in subsection 5.6 other than in accordance with subsection 5.6.
          (c) The Grantor hereby authorizes and instructs each Issuer or maker of any Pledged Securities pledged by the Grantor hereunder to (i) comply with any instruction received by it from the Canadian Collateral Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Grantor, and the Grantor agrees that each Issuer or maker shall be fully protected in so complying, and (ii) unless otherwise expressly
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permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Canadian Collateral Agent.
            5.4 Proceeds to be Turned Over To Canadian Collateral Agent.
          In addition to the rights of the Canadian Collateral Agent and the other Secured Parties specified in subsection 5.1 with respect to payments of Accounts Receivable constituting Collateral, if an Event of Default shall occur and be continuing, and the Canadian Collateral Agent shall have instructed the Grantor to do so, all Proceeds received by the Grantor consisting of cash, cheques and other Cash Equivalent items shall be held by the Grantor in trust for the Canadian Collateral Agent and the other Secured Parties hereto, or as applicable, segregated from other funds of the Grantor, and shall, forthwith upon receipt by the Grantor, be turned over to the Canadian Collateral Agent (or its agents appointed for purposes of perfection) in the exact form received by the Grantor (duly endorsed by the Grantor to the Canadian Collateral Agent if required). All Proceeds received by the Canadian Collateral Agent hereunder shall be held by the Canadian Collateral Agent in the relevant Canadian Collateral Proceeds Account maintained under its sole dominion and control. All Proceeds while held by the Canadian Collateral Agent in such Canadian Collateral Proceeds Account (or by the Grantor in trust for the Canadian Collateral Agent and the other Secured Parties) shall continue to be held as collateral security for all the Obligations of the Grantor and shall not constitute payment thereof until applied as provided in subsection 5.5.
            5.5 Application of Proceeds.
          5.5.1 It is agreed that if an Event of Default shall occur and be continuing, any and all Proceeds of the Collateral received by the Canadian Collateral Agent (whether from the Grantor or otherwise) shall be held by the Canadian Collateral Agent for the benefit of the Secured Parties as collateral security for the Obligations of the Grantor (whether matured or unmatured), and/or then or at any time thereafter may, in the sole discretion of the Canadian Collateral Agent, be applied by the Canadian Collateral Agent against the Obligations of the Grantor then due and owing as follows:
          (a) first, to the payment of all amounts owing the Canadian Collateral Agent for (i) any amounts advanced by the Canadian Collateral Agent in order to preserve the Collateral or preserve its security interest in the Collateral, (ii) in the event of the enforcement of any indebtedness, obligations, or liabilities of the Grantor, after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Canadian Collateral Agent of its rights hereunder, together with reasonable attorneys’ fees and court costs and (iii) all amounts paid to which the Canadian Collateral Agent has the right to reimbursement under subsection 8.5;
          (b) second, to the extent proceeds remain after the application pursuant to the preceding clause (a), to the payment of all amounts owing to any Agent pursuant to any of the Loan Documents in its capacity as such;
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          (c) third, to the extent proceeds remain after the application pursuant to the preceding clauses (a) and (b), an amount equal to the outstanding Primary Obligations shall be paid to the Secured Parties as provided in subsection 5.5.2 hereof, with each Secured Party receiving an amount equal to its outstanding Primary Obligations or, if the proceeds are insufficient to pay in full all such Primary Obligations, its Pro Rata Share of the amount remaining to be distributed;
          (d) fourth, to the extent proceeds remain after the application pursuant to the preceding clauses (a) through (c), an amount equal to the outstanding Secondary Obligations shall be paid to the Secured Parties as provided in subsection 5.5.2 hereof, with each Secured Party receiving an amount equal to its outstanding Secondary Obligations or, if the proceeds are insufficient to pay in full all such Secondary Obligations, its Pro Rata Share of the amount remaining to be distributed;
          (e) fifth, to the extent proceeds remain after the application pursuant to preceding clauses (a) through (d), inclusive, ratably to any then remaining unpaid Obligations; and
          (f) sixth, to the extent proceeds remain after the application pursuant to the preceding clauses (a) through (e), inclusive, and following the termination of this Agreement, to the Grantor or to whomever may be lawfully entitled to receive such surplus.
          5.5.2 For purposes of this Agreement, (i) “Pro Rata Share” shall mean, when calculating a Secured Party’s portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Party’s Primary Obligations or Secondary Obligations, as the case may be, and the denominator of which is the then outstanding amount of all Primary Obligations or Secondary Obligations, as the case may be, (ii) “Primary Obligations” shall mean (x) in the case of the Loan Document Obligations, all unpaid principal (or, face amount or Stated Amount, as applicable) of, premium, if any, fees and interest on, all Loans, all Reimbursement Obligations, the Letters of Credit and all fees and expenses due and owing pursuant to the Credit Agreement and (y) in the case of the Other Obligations, all amounts due under each Interest Rate Protection Agreement or Permitted Hedging Arrangement with an Other Creditor (other than indemnities, fees (including, without limitation, attorneys’ fees) and similar obligations and liabilities), and (iii) “Secondary Obligations” shall mean all Obligations other than Primary Obligations.
          5.5.3  Each of the Secured Parties, by their acceptance of the benefits hereof and of the other Security Documents, agrees and acknowledges that if the Lender Creditors receive a distribution on account of undrawn amounts with respect to Letters of Credit issued under the Credit Agreement (which shall only occur after all Loans and Reimbursement Obligations constituting Primary Obligations have been paid in full), such amounts shall be paid to the Canadian Administrative Agent under the Credit Agreement and held by it, for the equal and ratable benefit of the respective Lender Creditors, as cash security for the repayment of Obligations owing to the Lender Creditors as such. If any amounts are held as cash security pursuant to the immediately preceding sentence, then upon the termination of all outstanding Letters of Credit under the Credit Agreement constituting Primary Obligations and after the application of all such cash security to the repayment of all Obligations owing to the respective Lender Creditors after giving effect to the termination of all such Letters of Credit, if there
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remains any excess cash, such excess cash shall be returned by the Canadian Administrative Agent to the Canadian Collateral Agent for distribution in accordance with subsection 5.5.1 hereof.
          5.5.4 All payments required to be made hereunder shall be made (x) if to the Lender Creditors, to the Canadian Administrative Agent for the account of the Lender Creditors and (y) if to the Other Creditors, to the trustee, paying agent or other similar representative (each, a “Representative”) for the Other Creditors or, in the absence of such a Representative, directly to the Other Creditors.
          5.5.5 For purposes of applying payments received in accordance with this subsection 5.5.5, the Canadian Collateral Agent shall be entitled to rely upon (i) the Administrative Agents and (ii) the Representative or, in the absence of such a Representative, upon the Other Creditors for a determination (which the Administrative Agents, each Representative and the Other Creditors agree (or shall agree) to provide upon request of the Canadian Collateral Agent) of the outstanding Primary Obligations and Secondary Obligations owed to the Lender Creditors or the Other Creditors, as the case may be. Unless it has received written notice from a Lender Creditor or an Other Creditor to the contrary, the Administrative Agents and each Representative, in furnishing information pursuant to the preceding sentence, and the Canadian Collateral Agent, in acting hereunder, shall be entitled to assume that no Secondary Obligations are outstanding. Unless it has written notice from an Other Creditor to the contrary, the Canadian Collateral Agent, in acting hereunder, shall be entitled to assume that no Interest Rate Protection Agreements or Permitted Hedging Arrangements with an Other Creditor are in existence.
          5.5.6 The Grantor shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Obligations.
          5.5.7 To the extent any other Loan Document requires Proceeds of Collateral under such Loan Document to be applied in accordance with the provisions of this Agreement, the Canadian Collateral Agent or holder under such other Loan Document shall apply such Proceeds in accordance with this Section.
            5.6 PPSA and Other Remedies.
          (a) If an Event of Default shall occur and be continuing, the Canadian Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement, the Credit Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations to the extent permitted by applicable law, all rights and remedies of a secured party under the PPSA, any other applicable law and in equity. Without limiting the generality of the foregoing, and except to the extent restricted by applicable law, the Canadian Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances, enter onto any premises where Collateral consisting of tangible personal property may be located, forthwith collect, receive, appropriate and realize upon the Collateral, or any part
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thereof; and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Canadian Collateral Agent or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Canadian Collateral Agent or any other Secured Party shall have the right, except to the extent restricted by applicable law, upon any such sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Grantor, which right or equity is hereby waived and released. The Grantor further agrees, at the Canadian Collateral Agent’s request, to assemble the Collateral and make it available to the Canadian Collateral Agent at places which the Canadian Collateral Agent shall reasonably select, whether at the Grantor’s premises or elsewhere. The Canadian Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this subsection 5.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Canadian Collateral Agent and the other Secured Parties hereunder, including, without limitation, reasonable legal fees and disbursements, to the payment in whole or in part of the Obligations of the Grantor then due and owing, in the order of priority specified in subsection 5.5 above, and only after such application and after the payment by the Canadian Collateral Agent of any other amount required by any provision of law, need the Canadian Collateral Agent account for the surplus, if any, to the Grantor. To the extent permitted by applicable law, (i) the Grantor waives all claims, damages and demands it may acquire against the Canadian Collateral Agent or any other Secured Party arising out of the repossession, retention or sale of the Collateral, other than any such claims, damages and demands that may arise from the gross negligence or wilful misconduct of any of the Canadian Collateral Agent or such other Secured Party, and (ii) if any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.
          (b) The Canadian Collateral Agent may appoint, remove or reappoint by instrument in writing, any Person or Persons, whether an officer or officers or an employee or employees of the Grantor or not, to be an interim receiver, receiver or receivers (hereinafter called a “Receiver”, which term when used herein shall include a receiver and manager) of such Collateral (including any interest, income or profits therefrom). Any such Receiver shall act as agent for the Canadian Collateral Agent for the purposes of taking possession of the Collateral but otherwise and for all other purpose, be deemed the agent of the Grantor and not of the Canadian Collateral Agent. The Canadian Collateral Agent shall not be in any way responsible for any misconduct, negligence or non-feasance on the part of any such Receiver or its servants, agents or employees. The identity of the receiver, its replacement and its remuneration are within the sole and unfettered discretion of the Canadian Collateral Agent. Subject to the provisions of the instrument appointing it, any such Receiver shall (i) have such powers as have been granted to the Canadian Collateral Agent under this Section 5 and (ii) shall be entitled to exercise such powers at any time that such powers would otherwise be exercisable by the Canadian Collateral Agent under this Section 5, which powers shall include, but are not limited to, the power to take possession of the Collateral, to preserve the Collateral or its value, to carry on or concur in carrying on all or any part of the business of the Grantor and to sell, lease, license or otherwise dispose of or concur in selling, leasing, licensing or otherwise disposing of the
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Collateral. To facilitate the foregoing powers, any such Receiver may, to the exclusion of all others, including the Grantor, enter upon, use and occupy all premises owned or occupied by the Grantor wherein the Collateral may be situate, maintain the Collateral upon such premises, borrow money on a secured or unsecured basis and use the Collateral directly in carrying on the Grantor’s business or as security for loans or advances to enable the Receiver to carry on the Grantor’s business or otherwise, as such Receiver shall, in its reasonable discretion, determine. Except as may be otherwise directed by the Canadian Collateral Agent, all money received from time to time by such Receiver in carrying out his/her/its appointment shall be received in trust for and be paid over to the Canadian Collateral Agent and any surplus shall be applied in accordance with applicable law. Every such Receiver may, in the discretion of the Canadian Collateral Agent, be vested with, in addition to the rights set out herein, all or any of the rights and powers of the Canadian Administrative Agent, the Canadian Collateral Agent described in the Credit Agreement, the PPSA, and any other applicable laws.
            5.7 Registration Rights.
          (a) If the Canadian Collateral Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to subsection 5.6, and if in the reasonable opinion of the Canadian Collateral Agent it is necessary or reasonably advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of applicable securities legislation, the Grantor will use its reasonable best efforts to cause the Issuer thereof to (i) execute and deliver, and use its best efforts to cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the reasonable opinion of the Canadian Collateral Agent necessary or advisable to register such Pledged Stock, or that portion thereof to be sold, under the provisions of the applicable securities legislation, (ii) use its reasonable best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of not more than one year from the date of the first public offering of such Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the reasonable opinion of the Canadian Collateral Agent are necessary or advisable, all in conformity with the requirements of applicable securities legislation and the rules and regulations of any applicable securities commission or regulation applicable thereto. The Grantor agrees to use its reasonable best efforts to cause such Issuer to comply with the provisions of the securities laws of any and all provinces and territories that the Canadian Collateral Agent shall reasonably designate and to make available to its security holders, as soon as practicable, any statements (which need not be audited) that will satisfy the provisions of applicable securities legislation.
          (b) The Grantor recognizes that the Canadian Collateral Agent may be unable to effect a public sale of any or all such Pledged Stock, by reason of certain prohibitions contained in applicable securities legislation or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favourable than if such sale were a public sale and, notwithstanding such circumstances, to the extent permitted by applicable law, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The
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Canadian Collateral Agent shall not be under any obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under applicable securities legislation, even if such Issuer would agree to do so.
          (c) The Grantor agrees to use its reasonable best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of such Pledged Stock pursuant to this subsection 5.7 valid and binding and in compliance with any and all other applicable Requirements of Law. The Grantor further agrees that a breach of any of the covenants contained in this subsection 5.7 will cause irreparable injury to the Canadian Collateral Agent and the Lenders, that the Canadian Collateral Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this subsection 5.7 shall be specifically enforceable against the Grantor, and to the extent permitted by applicable law, the Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred or is continuing under the Credit Agreement.
            5.8 Waiver; Deficiency.
          The Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay in full, the Loans, Reimbursement Obligations constituting Obligations of the Grantor and, to the extent then due and owing, all other Obligations of the Grantor and the reasonable fees and disbursements of any legal counsel employed by the Canadian Collateral Agent or any other Secured Party to collect such deficiency.
SECTION 6 THE CANADIAN COLLATERAL AGENT
            6.1 Canadian Collateral Agent’s Appointment as Attorney-in-Fact, etc.
          (a) The Grantor hereby irrevocably constitutes and appoints the Canadian Collateral Agent or any authorized officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Grantor and in the name of the Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be reasonably necessary or desirable to accomplish the purposes of this Agreement to the extent permitted by applicable law, provided that the Canadian Collateral Agent agree not to exercise such power except upon the occurrence and during the continuance of any Event of Default. Without limiting the generality of the foregoing, at any time when an Event of Default has occurred and is continuing (in each case to the extent permitted by applicable law), (x) the Grantor hereby gives the Canadian Collateral Agent the power and right, on behalf of the Grantor, without notice or assent by the Grantor, to execute, in connection with any sale provided for in subsection 5.6 or 5.7, any endorsements, assessments or other instruments of conveyance or transfer with respect to the Grantor’s Pledged Collateral, and (y) the Grantor hereby gives the Canadian Collateral Agent the power and right, on behalf of the Grantor, without notice to or assent by the Grantor, to do any or all of the following:
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     (i) in the name of the Grantor or its own name, or otherwise, take possession of and endorse and collect any cheques, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account Receivable of the Grantor that constitutes Collateral or with respect to any other Collateral of the Grantor and file any claim or take any other action or institute any proceeding in any court of law or equity or otherwise deemed appropriate by the Canadian Collateral Agent for the purpose of collecting any and all such moneys due under any Account Receivable of the Grantor that constitutes Collateral or with respect to any other Collateral of the Grantor whenever payable;
     (ii) in the case of any Copyright, Patent, Trade-mark, or Industrial Design constituting Collateral of the Grantor, execute and deliver any and all agreements, instruments, documents and papers as the Canadian Collateral Agent may reasonably request to the Grantor to evidence the Canadian Collateral Agent’s and the Lenders’ security interest in such Copyright, Patent, Trade-mark or Industrial Design and the goodwill and intangibles of the Grantor relating thereto or represented thereby;
     (iii) pay or discharge taxes and Liens, other than Liens permitted under this Agreement or the other Loan Documents, levied or placed on the Collateral of the Grantor, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof; and
     (iv) (A) direct any party liable for any payment under any of the Collateral of the Grantor to make payment of any and all moneys due or to become due thereunder directly to the Canadian Collateral Agent or as the Canadian Collateral Agent shall direct; (B) ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral of the Grantor; (C) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral of the Grantor; (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral of the Grantor or any portion thereof and to enforce any other right in respect of any Collateral of the Grantor; (E) defend any suit, action or proceeding brought against the Grantor with respect to any Collateral of the Grantor; (F) settle, compromise or adjust any such suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Canadian Collateral Agent may deem appropriate; (G) subject to any existing reserved rights or licenses, license or sublicense, any Copyright, Patent, Trade-mark or Industrial Design constituting Collateral of the Grantor (along with the goodwill of the business to which any such Copyright, Patent, Trade-mark or Industrial Design pertains), for such term or terms, on such conditions, and in such manner, as the Canadian Administrative Agent shall in its sole discretion determine; and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral of the Grantor as fully and completely as though the Canadian Collateral Agent were the absolute owner thereof for all purposes, and do, at the Canadian Collateral Agent’s option and the Grantor’s expense, at any time, or from time to time, all acts and things which the Canadian Collateral Agent deems necessary to
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protect, preserve or realize upon the Collateral of the Grantor and the Canadian Collateral Agent’s and the other Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as the Grantor might do.
          (b) The reasonable expenses of the Canadian Collateral Agent incurred in connection with actions undertaken as provided in this subsection 6.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Loans that are RCF Loans under the Credit Agreement, from the date of payment by the Canadian Collateral Agent to the date reimbursed by the Grantor, shall be payable by the Grantor to the Canadian Collateral Agent on demand.
          (c) The Grantor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable as to the Grantor until this Agreement is terminated, and the security interests in the Collateral of the Grantor created hereby are released.
            6.2 Duty of Canadian Collateral Agent.
          The Canadian Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, shall be to deal with it in the same manner as the Canadian Collateral Agent deals with similar property for its own account. None of the Canadian Collateral Agent or any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Grantor or any other Person or, except as otherwise provided herein, to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Canadian Collateral Agent and the other Secured Parties hereunder are solely to protect the Canadian Collateral Agent’s and the other Secured Parties’ interests in the Collateral and shall not impose any duty upon the Canadian Collateral Agent or any other Secured Party to exercise any such powers. The Canadian Collateral Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Grantor for any act or failure to act hereunder, except as otherwise provided herein or for their own gross negligence or wilful misconduct.
            6.3 Financing Statements.
          Pursuant to any applicable law, the Grantor authorizes the Canadian Collateral Agent to file or record financing statements, financing change statements and other filing or recording documents or instruments with respect to the Grantor’s Collateral without the signature of the Grantor in such form and in such offices as the Canadian Collateral Agent reasonably determine appropriate to perfect the security interests of the Canadian Collateral Agent under this Agreement. The Grantor authorizes the Canadian Collateral Agent to use any collateral description determined by the Canadian Collateral Agent, including, without limitation, the collateral description “all personal property” or “all assets” in any such financing statements or financing change statements.
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            6.4 Authority of Canadian Collateral Agent.
          The Grantor acknowledges that the rights and responsibilities of the Canadian Collateral Agent under this Agreement with respect to any action taken by the Canadian Collateral Agent or the exercise or non-exercise by the Canadian Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement or any amendment, supplement or other modification of this Agreement shall, as between the Canadian Collateral Agent and the Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Canadian Collateral Agent and the Grantor, the Canadian Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and the Grantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.
            6.5 Right of Inspection.
          Upon reasonable written advance notice to the Grantor and as often as may reasonably be desired, or at any time and from time to time after the occurrence and during the continuation of an Event of Default, the Canadian Collateral Agent shall have reasonable access during normal business hours to all the books, correspondence and records of the Grantor, and the Canadian Collateral Agent and their respective representatives may examine the same, and to the extent reasonable take extracts therefrom and make photocopies thereof, and the Grantor agrees to render to the Canadian Collateral Agent at the Grantor’s reasonable cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. The Canadian Collateral Agent and their respective representatives shall also have the right, upon reasonable advance written notice to the Grantor subject to any lease restrictions, to enter during normal business hours into and upon any premises owned, leased or operated by the Grantor where any of the Grantor’s Inventory or Equipment is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.
SECTION 7 NON-LENDER SECURED PARTIES
            7.1 Rights to Collateral.
          (a) The Non-Lender Secured Parties shall not have any right whatsoever to do any of the following: (i) exercise any rights or remedies with respect to the Collateral (such term, as used in this Section 7, having the meaning assigned to it in the Credit Agreement), including, without limitation, the right to (A) enforce any Liens or sell or otherwise foreclose on any portion of the Collateral, (B) request any action, institute any proceedings, exercise any voting rights, give any instructions, make any election, notify account debtors or make collections with respect to all or any portion of the Collateral or (C) release the Grantor under this Agreement or release any Collateral from the Liens of any Security Document or consent to or otherwise approve any such release; (ii) demand, accept or obtain any Lien on any Collateral (except for Liens arising under, and subject to the terms of, this Agreement); (iii) vote in any Bankruptcy Case or similar proceeding in respect of Holdings or any of its Subsidiaries (any such proceeding, for purposes of this clause (a), a “Bankruptcy”) with respect to, or take any other actions concerning the Collateral; (iv) receive any proceeds from any sale, transfer or other
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disposition of any of the Collateral (except in accordance with this Agreement); (v) oppose any sale, transfer or other disposition of the Collateral; (vi) object to any debtor-in-possession financing in any Bankruptcy Case which is provided by one or more Lenders among others; (vii) object to the use of cash collateral in respect of the Collateral in any Bankruptcy; or (viii) seek, or object to the Lenders seeking on an equal and rateable basis, any adequate protection or relief from the automatic stay with respect to the Collateral in any Bankruptcy.
          (b) Each Non-Lender Secured Party, by its acceptance of the benefits of this Agreement and the other Security Documents, agrees that in exercising rights and remedies with respect to the Collateral, the Canadian Collateral Agent and the Lenders, with the consent of the Canadian Collateral Agent, may enforce the provisions of the Security Documents and exercise remedies thereunder and under any other Loan Documents (or refrain from enforcing rights and exercising remedies), all in such order and in such manner as they may determine in the exercise of their sole business judgment. Such exercise and enforcement shall include, without limitation, the rights to collect, sell, dispose of or otherwise realize upon all or any part of the Collateral, to incur expenses in connection with such collection, sale, disposition or other realization and to exercise all the rights and remedies of a secured lender under the PPSA of any applicable jurisdiction. The Non-Lender Secured Parties hereby agree by their acceptance of the benefits of this Agreement and the other Security Documents not to contest or otherwise challenge any such collection, sale, disposition or other realization of or upon all or any of the Collateral. Whether or not a Bankruptcy Case has been commenced, the Non-Lender Secured Parties shall be deemed to have consented to any sale or other disposition of any property, business or assets of Holdings or any of its Subsidiaries and the release of any or all of the Collateral from the Liens of any Security Document in connection therewith.
          (c) Notwithstanding any provision of this subsection 7.1, the Non-Lender Secured Parties shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleadings (A) in order to prevent any Person from seeking to foreclose on the Collateral or supersede the Non-Lender Secured Parties’ claim thereto or (B) in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Non-Lender Secured Parties.
          (d) Each Non-Lender Secured Party, by its acceptance of the benefit of this Agreement, agrees that the Canadian Collateral Agent and the Lenders may deal with the Collateral, including any exchange, taking or release of Collateral, may change or increase the amount of the Obligations, and may release the Grantor from its Obligations hereunder, all without any liability or obligation (except as may be otherwise expressly provided herein) to the Non-Lender Secured Parties.
            7.2 Appointment of Agent.
          Each Non-Lender Secured Party, by its acceptance of the benefits of this Agreement and the other Security Documents, shall be deemed irrevocably to make, constitute and appoint the Canadian Collateral Agent as agent under the Credit Agreement (and all officers, employees or agents designated by the Canadian Collateral Agent) as such Person’s true and lawful agent and attorney-in-fact, and in such capacity, the Canadian Collateral Agent shall have
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the right, with power of substitution for the Non-Lender Secured Parties and in each such Person’s name or otherwise, to effectuate any sale, transfer or other disposition of the Collateral. It is understood and agreed that the appointment of the Canadian Collateral Agent as the agent and attorney-in-fact of the Non-Lender Secured Parties for the purposes set forth herein is coupled with an interest and is irrevocable. It is understood and agreed that the Canadian Collateral Agent has appointed the Canadian Administrative Agent as its agent for purposes of perfecting certain of the security interests created hereunder and for otherwise carrying out certain of its obligations hereunder.
            7.3 Waiver of Claims.
          To the maximum extent permitted by law, each Non-Lender Secured Party waives any claim it might have against the Canadian Collateral Agent or the Lenders with respect to, or arising out of, any action or failure to act or any error of judgment, negligence, or mistake or oversight whatsoever on the part of the Canadian Collateral Agent or the Lenders or their respective directors, officers, employees or agents with respect to any exercise of rights or remedies under the Loan Documents or any transaction relating to the Collateral (including, without limitation, any such exercise described in subsection 7.1(b) above), except for any such action or failure to act which constitutes wilful misconduct or gross negligence of such Person. None of the Canadian Collateral Agent or any Lender or any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Holdings, any Subsidiary of Holdings, any Non-Lender Secured Party or any other Person or to take any other action or forbear from doing so whatsoever with regard to the Collateral or any part thereof, except for any such action or failure to act which constitutes wilful misconduct or gross negligence of such Person.
SECTION 8 MISCELLANEOUS
            8.1 Amendments in Writing.
          None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Grantor and the Canadian Collateral Agent, provided that (a) any provision of this Agreement imposing obligations on the Grantor may be waived by the Canadian Collateral Agent in a written instrument executed by the Canadian Collateral Agent and (b) notwithstanding anything to the contrary in subsection 11.1 of the Credit Agreement, no such waiver and no such amendment or modification shall amend, modify or waive the definition of “Secured Party” or subsection 5.5 if such waiver, amendment, or modification would adversely affect a Secured Party without the written consent of each such affected Secured Party.
            8.2 Notices.
          All notices, requests and demands to or upon the Canadian Collateral Agent or the Grantor hereunder shall be effected in the manner provided for in subsection 11.2 of the Credit Agreement; provided that any such notice, request or demand to or upon the Grantor shall be addressed to the Grantor at its notice address set forth on Schedule 1, unless and until the Grantor
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shall change such address by notice to the Canadian Collateral Agent and the Canadian Administrative Agent given in accordance with subsection 11.2 of the Credit Agreement.
            8.3 No Waiver by Course of Conduct; Cumulative Remedies.
          None of the Canadian Collateral Agent or any other Secured Party shall by any act (except by a written instrument pursuant to subsection 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Canadian Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Canadian Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Canadian Collateral Agent or such other Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
            8.4 Further Assurances.
          The Grantor will do all acts and things and execute and deliver, or cause to be executed and delivered, all agreements, documents and instruments that the Collateral Agent may require, including as a result of the coming into force of proposed legislation currently known as the Securities Transfer Act (Ontario) (and similar legislation in the Provinces of Alberta and British Columbia and other applicable jurisdictions), and take all further steps relating to the Collateral or any other property or assets of the Grantor that the Collateral Agent may require for (i) protecting the Collateral, (ii) perfecting the security interest, and (iii) exercising all powers, authorities and discretions conferred upon the Canadian Collateral Agent. After the security interest becomes enforceable, the Grantor will do all acts and things and execute and deliver all documents and instruments that the Collateral Agent may require for facilitating the sale or other disposition of the Collateral in connection with its realization.
            8.5 Enforcement Expenses.
          (a) The Grantor agrees to pay, and to save the Canadian Collateral Agent, the Canadian Administrative Agent and the other Secured Parties harmless from, (x) any and all liabilities, costs, losses and expenses of whatever kind with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement and (y) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement (collectively, the “indemnified liabilities”), in each case to the extent the Parent Borrower would be required to do so pursuant to subsection 11.5 of the Credit Agreement, and in any event excluding any taxes or other indemnified liabilities arising from
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gross negligence or wilful misconduct of the Canadian Collateral Agent or any other Secured Party.
          (b) The agreements in this subsection 8.5 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.
            8.6 Successors and Assigns.
          This Agreement shall be binding upon and shall enure to the benefit of the Grantor, the Canadian Collateral Agent and the Secured Parties and their respective successors and assigns; provided that the Grantor may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Canadian Collateral Agent.
            8.7 Counterparts.
          This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
            8.8 Severability.
          Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction; provided that, with respect to any Pledged Stock issued by a Subsidiary, all rights, powers and remedies provided in this Agreement may be exercised only to the extent that they do not violate any provision of any law, rule or regulation of any Governmental Authority applicable to any such Pledged Stock or affecting the legality, validity or enforceability of any of the provisions of this Agreement against the Grantor (such laws, rules or regulations, “Applicable Law”) and are intended to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any Applicable Law.
            8.9 Section Headings.
          The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
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            8.10 Integration.
          This Agreement and the other Loan Documents represent the entire agreement of the Grantor, the Canadian Collateral Agent and the other Secured Parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Grantor, the Canadian Collateral Agent or any other Secured Party relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.
            8.11 Governing Law.
          This agreement and the rights and obligations of the parties under this agreement shall be governed by, and construed and interpreted in accordance with, the law of the Province of Ontario and the federal laws of Canada applicable therein.
            8.12 Submission To Jurisdiction; Waivers.
          Each party hereto hereby irrevocably and unconditionally:
          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the Province of Ontario;
          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address referred to in subsection 8.2 or at such other address of which the Canadian Collateral Agent and the Canadian Administrative Agent (in the case of any other party hereto) or the Parent Borrower (in the case of the Canadian Collateral Agent and the Canadian Administrative Agent) shall have been notified pursuant thereto;
          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and
          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any consequential or punitive damages.
            8.13 Waiver Of Jury Trial.
          EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.
CANADIAN SECURITY AGREEMENT

            8.14 Releases.
          (a) At such time as the Loans (including the face amount of all outstanding Bankers’ Acceptance Loans), the Reimbursement Obligations and the other Obligations (other than any Obligations owing to a Non-Lender Secured Party in respect of the provision of cash management services) then due and owing, in each case, shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, all Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Canadian Collateral Agent and the Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantor. At the request and sole expense of the Grantor following any such termination, the Canadian Collateral Agent shall deliver to the Grantor any Collateral held by the Canadian Collateral Agent hereunder, and execute and deliver to the Grantor such documents (including without limitation, PPSA financing change statements and discharges) as the Grantor shall reasonably request to evidence such termination.
          (b) In connection with any sale or other disposition of Collateral permitted by the Credit Agreement (other than any sale or disposition to another Grantor), the Lien pursuant to this Agreement on such sold or disposed of Collateral shall be automatically released. In connection with the sale or other disposition of all of the Capital Stock of the Grantor (other than to Holdings, the Parent Borrower or a Subsidiary of either) or the sale or other disposition of Collateral (other than a sale or disposition to another Grantor) permitted under the Credit Agreement, the Canadian Collateral Agent shall, upon receipt from the Parent Borrower of a written request for the release of the Grantor from its Guarantee, if applicable, or the release of the Collateral subject to such sale or other disposition, identifying the Grantor or the relevant Collateral and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Parent Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents, execute and deliver to the Grantor (at the sole cost and expense of the Grantor and without representation or warranty of any kind) all releases or other documents (including without limitation, PPSA financing change statements or discharges) necessary or reasonably desirable for the release of such Guarantee or the Liens created hereby on such Collateral, as applicable, as the Grantor may reasonably request.
            8.15 Judgment Currency.
          (a) The obligations of the Grantor hereunder and under the other Loan Documents to make payments in Dollars or in Canadian Dollars, as the case may be (for the purposes of this Section 8.15, the “Obligation Currency”), shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Canadian Collateral Agent or a Lender of the full amount of the Obligation Currency expressed to be payable to the Canadian Collateral Agent or a Lender under this Agreement or the other Loan Documents. If, for the purpose of obtaining or enforcing judgment against the Grantor or any other Loan Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (for
CANADIAN SECURITY AGREEMENT

the purposes of this Section 8.15, such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made, at the rate of exchange prevailing, in each case, as of the date immediately preceding the day on which the judgment is given (for the purposes of this Section 8.15, such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”).
          (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Grantor covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.
          (c) For purposes of determining the prevailing rate of exchange, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.
            8.16 Attachment of Security Interest.
          The security interest created hereby is intended to attach, in respect of Collateral in which the Grantor has rights at the time this Agreement is signed by the Grantor and delivered to the Canadian Collateral Agent and, in respect of Collateral in which the Grantor subsequently acquires rights, at the time the Grantor subsequently acquires such rights. The Grantor acknowledges and confirms that the Canadian Collateral Agent and the Lenders have given value to the Grantors.
            8.17 Copy of Agreement; Verification Statement.
          The Grantor hereby acknowledges receipt of a signed copy of this Agreement and hereby waives the requirement to be provided with a copy of any verification statement issued in respect of a financing statement or financing change statement filed under the PPSA in connection with this Agreement to perfect the security interest created herein.
            8.18 Amalgamation.
          The Grantor acknowledges and agrees that, in the event it amalgamates with any other company or companies, it is the intention of the parties hereto that the term “Grantor” when used herein, shall apply to each of the amalgamating corporations and to the amalgamated corporation, such that the lien granted hereby:
          (a) shall extend to Collateral owned by each of the amalgamating corporations and the amalgamated corporations at the time of amalgamation and to any Collateral thereafter owned or acquired by the amalgamated corporation, and
          (b) shall secure all Obligations of each of the amalgamating corporations and the amalgamated corporations to the Canadian Collateral Agent and the Secured Parties at the time
CANADIAN SECURITY AGREEMENT

of amalgamation and all Obligations of the amalgamated corporation to the Canadian Collateral Agent and the Secured Parties thereafter arising. The Lien shall attach to all Collateral owned by each corporation amalgamating with the Grantor, and by the amalgamated corporation, at the time of the amalgamation, and shall attach to all Collateral thereafter owned or acquired by the amalgamated corporation when such becomes owned or is acquired.
          8.19 Language.The parties hereto confirm that it is their wish that this Agreement, as well as any other documents relating to this Agreement, including notices, schedules and authorizations, have been and shall be drawn up in the English language only. Les signataires conferment leur volonté que la présente convention, de méme que tous les documents s’y rattachant, y compris tout avis, annexe et autorisation, soient rédigés en anglais seulement.
[Remainder of page left blank intentionally; Signature page to follow.]
CANADIAN SECURITY AGREEMENT

IN WITNESS WHEREOF, the undersigned has caused this Security Agreement to be duly executed and delivered as of the date first above written.

RENTAL SERVICE CORPORATION OF CANADA LTD.
By:
Name:
Title:

CANADIAN SECURITY AGREEMENT

Acknowledged and Agreed to as
of the date hereof by:

DEUTSCHE BANK AG, CANADA
BRANCH, as Canadian Collateral Agent
By:
Name:
Title:
     CANADIAN SECURITY AGREEMENT

SCHEDULE 1
NOTICE ADDRESSES OF GRANTOR
2181 Premier Way #244, Sherwood Park, Alberta, Canada T8H 2V1
With a copy to each of:
RENTAL SERVICE CORPORATION
6929 East Greenway Parkway
Scottsdale, Arizona 85254
Attention: Kevin Loughlin, Vice President and Treasurer
Facsimile: (281) 647-5002
Telephone: (281) 647-2412
Ripplewood Holdings, L.L.C.
1 Rockefeller Plaza, 32nd Floor
New York, New York 10020
Attention: Christopher P. Minnetian, Esq.
Facsimile: (212) 218-2778
Telephone: (212) 582-6700
Oak Hill Capital Management, LLC
65 East 55th Street, 36th Floor
New York, New York 10022
Attention: John R. Monsky, Esq.
Facsimile: (212) 758-3572
Telephone: (212) 326-1590
Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
Attention: Paul D. Brusiloff, Esq.
Facsimile: (212) 521-7015
Telephone: (212) 909-6015
CANADIAN SECURITY AGREEMENT

SCHEDULE 2
PLEDGED SECURITIES
Pledged Stock:
Nil.
Pledged Notes:
Nil.
Canadian Security Agreement

SCHEDULE 3
PERFECTION MATTERS
Existing Security Interests
Rental Service Corporation of Canada Ltd.:

File No. and
Registration No./
Jurisdiction	Secured Party	Date of Registration	Collateral Description
Saskatchewan	Dynaventure Corp.	Registration Date: 30 Apr. 2004 Registration #: 120723394	1-ISDN BRI Line Cartridge (NT7B87GA93) 1 — ISDN Clockcartridge (NNTM8456DL9M) 1-MICS 6.1 Software Upgrade 1-Call Pilot 100 Voice Mail System (NTAB9916)

Saskatchewan	Telecom Leasing Canada (TLC) Limited	Registration Date: 07 Dec. 2000 Registration #: 115841226	Telecommunications Equipment Lease #8000203 Proceeds: Goods, Securities, Instruments, Documents of Title, Chattel Paper, Intangibles and Money

Alberta	Ikon Office Solutions, Inc.	Registration #: 04060935246 Registration Date: 09 June 2004	MRU05068 IR201OF Canon Digital Copier

Alberta	Ikon Office Solutions, Inc.	Registration #: 04060935261 Registration Date: 09 June 2004	MRU05067 IR201OF Canon Digital Copier

Alberta	De Lage Landen Financial Services Canada (CAD)	Registration Number: 06071810532 Registration Date: 18 July 2006	Commission — Residualized, Telecom

Alberta	IOS Financial Services	Registration #: 06101900998 Registration Date: 19 Oct. 2006	All goods which are photocopiers, photocopying machines and duplication devices, together with all replacements and substitutions thereof and all parts, accessories, accessions and attachments thereto and all proceeds which are accounts, goods, chattel paper, securities, documents of
Canadian Security Agreement

File No. and
Registration No./
Jurisdiction	Secured Party	Date of Registration	Collateral Description
title, instruments, money, intangibles, crops or insurance proceeds (Reference Lease No. 4312113015).

Alberta	Bobcat of Edmonton	Registration # 06112315764 Registration Date:	Bobcat 863 2003 (Motor Vehicle 515452274) for $25,132.39.
November 23, 2006

Alberta	Bobcat of Edmonton	Registration # 06112315228 Registration Date:	Bobcat S220 (Motor Vehicle 530712436) for $2,612.59.
November 23, 2006
PPSA Filings

Grantor	Province	Registration No.	Date of Registration
Rental Service Corporation of Canada Ltd.	British Columbia	Base Reg. #: 366806D Control #: B7699936	November 23, 2006

Rental Service Corporation of Canada Ltd.	Alberta	Registration #: 06112323065	November 23, 2006

Rental Service Corporation of Canada Ltd.	Saskatchewan	Registration #: 300107772	November 23, 2006

Rental Service Corporation of Canada Ltd.	Ontario	REGISTRATION NO. 20061123 1450 1590 5778 FILE NO. 630840933	November 23, 2006
Intellectual Property Filings
Canadian Security Agreement

SCHEDULE 4
LOCATIONS

Location of
Granting Party	Organization	Chief Executive Office
Rental Service Corporation of Canada	Alberta	244, 2181 Premier Way, Sherwood Park, AB T8H 2V1
Locations of Collateral

Address	City	State	Zip Code
4915 101st Avenue	Edmonton	AB	T6A-0L6

5518 50th Avenue	Bonnyville	AB	T9N-2K8

15730 118th Avenue	Edmonton	AB	T5V-1C4

275 MacAlpine Crescent	Fort McMurray	AB	T9H 4Y4

265 MacAlpine Crescent	Fort McMurray	AB	T9H 4Y4

244, 2181 Premier Way	Sherwood Park	AB	T8H 2V1

3639 8th Street SE	Calgary	AB	T2G 3A5

6734 — 65th Avenue	Red Deer	AB	T4P 1A5

3915 38th Street	Whitecourt	AB	T7S-1P1

2230-9th Avenue	Medicine Hat	AB	T1A 8E9

1405 33 Street N.	Lethbridge	AB	TAH 5H2

5114 62nd Street	Lloydminster	AB	T9V 2E4

6205 51st Avenue	Lloydminster	AB	T9V 2E4

275 Macalpine Crescent	Ft. McMurray	AB	T9H 4Y4

705 Laval Crescent	Kamloops	BC	V2C 5P2

1375 Vernon Drive	Vancouver	BC	V6A 3C4
Canadian Security Agreement

Address	City	State	Zip Code
1905 Merivale Road	Nepean	ON	K2G 1E7

47 Cardico Drive, Unit 2	Gormley	ON	L0H 1G0

396 McGregor Road, Unit A	Sarnia	ON	N7T 7H5

5888 Shawson Drive	Mississauga	ON	L4W 3W5

2921 Millar Avenue	Saskatoon	SK	S7K-6P6

235 McDonald St. North	Regina	SK	S4N-5W2

59 17th Street West	Prince Albert	SK	S6V-3X2

850 High Street	Moose Jaw	SK	S6H 1T9
Canadian Security Agreement

SCHEDULE 5
INTELLECTUAL PROPERTY

Trademark	App. No.	App. Date	Reg. No.	Reg. Date	Status
BRAND ON COMMAND	1300003	May 2, 2006			Pending-Formalized on May 03, 2006

RENTALEX	0412451	7/7/1977	TMA230212	September 8, 1978	Registered-Change of Title on 4/17/2001

RENTEX	0638662	8/29/1989	TMA395438	March 13, 1992	Registered-Change of Title on 4/17/2001

RSC	1283822	12/20/2005			Formalized 12/21/05

RSC AND DESIGN	11043072	1/18/2000	TMA549606	8/9/2001	Renewal Due 8/9/16

RSC AND DESIGN	11043071	1/18/2000	TMA559835	4/3/2002	Renewal Due 4/3/17

RSC EQUIPMENT RENTAL	1238456	11/24/2004			Allowed 12/21/05

RSC RENTAL SERVICE	104306	1/18/2000	TMA558532	2/26/2002	Renewal Due 2/26/17

RSC RENTAL SERVICE CORPOR-ATION	1043069	1/18/2000	TMA560422	4/19/2002	Renewal Due 4/19/17

RSC’S BRAND ON COMMAND	1300011	May 2, 2006			Pending-Formalized on May 03, 2006
Canadian Security Agreement

SCHEDULE 6
CONTRACTS
Nil.
Canadian Security Agreement

ANNEX 1
to
Canadian Security Agreement
FORM OF CONFIRMATION OF SECURITY INTEREST
IN INTELLECTUAL PROPERTY
WHEREAS:
Rental Service Corporation of Canada Ltd. (the “Debtor”), a corporation incorporated and existing under the laws of Alberta with offices at [address], is the owner of the [trade-marks/patents/copyrights/industrial designs] set forth in Exhibit A hereto, the registrations and applications for the [trade-marks/patents/copyrights/industrial designs] identified therein and the underlying goodwill associated with such [trade-marks/patents/copyrights/industrial designs] (collectively, the “[Trade-Marks/ Patents/Copyrights/Industrial Designs]”); and
Deutsche Bank AG, Canada Branch, as agent for certain lenders (the “Canadian Collateral Agent”), with offices at [address], has entered into an agreement with the Debtor, as reflected by a separate document entitled the “Security Agreement” dated as of the [●] day of November, 2006 by which the Debtor granted to the Canadian Collateral Agent, a security interest in certain property, including the [Trade-Marks/Patents/Copyrights/ Industrial Designs], in consideration of the provision of certain credit facilities to certain companies which are the wholly-owned subsidiaries of the Debtor;
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged and in accordance with the terms and obligations set forth in the Security Agreement, the Debtor confirms the grant to the Canadian Collateral Agent of a security interest in and to the [Trade-Marks/Patents/Copyrights/Industrial Designs].
DATED on this [●] day of [●], [●].

RENTAL SERVICE CORPORATION OF CANADA LTD.

Per:
Authorized Signing Officer
DATED on this [●] day of [●],[●], before me appeared and the person who signed this instrument, who acknowledged that [he/she] signed it as a free act on [his/her] behalf or on behalf of the corporation identified and referred to herein as the Debtor.

[Signature of Notary Public/Witness]
Canadian Security Agreement

EXHIBIT A
TRADE-MARKS/PATENTS/COPYRIGHTS/INDUSTRIAL DESIGNS
Canadian Security Agreement

EXECUTION VERSION
EXHIBIT H
FORM OF CLOSING CERTIFICATE
     I, the undersigned, [Secretary/Assistant Secretary] of [Name of Credit Agreement Party], a [corporation] [limited liability company] organized and existing under the laws of the [State of [                    ]] [Province of [                    ]] (the “Company”), [which corporation constitutes the general partner of                     , a                     [general] [limited] partnership (the “Partnership”),] [which corporation constitutes the managing member of ____ , a ________ limited liability company (the “Limited Liability Company”),] do hereby certify, solely in my capacity as an officer of the Company and not in my individual capacity, on behalf of the Company [, as the general partner of the Partnership] [, as the managing member of the Limited Liability Company], that:
     1. This Certificate is furnished pursuant to the Credit Agreement, dated as of November                     , 2006, among the Company, [RSC HOLDINGS II, LLC,] [RSC HOLDINGS III, LLC,] [RENTAL SERVICE CORPORATION,] [RENTAL SERVICE CORPORATION OF CANADA LTD.,] the various banks and other financial institutions from time to time parties thereto, DEUTSCHE BANK AG, NEW YORK BRANCH, as U.S. administrative agent and U.S. collateral agent, DEUTSCHE BANK AG, CANADA BRANCH, as Canadian administrative agent and Canadian collateral agent, and CITICORP NORTH AMERICA, INC., as syndication agent, (such Credit Agreement, as in effect on the date of this Certificate, being herein called the “Credit Agreement”). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.
     2. Attached hereto as Exhibit B is a complete and correct copy of the [Certificate of Incorporation of the Company] [Certificate of Partnership of the Partnership] [Certificate of Formation of the Limited Liability Company], as filed in the Office of the Secretary of State of the State of                     on                                          ,                      , together with all amendments thereto adopted through the date hereof.
     3. Attached hereto as Exhibit C is a [complete and correct copy of the By-Laws of the Company which were duly adopted and are in full force and effect on the date hereof] [certified copy of the [Partnership Agreement of the Partnership] [Limited Liability Company Agreement of the Limited Liability Company] together with all amendments thereto adopted through the date hereof.
     4. Attached hereto as Exhibit D is a complete and correct copy of resolutions which were duly adopted on                                         ,                      [by unanimous written consent of the Board of Directors of the Company], and said resolutions have not been rescinded, amended or modified. Except as attached hereto as Exhibit D, no resolutions have been adopted by the Board of Directors of the Company which directly deal with the execution, delivery or performance of any of the Loan Documents to which the Company[, as the general partner of the Partnership,] [, as the managing member of the Limited Liability Company,] is a party.
     The following persons are duly elected or appointed officers of the Company, and each holds the office of the Company set forth opposite their name. The signatures written opposite the name and title of each such officer are their genuine signatures:

Exhibit H

Name[1]	Office	Signature

     IN WITNESS WHEREOF, I have hereunto set my hand this                      day of                     ,                      .

[NAME OF CREDIT PARTY]
By:
Name:
	Title:	[Secretary/Assistant Secretary]

     I, the undersigned, [Chairman/Vice-Chairman/President/Vice-President] of the Company, do hereby certify, solely in my capacity as an officer of the Company and not in my individual capacity, on behalf of the Company[, as general partner of the Partnership,] [, as the managing member of the Limited Liability Company,] that:
     1. [Name of Person making above certifications] is the duly elected and qualified [Secretary/Assistant Secretary] of the Company and the signature above is [his] [her] genuine signature.
     2. The certifications made by [name of Person making above certifications] on behalf of the Company in Items 2, 3 and 4 above are true and correct.
     IN WITNESS WHEREOF, I have hereunto set my hand this                      day of                     ,                     .

[NAME OF CREDIT PARTY]
By:
Name:
Title:

[1]	Include name, office and signature of each officer who will sign any Credit Document on behalf of the Company[, as general partner of the Partnership] [, as the managing member of the Limited Liability Company], including the officer who will sign the certification at the end of this Certificate or related documentation.

EXECUTION VERSION
EXHIBIT I
FORM OF BORROWING CERTIFICATE
RSC HOLDINGS III, LLC
November                     ,2006
     Pursuant to subsection 6.1(m) of the Credit Agreement, dated as of November ________ , 2006 (the “Credit Agreement”; terms defined therein being used herein as therein defined), among RSC HOLDINGS II, LLC, a Delaware limited liability company (“Holdings”). RSC HOLDINGS III, LLC, a Delaware limited liability company (the “Parent Borrower”), RENTAL SERVICE CORPORATION, RENTAL SERVICE CORPORATION OF CANADA LTD., the several banks and other financial institutions from time to time parties thereto, DEUTSCHE BANK AG, NEW YORK BRANCH, as U.S. administrative agent and U.S. collateral agent, DEUTSCHE BANK AG, CANADA BRANCH, as Canadian administrative agent and Canadian collateral agent, and CITICORP NORTH AMERICA, INC., as syndication agent, each of the undersigned hereby certifies, on behalf of the Parent Borrower, that:
     1. The representations and warranties made by each Credit Agreement Party pursuant to the Credit Agreement or any other Loan Documents to which it is a party (other than, in the case of the initial Extension of Credit under the Credit Agreement only, the representation and warranty set forth in clause (a) of subsection 5.2), and each of the representations and warranties contained in any certificate furnished at any time by or on behalf of any Credit Agreement Party pursuant to the Credit Agreement or any other Loan Documents shall, except to the extent that they relate to a particular date, be true and correct in all material respects on and as of such date as if made on and as of such date; and
     2. No Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect to the Extensions of Credit to be made on the date hereof and/or the issuance of any Letters of Credit to be issued on the date hereof; provided that, with respect to the initial Extension of Credit hereunder, no Default or Event of Default resulting from the failure to provide any collateral of the type described in the proviso at the end of subsections 6.1(j)(i) or (ii) of the Credit Agreement shall constitute a Default or an Event of Default for the purposes of this clause 2.

     IN WITNESS WHEREOF, the undersigned have hereunto set our names as of the date first set forth above.

RSC HOLDINGS III, LLC

By:
Name:
Title:

By:
Name:
Title:

EXECUTION VERSION
EXHIBIT J
FORM OF
BORROWING BASE CERTIFICATE
                     , 200_
     As of the last Business Day of the Fiscal Period ending                             , 200__ (the “Determination Date”)
      I,                                          , the                                       of RSC HOLDINGS III, LLC, a Delaware limited liability company (the “Parent Borrower”), hereby certify to the Agents in my representative capacity on behalf of the Parent Borrower and the other Loan Parties and not in my individual capacity that, to the best of my knowledge and belief, with respect to that certain Credit Agreement dated as November [__], 2006, among RSC HOLDINGS II, LLC, the Parent Borrower, RENTAL SERVICE CORPORATION (“RSC”), RENTAL SERVICE CORPORATION OF CANADA LTD. (together with the Parent Borrower, RSC, and each entity that becomes a Borrower pursuant to subsection 7.9 of the Credit Agreement, the “Borrowers” and each, a “Borrower”), the several banks and financial institutions from time to time parties thereto, DEUTSCHE BANK AG, NEW YORK BRANCH, as U.S. administrative agent and U.S. collateral agent (the “U.S. Collateral Agent”), DEUTSCHE BANK AG, CANADA BRANCH, as Canadian administrative agent and Canadian collateral agent, and CITICORP NORTH AMERICA, INC., as syndication agent (including all annexes, exhibits and schedules thereto and as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms that are not defined herein have the meanings ascribed to such terms in the Credit Agreement).
     With reference to this Borrowing Base Certificate, the Parent Borrower hereby certifies that the statements and calculations of the Total Borrowing Base, the U.S. Borrowing Base and the Canadian Borrowing Base set forth collectively on Annex A hereto are true and correct as of the Determination Date and that such calculations have been made in accordance with the requirements of the Credit Agreement.
[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the undersigned has caused this Borrowing Base Certificate to be executed and delivered on the date first written above.

RSC HOLDINGS III, LLC, as Parent Borrower

By:

Name:

Title:

EXECUTION VERSION
EXHIBIT K
FORM OF BORROWER JOINDER AGREEMENT
_________, 200_
     THIS JOINDER IN CREDIT AGREEMENT (this “Joinder”) is executed as of [                      ], 20[__] by [Domestic Subsidiary] [Canadian Subsidiary] [Canadian Finco], a [                      ] [corporation] [other applicable entity] (the “Joining Party”), and delivered to DEUTSCHE BANK AG, NEW YORK BRANCH, as U.S. Administrative Agent (in such capacity, the “U.S. Administrative Agent”). Except as otherwise defined herein, terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.
W I T N E S S E T H:
     WHEREAS, RSC Holdings II, LLC (“Holdings”), RSC Holdings III, LLC (the “Parent Borrower”), Rental Service Corporation (“RSC”, and together with the Parent Borrower, the “U.S. Borrowers”), Rental Service Corporation of Canada Ltd. (the “Canadian Borrower”, and together with the U.S. Borrowers, the “Borrowers” and each, a “Borrower”), the lenders party thereto from time to time (the “Lenders”), the several banks and other financial institutions from time to time parties thereto, Deutsche Bank AG, New York Branch, as U.S. administrative agent and U.S. collateral agent for the Lenders hereunder (in such capacities, respectively, the “U.S. Administrative Agent” and the “U.S. Collateral Agent”), Deutsche Bank AG, Canada Branch, as Canadian administrative agent and Canadian collateral agent for the Lenders hereunder (in such capacities, respectively, the “Canadian Administrative Agent” and the “Canadian Collateral Agent”), Citicorp North America, Inc., as Syndication Agent, Bank of America, N.A., Lasalle Business Credit and Wachovia Capital Finance Corporation, as Co-Documentation Agents (as same may be amended or modified from time to time in accordance with the terms thereof, the “Credit Agreement”), providing for the making of revolving loans to the Borrowers, and the issuance of, and participation in, letters of credit for the account of the Borrowers as provided therein;
     WHEREAS, the Joining Party desires to become a Borrower;
     NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to the Joining Party, the receipt and sufficiency of which are hereby acknowledged, the Joining Party hereby makes the following representations and warranties to the Lenders and hereby covenants and agrees with each Lender as follows:
     NOW, THEREFORE, the Joining Party agrees as follows:

Exhibit K

          1. By this Joinder, the Joining Party becomes a [U.S. Borrower] [Canadian Borrower] [Borrower]1 for all purposes under the Credit Agreement pursuant to subsection 7.9 thereof, and hereby expressly [and jointly and severally (with each other [U.S.] [Canadian]Borrower)]2 assumes all obligations and liabilities of a [U.S. Borrower] [Canadian Borrower]thereunder. The Joining Party hereby further acknowledges, agrees and confirms that, by its execution and delivery of this Joinder, it shall further be fully bound by, and subject to, all of the covenants, terms, obligations (including, without limitation, all payment obligations) and conditions of the Credit Agreement which are applicable to it in its capacity as a Borrower as though originally party thereto as a Borrower. By its signature below, each of the Joining Party, the U.S. Collateral Agent, the Canadian Collateral Agent, the U.S. Administrative Agent, the Canadian Administrative Agent and (by their acceptance of the benefits hereof) each of the Secured Parties hereby agrees and consents to the Joining Party becoming bound by, and subject to, the terms and conditions of the Credit Agreement as provided herein and therein, and agrees and acknowledges that, from and after the Effective Date (as defined below), the Joining Party shall be afforded the benefits of the Credit Agreement, in accordance with the terms and conditions thereof as provided herein, in each case as fully and the same as if the Joining Party was originally party thereto as a Borrower. The Joining Party acknowledges and confirms that it has received a copy of the Credit Agreement, the other Loan Documents and all exhibits thereto and has reviewed and understands all of the terms and provisions thereof.
          2. The Joining Party, as of the date hereof, hereby:
     (a) makes to the Lenders each of the representations and warranties contained in Section 5 of the Credit Agreement applicable to a Credit Agreement Party; and
     (b) represents and warrants that no event has occurred and no condition exists that, upon the execution and delivery of this Joinder, would constitute a Default or an Event of Default.
          3. This Joinder shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and assigns, provided, however, the Joining Party may not assign any of its rights, obligations or interest hereunder or under any other Loan Document without the prior written consent of the Lenders or as otherwise permitted by the Loan Documents. THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. This Joinder may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Joinder shall prove to be

[1]	Use this alternative in the event this Joinder is executed and delivered by Canadian Finco.

[2]	Bracketed language to be included in any Borrower Joinder Agreement executed by a U.S. Borrower or Canadian Borrower, but not Canadian Finco.

Exhibit K

invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Joinder which shall remain binding on all parties hereto.
          4. From and after the execution and delivery hereof by the parties hereto, thisJoinder shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.
          5. This Joinder shall become effective on the date (the “Effective Date”) when each of the following conditions shall have been satisfied:
     (i) the Joining Party, each Credit Agreement Party, the U.S. Collateral Agent, the U.S. Administrative Agent, the Canadian Collateral Agent and the Canadian Administrative Agent shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the U.S. Administrative Agent;
     [(ii) the U.S. Collateral Agent, the U.S. Administrative Agent, the Canadian Collateral Agent and the Canadian Administrative Agent, as applicable, shall have received, to the extent required pursuant to subsection 7.9 of the Credit Agreement, from the Joining Party and its Wholly Owned Subsidiaries a counterpart of the U.S. Guarantee and Collateral Agreement and/or a Canadian Security Agreement and Canadian Guarantee Agreement, as applicable (or, in each case, a joinder agreement, in form and substance satisfactory to the U.S. Collateral Agent, the U.S. Administrative Agent, the Canadian Collateral Agent and the Canadian Administrative Agent), and such other additional security documents as the U.S. Administrative Agent or the Canadian Administrative Agent may require pursuant to subsection 7.9 of the Credit Agreement]3;
     [(ii)] [(iii)] the U.S. Collateral Agent, the U.S. Administrative Agent, the Canadian Collateral Agent and the Canadian Administrative Agent, as applicable, shall, to the extent reasonably requested, have received all other relevant documentation (including opinions of counsel, resolutions, officers’ certificates, [PPSAs and UCC financing statements]4) of the type described in Section 6 of the Credit Agreement as the Joining Party or its Subsidiaries would have had to deliver if it were a Credit Agreement Party on the Borrowing Date;] and
     [(iii)] [iv] the Borrowers shall have paid to the U.S. Administrative Agent, the Canadian Administrative Agent, as applicable, and the Lenders all fees, costs and expenses (including, without limitation, legal fees and expenses) payable to the U.S.

[3]	Clause (ii) is to be included in any Borrower Joinder Agreement executed by a U.S. Borrower or Canadian Borrower.

[4]	Insert in any Joinder other than the Joinder executed and delivered by Canadian Finco.

Exhibit K

     Administrative Agent, the Canadian Administrative Agent and the Lenders to the extent then due.
          6. By executing and delivering a copy hereof, each Credit Agreement Party hereby agrees that all Loans shall be guaranteed pursuant to the U.S. Guarantee and Collateral Agreement, the Canadian Guarantee and/or the Canadian Security Agreement, as applicable, in accordance with the terms and provisions thereof and shall be secured pursuant to the U.S. Security Documents and/or the Canadian Security Documents in accordance with the terms and provisions thereof.
* * *

          IN WITNESS WHEREOF, the Joining Party has caused this Joinder to be duly executed as of the date first above written.

[JOINING PARTY]
By:

Name:
Title:
Accepted and Agreed by:
RSC HOLDINGS II, LLC

By:
Name:
Title:

RSC HOLDINGS III, LLC

By:
Name:
Title:

RENTAL SERVICE CORPORATION

By:
Name:
Title:

RENTAL SERVICE CORPORATION OF CANADA LTD.

By:
Name:
Title:

Accepted and Acknowledged by:
DEUTSCHE BANK AG, NEW YORK BRANCH,
as U.S. Administrative Agent and U.S. Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

DEUTSCHE BANK AG, CANADA BRANCH, as Canadian Administrative Agent and Canadian Collateral Agent

By:
Name:
Title:

EXECUTION VERSION
EXHIBIT L
FORM OF INTERCOMPANY SUBORDINATION PROVISIONS
          Section 1.01. Subordination of Liabilities. [Name of Payor] (the “Payor”), for itself, its successors and assigns, covenants and agrees, and each holder of the Note to which this Annex ___ is attached (the “Note”) by its acceptance thereof likewise covenants and agrees, that the payment of the principal of, interest on, and all other amounts owing in respect of, the Note (the “Subordinated Indebtedness”) is hereby expressly subordinated, to the extent and in the manner set forth below, to the prior payment in full in cash of all amounts owing in respect of Senior Indebtedness (as defined in Section 1.07 of this Annex ___ ). The provisions of this Annex ___ shall constitute a continuing offer to all persons or other entities who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such holders are made obligees hereunder the same as if their names were written herein as such, and they and/or each of them may proceed to enforce such provisions.
          Section 1.02. Payor Not to Make Payments with Respect to Subordinated Indebtedness in Certain Circumstances. (a) Upon the maturity of any Senior Indebtedness (including interest thereon or fees or any other amounts owing in respect thereof), whether at stated maturity, by acceleration or otherwise, all Obligations (as defined in Section 1.07 of this Annex ___ ) owing in respect of the Senior Indebtedness shall first be paid in full in cash in accordance with the terms thereof, before any payment of any kind or character, whether in cash, property, securities or otherwise, is made on account of the Subordinated Indebtedness.
          (b) The Payor may not, directly or indirectly (and no person or other entity on behalf of the Payor may), make any payment of any Subordinated Indebtedness and may not acquire any Subordinated Indebtedness for cash or property until all Senior Indebtedness has been paid in full in cash if any Default (as defined in the Credit Agreement identified in Section 1.07 herein) or Event of Default (as defined in the Credit Agreement identified in Section 1.07 herein) under the Credit Agreement (as defined in Section 1.07 of this Annex ___ ) has occurred and is continuing or would result therefrom. Each holder of the Note hereby agrees that, so long as any such Default or Event of Default in respect of any issue of Senior Indebtedness has occurred and is continuing, it will not sue for, or otherwise take any action to enforce the Payor’s obligations to pay, amounts owing in respect of the Note. Each holder of the Note understands and agrees that to the extent that clause (a) of this Section 1.02 or this clause (b) prohibits the payment of any Subordinated Indebtedness, such unpaid amount shall not constitute a payment default under the Note and the holder of the Note may not sue for, or otherwise take action to enforce the Payor’s obligation to pay such amount, provided that such unpaid amount shall remain an obligation of the Payor to the holder of the Note pursuant to the terms of the Note. Notwithstanding the foregoing, so long as a Default or Event of Default has not occurred, Payor will be entitled to make (and any person or other entity on behalf of the Payor shall be entitled to make) and the holder of any Note will be entitled to receive scheduled payments of principal and interest under the Subordinated Indebtedness.
          (c) In the event that, notwithstanding the provisions of the preceding subsections (a) and (b) of this Section 1.02, the Payor (or any Person on behalf of the Payor)

Exhibit L

shall make (or the holder of the Note shall receive) any payment on account of the Subordinated Indebtedness at a time when payment is not permitted by said subsection (a) or (b), such payment shall be held by the holder of the Note, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness or their representative or the trustee under the indenture or other agreement pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear (including by giving effect to any intercreditor or subordination arrangements among such holders including, without limitation, the Intercreditor Agreement (as defined in the Credit Agreement (as defined below)), for application pro rata to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all amounts owing in respect of Senior Indebtedness in full in cash in accordance with the terms of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.
          Section 1.03. Subordination to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation or Reorganization of Payor. Upon any distribution of assets of the Payor upon dissolution, winding up, liquidation or reorganization of the Payor (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):
     (a) the holders of all Senior Indebtedness shall first be entitled to receive payment in full in cash of all amounts owing in respect of Senior Indebtedness in accordance with the terms thereof (including, without limitation, post-petition interest at the rate provided in the documentation with respect to the Senior Indebtedness, whether or not such post-petition interest is an allowed claim against the debtor in any bankruptcy or similar proceeding) before the holder of the Note is entitled to receive any payment of any kind or character on account of the Subordinated Indebtedness;
     (b) any payment or distributions of assets of the Payor of any kind or character, whether in cash, property or securities to which the holder of the Note would be entitled except for the provisions of this Annex ___ , shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture under which any instruments evidencing any such Senior Indebtedness may have been issued as their respective interests may appear (including by giving effect to any intercreditor or subordination arrangements among such holders), to the extent necessary to make payment in full in cash of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and
     (c) in the event that, notwithstanding the foregoing provisions of this Section 1.03, any payment or distribution of assets of the Payor of any kind or character, whether in cash, property or securities, shall be received by the holder of the Note on account of Subordinated Indebtedness before all amounts owing in respect of Senior Indebtedness is paid in full in cash in accordance with the terms thereof, such payment or distribution shall be received and held in trust for and shall be paid over to the holders of the Senior Indebtedness remaining unpaid or their representative or representatives, or to the trustee

Exhibit L

or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, as their respective interests may appear (including by giving effect to any intercreditor or subordination arrangements among such holders) for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full in cash in accordance with the terms thereof, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.
          Section 1.04. Subrogation. Subject to the prior payment in full in cash of all amounts owing in respect of Senior Indebtedness in accordance with the terms thereof, the holder of the Note shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Payor applicable to the Senior Indebtedness until all amounts owing on the Note shall be paid in full, and for the purpose of such subrogation no payments or distributions to the holders of the Senior Indebtedness by or on behalf of the Payor or by or on behalf of the holder of the Note by virtue of this Annex ___  which otherwise would have been made to the holder of the Note shall, as between the Payor, its creditors other than the holders of Senior Indebtedness, and the holder of the Note, be deemed to be payment by the Payor to or on account of the Senior Indebtedness, it being understood that the provisions of this Annex ___ are and are intended solely for the purpose of defining the relative rights of the holder of the Note, on the one hand, and the holders of the Senior Indebtedness, on the other hand.
          Section 1.05. Obligation of the Payor Unconditional. Nothing contained in this Annex ___ or in the Note is intended to or shall impair, as between the Payor and the holder of the Note, the obligation of the Payor, which is absolute and unconditional, to pay to the holder of the Note the principal of and interest on the Note as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holder of the Note and creditors of the Payor other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the holder of the Note from exercising all remedies otherwise permitted by applicable law upon an event of default under the Note, subject to the provisions of this Annex ___ and the rights, if any, under this Annex ___ of the holders of Senior Indebtedness in respect of cash, property, or securities of the Payor received upon the exercise of any such remedy. Upon any distribution of assets of the Payor referred to in this Annex ___ , the holder of the Note shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the holder of the Note, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Payor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Annex ___.
          Section 1.06. Subordination Rights Not Impaired by Acts or Omissions of Payor or Holders of Senior Indebtedness. No right of any present or future holders of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Payor or by any act or failure to act in good faith by any such holder, or by any noncompliance by the Payor with the terms and provisions of the Note, regardless of any knowledge thereof which any such holder may have or

Exhibit L

be otherwise charged with. The holders of the Senior Indebtedness may, without in any way affecting the obligations of the holder of the Note with respect hereto, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment of, change or extend the time of payment of, or renew, increase or otherwise alter, any Senior Indebtedness or amend, modify or supplement any agreement or instrument governing or evidencing such Senior Indebtedness or any other document referred to therein, or exercise or refrain from exercising any other of their rights under the Senior Indebtedness including, without limitation, the waiver of default thereunder and the release of any collateral securing such Senior Indebtedness, all without notice to or assent from the holder of the Note.
     Section 1.07. Senior Indebtedness. The term “Senior Indebtedness” shall mean all Obligations (as defined below) (i) of the Payor under, or in respect of, (x) the Credit Agreement (as amended, modified, supplemented, extended, restated, refinanced, replaced or refunded from time to time, the “Credit Agreement”), dated as of November ___ , 2006, by and among [the Payor,] [RSC HOLDINGS II, LLC,] [RSC HOLDINGS III, LLC,] [RENTAL SERVICE CORPORATION,] [RENTAL SERVICE CORPORATION OF CANADA LTD.,] the several banks and other financial institutions from time to time parties to thereto, DEUTSCHE BANK AG, NEW YORK BRANCH, as U.S. administrative agent and U.S. collateral agent, DEUTSCHE BANK AG, CANADA BRANCH, as Canadian administrative agent and Canadian collateral agent and CITICORP NORTH AMERICA, INC., as syndication agent, (y) the Second-Lien Credit Agreement, dated as of November ___ , 2006, by and among [the Payor,] [RSC HOLDINGS II, LLC,] [RSC HOLDINGS III, LLC,] [RENTAL SERVICES CORPORATION CANADA LTD.,] the general banks and other financial institutions from time to time party thereto, and DEUTSCHE BANK AG, NEW YORK BRANCH, as Administrative Agent (as amended, modified, supplemented, extended, restated, refinanced, replaced or refunded from time to time, the “Second-Lien Credit Agreement”) and (z) each other Loan Document (as defined in the Credit Agreement and the Second-Lien Credit Agreement) to which the Payor is a party, (ii) of the Payor under, or in respect of (including by reason of the U.S. [Subsidiaries Guaranty] [any Canadian Guarantee Agreement] (as defined in the Credit Agreement) and the [Subsidiaries Guaranty (as defined in the Second-Lien Credit Agreement)], to which the Payor is a party), any Interest Rate Protection Agreements or Permitted Hedging Arrangements (each as defined in the Credit Agreement). As used herein, the term “Obligation” shall mean any principal, interest, premium, penalties, fees, expenses, indemnities and other liabilities and obligations (including guaranties of the foregoing liabilities and obligations) payable under the documentation governing any Senior Indebtedness (including post-petition interest at the rate provided in the documentation with respect to such Senior Indebtedness, whether or not such interest is an allowed claim against the debtor in any bankruptcy or similar proceeding).

EXECUTION VERSION
EXHIBIT M
FORM OF ASSIGNMENT
AND
ACCEPTANCE AGREEMENT
     This Assignment and Acceptance Agreement (this “Assignment”), is dated as of the Effective Date set forth below and is entered into by and between [the] [each] Assignor identified in item [1][2] below ([the] [each, an] “Assignor”) and [the] [each] Assignee identified in item 2 below ([the] [each, an] “Assignee”). [It is understood and agreed that the rights and obligations of such [Assignees] [and Assignors] hereunder are several and not joint.] Capitalized terms used herein but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”). The Standard Terms and Conditions for Assignment and Acceptance Agreement set forth in Annex 1 hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.
     For an agreed consideration, [the] [each] Assignor hereby irrevocably sells and assigns to [the] [each] Assignee, and [the] [each] Assignee hereby irrevocably purchases and assumes from [the] [each] Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the U.S. Administrative Agent and the Canadian Administrative Agent as contemplated below, the interest in and to all of [the][each] Assignor’s rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto [including, without limitation, the CAM Allocation Agreement, dated as of November 27, 2006, by and among the Lenders, Deutsche Bank AG, New York Branch, as U.S. Administrative Agent and U.S. Collateral Agent and Deutsche Bank AG, Canada Branch, as Canadian Administrative Agent and Canadian Collateral Agent (as amended or modified from time to time, the “CAM Allocation Agreement”)]1 that represents the amount and percentage interest identified below of all of the [respective] Assignor’s outstanding rights and obligations under the respective Tranches identified below (including, to the extent included in any such Tranches, Letters of Credit and Swingline Loans) ([the] [each, an] “Assigned Interest”). [Each] [Such] sale and assignment is without recourse to [the] [any] Assignor and, except as expressly provided in this Assignment, without representation or warranty by [the] [any] Assignor.

[1. Assignor:

2. Assignee:	]

[1][3]. Credit Agreement:	Credit Agreement, dated as of November 27, 2006, among RSC HOLDINGS II, LLC, RSC HOLDINGS III, LLC, RENTAL SERVICE CORPORATION, RENTAL SERVICE

[1]	Include in Assignments to U.S. RC Lenders and Canadian RC Lenders only.

Exhibit M

CORPORATION OF CANADA LTD., each other borrower party thereto, the several banks and other financial institutions from time to time parties to this Agreement, DEUTSCHE BANK AG, NEW YORK BRANCH, as U.S. administrative agent and U.S. collateral agent (in such capacities, respectively, the “U.S. Administrative Agent” and the “U.S. Collateral Agent”). DEUTSCHE BANK AG, CANADA BRANCH, as Canadian administrative agent and Canadian collateral agent for the Lenders hereunder (in such capacities, respectively, the “Canadian Administrative Agent” and the “Canadian Collateral Agent”, and together with the U.S. Administrative Agent, the “Agents”) and CITICORP NORTH AMERICA, INC., as syndication agent.
[2.    Assigned Interest:2

Aggregate Amount
of
			Commitment/Loans	Amount of
			under Relevant	Commitment/Loans
		Tranche	Tranche for all	under Relevant
Assignor	Assignee	Assigned[3]	Lenders	Tranche Assigned
[Name of Assignor]	[Name of Assignee]

[Name of Assignor]	[Name of Assignee]

[2]	Insert this chart if this Form of Assignment and Acceptance Agreement is being used for assignments to funds managed by the same or related investment managers or for an assignment by multiple Assignors. Insert additional rows as needed.

[3]	For complex multi-tranche assignments a separate chart for each tranche should be used for ease of reference.

Exhibit M

[4. Assigned Interest:4

	Aggregate Amount of	Amount of
	Commitment/Loans under	Commitment/Loans under
Tranche Assigned	Relevant Tranche for all Lenders	Relevant Tranche Assigned
Initial Term Loans	$	$

Incremental Term Loans	$	$

U.S. RCF Commitment/U.S. RCF Loans	$	$

Canadian RCF Commitment/Canadian RCF Loans	$	$

Effective Date                                          ,                     .

Assignor[s] Information		Assignee[s] Information
Payment Instructions:		Payment Instructions:

	Reference:		Reference:

Notice Instructions:		Notice Instructions:

	Reference:		Reference:
The terms set forth in this Assignment are hereby agreed to:

[4]	Insert this chart if this Form of Assignment and Acceptance Agreement is being used by a single Assignor for an assignment to a single Assignee.

Exhibit M

ASSIGNOR	ASSIGNEE
[NAME OF ASSIGNOR]	[NAME OF ASSIGNEE][5]

By:	By:
Name:	Name:
Title:	Title:

[5]	Add additional signature blocks, as needed, if this Form of Assignment and Acceptance Agreement is being used by funds managed by the same or related investment managers.

Exhibit M

[Consented to and][6] Accepted:
DEUTSCHE BANK AG, NEW YORK BRANCH, as U.S. Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

[RSC HOLDINGS III, LLC

By:
Name:
Title:][7]

[6]	Consent of the U.S. Administrative Agent is not required for an assignment to a Lender or an affiliate of a Lender.

[7]	Insert only if (i) no Event of Default under subsection 9(a) or (f) of the Credit Agreement is then in existence or (ii) the assignment is not to a Lender, Affiliate of a Lender, or an Approved Fund; provided that unless an Event of Default under subsection 9(a) or (f) of the Credit Agreement is then in existence, insert if any Lender assigns all or a portion of its rights and obligations under the Credit Agreement to one of its affiliates in connection with or in contemplation of the sale or disposition of its interest in such affiliates.

ANNEX I
TO
EXHIBIT M
[NAME OF BORROWERS]
CREDIT AGREEMENT
STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT
AND ACCEPTANCE AGREEMENT
     1. Representations and Warranties.
     1.1. Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][its] Assigned Interest, (ii) [the][its] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document delivered pursuant thereto (other than this Assignment) or any collateral thereunder, (iii) the financial condition of RSC Holdings II, LLC, RSC Holdings III, LLC, Rental Service Corporation, Rental Service Corporation of Canada Ltd., any of their respective Subsidiaries or affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by RSC Holdings II, LLC, RSC Holdings III, LLC, Rental Service Corporation, Rental Service Corporation of Canada Ltd., any of their respective Subsidiaries or affiliates or any other Person of any of their respective obligations under any Loan Document.
     1.2. Assignee. The[Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in subsection 11.6 of the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement [and the CAM Allocation Agreement] 1 as a Lender [(or, in the case of the CAM Allocation Agreement, a CAM Exchange Lender)] 2, thereunder and, to the extent of [the][its] Assigned Interest, shall have the obligations of a Lender [(or, in the case of the CAM Allocation Agreement, a CAM Exchange Lender)] 3 thereunder, (iv) it has received and/or had the opportunity to review a copy of the Credit Agreement [and the CAM Allocation Agreement]4, together with copies of the most recent financial statements delivered pursuant to subsection 7.1 thereof, as applicable, and such other documents and information as it has in its sole discretion deemed appropriate to make its own credit analysis and decision to enter into this

[1]	Include in Assignments to U.S. RC Lenders and Canadian RC Lenders only.

[2]	Include in Assignments to U.S. RC Lenders and Canadian RC Lenders only.

[3]	Include in Assignments to U.S. RC Lenders and Canadian RC Lenders only.

[4]	Include in Assignments to U.S. RC Lenders and Canadian RC Lenders only.

Annex I
to Exhibit M

Assignment and to purchase the [its] Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on any Agent or any other Lender, and (v) if it is organized under the laws of a jurisdiction outside the United States or, in the case of assignments of Canadian RCF Commitments, Canada, attached to the Assignment is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; (c) agrees that (i) it will, independently and without reliance on the Agents, [the][each] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender; and (d) appoints and authorizes each of the Agents, the U.S Collateral Agent and the Canadian Collateral Agent to take such action as agent in their respective capacities on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents and any other instrument or document furnished pursuant hereto or thereto as are delegated to or otherwise conferred upon the Agents, the U.S. Collateral Agent or the Canadian Collateral Agent, as the case may be, by the terms thereof, together with such powers as are incidental thereto.
     2. Payment. From and after the Effective Date, the respective Agent shall make all payments in respect [the][each] Assigned Interest (including payments of principal, interest, fees, commissions and other amounts) to [the][each] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][each] Assignee for amounts which have accrued from and after the Effective Date.
     3. Effect of Assignment. Upon delivery of a fully executed original hereof to the U.S. Administrative Agent, as of the Effective Date, (i) [the][each] Assignee shall be a party to the Credit Agreement[, the CAM Allocation Agreement] 5 and, to the extent provided in this Assignment, have the rights and obligations of a Lender thereunder and under the other Loan Documents [and the CAM Allocation Agreement] and (ii) [the][each] Assignor shall, to the extent provided in this Assignment, relinquish its rights and be released from its obligations under the Credit Agreement, the other Loan Documents [and the CAM Allocation Agreement]. 6
     4. General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of the Assignment. THIS ASSIGNMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[5]	Include in Assignments to U.S. RC Lenders and Canadian RC Lenders only.

[6]	Include in Assignments to U.S. RC Lenders and Canadian RC Lenders only.

Annex I
to Exhibit M

* * *